FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-206705-15

PROSPECTUS

$626,865,000 (Approximate)

CD 2018-CD7 Mortgage Trust

(Central Index Key Number 0001746406)

Issuing Entity

Deutsche Mortgage & Asset Receiving Corporation

(Central Index Key Number 0001013454)

Depositor

Cantor Commercial Real Estate Lending, L.P.

 (Central Index Key Number 0001558761)

German American Capital Corporation

(Central Index Key Number 0001541294)

Starwood Mortgage Funding II LLC

 (Central Index Key Number 0001682523)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

 Sponsors and Mortgage Loan Sellers

CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-CD7

Deutsche Mortgage & Asset Receiving Corporation is offering certain classes of the CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-CD7 identified in the table below. The offered certificates (and the non-offered certificates identified under “Summary of Certificates”) will represent the ownership interests in the issuing entity, CD 2018-CD7 Mortgage Trust, a New York common law trust. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing in September 2018. The rated final distribution date for each class of offered certificates is the distribution date in August 2051.

Class	Initial Class Certificate Balance or Notional Amount(1)		Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)
Class A-1	$15,321,000		3.282%	Fixed	July 2023
Class A-2	$5,757,000		3.494%	Fixed	July 2023
Class A-SB	$32,486,000		4.213%	Fixed	March 2028
Class A-3	$200,000,000		4.013%	Fixed	July 2028
Class A-4	$248,645,000		4.279%	Fixed	July 2028
Class X-A	$562,295,000	(3)	0.842%	Variable(4)	August 2028
Class A-M	$60,086,000		4.510%	WAC Cap(5)	August 2028
Class B	$31,388,000		4.659%	WAC Cap(5)	August 2028
Class C	$33,182,000		5.012%	WAC(6)	August 2028

(Footnotes on table on page 3)

You should carefully consider the risk factors beginning on page 53 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, the depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Deutsche Mortgage & Asset Receiving Corporation will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., Citigroup Global Markets Inc., Drexel Hamilton, LLC and Academy Securities, Inc. will purchase the offered certificates from Deutsche Mortgage & Asset Receiving Corporation and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., and Citigroup Global Markets Inc. are acting as co-lead managers and joint bookrunners in the following manner: Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to approximately 50.5% of each class of offered certificates, Cantor Fitzgerald & Co. is acting as sole bookrunning manager with respect to approximately 27.6% of each class of offered certificates, and Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 21.9% of each class of offered certificates. Drexel Hamilton, LLC and Academy Securities, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about August 24, 2018. Deutsche Mortgage & Asset Receiving Corporation expects to receive from this offering approximately 107.120089302577% of the aggregate certificate balance of the offered certificates, plus accrued interest from August 1, 2018, before deducting expenses payable by the depositor.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Commercial Mortgage Pass-Through Certificates	$626,865,000	100%	$626,865,000	$78,044.69

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Calculated according to Rule 457(s) of the Securities Act of 1933.

Deutsche Bank Securities	Cantor Fitzgerald & Co.	Citigroup
Co-Lead Managers and Joint Bookrunners
Drexel Hamilton		Academy Securities

Co-Manager		Co-Manager

August 3, 2018

CD 2018-CD7 MORTGAGE TRUST

Commercial Mortgage Pass-Through Certificates, Series 2018-CD7

Washington
1 property
$32,700,000
4.6% of total
South Dakota
1 property
$2,810,000
0.4% of total
Illinois
5 properties
$10,700,000
1.5% of total
Tennessee
1 property
$6,200,000
0.9% of total
Indiana
1 property
$3,810,000
0.5% of total
Michigan
9 properties
$83,728,256
11.7% of total
Pennsylvania
2 properties
$41,600,000
5.8% of total
New York
20 properties
$97,260,000
13.6% of total
Ohio
1 property
$8,900,000
1.2% of total
Massachusetts
1 property
$20,000,000
2.8% of total
New Jersey
2 properties
$60,300,000
8.4% of total
Maryland
1 property
$9,210,000
1.3% of total
Virginia
2 properties
$75,500,000
10.5% of total
California
1 property
$10,975,655
1.5% of total
South Carolina
2 properties
$2,867,434
0.4% of total
North Carolina
2 properties
$9,742,469
1.4% of total
Georgia
3 properties
$18,860,476
2.6% of total
Arizona
3 properties
$15,730,000
2.2% of total
Texas
6 properties
$48,918,750
6.8% of total
Louisiana
1 property
$5,700,000
0.8% of total
Mississippi
1 property
$12,500,000
1.7% of total
Alabama
2 properties
$28,429,674
4.0% of total
Florida
4 properties
$111,000,000
15.5% of total
Mortgaged Properties by Property Type
Other 3.5%
Manufactured Housing 0.5%
Industrial 4.6%
Self Storage 5.7%
Office 26.1%
Hospitality 14.5%
Multifamily 22.6%
Retail 22.4%
>10.0% of Initial Pool Balance
> 5.0 – 10.0% of Initial Pool Balance
>1.0 – 5.0% of Initial Pool Balance
0.0 – 1.0% of Initial Pool Balance

Summary of Certificates

Class	Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(7)	Pass-Through Rate Description	Assumed Final Distribution Date(2)	Approx. Initial Pass-Through Rate	Weighted Average Life (Yrs.)(8)	Principal Window(8)
Offered Certificates
Class A-1	$15,321,000		30.000%	Fixed	July 2023	3.282%	2.93	1 – 59
Class A-2	$5,757,000		30.000%	Fixed	July 2023	3.494%	4.89	59 – 59
Class A-SB	$32,486,000		30.000%	Fixed	March 2028	4.213%	7.37	59 – 115
Class A-3	$200,000,000		30.000%	Fixed	July 2028	4.013%	9.78	115 – 119
Class A-4	$248,645,000		30.000%	Fixed	July 2028	4.279%	9.89	119 – 119
Class X-A	$562,295,000	(3)	N/A	Variable(4)	August 2028	0.842%	N/A	N/A
Class A-M	$60,086,000		21.625%	WAC Cap(5)	August 2028	4.510%	9.91	119 – 120
Class B	$31,388,000		17.250%	WAC Cap(5)	August 2028	4.659%	9.98	120 – 120
Class C	$33,182,000		12.625%	WAC(6)	August 2028	5.012%	9.98	120 – 120
Non-Offered Certificates(9)
Class X-B	$64,570,000	(3)	N/A	Variable(4)	August 2028	0.171%	N/A	N/A
Class X-D	$20,444,000	(3)	N/A	Variable(4)	August 2028	1.750%	N/A	N/A
Class D	$20,444,000		9.775%	WAC – 1.750%(10)	August 2028	3.262%	9.98	120 – 120
Class E-RR	$15,428,000		7.625%	WAC(6)	August 2028	5.012%	9.98	120 – 120
Class F-RR	$17,039,000		5.250%	WAC(6)	August 2028	5.012%	9.98	120 – 120
Class G-RR	$7,175,000		4.250%	WAC(6)	August 2028	5.012%	9.98	120 – 120
Class H-RR	$30,491,712		N/A	WAC(6)	August 2028	5.012%	9.98	120 – 120
Class R(11)	N/A		N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(3)	The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class B and Class C certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates. The Class X-A, Class X-B and Class X-D certificates (referred to as the “Class X certificates”) will not be entitled to distributions of principal. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(4)	Each class of Class X certificates will not be entitled to distributions of principal. Each class of Class X certificates will accrue interest on their respective notional amount and at their respective pass-through rate as described in “Description of the Certificates—Distributions—Pass-Through Rates”.

(5)	The pass-through rate for the Class A-M certificates will be a per annum rate equal to the lesser of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs and (ii) 4.510%. The pass-through rate for the Class B certificates will be a per annum rate equal to the lesser of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs and (ii) 4.659%.

(6)	The pass-through rates for the Class C, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates for any distribution date will equal a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs.

(7)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate.

(8)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayments dates of the mortgage loans.

(9)	The classes of certificates set forth in the table under “Non-Offered Certificates” are not offered by this prospectus. Any information in this prospectus concerning the non-offered certificates is presented solely to enhance your understanding of the offered certificates.

(10)	The pass-through rate for the Class D certificates for any distribution date will equal a per annum rate equal to (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, minus (ii) 1.750%, but in any case, not less than 0.000%.

(11)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date or rating. The Class R certificates will represent the residual interests in each Trust REMIC, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	12
Summary of Terms	21
Risk Factors	53
The Certificates May Not Be a Suitable Investment for You	53
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	53
Risks Related to Market Conditions and Other External Factors	53
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	53
Other Events May Affect the Value and Liquidity of Your Investment	53
Risks Relating to the Mortgage Loans	54
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	54
Risks of Commercial and Multifamily Lending Generally	54
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	56
Office Properties Have Special Risks	60
Multifamily Properties Have Special Risks	60
Retail Properties Have Special Risks	62
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers	63
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector	64
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants	64
Hospitality Properties Have Special Risks	65
Risks Relating to Affiliation with a Franchise or Hotel Management Company	66
Self-Storage Properties Have Special Risks	67
Industrial Properties Have Special Risks	68
Leased Fee Properties Have Special Risks	69
Manufactured Housing Properties Have Special Risks	69
Parking Properties Have Special Risks	70
Condominium Ownership May Limit Use and Improvements	71
Shared Interest Structures	72
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	72
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	73
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	74
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	75
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	76

Risks Related to Zoning Non-Compliance and Use Restrictions	78
Risks Relating to Inspections of Properties	79
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	79
Insurance May Not Be Available or Adequate	79
Terrorism Insurance May Not Be Available for All Mortgaged Properties	82
Risks Associated with Blanket Insurance Policies or Self-Insurance	83
Limited Information Causes Uncertainty	83
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	84
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	85
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us	85
Static Pool Data Would Not Be Indicative of the Performance of this Pool	86
Appraisals May Not Reflect Current or Future Market Value of Each Property	86
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	88
The Borrower’s Form of Entity May Cause Special Risks	88
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	90
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	91
Other Financings or Ability to Incur Other Indebtedness Entails Risk	92
Tenancies-in-Common May Hinder Recovery	93
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	93
Risks Associated with One Action Rules	94
State Law Limitations on Assignments of Leases and Rents May Entail Risks	94
Various Other Laws Could Affect the Exercise of Lender’s Rights	94
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	95
Risks Related to Ground Leases and Other Leasehold Interests	96
Increases in Real Estate Taxes May Reduce Available Funds	98
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	98
Risks Related to Conflicts of Interest	98
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	98
The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers	100
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	100
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	102
Potential Conflicts of Interest of the Operating Advisor	103
Potential Conflicts of Interest of the Asset Representations Reviewer	104
Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders	105

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	107
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan	108
Other Potential Conflicts of Interest May Affect Your Investment	108
Other Risks Relating to the Certificates	108
The Certificates Are Limited Obligations	108
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	109
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates	109
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	112
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	114
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	117
Risks Relating to Modifications of the Mortgage Loans	121
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	122
Risks Relating to Interest on Advances and Special Servicing Compensation	123
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	123
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	124
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	124
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	125
Description of the Mortgage Pool	126
General	126
Certain Calculations and Definitions	127
Definitions	128
Mortgage Pool Characteristics	136
Overview	136
Property Types	136
Mortgage Loan Concentrations	140
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	141
Geographic Concentrations	142
Mortgaged Properties With Limited Prior Operating History	143
Tenancies-in-Common	143
Condominium and Other Shared Interests	143
Fee & Leasehold Estates; Ground Leases	144
Environmental Considerations	144
Redevelopment, Renovation and Expansion	146
Assessment of Property Value and Condition	147
Litigation and Other Considerations	148
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	148
Loan Purpose	148
Default History, Bankruptcy Issues and Other Proceedings	148
Tenant Issues	151

Tenant Concentrations	151
Lease Expirations and Terminations	151
Purchase Options and Rights of First Refusal	154
Insurance Considerations	155
Use Restrictions	156
Appraised Value	157
Non-Recourse Carveout Limitations	159
Real Estate and Other Tax Considerations	160
Delinquency Information	161
Certain Terms of the Mortgage Loans	161
Amortization of Principal	161
Due Dates; Mortgage Rates; Calculations of Interest	161
Single Purpose Entity Covenants	161
Prepayment Protections and Certain Involuntary Prepayments	162
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	164
Defeasance; Collateral Substitution	165
Partial Releases	166
Escrows	170
Mortgaged Property Accounts	170
Florida Land Trusts	171
Exceptions to Underwriting Guidelines	171
Additional Indebtedness	172
General	172
Whole Loans	172
Mezzanine Indebtedness	172
Preferred Equity	175
Other Secured Indebtedness	175
Other Unsecured Indebtedness	175
The Whole Loans	175
General	175
The Serviced Pari Passu Whole Loans	180
Certain Rights of each Non-Controlling Holder	182
The Serviced AB Whole Loan	183
The Non-Serviced Pari Passu Whole Loans	192
The Non-Serviced Pari Passu-AB Whole Loans	194
Additional Information	197
Transaction Parties	198
The Sponsors and Mortgage Loan Sellers	198
Cantor Commercial Real Estate Lending, L.P.	198
German American Capital Corporation	206
Starwood Mortgage Funding II LLC	214
Citi Real Estate Funding Inc	220
The Depositor	229
The Issuing Entity	229
The Trustee and Certificate Administrator	230
The Master Servicer	232
The Special Servicers	235
Rialto Capital Advisors, LLC	235
KeyBank National Association	239
The MSC 2018-H3 Servicer	242
The Primary Servicer	246
Berkeley Point Capital LLC	246
Summary of the BPC Subservicing Agreement	248
The Operating Advisor and Asset Representations Reviewer	253
Credit Risk Retention	255
Qualifying CRE Loans	255
HRR Certificates	256
General	256
Retaining Third-Party Purchaser	256
Material Terms of the HRR Certificates	257
Hedging, Transfer and Financing Restrictions	257
Operating Advisor	258
Representations and Warranties	258
Description of the Certificates	260
General	260
Distributions	262
Method, Timing and Amount	262
Available Funds	262
Priority of Distributions	264
Pass-Through Rates	266
Interest Distribution Amount	268
Principal Distribution Amount	269
Certain Calculations with Respect to Individual Mortgage Loans	270
Application Priority of Mortgage Loan Collections or Whole Loan Collections	271
Allocation of Yield Maintenance Charges and Prepayment Premiums	273
Assumed Final Distribution Date; Rated Final Distribution Date	275
Prepayment Interest Shortfalls	275
Subordination; Allocation of Realized Losses	277

Reports to Certificateholders; Certain Available Information	278
Certificate Administrator Reports	278
Information Available Electronically	284
Voting Rights	288
Delivery, Form, Transfer and Denomination	289
Denomination	289
Book-Entry Registration	289
Definitive Certificates	292
Certificateholder Communication	292
Access to Certificateholders’ Names and Addresses	292
Requests to Communicate	292
List of Certificateholders	293
Description of the Mortgage Loan Purchase Agreements	293
General	293
Dispute Resolution Provisions	303
Asset Review Obligations	303
Pooling and Servicing Agreement	303
General	303
Assignment of the Mortgage Loans	304
Servicing Standard	305
Subservicing	306
Advances	307
P&I Advances	307
Servicing Advances	308
Nonrecoverable Advances	308
Recovery of Advances	309
Accounts	311
Withdrawals from the Collection Account	312
Servicing and Other Compensation and Payment of Expenses	315
General	315
Master Servicing Compensation	320
Special Servicing Compensation	321
Disclosable Special Servicer Fees	326
Certificate Administrator and Trustee Compensation	326
Operating Advisor Compensation	327
Asset Representations Reviewer Compensation	328
CREFC® Intellectual Property Royalty License Fee	328
Appraisal Reduction Amounts	329
Maintenance of Insurance	335
Modifications, Waivers and Amendments	338
Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions	342
Inspections	345
Collection of Operating Information	345
Special Servicing Transfer Event	346
Asset Status Report	348
Realization Upon Mortgage Loans	351
Sale of Defaulted Loans and REO Properties	353
The Directing Holder	355
General	355
Major Decisions	358
Asset Status Report	361
Replacement of Special Servicer	361
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	361
Servicing Override	363
Rights of Holders of Companion Loans	364
Limitation on Liability of Directing Holder	364
The Operating Advisor	365
General	365
Duties of Operating Advisor at All Times	366
Annual Report	367
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	369
Recommendation of the Replacement of the Special Servicer	369
Eligibility of Operating Advisor	369
Other Obligations of Operating Advisor	370
Delegation of Operating Advisor’s Duties	371
Termination of the Operating Advisor With Cause	371
Rights Upon Operating Advisor Termination Event	372
Waiver of Operating Advisor Termination Event	372
Termination of the Operating Advisor Without Cause	372
Resignation of the Operating Advisor	373
Operating Advisor Compensation	373

The Asset Representations Reviewer	373
Asset Review	373
Eligibility of Asset Representations Reviewer	378
Other Obligations of Asset Representations Reviewer	379
Delegation of Asset Representations Reviewer’s Duties	379
Assignment of Asset Representations Reviewer’s Rights and Obligations	379
Asset Representations Reviewer Termination Events	380
Rights Upon Asset Representations Reviewer Termination Event	381
Termination of the Asset Representations Reviewer Without Cause	381
Resignation of Asset Representations Reviewer	381
Asset Representations Reviewer Compensation	381
Replacement of Special Servicer Without Cause	382
Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	384
Termination of Servicer and Special Servicer for Cause	385
Servicer Termination Events	385
Rights Upon Servicer Termination Event	387
Waiver of Servicer Termination Event	389
Resignation of the Master Servicer and Special Servicer	389
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	389
Limitation on Liability; Indemnification	390
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	392
Dispute Resolution Provisions	393
Certificateholder’s Rights When a Repurchase Request is
Initially Delivered By a Certificateholder	393
Repurchase Request Delivered by a Party to the PSA	393
Resolution of a Repurchase Request	393
Mediation and Arbitration Provisions	396
Servicing of the Non-Serviced Mortgage Loans	398
General	398
Servicing of the Aventura Mall Mortgage Loan	400
Servicing of the Servicing Shift Mortgage Loans	401
Rating Agency Confirmations	401
Evidence as to Compliance	403
Limitation on Rights of Certificateholders to Institute a Proceeding	404
Termination; Retirement of Certificates	404
Amendment	406
Resignation and Removal of the Trustee and the Certificate Administrator	408
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	409
Certain Legal Aspects of Mortgage Loans	409
General	411
Types of Mortgage Instruments	411
Leases and Rents	411
Personalty	412
Foreclosure	412
General	412
Foreclosure Procedures Vary from State to State	412
Judicial Foreclosure	412
Equitable and Other Limitations on Enforceability of Certain Provisions	413
Nonjudicial Foreclosure/Power of Sale	413
Public Sale	413
Rights of Redemption	414
Anti-Deficiency Legislation	415
Leasehold Considerations	415
Cooperative Shares	416
Bankruptcy Laws	416
Environmental Considerations	421
General	421
Superlien Laws	421
CERCLA	422
Certain Other Federal and State Laws	422

Additional Considerations	423
Due-on-Sale and Due-on-Encumbrance Provisions	423
Subordinate Financing	423
Default Interest and Limitations on Prepayments	423
Applicability of Usury Laws	424
Americans with Disabilities Act	424
Servicemembers Civil Relief Act	424
Anti-Money Laundering, Economic Sanctions and Bribery	425
Potential Forfeiture of Assets	425
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	425
Pending Legal Proceedings Involving Transaction Parties	427
Use of Proceeds	428
Yield and Maturity Considerations	428
Yield Considerations	428
General	428
Rate and Timing of Principal Payments	428
Losses and Shortfalls	429
Certain Relevant Factors Affecting Loan Payments and Defaults	430
Delay in Payment of Distributions	431
Yield on the Certificates with Notional Amounts	431
Weighted Average Life	431
Pre-Tax Yield to Maturity Tables	437
Material Federal Income Tax Considerations	439
General	439
Qualification as a REMIC	440
Status of Offered Certificates	442
Taxation of Regular Interests	442
General	442
Original Issue Discount	442
Acquisition Premium	444
Market Discount	445
Premium	445
Election To Treat All Interest Under the Constant Yield Method	446
Treatment of Losses	446
Yield Maintenance Charges and Prepayment Provisions	447
Sale or Exchange of Regular Interests	447
Taxes That May Be Imposed on a REMIC	448
Prohibited Transactions	448
Contributions to a REMIC After the Startup Day	448
Net Income from Foreclosure Property	448
Bipartisan Budget Act of 2015	449
Taxation of Certain Foreign Investors	449
FATCA	450
Backup Withholding	450
Information Reporting	451
3.8% Medicare Tax on “Net Investment Income”	451
Reporting Requirements	451
Certain State and Local Tax Considerations	451
Method of Distribution (Underwriter)	452
Incorporation of Certain Information by Reference	454
Where You Can Find More Information	454
Financial Information	454
Certain ERISA Considerations	455
General	455
Plan Asset Regulations	455
Administrative Exemption	456
Insurance Company General Accounts	458
Legal Investment	458
Legal Matters	459
Ratings	459
Index of Defined Terms	463

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS

ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT

ANNEX D-1	LOAN SELLER MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

ANNEX D-2	EXCEPTIONS TO CCRE MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

ANNEX D-3	EXCEPTIONS TO GACC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

ANNEX D-4	EXCEPTIONS TO SMF II MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

ANNEX D-5	EXCEPTIONS TO CREFI MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

ANNEX E	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

ANNEX F	KINSTON PORTFOLIO PRINCIPAL PAYMENT SCHEDULE

ANNEX G	FREDERICKSBURG PLACE PRINCIPAL PAYMENT SCHEDULE

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING HOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation.

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

●	unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

EUROPEAN ECONOMIC AREA

This PROSPECTUS is not a prospectus for the purposes of the Prospectus Directive (as defined below).

The CERTIFICATES are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Certificates or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Certificates or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Furthermore, this PROSPECTUS has been prepared on the basis that any offer of Certificates in the EEA will only be made to a legal entity which is a qualified investor under the Prospectus Directive. Accordingly, any person making or intending to make an offer in the EEA of the Certificates may only do so with respect to qualified investors. NONE OF THE Issuing entity, THE DEPOSITOR nor the UNDERWRITERS has authorized, nor do ANY of them authorize, the making of any offer of CERTIFICATES other than to qualified investors.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

each underwriter has represented, warranted and agreed that:

(a)	it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Certificates to any retail investor in the European Economic Area. For the purposes of this provision:

(i)	the expression “retail investor” means a person who is one (or more) of the following:

(A)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C)	not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”); and

(ii)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Certificates;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity or the Depositor; AND

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

The Issuing Entity may constitute a “collective investment scheme” as defined by Section 235 of the FSMA that is not a “recognized collective investment scheme” for the purposes of the FSMA and that has not been authorized, regulated or otherwise recognized or approved. As an unregulated scheme, the offered certificates cannot be marketed in the United Kingdom to the general public, except in accordance with the FSMA.

The distribution of this Prospectus (a) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments and qualify as investment professionals in accordance with Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”), or (iii) are persons falling within Article 49(2)(a) through (d) (high net worth companies, unincorporated associations, etc.) of the Financial Promotion Order (all such persons together being referred to as “FPO Persons”); and (b) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments and qualify as investment professionals in accordance with Article 14(5) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (the “Promotion of Collective Investment Schemes Exemptions Order”), or (iii) are persons falling within Article 22(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Promotion of Collective Investment Schemes Exemptions Order, or (iv) are persons to whom the Issuing Entity may lawfully be promoted in accordance with Chapter 4.12 of the U.K. Financial Conduct Authority’s Conduct of Business Sourcebook (all such persons together being referred to as “PCIS Persons” and, together with the FPO Persons, the “Relevant Persons”).

This Prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this Prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Any persons other than Relevant Persons should not act or rely on this Prospectus.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom financial services compensation scheme.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

Each UNDERWRITER has represented, warranted and agreed that: (1) It has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any OFFERED certificates (except for certificates which are a “structured product” as defined in the securities and futures ordinance (Cap. 571)(the “SFO”) of Hong Kong) Other than (A) to “Professional Investors” as defined in the SFO and any rules OR REGULATIONS made under the SFO; or (B) in other circumstances which do not result in the document being a “Prospectus” as defined in the companies (winding up and miscellaneous provisions) ordinance (CAP. 32)(The “C(WUMP)O”) of Hong Kong or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and (2) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the OFFERED certificates, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (Except if permitted to do so under the securities laws of Hong Kong) other than with respect to certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 UNDER THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER;

(3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUING ENTITY NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE CERTIFICATES MAY BE SOLD ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor	Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. The depositor’s principal offices are located at 60 Wall Street, New York, New York 10005, and its telephone number is (212) 250-2500. See “Transaction Parties—The Depositor”.

Issuing Entity	CD 2018-CD7 Mortgage Trust, a New York common law trust. The issuing entity will be established on the closing date pursuant to the pooling and servicing agreement that will be entered into between certain parties to this securitization transaction. See “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

●	Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership,

●	German American Capital Corporation, a Maryland corporation,

●	Starwood Mortgage Funding II LLC, a Delaware limited liability company, and

●	Citi Real Estate Funding Inc., a New York corporation.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The sponsors originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Cantor Commercial Real Estate Lending, L.P.(1)	8	$198,200,000	27.6%
German American Capital Corporation(2)(3)	11	189,876,033	26.5
Starwood Mortgage Funding II LLC(4)	13	172,436,256	24.0
Citi Real Estate Funding Inc.	10	156,930,424	21.9
Total	42	$717,442,712	100.0%

(1)	The Westside NYC Multifamily Portfolio mortgage loan (5.9%) is part of a whole loan that was co-originated by Cantor Commercial Real Estate Lending, L.P. (“CCRE”) and CPPIB Credit Investments II Inc.

(2)	10 mortgage loans (18.1%) were originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”), an affiliate of German American Capital Corporation (“GACC”).

(3)	The Aventura Mall mortgage loan (8.4%) is part of a whole loan that was co-originated by JPMCB, Wells Fargo Bank, National Association, DBNY and Morgan Stanley Bank, N.A. The Aventura Mall mortgage loan is held by DBNY and will be transferred by DBNY to GACC and by GACC to the issuing entity.

(4)	13 mortgage loans (24.0%) were originated by Starwood Mortgage Capital LLC (“SMC”), an affiliate of Starwood Mortgage Funding II LLC (“SMF II”).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	KeyBank National Association, a national banking association, will be the master servicer and will be responsible for the master servicing and administration of the serviced mortgage loans and any related serviced companion loans pursuant to the pooling and servicing agreement. The principal commercial mortgage master servicing offices of KeyBank National Association are located at 11501 Outlook Street, Suite #200, Overland Park, Kansas 66211. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Prior to the applicable servicing shift securitization date, the related servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, the related servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

Special Servicers	Rialto Capital Advisors, LLC, a Delaware limited liability company, is expected to act as special servicer with respect to the serviced mortgage loans (other than for the Westside NYC

Multifamily Portfolio mortgage loan and any excluded loan) and any related serviced companion loans. KeyBank National Association, a national banking association, is expected to act as special servicer with respect to the Westside NYC Multifamily Portfolio mortgage loan and any related serviced companion loan. Rialto Capital Advisors LLC and KeyBank National Association, in their capacities as special servicers, will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such serviced mortgage loans and any related serviced companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions and special servicer non-major decisions relating to such serviced mortgage loans and any related serviced companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement. The principal servicing office of Rialto Capital Advisors, LLC is located at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172. The principal commercial mortgage servicing offices of KeyBank National Association are located at 11501 Outlook Street, Suite #200, Overland Park, Kansas 66211. See “Transaction Parties—The Special Servicers” and “Pooling and Servicing Agreement”.

If the applicable special servicer obtains knowledge that it has become a borrower party with respect to any serviced mortgage loan and any related serviced companion loan (referred to as an “excluded loan”), if any, the special servicer will be required to resign as special servicer of that excluded loan. See “Pooling and Servicing Agreement—Termination of Servicer and Special Servicer for Cause”.

Rialto Capital Advisors, LLC is expected to be appointed as a special servicer with respect to the serviced mortgage loans (other than for the Westside NYC Multifamily Portfolio mortgage loan and any excluded loan) and any related companion loans by RREF III-D AIV RR H, LLC, or its affiliate, which is expected to purchase the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (and may purchase certain other classes of certificates) and, on the closing date, is expected to be the initial directing holder with respect to each serviced mortgage loan (other than the Westside NYC Multifamily (for so long as no Westside NYC Multifamily Portfolio control appraisal period is continuing), any servicing shift mortgage loans or excluded loans) and any related serviced companion loans.

Additionally, CPPIB Credit Investments II Inc. is expected to consent to the appointment of KeyBank National Association as special servicer with respect to the Westside NYC Multifamily Portfolio mortgage loan and may, prior to the occurrence and continuance of a Westside NYC Multifamily Portfolio control appraisal period, replace KeyBank National Association in such capacity pursuant to the terms of the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Holder”.

Rialto Capital Advisors, LLC assisted RREF III-D AIV RR H, LLC (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

Prior to the applicable servicing shift securitization date, the related servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, the related servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

Primary Servicer	Berkeley Point Capital LLC, a Delaware limited liability company, will act as primary servicer with respect to the Riverwalk mortgage loan (2.8%), which will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P. See “Transaction Parties—The Primary Servicers—Berkeley Point Capital LLC”. In addition, with respect to seven (7) mortgage loans (24.8%), that will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P., Berkeley Point Capital LLC will have the right to assume limited subservicing duties consisting of performing inspections and collecting financial statements. The principal servicing office of Berkeley Point Capital LLC is located at One Beacon Street, 14th Floor, Boston, Massachusetts 02108. The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received. Berkeley Point Capital LLC is an affiliate of Cantor Commercial Real Estate Lending, L.P., a sponsor, a mortgage loan seller and an originator, and Cantor Fitzgerald & Co., an underwriter.

MSC 2018-H3 Servicer	LNR Partners, LLC, a Florida limited liability company, is currently the special servicer under the MSC 2018-H3 PSA, which governs the servicing of the Playa Largo whole loan, a portion of which, the Playa Largo mortgage loan (4.2%), will be transferred to the issuing entity by Starwood Mortgage Funding II LLC. See “Transaction Parties—The MSC 2018-H3 Servicer”. The principal executive offices of LNR Partners, LLC are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600. LNR Partners, LLC is an affiliate of Starwood Mortgage Funding II LLC, a sponsor and a mortgage loan seller, and Starwood Mortgage Capital LLC, an originator.

Trustee	Wells Fargo Bank, National Association, a national banking association, will be the trustee. The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans to the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related serviced companion loans. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

The initial mortgagee of record with respect to the servicing shift mortgage loans will be the trustee under the pooling and servicing agreement. From and after the related servicing shift securitization date, the mortgagee of record with respect to the related servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will be certificate administrator. The certificate administrator will also be required to act as custodian, 17g-5 information provider, certificate registrar and authenticating agent. The office of Wells Fargo Bank, National Association, in its capacity as certificate administrator, is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and for certificate transfer services, at 600 South 4th Street, 7th Floor, MAC: N9300-070, Minneapolis, Minnesota 55479. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to the servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the related mortgage file (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer and, in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Park Bridge Lender Services LLC will also be the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Holder	The directing holder will have certain consent and consultation rights in certain circumstances with respect to the serviced mortgage loans (other than any servicing shift mortgage loans or excluded loans) and any related serviced companion loans, as further described in this prospectus. The directing holder (other than with respect to, for so long as no Westside NYC Multifamily Portfolio control appraisal period is continuing, the Westside NYC Multifamily Portfolio whole loan) will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). See “Pooling and Servicing Agreement—The Directing Holder”. However, in certain circumstances there may be no directing holder even if there is a controlling class, and in other circumstances there will be no controlling class.

With respect to the directing holder, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing holder or the holder of the majority of the controlling class certificates (by certificate principal balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be the most subordinate class of the Class F-RR, Class G-RR and Class H-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class F-RR certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing holder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing holder.

It is anticipated that RREF III-D AIV RR H, LLC, or its affiliate, will purchase the Class E-RR, Class F-RR, Class G-RR and Class H-RR and certificates (and may purchase certain other classes of certificates) and, on the closing date, is expected to be the initial directing holder with respect to each serviced mortgage loan (other than the Westside NYC Multifamily Portfolio mortgage loan (for so long as no Westside NYC Multifamily Portfolio control appraisal period is continuing), any servicing shift mortgage loans or excluded loans) and any related serviced companion loans. During the continuation of a

Westside NYC Multifamily Portfolio control appraisal period, the controlling class representative will be the directing holder for the Westside NYC Multifamily Portfolio whole loan and will generally have the same consent and consultation rights with respect to the related whole loan as it does for the other mortgage loans (other than any non-serviced mortgage loan, any applicable excluded loan or any servicing shift mortgage loan) in the pool.

With respect to the servicing shift whole loans, the holder of the related controlling companion loan will be the related controlling noteholder, and will be entitled to certain consent and consultation rights with respect to the related servicing shift whole loan under the related intercreditor agreement. From and after the related servicing shift securitization date, the directing certificateholder of the related servicing shift whole loan is expected to be the directing certificateholder under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loans. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

Non-Serviced Mortgage Loan

Related Parties	With respect to each non-serviced mortgage loan, the entities acting or expected to act as of the date of this prospectus as master servicer, special servicer, trustee, custodian, directing certificateholder, operating advisor and asset representations reviewer (or, in each case, in similar capacities) are identified in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below in connection with the related securitization transactions. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain Affiliations	The originators, the sponsors, the underwriters and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan, the later of the related due date of such mortgage loan in August 2018 (or, in the case of any mortgage loan that has its first due date after August 2018, the date that would have been its due date in August 2018 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan.

Closing Date	On or about August 24, 2018.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in September 2018.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Interest Accrual Period	Interest will accrue on the offered certificates during the calendar month immediately preceding the related distribution date. Interest will be calculated on the offered certificates based on a 360-day year consisting of 30-day months or a “30/360 basis”.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan occurring in the month in which that distribution date occurs. However, in the event that the last day of a collection period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution Date;

Rated Final Distribution Date	Each class of offered certificates will have the assumed final distribution dates set forth below which have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class A-1	July 2023
Class A-2	July 2023
Class A-SB	March 2028
Class A-3	July 2028
Class A-4	July 2028
Class X-A	August 2028
Class A-M	August 2028
Class B	August 2028
Class C	August 2028

The rated final distribution date for each class of offered certificates will be the distribution date in August 2051.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed pursuant to the pooling and servicing agreement.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

The foregoing illustration does not take into account the sale of any non-offered certificates.

Offered Certificates

General	We are offering the following classes of CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-CD7 set forth below (referred to as the “offered certificates”):

●	Class A-1

●	Class A-2

●	Class A-SB

●	Class A-3

●	Class A-4

●	Class X-A

●	Class A-M

●	Class B

●	Class C

The certificates will consist of the offered certificates and each class of non-offered certificates, which consists of the Class X-B, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class R certificates. The Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates are collectively referred to as the “HRR certificates”.

Certificate Balances and

Notional Amounts	Each class of offered certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Initial Certificate Balance or Notional Amount
Class A-1	$15,321,000
Class A-2	$5,757,000
Class A-SB(1)	$32,486,000
Class A-3	$200,000,000
Class A-4	$248,645,000
Class X-A(2)	$562,295,000
Class A-M	$60,086,000
Class B	$31,388,000
Class C	$33,182,000

(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus.

(2)	Notional amount.

Pass-Through Rates

A. Offered Certificates	Each class of offered certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate for each class of offered certificates is set forth below:

Class A-1	3.282%(1)
Class A-2	3.494%(1)
Class A-SB	4.213%(1)
Class A-3	4.013%(1)
Class A-4	4.279%(1)
Class X-A	0.842%(2)
Class A-M	4.510%(3)
Class B	4.659%(3)
Class C	5.012%(4)

(1)	The pass through rates for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in each case, will be equal to a fixed per annum rate.

(2)	The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the WAC rate, over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date.

(3)	The pass-through rate for the Class A-M certificates will be a per annum rate equal to the lesser of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs and (ii) 4.510%. The pass-through rate for the Class B certificates will be a per annum rate equal to the lesser of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs and (ii) 4.659%.

(4)	The pass-through rate for the Class C certificates for any distribution date will equal the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

See “Description of the Certificates—Distributions—Pass-Through Rates” in this prospectus.

B. Interest Rate Calculation

Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 30/360 basis.

For purposes of calculating the pass-through rates on each class of Class X certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the applicable special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year (“actual/360 basis”) will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and
“—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and special servicer will be entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than a non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loans and any related REO loans and, with respect to the special servicing fees, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the stated principal amount of each mortgage loan and any related serviced companion loans at the servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.05250%.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the stated principal amount of each serviced mortgage loan and any related serviced companion loans as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to (a) for all mortgage loans other than the Westside NYC Multifamily Portfolio whole loan, the greater of 0.25% per annum and the rate that would result in a special servicing fee of $5,000 for the related month and (b) for the Westside NYC Multifamily Portfolio whole loan, 0.25%. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

The workout fee will generally be payable with respect to each specially serviced loan and any related serviced companion loans which has become a “corrected loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the commercially reasonable judgment of the special servicer). The workout fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan (or serviced whole loan, as applicable) for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan.

A liquidation fee will generally be payable with respect to each specially serviced loan (and any related serviced companion loans) and any related REO property, each mortgage loan (and any related serviced companion loan) repurchased by a mortgage loan seller or other applicable party or each defaulted mortgage loan that is a non-serviced mortgage loan sold by the special servicer, as to which the special servicer obtains a full, partial or discounted payoff from the related borrower, loan purchaser or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described in this prospectus, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each mortgage loan (and any related serviced companion loans) and REO property will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000.

Workout fees and liquidation fees paid by the issuing entity with respect to each serviced mortgage loan and any related serviced companion loan or REO property will be subject to an aggregate cap per serviced mortgage loan and any related serviced companion loans of $1,000,000 as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”. Any workout fees or liquidation fees paid to a predecessor or successor special servicer will not be taken into account in determining the cap.

Any primary servicing fees or sub-servicing fees with respect to each serviced mortgage loan and any related serviced companion loan will be paid by the master servicer out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the stated principal amount of each serviced mortgage loan and REO loan at a per annum rate equal to 0.00976%. The trustee fee will be payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to a fee on each distribution date calculated on the stated principal amount of each mortgage loan and REO loan at a per annum rate equal to (i) 0.00281% with respect to each such mortgage loan (except the Bank of America Center, Westside NYC Multifamily Portfolio, 175 Park Avenue and Zenith Ridge mortgage loans), (ii) 0.00479% with respect to the Bank of America Center mortgage loan, (iii) 0.00519% with respect to the Westside NYC Multifamily Portfolio mortgage loan and (iv) 0.00567% with respect to the 175 Park Avenue and Zenith Ridge mortgage loans. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to a reasonable hourly fee (to be paid by the applicable mortgage loan seller except as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) upon the completion of the review it conducts with respect to certain delinquent mortgage loans, which will be subject to a cap as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement will be generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the stated principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council© as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the following table, the master servicer under the related pooling and servicing agreement governing the servicing of that loan will be entitled to a primary servicing fee (which includes any sub-servicing fee) at a rate equal to a per annum rate set forth in the following table, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related pooling and servicing agreement governing the servicing of such non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)

Non-Serviced Loan	Primary Servicer Fee	Special Servicer Fee
Aventura Mall	0.00125%	0.25000%
Playa Largo	0.00250%	0.25000%

(1)	Does not reflect the Riverwalk mortgage loan, a servicing shift mortgage loan. With respect to the servicing shift mortgage loan, after the securitization of the related controlling pari passu companion loan, such mortgage loan will be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.

Distributions

A. Amount and Order of

Distributions	On each distribution date, funds available for distribution to the holders of the certificates (exclusive of any portion thereof that represents any yield maintenance charges and prepayment premiums) and the Class R certificates will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in reduction of the certificate balances of those classes, in the following priority:

First, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus;

Second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero;

Third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero;

Fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero;

Fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero; and

Sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero.

However, if the certificate balances of each class of certificates, other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, having an initial principal balance have been reduced to zero, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based on their respective certificate balances and without regard to the Class A-SB planned principal balance;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes;

Fourth, to the Class A-M certificates, as follows: (a) to interest on the Class A-M certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-M certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-M certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Fifth, to the Class B certificates, as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Sixth, to the Class C certificates, as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Seventh, to the non-offered certificates (other than the Class X-B, Class X-D and Class R certificates), in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of

Losses and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. On any distribution date, principal and interest will be allocated to the specified classes of those certificates in descending order (beginning with the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates), in each case as set forth in the following chart. Certain payment rights between the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates are more particularly described under “Description of the Certificates—Distributions”.

On any distribution date, mortgage loan losses will be allocated to the specified classes of those certificates in ascending order (beginning with certain certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.

**	The Class X-A, Class X-B and Class X-D certificates are interest-only certificates and the Class X-B and Class X-D certificates are not offered by this prospectus.

***	Other than the Class X-B, Class X-D and Class R certificates.

Credit enhancement will be provided solely by certain classes of subordinate principal balance certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class D certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities:

●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

With respect to a whole loan that is comprised of a mortgage loan, one or more subordinate companion loans and, in some cases, one or more pari passu companion loans, shortfalls in available funds resulting from any of the foregoing will result first in a reduction in amounts distributable in accordance with the related intercreditor agreement in respect of the related subordinate companion loan(s), and then, result in a reduction in amounts distributable in accordance with the related intercreditor agreement in respect of the related mortgage loan (and any pari passu companion loans, on a pro rata basis), which allocations to the related mortgage loan will in turn reduce distributions in respect of the certificates as described above. See “Description of the Mortgage Pool—The Whole Loans” and “Yield and Maturity Considerations—Yield Considerations—Losses and Shortfalls”.

Advances

A. P&I Advances	The master servicer will be required to advance a delinquent periodic payment on each mortgage loan (unless the master servicer or the special servicer determines that the advance would be non-recoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the regular monthly fees payable to the certificate administrator, the trustee, the operating advisor and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not held by the issuing entity.

None of the master servicer, special servicer or trustee will make, or be permitted to make, any advance in connection with the exercise of any cure rights or purchase rights granted to the holder of any subordinate companion loan under the related intercreditor agreement.

See “Pooling and Servicing Agreement—Advances”.

B. Servicing Advances	The master servicer may be required to make advances with respect to serviced mortgage loans and any related serviced companion loans to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the priority of the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any servicing advances.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the master servicer and/or the special servicer (and the trustee, as applicable) under the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on servicing advances made in respect of the related non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to the related non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 42 fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrowers in 72 commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—Additional Indebtedness”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $717,442,712.

In this prospectus, unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent

(or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 42 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the mortgage loans in the following table is part of a larger whole loan, each of which is comprised of (i) the related mortgage loan, (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and/or (iii) in the case of two of the mortgage loans in the following table, one or more loans that are subordinate in right of payment to the related mortgage loan and the related pari passu companion loans (each referred to in this prospectus as a “subordinate companion loan”). Each of the pari passu companion loans and the subordinate companion loans are referred to in this prospectus as a “companion loan”. The companion loans, together with their related mortgage loan, are each referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut- off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)	Whole Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NOI Debt Yield(2)
Aventura Mall	$60,000,000	8.4%	$1,346,700,000	$343,300,000	40.8%	2.58x	11.0%	50.7%	2.07x	8.8%
Bank of America Center	$50,500,000	7.0%	$10,000,000	N/A	53.9%	2.14x	11.6%	53.9%	2.14x	8.4%
Westside NYC Multifamily Portfolio	$42,000,000	5.9%	N/A	$53,000,000	25.5%	3.60x	14.3%	57.8%	1.22x	6.3%
175 Park Avenue	$35,000,000	4.9%	$50,000,000	N/A	63.0%	1.60x	8.9%	63.0%	1.60x	8.9%
Zenith Ridge	$35,000,000	4.9%	$55,000,000	N/A	67.6%	1.54x	10.5%	67.6%	1.54x	10.5%
Playa Largo	$30,000,000	4.2%	$60,000,000	N/A	47.7%	1.64x	12.1%	47.7%	1.64x	12.1%
Riverwalk	$20,000,000	2.8%	$60,700,000	N/A	69.0%	1.34x	9.2%	69.0%	1.34x	9.2%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related Subordinate Companion Loans.

(2)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related mezzanine debt.

The Bank of America Center, Westside NYC Multifamily Portfolio, 175 Park Avenue and Zenith Ridge whole loans will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and are each referred to in this prospectus as a “serviced whole loan”, the related companion loans are referred to in this prospectus as “serviced companion loans”, any related pari passu companion loan is referred to in this prospectus as a “serviced pari passu companion loan”.

The Riverwalk whole loan, a “servicing shift whole loan”, will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (the “servicing shift securitization date”), it is anticipated that the related servicing shift whole loan will be serviced under, and by the master servicer designated in, the related pooling and servicing agreement entered into in connection with such securitization (the “servicing shift pooling and servicing agreement”). Prior to the related servicing shift securitization date, the related servicing shift whole loan will be a “serviced whole loan”. On and after the related servicing shift securitization date, the related servicing shift whole loan will be a “non-serviced whole loan”.

Each mortgage loan identified in the following table will not be serviced under the pooling and servicing agreement or trust and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement identified in the following table relating to the securitization of a related companion loan and is, together with the related companion loan(s), referred to in this prospectus as a “non-serviced whole loan”. Each related mortgage loan is referred to as a “non-serviced mortgage loan” and each of the related companion loans are referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)

Loan Name	Transaction	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee	Certificate Administrator and Custodian	Directing Certificate-holder(2)	Operating Advisor	Asset Representations Reviewer
Aventura Mall	Aventura Mall Trust 2018-AVM	8.4%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	BREDS HG SD (Delaware) L.P.	Park Bridge Lender Services LLC	N/A
Playa Largo	MSC 2018-H3	4.2%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Argentic Securities Income USA LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC

(1)	Does not reflect the servicing shift mortgage loan. With respect to the servicing shift mortgage loan, after the securitization of the related controlling pari passu companion loan, the related mortgage loan will be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.

(2)	The entity listed as the “Directing Certificateholder” reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan until such party’s rights are terminated pursuant to the related pooling and servicing agreement, trust and servicing agreement or intercreditor agreement, as applicable.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loan, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following table sets forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with one or more pari passu companion loans or subordinate companion loans is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding any related subordinate companion loans, mezzanine debt or preferred equity. However, unless specifically indicated, for the purpose of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1, A-2 and A-3), no subordinate companion loan is reflected in this prospectus.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$717,442,712
Number of mortgage loans	42
Number of mortgaged properties	72
Range of Cut-off Date Balances	$3,560,000 to $60,000,000
Average Cut-off Date Balance	$17,081,969
Range of Mortgage Rates	3.9012% to 5.7395%
Weighted average Mortgage Rate	4.8776%
Range of original terms to maturity	60 months to 120 months
Weighted average original term to maturity	120 months
Range of remaining terms to maturity	59 months to 120 months
Weighted average remaining term to maturity	118 months
Range of original amortization term(2)	240 months to 360 months
Weighted average original amortization term(2)	347 months
Range of remaining amortization terms(2)	239 months to 360 months
Weighted average remaining amortization term(2)	347 months
Range of LTV Ratios as of the Cut-off Date(3)(4)(6)	25.5% to 73.3%
Weighted average LTV Ratio as of the Cut-off Date(3)(4)(6)	57.0%
Range of LTV Ratios as of the maturity date(3)(4)	19.6% to 75.5%
Weighted average LTV Ratio as of the maturity date(3)(4)	52.9%
Range of UW NCF DSCR(4)(5)	1.14x to 3.60x
Weighted average UW NCF DSCR(4)(5)	1.89x
Range of UW NOI Debt Yield(4)(6)	6.6% to 25.7%
Weighted average UW NOI Debt Yield(4)(6)	11.2%
Percentage of Initial Pool Balance consisting of:
Interest Only	49.3%
Interest Only, then Amortizing Balloon	39.4%
Amortizing Balloon	11.2%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Does not include mortgage loans that pay interest-only until their maturity dates.

(3)	Unless otherwise indicated under “Description of the Mortgage Pool—Appraised Value”, the loan-to-value ratios have been calculated using the “as-is” appraised value. However, with respect to seven (7) mortgage loans (20.8%), the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized”, “hypothetical as-is” or similar hypothetical values, or with respect to certain mortgage loans secured by multiple mortgaged properties, using an “as-is portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under “Description of the Mortgage Pool—Appraised Value.” For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value.”

(4)	In the case of seven (7) mortgage loans (38.0%), each of which has one or more pari passu companion loans and/or, in certain cases, one or more subordinate companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including the related pari passu companion loan(s), but excluding any related subordinate companion loan(s).

(5)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date (but without regard to any leap year adjustments), provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to its maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period. With respect to each of the Kinston Portfolio (1.4%) and Fredericksburg Place (1.2%)

mortgage loans, after the related interest-only period, the related mortgage loan will amortize based on the assumed principal payment schedules set forth on Annex F and Annex G, respectively.

(6)	With respect to the 1503 Jefferson & 406 Cornelia mortgage loan (1.1%), the LTV Ratio as of the Cut-off Date and UW NOI Debt Yield were calculated based on the cut-off date balance net of a related holdback reserve.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

In addition, three of the mortgage loans (i) were refinancings in whole or in part of a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the related mortgaged property, which prior loan was in default at the time of refinancing and/or otherwise involved a discounted pay-off, maturity extension, short sale or other restructuring, or (ii) provided acquisition financing for the related borrower’s purchase of the related mortgaged property at a foreclosure sale or after becoming an REO property.

With respect to the Centennial I & II mortgage loan (4.6%), the proceeds of such mortgage loan were used to finance the purchase of the related mortgaged property from an REO sale in connection with a securitization trust that previously held a mortgage loan secured by such mortgaged property and for which LNR Partners, LLC, an affiliate of the related mortgage loan seller and originator, was the special servicer. The proceeds of the mortgage loan paid off the prior loan in full, however the related securitization trust incurred a liquidation fee of approximately $368,589 which was paid to the special servicer.

With respect to the Rohnert Park Center mortgage loan (1.5%), the mortgage loan paid off a prior loan that went into maturity default in March 2018 and was the subject of a forbearance agreement. The mortgage loan paid off the prior loan in full.

With respect to the Maricopa Marketplace mortgage loan (0.7%), the proceeds of such mortgage loan were used to finance the purchase of the related mortgaged property from an REO sale in connection with a securitization trust that previously held a mortgage loan with an original principal balance of $11,600,000 secured by such mortgaged property and for which LNR Partners, LLC, an affiliate of the related mortgage loan seller and originator, was the special servicer. The proceeds of the mortgage loan were used to acquire the mortgaged property, and the prior trust incurred a loss of approximately $3.5 million on the prior loan.

See “Description of the Mortgage Pool”.

Loans Underwritten Based on

Projections of Future Income	Eight (8) of the mortgage loans (22.8%) are secured by mortgaged properties that (i) were constructed, in a lease-up period or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history or the mortgage loan seller did not take the operating history into account in the underwriting of the related mortgage loan, (ii) were acquired by the related borrower or an affiliate of the borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property or (iii) are properties subject to one or more double-net, triple-net or absolute-net leases with the related tenant(s) where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. The mortgage loans to be contributed by Cantor Commercial Real Estate Lending, L.P. were originated in accordance with Cantor Commercial Real Estate Lending, L.P.’s underwriting standards, except with respect to the 1503 Jefferson & 406 Cornelia mortgage loan (1.1%), as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Cantor Commercial Real Estate Lending, L.P. —Exceptions”. The mortgage loans to be contributed by German American Capital Corporation were originated in accordance with German American Capital Corporation’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—DBNY’s Underwriting Guidelines and Processes”. The mortgage loans to be contributed by Starwood Mortgage Funding II LLC were originated in accordance with Starwood Mortgage Funding II LLC’s underwriting standards, except with respect to the Kris Kay MHC mortgage loan (0.5%), as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Starwood Mortgage Funding II LLC—Exceptions to Starwood’s Underwriting Guidelines”. The mortgage loans to be contributed by Citi Real Estate Funding Inc. were originated in accordance with Citi Real Estate Funding Inc.’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances will be issued, maintained and transferred only in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $100,000 and in integral multiples of $1 in excess of $100,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner by which German American Capital Corporation, as retaining sponsor, intends to satisfy the credit risk retention requirements of the credit risk retention rules, see “Credit Risk Retention”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	BlackRock Financial Management, Inc., Moody’s Analytics, Bloomberg Financial Markets, CMBS.com, Inc., L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC and Thomson Reuters Corporation

●	The certificate administrator’s website initially located at www.ctslink.com

●	The master servicer’s website initially located at www.keybank.com/key2cre

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D certificates are no longer outstanding and (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates).

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage
Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller (or Starwood Mortgage Capital LLC, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(but without regard to the rule of Treas. Reg. Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans and any related serviced companion loans and/or related REO properties and accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for such defaulted serviced mortgage loan and any related serviced companion loans or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related pari passu companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted mortgage loan and the special servicer under the related pooling and servicing agreement or trust and servicing agreement for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan and any related subordinate companion loans, in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loans”.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs (the “Lower-Tier REMIC” and the “Upper-Tier REMIC” and each, a “Trust REMIC”) for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class X-A certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General. Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels. See “Description of the Mortgage Pool—Tenant Issues”.

A Tenant Concentration May Result in Increased Losses. Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks. If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease. The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure. In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal to purchase and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal or first offer, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the related borrower allows uses at the mortgaged property in violation of use restrictions in current tenant leases;

●	if the related borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions;

●	if the related borrower fails to provide a designated number of parking spaces;

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease;

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time or if the casualty or condemnation occurs within a specified period of the lease expiration date;

●	if a tenant’s use is not permitted by zoning or applicable law;

●	if the tenant is unable to exercise an expansion right;

●	if the landlord defaults on its obligations under the lease;

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor;

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time;

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied;

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time;

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations;

●	in the case of government sponsored tenants, any time or for lack of appropriations; or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks. Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and

●	office space used as lab and/or research and development may rely on funds for research and development from government and/or private sources of funding, which may become unavailable.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings where the land under the building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●	the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers,” “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. We cannot assure you that the net operating income contributed by the mortgaged retail properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance. In addition, some or all of the rental payments from tenants may be tied to tenant’s gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark or is otherwise no longer in occupancy, if the subject store is not meeting the minimum sales requirements under its lease or if a specified percentage of the related mortgaged property is vacant. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with the subject tenants or with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, some of the hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or hotel management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises, licenses and/or hospitality property managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure, licensor or real estate owned property.

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Self-Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self-storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage properties becomes unprofitable, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

Tenants at self-storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self-storage unit. No environmental assessment of a self-storage mortgaged property included an inspection of the contents of the self-storage units at that mortgaged property, and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self-storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self-storage properties may derive a material portion of revenue from business activities ancillary to self-storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self-Storage Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Manufactured Housing Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties, apartment buildings and site built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Parking Properties Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a parking lot or parking garage. The primary source of income for parking lots and garages is the rental fees charged for parking spaces (or in the case of a parking lot or parking garage leased in whole or part to a parking garage or parking lot operator, rents from such operating lease). Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. There can be no assurance that the operating lessee of a parking property will not terminate its lease upon such an event.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Shared Interest Structures

Vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support, access or shared amenities. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may pose a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Stated Remaining Term (Mos.)” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es), if any, have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, multifamily, retail, hospitality and self-storage. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in Florida, New York, Michigan, Virginia, New Jersey, Texas and Pennsylvania. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property, any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 41 in Annex D-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3, Annex D-4 or Annex D-5, as applicable.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Funding, L.P.”, “—German American Capital Corporation”, “—Starwood Mortgage Funding II LLC”, “—Citi Real Estate Funding Inc.”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents. In addition, such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease(s) and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 10 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, fitness centers, lab space, gas stations, bank branches, data centers, urgent care facilities, schools, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as bank branches, restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit, lease defaults, ratings and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, vertical subdivisions and related structures, the related declarations or other use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 41 in Annex D-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3, Annex D-4 or Annex D-5, as applicable.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole or major tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Certain Risks Are Not Covered under Standard Insurance Policies. In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage, on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Insurance Considerations”. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against. Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●	in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●	in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●	with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●	if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained. There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard and subject to the discussion under “Pooling and Servicing Agreement—The Directing Holder” and “—The Operating Advisor”, that either (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (b) such insurance is not available at any rate. Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program’s (“NFIP”) is scheduled to expire November 30, 2018. We cannot assure you if or when NFIP will be reauthorized. If NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 82% in 2018 (subject to annual 1% decreases until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $160 million in 2018 (subject to annual $20 million increases until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex A-3—Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” for a summary of the terrorism insurance requirements under each of the ten largest mortgage loans.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Limited Information Causes Uncertainty

Historical Information. Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information. The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Funding, L.P.—

CCRE’s Underwriting Guidelines and Processes”, “—German American Capital Corporation—DBNY’s Underwriting Guidelines and Processes”, “—Starwood Mortgage Funding II LLC—Starwood’s Underwriting Guidelines and Processes” and “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Funding, L.P.—Review of CCRE Mortgage Loans”, “—German American Capital Corporation—Review of GACC Mortgage Loans”, “—Starwood Mortgage Funding II LLC—Review of SMF II Mortgage Loans” and “—Citi Real Estate Funding Inc.—Review of the CREFI Mortgage Loans”. The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable). See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect the “as-is” value as well as an “as-complete”, “as-stabilized”, “hypothetical as-is” or “as-is portfolio” value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects the “as-is” value, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Appraised Value”, where, to the extent another value is used, such value and the satisfaction of the related conditions or assumptions are described, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-complete”, “as-stabilized”, “hypothetical as-is” or “as-is portfolio” values, we cannot assure you that those assumptions are or will be accurate or that the “as-complete”, “as-stabilized”, “hypothetical as-is” or “as-is portfolio” value will be the value of the related mortgaged property at the indicated stabilization or other relevant date or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. For additional information regarding the appraisals obtained by the sponsors or, in the case of any mortgage loan acquired by the related sponsor, appraisal(s) obtained by the related originator and relied upon by such sponsor, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Funding, L.P.”, “—German American Capital Corporation”, “—Starwood Mortgage Funding II LLC” and “—Citi Real Estate Funding Inc.”. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s)(and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain real estate investment trusts, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

With respect to the Playa Largo mortgage loan (4.2%), the related borrower under the mortgage loan is Playa Largo Hospitality PLHT, LLC, a Delaware limited liability company, as Trustee of the Key Largo Hospitality Land Trust, a Florida land trust. Florida land trusts are authorized by statute in the State of Florida, with only a small list of functions for the trustee authorized by the statute. The power to direct the trustee is held by the beneficiaries of the trust, and the beneficial interests are characterized by applicable law as personal property rather than interests in real property (however, trusts created before 2013 can have expanded trustee authorized functions). The trustee’s legal and equitable title to the trust property is separate and distinct from the beneficial interest of a beneficiary in the land trust and in the trust property. The Florida statute and the related trust agreement provide for the power and authority of the trustee to convey property, execute leases and mortgages, deal with the trust property, distribute proceeds of a sale or financing and execute documents incidental to the administration of a land trust. Beneficiaries are not personally liable for the obligations or debts of the land trust. The related trust agreement or, if the trust agreement is silent, the applicable statute, provides a mechanism for appointing successor trustees. At least one Florida bankruptcy court has held that the doctrine of merger applied to extinguish a land trust where the trustee was the holder of 100% of the beneficiary ownership interest in the trust. The trust relating to the Playa Largo mortgaged property has two beneficiaries and the Florida Land Trust Act has subsequently been amended to expressly provide that the doctrine of merger does not extinguish a land trust or vest the trust property in the beneficiaries of the land trust. As a general matter, trusts are not eligible for relief as a debtor under the federal bankruptcy code. Whether a land trust can be a debtor eligible for relief under the federal bankruptcy code turns on whether the trust constitutes a business trust under the federal bankruptcy code. That determination is dependent on the business activity that the trust conducts. Under the trust agreement for the Playa Largo mortgaged property, the trustee, acting at the direction of the beneficiaries, is authorized to mortgage, transfer legal title to, and operate and manage the trust property. We cannot assure you that, given the business activities that the trustee has been authorized to undertake, a bankruptcy court would find that the land trust is ineligible for relief as a debtor under the federal bankruptcy code. To mitigate these risks, the related land trust has represented that it has owned no other property other than the related mortgaged property and is required under the related mortgage loan documents to comply with the customary separateness covenants. Two single purpose bankruptcy remote entities currently own, in the aggregate, a 100% beneficial interest in the land trust.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability to Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. See also representation and warranty number 32 in Annex D-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3, Annex D-4 or Annex D-5, as applicable. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the whole loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In a recent decision, Game Place, L.L.C. v. Fredericksburg 35, LLC, 813 S.E.2d 312 (Va. 2018), the Supreme Court of Virginia held a commercial lease unenforceable on the grounds that the lease was not validly conveyed as a deed under state law because the deed did not comply with the state’s requirement that all valid deeds include a seal or scroll or an approved acceptable substitute for a seal. Parties to an unsealed lease otherwise subject to the related state law have an implied tenancy from the manner in which rent is received, such that monthly rent payments would imply a month-to-month tenancy. Two of the mortgaged properties (10.5%) are located in the state of Virginia. We cannot assure you that leases at such mortgaged properties are in compliance with Virginia law as interpreted by this decision, nor can we assure you that any such lease will qualify as a valid lease enforceable against the related tenant.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on or before the related mortgage loan’s maturity date.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See representation and warranty number 35 in Annex D-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3, Annex D-4 or Annex D-5, as applicable.

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal or first offer in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of German American Capital Corporation, one of the sponsors, Deutsche Bank AG, acting through its New York Branch, one of the originators, and Deutsche Bank Securities Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

In addition, Starwood Mortgage Funding II LLC, a sponsor and mortgage loan seller, is an affiliate of LNR Partners, LLC, the special servicer under the MSC 2018-H3 PSA, which governs the servicing of the Playa Largo Mortgage Loan.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers

The servicing of the Riverwalk whole loan, a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the applicable servicing shift securitization date. At that time, the servicing and administration of such servicing shift whole loan will shift to the related master servicer and related special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing dates of such securitizations nor the identities of such servicing shift master servicers or servicing shift special servicers have been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of such servicing shift pooling and servicing agreements except to the extent of compliance with the requirements of the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of a servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement may have rights similar to, or more expansive than, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. There can be no assurance that any actions that such party takes in such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of the depositor, German American Capital Corporation, a sponsor, and Deutsche Bank AG, acting through its New York Branch, an originator. Cantor Fitzgerald & Co., one of the underwriters, is an affiliate of Cantor Commercial Real Estate Lending, L.P., a sponsor and originator. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citi Real Estate Funding Inc., a sponsor and originator.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. Each pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, if the special servicer obtains knowledge that it has become a borrower party with respect to a serviced mortgage loan and any related serviced companion loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan or serviced whole loan (referred to in this prospectus as an “excluded loan”) and a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) will be appointed as special servicer for such excluded loan as described under “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded loan and will be entitled to all special servicing compensation with respect to such excluded loan earned during such time as the related mortgage loan is an excluded loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect all mortgage loans and serviced whole loans that are not excluded loans). While the special servicer will have the same access to information related to the excluded loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to the excluded loan to the related borrower party or any employees or personnel of such borrower party involved in the management of any investment in the related borrower party or the related mortgaged property and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Series 2018-CD7 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the directing holder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

RREF III-D AIV RR H, LLC or one of its affiliates is expected to be the initial directing holder (other than any excluded loan, the Westside NYC Multifamily Portfolio mortgage loan (for so long as no Westside NYC Multifamily Portfolio control appraisal period is continuing), any non-serviced mortgage loan and any servicing shift mortgage loan) and the purchaser of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates. Rialto Capital Advisors, LLC is expected to act as special servicer with respect to each serviced mortgage loan (other than with respect to the Westside NYC Multifamily Portfolio mortgage loan and any applicable excluded loans) and any related serviced companion loans and it or an affiliate assisted RREF III-D AIV RR H, LLC or its affiliate, with its due diligence on the mortgage loans prior to the Closing Date.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, a New York limited liability company, has been appointed as the initial operating advisor with respect to all of the serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. These relationships may continue in the future. In the normal course of its business, Park Bridge Lender Services LLC and its affiliates are also hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the duties of Park Bridge Lender Services LLC as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent or sponsor of a borrower or any of their affiliates.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing holder or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders, especially if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower or any of their affiliates.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders

It is expected that RREF III-D AIV RR H, LLC, or its affiliate, will be the initial directing holder (other than with respect to any non-serviced mortgage loan, any servicing shift whole loan, any applicable excluded loan and, for so long as no Westside NYC Multifamily Portfolio control appraisal period is continuing, the Westside NYC Multifamily Portfolio mortgage loan). The special servicer may, at the direction of such directing holder (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan), take actions with respect to the specially serviced mortgage loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. Such directing holder will be controlled by the controlling class certificateholders. Similarly, with respect to the Westside NYC Multifamily Portfolio whole loan, the special servicer may, at the direction of the holder of the related subordinate companion loan, while such holder is the Westside NYC Multifamily Portfolio directing holder, take actions with respect to the Westside NYC Multifamily Portfolio whole loan that could adversely affect the holders of some or all of the classes of certificates.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing holder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan and any servicing shift mortgage loan) or on behalf of the subordinate companion loan holders (in the case of the Westside NYC Multifamily Portfolio whole loan for so long as the related control appraisal period is not continuing) or the directing holder (which term as used herein will include any equivalent entity or any representative thereof) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan may direct the special servicer or the special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the following table is the identity of the initial directing holder for each pari passu whole loan, the expected securitization trust holding the controlling note in such whole loan and the pooling and servicing agreement under which it is expected to be serviced.

Whole Loan	Pooling and Servicing Agreement	Controlling Noteholder	Directing Holder
Aventura Mall	Aventura Mall Trust 2018-AVM	Aventura Mall Trust 2018-AVM	BREDS HG SD (Delaware) L.P.
Bank of America Center	CD 2018-CD7	CD 2018-CD7	RREF III-D AIV RR H, LLC
Westside NYC Multifamily Portfolio	CD 2018-CD7	CD 2018-CD7	CPPIB Credit Investments II Inc.
Zenith Ridge	CD 2018-CD7	CD 2018-CD7	RREF III-D AIV RR H, LLC
175 Park Avenue	CD 2018-CD7	CD 2018-CD7	RREF III-D AIV RR H, LLC
Playa Largo	MSC 2018-H3	MSC 2018-H3	Argentic Securities Income USA LLC
Riverwalk	(1)	(1)	Cantor Commercial Real Estate Lending, L.P.

(1)	The servicing of the servicing shift whole loan will be transferred on the related servicing shift securitization date. The initial controlling noteholder of such servicing shift whole loan will be the holder of the related controlling companion loan. After the related servicing shift securitization date, the controlling noteholder of such servicing shift whole loan is expected to be the related directing holder or other directing certificateholder (or equivalent entity) under such securitization.

The special servicer, in connection with obtaining the consent of, or upon non-binding consultation with (or, in the case of any servicing shift whole loan, prior to the related servicing shift securitization date, at the direction or with the approval of), the directing holder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing holder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan) (or, in the case of any servicing shift mortgage loan, prior to the related servicing shift securitization date, by the holder of such companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement—The Directing Holder” and “—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events”.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder (or, on and after the related servicing shift securitization date, the securitization trust for the related controlling companion loan) has certain consent and/or consultation rights with respect to the non-serviced mortgage loans under the related pooling and servicing agreement governing the servicing of that related non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. With respect to the non-serviced mortgage loan identified as “Playa Largo” on Annex A-1, Starwood Mortgage Funding II LLC is an affiliate of (a) Starwood Mortgage Capital LLC, an originator, and (b) LNR Partners, LLC, the initial special servicer of the Playa Largo whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing holder and its affiliates (and the directing holder under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing holder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing holder or the holder of the majority of the controlling class (any such mortgage loan referred to in this prospectus as an “excluded loan”), the directing holder will not have consent or consultation rights solely with respect to the related excluded loan(however, the directing holder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing holder or a controlling class certificateholder, as applicable, the directing holder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing holder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

RREF III-D AIV RR H, LLC or one of its affiliates is expected to be the initial directing holder (other than with respect to any non-serviced mortgage loan, any applicable excluded loan, any servicing shift mortgage loan and, for so long as no Westside NYC Multifamily Portfolio control appraisal period is continuing, the Westside NYC Multifamily Portfolio mortgage loan) and the purchaser of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates. Rialto Capital Advisors, LLC is expected to act as special servicer with respect to each serviced mortgage loan (other than with respect to the Westside NYC Multifamily Portfolio mortgage loan and any applicable excluded loan) and any related serviced companion loans and it or an affiliate assisted RREF III-D AIV RR H, LLC or its affiliate, with its due diligence on the mortgage loans prior to the Closing Date.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, which is referred to in this prospectus as the “Retaining Third-Party Purchaser” (see “Pooling and Servicing Agreement—The Directing Holder—General”), was required under the credit risk retention rules to perform certain due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity. In addition, the Retaining Third-Party Purchaser was given the opportunity by the sponsors to request the removal, re-sizing, decrease in the principal balance of the mortgage loan, reduction of the time during which the loan pays interest-only, increase in the amount of required reserves or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the Retaining Third-Party Purchaser received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the Retaining Third-Party Purchaser or that the final pool as influenced by the Retaining Third-Party Purchaser’s feedback will not adversely affect the performance of your certificates and benefit the performance of the Retaining Third-Party Purchaser’s certificates. Because of the differing subordination levels, the Retaining Third-Party Purchaser has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the Retaining Third-Party Purchaser but that does not benefit other investors. In addition, the Retaining Third-Party Purchaser may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The Retaining Third-Party Purchaser performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The Retaining Third-Party Purchaser is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the Retaining Third-Party Purchaser’s acceptance of a mortgage loan. The Retaining Third-Party Purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The Retaining Third-Party Purchaser will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

It is anticipated that RREF III-D AIV RR H, LLC, or its affiliate, will be the Retaining Third-Party Purchaser. The Retaining Third-Party Purchaser, or an affiliate, will constitute the initial directing holder with respect to the mortgage loans (other than with respect to any non-serviced mortgage loan, any applicable excluded loan, any servicing shift mortgage loan and, for so long as no Westside NYC Multifamily Portfolio control appraisal period is continuing, the Westside NYC Multifamily Portfolio mortgage loan). The directing holder will have certain rights to direct and consult with the special servicer. In addition, the directing holder will generally have certain consultation rights with regard to a non-serviced mortgage loan under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Holder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Consultation and Control” and “—The Non-Serviced Pari Passu-AB Whole Loans”.

Rialto Capital Advisors, LLC is expected to act as special servicer with respect to each serviced mortgage loan (other than with respect to the Westside NYC Multifamily Portfolio mortgage loan and any applicable excluded loans) and any related serviced companion loans and it or an affiliate assisted RREF III-D AIV RR H, LLC or its affiliate, with its due diligence on the mortgage loans prior to the Closing Date.

Because the incentives and actions of the Retaining Third-Party Purchaser may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing holder exercising control rights over that whole loan (or, with respect to any servicing shift whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing holder or , with respect to any servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under any pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates

We make no representation as to the proper characterization of the certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●

Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply, or are expected to apply in the future, in respect of various types of EU regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings and UCITS funds. Amongst other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an ongoing basis, a net economic interest of not less than five per cent. in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the certificates acquired by the relevant investor.

●	Prospective investors should be aware that a new EU risk retention regime is expected to apply, in place of the EU Risk Retention and Due Diligence Requirements, to securitizations in respect of which the relevant securities are issued on or after January 1, 2019; and that there will be material differences between that new regime and the current EU Risk Retention and Due Diligence Requirements. The relevant changes will be implemented primarily by a new EU Regulation (the “Securitization Regulation”). The Securitization Regulation will (amongst other things) impose restrictions on investment in securitizations and requirements as to due diligence, which will apply to investors subject to the current EU Risk Retention and Due Diligence Requirements (“Affected Investors”) in place of the relevant provisions of the EU Risk Retention and Due Diligence Requirements and which will apply also to (a) certain investment companies authorised in accordance with Directive 2009/65/EC, and managing companies as defined in that Directive (together, “UCITS”), and (b) institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 (subject to certain exceptions), and certain investment managers and authorised entities appointed by such institutions (together, “IORPs”). With regard to securitizations in respect of which the relevant securities are issued before January 1, 2019 (“Pre-2019 Securitizations”), as is the case with the certificates, Affected Investors will continue to be subject to the investment restrictions and due diligence requirements of the EU Risk Retention and Due Diligence Requirements (and will not be subject to the provisions of the Securitization Regulation in that respect), including on and after that date. However, the Securitization Regulation makes no express provision as to the application of any investment restrictions or due diligence requirements, whether under the EU Risk Retention and Due Diligence Requirements or under the Securitization Regulation, to UCITS or IORPs that hold or acquire any interest in respect of a Pre-2019 Securitization; and, accordingly, it is not known what requirements (if any) may be applicable thereto. Prospective investors are themselves responsible for monitoring and assessing changes to the EU Risk Retention and Due Diligence Requirements and their regulatory capital requirements.

●	None of the sponsors, nor any party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements. Consequently, the certificates are not a suitable investment for EEA-credit institutions, investment firms or the other types of EEA-regulated investors mentioned above. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the certificates for investment. None of the sponsors, the issuing entity, the depositor, the underwriters and any other party to the transaction makes any representation to any prospective investor or purchaser of the certificates regarding the regulatory treatment of their investment in the certificates on the closing date or at any time in the future.

●

Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Section 619 of the Dodd-Frank Act (such statutory provision together with the implementing regulations, the “Volcker Rule”) generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of certificates will constitute “mortgage related securities”.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in this prospectus.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to 6 nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected 3 of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organizations to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining a rating agency confirmation from S&P Global Ratings. Subsequent to any such defeasance(s), there can be no assurance that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General. The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium or buy any of the Class X-A, Class X-B or Class X-D certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If prepayment principal distributions are very high, holders of certificates purchased at a premium or holders of any of the Class X-A, Class X-B or Class X-D certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount (other than any of the Class X-A, Class X-B or Class X-D certificates) and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, the holder of a subordinate companion loan or any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A, Class X-B and Class X-D certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the following table is based upon all or a portion of the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Class or Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M
Class X-B	Class B, Class C
Class X-D	Class D

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A, Class X-B and/or Class X-D certificates. Investors in the Class X-A, Class X-B and Class X-D certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves. With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield. If losses on the mortgage loans allocated to the principal balance certificates exceed the aggregate certificate balance of principal balance certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of the non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of principal balance certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the principal balance certificates, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the Class R certificates and the certificates with notional amounts) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first the Class H-RR certificates, then the Class G-RR certificates, then the Class F-RR certificates, then the Class E-RR certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-M certificates and, then pro rata, the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of any of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 or Class A-M certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class B or Class C certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. A reduction in the certificate balance of the Class D certificates will result in a corresponding reduction in the notional amount of the Class X-D certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination. The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights. Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than any mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing holder under the pooling and servicing agreement for this transaction and the rights of the holders of the related companion loans and mezzanine debt under the related intercreditor agreement. With respect to the non-serviced mortgage loans, you will generally not have any right to vote or make decisions with respect the non-serviced mortgage loans, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan and the related companion loan, subject to the rights of the directing holder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loans that will be serviced under a pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports” in this prospectus.

The Rights of the Directing Holder and the Operating Advisor Could Adversely Affect Your Investment. The directing holder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan, any servicing shift mortgage loan or any applicable excluded loan) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reductions and realized losses, is less than 25% of its initial certificate balance), occurs and is continuing, the directing holder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing holder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Holder”.

These actions and decisions with respect to which the directing holder has consent or consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing holder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the pooling and servicing agreement or trust and servicing agreement governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the directing holder of the related securitization trust holding the controlling note for the related non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of the non-controlling notes) will have limited consultation rights with respect to major decisions relating to each non-serviced whole loan (and servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing holder for this transaction so long as no control termination event has occurred and is continuing and by the special servicer if a control termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing holder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing holder, the controlling note holder for any servicing shift whole loan, the directing holder (or equivalent entity) under the pooling and servicing agreement or the trust and servicing agreement governing the servicing of each non-serviced mortgage loan:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in its own interests or the interests of the holders of the controlling class (or in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(c)       does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(d)       may take actions that favor its own interests or the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing holder, a controlling companion loan holder or the directing holder (or the equivalent) under the pooling and servicing agreement or the trust and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate, (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of the holders of the related companion loan (as a collective whole as if the certificateholders and companion loan holders constituted a single lender, taking into account the subordinate nature of a subordinate companion loan). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in any one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights and duties under such pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement for this transaction. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer. In general, the directing holder will have the right to terminate and replace the special servicer (other than with respect to any servicing shift whole loan) with or without cause so long as no control termination event has occurred and is continuing as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed (other than with respect to any servicing shift whole loan) in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by (i) certificateholders holding at least 66 2/3% of a quorum of the certificateholders (which is the holders of certificates evidencing at least 50% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)) or (ii) certificateholders holding more than 50% of each class of “non-reduced certificates” (each class of certificates (other than the Class X-A, Class X-B, Class X-D and Class R certificates) outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

Additionally, with respect to the servicing shift whole loan, prior to the related servicing shift securitization date, the holder of the related controlling companion loan will have the right to terminate and replace the special servicer (solely with respect to such servicing shift whole loan) with or without cause at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—Special Servicer Appointment Rights” and “—The Non-Serviced Pari Passu Whole Loans—Special Servicer Appointment Rights”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to a non-serviced mortgage loan. We cannot assure you that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Loan Holders and Mezzanine Debt Could Adversely Affect Your Investment. The holders of a pari passu companion loan relating to the serviced mortgage loans will have certain consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer is not obligated to consult with the companion loan holder if required under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to any mortgage loan that is subject to one or more subordinate companion loans, the holders of such companion loan(s) will generally have the right under limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control period” or a “control termination event” applicable to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have or may in the future have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the co-lender agreement or intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of the non-serviced mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except German American Capital Corporation, in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, Starwood Mortgage Capital LLC will guarantee the performance of Starwood Mortgage Funding II LLC’s obligations to repurchase or replace defective mortgage loans. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, the related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors (or Starwood Mortgage Capital LLC, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Starwood Mortgage Funding II LLC”. In particular, in the case of a non-serviced loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer (if applicable) under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “prime rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the then-acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure. If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan becomes imminent. Any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

REMIC Status. If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as corporations under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount. One or more classes of the offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, the investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

State and Local Taxes Could Adversely Impact Your Investment In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations”, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Certificates. State income tax laws may differ substantially from the corresponding federal income tax laws, and this prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the Property are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of Certificates solely by reason of the location in that jurisdiction of the Depositor, the Trustee, the Certificate Administrator, a borrower or a Mortgaged Property or on some other basis, (ii) require nonresident holders of Certificates to file returns in such jurisdiction or (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Certificates.

We cannot assure you that holders of Certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of Certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the Certificates

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 42 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $717,442,712 (the “Initial Pool Balance”) The “Cut-off Date” with respect to each Mortgage Loan is the later of the related due date in August 2018 (or, in the case of any Mortgage Loan that has its first due date after August 2018, the date that would have been its due date in August 2018 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan.

Seven (7) of the Mortgage Loans (38.0%) are each part of a larger whole loan (a “Whole Loan”), each of which is comprised of (i) the related Mortgage Loan, (ii) one or more loans that are pari passu in right of payment to the related Mortgage Loan (each referred to in this prospectus as a “Pari Passu Companion Loan”) and/or (iii) in the case of two of the Mortgage Loans (14.2%) one or more loans that are subordinate in right of payment to the related Mortgage Loan and the related Pari Passu Companion Loans (each referred to in this prospectus as a “Subordinate Companion Loan”). Each of the Pari Passu Companion Loans and the Subordinate Companion Loans are referred to in this prospectus as a “Companion Loan”. Each Companion Loan is secured by the same mortgage(s) and the same assignment(s) of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

The Mortgage Loans were originated or acquired by the mortgage loan sellers set forth in the following chart. The mortgage loan sellers will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Cantor Commercial Real Estate Lending, L.P.(1)	8	$198,200,000	27.6%
German American Capital Corporation(2)(3)	11	189,876,033	26.5
Starwood Mortgage Funding II LLC(4)	13	172,436,256	24.0
Citi Real Estate Funding Inc.	10	156,930,424	21.9
Total	42	$717,442,712	100.0%

(1)	The Westside NYC Multifamily Portfolio Mortgage Loan (5.9%) is part of a Whole Loan that was co-originated by Cantor Commercial Real Estate Lending, L.P. (“CCRE”) and CPPIB Credit Investments II Inc.

(2)	Ten (10) Mortgage Loans (18.1%) were originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”) (an affiliate of German American Capital Corporation (“GACC”)) and acquired by GACC.

(3)	The Aventura Mall Mortgage Loan (8.4%) is part of a Whole Loan that was co-originated by JPMCB, Wells Fargo Bank, National Association, DBNY and Morgan Stanley Bank, N.A. The Aventura Mall Mortgage Loan is held by DBNY and will be transferred by DBNY to GACC and by GACC to the issuing entity.

(4)	Thirteen (13) Mortgage Loans (24.0%) were originated by Starwood Mortgage Capital LLC (“SMC”), an affiliate of Starwood Mortgage Funding II LLC (“SMF II”) and acquired by SMF II.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial or multifamily real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Properties, as applicable, and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the Sponsors, the Mortgage Loan Sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on August 24, 2018 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balance (in the case of Mortgage Loan information) or by Allocated Loan Amount as of the Cut-off Date (in the case of Mortgaged Property information).

The information presented in this prospectus with respect to the Loan Per Net Rentable Area, Loan-to-Value Ratio, Loan-to-Value Ratio at Maturity, Underwritten NCF DSCR, Underwritten NCF Debt Yield and Underwritten NOI Debt Yield for each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), but excluding any related Subordinate Companion Loan(s), unless otherwise indicated.

Unless otherwise specified, (i) references to a Mortgaged Property (or portfolio of Mortgaged Properties) by name refer to such Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (ii) references to a Mortgage Loan by name refer to such Mortgage Loan secured by the related Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a Mortgaged Property name (or portfolio of Mortgaged Properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance, and (iv) any parenthetical with a percent next to a Mortgage Loan name or a group of Mortgage Loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance.

Definitions

For purposes of this prospectus, including the information presented in the Annexes to this prospectus, the indicated terms have the following meanings:

“ADR” means, for any hospitality property, average daily rate.

“Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan documents.

“Annual Debt Service” generally means, for any Mortgage Loan or Companion Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan or Companion Loan following the Cut-off Date (but without regard to any leap year adjustments) or: (i) in the case of a Mortgage Loan or Companion Loan that provides for interest only payments through maturity, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter or (ii) in the case of a Mortgage Loan or Companion Loan that provides for an initial interest only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during such subsequent amortization period. Monthly debt service and debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan or Companion Loan, as applicable following the Cut-off Date (but without regard to any leap year adjustments), subject to the exceptions set forth in the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan and without regard to any related Subordinate Companion Loan. Additionally, in the case of each of the Kinston Portfolio Mortgage Loan (1.4%) and the Fredericksburg Place Mortgage Loan (1.2%), the Annual Debt Service is calculated based on the sum of the first 12 principal and interest payments after the Cut-

off Date for each of the related Mortgage Loans based on the assumed principal payment schedules set forth on Annex F and Annex G, respectively.

“Appraised Value” means, for any Mortgaged Property, the appraised value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller. In certain cases, in addition to an “as-is” value, the appraisal states an “as-complete”, “as-stabilized” or “hypothetical as-is” value for the related Mortgaged Property that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the applicable mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraisal sets forth an “as-is portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. In the case of certain Mortgage Loans as described under “—Appraised Value” in this prospectus, the Cut-off Date Loan-to-Value Ratio, or the Loan-to-Value Ratio at Maturity for such Mortgage Loans has been calculated based on the “as-complete”, “as-stabilized”, “hypothetical as-is” or “as-is portfolio” Appraised Value of a related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not constitute real property. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A-1. We make no representation that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cut-off Date Balance” of any Mortgage Loan or Companion Loan, will be the unpaid principal balance of that Mortgage Loan or Companion Loan, as of the Cut-off Date, after application of all payments due on or before that date, whether or not received.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding), generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Lease Expiration” means the date at which the applicable tenant’s lease is scheduled to expire.

“Loan Per Net Rentable Area” means the principal balance per unit of measurement as of the Cut-off Date.

“Loan-to-Value Ratio,“ “Cut-off Date LTV Ratio,” “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided by (b) the Appraised Value of the related Mortgaged Property or aggregate Appraised Values of the Mortgaged Properties; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the Loan-to-Value Ratio was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loans and without regard to any related Subordinate Companion Loan.

●	With respect to each Mortgaged Property identified in “—Appraised Value” below, unless otherwise indicated, the respective Cut-off Date LTV Ratio was calculated using the related “as-complete”, “as-stabilized”, “hypothetical as-is” or “as-is portfolio” Appraised Values, as opposed to the “as-is” Appraised Value.

●	With respect to each of the Mortgage Loans listed in the following table, the applicable Cut-off Date LTV Ratio was calculated based on its Cut-off Date Balance less a related earnout or holdback reserve. The applicable Cut-off Date LTV Ratio calculated without adjusting for the related earnout or holdback reserve is as follows:

Mortgage Loan Name	% of Initial Pool Balance	Un-Adjusted Cut-off Date LTV Ratio	Earnout or Holdback Reserve Amount	Cut-off Date LTV Ratio
1503 Jefferson & 406 Cornelia	1.1%	75.5%	$1,000,000	66.0%

“Loan-to-Value Ratio at Maturity”, “LTV Ratio at Maturity”, “Balloon LTV” or “Maturity Date LTV Ratio” means, with respect to any Mortgage Loan, (a) the Balloon Balance of such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Loan-to-Value Ratio at Maturity was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loans and without regard to any related Subordinate Companion Loan.

●	With respect to each Mortgaged Property identified in “—Appraised Value” below, unless otherwise indicated, the respective Loan-to-Value Ratio at Maturity was calculated using the related “as-complete”, “as-stabilized”, “hypothetical as-is” or “as-is portfolio” Appraised Values, as opposed to the “as-is” Appraised Value.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the twelve-month period ending as of the date specified in Annex A-1) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not substitutes for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or substitutes for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity, and in certain cases may reflect partial year annualizations.

“MSA” means metropolitan statistical area.

“Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified). In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments). Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“NRA” means net rentable area.

“Occupancy” means, unless the context indicates otherwise, (i) in the case of multifamily, manufactured housing, self-storage and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units, Beds or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial and mixed use properties (to the extent the related Mortgaged Property includes office, retail or industrial space), the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality and mixed use (to the extent the related Mortgaged Property includes hospitality space) properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See footnotes to Annex A-1 for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Provision” means the number of payments from the first due date through and including the maturity date for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with the same sponsor or with sponsors affiliated with other sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A-1.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality and multifamily properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Hard Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account or cash management account until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, at which time the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox (if any) is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Hard Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a Hard Lockbox upon the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events.

“Springing Soft Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a Soft Lockbox upon the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, any combination of the foregoing or other special purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten EGI”, “UW EGI” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark to market, vacancy and collection loss.

“Underwritten Expenses” or “UW Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income”. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten NCF Debt Yield”, “UW NCF Debt Yield” or “Cut-off Date UW NCF” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance of such Mortgage Loan; provided that:

●	in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten NCF Debt Yield was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).

●	With respect to each of the Mortgage Loans listed in the following table, the applicable Underwritten NCF Debt Yield was calculated based on its Cut-off Date Balance less a related earnout or holdback reserve. The applicable Underwritten NCF Debt Yield calculated without adjusting for the related earnout or holdback reserve is as follows:

Mortgage Loan Name	% of Initial Pool Balance	Un-Adjusted Underwritten NCF Debt Yield	Earnout or Holdback Reserve Amount	Underwritten NCF Debt Yield
1503 Jefferson & 406 Cornelia	1.1%	6.1%	$1,000,000	7.0%

“Underwritten NOI Debt Yield” or “UW NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the debt yield was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).

●	With respect to each of the Mortgage Loans listed in the following table, the applicable Underwritten NOI Debt Yield was calculated based on its Cut-off Date Balance less a related earnout or holdback reserve. The applicable Underwritten NOI Debt Yield calculated without adjusting for the related earnout or holdback reserve is as follows:

Mortgage Loan Name	% of Initial Pool Balance	Un-Adjusted Underwritten NOI Debt Yield	Earnout or Holdback Reserve Amount	Underwritten NOI Debt Yield
1503 Jefferson & 406 Cornelia	1.1%	6.1%	$1,000,000	7.0%

“Underwritten Net Cash Flow,“ “Underwritten NCF” or “UW NCF”, with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by an amount that the related mortgage loan seller has determined for the capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. In the case of 4 Mortgage Loans (20.0%), UW NOI and UW NCF were based on the average rent of the sole or certain top five or other tenants at the related Mortgaged Property by net rentable area during the term of the related lease (or, in some cases, the term of the related Mortgage Loan), due to the investment grade rating or institutional tenant status of the applicable tenants and/or lease guarantors.

“Underwritten Net Cash Flow DSCR,“ “Underwritten NCF DSCR,” or “UW NCF DSCR,” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten Net Cash Flow DSCR was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).

In the case of each of the Kinston Portfolio Mortgage Loan (1.4%) and the Fredericksburg Place Mortgage Loan (1.2%), the UW NCF DSCR is calculated based on the sum of the first 12 principal and interest payments after the Cut-off Date for each of the related Mortgage Loans based on the assumed principal payment schedules set forth on Annex F and Annex G, respectively.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The Underwritten Net Cash Flow DSCRs are presented in this prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten Net Cash Flow DSCRs accurately reflect that ability.

“Underwritten Net Operating Income,“ “Underwritten NOI,” or “UW NOI,” with respect to any Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, which is an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related mortgage loan seller.

The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this prospectus. Certain of such assumptions and subjective judgments of each mortgage loan seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, the levels and stability of cash flows for properties with short term rentals (such as hospitality properties), commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced and/or a “free rent” period is still in effect, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the depositor, the applicable mortgage loan seller, the master servicer or the special servicer have control. In certain cases, Net Operating Income includes rents paid on “dark” space by a tenant that has ceased operations at the subject Mortgaged Property prior to the end of its lease. In some cases, the Underwritten Net Operating Income set forth in this prospectus for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal, borrower budgets and/or local market information was the primary basis for the determination. From that information, the applicable mortgage loan seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), appraiser estimates, borrower budgets, material changes in the operating position of a Mortgaged Property of which the applicable mortgage loan seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs. In certain cases, the applicable mortgage loan seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable mortgage loan seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income. In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable mortgage loan seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over such Mortgage Loan or lease term. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties.

Specifically, the rental revenue included in the Net Operating Income is based on leases in place, leases that have been executed but the tenant is not yet paying rent and/or in occupancy, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator or appraiser; plus any additional recurring revenue fees. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.

Additionally, in determining rental revenue for multifamily rental properties, the related mortgage loan seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below. In the case of 4 Mortgage Loans (20.0%), UW NOI and UW NCF were based on the average rent of the sole or certain top five or other tenants at the related Mortgaged Property by net rentable area during the term of the related lease (or, in some cases, the term of the related Mortgage Loan), due to the investment grade rating or institutional tenant status of the applicable tenants and/or lease guarantors.

“Underwritten Net Operating Income DSCR”, “Underwritten NOI DSCR” or “UW NOI DSCR” or means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten Net Operating Income DSCR was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).

In the case of each of the Kinston Portfolio Mortgage Loan (1.4%) and the Fredericksburg Place Mortgage Loan (1.2%), the UW NOI DSCR is calculated based on the sum of the first 12 principal and interest payments after the Cut-off Date for each of the related Mortgage Loans based on the assumed principal payment schedules set forth on Annex F and Annex G, respectively.

The Underwritten Net Operating Income DSCRs are presented in this prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten Net Operating Income DSCRs accurately reflect that ability. See the definition of “Underwritten Net Cash Flow DSCR” for more information regarding the evaluation of debt service coverage ratios.

“Underwritten EGI”, “UW EGI” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark to market, vacancy and collection loss.

“Underwritten Revenues” with respect to any Mortgage Loan, means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance

“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a self-storage property, the number of storage units, (d) in the case of a Mortgaged Property operated as student housing, the number of beds and (e) in the case of a Mortgaged Property operated as a manufactured housing property, if any, the number of pads for manufactured homes.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Mortgage Pool Characteristics

Overview

The issuing entity will include 16 Mortgage Loans (48.5%) that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan or Whole Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The following table shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office	7	$187,546,256	26.1%
Suburban	5	$126,296,256	17.6%
CBD	2	$61,250,000	8.5%
Multifamily	29	$162,038,042	22.6%
Mid-Rise	18	$82,326,959	11.5%
Garden	11	$79,711,083	11.1%
Retail	12	$160,669,273	22.4%
Anchored(2)	10	$95,639,273	13.3%
Super Regional Mall	1	$60,000,000	8.4%
Unanchored	1	$5,030,000	0.7%
Hospitality	10	$104,372,142	14.5%
Full Service	2	$49,950,648	7.0%
Limited Service	6	$35,721,494	5.0%
Extended Stay	2	$18,700,000	2.6%
Self-Storage	6	$41,127,000	5.7%
Industrial – Warehouse/Manufacturing	6	$32,830,000	4.6%
Other – Leased Fee	1	$25,300,000	3.5%
Manufactured Housing	1	$3,560,000	0.5%
Total	72	$717,442,712	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts, which amounts, if not specified in the related mortgage loan documents, are based on the appraised values, as set forth in Annex A-1.

(2)	Anchored retail also includes single tenant properties.

Office Properties. With respect to the office properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties. With respect to the multifamily properties and mixed use properties with multifamily components set forth in the above chart:

●	With respect to the portfolio of Mortgaged Properties securing the Westside NYC Multifamily Portfolio Mortgage Loan (5.9%), 221 out of 272 units are rent stabilized or rent controlled.

●	The Pangea 20 Mortgaged Properties (1.5%) currently have 17 units, accounting for approximately 7.5% of the total units at the related Mortgaged Properties, with rent subsidized under the Section 8 tenant based assistance program of the U.S. Department of Housing and Urban Development.

●	With respect to the NoLita Multifamily Portfolio – 137 Thompson Street Mortgaged Property (1.3%), three out of 16 units are rent stabilized.

●	With respect to the Fredericksburg Place Mortgaged Property (1.2%), 110 of the 224 units at the related Mortgaged Property are occupied by tenants receiving either U.S. Department of Housing and Urban Development Section 8 or San Antonio Housing Authority tenant-based assistance vouchers.

●	With respect to the 1503 Jefferson & 406 Cornelia Mortgaged Property (1.1%), the borrower sponsor indicated that it expects to receive approvals for the Affordable New York Housing Program, which partially exempts newly constructed residential buildings from tax in exchange for the inclusion of affordable units. The borrow sponsor has indicated an intention to apply for “Affordability Option C”, which would require the Mortgaged Property to make 30% of units affordable to households not exceeding 130% of the area median income. If successful, the Mortgaged Property will receive a 100% tax exemption for 25 years and a 30% tax exemption for the following 10 years. The borrower will still be required to pay taxes on the unimproved value of the land prior to construction. The annual tax savings are expected to amount to approximately $88,000. CCRE underwrote current taxes and did not take into account the anticipated tax exemption.

●	The Lakeville Townhomes Mortgaged Property (0.8%) currently have 31 units, accounting for approximately 13.6% of the total units at the related Mortgaged Property, with rent subsidized under the Section 8 tenant based assistance program of the U.S. Department of Housing and Urban Development.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Retail Properties. With respect to the retail properties and mixed use properties with retail components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality Properties. With respect to the hospitality properties set forth in the below chart:

●	The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Allocated Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration of License, Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date	Upfront PIP Reserve	Renewal Option
Playa Largo	$30,000,000	4.2%	8/31/2041	6/6/2028	N/A	No
Alabama Hotel Portfolio – Embassy Suites – Birmingham	$19,950,648	2.8%	8/21/2028	7/6/2028	N/A	No
Alabama Hotel Portfolio – Springhill Suites – Tuscaloosa	$8,479,025	1.2%	7/21/2035	7/6/2028	N/A	No
Homestead TownePlace Suites	$14,000,000	2.0%	11/17/2036	7/6/2028	N/A	No
Kinston Portfolio – Hampton Inn – Kinston	$5,706,154	0.8%	3/31/2033	4/6/2028	$1,450,961	No
Kinston Portfolio – Holiday Inn Express & Suites – Kinston	$4,036,315	0.6%	3/26/2028	4/6/2028	$916,330	No
Hampton Inn Port Charlotte	$7,000,000	1.0%	4/21/2031	7/6/2028	N/A	No
Hampton Inn & Suites Tucson Mall	$6,000,000	0.8%	2/23/2032	8/6/2028	$577,941	No
TownePlace Suites Tucson	$4,700,000	0.7%	7/9/2026	8/6/2028	$1,690,479	Yes(1)
Fairfield Inn DFW Airport South Irving	$4,500,000	0.6%	1/14/2031	8/6/2028	N/A	No

(1)	The borrower will have the option to renew the franchise agreement until July 9, 2034 upon completion of the PIP, which is due in 2021. See “—Redevelopment, Renovation and Expansion”.

●	With respect to the following Mortgaged Properties, food and beverage revenue comprise greater than 20% of Underwritten Revenues, as indicated in the table below:

Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Food and Beverage Revenue as % of Underwritten Revenues(1)
Playa Largo	4.2%	27.1%

(1)    Expressed as a percentage of Underwritten Revenues solely for the hotel portion of the Mortgaged Property.

●	Two (2) Mortgage Loans (3.1%), included among the 20 largest Mortgage Loans, consist in whole or part of hotel properties where new competitive supply is anticipated to be 75% or more competitive, as further described below.

○	With respect to the Homestead TownePlace Suites Mortgage Loan (2.0%), the related appraisal identified two proposed hotels in the Homestead, FL market expected to be 100% competitive with the related Mortgaged Property: (i) Uptown Suites, a 128-room hotel anticipated to open in August 2018 and (ii) Hilton Garden Inn, a 130-room hotel anticipated to open in 2020.

○	With respect to the Springhill Suites – Tuscaloosa Mortgaged Property (1.2%) of the Alabama Hotel Portfolio Mortgage Loan, La Quinta Inn Tuscaloosa, which is currently under construction and anticipated to open in September 2018, is expected to be 100.0% competitive with the Springhill Suites – Tuscaloosa Mortgaged Property.

●	With respect to the Homestead TownePlace Suites Mortgaged Property (2.0%), at origination, the related borrower deposited $11,500 into a seasonal working capital reserve and is required to deposit $2,150 on each monthly payment date occurring in October 2018 through and including June 2019. Such funds may be used for required monthly payments under the Mortgage Loan documents in the event revenue at the Mortgaged Property is insufficient to make such payment in the months in which there was negative cash flow in the prior year. Commencing on the monthly payment date occurring in September 2019, the lender may reassess annually the required monthly amount necessary to be paid into the seasonality reserve account.

●	With respect to the portfolio of Mortgaged Properties securing the Kinston Portfolio Mortgage Loan (1.4%), on each monthly payment date occurring in the months of September, October and November, the related borrower is required to deposit $20,000 into a seasonal working capital reserve account, subject to a cap of $60,000. Such funds may be used to make debt service payments during the month of December in the event there are insufficient revenues at the Mortgaged Properties to make any required monthly payment under the Mortgage Loan documents.

●	Hospitality properties may be particularly affected by seasonality.

●	With respect to the Hampton Inn & Suites Tucson Mall (0.8%) and TownePlace Suites Tucson (0.7%) Mortgage Loans, the related borrowers reserved $145,000 and $104,397, respectively, at origination for use during the lower income months of June through September. The related Mortgage Loan documents require each borrower to replenish its related seasonality reserve during the months of February through April, subject to a cap of $145,000 and $104,397, respectively.

●	Certain of the hospitality properties securing the Mortgage Loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. See “—Redevelopment, Renovation and Expansion” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks” and

“—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self-Storage Properties. With respect to the self-storage properties set forth in the above chart:

●	With respect to the Lockaway Storage – Schertz Mortgaged Property (1.1%), the Mortgaged Property includes 334 outdoor RV and boat parking spaces which account for approximately $258,757 or 24.5% of the underwritten effective gross income.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self-Storage Properties Have Special Risks”.

Industrial Properties. With respect to the industrial properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Other Properties. With respect to the other properties set forth in the above chart:

●	With respect to the Walmart Supercenter Teterboro Mortgage Loan (3.5%), Walmart, which leases the ground underneath its retail building and parking lot at the Mortgaged Property, represented in the estoppel certificate it delivered to the lender in connection with the origination of the Mortgage Loan that (i) the portion of the Mortgaged Property improved by a surface parking lot is failing and (ii) Walmart may have recourse for such failure under the development agreement and/or lease entered into between Walmart and the prior owner (the “Walmart Prior Owner”) of the Mortgaged Property (the “Parking Lot Dispute”). As an inducement for Walmart to deliver the above-referenced estoppel certificate (which estoppel certificate represented there to otherwise be no default under Walmart’s related lease), the Walmart Prior Owner provided (without admitting any fault) a parental guaranty to Walmart of its obligations under the development agreement pursuant to an indemnification agreement entered into between the Walmart Prior Owner, Walmart and the borrower. In addition, under the indemnification agreement, the Walmart Prior Owner is required to indemnify the borrower for a period of three years in an amount not to exceed $1.0 million in connection with the Parking Lot Dispute. However, Walmart has not waived any rights it may have against either the Walmart Prior Owner or the borrower related to the Parking Lot Dispute. The Mortgage Loan documents provide (i) partial payment recourse to the guarantor for an amount up to $500,000 related to the Parking Lot Dispute, representing approximately 100.0% of the estimated cost to perform any related repairs and (ii) loss recourse to the guarantor for any losses incurred by lender in connection with the Parking Lot Dispute.

Manufactured Housing Properties. With respect to the manufactured housing properties set forth in the above chart:

●	With respect to the Kris Kay MHC Mortgaged Property (0.5%), the borrower or an affiliate owns 42 mobile homes (14.6% of the total pad sites), which mobile homes were not pledged as collateral for the Mortgage Loan. In addition, the borrower sponsor owns another manufactured housing community property within a five-mile radius of the Mortgaged Property that directly competes or is expected to directly compete with the Mortgaged Property.

Specialty Use Concentrations. Certain Mortgaged Properties have one or more tenants that operate their space as a specialty use. Such specialty uses may not allow the space to be readily converted to be suitable for another type of tenant, they may rely on contributions from individuals and government grants or other subsidies to pay rent and other operating expenses or they may have primarily seasonal use that makes income potentially more volatile than for properties with longer term leases. For example, with respect to certain of the Mortgaged Properties, one or more of the 5 largest tenants operates its space as a specialty use, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Theater	2	9.9%
Gym, Fitness Center or a Health Club	4	8.1%
Medical, Dental, Physical Therapy or Veterinary Offices or Clinics, Outpatient Facilities, Research or Diagnostic Laboratories or Health Management Services and/or Health Professional Schools	5	6.6%
Restaurant(1)	4	5.2%
Entertainment Center	2	5.0%
Gas Station	1	3.5%

(1)	Excludes any hospitality Mortgaged Properties that may have a restaurant on-site

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top Ten Mortgage Loans

The following table shows certain information regarding the ten largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Sq. Ft./Rooms/Units(1)	UW NCF DSCR(1)		Cut-off Date LTV Ratio(1)(2)	UW NOI Debt Yield(1)	Property Type
Aventura Mall	$60,000,000	8.4%	$1,155	2.58	x	40.8%	11.0%	Retail
Bank of America Center	$50,500,000	7.0%	$121	2.14	x	53.9%	11.6%	Office
Westside NYC Multifamily Portfolio	$42,000,000	5.9%	$154,412	3.60	x	25.5%	14.3%	Multifamily
175 Park Avenue	$35,000,000	4.9%	$315	1.60	x	63.0%	8.9%	Office
Zenith Ridge	$35,000,000	4.9%	$185	1.54	x	67.6%	10.5%	Office
Buckeye Corrugated	$32,830,000	4.6%	$40	1.71	x	63.0%	9.4%	Industrial
Centennial I & II	$32,700,000	4.6%	$139	2.14	x	60.7%	11.8%	Office
NoLita Multifamily Portfolio	$32,000,000	4.5%	$864,865	1.24	x	52.1%	6.6%	Multifamily
Playa Largo	$30,000,000	4.2%	$505,618	1.64	x	47.7%	12.1%	Hospitality
Alabama Hotel Portfolio	$28,429,674	4.0%	$93,519	2.02	x	52.6%	17.2%	Hospitality
Top 10 Total/Weighted Average	$378,459,674	52.8%		2.10	x	51.4%	11.3%

(1)	With respect to the Aventura Mall, Bank of America Center, Westside NYC Multifamily Portfolio, 175 Park Avenue, Zenith Ridge and Playa Largo Mortgage Loans, Loan per Sq. Ft./Rooms/Units, UW NCF DSCR, Cut-off Date LTV Ratio and UW NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to the Buckeye Corrugated and Centennial I & II Mortgage Loans, the Cut-off Date LTV Ratio was calculated based upon a hypothetical valuation other than an “as-is” value. See “—Appraised Value”.

See “—Assessment of Property Value and Condition” for additional information.

For more information regarding the 10 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3. Other than with respect to the top ten Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 3.5% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans-—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Pool will include nine Mortgage Loans (26.4%), set forth in the following table entitled “Multi-Property Mortgage Loans”, which are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or Allocated Loan Amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that Mortgaged Property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The following table shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Westside NYC Multifamily Portfolio	$42,000,000	5.9%
Buckeye Corrugated	32,830,000	4.6
NoLita Multifamily Portfolio	32,000,000	4.5
Alabama Hotel Portfolio	28,429,674	4.0
CityLine Ann Arbor & Clinton Portfolio	15,650,000	2.2
CityLine Rochester & Lansing Portfolio	12,477,000	1.7
Pangea 20	10,700,000	1.5
Kinston Portfolio	9,742,469	1.4
Wheeler SC-GA Portfolio	5,734,868	0.8
Total	$189,564,010	26.4%

In addition, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. For example, with respect to each of the Bank of America Center (7.0%), Riverwalk (2.8%) and 1503 Jefferson & 406 Cornelia (1.1%) Mortgage Loans, each of the related Mortgaged Properties is comprised of more than 1 parcel, which parcels are owned by separate borrowers or are not contiguous.

Five (5) groups of Mortgage Loans, (16.7%), set forth in the following table entitled “Related Borrower Loans”, are not cross-collateralized but have the same borrower sponsor or borrower sponsors related to each other. The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Related Borrower Loans

Mortgage Loan	Aggregate Cut-off Date Principal Balance	Approx. % of Initial Pool Balance
Group 1:
Playa Largo	$ 30,000,000	4.2%
Homestead TownePlace Suites	14,000,000	2.0
Total for Group 1:	$ 44,000,000	6.1%
Group 2:
CityLine Ann Arbor & Clinton Portfolio	$ 15,650,000	2.2%
CityLine Rochester & Lansing Portfolio	12,477,000	1.7
Total for Group 2:	$ 28,127,000	3.9%
Group 3:
Fordham Green Apartments	$ 12,500,000	1.7%
Southpointe Square	11,570,000	1.6
Total for Group 3:	$ 24,070,000	3.4%
Group 4:
Lockaway Storage -- Schertz	$ 8,150,000	1.1%
Lockaway Storage – Airport	4,850,000	0.7
Total for Group 4:	$ 13,000,000	1.8%
Group 5:
Hampton Inn & Suites Tucson Mall	$ 6,000,000	0.8%
TownePlace Suites Tucson	4,700,000	0.7
Total for Group 5:	$ 10,700,000	1.5%

Mortgage Loans with related borrower sponsors are identified under “Related Borrower” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Florida	4	$111,000,000	15.5%
New York	20	$97,260,000	13.6%
Michigan	9	$83,728,256	11.7%
Virginia	2	$75,500,000	10.5%
New Jersey	2	$60,300,000	8.4%
Texas	6	$48,918,750	6.8%
Pennsylvania	2	$41,600,000	5.8%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Loan Amount, which amounts, if not specified in the related mortgage loan documents, are based on the appraised values, as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 16 other states, with no more than 4.6% of the Initial Pool Balance by Allocated Loan Amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

18 Mortgaged Properties, securing approximately 40.7% of the Initial Pool Balance by Allocated Loan Amount, are located in North Carolina, Texas, Florida, Louisiana, Alabama, Virginia and Mississippi, and may be more generally susceptible to floods or hurricanes than properties in other parts of the country.

Nine Mortgaged Properties, securing approximately 12.3% of the Initial Pool Balance by Allocated Loan Amount, are located in California, Texas and Alabama and are more susceptible to wildfires.

Two Mortgaged Properties, securing approximately 6.1% of the Initial Pool Balance by Allocated Loan Amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, each of the Mortgaged Properties have a seismic expected loss of 14.0%.

Mortgaged Properties With Limited Prior Operating History

Each of the NoLita Multifamily Portfolio (4.5%), Playa Largo (4.2%), 12-01 44th Avenue (1.5%), Pangea 20 (1.5%) and 1503 Jefferson & 406 Cornelia (1.1%) Mortgage Loans are secured by Mortgaged Properties that were constructed, in a lease-up period or were the subject of a major renovation that was completed within 12 calendar months prior to the Cut-Off Date and, therefore, the related Mortgaged Property has no or limited prior operating history or the related Mortgage Loan Seller did not take the operating history into account in the underwriting of the related Mortgage Loan.

Each of the 175 Park Avenue (4.9%) and Buckeye Corrugated (4.6%) Mortgage Loan are each secured by Mortgaged Properties that are single tenant properties subject to double-net, triple-net or absolute-net leases with the related tenant where the related borrower did not provide the related Mortgage Loan Seller with historical financial information for the related Mortgaged Property.

The Walmart Supercenter Teterboro (3.5%) Mortgage Loan is secured by a Mortgaged Property that was acquired by the related borrower or an affiliate of the borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related Mortgage Loan Seller with historical financial information (or provided limited historical financial information) for such acquired Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans-—Limited Information Causes Uncertainty”.

Tenancies-in-Common

Each of the Centennial I & II (4.6%), Walmart Supercenter Teterboro (3.5%), Edgewater Village Shopping Center (1.7%) and Fredericksburg Place (1.2%) Mortgage Loans has one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—Tenancies-in-Common May Hinder Recovery”.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium and Other Shared Interests

Each of the Riverwalk (2.8%) and Pointe Professional Center (0.5%) Mortgage Loans are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. Except as described below, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The following table shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Property Ownership Interest(1)

Property Ownership Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee Simple(2)	72	$717,442,712	100.0%
Total	72	$717,442,712	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts, which amounts, if not specified in the related mortgage loan documents, are based on the appraised values, as set forth in Annex A-1.

(2)	May include mortgaged properties constituting the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property.

In general, unless the related fee interest is also encumbered by the related Mortgage (and therefore treated as a fee simple interest in the chart above), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below or in the exceptions to representation and warranty number 35 in Annex D-1 indicated on Annex D-2, Annex D-3, Annex D-4 or Annex D-5, as applicable, contains customary lender protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than six months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (“ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

●	With respect to the Bank of America Center Mortgage Loan (7.0%), in connection with inconsistent documentation regarding the current status of two underground storage tanks at the Mortgaged Property as well as the historical use of the Mortgaged Property as, among other things, an automobile service station, printing company and potential dry cleaner, the borrower fully paid for a lender’s environmental collateral protection and liability insurance policy with aggregate and individual limits of not less than $3,000,000, with a $200,000 deductible. The environmental insurance policy has a 13-year term.

●	With respect to the Walmart Supercenter Teterboro Mortgage Loan (3.5%), the related Phase I ESA identified a controlled recognized environmental condition related to prior industrial operations on a larger 55-acre parcel that formerly included the Mortgaged Property, including the manufacture of aircraft and military systems, between 1937 and 2008. According to the Phase I

ESA, residual soil and groundwater impacts at the Mortgaged Property include, among other things, volatile organic compounds (VOCs), polychlorinated biphenyls (PCBs) and metals. In 2015, a vapor migration system was installed in the improvements occupied by Walmart, the sole tenant at the Mortgaged Property, to mitigate the risk to indoor air quality from any related vapor intrusion. In 2016, a deed restriction was recorded prohibiting, among other things, the use of groundwater at the Mortgaged Property and a soil Remedial Action Permit (“RAP”) was issued by the New Jersey Department of Environmental Protection (“NJDEP”) requiring ongoing monitoring, maintenance and reporting to assure compliance with the deed restriction and related engineering controls. Ongoing monitoring and remediation to address groundwater impacts from an offsite VOC plume have also included installation of a groundwater treatment system. Pursuant to an agreement entered into the borrower and Prologis Teterboro Landing LLC, the prior owner of the Mortgaged Property, the borrower is required to, among other things, fulfil any obligations under the soil RAP and to indemnify Prologis for any breaches of the soil RAP, provided that, Prologis remains obligated to perform any further remediation or monitoring necessary to obtain regulatory closure from the NJDEP with respect to any remaining groundwater impacts until the NJDEP issues an RAP with respect to the groundwater, after which the obligation to comply with such groundwater RAP will be assumed by the borrower. Beyond assuring compliance with the RAP the Phase I ESA recommended no further action.

●	With respect to the Riverwalk Mortgage Loan (2.8%), the ESA noted a REC related to the historical use of part of the Mortgaged Property as a boiler house and for coal storage circa 1956. Due to the REC as well as potential unknown environmental issues related to former industrial uses, the borrower fully paid for and the lender obtained a lender’s environmental liability insurance policy issued by Great American E&S Insurance with limits of $2,000,000 per occurrence and in the aggregate, with a $250,000 deductible. The environmental insurance policy has a 13-year term.

●	With respect to the CityLine Rochester & Lansing Portfolio Mortgage Loan (1.7%), the related Phase I ESA identified a recognized environmental condition at the Lansing Self Storage Mortgaged Property related to the historical use of the Mortgaged Property by various manufacturing/industrial facilities or a gasoline fueling station from at least the 1890s through 2006. Operations included the use of at least nine underground storage tanks, of which eight have been removed from the ground and one was abandoned in-place following removal of contents. Following various subsurface investigations, constituents of concern remain present in soil, groundwater and vapor at concentrations that exceed their respective cleanup criteria. A vapor intrusion assessment, including sub-slab and indoor air sampling was completed. Based on the results of the Limited VI Assessment, indoor air quality appears to be at acceptable levels and a VI condition does not exist. The Phase I ESA recommended preparation of a Baseline Environmental Assessment and Due Care Plan to protect the borrower against liability for the existing on-property contamination. The borrower is not the identified responsible party and is not responsible for monitoring or cleanup efforts associated with identified contamination in soil and groundwater but is obligated to provide access to the responsible party and the Michigan Department of Environmental Quality to conduct investigation and remediation. The Phase I ESA also recommended the borrower to periodically inquire as to the status of monitoring efforts until closure is achieved.

●	With respect to the Wisteria Village Mortgage Loan (1.3%), the related Phase I ESA identified a controlled recognized condition in connection with the former operation of a dry cleaning facility at the Mortgaged Property between 1986 and 2008. A limited subsurface Phase II investigation performed in June 2016 identified soil and groundwater impacts at the Mortgaged Property, including concentrations of PCE and TCE above applicable regulatory limits. In 2017, the borrower enrolled the Mortgaged Property in the Georgia Brownfields Program and, following related remediation, the Georgia Environmental Protection Division issued a Limitation of Liability Letter (the “Letter”) to the borrower in January 2018. Pursuant to the Letter, the Mortgaged Property may be operated for non-residential purposes without further action.

●	With respect to the Wheeler SC-GA Portfolio Mortgage Loan (0.8%), the related Phase I ESA identified a recognized environmental condition at the Wheeler SC-GA Portfolio – Georgetown Mortgaged Property (0.3%) related to soil and groundwater impacts at the Mortgaged Property attributed to a documented release of chlorinated volatile organic compounds (CVOCs) at an adjacent dry cleaning facility. Groundwater sampling performed in 2014 identified concentrations of CVOCs at the Mortgaged Property, including PCE and TCE, above applicable regulatory limits. In June 2018, a limited Phase II subsurface investigation was performed at the Mortgaged Property. The Phase II ESA did identify concentrations of CVOCs, including PCE, in soil gas. However, given the commercial use of the Mortgaged Property, the Phase II ESA concluded that such soil gas concentrations do not pose a risk of vapor intrusion at concentrations presenting a health risk and determined that no further investigation is necessary at the Mortgaged Property at this time.

For several of the properties, the related ESAs noted that onsite USTs or leaking USTs previously had been removed or closed in place or other types of potential or actual spills or releases may have occurred, and based on criteria such as past investigations, cleanups or other response actions, quantities or types of hazardous materials involved, absence of significant risk, tank test results or other records, and/or other circumstances including regulatory closure, the ESAs did not recommend any further investigation or other action at the current time. In some such cases even where regulatory closure was documented for past incidents the ESAs reported that requests to governmental agencies for any related files are pending; however, those ESAs concluded that nevertheless such incidents were not likely to be significant at the present time.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, executing property improvement plans (“PIPs”). In certain cases, such PIPs may be required by the franchisor to maintain franchise affiliation, as described in “—Mortgage Pool Characteristics—Property Types—Hospitality Properties” above. For example, with respect to a Mortgaged Property that is currently undergoing or is expected to undergo material redevelopment, renovation or expansion and is a Mortgaged Property that (i) secures a Mortgage Loan that is one of the top 20 Mortgage Loans or (ii) where the related costs are anticipated to be more than 10% of the Cut-off Date Balance of the related Mortgage Loan:

●	With respect to the Buckeye Corrugated Mortgage Loan (4.6%), Buckeye, the sole tenant at each of the related Mortgaged Properties, has the right to expand the footprint of the existing improvements or construct additional improvements at any individual Mortgaged Property provided, among other conditions, (i) the aggregate amount of square footage under construction at any time may not exceed 30% of the total portfolio square footage and (ii) any structural alterations or non-structural alterations in excess of $500,000 require the prior written approval of each of the borrower and lender (which may not be unreasonably withheld, conditioned or delayed). Buckeye may elect to receive reimbursement from the borrower for any related expansion costs, which would result in an increase in Buckeye’s base rent. If the borrower is required to reimburse Buckeye for any expansion costs, and the estimated costs of any expansion exceeds 3.5% of the allocated loan amount for the applicable Mortgaged Property then the borrower will be required to post security with the lender (in cash, a letter of credit, U.S. Obligations or other form reasonably acceptable to the lender) in an amount equal to the estimated costs. We cannot assure you that the borrower will have sufficient funds to reimburse such expansion costs or to post such a security deposit. As of the date of this prospectus, Buckeye is expected, and has received approval, to construct an approximately 12,000 square foot addition at the Buckeye Division Mortgaged Property. We cannot assure you that this anticipated expansion, or any other expansion permitted under the Buckeye lease, will not materially and adversely impact the related Mortgaged Property or Mortgaged Properties.

●	With respect to the Centennial I & II Mortgage Loan (4.6%), the borrowers are completing capital expenditures projects at the Mortgaged Property including repairs to the heating, ventilation and air conditioning systems, the elevators and general building repairs. At origination of the Mortgage Loan, the borrowers deposited an aggregate amount equal to approximately $6,600,000 into reserve accounts for the capital improvements.

●	With respect to the Bear Creek Apartments Mortgage Loan (3.4%), the related Mortgaged Property is currently undergoing renovations that are expected to be completed by June 1, 2019. At origination, $660,400 was reserved for the planned capital expenditures, which include renovating 50 apartment units with new kitchen cabinets and countertops, bathroom vanities, new vinyl plank flooring, and replacing appliances as well as addressing exterior maintenance and parking lots repairs.

●	With respect to the NoLita Multifamily Portfolio – 137 Thompson Street Mortgaged Property (1.3%), three out of 16 units are currently under renovation. At origination, the borrower reserved $216,000, equal to one years’ worth of rent for the units under renovation. The renovations are expected to be completed by October 2018 and cost approximately $300,000. In addition, an affiliate of the borrowers entered into master leases with the borrowers to cover the rent for the units under renovation. The UW NCF DSCR without the income from the master leases is 1.13x.

●	With respect to the 12-01 44th Avenue Mortgage Loan, (1.5%), the borrower is in the process of completing a gut renovation of the Mortgaged Property which is part of an approximately $2,201,821 capital investment project to modernize the Mortgaged Property from its previous use as an industrial property for use as an office property. The Mortgaged Property is currently unoccupied. At origination of the Mortgage Loan, the borrower deposited $561,438 into a reserve account for the reimbursement of such renovation expenses. In addition, the Mortgage Loan documents include a completion guaranty covering the full and timely payment of all amounts related to the renovation. See “—Tenant Issues—Other” below.

●	With respect to the Kinston Portfolio Mortgage Loan, (1.4%), the borrowers are required to complete franchisor-mandated PIPs at each of the related Mortgaged Properties between September 2019 and March 2020 including, among other things, renovations to the exteriors, guestrooms and common areas. At origination, the borrowers deposited approximately $2,367,292 with the lender, representing approximately 115% of the estimated aggregate cost to complete the PIPs at each Mortgaged Property.

●	With respect to the Hampton Inn & Suites Tucson Mall Mortgage Loan (0.8%), the borrower is required to complete a franchise-mandated change of ownership PIP, including, among other things, updates to the brand standards at the Mortgaged Property. At origination, the borrower reserved $577,941, representing approximately 100% of the estimated cost to complete the PIP.

●	With respect to the TownePlace Suites Tucson Mortgage Loan (0.7%), the borrower is required to complete a franchise-mandated change of ownership PIP. At origination, the borrower reserved $1,690,479, representing approximately 100% of the estimated cost to complete the PIP. Upon completion of the PIP, the borrower will be permitted to renew the franchise agreement, extending the expiration date from July 9, 2026 to July 9, 2034.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than six months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Property may be subject to ongoing litigation. For example:

With respect to the Cliffs of Macon Mortgaged Property (1.0%), the manager of the Mortgaged Property and an affiliate of the sponsor, Stansberry Management, LLC (“Stansberry”), was subject to two sanctions from FINRA in May 2014 related to Stanberry’s failure to respond to a request for information by the Department of Homeland Security-ICE (“DHS”) regarding an I-9 form. Pursuant to the sanctions, Stansberry was fined $150,000 (which amount has been paid in full) and is prohibited from entering into any government procurement contracts in excess of $30,000.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Loan Purpose

29 of the Mortgage Loans (71.4%) were, in whole or in part, originated in connection with the borrower’s refinancing of a previous mortgage loan or credit facility secured by the related Mortgaged Property.

11 of the Mortgage Loans (25.5%) were, in whole or in part, originated in connection with the borrower’s acquisition of the related Mortgaged Property.

2 of the Mortgage Loans (3.1%) were, in whole or in part, originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Default History, Bankruptcy Issues and Other Proceedings

Three of the Mortgage Loans (8.8%) (i) were refinancing in whole or in part of a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the related Mortgaged Property, which prior loan was in default at the time of refinancing and/or otherwise involved a discounted pay-off, maturity extension, short sale or other restructuring or (ii) provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming REO Property as described below:

●	The Centennial I & II Mortgaged Property (4.6%) previously secured a loan to a prior owner of the Mortgaged Property that was originated in 2007 by JPMorgan Chase Bank, National Association and securitized in the JPMCC 2007-C1 securitization, for which LNR Partners, LLC, an affiliate of the related mortgage loan seller and the originator, was the special servicer. The property went into special servicing in February 2014 as a result of an imminent monetary default, and the related special servicer foreclosed on the property in September 2015. The borrower acquired the property in an REO sale, and proceeds of the Mortgage Loan paid off the prior loan in full, however the related securitization trust incurred a liquidation fee of approximately $368,589 which was paid to the special servicer.

●	With respect to the Rohnert Park Center Mortgage Loan (1.5%), the Mortgage Loan paid off a prior loan that went into maturity default in March 2018 and was the subject of a forbearance agreement. The Mortgage Loan paid off the prior loan in full.

●	The Maricopa Marketplace Mortgaged Property (0.7%), previously secured a loan with an original principal balance of $11,600,000 to a prior owner of the Mortgaged Property that was originated in 2007 by JPMorgan Chase Bank, National Association and securitized in the JPMCC 2007-LDP12 securitization, for which LNR Partners, LLC, an affiliate of the related mortgage loan seller and the originator, was the special servicer. The special servicer foreclosed on the property in August 2013 as a result of an imminent monetary default. The borrower sponsor used the proceeds of the Mortgage Loan to acquire the Mortgaged Property in an REO sale for approximately $10,053,750, and the prior JPMCC 2007-LDP12 trust incurred a loss of approximately $3.5 million on the prior loan.

In addition, with respect to certain of the Mortgage Loans, (a) related borrowers, sponsors and/or key principals (or affiliates thereof) have previously sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Properties securing its related Mortgage Loan) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or (b) a Mortgaged Property was acquired by the related borrower or an affiliate thereof through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership.

For example, within approximately the last 10 years, with respect to the 20 largest Mortgage Loans:

●	With respect to the Aventura Mall Mortgage Loan (8.4%), one of the borrower sponsors relinquished ownership of an unrelated shopping mall located in Indianapolis, Indiana, through a deed-in-lieu of foreclosure. The sponsor also previously owned another shopping mall in Worcester, Massachusetts, which secured a loan that went into default and was foreclosed upon in June 2016. In addition, affiliates of one of the guarantors (Jeffrey Soffer) filed for Chapter 11 bankruptcy protection in mid-2009 (which was later converted to a Chapter 7 bankruptcy proceeding at the end of 2009) as a result of the failure of the Fontainebleau Las Vegas project. The project’s funding was disrupted by the bankruptcy of Lehman Brothers in 2009. The bankruptcy court in respect of the Fontainebleau Las Vegas project approved a comprehensive settlement in November 2013, but certain actions by the Chapter 7 trustee were excluded from the scope of the settlement. The Chapter 7 trustee’s lawsuits allege fraudulent conveyance, breach of fiduciary duty, mismanagement of the project and intentional misrepresentations. The Chapter 7 trustee reached a settlement with Mr. Soffer and his affiliates in December 2014 and the case was dismissed with prejudice in February 2015. The settlement included a bar of further pending lawsuits and payment by Mr. Soffer of approximately $83 million, a substantial portion of which is being paid by insurance policies. In addition, Jeffrey Soffer was also a co-defendant in an action to enforce a $40 million guaranty delivered in connection with a loan secured by the Town Square shopping center located in Las Vegas, Nevada, which loan went into default in March 2009. After the related lenders foreclosed on that property, they sought a deficiency judgment against Jeffrey Soffer and Jacquelyn Soffer. After trial, the court entered judgment against the lenders and in favor of the Soffers, finding the Soffers were not liable to the lenders for any deficiency judgment. The judgment in favor of the Soffers was affirmed on appeal.

●	With respect to the Playa Largo Mortgage Loan (4.2%) and the Homestead TownePlace Suites Mortgage Loan (2.0%), a principal or affiliates of a related borrower sponsor have sponsored other real estate projects securing loans that have been the subject of default, foreclosure or deed-in-lieu of foreclosure during the last ten years.

●	With respect to the Bear Creek Apartments Mortgage Loan (3.4%), the borrower sponsor has sponsored multi-family properties that were the subject of loan work-outs and forfeiture at tax auction.

●	With respect to the Fordham Green Apartments Mortgage Loan (1.7%), a borrower sponsor is the CEO of The Lightstone Group, which elected to place their Extended Stay Hotels chain under Chapter 11 bankruptcy protection in June 2009. Additionally, entities related to the borrower sponsor have experienced loan defaults and foreclosures.

●	With respect to the Edgewater Village Shopping Center Mortgage Loan (1.7%), the non-recourse carveout guarantor of the Mortgage Loan has sponsored several shopping center and office properties that were subject to foreclosures or deeds in lieu of foreclosures resulting from the failure to maintain sufficient level of occupancy during and shortly after the recession to cover the related mortgage debt obligations.

With respect to certain of the Mortgage Loans, related borrowers, sponsors and/or key principals (or affiliates thereof) may previously have been the subject of personal bankruptcy proceedings, or a related Mortgaged Property has previously been involved in a borrower, principal or tenant bankruptcy.

●	With respect to the Interstate Plaza Mortgage Loan (1.8%), a single family residence owned by the borrower sponsor was the subject of a foreclosure action that was ultimately settled with the related servicer.

●	With respect to the Hampton Inn & Suites Tucson Mall and TownePlace Suites Tucson Mortgage Loans (1.5%), Michael Hanson, one of the grantors of an irrevocable trust (ANG Trust) that owns the borrower sponsor (BWL Investments, L.L.C.), filed personal bankruptcy in 2012, which was discharged in 2017. Additionally, the Mortgaged Properties previously secured loans that were indirectly owned by the borrower sponsor, which loans were securitized in 2006 and foreclosed upon in 2012. In March 2017, a group of investors including the borrower sponsor purchased the Mortgaged Properties at auction.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”, “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Nine (9) of the Mortgaged Properties (11.1%) are leased to a single tenant.

●	Five (5) of the Mortgaged Properties (8.0%) are each leased to a tenant that makes up 50% or more (but less than 100%) of the rentable square footage.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations. Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top ten Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the top five tenants at a particular Mortgaged Property as identified on Annex A-1 have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

●	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

●	With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the following table, such Mortgaged Properties are occupied by a single tenant under a lease which expires prior to, or within 12 months after the maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date
12-01 44th Avenue	1.5%	11/30/2028	7/6/2028
Wheeler SC-GA Portfolio – Ridgeland Center	0.1%	3/31/2023	7/6/2023

●	With respect to the Mortgaged Properties shown in the following table, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or within twelve months after, the maturity of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of NRSF Expiring	Lease Expiration Year	Maturity Date
Centennial I & II	4.6%	81.5%	2028	8/6/2028
Rohnert Park Center	1.5%	53.9%	2023	6/6/2028
Mac Phail Crossing	1.3%	56.3%	2022	7/6/2028
Wisteria Village	1.3%	51.4%	2022	3/6/2028
Wheeler SC-GA Portfolio -- Georgetown	0.3%	74.5%	2023	7/6/2023

●	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Furthermore, commercial retail tenants having stores at multiple locations may experience adverse business conditions that result in their deciding to close under-performing stores. We cannot assure you that any tenant or anchor tenant at a Mortgaged Property will not close stores, including stores at or near the Mortgaged Property.

Terminations. In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease. For example (with respect to the largest 20 Mortgage Loans and the largest five tenants at each Mortgaged Property as identified on Annex A-1 or with respect to single tenant Mortgaged Properties):

●	With respect to the Zenith Ridge Mortgaged Property (4.9%), Ansys, Inc., the largest tenant, has the right to terminate its lease effective as of December 31, 2025 with 18 months’ notice and payment of a termination fee equal to approximately $5,751,000.

●	With respect to the 12-01 44th Avenue Mortgaged Property (1.5%), Wirecutter, Inc., the sole tenant, has the right to terminate its lease effective as of the expiration of the 84th month of the term of the lease with 12 months’ notice and payment of a termination fee equal to approximately $1,502,119.

See Annex A-1 and the footnotes related thereto for additional information on the top five tenants at the related Mortgaged Properties.

With respect to the largest 20 Mortgage Loans and the largest five tenants at each Mortgaged Property as set forth in Annex A-1, or with respect to single tenant Mortgaged Properties, set forth below are government tenants or tenants that rely on government contracts with leases subject to unilateral termination or termination contingent upon the tenant’s failure to appropriate sufficient funding or upon the loss of access to certain government programs.

Mortgage Loan Name	% of the Initial Pool Balance by Allocated Loan Amount	Tenant Name	% of Net Rentable Area
Bank of America Center	7.0%	DEQ; Virginia Retirement System	16.3%; 13.6%
Centennial I & II(1)	4.6%	State of Washington - Employment Security Department	8.6%

(1)	The tenant has the right to terminate its lease in whole (but not in part) if its state funding is reduced to the extent ongoing operations are not feasible. Upon such termination, the tenant will be required to pay an amount equal to all unamortized tenant improvements.

See Annex A-3 for more information on material termination options relating to the largest 10 Mortgage Loans.

Other. Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation or may be underwritten based on straight-lined rents. For example, with respect to single tenant properties or tenants that are one of the top five tenants at a Mortgaged Property identified on Annex A-1 with respect to the largest 20 Mortgage Loans or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or are in rent abatement periods or may be underwritten based on straight-lined rents as set forth below:

●	With respect to the Aventura Mall Mortgage Loan (8.4%), the borrower was required to reserve $6,776,765 for free or abated rent associated with 13 tenants at the Mortgaged Property, including Apple and Victoria’s Secret. Apple has abated rent for the months of July 2018 through and including January 2020, and Victoria’s Secret has abated rent for the months of July 2018 through and including July 2019.

●	With respect to the Bank of America Center Mortgage Loan (7.0%), (i) the largest tenant, Bank of America (office space), representing approximately 17.0% of the net rentable area at the Mortgaged Property, prepaid its rent on its office space through June 10, 2022, the expiration of its current lease term. The tenant’s current lease obligations for the office space are the reimbursement of operating expenses, which is approximately $8.81 per square foot, below the market rent of $21.63 per square foot. The lender underwrote rent at the market rate and at origination the borrower deposited $4,091,878 with lender, which amount represents the difference between the contractual reimbursement payment and the $21.63 market rent for the space through lease expiration; and (ii) the second largest tenant, the Commonwealth of Virginia Department of General Services (for use by the Department of Environmental Quality) (the “DEQ”), representing approximately 16.3% of the net rentable area at the Mortgaged Property, is currently in occupancy and is required to commence paying rent in September 2018. At origination, the borrower deposited $761,854 into a free rent reserve related to the DEQ tenant.

●	With respect to the 175 Park Avenue Mortgage Loan (4.9%), the sole tenant, Realogy Operations LLC, will have a three-month free rent period through September 2018. $1,788,075, equal to three months of base rent, was reserved at origination for such free rent period.

●	With respect to the Zenith Ridge Mortgage Loan (4.9%), the largest tenant, Ansys, Inc., has executed a lease and is currently building out an additional 30,971 square feet which it expects to take occupancy of and start paying rent for on November 1, 2018. At origination of the Mortgage Loan, the borrower was required to reserve $890,416 for rent concessions for the months of November 2018 through and including January 2020, which are expected to be the first 15 months of the term of the related lease.

●	With respect to the Centennial I & II Mortgage Loan (4.6%), the borrower was required to reserve $707,283 for three months of abated rent for the months of August 2018 through and including October 2018 for the largest tenant, the State of Washington – Department of Social and Health Services, and $121,878 for abated rent for the first three months of the term of the second largest tenant, the State of Washington Employment Security Department, which has executed its lease and is expected to occupy its premises upon commencement of the lease in November 2018.

●	With respect to the Sully Station Shopping Center Mortgage Loan (3.5%), GlowZone, the largest tenant at the related Mortgaged Property, has executed a lease and is expected to take occupancy of their space in November 2018 after the completion of its current build out of the space and is expected to commence paying rent in January 2019. At origination, the borrower deposited $2,000,000 into a holdback reserve account. The funds on deposit in the holdback reserve may be released upon satisfaction of the following conditions: (i) no event of default has occurred and is continuing, (ii) the lender has received evidence that either (a) GlowZone has no remaining “outs” or options to terminate its lease, or (b) the borrower has leased the entire space previously leased to GlowZone on equivalent or better terms than those of GlowZone’s lease and the applicable replacement tenant being in occupancy and open for business in the former GlowZone space and paying full, unabated rent due under its lease with no remaining “outs” or termination options.

●	With respect to the Interstate Plaza Mortgage Loan (1.8%), Spec’s Liquor, the second largest tenant at the Mortgage Property, is completing the expansion of their space and is expected to take occupancy in August 2018.

●	With respect to the 12-01 44th Avenue Mortgage Loan (1.5%), the Mortgaged Property is under renovation and is currently unoccupied. The sole tenant, Wirecutter, Inc., accepted possession of not less than 16,500 square feet (the “Initial Delivery Space”) on August 3, 2018 and is expected to accept the remaining 5,500 square feet (the “Additional Delivery Space”) by September 1, 2018, and will be required to commence paying rent 90 days after acceptance of the Initial Delivery Space. At origination of the Mortgage Loan, the borrower funded $918,225 into a free rent reserve account for the payment of any shortfalls in the monthly debt service payment amount on any monthly payment date until such amount has been reduced to zero, and the Mortgage Loan will be fully recourse to the borrower and the guarantors if the tenant refuses to accept the leased premises due to the borrower’s failure to complete the renovations. In addition, the lender funded $1,250,000 into a reserve account (the “Cash Out Reserve Account”) of which (x) $900,000 will be disbursed to the borrower provided that, among other conditions, the sole tenant, Wirecutter, Inc., has accepted possession of the Initial Delivery Space and (y) $350,000 will be disbursed to the borrower provided that, among other conditions, the sole tenant, Wirecutter, Inc., has accepted possession of the Additional Delivery Space. See “—Redevelopment, Renovation and Expansion” above.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 20 Mortgage Loans.

Purchase Options and Rights of First Refusal

Certain of the Mortgaged Properties are subject to purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property. With respect to each of the Buckeye Corrugated (4.6%), Playa Largo (4.2%), Alabama Hotel Portfolio (4.0%), Mac Phail Crossing (1.3%) and Fairfield Inn DFW Airport South Irving (0.6%) Mortgage Loans, certain tenants, franchisors, property managers, ground lessors, developers or owners’ associations at one or more of the related Mortgaged Properties or other parties have a purchase option or a right of first refusal or right of first offer or similar right, upon satisfaction of certain conditions, to purchase all or a portion of one or more of the related Mortgaged Properties.

In particular, with respect to each such Mortgaged Property that secures one of the top 15 Mortgage Loans:

●	With respect to the Buckeye Corrugated Mortgage Loan (4.6%), Buckeye, the sole tenant at each of the related Mortgaged Properties, has a right of first offer to purchase one or more of the Mortgaged Properties in the event of a proposed sale of any such Mortgaged Property to an unaffiliated entity. Pursuant to a subordination and non-disturbance agreement, the right of first offer is subordinate to the Mortgage Loan documents and does not apply to a transfer of any Mortgaged Property in connection with a foreclosure, deed-in-lieu of foreclosure or the first sale thereafter.

●	With respect to the Playa Largo Mortgage Loan (4.2%), the Mortgaged Property is subject to a franchise agreement between Marriott International, Inc., as franchisor, and the related borrower, as franchisee. Pursuant to the terms of the franchise agreement, in the event that there is a proposed transfer of (i) the Mortgaged Property, (ii) the borrower’s ownership interest under the related franchise agreement or (iii) an ownership interest or other interest in the borrower or an affiliate of the borrower, in each case, to a competitor of the franchisor, the franchisor will have, among other things, (a) a right of first refusal to purchase or lease the Mortgaged Property at the same purchase price or lease price, as applicable, and upon the same terms as those contained in the offer from such competitor and (b) the right to terminate the franchise agreement with 14 days’ prior notice. Such right will survive foreclosure in the event that the foreclosing party proposes a transfer to a competitor.

●	With respect to the Alabama Hotel Portfolio Mortgage Loan (4.0%):

●	The franchisor with respect to the Alabama Hotel Portfolio – Embassy Suites – Birmingham Mortgaged Property (2.8%) has a right of first offer to acquire the related Mortgaged Property if the franchisee intends to market the hotel for sale or lease (other than the commercial space within the hotel) or to sell the entity that owns the hotel, or a controlling interest in that entity, or to sell a controlling affiliate, or controlling interest in a controlling affiliate. In the related franchisor comfort letter, the franchisor agreed that its right of first offer would not apply in the event there is a default under the franchise agreement by the franchisee for failure to comply with physical standards or other non-monetary default which could only be cured by the lender acquiring possession and ownership of the hotel.

●	The franchisor with respect to the Alabama Hotel Portfolio – Springhill Suites – Tuscaloosa Mortgaged Property (1.2%) has a right of first refusal to acquire the related Mortgaged Property if there is a proposed transfer of the hotel, the franchisee’s interest in the franchise agreement, the franchisor or an affiliate thereof, in each case, to a competitor (within the meaning of the franchise agreement). The right of first refusal is not extinguished by foreclosure or deed-in-lieu thereof, and if the proposed transfer to a competitor is by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has a right to purchase the hotel upon notice to the franchisee. In the related franchisor comfort letter, the franchisor agreed to subordinate its right of first refusal to the lender’s mortgage lien for so long as, among other things, the lender is not a competitor or an affiliate of a competitor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”. In addition, please see representation and warranty number 7 in Annex D-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3, Annex D-4 or Annex D-5, as applicable.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each

Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Two (2) of the Mortgaged Properties (6.1%) are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of California and Washington.

With respect to 39 of the Mortgaged Properties, which secure in whole or in part 19 Mortgage Loans (40.4%), the related borrowers maintain insurance under blanket policies.

With respect to certain of the Mortgaged Properties, certain insurance requirements of the related Mortgage Loan documents may be satisfied by insurance, including self-insurance, provided by a sole or significant tenant, the property manager or a third party, as described below:

●	With respect to the portfolio of Mortgaged Properties securing the Buckeye Corrugated Mortgage Loan (4.6%), the borrower is permitted to rely upon the insurance provided by Buckeye, the sole tenant at each of the Mortgaged Properties, provided that (i) the related lease is in full force and effect and (ii) such insurance satisfies the requirements in each of the related lease and Mortgage Loan documents.

●	With respect to the Walmart Supercenter Teterboro Mortgage Loan (3.5%), the Mortgage Loan documents provide that the borrower may rely upon the insurance or self-insurance provided by Walmart, the sole tenant at the improvements on Mortgaged Property, provided that such insurance meets the requirements in the Mortgage Loan documents including, among other things, that (i) no rating agency has downgraded Walmart below “BBB-” (or equivalent) or (ii) in the case of self-insurance, Walmart has a net worth in excess of $250,000,000.

●	With respect to the Mac Phail Crossing Mortgage Loan (1.3%), the borrower is permitted to rely upon the insurance provided by the two tenants at the Mortgaged Property, Weis Markets, Inc. and Dick’s Sporting Goods, Inc., provided that, in each case, such insurance satisfies the requirements in the related lease and the Mortgage Loan documents including, among other things, that the related lease is in full force and effect.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

●	With respect to the Playa Largo Mortgage Loan (4.2%), the Mortgaged Property constitutes a conforming use; however, the Mortgaged Property was developed and is operated in accordance with a conditional use permit granted by the Monroe County Planning Commission that sets forth specific limits, including the number of hotel rooms and parking spaces. Further development or alterations at the Mortgaged Property that affect such Mortgaged Property’s use may require approval of the Monroe County Planning Commission, which will take into consideration any environmental impact and effect on hurricane evacuation plans, and such development and alterations would be subject to the terms of the permit.

●	With respect to the Lockaway Storage - Schertz Mortgage Loan (1.1%), the truck rental use on the Mortgaged Property is a non-legal non-conforming use.

●	With respect to the Lockaway Storage - Airport Mortgage Loan (0.7%), the use of a portion of one of the buildings (estimated to contain approximately 19 of the 465 self-storage units) at the Mortgaged Property is a non-legal non-conforming use. Also, the Borrower does not have the required certificates of occupancy for the Mortgaged Property.

●	With respect to the Pointe Professional Center Mortgage Loan (0.5%), the use of the Mortgaged Property by a tenant, The Marosa School of Phlebotomy & Healthcare Trades, representing approximately 2.3% of the net rentable area of the Mortgaged Property, as a school is a non-legal non-conforming use.

Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues in addition to the issues described above. In addition, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”). In such cases, the related Mortgage Loan documents require the related borrower to use commercially reasonable efforts to maintain the TCO, or cause the sponsor of the property to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy (“PCO”) is obtained for the related Mortgaged Property or contain covenants to similar effect.

In addition, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to reserve funds to remedy the violations, and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”. In addition, please see representation and warranty number 25 in Annex D-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3, Annex D-4 or Annex D-5, as applicable.

Appraised Value

In certain cases, in addition to an “as-is” value, the appraisal states an “as-complete”, “as-stabilized” or “hypothetical as-is” value for the related Mortgaged Property that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property or states an “as-is portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Cut-off Date LTV Ratio and the related Maturity Date LTV Ratio was calculated using the related “as-complete”, “as-stabilized”, “hypothetical as-is” or “as-is portfolio” Appraised Value, as opposed to the “as-is” Appraised Values, each as set forth in the following table:

Mortgage Loan	% of Initial Pool Balance	Related Mortgage Loan Cut-off Date LTV Ratio (Other Than “As-Is”)	Related Mortgage Loan Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Related Mortgage Loan Cut-off Date LTV Ratio (“As-Is”)	Related Mortgage Loan Maturity Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
Buckeye Corrugated(1)	4.6%	63.0%	63.0%	$52,100,000	63.3%	63.3%	$51,890,000
Centennial I & II(2)	4.6%	60.7%	60.7%	$53,870,000	93.4%	93.4%	$35,000,000
Sully Station Shopping Center(3)	3.5%	50.2%	46.0%	$49,800,000	53.1%	48.6%	$47,100,000
Bear Creek Apartments(4)	3.4%	71.3%	65.9%	$34,200,000	75.1%	69.5%	$32,460,000
Interstate Plaza(5)	1.8%	72.6%	61.0%	$18,200,000	73.8%	62.0%	$17,900,000
Southpointe Square(6)	1.6%	69.0%	63.4%	$16,770,000	70.0%	64.4%	$16,530,000
Kinston Portfolio (7)	1.4%	65.8%	56.7%	$14,800,000	76.1%	65.6%	$12,800,000

(1)	The Appraised Value for the Buckeye Corrugated Properties represents the “as-is portfolio” value conclusion, which includes a portfolio premium of $210,000 over the aggregate “as-is” appraised values of the portfolio properties if sold together on a bulk basis.

(2)	The Appraised Value for the Centennial I & II Mortgaged Property reflects the aggregate “hypothetical as-is” appraised value, which assumes the completion of the tenant improvements, leasing commissions and capital expenditures projects as of May 3, 2018. At loan origination, the Mortgaged Property was undergoing renovation. See “—Redevelopment, Renovation and Expansion” above.

(3)	The Appraised Value for the Sully Station Shopping Center Mortgaged Property represents the “as stabilized” value of $49,800,000, effective December 1, 2018, which assumes that the Mortgaged Property will be able to achieve stabilized occupancy of 95.0%. GlowZone has executed a lease commencing on January 1, 2019 and is expected to take occupancy of their space in November 2018. At loan origination, the borrower has reserved $2,000,000 that will be released upon delivery of a “clean” estoppel by GlowZone and has reserved $1,500,000 for buildout of GlowZone’s space.

(4)	The Appraised Value for the Bear Creek Apartments Mortgaged Property reflects the “as-stabilized” value for the Mortgaged Property effective June 1, 2019, which assumes that the Mortgaged Property will be able to achieve higher rents after completion of planned capital expenditures at the Mortgaged Property to renovate approximately 50 units. At origination, the borrower deposited $660,400 for designated capital expenditures.

(5)	The Appraised Value for the Interstate Plaza Mortgaged Property reflects the “as-stabilized” value for the Mortgaged Property effective December 18, 2018, which assumes that the Mortgaged Property will be able to achieve stabilized occupancy of 95.0%. At origination, the borrower deposited $355,750 for unfunded obligations, $34,776 for gap rent and $11,048 for free rent.

(6)	The Appraised Value for the Southpointe Square Mortgaged Property reflects the “as-stabilized” value for the Mortgaged Property effective July 14, 2018, which assumes that 8 units at the Mortgaged Property will be renovated and on-line.

(7)	The Appraised Value for the Kinston Portfolio Mortgaged Properties reflects the aggregate “as-complete” appraised values of each Mortgaged Property, which assumes completion of the franchisor-mandated PIPs at each Mortgaged Property. At origination, the borrowers deposited approximately $2,367,292 with the lender, representing approximately 115% of the estimated aggregate cost to complete the PIPs at each Mortgaged Property.

With respect to the Bank of America Center Mortgaged Property (7.0%), the Appraised Value of $112,200,000 used to calculate the Cut-off Date LTV Ratio and LTV Ratio at Maturity is based on the appraiser’s conclusion of a hypothetical value that assumes Bank of America is paying market rent under its office lease. Bank of America does not pay base rent under its current lease and is only responsible for contractual expense reimbursements. However, Bank of America’s lease provides a renewal option at fair market rent. The borrower reserved the difference between the current rent payments and market rent through the lease term in 2022 (which reserve amount mimics the market rent revenue cash flow). The “As-Is” appraised value for the Mortgaged Property is $106,600,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity for the Mortgaged Property (without considering the reserve) are 56.8% and 56.8%, respectively.

With respect to the 12-01 44th Avenue Mortgage Loan (1.5%), the “as is” appraised value of the Mortgaged Property is $23,000,000, which includes air rights valued at $3,000,000 however such appraised value is subject to the hypothetical condition that as of June 27, 2018, the construction on the Mortgaged Property was completed and the leases in place have commenced. At loan origination, the Mortgaged Property was undergoing renovation and is currently unoccupied. See “—Redevelopment, Renovation and Expansion” above.

With respect to the Lockaway Storage - Airport (0.7%), the “as is” appraised value of the Mortgaged Property is $8,000,000, however such appraised value is subject to the extraordinary assumption that the borrower will be able to successfully appeal the 2018 property tax assessment of $108,947.

For additional information regarding the appraisals obtained by the sponsors or, in the case of any mortgage loan acquired and re-underwritten by the related sponsor, appraisal(s) obtained by the related originator and relied upon by such sponsor, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation”, “—Citi Real Estate Funding Inc.”, “—Cantor Commercial Real Estate Funding, L.P.” and “—Starwood Mortgage Funding II LLC” in this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans are generally non-recourse, the Mortgage Loans generally provide for recourse to the borrower and the related guarantor for liabilities that result from, for example fraud by the borrower, certain voluntary insolvency proceedings or other matters. However, certain of the Mortgage Loans may not contain such non-recourse carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. As such, we cannot assure you that the related guarantor will be willing or able to satisfy its obligations under the Mortgage Loan documents. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See Annex D-2, Annex D-3, Annex D-4 and Annex D-5 for additional information.

●	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

●	Certain of the Mortgage Loans provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property).

●	With respect to the Aventura Mall Mortgage Loan (8.4%), the liability of the guarantors for breaches or violations of the nonrecourse carve-out guaranty is capped at $350,000,000 in the aggregate, plus all reasonable, out-of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the guaranty. The guarantors for the mortgage loan are Simon Property Group, L.P., a Delaware limited partnership (the “Simon Guarantor”) and Jeffrey Soffer and Jacquelyn Soffer (individually and collectively, the “Turnberry Guarantor”). The related guaranty provides that (i) the liability of the Simon Guarantor and the Turnberry Guarantor is on a several and not joint basis and (ii) the Turnberry Guarantor is liable only for the acts or omissions of the Turnberry Guarantor and any party that controls or is controlled by the Turnberry Guarantor (a “Turnberry Guarantor Affiliate”) and the Simon Guarantor is liable only for the acts or omissions of the Simon Guarantor and any party that controls or is controlled by the Simon Guarantor (a “Simon Guarantor Affiliate”), except with respect to any guaranteed obligations that (A) are not attributable to any act or omission of a Turnberry Guarantor (or a Turnberry Guarantor Affiliate) or the Simon Guarantor (or a Simon Guarantor Affiliate) or (B) are attributable to an act or omission of both the Turnberry Guarantor (or a Turnberry Guarantor Affiliate) and the Simon Guarantor (or the Simon Guarantor Affiliate), liability is required to be allocated between the Turnberry Guarantor (66.67%) and the Simon Guarantor (33.33%). In addition, the mortgage loan does not have a separate environmental indemnity in place.

●	With respect to the Playa Largo Mortgage Loan (4.2%), each guarantor’s liability for the related borrower’s recourse obligations is split equally between each such guarantor, and each such guarantor’s liability is several but not joint.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Westside NYC Multifamily Portfolio Mortgage Loan (5.9%), nine of the 14 Mortgaged Properties benefit from a “J-51 Tax Abatement” that began in 1991/1992. As a result of the abatement, the borrowers are not required to pay taxes on the increase in value to the Mortgaged Property from renovations that occurred in 1991. The exemption is currently in year 22 of its 35-year term. In order to maintain the tax abatement, the borrowers are required to either rent (i) all units to households earning no more than 165% of the area median income (which is approximately $104,000 for a family of four) or (ii) 80% of the units to households earning no more than 180% of area median ($113,100 for a family of four) and the remaining 20% of units to households earning no more than 80% of area median ($50,250). CCRE underwrote the 10-year average of real estate taxes for the nine Mortgaged Properties with J-51 Tax Abatements and the in-place real estate taxes for the remaining five Mortgaged Properties.

●	With respect to the Zenith Ridge Mortgage Loan (4.9%), the Mortgaged Property is subject to a local economic revitalization tax assistance (“LERTA”) program with Washington County that expires in 2020 for the Zenith I and Zenith II buildings and 2021 for the Zenith III building. Under the LERTA program, city, county and school taxes based on the building value are abated by 100% in the first year, which was 2015 for the Zenith I and Zenith II buildings and 2016 for the Zenith III building, and such abatement for the city and school taxes decreases by 20% each year.

●	With respect to the Walmart Supercenter Teterboro Mortgage Loan (3.5%), the related borrowers and the Borough of Teterboro (the “Borough”) have entered into a payment-in-lieu of taxes (“PILOT”) agreement, under which the borrower is permitted to make annual payments in lieu of taxes in an amount equal to 87% of ad valorem taxes otherwise payable on the related improvements at the Mortgaged Property through February 22, 2046. Under the terms of its related lease, Walmart, the sole tenant at the Mortgaged Property, is directly responsible for all PILOT payments. In the event of a default by the borrower under the PILOT agreement, the Borough may (i) in the case of a monetary default, initiate foreclosure proceedings pursuant to its continuous statutory municipal lien on the against the Mortgaged Property and (ii) in the case of a non-monetary default, terminate the PILOT agreement following a sixty day notice and cure period. If the PILOT agreement is terminated for any reason, Walmart remains directly responsible for the payment of any related taxes at the Mortgaged Property. In addition, pursuant to an estoppel certificate and recognition agreement executed by the Borough in connection with the origination of the Mortgage Loan, the Borough is required to provide written notice to the lender of any breach of the borrower’s obligations under the PILOT agreement, provided that, the PILOT agreement will automatically terminate following a foreclosure and the lender or its successors or assign will not be entitled to the benefits of such PILOT arrangement. The Mortgage Loan documents provide recourse to the guarantor for any losses to the lender in connection with a termination of the PILOT agreement.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

13 Mortgage Loans (49.3%) are interest-only until the maturity date.

20 Mortgage Loans (39.4%) provide for payments of interest-only for the first 11 to 60 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan until the maturity date and therefore have an expected Balloon Balance at the related maturity date.

9 Mortgage Loans (11.2%) (excluding interest-only and partial interest-only Mortgage Loans) provide for payments of interest and principal until the related maturity date and then have an expected Balloon Balance at the maturity date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) and grace periods that occur as described in the following table:

Overview of Due Dates

Due Date	Default Grace Period Days	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
6	0	39	$574,942,712	80.1%
1	0	3	142,500,000	19.9
Total		42	$717,442,712	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. A grace period does not apply to a maturity date. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single Purpose Entity Covenants

With respect to the Alabama Hotel Portfolio Mortgage Loan (4.0%), there is no independent director in place with respect to the related borrower.

With respect to the Palmhurst Village Mortgage Loan (1.4%), the borrower previously owned three vacant outparcels (the “Other Property”) that were not part of the Mortgaged Property and that were conveyed to unaffiliated third parties. The Phase I ESA that was obtained for the Other Property did not identify any environmental conditions. The borrower made the customary “backward-looking” reps and warranties in the Mortgage Loan documents, excluding the Other Property, and the Mortgage Loan documents also include a nonrecourse carve-out for losses resulting from the borrower’s prior ownership of the Other Property.

See “—Additional Indebtedness” above. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally (except in some cases as relates to a prepayment in connection with a casualty or condemnation) require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

With respect to certain of the Mortgage Loans that permit the borrower to voluntarily prepay such Mortgage Loan with payment of a prepayment premium or yield maintenance charge, the yield maintenance charge will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or the commencement of the related open period, as applicable, determined by discounting such payments at the Discount Rate or Reinvestment Yield (or as otherwise stated in the related Mortgage Loan documents), less the amount of principal being prepaid; provided that in no event may the aggregate rate being used to discount any such payment ever exceed the applicable interest rate under the Mortgage Loan.

With respect to certain other Mortgage Loans that permit the borrower to voluntarily prepay the Mortgage Loan with the payment of a prepayment premium or a yield maintenance charge, the yield maintenance charge will generally, subject to certain variations, be an amount (in some cases not less than 2.0% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential as of the date of prepayment and payable on each scheduled due date over the remaining original term of the prepaid Mortgage Loan through and including the stated maturity date or the commencement of the open period, as applicable, discounted at a rate that, when compounded monthly, is equivalent to the Reinvestment Yield when compounded semi-annually.

“Discount Rate” generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date or the commencement of the related open period, as applicable, or, the remaining weighted average life of the Mortgage Loan, plus an additional fixed percentage, as applicable, of the Mortgage Loan.

“Reinvestment Yield” will generally equal, depending on the Mortgage Loan, either: (a) the yield calculated by the lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date or the day that is the first day of the open period, as applicable; or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date or date preceding the commencement of the open period, as applicable, of the prepaid Mortgage Loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date or the date preceding the commencement of the open period, as applicable, of the prepaid Mortgage Loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid Mortgage Loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid Mortgage Loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date of prepayment set forth in borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

“U.S. Obligations” generally means securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii), or (3) such other instruments as set forth in the related Mortgage Loan documents.

The term “Interest Payment Differential” will generally equal (i) the positive difference, if any, of the related mortgage interest rate minus the Reinvestment Yield as of the date of prepayment, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance (or the portion thereof being prepaid) of the prepaid Mortgage Loan on the date of prepayment, provided that the Interest Payment Differential will never be less than zero.

Notwithstanding the foregoing, yield maintenance charges payable (if at all) in connection with an involuntary prepayment (such as a prepayment resulting from a liquidation following a default) may be calculated in a manner that varies from those described above.

With respect to the Lockaway Storage – Airport Mortgage Loan (0.7%), the borrower will be required under the Mortgage Loan documents prepay the Mortgage Loan by an amount, if any, such that the loan-to-value ratio is no greater than 70% and the debt service coverage ratio is at least 1.25x, together with the prepayment premium that would have been due if an event of default had occurred, in the event of an enforcement action requiring the borrower to cease operations as a self-storage facility in one of the buildings (estimated to contain approximately 19 of the 465 self-storage units) at the Mortgaged Property as a non-conforming use. See “—Use Restrictions” above.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and A-3 for more information on reserves relating to the five largest tenants with respect to each Mortgage Loan.

Voluntary Prepayments.

Five (5) of the Mortgage Loans (5.1%) permit the related borrower, after a lockout period of 6 to 24 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

One (1) of the Mortgage Loans (0.8%) permits the related borrower, after a lockout period of 25 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and 2.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

The Mortgage Loans that permit voluntary prepayment with yield maintenance have the following lock-out period as calculated from the Cut-off Date and as indicated in the following table:

Mortgage Loan	Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance	Lock-Out Period (payments from Cut-off Date)
Interstate Plaza	$13,218,750	1.8%	12
12-01 44th Avenue	$10,750,000	1.5%	5
Wheeler SC-GA Portfolio	$5,734,868	0.8%	24
Lakeville Townhomes	$5,700,000	0.8%	24
Pointe Professional Center	$3,596,256	0.5%	5
Kris Kay MHC	$3,560,000	0.5%	23

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
4	24	56.3%
5	10	24.3
7	1	8.4
3	4	8.1
6	3	3.0
	42	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to other existing equity holders or to specified persons or persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers or borrowers that are Delaware statutory trusts, transfers to new tenant-in-common borrowers or new beneficiaries of the Delaware statutory trust, as applicable. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property and/or a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of thirty-six (36) Mortgage Loans (94.1%) (the “Defeasance Loans”) permit the applicable borrower at any time (generally, provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

With respect to the Aventura Mall Mortgage Loan (8.4%), the related Mortgage Loan documents permit the related borrower to prepay the related Mortgage Loan upon the occurrence of a certain date with yield maintenance premium if the related Defeasance Lock-Out Period has not expired by such date.

With respect to the Wheeler SC-GA Portfolio Mortgage Loan (0.8%), the related Mortgage Loan documents permit the related borrower to prepay the related Mortgage Loan upon the occurrence of a certain date with yield maintenance premium if the related Defeasance Lock-Out Period has not expired by such date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940) or other instruments that otherwise satisfy REMIC requirements for defeasance collateral, that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including or together with, as applicable, a balloon payment due at maturity, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, a partial substitution, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Aventura Mall Mortgage Loan (8.4%), in the event that J.C. Penney Corporation, Inc. (“JCPenney”) or any of Macy’s Men’s Home Furnishings, Macy’s, Bloomingdale’s and Nordstrom ceases operations or seeks to assign the related lease, as applicable, to any person or in any manner that is not expressly permitted under the related lease, as applicable, the borrower has the right without the consent of the lender to (x) enter into a ground lease for the entirety of the JCPenney parcel or department store parcel (a “Department Store Ground Lease”) with a tenant that is a third-party or an affiliate of the borrower and (y) obtain the release of the lien on the ground leasehold estate created by the Department Store Ground Lease, including the improvements on the JCPenney parcel or applicable department store parcel from the lien of the mortgage loan upon satisfaction of certain terms and conditions including, without limitation: (i) the Department Store Ground Lease is in form and substance reasonably satisfactory to the lender; (ii) the lessee under the Department Store Ground Lease (or an affiliated guarantor) is a credit-worthy party acceptable to the lender; and (iii) the Department Store Ground Lease expires not less than 20 years after the related maturity date of the mortgage loan.

●	With respect to the Aventura Mall Mortgage Loan (8.4%), the borrower, without the consent of the lender, servicer, investor, the rating agencies or any other person, may (i) make transfers of immaterial or non-income producing portions of the property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Mortgaged Property for dedication or public use, (ii) make transfers of non-income producing portions of the Mortgaged Property (including, without limitation, certain outparcels of the property’s parking lot (the “Parking Lot Outparcels”) and portions of the Mortgaged Property’s “ring road”) to third parties or affiliates of the borrower, and (iii) dedicate portions of the Mortgaged Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes; provided, with respect to any of the transfers in clause (ii) and clause (iii) above, no transfer, conveyance or other encumbrance may result in a material adverse effect based upon an officer’s certificate delivered to the lender, and, further provided that, with respect to the transfers in clause (ii) above, the borrower will be required to deliver to the lender, among other things, (A) legal opinions, title insurance or other evidence reasonably satisfactory to the lender to the effect that the transferred portion of the Mortgaged Property constitutes or will constitute one or more complete tax lots (except with respect to the Parking Lot Outparcels, so long as an application therefor is filed for such separate tax lots no later than 60 days from the date of such transfer) and, if applicable, has been legally subdivided and after giving effect to such transfer the remaining portion of the property complies with applicable zoning, parking and other legal requirements, (B) evidence reasonably satisfactory to the lender that such transfer will not eliminate or materially interfere with the ingress and egress required for the operation and use of or materially interfere with the operation and use of the remaining portion of the Mortgaged Property by the borrower or any of the tenants unless (with respect to such ingress and egress) the borrower has entered into reciprocal easement to provide for an additional or substitute means of ingress or egress, (C) a certification that after such transfer, the borrower continues to be a special purpose entity, and (D) a REMIC opinion.

●	With respect to the Westside NYC Multifamily Portfolio Mortgage Loan (5.9%), at any time after the second anniversary of the Closing Date, the borrower has the right to obtain the release an individual Mortgaged Property by partially defeasing the Mortgage Loan in the amount of 110% of the allocated loan amount for such Mortgaged Property or Mortgaged Properties being released; provided, among other things, that, after the release, based on the Whole Loan, (i) the DSCR is at least equal to the greater of (a) the DSCR at origination or (b) 1.30x and (ii) the LTV is not more than 57.5%.

●	With respect to the Buckeye Corrugated Mortgage Loan (4.6%), at any time after the related lockout period and prior to July 6, 2027 , the borrower may obtain the release of any individual Mortgaged Property by substituting another fee interest in real property (a “Substitute Property”) provided, among other conditions, (i) the aggregate allocated loan amount for all Mortgaged Properties released in connection with a substitution may not exceed $9,849,000, (ii) the appraised value of the Substitute Property may not be less than the greater of (x) the appraised value of the Mortgaged Property to be released as of June 20, 2018 and (y) the appraised value of the Mortgaged Property to be released immediately preceding substitution, (iii) the unitary lease with Buckeye (the “Buckeye Lease”), the sole tenant at each Mortgaged Property, is amended to surrender the related space demised to Buckeye at the Mortgaged Property to be released and either (x) the Substitute Property is leased entirely to Buckeye pursuant to a triple net lease substantially similar to the Buckeye Lease or (y) the Substitute Property is added to the demised premises under the Buckeye Lease, (iv) after giving effect to such substitution, the debt service coverage ratio for the remaining Mortgaged Properties is no less than the greater of (x) the debt service coverage ratio immediately preceding such substitution and (y) a debt service coverage ratio of 1.42x, (v) the underwritten net cash flow inclusive of the Substitute Property and exclusive of the Mortgaged Property to be released is not less than the underwritten net cash flow inclusive of the Mortgaged Property to be released and exclusive of the Substitute Property, (vi) the borrower pays the lender $25,000 in connection with each substitution and (vii) the borrower delivers to the lender a rating agency confirmation from each applicable rating agency.

●	With respect to the Alabama Hotel Portfolio Mortgage Loan (4.0%), after the second anniversary of the Closing Date, the borrower has the right to voluntarily defease a portion of the Mortgage Loan and obtain a release of the lien of the related mortgage as to any individual Mortgaged Property, provided, that, among other things, that: (i) no event of default has occurred and is continuing; (ii) the Mortgage Loan is partially defeased in an amount equal to the greater of (a) 125.0% of the allocated loan amount for the Mortgaged Property to be released and (b) the net sales proceeds applicable to such Mortgaged Property; (iii) after giving effect to such release, (a) the debt service coverage ratio for the remaining Mortgaged Property is equal to or greater than the greater of (1) the debt service coverage ratio of the Mortgaged Properties immediately prior to the date of notice of the partial defeasance or the consummation of the partial defeasance (as applicable) and (2) 2.02x, (b) the loan to value ratio for the remaining Mortgaged Property is no more than the lesser of (1) 52.8% and (2) the loan to value ratio of the Mortgaged Properties immediately prior to the date of notice of the partial defeasance or the consummation of the partial defeasance (as applicable) and (c) the debt yield with respect to the remaining Mortgaged Property is equal to or greater than the greater of (1) the debt yield of the Mortgaged Properties immediately prior to the date of notice of the partial defeasance or the consummation of the partial defeasance (as applicable) and (2) 15.26%; and (iv) the delivery of a REMIC opinion.

●	With respect to the CityLine Ann Arbor & Clinton Portfolio Mortgage Loan (2.2%), after the second anniversary of the Closing Date, the borrower has the right to voluntarily defease a portion of the Mortgage Loan and obtain a release of the lien of the related mortgage as to any individual Mortgaged Property, provided, that, among other things, that: (i) no event of default has occurred and is continuing; (ii) the Mortgage Loan is partially defeased in an amount equal to the greater of (a) 125.0% of the allocated loan amount for the Mortgaged Property to be released and (b) 100.0% of the net sales proceeds applicable to such Mortgaged Property; (iii) after giving effect to such release, (a) the debt yield with respect to the remaining Mortgaged Properties is no less than the greater of (1) the debt yield of the Mortgaged Properties immediately prior to the date of notice of the partial defeasance or the consummation of the partial defeasance (as applicable) and (2) 8.14%, and (b) the loan to value ratio for the remaining Mortgaged Properties is no greater than the lesser of (1) the loan to value ratio of the Mortgaged Properties immediately prior to the date of notice of the partial defeasance or the consummation of the partial defeasance (as applicable) and (2) 70.2%; and (iv) the delivery of a REMIC opinion.

●	With respect to the Riverwalk Mortgage Loan (2.8%), the borrower is permitted to obtain the release an individual building at the Mortgaged Property, currently developed with a single-story building located at 500 Merrimack Street (“Structure 2”); provided that, (a) after giving effect to the release, (i) the DSCR is greater than 1.25x, and (ii) the LTV does not exceed 70.0% and (b) (i) during the lockout period, the borrower pays a release price equal to, $2,000,000 (equal to 110.0% of the allocated loan amount) plus a 1.0% yield maintenance fee and (ii) following the expiration of the lockout period, the borrower delivers defeasance collateral in an amount equal to the greater of (1) 100.0% of the net sale proceeds from the sale of Structure 2 and (2) $2,000,000. The borrower is also permitted to demolish Structure 2 so long as (1) (a) the annualized DSCR on the remainder of the Mortgaged Property is at least 1.25x, (b) the borrower deposits cash or an acceptable letter of credit with the lender in the amount sufficient to generate a DSCR of 1.25x or (c) the borrower enters into a ground lease with rents sufficient to generate an annualized DSCR of 1.25x leased to either (i) a third party or (ii) the borrower sponsor or an affiliate (but with subleases in place with third parties that are sufficient to backstop the ground lease rent), (2) the borrower delivers a REMIC opinion and (3) the lender has obtained a Rating Agency Confirmation. The allocated loan amount for Structure 2 is $1,818,181. In addition, the borrower may bifurcate its interest in and obtain the release of the leasehold interest in certain undeveloped land parcels (identified in the Whole Loan documents) in connection with the future development of such land, provided that, among other things, (i) the borrower (A) retains the related fee interest in the parcels, (B) provides a rating agency confirmation and (C) complies with the REMIC requirements, and (ii) the lender reasonably approves the ground lease and the development plans.

●	With respect to the Interstate Plaza Mortgage Loan (1.8%), after the first anniverary of the Closing Date, the borrower has a one time right to obtain the release of that certain parcel of real property identified as “Future Land Development Property” in the loan agreement (the “Interstate Released Property”) from the lien of the related mortgage, provided, that, among other things, that: (i) no event of default has occurred and is continuing; (ii) the borrower (a) prepays the Mortgage Loan in an amount equal to the greater of (1) 100.0% of the allocated loan amount for the Interstate Released Property and (2) the net sales proceeds applicable to the Interstate Released Property, (b) pays any applicable interest shortfall due, and (c) pays to the lender the yield maintenance premium to the extent that such prepayment occurs at any time other than during the open prepayment period; (iii) after giving effect to such release, (a) the debt service coverage ratio for the remaining Mortgaged Property is greater than the greater of (1) the debt service coverage ratio of the Mortgaged Property immediately prior to the date of notice of the partial release or the consummation of the partial release (as applicable) and (2) 1.45x, and (b) the loan to value ratio for the remaining Mortgaged Property is no more than the lesser of (1) 72.65% and (2) the loan to value ratio of the Mortgaged Property immediately prior to the date of notice of the partial release or the consummation of the partial release (as applicable); and (iv) the delivery of a REMIC opinion.

●	With respect to the Edgewater Village Shopping Center Mortgage Loan (1.7%), the borrower may obtain the release of an unimproved parcel of land from the lien of the Mortgage Loan documents upon satisfaction of the following terms and conditions: (i) no event of default or sweep event period (other than a sweep event period resulting solely from the closing of a mezzanine loan) has occurred and is continuing; (ii) the borrower delivers 30 days’ notice specifying the partial release date; (iii) if, after giving effect to the release, the loan-to-value ratio of the remaining Mortgaged Property subject to the lien of the Mortgage Loan documents is greater than 125.0%, either (x) the outstanding principal balance of the Mortgage Loan is required to be paid down (together with any interest shortfall and yield maintenance, if applicable) by an amount such that the Trust will not fail to maintain its status as a REMIC trust as a result of such partial release or (y) the borrower delivers a REMIC opinion; (iv) the borrower delivers certificates to the lender that, among other things, (I) the release parcel is vacant, non-income producing and was not attributed any value in the appraisal, (II) evidence reasonably satisfactory to the lender that the release parcel is a separate tax parcel (or, if not a separate tax parcel, that the borrower has taken all actions required under applicable law in order for the release parcel to be designated a separate tax lot) and that the properties will be in compliance with all applicable laws and that the release of the outparcel and any future use will not result in a default under any of the leases, (v) the borrower delivers an endorsement to the title insurance policy; (vi) delivery of rating agency confirmation, and (vii) the payment of all costs and expenses paid or incurred by lender or its agents connection with such release.

●	With respect to the CityLine Rochester & Lansing Portfolio Mortgage Loan (1.7%), after the second anniversary of the Closing Date, the borrower has the right to voluntarily defease a portion of the Mortgage Loan and obtain a release of the lien of the related mortgage as to any individual Mortgaged Property, provided, that, among other things, that: (i) no event of default has occurred and is continuing; (ii) the Mortgage Loan is partially defeased in an amount equal to the greater of (a) 125.0% of the allocated loan amount for the Mortgaged Property to be released and (b) 100.0% of the net sales proceeds applicable to such Mortgaged Property; (iii) after giving effect to such release, (a) the debt yield with respect to the remaining Mortgaged Properties is no less than the greater of (1) the debt yield of the Mortgaged Properties immediately prior to the date of notice of the partial defeasance or the consummation of the partial defeasance (as applicable) and (2) 8.19%, and (b)the loan to value ratio for the remaining Mortgaged Properties is no greater than the lesser of (1) the loan to value ratio of the Mortgaged Properties immediately prior to the date of notice of the partial defeasance or the consummation of the partial defeasance (as applicable) and (2) 71.2%; and (iv) the delivery of a REMIC opinion.

●	With respect to the Rohnert Park Center Mortgage Loan (1.5%), after the expiration of the related lockout period, the borrower may obtain the release of an unimproved, non-incoming producing parcel of land (the “Release Parcel”) in connection with a transfer to an unaffiliated, third party or an affiliate, provided that, among other conditions, (i) the borrower delivers defeasance collateral in an amount equal to the product of 120.0% of an amount equal to 49.1% of the fair market value of the Release Parcel, (ii) after giving effect to such release, (a) the LTV for the remaining Mortgaged Property is no more than 49.1% and (b) the DSCR for the remaining Mortgaged Property is no less than 1.84x and (iii) the satisfaction of customary REMIC requirements.

●	With respect to the Kinston Portfolio Mortgage Loan (1.4%), at any time after the expiration of the related lockout period, the borrowers may obtain the release of any individual Mortgaged Property in connection with a bona fide third-party sale of such Mortgaged Property provided, among other conditions, (i) the borrowers deliver defeasance collateral in an amount equal to the greater of (a) 100.0% of the net sales proceeds for the Mortgaged Property to be released and (b) 125.0% of the allocated loan amount for the Mortgaged Property to be released, (ii) after giving effect to such release, (a) the DSCR for the remaining Mortgaged Properties is no less than the greater of (x) the DSCR immediately preceding release and (y) either (1) 2.14x or (2) in the event the existing mezzanine loan is no longer outstanding, 2.59x and (b) the loan-to-value ratio for the remaining Mortgaged Properties is no more than the lesser of (x) the loan-to-value ratio immediately preceding release and (y) either (1) 74.0% or (2) in the event the existing mezzanine loan is no longer outstanding, 66.5%, and (iii) satisfaction of customary REMIC provisions.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

38 Mortgage Loans (80.7%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

38 Mortgage Loans (80.0%) provide for monthly escrows for ongoing replacements or capital repairs.

14 Mortgage Loans (70.4%), secured by office, retail and industrial properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

30 Mortgage Loans (61.4%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

11 Mortgage Loans (22.8%) provide for upfront reserves for immediate repairs.

Four Mortgage Loans (4.8%) provide for periodic monthly seasonality escrows.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or deliver a guaranty in lieu of maintaining cash reserves, and any such guaranty may be subject to a cap. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts. The Mortgage Loans documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the manner in which tenant rent is transferred to a lockbox account, in some cases, only upon the occurrence of a trigger event:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Approx. % of Initial Pool Balance
Hard	13	39.6%
Springing Hard	21	36.5
Hard; Master Lease Rents (Soft Springing Hard)(1)	1	8.4
Soft	3	8.1
Springing Soft	2	5.4
None	2	2.0
Total	42	100.0%

(1)	With respect to the Aventura Mall Mortgage Loan (8.4%), the borrower has entered into a master lease with the guarantors and Turnberry Retail Holding, L.P. The master lease covers the spaces for 12 proposed tenants with leases out for signature which were not executed prior to origination. The Mortgage Loan is characterized as having a Soft Springing Hard Lockbox for rents from the master lease and a Hard Lockbox for the remaining tenants at the mortgaged property. Following the occurrence and during the continuance of either (i) a cash sweep period or (ii) the period of time commencing on the date that the debt service coverage ratio (as calculated in the loan documents and based on the trailing four calendar quarters) falls below 1.50x for two consecutive quarters until cured in accordance with the loan documents, the borrower will be required to cause all master lease rents to be deposited directly into the lockbox account.

The lockbox accounts will not be assets of the issuing entity. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” or Annex A-1 to this prospectus for a description of lockbox and cash management accounts.

Florida Land Trusts

With respect to the Playa Largo Mortgage Loan (4.2%), the related borrower is Playa Largo Hospitality PLHT, LLC, in its capacity as trustee of the Key Largo Hospitality Land Trust, a Florida land trust (the “Land Trust”). The Land Trust has represented that it has owned no other property other than the Mortgaged Property and is required under the loan documents to comply with the customary separateness covenants. The Land Trust has two beneficiaries, each of which is a single-purpose limited liability company with an independent director. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”.

Exceptions to Underwriting Guidelines

As described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Lending, L.P.”, one Mortgage Loan (1.1%) was originated by CCRE or an affiliate with exceptions to its underwriting guidelines and/or typical underwriting procedures.

None of the Mortgage Loans were originated by GACC or an affiliate with variances from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation”.

As described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Starwood Mortgage Funding II LLC”, one Mortgage Loan (0.5%) was originated by SMF II or an affiliate with exceptions to its underwriting guidelines and/or typical underwriting procedures.

None of the Mortgage Loans were originated by CREFI or an affiliate with variances from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Citi Real Estate Finance Inc.”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of passive equity interests (such as limited partnership or non-managing membership equity interests) in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or a pledge of passive equity interests (such as limited partnership or non-managing membership equity interests) in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(2)(3)	Cut-off Date Total Debt Underwritten NCF DSCR(1)(3)
Bank of America Center	$50,500,000	$23,500,000	$10,000,000	N/A	$84,000,000	5.671%	53.9%	74.9%	2.14x	1.13x
Kinston Portfolio	$9,742,469	$1,100,768	$0	N/A	$10,843,237	6.375%	65.8%	73.3%	2.56x	2.11x
Fredericksburg Place	$8,300,000	$900,000	$0	N/A	$9,200,000	6.088%	61.3%	67.9%	1.48x	1.22x

(1)	Calculated including any related Pari Passu Companion Loan, subordinate companion loan and mezzanine debt.

(2)	Calculated including any related Pari Passu Companion Loan and excluding subordinate companion loan and any mezzanine debt.

(3)	In the case of each of the Kinston Portfolio Mortgage Loan and the Fredericksburg Place Mortgage Loan, the Cut-off Date Mortgage Loan Underwritten NCF DSCR and the Cut-off Date Total Debt Underwritten NCF DSCR were calculated based on the sum of the first 12 principal and interest payments after the Cut-off Date for each of the related Mortgage Loans based on the assumed principal payment schedules set forth on Annex F and Annex G, respectively.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

The mezzanine loans related to the Bank of America Center (7.0%), Kinston Portfolio (1.4%) and Fredericksburg Place (1.2%) Mortgage Loans identified in the table above are each subject to an intercreditor agreement between the holder(s) of the related mezzanine loan(s) and the related lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan(s). Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan(s) are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the mezzanine lender(s)) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees in respect of which the related mortgage lender does not own a corresponding claim or right), (b) so long as there is no event of default under the related Mortgage Loan, (taking into account the cure rights of the mezzanine lender(s)), the related mezzanine lender(s) may accept payments on and prepayments of the related mezzanine loan(s) prior to the prepayment in full of the Mortgage Loan, provided that such prepayment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash), (c) the related mezzanine lender(s) will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender(s) may amend or modify the related mezzanine loan(s) in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the consent of the mezzanine lender(s) to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents and upon compliance with the terms and conditions in the applicable intercreditor agreement, the related mezzanine lender(s) may foreclose upon the pledged equity interests in the related Mortgage Loan borrower or, if applicable, the related senior mezzanine loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower or, if applicable, the related senior mezzanine loan borrower, and a change in the management of the related Mortgaged Properties and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary default (or, in some cases, a non-monetary default) occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender(s) has or have, as applicable, the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued and unpaid interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees, Workout Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges, liquidated damages and prepayment premiums.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under
“—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following table, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following table and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
Edgewater Village Shopping Center	$12,500,000	64.1%	1.52x	11.3%	Yes
12-01 44th Avenue	$10,750,000	N/A	N/A	N/A	Yes
Pangea 20	$10,700,000	70.0%	1.50x	9.5%	Yes
Palmhurst Village	$9,900,000	62.3%	1.32x	9.8%	Yes

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. The intercreditor agreement required to be entered into in connection with any future mezzanine loan or the incurrence of the future mezzanine loan will be subject to receipt of a Rating Agency Confirmation, other than with respect to the Edgewater Village Shopping Center Mortgage Loan (1.7%) under which the Mortgage Loan documents do not require Rating Agency Confirmation if the mezzanine lender meets the standards for a “qualified transferee” under the intercreditor agreement form then recommended by each of the Rating Agencies. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Some of the Mortgage Loans do not prohibit affiliates of the related borrower from pledging their indirect ownership interests in the borrower in connection with pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

With respect to the 175 Park Avenue Mortgage Loan secured (4.9%), in connection with an approved transfer and assumption of the 175 Park Avenue Whole Loan, the terms of the Mortgage Loan documents permit the borrower to obtain preferred equity; provided that, among other things, when the equity amount is combined with the Whole Loan principal balance, (i) the combined loan-to-value ratio is less than or equal to 75.0%, (ii) the combined debt service coverage ratio based on (x) the annual debt service for the 175 Park Avenue Whole Loan for the next 12 months and (y) the maximum amount of payments due under the preferred equity investment for the same period, is greater than or equal to 1.30x.

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Secured Indebtedness

With respect to the Aventura Mall Mortgage Loan (8.4%), the borrower is permitted to obtain a Property-Assessed Clean Energy (“PACE”) loan (which loans are repaid through multi-year assessments against the related Mortgaged Property) in an amount not to exceed $5,000,000, subject to the lender’s prior consent (which may not be unreasonably withheld, conditioned or delayed) and delivery of a rating agency confirmation. Failure to timely pay such assessments can give rise to a lien against the Mortgaged Property.

Other Unsecured Indebtedness

Certain Mortgage Loans also permit the borrower’s parent to pledge direct or indirect ownership interests in the borrower in connection with corporate financing arrangements, provided that such financing is also secured by a significant number of assets other than such ownership interests in the borrower. In addition, certain Mortgage Loans permit the borrower to incur certain other subordinate indebtedness as described below:

●	With respect to the Playa Largo Mortgage Loan (4.2%), there is an outstanding “key money” loan from the franchisor to the borrower of the Mortgaged Property, in the original aggregate amount of $1,500,000 (the “Key Money Debt”), which is unsecured and amortizes through August 31, 2041, the expiration date of the franchise agreement. The outstanding amount of the Key Money Debt as of May 17, 2018, was $1,400,000. If the franchise agreement is terminated or expires at any time prior to the expiration date of the franchise agreement, the borrower will be required to repay the franchisor concurrently with such termination an amount equal to the product of $5,000 and the number of months from the date of such termination to August 31, 2041. The Mortgage Loan documents provide that the borrower and the related guarantors are subject to recourse liability for any losses arising in connection with the borrower’s failure to repay the Key Money Debt.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as “Aventura Mall”, “Bank of America Center”, “Westside NYC Multifamily Portfolio”, “175 Park Avenue”, “Zenith Ridge”, “Playa Largo” and “Riverwalk” securing 38.0% of the Initial Pool Balance is part of the related Whole Loan consisting of the Mortgage Loan and the related Pari Passu Companion Loan(s) and, in certain cases, the related Subordinate Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (each, a “Companion Loan Holder”) are generally governed by an intercreditor agreement or co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and related Companion Loans are cross-collateralized and cross-defaulted.

Set forth in the following chart with respect to each Whole Loan is certain information regarding Mortgage Loans, any Pari Passu Companion Loan(s) and any Subordinate Companion Loan(s), including the identity of the current or anticipated holder of the controlling and non-controlling Mortgage Notes and the Cut-off Date Balance of each such Mortgage Loan and any related Companion Loan(s), which may be shown in the aggregate where the same holder holds more than one Mortgage Note.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Current or Anticipated Holder of Note(s)(1)	Control Note (Yes/No)
Aventura Mall	A-1-A, A-1-B, A-1-C, A-1-D	$406,700,000	$406,700,000	Aventura Mall Trust 2018-AVM	Yes
	A-2-A-1, A-2-B-3	$115,000,000	$115,000,000	Benchmark 2018-B4	No
	A-2-A-2, A-2-B-2-A	$103,000,000	$103,000,000	Benchmark 2018-B5	No
	A-2-B-1	$60,000,000	$60,000,000	CD 2018-CD7	No
	A-2-B-2-B, A-2-B-2-C, A-2-B-4, A-2-B-5	$82,000,000	$82,000,000	DBNY	No
	A-2-A-3, A-2-A-4, A-2-A-5	$200,000,000	$200,000,000	JPMCB	No
	A-2-C-1, A-2-C-2, A-2-C-3, A-2-C-4, A-2-C-5	$220,000,000	$220,000,000	Morgan Stanley Mortgage Capital Holdings, Inc.	No
	A-2-D-1, A-2-D-2, A-2-D-3, A-2-D-4, A-2-D-5	$220,000,000	$220,000,000	Wells Fargo	No
	B-1, B-2, B-3, B-4(2)	$343,300,000	$343,300,000	Aventura Mall Trust 2018-AVM	Yes
	Total	$1,750,000,000	$1,750,000,000
Bank of America Center	A-1, A-2, A-3-1	$50,500,000	$50,500,000	CD 2018-CD7	Yes
	A-3-2	$10,000,000	$10,000,000	CCRE	No
	Total	$60,500,000	$60,500,000
Westside NYC Multifamily Portfolio	A-1, A-2	$42,000,000	$42,000,000	CD 2018-CD7	Yes
	B(2)	$53,000,000	$53,000,000	CPPIB Credit Investments II Inc.	No
	Total	$95,000,000	$95,000,000
175 Park Avenue	A-1, A-5	$35,000,000	$35,000,000	CD 2018-CD7	Yes
	A-2, A-3. A-4	$40,000,000	$40,000,000	UBS 2018-C10	No
	A-6	$10,000,000	$10,000,000	CCRE	No
	Total	$85,000,000	$85,000,000
Zenith Ridge	A-1	$35,000,000	$35,000,000	CD 2018-CD7	Yes
	A-2, A-3, A-4, A-5	$55,000,000	$55,000,000	SMF II	No
	Total	$90,000,000	$90,000,000
Playa Largo	A-1	$35,000,000	$35,000,000	MSC 2018-H3	Yes
	A-2, A-3	$30,000,000	$30,000,000	CD 2018-CD7	No
	A-4, A-5, A-6	$25,000,000	$25,000,000	SMF II	No
	Total	$90,000,000	$90,000,000
Riverwalk	A-1, A-2, A-4, A-5	$60,700,000	$60,700,000	CCRE	Yes
	A-3, A-6	$20,000,000	$20,000,000	CD 2018-CD7	No
	Total	$80,700,000	$80,700,000

(1)	The identification of a securitization trust means we have identified another securitization trust that has closed or as to which a preliminary prospectus or final prospectus has printed that has or is expected to include the identified Mortgage Note(s).

(2)	Each note represents a Subordinate Companion Loan.

“AB Whole Loan” means any Whole Loan comprised of a Mortgage Loan, a Subordinate Companion Loan and, in certain cases, one or more Non-Serviced Pari Passu Companion Loans. The Aventura Mall Whole Loan and the Westside NYC Multifamily Portfolio Whole Loan are the only AB Whole Loans related to the issuing entity.

“Aventura Mall Trust 2018-AVM TSA” means the trust and servicing agreement governing the servicing of the Aventura Mall Whole Loan.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) with a “Yes” answer in the column “Control Note (Yes/No)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Companion Loan” means, with respect to any Servicing Shift Whole Loan, the Companion Loan that is the Control Note for such Whole Loan.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Current or Anticipated Holder of Note(s)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes.”

“MSC 2018-H3 PSA” means the pooling and servicing agreement governing the servicing of the Playa Largo Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Note(s) with respect to each Whole Loan will be the promissory note(s) with “No” answers in the column “Control Note (Yes/No)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes.”

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Current or Anticipated Holder of Note(s)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes.”

“Non-Serviced Certificate Administrator” means the certificate administrator under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Directing Holder” means the directing certificateholder (or equivalent entity) under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Master Servicer” means the master servicer under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Mortgage Loan” means each of (i) the Aventura Mall Mortgage Loan and (ii) the Playa Largo Mortgage Loan. On and after the related Servicing Shift Securitization Date, the related Servicing Shift Mortgage Loan will be a Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Companion Loan” means, with respect to each Non-Serviced Whole Loan, any pari passu promissory note other than the Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Aventura Mall Whole Loan and (ii) the Playa Largo Whole Loan. On and after the related Servicing Shift Securitization Date, the related Servicing Shift Mortgage Loan will be a Non-Serviced Pari Passu Whole Loan.

“Non-Serviced PSA” means the lead servicing agreement relating to a Non-Serviced Whole Loan (if applicable), which will be (i) with respect to the Aventura Mall Whole Loan, the Aventura Mall Trust 2018-AVM TSA, (ii) with respect to the Playa Largo Whole Loan, the MSC 2018-H3 PSA, and (iii) with respect to any Servicing Shift Whole Loan, on and after the related Servicing Shift Securitization Date, the related Servicing Shift PSA.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means the special servicer under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Trustee” means the trustee under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Whole Loan” means each of (i) the Aventura Mall Whole Loan and (ii) the Playa Largo Whole Loan. On and after the related Servicing Shift Securitization Date, the related Servicing Shift Whole Loan will be a Non-Serviced Whole Loan.

“Serviced AB Mortgage Loan” means any Serviced Mortgage Loan that is part of a Serviced AB Whole Loan.

“Serviced AB Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan, a Serviced Subordinate Companion Loan and, in certain cases, one or more Serviced Pari Passu Companion Loans. The Westside NYC Multifamily Portfolio Whole Loan is the only Serviced AB Whole Loan related to the issuing entity.

“Serviced Companion Loan” means any Serviced Pari Passu Companion Loan and any Serviced Subordinate Companion Loan.

“Serviced Mortgage Loan” means any Mortgage Loan included in the issuing entity that is serviced under the PSA. For the avoidance of doubt, “Serviced Mortgage Loans” exclude any Non-Serviced Mortgage Loan.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Pari Passu Whole Loan, any pari passu promissory note that is a part of such Whole Loan other than the Serviced Pari Passu Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means each of (i) the Bank of America Center Mortgage Loan, (ii) the Zenith Ridge Mortgage Loan and (iii) the 175 Park Avenue Mortgage Loan. Prior to the related Servicing Shift Securitization Date, the related Servicing Shift Mortgage Loan will be a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of (i) the Bank of America Center Whole Loan, (ii) the Zenith Ridge Whole Loan and (iii) the 175 Park Avenue Whole Loan. Prior to the related Servicing Shift Securitization Date, the related Servicing Shift Whole Loan will be a Serviced Pari Passu Whole Loan.

“Serviced Subordinate Companion Loan” means, with respect to any Serviced AB Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“Serviced Whole Loan” means any Serviced Pari Passu Whole Loan or Serviced AB Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, the related Mortgage Loan included in the issuing entity.

“Servicing Shift PSA” means, with respect to any Servicing Shift Whole Loan, the pooling and servicing agreement governing the securitization of the related Controlling Companion Loan.

“Servicing Shift Securitization Date” means, with respect to any Servicing Shift Whole Loan, the date on which the related Controlling Companion Loan is included in a securitization trust.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes the related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling

Companion Loan on and after the Servicing Shift Securitization Date. As of the Closing Date, the Riverwalk Whole Loan will be a Servicing Shift Whole Loan.

“Subordinate Companion Loan” means with respect to any Whole Loan, any related subordinated note not included in the issuing entity, which is generally subordinated in right of payment to the related Mortgage Loan to the extent set forth in the related Intercreditor Agreement.

“Whole Loan” means each of (i) the Aventura Mall Whole Loan, (ii) the Bank of America Center Whole Loan, (iii) the Westside NYC Multifamily Portfolio Whole Loan, (iv) the 175 Park Avenue Whole Loan, (v) the Zenith Ridge Whole Loan, (vi) the Playa Largo Whole Loan and (vii) the Riverwalk Whole Loan and, as the context may require and as applicable.

The following table provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)	Whole Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NOI Debt Yield(2)
Aventura Mall	$60,000,000	8.4%	$1,346,700,000	$343,300,000	40.8%	2.58x	11.0%	50.7%	2.07x	8.8%
Bank of America Center	$50,500,000	7.0%	$10,000,000	N/A	53.9%	2.14x	11.6%	53.9%	2.14x	8.4%
Westside NYC Multifamily Portfolio	$42,000,000	5.9%	N/A	$53,000,000	25.5%	3.60x	14.3%	57.8%	1.22x	6.3%
175 Park Avenue	$35,000,000	4.9%	$50,000,000	N/A	63.0%	1.60x	8.9%	63.0%	1.60x	8.9%
Zenith Ridge	$35,000,000	4.9%	$55,000,000	N/A	67.6%	1.54x	10.5%	67.6%	1.54x	10.5%
Playa Largo	$30,000,000	4.2%	$60,000,000	N/A	47.7%	1.64x	12.1%	47.7%	1.64x	12.1%
Riverwalk	$20,000,000	2.8%	$60,700,000	N/A	69.0%	1.34x	9.2%	69.0%	1.34x	9.2%

(1)	Calculated based on the balance of or debt service on, as applicable, the related Whole Loan excluding any related Subordinate Companion Loans.

(2)	Calculated based on the balance of or debt service on, as applicable, the related Whole Loan excluding any related mezzanine debt.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other than the Servicing Shift Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loans), the related Control Note will be included in the Trust, and the Directing Holder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Holder”.

Control Rights with respect to Servicing Shift Whole Loans

With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the related Controlling Holder. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to the related Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (a “Non-Controlling Holder”) (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and non-binding consultation rights described below; provided, that if such party or its representative is (or is a Borrower Party Affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Holder, prior to the occurrence and continuance of a Control Termination Event, or the operating advisor (consistent with the Operating Advisor Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Holder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Holder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each such Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such non-binding consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if reasonably requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Serviced AB Whole Loan

General

The Westside NYC Multifamily Portfolio Mortgage Loan (5.9%), with a Cut-off Date Balance of $42,000,000, is part of a Whole Loan structure comprised of three promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties. The Westside NYC Multifamily Portfolio Whole Loan is evidenced by (i) two senior promissory notes A-1 and A-2 evidencing the Westside NYC Multifamily Portfolio Mortgage Loan and (ii) a promissory note B, with a Cut-off Date Balance of $53,000,000 (the “Westside NYC Multifamily Portfolio Subordinate Companion Loan” and, together with the Westside NYC Multifamily Portfolio Mortgage Loan, the “Westside NYC Multifamily Portfolio Whole Loan”), which is subordinate in right of payment to the Westside NYC Multifamily Portfolio Mortgage Loan. Only the Westside NYC Multifamily Portfolio Mortgage Loan is included in the Trust. The holders of the Westside NYC Multifamily Portfolio Whole Loan (the “Westside NYC Multifamily Portfolio Noteholders”) have entered into an agreement between noteholders that sets forth the respective rights of each Westside NYC Multifamily Portfolio Noteholder (the “Westside NYC Multifamily Portfolio Intercreditor Agreement”).

Servicing

The Serviced AB Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. The master servicer will not be obligated to advance monthly payments of principal or interest in respect of the Westside NYC Multifamily Portfolio Subordinate Companion Loan if such principal or interest is not paid by the related borrower, but will be obligated to advance delinquent real estate taxes, insurance premiums and other expenses related to the Westside NYC Multifamily Portfolio Mortgaged Properties and maintenance and enforcement of the lien of the mortgage thereon, subject to the terms of the PSA.

Distributions

The Westside NYC Multifamily Portfolio Intercreditor Agreement sets forth the respective rights of the holder of the Westside NYC Multifamily Portfolio Mortgage Loan and the Westside NYC Multifamily Portfolio Subordinate Companion Loan with respect to distributions of funds received in respect of the Westside NYC Multifamily Portfolio Whole Loan, and provides, in general, that:

●	the Westside NYC Multifamily Portfolio Subordinate Companion Loan is, generally, at all times, junior, subject and subordinate to the Westside NYC Multifamily Portfolio Mortgage Loan, and the rights of the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan to receive payments with respect to the Westside NYC Multifamily Portfolio Subordinate Companion Loan is, at all times, junior, subject and subordinate to the rights to the holder of the Westside NYC Multifamily Portfolio Mortgage Loan to receive payments with respect to the Westside NYC Multifamily Portfolio Mortgage Loan;

●	if no Westside NYC Multifamily Portfolio Sequential Pay Event (as defined below) has occurred and is continuing, then all amounts tendered by the borrower or otherwise available for payment on or with respect to or in connection with the Westside NYC Multifamily Portfolio Whole Loan or the Westside NYC Multifamily Portfolio Mortgaged Properties (net of certain amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied and distributed as follows:

(i)       first, to the holder of the Westside NYC Multifamily Portfolio Mortgage Loan in an amount equal to the accrued and unpaid interest on the related note principal balance at the applicable net note rate;

(ii)       second, to the holder of the Westside NYC Multifamily Portfolio Mortgage Loan in an amount equal to the sum of (x) its respective percentage interest of principal payments received, if any, with respect to the related monthly payment date plus (y) 100% of any insurance and condemnation proceeds payable as principal to Westside NYC Multifamily Portfolio Noteholders, until the principal balance of the Westside NYC Multifamily Portfolio Mortgage Loan has been reduced to zero;

(iii)       third, to the holder of the Westside NYC Multifamily Portfolio Mortgage Loan up to the amount of any unreimbursed costs and expenses paid by the holder of the Westside NYC Multifamily Portfolio Mortgage Loan including any recovered costs not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer, as applicable, on its behalf and not previously paid or reimbursed) with respect to the Westside NYC Multifamily Portfolio Mortgage Loan pursuant to the PSA or the Westside NYC Multifamily Portfolio Intercreditor Agreement;

(iv)       fourth, to the holder of the Westside NYC Multifamily Portfolio Mortgage Loan in an amount equal to the product of (i) its respective percentage interest multiplied by (ii) its respective relative spread and (iii) any Prepayment Premium to the extent paid by the borrower;

(v)       fifth, if the proceeds of any foreclosure sale or any liquidation of the Westside NYC Multifamily Portfolio Whole Loan or a Westside NYC Multifamily Portfolio Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iv) and, as a result of a workout, the principal balance of the Westside NYC Multifamily Portfolio Mortgage Loan has been reduced, such excess amount shall be paid to the holder of the Westside NYC Multifamily Portfolio Mortgage Loan in an amount up to the reduction, if any of the principal balance of the Westside NYC Multifamily Portfolio Mortgage Loan as a result of such workout, plus interest on such amount at the applicable net note rate;

(vi)       sixth, to the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the related note principal balance at the applicable net note rate;

(vii)       seventh, (i) to the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan in an amount equal to its respective percentage interest of principal payments received, if any, with respect to such monthly payment date with respect to the Westside NYC Multifamily Portfolio Subordinate Companion Loan, until the principal balance of the Westside NYC Multifamily Portfolio Subordinate Companion Loan has been reduced to zero; and (ii) with respect to any insurance and condemnation proceeds payable as principal to the Westside NYC Multifamily Portfolio Noteholders, the portion of such insurance and condemnation proceeds remaining after distribution to the holder of the Westside NYC Multifamily Portfolio Mortgage Loan pursuant to clause (ii) above will be distributed to the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan until the principal balance of the Westside NYC Multifamily Portfolio Subordinate Companion Loan has been reduced to zero;

(viii)       eighth, to the Westside NYC Multifamily Portfolio Subordinate Companion Loan in an amount equal to the product of (i) its respective percentage interest multiplied by (ii) its respective relative spread and (iii) any Prepayment Premium to the extent paid by the borrower;

(ix)       ninth, to the extent the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the Westside NYC Multifamily Portfolio Subordinate Companion Loan Intercreditor Agreement, to reimburse the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan for all such cure payments;

(x)       tenth, if the proceeds of any foreclosure sale or any liquidation of the Westside NYC Multifamily Portfolio Whole Loan or a Westside NYC Multifamily Portfolio Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix) and, as a result of a workout the principal balance of the Westside NYC Multifamily Portfolio Subordinate Companion Loan has been reduced, such excess amount will be paid to the Westside NYC Multifamily Portfolio Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Westside NYC Multifamily Portfolio Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related note rate;

(xi)       eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the Westside NYC Multifamily Portfolio Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the Westside NYC Multifamily Portfolio Noteholders, pro rata based on their respective percentage interests; and

(xii)       twelfth, if any excess amount is available to be distributed in respect of the Westside NYC Multifamily Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xi), any remaining amount will be paid pro rata to the Westside NYC Multifamily Portfolio Noteholders in accordance with their respective initial percentage interests.

Upon the occurrence and during the continuance of (i) any monetary event of default with respect to the Westside NYC Multifamily Portfolio Whole Loan or (ii) any other event of default with respect to the Westside NYC Multifamily Portfolio Whole Loan that causes the Westside NYC Multifamily Portfolio Whole Loan to become accelerated or a Specially Serviced Loan, in each case, provided that the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan has not exercised its cure rights under the Westside NYC Multifamily Portfolio Intercreditor Agreement (as described below under “—Cure Rights”) (each, a “Westside NYC Multifamily Portfolio Sequential Pay Event”), all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Westside NYC Multifamily Portfolio Whole Loan or the Westside NYC Multifamily Portfolio Mortgaged Properties (net of certain amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied and distributed in the following order of priority:

(i)       first, to the holder of the Westside NYC Multifamily Portfolio Mortgage Loan in an amount equal to the accrued and unpaid interest on the related note principal balance at the applicable net note rate;

(ii)       second, to the holder of the Westside NYC Multifamily Portfolio Mortgage Loan, in an amount equal to all amounts allocated as principal on the Westside NYC Multifamily Portfolio Mortgage Loan, until its principal balance has been reduced to zero;

(iii)       third, to the holder of the Westside NYC Multifamily Portfolio Mortgage Loan up to the amount of any unreimbursed costs and expenses paid by the holder of the Westside NYC Multifamily Portfolio Mortgage Loan including any recovered costs not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer, as applicable, on its behalf and not previously paid or reimbursed) with respect to the Westside NYC Multifamily Portfolio Mortgage Loan pursuant to the PSA or the Westside NYC Multifamily Portfolio Intercreditor Agreement;

(iv)       fourth, to the holder of the Westside NYC Multifamily Portfolio Mortgage Loan in an amount equal to the product of (i) its respective percentage interest multiplied by (ii) its respective relative spread and (iii) any Prepayment Premium to the extent paid by the borrower;

(v)       fifth, if the proceeds of any foreclosure sale or any liquidation of the Westside NYC Multifamily Portfolio Whole Loan or a Westside NYC Multifamily Portfolio Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iv) and, as a result of a workout, the principal balance of the Westside NYC Multifamily Portfolio Mortgage Loan has been reduced, such excess amount shall be paid to the holder of the Westside NYC Multifamily Portfolio Mortgage Loan in an amount up to the reduction, if any of the principal balance of the Westside NYC Multifamily Portfolio Mortgage Loan as a result of such workout, plus interest on such amount at the applicable note rate;

(vi)       sixth, to the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the related note principal balance at the applicable net note rate;

(vii)       seventh, to the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan in an amount equal to all amounts allocated as principal on the Westside NYC Multifamily Portfolio Subordinate Companion Loan, its respective percentage interest of principal payments received, if any, with respect to such monthly payment date with respect to the Westside NYC Multifamily Portfolio Subordinate Companion Loan, until the principal balance of the Westside NYC Multifamily Portfolio Subordinate Companion Loan has been reduced to zero;

(viii)       eighth, to the Westside NYC Multifamily Portfolio Subordinate Companion Loan in an amount equal to the product of (i) its respective percentage interest multiplied by (ii) its respective relative spread and (iii) any Prepayment Premium to the extent paid by the borrower;

(ix)       ninth, to the extent the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the Westside NYC Multifamily Portfolio Subordinate Companion Loan Intercreditor Agreement, to reimburse the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan for all such cure payments;

(x)       tenth, if the proceeds of any foreclosure sale or any liquidation of the Westside NYC Multifamily Portfolio Whole Loan or a Westside NYC Multifamily Portfolio Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix) and, as a result of a workout the principal balance of the Westside NYC Multifamily Portfolio Subordinate Companion Loan has been reduced, such excess amount will be paid to the Westside NYC Multifamily Portfolio Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Westside NYC Multifamily Portfolio Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related note rate;

(xi)       eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the Westside NYC Multifamily Portfolio Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the Westside NYC Multifamily Portfolio Noteholders, pro rata, based on their respective percentage interests; and

(xii)       twelfth, if any excess amount is available to be distributed in respect of the Westside NYC Multifamily Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xi), any remaining amount will be paid pro rata to the Westside NYC Multifamily Portfolio Noteholders in accordance with their respective percentage interests.

For the purpose of this “—Distributions” section, with respect to the Westside NYC Multifamily Portfolio Mortgage Loan and the Westside NYC Multifamily Portfolio Subordinate Companion Loan, the term “percentage interest” means the percentage equivalent of a fraction, the numerator of which is equal to the principal balance of such loan, and the denominator of which is equal to the principal balance of the Westside NYC Multifamily Portfolio Whole Loan.

The Directing Holder

The controlling noteholder (the “Westside NYC Multifamily Portfolio Directing Holder”) under the Westside NYC Multifamily Portfolio Intercreditor Agreement, as of any date of determination, is (i) initially, the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan, unless a Westside NYC Multifamily Portfolio Control Appraisal Period has occurred and is continuing or (ii) if a Westside NYC Multifamily Portfolio Control Appraisal Period has occurred and is continuing, the Controlling Class Certificateholder (or representative thereof) selected under clause (b) of the definition of “Directing Holder” in the PSA.

A “Westside NYC Multifamily Portfolio Control Appraisal Period” is any period, with respect to the Westside NYC Multifamily Portfolio Whole Loan, if and for so long as: (a)(1) the initial principal balance of the Westside NYC Multifamily Portfolio Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Westside NYC Multifamily Portfolio Subordinate Companion Loan, (y) any appraisal reduction amount for the Westside NYC Multifamily Portfolio Whole Loan that is allocated to the Westside NYC Multifamily Portfolio Subordinate Companion Loan in accordance with the terms of the Westside NYC Multifamily Portfolio Intercreditor Agreement and (z) without duplication, any losses realized with respect to any Westside NYC Multifamily Portfolio Mortgaged Property or the Westside NYC Multifamily Portfolio Whole Loan that are allocated to the Westside NYC Multifamily Portfolio Subordinate Companion Loan plus (3) any Westside NYC Multifamily Portfolio Threshold Event Collateral (as defined below), to the extent such amount is not already taken into account in the appraisal reduction amount, is less than (b) 25% of the remainder of (i) the initial principal balance of the Westside NYC Multifamily Portfolio Subordinate Companion Loan less (ii) any prepayments of principal (whether as principal prepayments or otherwise allocated to, and received by, the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan on the Westside NYC Multifamily Portfolio Subordinate Companion Loan.

In addition, pursuant to the terms of the Westside NYC Multifamily Portfolio Intercreditor Agreement, the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan will be entitled to avoid (or terminate) a Westside NYC Multifamily Portfolio Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of the following (which must be completed within 30 days of the special servicer’s receipt of any third party appraisal that indicates such Westside NYC Multifamily Portfolio Control Appraisal Period has occurred (which appraisal the special servicer is required to deliver to the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan within two business days after receipt by the special servicer of such appraisal, together with the special servicer’s calculation of the Appraisal Reduction amount to the Westside NYC Multifamily Portfolio Subordinate Companion Loan)): (i) the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan shall have delivered as a supplement to the appraised value of the Westside NYC Multifamily Portfolio Mortgaged Properties, in the amount specified in clause (ii) below, to the master servicer or the special servicer, as applicable, together with documentation acceptable to the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard to create and perfect a first priority security interest in favor of the holder of the Westside NYC Multifamily Portfolio Mortgage Loan in such collateral (a) cash collateral for the benefit of, and acceptable to, the master servicer or the special servicer, as applicable, or (b) an unconditional and irrevocable standby letter of credit with the holder of the Westside NYC Multifamily Portfolio Mortgage Loan as the beneficiary, issued by a bank or other financial institutions the long term unsecured debt obligations of which are at all times rated at least “AA” by S&P, “A” by Fitch and “Aa2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P, “F-1” by Fitch and “P-1” by Moody’s (either (a) or (b), the “Westside NYC Multifamily Portfolio Threshold Event Collateral”), and (ii) the Westside NYC Multifamily Portfolio Threshold Event Collateral is required to be in an amount that, when added to the appraised value of the Westside NYC Multifamily Portfolio Mortgaged Properties as determined pursuant to the PSA, would cause the applicable Westside NYC Multifamily Portfolio Control Appraisal Period not to occur. If the requirements described in this paragraph are satisfied by the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan (a “Westside NYC Multifamily Portfolio Threshold Event Cure”), no Westside NYC Multifamily Portfolio Control Appraisal Period will be deemed to have occurred.

The Westside NYC Multifamily Portfolio Threshold Event Cure will continue until (i) the appraised value of the Westside NYC Multifamily Portfolio Mortgaged Properties plus the value of the Westside NYC Multifamily Portfolio Threshold Event Collateral would not be sufficient to prevent a Westside NYC Multifamily Portfolio Control Appraisal Period from occurring pursuant to the terms of the Westside NYC Multifamily Portfolio Intercreditor Agreement; or (ii) the occurrence of a Final Recovery Determination (as defined in the PSA). If the appraised value of the Westside NYC Multifamily Portfolio Mortgaged Properties, upon any redetermination thereof, is sufficient to avoid the occurrence of a Westside NYC Multifamily Portfolio Control Appraisal Period without taking into consideration any, or some portion of, the Westside NYC Multifamily Portfolio Threshold Event Collateral previously delivered by the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan, then any or such portion of Westside NYC Multifamily Portfolio Threshold Event Collateral held by the master servicer or special servicer is required to be promptly returned to the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan (at its sole expense). Upon a Final Recovery Determination with respect to the Westside NYC Multifamily Portfolio Whole Loan, such Westside NYC Multifamily Portfolio Threshold Event Collateral will be available to reimburse each Westside NYC Multifamily Portfolio Noteholder for any realized loss in accordance with the priority of distributions described under “—Distributions” above, with respect to the Westside NYC Multifamily Portfolio Whole Loan after application of the net proceeds of liquidation, not in excess of the principal balance of the Westside NYC Multifamily Portfolio Mortgage Loan and the balance of the Westside NYC Multifamily Portfolio Subordinate Companion Loan, as the case may be, plus accrued and unpaid interest thereon at the applicable interest rate and all other additional servicing expenses reimbursable under the Westside NYC Multifamily Portfolio Intercreditor Agreement and under the PSA.

Consultation and Control

The master servicer and the special servicer will be required to seek the written consent of the Westside NYC Multifamily Portfolio Directing Holder (or its designee) prior taking any action that would constitute a Westside NYC Multifamily Portfolio Major Decision (as defined below). If the Westside NYC Multifamily Portfolio Directing Holder (or its designee) fails to respond to the master servicer or the special servicer, as the case may be, within five business days (or, in the case of an Acceptable Insurance Default, 10 business days) after receipt of such notice, the holder of the Westside NYC Multifamily Portfolio Mortgage Loan (or the special servicer acting on its behalf) will be required to deliver an additional copy of the notice of such proposed Westside NYC Multifamily Portfolio Major Decision in the form specified in the Westside NYC Multifamily Portfolio Intercreditor Agreement, and if the Westside NYC Multifamily Portfolio Directing Holder (or its designee) fails to respond with respect to any such proposed action within five business days (or, in the case of an Acceptable Insurance Default, 10 business days) after receipt of such second notice, the Westside NYC Multifamily Portfolio Directing Holder (or its designee) will not have further consent rights with respect to the specific action proposed in such notice.

“Westside NYC Multifamily Portfolio Major Decisions” means:

(a)       any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of any REO Property by deed-in-lieu or otherwise) of the ownership of one or more properties securing the Westside NYC Multifamily Portfolio Whole Loan if it comes into and continues in default;

(b)       any modification, consent to a modification or waiver of, or consent to any deferral of compliance with, any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs or the material modification or termination of cash management or lockbox arrangements) of the Westside NYC Multifamily Portfolio Whole Loan, or any extension of the maturity date of the Westside NYC Multifamily Portfolio Whole Loan;

(c)       following a default or an event of default with respect to the Westside NYC Multifamily Portfolio Whole Loan, any exercise of remedies, including the acceleration of the Westside NYC Multifamily Portfolio Whole Loan or initiation of any proceedings, judicial, bankruptcy or otherwise, under the related Whole Loan documents or seeking to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the borrower;

(d)       any sale of the Westside NYC Multifamily Portfolio Whole Loan (when it is a Defaulted Loan) or REO Property for less than the applicable Purchase Price;

(e)       any determination to bring a Westside NYC Multifamily Portfolio Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials (as defined in the PSA) located at a Westside NYC Multifamily Portfolio Mortgaged Property or an REO Property;

(f)       any direct or indirect transfer of a Westside NYC Multifamily Portfolio Mortgaged Property (or any interest therein), any release of material collateral or any acceptance of substitute or additional collateral for the Westside NYC Multifamily Portfolio Whole Loan or any consent or determination with respect to any of the foregoing, other than if required pursuant to the specific terms of the related Whole Loan documents and for which there is no lender discretion;

(g)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Westside NYC Multifamily Portfolio Whole Loan or any consent to such a waiver or consent to a transfer of a Westside NYC Multifamily Portfolio Mortgaged Property or of any direct or indirect interest in the borrower or change in control of the borrower;

(h)       any incurrence of additional debt by the borrower or any mezzanine financing by any direct or indirect legal or beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related Whole Loan documents);

(i)       any material modification, waiver or amendment of, or any material consent granted or withheld in connection with, or the execution of, an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Westside NYC Multifamily Portfolio Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

(j)       any property management company changes, including, without limitation, approval of the termination of a manager and appointment of a new property manager and/or terminating, modifying or entering into any property management agreement (in each case, if the lender is required to consent or approve such changes under the related Whole Loan documents);

(k)      releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required to be released pursuant to the specific terms of the related Whole Loan documents and for which there is no lender discretion;

(l)       any release of a borrower or guarantor or other obligor from liability under any of the related Whole Loan documents (including acceptance of an assumption agreement) and the addition of a new guarantor, or any consent or determination with respect to any of the foregoing, other than pursuant to the specific terms of the Westside NYC Multifamily Portfolio Whole Loan and for which there is no lender discretion;

(m)      any determination of an Acceptable Insurance Default;

(n)       the approval of or voting on any plan of reorganization, restructuring or similar plan or other material action or decision in the bankruptcy of the borrower;

(o)       any material modification, waiver or amendment of any guaranty or environmental indemnity related to the Westside NYC Multifamily Portfolio Whole Loan;

(p)       any approval of any property insurance settlements or award in connection with a taking related to a Westside NYC Multifamily Portfolio Mortgaged Property or the approval of a determination to apply such insurance proceeds or award to the repayment of the Westside NYC Multifamily Portfolio Mortgage Loan rather than to the restoration of the Westside NYC Multifamily Portfolio Mortgaged Property, other than pursuant to the specific terms of the Westside NYC Multifamily Portfolio Whole Loan and for which there is no lender discretion; or

(q)       any determination by the master servicer to transfer the Westside NYC Multifamily Portfolio Whole Loan to the special servicer based on a determination that (A) a default (other than an Acceptable Insurance Default) is reasonably foreseeable, (B) such default will materially impair the value of the Westside NYC Multifamily Portfolio Mortgaged Properties as security for the Westside NYC Multifamily Portfolio Whole Loan and (C) the default is likely to continue unremedied;

(r)       any material modification or waiver of the insurance requirements set forth in the related Whole Loan documents; or

(s)       any material modification or waiver of any special purpose entity requirements set forth in the related Whole Loan documents;

provided that during any Westside NYC Multifamily Portfolio Control Appraisal Period, “Westside NYC Multifamily Portfolio Major Decisions” will mean the list of Major Decisions described under “Pooling and Servicing Agreement—The Directing Holder—Major Decisions”.

Neither the master servicer nor the special servicer will be required to follow any advice or consultation provided by the Westside NYC Multifamily Portfolio Directing Holder (or its designee) that would require or cause the master servicer or special servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause such master servicer or special servicer, as applicable, to violate provisions of the Westside NYC Multifamily Portfolio Intercreditor Agreement or the PSA, require or cause such master servicer or special servicer, as applicable, to violate the terms of the Westside NYC Multifamily Portfolio Whole Loan, or materially expand the scope of any of the master servicer’s or special servicer’s, as applicable, responsibilities under the Westside NYC Multifamily Portfolio Intercreditor Agreement or the PSA.

In addition, the Westside NYC Multifamily Portfolio Directing Holder is entitled to approve any Asset Status Report in accordance with the time frame provided in the PSA.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the Westside NYC Multifamily Portfolio Whole Loan by the end of the applicable grace period for such payment permitted under the applicable Whole Loan documents or the related borrower otherwise defaults with respect to the Westside NYC Multifamily Portfolio Whole Loan, the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan will have the right to cure a default (i) with respect to any monetary default, within five business days after receipt of notice of such monetary default or (ii) with respect to any non-monetary default, within the cure period afforded to the borrower under the related Whole Loan documents (but at least 30 days in any event) or such longer period as provided in the Westside NYC Multifamily Portfolio Intercreditor Agreement. The holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan will be limited to six cures related to monetary defaults, no more than four of which may be consecutive, and 6 cures related to non-monetary defaults over the term of the Westside NYC Multifamily Portfolio Whole Loan.

So long as a monetary default exists for which a cure payment permitted the Westside NYC Multifamily Portfolio Intercreditor Agreement is made, such monetary default will not be treated as an event of default by the holder of the Westside NYC Multifamily Portfolio Mortgage Loan (including for purposes of (i) the definition of “Westside NYC Multifamily Portfolio Sequential Pay Event” as provided in “—Distributions” above, (ii) accelerating the Westside NYC Multifamily Portfolio Whole Loan, modifying, amending or waiving any provisions of the related Whole Loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to any Westside NYC Multifamily Portfolio Mortgaged Property; or (iii) treating the Westside NYC Multifamily Portfolio Whole Loan as a Specially Serviced Loan).

Purchase Option

At any time an event of default under the Westside NYC Multifamily Portfolio Whole Loan has occurred and is continuing, upon written notice to the holder of the Westside NYC Multifamily Portfolio Mortgage Loan (such notice, a “Westside NYC Multifamily Portfolio Noteholder Purchase Notice”), the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan will have the right to purchase the Westside NYC Multifamily Portfolio Mortgage Loan in whole but not in part at the applicable defaulted loan purchase price set forth in the Westside NYC Multifamily Portfolio Intercreditor Agreement on a date not earlier than seven business days after or later than 45 days after the date of the Westside NYC Multifamily Portfolio Noteholder Purchase Notice. All out-of-pocket costs and expenses related to such purchase will be paid by the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan.

The right of the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan to purchase the Westside NYC Multifamily Portfolio Mortgage Loan will automatically terminate upon a foreclosure sale, sale by power of sale or deliver of a deed in lieu of foreclosure with respect to the Westside NYC Multifamily Portfolio Mortgaged Properties (and the special servicer will be required to give the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan at least 15 days’ prior written notice of its intent with respect to any such action).

Special Servicer Appointment Rights

Pursuant to the Westside NYC Multifamily Portfolio Intercreditor Agreement, the Westside NYC Multifamily Portfolio Directing Holder (or its designee) will have the right to terminate the special servicer under the PSA with respect to the Westside NYC Multifamily Portfolio Whole Loan, with or without cause, upon at least 10 business days’ prior notice to the special servicer. Any such termination will not be effective unless and until (a) each Rating Agency delivers a Rating Agency Confirmation, (b) the initial or successor special servicer has assumed in writing all of the responsibilities, duties and liabilities of the special servicer under the PSA from and after the date it becomes the special servicer of the Westside NYC Multifamily Portfolio Whole Loan under the PSA pursuant to an assumption agreement reasonably satisfactory to the trustee under the PSA and (c) the trustee under the PSA has received an opinion of counsel reasonably satisfactory to the trustee to the effect that (i) the designation of such replacement to serve as special servicer with respect to the Westside NYC Multifamily Portfolio Whole Loan under PSA is in compliance with the terms of the PSA, (ii) such replacement special servicer will be bound by the terms of the PSA with respect to the Westside NYC Multifamily Portfolio Whole Loan and (iii) subject to customary qualifications and exceptions, the PSA will be enforceable against the replacement special servicer, in accordance with its terms.

Sale of Defaulted Mortgage Loan

If the Westside NYC Multifamily Portfolio Whole Loan becomes a defaulted mortgage loan, the special servicer will not have the right to sell the Westside NYC Multifamily Portfolio Subordinate Companion Loan together with the Westside NYC Multifamily Portfolio Mortgage Loan. The special servicer will be required to provide notice to the holder of the Westside NYC Multifamily Portfolio

Subordinate Companion Loan of such proposed sale, together with any bid package that the special servicer makes available in connection with such offer to sell.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), or (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the related Controlling Holder. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the issuing entity, and the Directing Holder, prior to the occurrence and continuance of a Control Termination Event, or the applicable special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described above.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Holder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Holder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer in respect of the applicable major decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Holder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced Pari Passu-AB Whole Loans

Aventura Mall Whole Loan

Servicing

The Aventura Mall Whole Loan and any related REO Property will be serviced and administered by Wells Fargo Bank, National Association, the master servicer for the JPMCC 2018-AVM securitization (the “Aventura Mall Master Servicer”) and, if necessary, CWCapital Asset Management LLC, the special servicer for the JPMCC 2018-AVM securitization (the “Aventura Mall Special Servicer”), pursuant to the Aventura Mall Trust 2018-AVM TSA, but subject to the terms of the Aventura Mall Intercreditor Agreement. In servicing the Aventura Mall Whole Loan, the Aventura Mall Master Servicer and the Aventura Mall Special Servicer are required to service the Aventura Mall Whole Loan in accordance with the servicing standard set forth in the Aventura Mall Trust 2018-AVM TSA to take into account the interests of the Certificateholders and the holders of the Aventura Mall Companion Loans as a collective whole.

The Aventura Mall Mortgage Loan and together with the Aventura Mall Pari Passu Companion Loans are collectively referred to in this prospectus as the “Aventura Mall Senior Loans”. The related Subordinate Companion Loans (the “Aventura Mall Subordinate Companion Loan”) will be held by the JPMCC 2018-AVM trust (the “Aventura Mall Subordinate Companion Loan Holder”). The Aventura Mall Subordinate Companion Loan and the Aventura Mall Pari Passu Companion Loans are collectively referred to in this prospectus as the “Aventura Mall Companion Loans”. The Aventura Mall Mortgage Loan, together with the Aventura Mall Companion Loans, are referred to in this prospectus as the “Aventura Mall Whole Loan”. The holder of the Aventura Mall Mortgage Loan, the Aventura Mall Subordinate Companion Loan Holder and the holders of the Aventura Mall Pari Passu Companion Loans are subject to the terms of a co-lender agreement (the “Aventura Mall Intercreditor Agreement”).

Amounts payable to the issuing entity as holder of the Aventura Mall Mortgage Loan pursuant to the Aventura Mall Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the holders of the Aventura Mall Pari Passu Companion Loans will be distributed to such holders net of certain fees and expenses on the Aventura Mall Pari Passu Companion Loans as set forth in the Aventura Mall Intercreditor Agreement.

Custody of the Mortgage File

Wells Fargo Bank, National Association, is expected to be the custodian of the mortgage file related to the Aventura Mall Whole Loan (other than any promissory notes not contributed to the JPMCC 2018-AVM securitization).

Application of Payments

The Aventura Mall Intercreditor Agreement sets forth the respective rights of the holder of the Aventura Mall Mortgage Loan and the holders of the Aventura Mall Companion Loans with respect to distributions of funds received in respect of the Aventura Mall Whole Loan, and provides, in general, that, the Aventura Mall Subordinate Companion Loans are, at all times, junior, subject and subordinate to the Aventura Mall Senior Loans, and the right of the Aventura Mall Subordinate Companion Loan Holder to receive payments with respect to the Aventura Mall Whole Loan is, at all times, junior, subject and subordinate to the rights of the holders of the Aventura Mall Senior Loans to receive payments with respect to the Aventura Mall Whole Loan. All amounts tendered by the related borrower or otherwise available for payment on the Aventura Mall Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

first, to the holders of the Aventura Mall Senior Loans, pro rata and pari passu, to pay accrued and unpaid interest on the Aventura Mall Senior Loans (other than default interest) to each Aventura Mall Senior Loan holder, in an amount equal to the accrued and unpaid interest on the applicable principal balances at the applicable net note rate;

second, to the holders of the Aventura Mall Senior Loans, pro rata and pari passu, in an amount equal to the principal payments (or other amounts allocated to principal) received, if any, with respect to such Due Date with respect to the Aventura Mall Whole Loan, until the balance of the Aventura Mall Senior Loans have been reduced to zero;

third, to the holders of the Aventura Mall Senior Loans, pro rata and pari passu, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Aventura Mall Senior Loan Holder in accordance with the Aventura Mall Intercreditor Agreement, plus interest thereon at the net note rate compounded monthly from the date the related realized loss was allocated to each Aventura Mall Senior Loan note, such amount to be allocated to such Aventura Mall Senior Loan holder, on a pro rata and pari passu basis based on the amount of realized losses previously allocated to each such holder;

fourth, to pay accrued and unpaid interest on the Aventura Mall Subordinate Companion Loans (other than default interest) to the Aventura Mall Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable net note rate;

fifth, to the Aventura Mall Subordinate Companion Loan Holder in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such Due Date, until the respective note principal balances have been reduced to zero;

sixth, to the Aventura Mall Subordinate Companion Loan Holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to the Aventura Mall Subordinate Companion Loan Holder in accordance with the terms of the Aventura Mall Intercreditor Agreement, plus interest thereon at the net note rate for the Aventura Mall Subordinate Companion Loans compounded monthly from the date the related realized loss was allocated to each Aventura Mall Subordinate Companion Loan, such amount to be allocated to the Aventura Mall Subordinate Companion Loan Holder, on a pro rata and pari passu basis based on the amount of realized losses previously allocated to the Aventura Mall Subordinate Companion Loan Holder;

seventh, to pay yield maintenance premiums then due and payable in respect of such Aventura Mall Senior Loans entitled to yield maintenance premiums in connection with a permitted prepayment in accordance with the Whole Loan documents, on a pro rata and pari passu basis;

eighth, to pay yield maintenance default premiums then due and payable in respect of the Aventura Mall Senior Loans, on a pro rata and pari passu basis, then the Aventura Mall Subordinate Companion Loan, on a pro rata and pari passu basis;

ninth, to pay default interest and late payment charges then due and owing under the Aventura Mall Whole Loan, all of which will be applied in accordance with the Aventura Mall Trust 2018-AVM TSA; and

tenth, if any excess amount is available to be distributed in respect of the Aventura Mall Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through ninth, any remaining amount is required to be paid pro rata to each Aventura Mall Senior Loan holder and the Aventura Mall Subordinate Companion Loan Holder based on their initial principal balances.

Consultation and Control

Pursuant to the Aventura Mall Intercreditor Agreement, the directing holder with respect to the Aventura Mall Whole Loan (the “Aventura Mall Directing Holder”), as of any date of determination, will be (i) the holder of the Aventura Mall Senior Loan evidenced by promissory note A-1-A, which is expected to be the directing certificateholder or controlling class representative (or an equivalent entity) for the JPMCC 2018-AVM securitization. The Aventura Mall Directing Holder will be entitled to exercise certain consent and/or consultation rights as set forth under the Aventura Mall Intercreditor Agreement, and the implementation of any recommended actions outlined in an asset status report with respect to the Aventura Mall Whole Loan will require the approval of the Aventura Mall Directing Holder.

Pursuant to the terms of the Aventura Mall Intercreditor Agreement, the issuing entity, as the holder of the Aventura Mall Mortgage Loan (or its representative), will (i) have a right to receive copies of all notices, information and reports with respect to major decisions that the Aventura Mall Master Servicer or the Aventura Mall Special Servicer, as applicable, is required to provide to the Aventura Mall Directing Holder pursuant to the Aventura Mall Trust 2018-AVM TSA (similar to such notices, information and reports that are required to be provided to the Aventura Mall Directing Holder under the Aventura Mall Trust 2018-AVM TSA without regard to the occurrence of a control termination event or consultation termination event under the Aventura Mall Trust 2018-AVM TSA) and a summary of any asset status report relating to the Aventura Mall Whole Loan that the Aventura Mall Master Servicer or the Aventura Mall Special Servicer, as applicable, is required to provide to the Aventura Mall Directing Holder pursuant to the Aventura Mall Trust 2018-AVM TSA and (ii) has the right to be consulted on a strictly non-binding basis with respect to any major decisions to be taken with respect to the Aventura Mall Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Aventura Mall Whole Loan. The consultation right of the issuing entity will expire 10 business days following the delivery of written notice of a proposed action, together with copies of the notices, information and reports; provided that if the Aventura Mall Master Servicer (or the Aventura Mall Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, then such consultation period will be deemed to begin anew. Notwithstanding the rights described above, the Aventura Mall Master Servicer or the Aventura Mall Special Servicer, as applicable, is permitted to take any major decision or any action set forth in the asset status report before the expiration of the aforementioned consultation period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Aventura Mall Whole Loan (as a collective whole). Neither the Aventura Mall Master Servicer nor the Aventura Mall Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative).

Neither the Aventura Mall Master Servicer nor the Aventura Mall Special Servicer may follow any advice, direction or objection by the Aventura Mall Directing Holder that would (i) require or cause the Aventura Mall Master Servicer or the Aventura Mall Special Servicer, as applicable, to violate applicable law (including the REMIC provisions), the Whole Loan documents, the Aventura Mall Trust 2018-AVM TSA, the Aventura Mall Intercreditor Agreement or the related servicing standard set forth in the Aventura Mall Intercreditor Agreement or materially expand the scope of responsibilities for any of the Aventura Mall Master Servicer or the Aventura Mall Special Servicer.

In addition to the control and consultation rights described above, pursuant to the terms of the Aventura Mall Intercreditor Agreement, the issuing entity, as the holder of the Aventura Mall Mortgage Loan, will have the right to annual meetings (which may be held telephonically in the discretion of the Aventura Mall Master Servicer or Aventura Mall Special Servicer) with the Aventura Mall Master Servicer or Aventura Mall Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Aventura Mall Master Servicer or the Aventura Mall Special Servicer, as applicable, in which servicing issues related to the Aventura Mall Whole Loan are discussed.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Aventura Mall Intercreditor Agreement, if the Aventura Mall Whole Loan becomes a specially serviced loan, and if the Aventura Mall Special Servicer determines to sell the Aventura Mall Whole Loan in accordance with the Aventura Mall Trust 2018-AVM TSA, the Aventura Mall Special Servicer will be required to sell the Aventura Mall Mortgage Loan and each Aventura Mall Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the Aventura Mall Special Servicer will not be permitted to sell the Aventura Mall Whole Loan without the consent of each Non-Controlling Holder (including the issuing entity as the holder of the Aventura Mall Mortgage Loan) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the Aventura Mall Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Aventura Mall Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Holder under the Aventura Mall Trust 2018-AVM TSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the Aventura Mall Master Servicer or Aventura Mall Special Servicer in connection with the proposed sale.

Special Servicer Appointment Rights

Pursuant to the Aventura Mall Intercreditor Agreement, the Aventura Mall Directing Holder (or its representative) will have the right, at any time, with or without cause, to replace the Aventura Mall Special Servicer then acting with respect to the Aventura Mall Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holders of the Aventura Mall Mortgage Loan or the other Aventura Mall Companion Loans (or their representatives) in a manner that is substantially similar to that as described under “Pooling and Servicing Agreement—Servicer Termination Events” and “Rights Upon Servicer Termination Event” in this prospectus.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Additionally, an Asset Data File containing certain detailed information regarding the Mortgage Loans for the reporting period specified therein will be filed or caused to be filed by the depositor on Form ABS-EE on or prior to the date of filing of this prospectus and available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Cantor Commercial Real Estate Lending, L.P.

General.

Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this prospectus. CCRE Lending is a Delaware limited partnership and an affiliate of Cantor Fitzgerald & Co., one of the underwriters, and Berkeley Point Capital LLC, a primary servicer. CCRE Lending was formed in 2010. Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P. CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

CCRE Lending is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. CCRE Lending originates loans primarily for securitization; however, CCRE Lending also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

CCRE Lending originates loans and aggregates and warehouses the loans pending sale via a commercial mortgage backed securities (“CMBS”) securitization.

CCRE Lending’s Loan Origination and Acquisition History.

Since its founding in July 2010 through June 30, 2018, CCRE Lending has originated or acquired approximately 1,446 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $27.7 billion and has acted as a sponsor and mortgage loan seller on 78 fixed-rate and floating-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor. CCRE Lending expects to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. CCRE Lending also expects to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for Material Defects or the material breaches of representations and warranties made by CCRE Lending in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of CCRE Mortgage Loans.

Overview. CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this prospectus. The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals (the “CCRE Deal Team”). The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan. The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process. The CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team. The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans.

Data Comparison and Recalculation. The depositor, on behalf of CCRE Lending, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this prospectus regarding the CCRE Mortgage Loans. These procedures included:

●	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

●	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CCRE Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this prospectus.

Legal Review. CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from CCRE Lending’s standard form loan documents. In addition, origination counsel for each CCRE Mortgage Loan reviewed CCRE

Lending’s representations and warranties set forth on Annex D-2 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CCRE Mortgage Loans. Such assistance included, among other things, a review of (i) a due diligence questionnaires completed by origination counsel and (ii) exceptions to representations and warranties compiled by origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each CCRE Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each CCRE Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

CCRE Lending prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next five (5) largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex A-3—Description of the Top Fifteen Mortgage Loans and Additional Mortgage Loan Information”.

Other Review Procedures. In connection with the origination of each CCRE Mortgage Loan, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If CCRE Lending became aware of a significant natural disaster in the vicinity of any mortgaged property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the mortgaged property from the related borrower to confirm no material damage to the mortgaged property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm that the CCRE Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—CCRE Lending’s Underwriting Standards”.

Findings and Conclusions. CCRE Lending found and concluded with reasonable assurance that the disclosure regarding the CCRE Mortgage Loans in this prospectus is accurate in all material respects. CCRE Lending also found and concluded with reasonable assurance that the CCRE Mortgage Loans were originated in accordance with CCRE Lending’s origination procedures and underwriting criteria. CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CCRE Lending’s Underwriting Standards.

General. CCRE Lending’s commercial mortgage loans are generally originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending. Therefore, this general description of CCRE Lending’s underwriting standards is not intended as a representation that every CCRE Mortgage Loan complies entirely with all criteria set forth below.

Loan Analysis. The credit underwriting process for each CCRE Lending loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

A member of the CCRE Lending team or an agent of CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third-party provider engaged by CCRE Lending, also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval. All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and LTV Ratio. CCRE Lending’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower, which when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned debt service coverage ratio requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the debt service coverage ratio.

Additional Debt. Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

Amortization Requirements. While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Servicing. Interim servicing for all CCRE Lending loans prior to securitization will typically be performed by an unaffiliated third party such as Wells Fargo Bank, National Association or an affiliate of CCRE Lending, Berkeley Point; however, primary servicing may be occasionally retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which may be retained post-securitization. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, the original third-party servicer may retain primary servicing.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(i)       Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)       Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii)       Engineering Assessment. In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)       Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan,

(iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that:

(i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending. Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A-1.

Exceptions. Other than as set forth below, the CCRE Mortgage Loans were originated in accordance with the underwriting standards set forth above.

With respect to the 1503 Jefferson & 406 Cornelia Mortgage Loan (1.1%), the DSCR at the Mortgaged Property is 1.14x, which is lower than CCRE’s standard underwriting requirement of 1.20x. The borrower sponsor informed CCRE that it expects to receive a tax abatement that will increase the DSCR at the Mortgaged Property to 1.20x or higher. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”. At origination, the borrowers reserved $1,000,000 with lender, which amount may be released to the borrowers, if, among other conditions, the

DSCR is at least 1.30x and the debt yield is at least 7%. CCRE obtained the upfront reserve as collateral in the event the abatement is not obtained.

Compliance with Rule 15Ga-1 under the Exchange Act. CCRE Lending most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 6, 2018. CCRE Lending’s Central Index Key is 0001558761. With respect to the period from and including October 1, 2011 to and including June 30, 2018, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization. Neither CCRE Lending nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, CCRE Lending or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Cantor Commercial Real Estate Lending, L.P.” has been provided by CCRE Lending.

German American Capital Corporation

General. German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor and a mortgage loan seller in this securitization transaction (in such capacity, “Sponsor” or “Mortgage Loan Seller”). Except with respect to Aventura Mall Whole Loan, which was co-originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”) (an affiliate of GACC), JPMorgan Chase Bank, National Association, Wells Fargo Bank, National Association, and Morgan Stanley Bank, N.A., GACC or an affiliate of GACC originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans in this transaction. In addition, it is expected that GACC or an affiliate will, as of the initial issuance of the certificates, hold the Aventura Mall Pari Passu Companion Loans designated as notes A-2-B-2-C, A-2-B-4 and A-2-B-5.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation, and GACC is an affiliate of DBNY, an originator, the Depositor and Deutsche Bank Securities Inc., an Underwriter. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination and acquisition of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination or acquisition into a primary issuance of commercial mortgage backed securities (“CMBS”) or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. . . The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

Pursuant to certain interim servicing agreements between GACC and/or certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 3 of the Mortgage Loans (14.2%) to be contributed to this securitization by GACC.

Pursuant to certain interim servicing agreements between GACC and/or certain of its affiliates, on the one hand, and KeyBank National Association, on the other hand, KeyBank National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 3 of the Mortgage Loans (3.5%) to be contributed to this securitization by GACC.

GACC’s Securitization Program. GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., and (iii) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large floating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through June 30, 2018 is approximately $67.95 billion.

GACC has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. In the event GACC purchases loans for securitization, GACC will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex D-3 to this prospectus), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the Depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The Depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the Depositor, the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans.

Overview. GACC, in its capacity as the Sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DBNY during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The Depositor, on behalf of GACC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;

●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by DBNY, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-3.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by DBNY, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DBNY’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and re-underwritten) in accordance with DBNY’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DBNY’s Underwriting Guidelines and Processes.

General. DBNY is an originator and is affiliated with GACC, Deutsche Bank Securities Inc., one of the underwriters, and the Depositor. DBNY originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by DBNY generally are originated in accordance with the underwriting criteria described below. The Aventura Mall Mortgage Loan, was co-originated by DBNY, JPMorgan Chase Bank, National Association, Wells Fargo Bank, National Association and Morgan Stanley Bank, N.A., and was reunderwritten by GACC in accordance with the underwriting criteria described under this section, subject to any exceptions, if any, identified under “—Exceptions”. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, DBNY conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of DBNY underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. DBNY reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information” in this prospectus.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by DBNY and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3 to this prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, DBNY obtains (or, in connection with DBNY’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and DBNY relies upon) a current (within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, DBNY may also obtain prospective or hypothetical values on an “as-stabilized”, “as complete” and/or “hypothetical as is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. DBNY then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with DBNY’s acquisition and reunderwriting of a mortgage loan, DBNY relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from a DBNY opinion of value. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if DBNY had originated such mortgage loans. See “Risk

Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus.

Evaluation of Borrower. DBNY evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. DBNY evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, DBNY either (i) obtains or updates (or, in connection with DBNY’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and DBNY relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with DBNY’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and DBNY relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, DBNY reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, DBNY either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, DBNY obtains (or, in connection with DBNY’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and DBNY relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. DBNY reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, DBNY generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, DBNY may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and DBNY reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and DBNY reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as DBNY may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. DBNY may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, DBNY may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by DBNY. The typical required escrows for mortgage loans originated by DBNY are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide DBNY with sufficient funds to satisfy all taxes and assessments. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or DBNY may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide DBNY with sufficient funds to pay all insurance premiums. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. DBNY may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

DBNY may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) DBNY’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) DBNY has structured springing escrows that arise for identified risks, (v) DBNY has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) DBNY believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DBNY’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, DBNY’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, DBNY may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are DBNY’s general underwriting guidelines with respect to the GACC Mortgage Loans. One or more GACC Mortgage Loans may vary from the specific DBNY underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more GACC Mortgage Loans, DBNY may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases set forth below, DBNY made exceptions and the underwriting of a particular GACC Mortgage Loan did not comply with all aspects of the disclosed criteria.

The GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act. GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 13, 2018. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including January 1, 2015 to and including June 30, 2018, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization. Neither GACC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, GACC and/or its affiliates may retain on the Closing Date or own in the future certain additional classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

Starwood Mortgage Funding II LLC

General. Starwood Mortgage Funding II LLC (“SMF II”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, including SMF II, “Starwood”). SMC is affiliated with LNR Property LLC, an international commercial real estate company specializing in property development, specialty finance, asset management, investing and special servicing of CMBS loans. SMF II is a sponsor of, and a seller of certain mortgage loans into this securitization. Starwood was formed to invest in commercial real estate debt. The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Newport Beach, California and New York, New York.

SMF II and SMC are each affiliated with LNR Partners, LLC, the special servicer under the MSC 2018-H3 PSA, pursuant to which the Playa Largo Whole Loan is currently serviced.

Pursuant to certain interim servicing agreements between SMF II and/or certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the Mortgage Loans (24.0%) to be contributed to this securitization by SMF II.

Starwood’s Securitization Program. This is the 71st commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $9.94 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self-storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

Review of SMF II Mortgage Loans.

Overview. SMF II has conducted a review of the SMF II Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMF II Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMF II Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMF II Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMF II Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMF II Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMF II Data Tape”) containing detailed information regarding each SMF II Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMF II Data Tape was used to provide the numerical information regarding the SMF II Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMF II engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMF II, relating to information in this prospectus regarding the SMF II Mortgage Loans.

These procedures included:

●	comparing the information in the SMF II Data Tape against various source documents provided by SMF II that are described above under “—Database”;

●	comparing numerical information regarding the SMF II Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMF II Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMF II Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMF II Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMF II Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMF II Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMF II Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMF II Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMF II Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMF II Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Starwood was aware at the origination of any SMF II Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMF II Mortgage Loans to determine whether any SMF II Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Starwood’s Underwriting Guidelines and Processes” below.

Findings and Conclusions. Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMF II Mortgage Loans in this prospectus is accurate in all material respects. Starwood also determined that the SMF II Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwritten (or reunderwritten) in accordance with Starwood’s underwriting criteria, except as described below under “—Starwood’s Underwriting Guidelines and Processes—Exceptions to Starwood’s Underwriting Guidelines”. SMF II attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMF II will perform a review of any SMF II mortgage loan that it elects to substitute for a SMF II mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMF II, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “SMF II Qualification Criteria”). SMF II may engage a third party accounting firm to compare the SMF II Qualification Criteria against the underlying source documentation to verify the accuracy of the review by SMF II and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by SMF II to render any tax opinion required in connection with the substitution.

Starwood’s Underwriting Guidelines and Processes.

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization (which guidelines are also applicable to mortgage loans acquired by Starwood and re-underwritten prior to contribution to a securitization).

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by Starwood complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMF II Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-4.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

●	Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes - typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12th) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●	Insurance - if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12th) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

●	Replacement Reserves - replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Completion Repair/Environmental Remediation - typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●	Tenant Improvement/Lease Commissions - in most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMF II Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to Starwood’s Underwriting Guidelines

Other than as set forth below, the SMF II Mortgage Loans were originated in accordance with Starwood’s underwriting guidelines and processes.

With respect to the Kris Kay MHC Mortgaged Property (0.5%), the related mortgage loan documents require the borrower to establish a monthly capital replacement escrow reserve equal to $32.75 per unit per annum which is lower than the $50 per unit per annum minimum provided for in Starwood’s underwriting guidelines, which guidelines provide that such amount may be adjusted depending on the age and condition of the property and the property condition report. Starwood’s decision to include the Mortgage Loan notwithstanding the exception was based on an internal review with the underwriting team for the loan and Starwood’s head underwriter and chief credit officer, which included a review of the final property condition report which estimated required capital expenditures over the term of the loan in the amount of $32.75 per unit per annum.

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on February 7, 2018. SMC’s Central Index Key is 0001548405. SMF II is a wholly-owned subsidiary of SMC. SMF II’s Central Index Key is 0001682523. SMF II most recently filed a Form ABS-15G on February 7, 2018. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the date hereof, neither Starwood nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that LNR Partners, LLC, which is an affiliate of Starwood, is the special servicer under the MSC 2018-H3 PSA, under which the Playa Largo Whole Loan is currently serviced, and will be entitled to special servicing fees and certain other fees and compensation thereunder. Starwood and its affiliates may, from time to time after the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

Citi Real Estate Funding Inc.

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller in this securitization transaction (in such capacity, a “Sponsor” or “Mortgage Loan Seller”, as applicable). CREFI originated or co-originated all of the Mortgage Loans it is selling to the Depositor in this transaction. The respective Mortgage Loans that CREFI is selling to the Depositor in this securitization transaction are collectively referred to in this prospectus as the “CREFI Mortgage Loans”. CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against CREFI for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program.

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. As regards the origination and securitization of multifamily and commercial mortgage loans, CREFI and CGMRC share staff, have the same underwriting guidelines and credit committee approval process and utilize substantially the same loan documentation. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which CREFI participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates.

Review of CREFI Mortgage Loans.

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “Citi Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the Citi Data File against various source documents provided by CREFI that are described above under “—Database” above;

●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Citi Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the Citi Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any Mortgage Loans were originated by third party originators and the names of such originators, and whether such Mortgage Loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;

●	whether any Mortgage Loans are not first liens, or have a loan-to-value ratio greater than 80%;

●	whether any Mortgage Loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

●	a description of any material issues with respect to any of the Mortgage Loans;

●	whether any Mortgage Loans permit, or have existing, mezzanine debt, additional debt secured by the related Mortgaged Properties or other material debt, and the material terms and conditions for such debt;

●	whether any Mortgaged Properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

●	a list of Mortgage Loans that permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any Mortgage Loans permit the release of all or a portion of the related Mortgaged Properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

●	whether any Mortgage Loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

●	whether there are post-close escrows or earn-out reserves that could be used to pay down the Mortgage Loan, or whether there are escrows or holdbacks that have not been fully funded;

●	information regarding grace periods and interest accrual provisions, non-recourse carveouts, and any other material provisions with respect to the Mortgage Loan;

●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

●	whether any borrower is not a special purpose entity;

●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

●	whether any borrower under a Mortgage Loan is affiliated with a borrower under another Mortgage Loan to be included in the issuing entity;

●	whether any of the Mortgage Loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

●	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

●	a description of any material leasing issues at the related Mortgaged Properties;

●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

●	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties;

●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex D-5 to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the Depositor for inclusion on Annex D-5 to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee for this securitization, and the Certificateholders and the trustee for this securitization will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as Mortgage Loan Seller, with respect to the applicable CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for this securitization for any uncured material breach of any CREFI’s representations and warranties regarding the applicable CREFI Mortgage Loans, including any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the related CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the related CREFI Mortgage Loans included in the 10 largest Mortgage Loans (considering any group of Crossed Mortgage Loans as a single Mortgage Loan) in the Mortgage Pool, and the abbreviated loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans (considering any group of Crossed Mortgage Loans as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—Exceptions” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes.

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph (7) on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the mortgage loan representations and warranties in paragraphs (17) and (30) on Annex D-1 to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the mortgage loan representation and warranty set forth in paragraph (42) on Annex D-1 to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (41) on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions. The CREFI Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act. Prior to April 18, 2017, CREFI had no prior history as a securitizer. CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2018. CREFI’s Central Index Key is 0001701238. As of June 30, 2018, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization. Neither CREFI nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, CREFI and/or its affiliates may own in the future, certain additional classes of certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The Depositor

The Depositor is Deutsche Mortgage & Asset Receiving Corporation (the “Depositor”). The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The Depositor’s capitalization is nominal. All of the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

During the 8 years ending June 30, 2018, the Depositor has acted as depositor with respect to public and private conduit or combined conduit/large loan commercial mortgage securitization transactions in an aggregate amount of approximately $102.57 billion.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, CD 2018-CD7 Mortgage Trust (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee and Certificate Administrator”, “—The Master Servicer”, “—The Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the mortgage loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the mortgage loans to the issuing entity. The depositor will be purchasing the mortgage loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as trustee, certificate administrator and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 265,000 employees as of March 31, 2018, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045 and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor, MAC: N9300-070, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of March 31, 2018, Wells Fargo Bank was acting as trustee on approximately 366 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $136 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of March 31, 2018, Wells Fargo Bank was acting as securities administrator with respect to more than $446 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant and subject to the PSA and is acting as custodian of the mortgage loan file (other than the Mortgage Note with respect to the related mortgage loan for any Non-Serviced Whole Loan under the related Non-Serviced PSA). In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of March 31, 2018, Wells Fargo Bank was acting as custodian of more than 254,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by one or more of the sponsors or an affiliate thereof, and one or more of those mortgage loans may be included in the trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For three CMBS transactions in its portfolio, Wells Fargo Bank disclosed material noncompliance on its related 2017 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients for such transactions. For one CMBS transaction, an administrative error caused an underpayment to certain classes and a correlating overpayment to certain classes on one distribution date in 2017. The affected distributions were revised to correct the error before the next distribution date. For the second CMBS transaction, an administrative error resulted in certain holders of definitive certificates not receiving a distribution on one distribution date in 2017. The error was corrected when the required distributions were made the next day. For the third CMBS transaction, required distributions for one distribution date in 2017 were made eight days late as a result of an inadvertent payment systems error.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, N.A. (“Wells Fargo Bank”), in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a putative class action complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Federal Court Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Federal Court Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and US Bank) by a group of institutional investor plaintiffs. The Federal Court Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the District Court by RMBS investors in these and other transactions, and these cases against Wells Fargo Bank are proceeding before the same District Court judge. A similar complaint was also filed May 27, 2016 in New York state court by a different plaintiff investor. On January 19, 2016, an order was entered in connection with the Federal Court Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Federal Court Complaint; the District Court also allowed plaintiffs to file amended complaints as to the remaining, non-dismissed trusts, if they so chose, and three amended complaints have been filed. On December 17, 2016, the investor plaintiffs in the 261 trusts dismissed from the Federal Court Complaint filed a new complaint in New York state court (the “State Court Complaint”). In September 2017, Royal Park Investments SA/NV (“Royal Park”), one of the plaintiffs in the District Court cases against Wells Fargo Bank, filed a putative class action complaint relating to two trusts seeking declaratory and injunctive relief and money damages based on Wells Fargo Bank’s indemnification from trust funds for legal fees and expenses Wells Fargo Bank incurs or has incurred in defending the District Court case filed by Royal Park. With respect to the foregoing litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

Neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Trustee and Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and trustee will only be liable under the PSA to the extent of their respective obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer

KeyBank National Association (“KeyBank”) will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and the Serviced Companion Loans.

KeyBank is a wholly-owned subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the depositor, any sponsor, the certificate administrator, the operating advisor, the asset representations reviewer, the special servicer with respect to all Serviced Mortgage Loans other than the Westside NYC Multifamily Portfolio Mortgage Loan, the trustee or the primary servicer.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/15	12/31/16	12/31/2017	6/30/2018
By Approximate Number	16,876	17,866	16,654	17,327
By Approximate Aggregate Principal Balance (in billions)	185.2	189.3	$197.6	$212

Within this servicing portfolio are, as of June 30, 2018, approximately 8,975 loans with a total principal balance of approximately $160.8 billion that are included in approximately 586 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2017, the Mortgage Bankers Association of

America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s, Standard & Poor’s Ratings Services (“S&P”), Fitch, and Morningstar Credit Ratings, LLC (“Morningstar”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS2+” as a primary servicer, and “CSS1-” as a special servicer. Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s long-term debt obligations, short-term debt obligations, long-term deposits and short-term deposits.

	S&P	Fitch	Moody’s
Long-Term Debt Obligations	A-	A-	A3
Short-Term Debt Obligations Long-Term Deposits	A-2 N/A	F1 A	P-2 Aa3
Short-Term Deposits	N/A	F1	P-1

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material adverse impact on the performance of the underlying mortgage loan or the performance of the Certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) managing delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the PSA for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the master servicer, generally responsible for the master servicing and primary servicing functions with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Whole Loans. KeyBank, as the master servicer, will be permitted to appoint one or more sub-servicers to perform all or any portion of its primary servicing functions under the PSA pursuant to one or more sub-servicing agreements and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. Additionally, KeyBank may from time to time perform some of its servicing obligations under the PSA through one or more third-party vendors that provide servicing functions such as appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the PSA as if KeyBank had not retained any such vendors.

The manner in which collections on the underlying mortgage loan are to be maintained is described in “Pooling and Servicing Agreement—Accounts” and “—Withdrawals from the Collection Account” in this prospectus. Generally, all amounts received by KeyBank on the mortgage loans will be initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the PSA. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the mortgage loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving the mortgage loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as master servicer, primary servicer or special servicer, as applicable, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Serviced Mortgage Loans pursuant to the PSA.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

KeyBank will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans.

Neither KeyBank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may retain certain classes of certificates in the future. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information regarding KeyBank under this heading “—The Master Servicer” has been provided by KeyBank.

The Master Servicer will have various duties under the PSA. Certain duties and obligations of the Master Servicer are described under “Pooling and Servicing Agreement—General” and “—Mortgage Loans with ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The Master Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The Master Servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the Master Servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

The Master Servicer will not be permitted to process any Major Decision related to a non-Specially Serviced Loan and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision unless the master servicer and the special servicer mutually agree that the master servicer will process such Major Decision with respect to a Mortgage Loan that is not a Specially Serviced Loan subject to the terms of the PSA. as described under “Pooling and Servicing Agreement—The Directing Holder—Major Decisions”.

The Master Servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the Master Servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The Master Servicer’s rights and obligations with respect to indemnification, and certain limitations on the Master Servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicers

Rialto Capital Advisors, LLC

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), is expected to be appointed to act as special servicer with regard to all Serviced Mortgage Loans other than the Westside NYC Multifamily Portfolio Mortgage Loan and any Excluded Loan under the PSA and in such capacity is expected to be responsible for the servicing and administration of the Specially Serviced Loans and related REO Properties, and in certain circumstances, will review, evaluate, process and provide or withhold consent as to certain Major Decisions, Special Servicer Non-Major Decisions and other transactions relating to the Serviced Mortgage Loans (other than for the Westside NYC Multifamily Portfolio Mortgage Loan and any Excluded Loan) and any related Serviced Companion Loans that are non-Specially Serviced Loans pursuant to the PSA.

Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

Rialto is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder with over 8,000 employees across the country’s largest real estate markets. In that regard, Lennar has engaged Wells Fargo Securities and Deutsche Bank Securities to advise Lennar regarding possible strategic alternatives that may be available with regard to RCM and its investment and asset management platform. As of March 31, 2018, RCM was the sponsor of, and certain of its affiliates were investors in, ten private equity funds (collectively, the “Funds”) and RCM also advised four separately managed accounts, having over $5.4 billion of regulatory assets under management in the aggregate (calculated as of December 31, 2017). Four of such Funds are focused on distressed and value-add real estate related investments and/or commercial mortgage backed securities, four of such Funds are focused on investments in commercial mortgage-backed securities and the other two Funds and the separately managed accounts are focused on mezzanine debt and credit investments. Through March 31, 2018, RCM has acquired and/or is managing over $7.5 billion of non- and sub-performing real estate assets, representing approximately 11,000 loans.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $6.1 billion in face value of subordinate, newly-originated commercial mortgage-backed securities certificates in approximately 88 different securitizations totaling approximately $92 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer for each of these transactions.

RCM has over 250 employees as of March 31, 2018, and is headquartered in Miami with two other main offices located in New York City and Atlanta. RCM’s commercial real estate platform has twelve additional offices across the United States and four offices in Europe.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of March 31, 2018, Rialto and its affiliates were actively special servicing approximately 173 portfolio loans with a principal balance of approximately $213 million and were responsible for approximately 194 portfolio REO assets with a principal balance of approximately $242 million.

Rialto is also currently performing special servicing for approximately 92 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering approximately 6,511 assets with an original principal balance at securitization of approximately $94 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2014	As of 12/31/2015	As of 12/31/2016	As of 12/31/2017	As of 3/31/18
Number of CMBS Pools Named Special Servicer	45	59	75	90	92
Approximate Aggregate Unpaid Principal Balance(1)	$49.2 billion	$63.6 billion	$79 billion	$91.8 billion	$94.1 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	28	17	37	77	94
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$126.9 million	$141.9 million	$320 million	$1.1 billion	$1.4 billion

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as the special servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction.

No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer.

Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, Rialto believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the certificates.

From time to time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, that are material to the Certificateholders.

Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto is an affiliate of (a) the entity or entities that are anticipated to purchase the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates and may purchase other additional classes of certificates and will be the Retaining Third Party Purchaser and (b) RREF III-D AIV RR H, LLC or its affiliate, which is expected to be appointed as the initial Directing Holder with respect to each serviced mortgage loan (other than any Excluded Loan, any Servicing Shift Mortgage Loan and the Westside NYC Multifamily Portfolio Mortgage Loan (for so long as no Westside NYC Multifamily Portfolio Control Appraisal Period is continuing)) and any related Serviced Companion Loan. Rialto is expected to act as special servicer with respect to the Serviced Mortgage Loans (other than the Westside NYC Multifamily Portfolio Mortgage Loan and any Excluded Loan) and any related Companion Loans and it or an affiliate assisted RREF III-D AIV RR H, LLC and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

Except as described above, neither Rialto nor any of its affiliates will retain as of the Closing Date any other certificates issued by the issuing entity. However, from time to time, Rialto and/or its affiliates may purchase securities, including certificates in this offering, including in the secondary market. Any such party will have the right to dispose of such securities at any time.

The foregoing information regarding the special servicer set forth in this section entitled “—The Special Servicers—Rialto Capital Advisors, LLC” has been provided by Rialto. None of the depositor, the underwriters, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Holder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer and Special Servicer” in this prospectus.

Certain duties and obligations of Rialto as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”. Rialto’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

KeyBank National Association

KeyBank will be appointed as the special servicer with respect to the Westside NYC Multifamily Portfolio Mortgage Loan. KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the depositor, the trustee, the custodian, the certificate administrator, the sponsors, any originator, the special servicer with respect to all Serviced Mortgage Loans other than the Westside NYC Multifamily Portfolio Mortgage Loan, the operating advisor, the asset representations reviewer, or the primary servicer.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/15	12/31/16	12/31/2017	6/30/2018
By Approximate Number	16,876	17,866	16,654	17,327
By Approximate Aggregate Principal Balance (in billions)	$185.2	$189.3	$197.6	$212.0

Within this servicing portfolio are, as of June 30, 2018, approximately 8,975 loans with a total principal balance of approximately $160.8 billion that are included in approximately 586 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2017, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank has been a special servicer of commercial mortgage loans and commercial real estate assets included in commercial mortgage-backed securities transactions since 1998. As of June 30, 2018, KeyBank was named as special servicer with respect to commercial mortgage loans in 190 commercial mortgaged-backed securities transactions totaling approximately $79.5 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately 46 commercial mortgage loans with an aggregate outstanding principal balance of approximately $349.7 million, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

The following table sets forth information on the size and growth of KeyBank’s managed portfolio of specially serviced commercial mortgage loans for which KeyBank is the named special servicer in commercial mortgage-backed securities transactions in the United States.

CMBS (US)	12/31/2015	12/31/2016	12/31/2017	6/30/2018
By Approximate Number of Transactions	108	132	177	190
By Approximate Aggregate Principal Balance (in billions)	$52.8	$60.5	$71	$79.5

KeyBank has resolved over $15.3 billion of U.S. commercial mortgage loans over the past 10 years, $1.32 billion of U.S. commercial mortgage loans during 2008, $1.74 billion of U.S. commercial mortgage loans during 2009, $2.9 billion of U.S. commercial mortgage loans during 2010, $2.27 billion of U.S. commercial mortgage loans during 2011, and $1.89 billion of U.S. commercial mortgage loans during 2012, $2.69 billion U.S. commercial mortgage loans during 2013, $628.5 million of U.S. commercial mortgage loans during 2014, $1.4 billion of U.S. commercial mortgage loans during 2015, $263.6 million of U.S. commercial mortgage loans during 2016 and $225 million of U.S. commercial mortgage loans during 2017.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P, Fitch, and Morningstar Credit Ratings, LLC (“Morningstar”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS2+” as a primary servicer, and “CSS1-” as a special servicer. Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the master servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s debt obligations and deposits.

	S&P	Fitch	Moody’s
Long-Term Deposits	N/A	A	Aa3
Short-Term Deposits	N/A	F1	P-1
Long-Term Debt Obligations	A-	A-	A3
Short-Term Debt Obligations	A-2	F1	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material adverse impact on the performance of the Mortgage Loans or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the pooling and servicing agreement for assets of the same type included in the issuing entity are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

As the special servicer with respect to the Westside NYC Multifamily Portfolio Mortgage Loan, KeyBank is generally responsible for the special servicing functions with respect to the with respect to the Westside NYC Multifamily Portfolio Mortgage Loan and any related REO Property. KeyBank may from time to time perform some of its servicing obligations with respect to the Westside NYC Multifamily Portfolio Mortgage Loan under the PSA through one or more third-party vendors that provide servicing functions such as tracking and reporting flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of REO Property with respect to the Westside NYC Multifamily Portfolio Mortgage Loan. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the pooling and servicing agreement as if KeyBank had not retained any such vendors.

The manner in which collections on the underlying mortgage loans are to be maintained is described in this information circular under “Pooling and Servicing Agreement—Accounts.” Generally, all amounts received by KeyBank on the underlying mortgage loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the PSA. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement. All amounts received by KeyBank in connection with any REO Property held by the issuing entity are deposited into an REO account.

KeyBank will not have primary responsibility for custody services of original documents evidencing the with respect to the Westside NYC Multifamily Portfolio Mortgage Loan. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as special servicer, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the underlying mortgage loans pursuant to the pooling and servicing agreement.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

Neither KeyBank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information regarding the special servicer set forth in this section entitled “—The Special Servicer—KeyBank National Association” has been provided by KeyBank National Association. None of the depositor, the underwriters, the special servicer with respect to all Serviced Mortgage Loans other than the Westside NYC Multifamily Portfolio Mortgage Loan, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The special servicer may be terminated, with respect to the Westside NYC Multifamily Portfolio Mortgage Loan, without cause, by the Westside NYC Multifamily Portfolio Directing Holder.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer and Special Servicer” in this prospectus.

Certain duties and obligations of KeyBank National Association as the special servicer with respect to the Westside NYC Multifamily Portfolio Mortgage Loan and the provisions of the PSA are described under “Pooling and Servicing Agreement”. KeyBank National Association’s ability to waive or modify any terms, fees, penalties or payments on the Westside NYC Multifamily Portfolio Mortgage Loan and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The MSC 2018-H3 Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, is currently the special servicer under the MSC 2018-H3 PSA which governs the servicing of the Playa Largo Whole Loan. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate-related debt and equity, and

●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

STWD and its affiliates hold and manage over $13.0 billion of debt and equity commercial real estate investments.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 160 as of March 31, 2018. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;

●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;

●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion; and

●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion.

●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion.

●	160 domestic commercial mortgage backed securitization pools as of March 31, 2018 with a then current face value in excess of $72.9 billion.

As of March 31, 2018, LNR Partners has resolved approximately $72.5 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans through December 31, 2016, $4.5 billion of U.S. commercial and multifamily mortgage loans through December 31, 2017, and approximately $0.93 billion of U.S. commercial and multifamily mortgage loans through March 31, 2018.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina. As of March 31, 2018, LNR Partners and its affiliates specially service a portfolio, which included approximately 4,944 assets across the United States and various international properties with a then current face value of approximately $72.9 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners does not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard under the MSC 2018-H3 PSA.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets serviced under the MSC 2018-H3 PSA, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor, other than Starwood Mortgage Funding II LLC , any originator, other than Starwood Mortgage Capital, LLC, or any significant obligor.

Except as disclosed in this prospectus and except for LNR Partners acting as special servicer with respect to the Playa Largo Whole Loan under the MSC 2018-H3 PSA there are no specific relationships that are material involving or relating to this securitization transaction or the Mortgage Loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

Except for fees and additional special servicing compensation under the MSC 2018-H3 PSA applicable to the Playa Largo Whole Loan, neither LNR Partners nor any of its affiliates intends to retain any economic interest in this securitization as of the Closing Date, including without limitation any certificates issued by the issuing entity. However, each of LNR Partners and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The Primary Servicer

Berkeley Point Capital LLC

Berkeley Point Capital LLC, a Delaware limited liability company (“BPC”) will be appointed as primary servicer for the Riverwalk Mortgage Loan (2.8%), and in such capacity, will be responsible for the primary servicing and administration of this mortgage loan. In addition, with respect to seven (7) mortgage loans (24.8%), that will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P., Berkeley Point Capital LLC will have the right to assume limited subservicing duties consisting of performing inspections and collecting financial statements. BPC is an affiliate of CCRE Lending, an originator and mortgage loan seller, and Cantor Fitzgerald & Co., an underwriter. BPC is a subsidiary of Newmark Group (d.b.a. Newmark Knight Frank) which is an affiliate of BGC Partners, Inc. and Cantor Fitzgerald, L.P.

The principal executive offices of BPC are located at 7700 Wisconsin Avenue, Suite 1100, Bethesda, Maryland 20814 and principal servicing office of BPC is located at One Beacon Street, 14th Floor, Boston, Massachusetts 02108 and its telephone number is (877) 526-3562.

BPC serves as primary servicer in various transactions and is rated as a primary servicer and special servicer. Current ratings are listed below.

Servicer Rating Type	Fitch	S&P	KBRA
Primary Servicer	CPS2	Above Average	Approved
Special Servicer	CSS3+	Average	Approved-multifamily

Together with its predecessor entities, BPC has originated and serviced commercial real estate loans for over 25 years. Directly or through its affiliates, BPC originates and acts as primary servicer for commercial and multifamily loans for properties across the United States through programs offered by Fannie Mae, Freddie Mac, Ginnie Mae/FHA, Life Companies, and CMBS. BPC is a Fannie Mae DUS™,

Freddie Mac Program Plus® and MAP- and LEAN-approved FHA lender and servicer, and a Ginnie Mae Issuer. It has been named special servicer on nine Freddie Mac K-Series or SB-Series securitizations, the first in 2009, one in 2013, two in 2015, four Freddie Mac SB-Series securitization in 2017 and one in 2018. In addition to its primary and special servicing assignments, BPC also provides limited servicing on CMBS loans originated directly or through an affiliate. The firm has offices located in Bethesda, Maryland, Blue Bell, Pennsylvania, Boston, Massachusetts, Dallas, Texas, Irvine, California, New York, New York, Raleigh, North Carolina, San Diego, California, Santa Monica, California, Seattle, Washington, Portland, Oregon and Tampa, Florida.

As of March 31, 2018, BPC’s primary servicing portfolio was comprised of approximately 2132 loans with an aggregate outstanding principal balance of approximately $39.04 billion, of which BPC is the primary servicer through sub-servicing agreements with master servicers on 140 Freddie Mac K-Series securitizations for 489 loans with an approximate aggregate outstanding principal balance of approximately $11.70 billion, and 107 commercial mortgage loans with an aggregate outstanding principal balance of approximately $2.69 billion in other CMBS securitizations.

The following table sets forth information about the various pools of loans primarily serviced by BPC as of the dates indicated:

CMBS Pools	As of 12/31/2015	As of 12/31/2016	As of 12/31/2017

Primary Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance	$7.82 billion	$11.21 billion	$14.48 billion

By Number	99 pools (313 loans)	133 pools (444 loans)	176 pools (597 loans)

Limited Subservicing Portfolio By Approximate Aggregate Unpaid Principal Balance	$14.05 billion	$15.83 billion	$15.67 billion

By Number	49 pools (830 loans)	58 pools (928 loans)	63 pools (957 loans)

The commercial real estate loans that BPC originates and for which BPC provides servicing may include mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans backing the series CD 2018-CD7 certificates. Accordingly, the assets that BPC services as well as assets originated and/or owned by it or its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

BPC has developed policies and procedures for the performance of its servicing obligations in compliance with applicable USAP and Reg AB servicing standards. BPC uses the Enterprise! Servicing system and generally utilizes technology infrastructure to bolster and facilitate controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution and commercially appropriate standardization and automation to provide for improved accuracy, efficiency, transparency, monitoring and controls. Through its web portal, Portfolio Investor Insight®, BPC provides its investors access to data and reports for the loans that it services. Borrowers may also access monthly statements as well as current and historical loan information through a password protected website, Borrower Insight®.

BPC may from time to time engage consultants to perform property inspections and to provide asset management on certain properties. BPC does not have any material primary advancing obligations with respect to the CMBS pools as to which it is a primary servicer, and accordingly BPC does not believe that its financial condition will have any adverse effect on the performance of its duties under the series CD

2018-CD7 pooling and servicing agreement nor any material impact on the mortgage pool performance or the performance of the series CD 2018-CD7 certificates.

BPC will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, BPC may have custody of certain of such documents as necessary for the performance of its duties with respect to underlying Mortgage Loans or otherwise. To the extent that BPC has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

BPC is not an affiliate of any of the sponsors, the issuing entity, the depositor, the master servicer, the trustee or any originator other than CCRE Lending and is not an affiliate of any underwriter other than Cantor Fitzgerald & Co. Other than its relationship with CCRE Lending and Cantor Fitzgerald & Co. (and indirectly any relationships of those two entities disclosed elsewhere in this prospectus), there are no specific relationships involving or relating to this transaction or the securitized mortgage loans between BPC or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party -- apart from the subject securitization transaction -- between BPC or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the series CD 2018-CD7 certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which BPC is acting as primary or special servicer has experienced an event of default as a result of any action or inaction performed by BPC in such capacity. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by BPC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which BPC was acting as primary servicer or special servicer.

From time to time, BPC and its affiliates are parties to lawsuits and other legal proceedings by governmental authorities or other entities arising in the ordinary course of business. BPC does not believe that any such current lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer or be material to a series CD 2018-CD7 certificateholder.

Neither BPC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. BPC or its affiliates may purchase CD 2018-CD7 Certificates in the future through secondary market transactions and such a purchaser will be free to sell any such certificates at any time.

The information set forth above under this heading “—Berkeley Point Capital LLC” has been provided by Berkeley Point and neither the depositor nor any underwriter takes any responsibility for such information or makes any representation or warranty as to its accuracy or completeness.

Summary of the BPC Subservicing Agreement

General. BPC has acquired the right to be appointed as the subservicer of the Riverwalk Mortgage Loan (2.8%), which Mortgage Loan is to be transferred to the depositor by CCRE Lending. Accordingly, KeyBank National Association, as master servicer, and BPC, as subservicer, will enter into a subservicing agreement dated as of August 1, 2018 (the “BPC Subservicing Agreement”) with respect to this Mortgage Loan (the “BPC Subserviced Mortgage Loan”). The subservicing of such BPC Subserviced Mortgage Loan will be governed by the BPC Subservicing Agreement. The following summary describes certain provisions of the BPC Subservicing Agreement relating to the subservicing and administration of the BPC Subserviced Mortgage Loan. This summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the BPC Subservicing Agreement.

Summary of Certain Subservicing Duties. With respect to the BPC Subserviced Mortgage Loan, BPC, as subservicer, will be responsible for performing the subservicing of such mortgage loan in a manner consistent with the PSA and the Servicing Standard. Subservicing duties will include:

●	maintaining the servicing file and releasing files in accordance with the PSA and the BPC Subservicing Agreement,

●	within five (5) business days of discovery or receipt of notice alleging a defect, breach or repurchase communication, notifying the master servicer in writing of any such discovered defect, breach or repurchase communication and thereafter promptly providing the master servicer with a copy of such written notice received by the subservicer and such other information in the possession of the subservicer reasonably requested by the master servicer and cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,

●	collecting monthly payments and maintaining a subservicer collection account (consistent with the requirements of the PSA) to hold such collections,

●	remitting to the master servicer on a timely basis monthly payments less any subservicing fees and payments in the nature of additional servicing compensation due to BPC, as subservicer,

●	preparing such reports, including monthly remittance report, various CREFC® reports and such other reports as reasonably requested by the master servicer from time to time,

●	collecting monthly and quarterly budgets, operating statements and rent rolls,

●	performing inspections of the related mortgaged properties at the frequency required of the master servicer under the PSA and providing inspection reports to the master servicer,

●	monitoring borrower insurance obligations on such loan and obtaining such property level insurance when the borrower fails to maintain such insurance,

●	maintaining errors and omissions insurance and an appropriate fidelity bond,

●	notifying the master servicer of any borrower requests or transactions and performing certain duties of the master servicer with respect to such borrower request or transaction; provided, however, that BPC will not permit or consent to any borrower request or transaction without confirming that the master servicer is either obligated to process or the master servicer and the special servicer have mutually agreed that the master servicer will process such request and obtaining the prior written consent of the master servicer,

●	promptly notifying master servicer of any defaults under the BPC Subserviced Mortgage Loan, collection issues or customer issues; provided that BPC will not take any action with respect to enforcing such loan without the prior written approval of the master servicer,

●	with respect to all servicing responsibilities of the master servicer under the PSA which are not being performed by BPC under the BPC Subservicing Agreement, BPC will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

BPC will provide to master servicer access to all the servicing files, mortgage loan files and servicing systems maintained by BPC with respect to the BPC Subserviced Mortgage Loan for audit and review. BPC will not take any action (whether or not authorized under the BPC Subservicing Agreement) as to which the master servicer has advised it in writing that such action if taken may result in the imposition of a tax on any portion of the issuing entity or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC. BPC will fully cooperate with the master servicer in connection with avoiding the imposition of a tax on any portion of the issuing entity or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

BPC will also timely provide such certifications, reports and registered public accountant attestations required by the BPC Subservicing Agreement or by the master servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

BPC will not communicate directly with the special servicer, the Directing Holder or any Rating Agency.

BPC will have no obligation to make any principal and interest advance or any servicing advances. BPC will not make any Major Decisions, Special Servicer Major Decisions or Special Servicer Non-Major Decisions or take any other action requiring the approval of the master servicer under the BPC Subservicing Agreement without the prior written approval of the master servicer. Such consent will be subject to the consent of the special servicer and the special servicer will process such request unless mutually agreed by the special servicer and the master servicer that the master servicer will process such request. The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the BPC Subservicing Agreement, the subservicing fee will be paid only to the extent that the master servicer receives the servicing fee with respect to the BPC Subserviced Mortgage Loan under the PSA. BPC is not entitled to any Prepayment Interest Excess, default interest, or other amounts not specifically set forth in the BPC Subservicing Agreement. BPC will be entitled to such additional servicing compensation as set forth in the BPC Subservicing Agreement.

Generally, if received and the master servicer is entitled to retain such amounts under the PSA, BPC will also be entitled to retain, with respect to the BPC Subserviced Mortgage Loan, as additional subservicing compensation, the following:

●	50% of any penalty charges actually collected that the master servicer is entitled to retain;

●	100% of the master servicer’s share of any charges for beneficiary statements, demand fees and amounts collected for checks returned for insufficient funds;

●	50% (or 25% if the special servicer is required to consent or to review the applicable servicing action) of the master servicer’s share of any assumption fees, modification fees and consent fees to the extent such action was performed by BPC; and

●	subject to certain limitations set forth in the PSA, 100% of any interest or other income earned on deposits in the related accounts held by BPC.

BPC will be required to remit to the master servicer any additional servicing compensation or other amounts received by it which BPC is not entitled to retain. Except as otherwise provided, BPC will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the BPC Subservicing Agreement.

Indemnification; Limitation of Liability. Neither BPC nor any affiliates, directors, officers, employees, members, managers, representatives or agents (including sub-servicers) of BPC (the “BPC Parties”) will be under any liability to the master servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the BPC Subservicing Agreement, or for errors in judgment. However, this will not protect the BPC Parties against any breach of warranties or representations made in the BPC Subservicing Agreement, or against any liability that would otherwise be imposed on BPC by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the BPC Subservicing Agreement for a breach of the Servicing Standard) in the performance of its duties under the BPC Subservicing Agreement or by reason of its negligent disregard of its obligations or duties under the BPC Subservicing Agreement. The BPC Parties will be indemnified by the master servicer against any loss, liability or expense (collectively, the “Losses”) incurred by BPC in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC Subservicing Agreement resulting from the master servicer’s willful misconduct, bad faith, fraud or negligence in the performance of duties under the BPC Subservicing Agreement or negligent disregard of its obligations under the BPC Subservicing Agreement.

BPC will indemnify and hold harmless the master servicer and its directors, officers, representatives, members, managers, agents, employees or affiliates against any Losses incurred by the master servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC Subservicing Agreement, the PSA or the certificates by reason of (1) any breach by BPC of a representation or warranty made by BPC in the BPC Subservicing Agreement or (2) any willful misconduct, bad faith, fraud or negligence by BPC in the performance of its obligations or duties under the BPC Subservicing Agreement or under the PSA or by reason of negligent disregard of such obligations and duties.

Resignation. The BPC Subservicing Agreement will provide that BPC may not resign from the obligations and duties imposed on it thereunder without giving the master servicer sixty (60) days prior written notice thereof.

Termination. The BPC Subservicing Agreement will be terminated with respect to BPC if any of the following occurs:

●	the master servicer or the depositor (if applicable) elects to terminate BPC following a BPC Subservicer Termination Event (as defined below) (except as provided in the following bullet);

●	upon resignation by BPC;

●	in the event any BPC Subserviced Mortgage Loan becomes a specially serviced loan or REO loan, solely with respect to such BPC Subserviced Mortgage Loan;

●	if the master servicer’s responsibilities and duties as master servicer under the PSA have been assumed by the trustee, its designee or any other successor to the master servicer, and the trustee, its designee or the successor to the master servicer has elected to terminate BPC pursuant to the PSA;

●	upon the purchase, repurchase or replacement of the BPC Subserviced Mortgage Loan pursuant to the PSA;

●	if at any time the subservicer is a Risk Retention Affiliate of the Third Party Purchaser and the subservicer is a servicer as contemplated by Item 1108(a)(2) of Regulation AB pursuant to Section 3.01(c) of the PSA; or

●	the Servicing Shift Securitization Date with respect to the Riverwalk Whole Loan.

“BPC Subservicer Termination Event”, means any one of the following events:

(i)       any failure by BPC to deposit into the accounts any amount required to be so deposited under the BPC Subservicing Agreement, which failure continues unremedied for one (1) Business Day following the date on which such deposit was first required to be made; or

(ii)        any failure by BPC to remit to the master servicer any amount required to be so remitted by BPC pursuant to and in accordance with the BPC Subservicing Agreement, which failure continues unremedied until 6:00 p.m. (New York City time) on the date such remittance is due; provided, that to the extent BPC does not timely make remittances, BPC shall pay to the master servicer interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

(iii)        any failure by BPC to timely deliver to the master servicer or any other designated Person any report or information required to be delivered pursuant to the BPC Subservicing

Agreement, which failure continues unremedied for one (1) Business Day after BPC’s receipt of notice from the master servicer of such failure; or

(iv)        any failure by BPC to (A) comply with any of the requirements under Section 3.06 of the BPC Subservicing Agreement or under Article X of the PSA that are applicable to BPC, including the failure to deliver any reports or certificates at the time such report or certification is required under the BPC Subservicing Agreement or Article X of the PSA or (B) deliver any performance certification or any items required by Items 1122 and 1123 of Regulation AB that it is required to deliver under any other pooling and servicing agreement relating to any other series of certificates offered by the Depositor; or

(v)       except for the events listed in Sections 6.01(a)(iii), (iv) and (x) of the BPC Subservicing Agreement, any failure on the part of BPC to observe or perform in any material respect any other of the covenants or agreements on the part of BPC contained in the BPC Subservicing Agreement, which failure continues unremedied for a period of 20 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to BPC; provided, however, that, with respect to any such failure that is not curable within such 20-day period, BPC shall have an additional cure period of 30 days to effect such cure so long as BPC has commenced to cure such failure within the initial 20-day period and has provided the master servicer with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure and such delay does not materially or adversely affect the master servicer or the Certificateholders; provided, further, that, notwithstanding the foregoing, any failure by BPC under Section 3.01(a)(iii) of the BPC Subservicing Agreement to provide the master servicer with at least five (5) Business Days’ written notice that a Servicing Advance is required with respect to a Mortgage Loan shall be curable by BPC only by BPC making the required Servicing Advance on or before the date on which the master servicer is required to make such Servicing Advance; or

(vi)       any breach on the part of BPC of any representation or warranty contained in the BPC Subservicing Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 20 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to BPC; provided, however, that with respect to any such breach that is not curable within such 20-day period, BPC shall have an additional cure period of 30 days to effect such cure so long as BPC has commenced to cure such failure within the initial 20-day period and has provided the master servicer with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure and such delay does not materially or adversely affect the master servicer or the Certificateholders; or

(vii)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against BPC and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 50 days; or

(viii)       BPC shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(ix)       BPC shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, take any corporate action in furtherance of the foregoing, or take any other actions indicating its insolvency or inability to pay its obligations; or

(x)       any failure by BPC to timely perform any of the requirements set forth in Section 2.03(a)(xiv) or Section 3.01(c) of the BPC Subservicing Agreement; or

(xi)        except as otherwise permitted pursuant to the BPC Subservicing Agreement, BPC’s (A) assignment of the BPC Subservicing Agreement, (B) assignment or delegation of all or any portion of its servicing duties or obligations under the BPC Subservicing Agreement, or (C) assignment of all or any portion of its rights to servicing compensation under the BPC Subservicing Agreement; or

(xii)       the master servicer receives notice that if BPC continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be downgraded or withdrawn, and citing servicing concerns relating to BPC as the sole or material factor in such action; or

(xiii)       either S&P, Fitch or KBRA has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) placed one or more Classes of Certificates on “watch status” in contemplation of a rating downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn within 60 days of such actual knowledge by BPC) and, in the case of either of clauses (i) or (ii), publically citing servicing concerns with BPC as the sole or material factor is such rating action; or

(xiv)       BPC creates or causes a Servicer Termination Event under the PSA, or, without limiting the foregoing, any act or failure to act by BPC causes the master servicer to be in default of its obligations under the PSA.

Notwithstanding the foregoing, upon any termination of BPC, BPC will be entitled to receive all accrued and unpaid subservicing fees through the date of termination and will be required to cooperate fully with the master servicer to transition subservicing of the BPC Subserviced Mortgage Loan to the master servicer or its designee.

In addition, pursuant to a limited sub-servicing agreement between BPC and KeyBank National Association, as master servicer, BPC has or will have limited subservicing duties with respect to one or more other Mortgage Loans (which duties consist of collecting financial statements and other reporting information from the related borrowers and, at the option of BPC, performing inspections), and will be entitled to receive a fee calculated at (i) 0.0200% per annum for the 175 Park Avenue, Bank of America Center, Westside NYC Multifamily Portfolio, NoLita Multifamily Portfolio, 1503 Jefferson & 406 Cornelia, Hampton Inn & Suites Tucson Mall and TownePlace Suites Tucson Mortgage Loans and (ii) 0.00125% per annum for the Riverwalk Mortgage Loan, regardless of whether the applicable limited sub-servicing agreement has been terminated.

The foregoing information set forth in this “—The Primary Servicer—Berkeley Point Capital, LLC—Summary of BPC Subservicing Agreement” section has been provided by KeyBank National Association.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor under the PSA with respect to each Serviced Mortgage Loan and Serviced Whole Loan. Park Bridge Lender Services will also act as asset representations reviewer under the PSA with respect to each Mortgage Loan. Park Bridge Lender Services is also (i) the operating advisor under the Aventura Mall Trust 2018-AVM TSA pursuant to which the Aventura Mall Whole Loan is serviced; and (ii) the operating advisor and asset representations reviewer under the MSC 2018-H3 PSA, pursuant to which the Playa Largo Whole Loan is serviced. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of June 30, 2018, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate cut-off principal balance of $163.6 billion issued in 190 transactions.

As of June 30, 2018, Park Bridge Lender Services is acting as asset representations reviewer for CMBS transactions with an approximate aggregate cut-off principal balance of $65.9 billion issued in 75 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, Kroll Bond Rating Agency, Inc., S&P, DBRS and/or Morningstar Credit Ratings, LLC and none of those rating agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and will make the representations and warranties as operating advisor set forth in the PSA; (d) is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Holder, the Retaining Third-Party Purchaser, or a depositor, a trustee, a certificate administrator, master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (e) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the recommendation of the replacement of the special servicer or the appointment of a successor special servicer to become the special servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as operating advisor; provided that Park Bridge Lender Services, in its capacity as asset representations reviewer, is entitled to receive related fees as set forth in the PSA.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of their respective obligations specifically imposed by the PSA and no implied duties or obligations may be asserted against the operating advisor or asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”, as applicable.

Credit Risk Retention

This securitization transaction is required to comply with the Credit Risk Retention Rules. GACC has been designated by the Sponsors to act as the “retaining sponsor” under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”) and the Retaining Sponsor intends to satisfy its risk retention requirements of the Credit Risk Retention Rules as follows:

●	RREF III-D AIV RR H, LLC, a Delaware limited liability company (the “Retaining Third-Party Purchaser”), will purchase for cash the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (collectively, the “HRR Certificates”), with an aggregate initial Certificate Balance of $70,133,712 and a fair value of $36,443,830, representing approximately 5.005% of the aggregate fair value of all Classes of Regular Certificates. The HRR Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

“Credit Risk Retention Rules” means Regulation RR, 12 C.F.R. Part 244.

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, Retaining Third-Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, each of the Retaining Sponsor, the Retaining Third-Party Purchaser or any other party may not be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans

The Retaining Sponsor has determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in §244.17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Risk Retention Percentage”) for this transaction is 5.0%. The Required Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

HRR Certificates

General

The Retaining Third-Party Purchaser will purchase the Class E-RR, Class F-RR, Class G-RR and Class H-RR Certificates.

The Sponsors estimate that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $36,410,814 representing 5% of the aggregate fair value, as of the Closing Date, of all Classes of Certificates (other than the Class R Certificates). As of the date of this prospectus, there are no material differences between (a) the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “Credit Risk Retention” prior to the pricing of the certificates and (b) the valuation methodology or the key inputs and assumptions that were used in calculating the fair value set forth above under this “Credit Risk Retention” section.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the HRR Certificates that will be retained by the Retaining Third-Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such notice from the Retaining Sponsor of such disclosures are expected to be posted on the certificate administrator’s website on the “Risk Retention” tab.

Retaining Third-Party Purchaser

RREF III-D AIV RR H, LLC, a Delaware limited liability company, is expected to purchase the HRR Certificates and will act as the Retaining Third Party Purchaser. The Retaining Third Party Purchaser is wholly owned, directly or indirectly, by RREF III Debt AIV, LP, which was formed with a primary purpose of investing in commercial mortgaged-backed securities, including the junior tranches of such securities (“CMBS B-Piece Securities”). The HRR Certificates will represent approximately the Retaining Third Party Purchaser’s fifth purchase of CMBS B-Piece Securities, but its affiliate has been a third party purchaser in several other CMBS securitizations and RREF III Debt AIV, LP has held CMBS B-Piece Securities and served as controlling class representative and directing certificate holder (or in a similar capacity) for more than ten other CMBS securitizations. The Retaining Third Party Purchaser is advised by RCM, an affiliate of the Special Servicer and experienced commercial real estate debt investor. In addition, RCM has underwritten and purchased, primarily for the Funds, over $6.1 billion in face value of subordinate, newly-originated commercial mortgage-backed securities certificates in approximately 88 different securitizations totaling approximately $92 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer for each of these transactions. See “Transaction Parties—The Special Servicers—Rialto Capital Advisors, LLC” for additional information about the Retaining Third Party Purchaser, RCM and their respective affiliates.

RREF III-D AIV RR H, LLC or its affiliate is expected to be appointed as the initial directing holder with respect to each Serviced Mortgage Loan (other than any Excluded Loan, any Servicing Shift Mortgage Loan and the Westside NYC Multifamily Portfolio Mortgage Loan (for so long as no Westside NYC Multifamily Portfolio Control Appraisal Period is continuing)). Rialto Capital Advisors, LLC, an expected special servicer for this transaction is an affiliate of RREF III-D AIV RR H, LLC, which is expected to purchase the Class E-RR, Class F-RR, Class G-RR and H-RR certificates and be appointed as the initial directing holder with respect to each Serviced Mortgage Loan (other than any Excluded Loan, any Servicing Shift Mortgage Loan and the Westside NYC Multifamily Portfolio Mortgage Loan (for so long as no Westside NYC Multifamily Portfolio Control Appraisal Period is continuing)). Rialto Capital Advisors, LLC is expected to act as a special servicer and it or an affiliate assisted RREF III-D AIV RR H, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date. Any review by the Retaining Third Party Purchaser and its affiliates of the credit risk of the securitized assets is solely for its own benefit, may not be relied upon by any other person, and is not intended to be, and may not be, construed as an approval or endorsement of the sponsor’s underwriting standards or any loan-level disclosure in this prospectus. The Retaining Third Party Purchaser makes no representations or warranties with respect to any such underwriting standards or disclosure and the Retaining Third Party Purchaser has not independently verified the truth or accuracy of any representations or warranties of the sponsor or any other party to this transaction or any related documents.

Solely for its own purposes and benefit, the Retaining Third Party Purchaser has completed an independent review of the credit risk of each mortgage loan consisting of a review of the sponsors’ underwriting standards, the collateral and expected cash flows. Such review was based on the mortgage loan files and information regarding the mortgage loans provided by or on behalf of the sponsors. The Retaining Third Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. The Retaining Third Party Purchaser is not required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. The Retaining Third Party Purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement or approval of any such mortgage loan, the underwriting for such mortgage loan or of the originator of such mortgage loan. The Retaining Third Party Purchaser will have no liability to any certificateholder for any actions taken by it.

Material Terms of the HRR Certificates

For a description of the material terms of the classes of certificates that comprise the HRR Certificates, see “Description of the Certificates” and “Pooling and Servicing Agreement—The Directing Holder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event”. You are strongly urged to review this prospectus in its entirety.

Hedging, Transfer and Financing Restrictions

The Retaining Third-Party Purchaser will agree to certain hedging, transfer and financing restrictions that are applicable to a “retaining sponsor” or “third-party purchaser” (each as defined in the Credit Risk Retention Rules).

These restrictions will include an agreement by the Retaining Third-Party Purchaser not to transfer the HRR Certificates, except to an MOA (in accordance with the Credit Risk Retention Rules) or, on and after the fifth anniversary of the Closing Date (or such earlier or later date such transfer is first permitted in accordance with the Credit Risk Retention Rules, as then in effect), to a subsequent third-party purchaser.

In addition, the Retaining Third-Party Purchaser and its affiliates will not be permitted to enter into any financing, hedging, pledging, hypothecation, transfer or any other similar transaction or activity with respect to the HRR Certificates unless such transaction complies with the Credit Risk Retention Rules (as then in effect).

Unless stated otherwise, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the earliest of (i) the date that is the latest of (a) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (b) the date on which the total outstanding

Certificate Balance of the Certificates has been reduced to 33% of the total outstanding Certificate Balance of the certificates as of the Closing Date; or (c) two years after the Closing Date, or (ii) subject to the consent of the Retaining Sponsor (which consent may not be unreasonably withheld, delayed or conditioned), the date on which the Credit Risk Retention Rules have been officially abolished or officially determined by the applicable regulatory agencies to be no longer applicable to this securitization transaction or the HRR Certificates; provided such restrictions relating to the Retaining Third-Party Purchaser will also expire on the date on which all of the Mortgage Loans have been defeased in accordance with the risk retention requirements set forth in § 244.7(b)(8)(i) of the Credit Risk Retention Rules.

Operating Advisor

The operating advisor for this securitization transaction will be Park Bridge Lender Services LLC, a New York limited liability company. The operating advisor will be required to be an Eligible Operating Advisor. For information regarding the operating advisor and a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, see “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. For a description of the material terms of the PSA with respect to the operating advisor and the operating advisor’s compensation, see “Pooling and Servicing Agreement—The Operating Advisor” and “—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”. For a description of any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”.

Representations and Warranties

CCRE, GACC, SMF II and CREFI will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, Annex D-3, Annex D-4 and Annex D-5, respectively.

At the time of its decision to include the CCRE Mortgage Loans in this transaction, CCRE determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower may resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CCRE that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CCRE that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which CCRE based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable CCRE Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool.”

At the time of its decision to include the GACC Mortgage Loans in this transaction, GACC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-3 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower may resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GACC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GACC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which GACC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable GACC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool.”

At the time of its decision to include the SMF II Mortgage Loans in this transaction, SMF II determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-4 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by SMF II that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by SMF II that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which SMF II based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable SMF II Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool.”

At the time of its decision to include the CREFI Mortgage Loans in this transaction, CREFI determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-5 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower may resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CREFI that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CREFI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which

CREFI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable CREFI Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool.”

Description of the Certificates

General

The CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-CD7 will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will consist of the following classes: Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class R.

One or more of such classes will also be collectively referred to as follows:

Designation	Classes
“Offered Certificates”	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B and Class C
“Senior Certificates”	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D
“Subordinate Certificates”	Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR
“Principal Balance Certificates”	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR
“Class X Certificates”	Class X-A, Class X-B and Class X-D
“Regular Certificates”	Senior Certificates and Subordinate Certificates
“Residual Certificates”	Class R

The certificates will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$15,321,000
A-2	$5,757,000
A-SB	$32,486,000
A-3	$200,000,000
A-4	$248,645,000
X-A	$562,295,000
A-M	$60,086,000
B	$31,388,000
C	$33,182,000

Non-Offered Certificates
X-B	$64,570,000
X-D(1)	$20,444,000
D(1)	$20,444,000
E-RR(1)	$15,428,000
F-RR	$17,039,000
G-RR	$7,175,000
H-RR	$30,491,712
R	N/A

(1)	The approximate initial Certificate Balance of each of the Class D and Class E-RR certificates and the approximate initial Notional Amount of the Class X-D certificates are subject to change based on final pricing of all certificates and the final determination of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates that will be retained by the Retaining Third-Party Purchaser in satisfaction of the retention obligations of the Retaining Sponsor. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, see “Credit Risk Retention”.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates. The initial Notional Amount of the Class X-A certificates will be approximately $562,295,000. The Notional Amount of the Class X-B certificates will equal the aggregate Certificate Balance of the Class B and Class C certificates. The initial Notional Amount of the Class X-B certificates will be approximately $64,570,000. The Notional Amount of the Class X-D certificates will equal the Certificate

Balance of the Class D certificates. The initial Notional Amount of the Class X-D certificates will be approximately $20,444,000.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the fourth business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the eleventh day of each calendar month (or, if the eleventh day of that calendar month is not a business day, then the next business day) commencing in September 2018.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. For so long as Wells Fargo Bank, National Association is the certificate administrator, funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments may not be invested; provided that if Wells Fargo Bank, National Association is not the certificate administrator, such funds may be invested. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of any Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property (including Compensating Interest Payments with respect to the Mortgage Loans required to be deposited by the master servicer) that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest (the “Periodic Payments”) and any balloon payments paid by the borrowers of a Mortgage Loan that are due on a Due Date (without regard to grace periods) after the end of the related Collection Period (without regard to grace periods), excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all yield maintenance charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)   with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)   the aggregate amount of gain-on-sale proceeds transferred to the Lower-Tier REMIC Distribution Account from the Gain-on-Sale Reserve Account for distribution on the subject Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any related Companion Loan) will be the period commencing on the day immediately following the Due Date for such Mortgage Loan (including any related Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any related Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any related Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, prior to the Crossover Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amount for such Classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in reduction of the Certificate Balances thereof, in the following priority:

1.       to the Class A-SB certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates has been reduced to the Class A-SB Planned Principal Balance as set forth on Annex E for such Distribution Date;

2.       then, to the Class A-1 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB certificates pursuant to clause (1) above) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates has been reduced to zero;

3.       then, to the Class A-2 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1 and Class A-SB certificates pursuant to clauses (1) and (2) above) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates has been reduced to zero;

4.       then, to the Class A-3 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2 and Class A-SB certificates pursuant to clauses (1), (2) and (3) above) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates has been reduced to zero;

5.       then, to the Class A-4 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2, Class A-3 and Class A-SB certificates pursuant to clauses (1), (2), (3) and (4) above) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates has been reduced to zero; and

6.       then, to the Class A-SB certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates pursuant to clauses (1), (2), (3), (4) and (5) above) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates has been reduced to zero;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, up to an amount equal to, and pro rata, based upon the aggregate unreimbursed Realized Losses previously allocated to each such Class;

Fourth, to the Class A-M certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fifth, to the Class A-M certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixth, to the Class A-M certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eighth, to the Class B certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eleventh, to the Class C certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fourteenth, to the Class D certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Sixteenth, to the Class E-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class E-RR Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Eighteenth, to the Class E-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class F-RR certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-first, to the Class F-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class G-RR certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-sixth, to the Class H-RR certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class; and

Twenty-eighth, to the Class R certificates as specified in the PSA.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such class is reduced to zero, and without regard to the Class A-SB Planned Principal Balance. The “Crossover Date” is the Distribution Date on which the Certificate Balance of each of the Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates is (or will be) reduced to zero. None of the Class X Certificates will be entitled to any distribution of principal. If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the same sequential order as distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (ii) the Interest Shortfall with respect to each affected class of certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such class of certificates will be decreased by such amount.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate for the Class A-1 certificates will be a per annum rate equal to 3.282%.

The Pass-Through Rate for the Class A-2 certificates will be a per annum rate equal to 3.494%.

The Pass-Through Rate for the Class A-SB certificates will be a per annum rate equal to 4.213%.

The Pass-Through Rate for the Class A-3 certificates will be a per annum rate equal to 4.013%.

The Pass-Through Rate for the Class A-4 certificates will be a per annum rate equal to 4.279%.

The Pass-Through Rate for the Class A-M certificates will be a per annum rate equal to the lesser of (i) the WAC Rate that corresponds to the related interest accrual period and (ii) 4.510%.

The Pass-Through Rate for the Class B certificates will be a per annum rate equal to the lesser of (i) the WAC Rate that corresponds to the related interest accrual period and (ii) 4.659%.

The Pass-Through Rate for the Class C certificates will be a per annum rate equal to the WAC Rate.

The Pass-Through Rate for the Class D certificates will be a per annum rate equal to (i) the WAC Rate that corresponds to the related interest accrual period minus (ii) 1.750%, but in any case, not less than 0.000%.

The Pass-Through Rate for the Class E-RR certificates will be a per annum rate equal to the WAC Rate.

The Pass-Through Rate for the Class F-RR certificates will be a per annum rate equal to the WAC Rate.

The Pass-Through Rate for the Class G-RR certificates will be a per annum rate equal to the WAC Rate.

The Pass-Through Rate for the Class H-RR certificates will be a per annum rate equal to the WAC Rate.

The Pass-Through Rate applicable to the Class X-A certificates for the initial Distribution Date will equal approximately 0.842% per annum. The Pass-Through Rate applicable to the Class X-A certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-A Strip Rates”) at which interest accrues from time to time on the respective components of the Notional Amount of the Class X-A certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 or Class A-M certificates, respectively. The applicable Class X-A Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-B certificates for the initial Distribution Date will equal approximately 0.171% per annum. The Pass-Through Rate applicable to the Class X-B certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-B Strip Rate”) at which interest accrues from time to time on the respective components of the Notional Amount of the Class X-B certificates outstanding immediately prior to the related Distribution Date. Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class B or Class C certificates, respectively. The applicable Class X-B Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-D certificates for the initial Distribution Date will equal approximately 1.750% per annum. The Pass-Through Rate applicable to the Class X-D certificates for each Distribution Date will equal the strip rate (the “Class X-D Strip Rate”) at which interest accrues from time to time on the component of the Notional Amount of the Class X-D certificates outstanding immediately prior to the related Distribution Date. Such component will have a component notional balance that corresponds to the Certificate Balance of the Class D certificates. The applicable Class X-D Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including a Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including a Non-Serviced Mortgage Loan) is a per annum rate equal to the related Mortgage Rate then in effect, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan (in absence of a default) as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of certificates will be equal to the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)   the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)   the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)   Nonrecoverable Advances (including any servicing advance with respect to a Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)   Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) the principal portion of any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related collection period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including the Non-Serviced Mortgage Loans) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification, a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of the related Servicing Fees (other than in the case of any Non-Serviced Mortgage Loan, the servicing fee rate pursuant to the applicable pooling and servicing agreement)).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Principal Balance Certificates in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E to this prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E to this prospectus. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received on such Mortgage Loan or advanced for such Distribution Date. With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of Mortgage Loans”. If any Mortgage Loan or Whole Loan is paid in full or the Mortgage Loan or Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to any Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

With respect to an AB Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to a Subordinate Companion Loan will be available for amounts due to the holders of the Certificates, other than indirectly in the limited circumstances related to reimbursement of Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to an AB Whole Loan incurred with respect to an AB Whole Loan in accordance with the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the sum of (a) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates) and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner permitted by such REMIC provisions.

“Accrued AB Loan Interest” means, with respect to any AB Modified Loan and any date of determination, accrued and unpaid interest that remains unpaid with respect to the junior note(s) of such AB Modified Loan.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the sum of (a) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates) and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected in respect of the Mortgage Loans during the related Collection Period will be required to be distributed by the certificate administrator in the following manner: to the holders of the Class A-1 through Class D certificates, the product of (1) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class of certificates on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and

Class H-RR certificates on such Distribution Date; (2) the Base Interest Fraction for the related principal prepayment and such class of certificates and (3) the portion of such prepayment premiums and yield maintenance charges collected on principal prepayment during the related Collection Period.

Any yield maintenance charges or prepayment premiums collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(a)   first, to the Class X-A certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(b)   second, to the Class X-B certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class B and Class C certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(c)   third, to the Class X-D Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A and Class X-B Certificates described in (a) and (b) above.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class D certificates will be a fraction (not greater than one)(a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the related loan documents, or if none is stated, will be the yield rate which, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan. In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

In the case of the Serviced Whole Loan, prepayment premiums or yield maintenance charges actually collected in respect of such Serviced Whole Loan will be allocated in the proportions described in the applicable intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	July 2023
Class A-2	July 2023
Class A-SB	March 2028
Class A-3	July 2028
Class A-4	July 2028
Class X-A	August 2028
Class A-M	August 2028
Class B	August 2028
Class C	August 2028

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in August 2051. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”.

Prepayment Interest Shortfalls for each Distribution Date with respect to each AB Whole Loan will generally be allocated first, to the related Subordinate Companion Loans in accordance with the related Intercreditor Agreement and then, pro rata to the related Mortgage Loan and any related Pari Passu Companion Loan.

To the extent that the Prepayment Interest Excess for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the master servicer exceeds the Compensating Interest Payment for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the master servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the master servicer as additional compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan, equal to the lesser of:

(i)       the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)      the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.0025% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loan or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan or Serviced Whole Loan as a result of the master servicer failing to enforce the related Mortgage Loan or Serviced Whole Loan documents regarding principal prepayments (a “Prohibited Prepayment”) (other than (t) the Non-Serviced Mortgage Loans, (u) in accordance with the terms of the Mortgage Loan documents, (v) subsequent to a default under the related Mortgage Loan documents (provided that the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard) or if the Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, (w) at the request or with the consent of the special servicer and so long as a Control Termination Event has not occurred or is not continuing (other than with respect to any applicable Excluded Loan), the Directing Holder, (x) pursuant to applicable law or a court order, (y) in connection with the payment of any Insurance and Condemnation Proceeds unless the master servicer did not apply the proceeds thereof in accordance with the terms of the related loan documents and such failure causes the shortfall or (z) a previously Specially Serviced Loan with respect to which the special servicer has waived or amended the prepayment restriction such that the related borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the Interest Accrual Period occurring following the date of such prepayment), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan or Serviced Whole Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to the Non-Serviced Mortgage Loans to the extent received from the related Non-Serviced Master Servicer (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Subordinate Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to that class prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Crossover Date, allocation of principal that is allocable to the Principal Balance Certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Crossover Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates that are still outstanding, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class H-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Certificate Balance of the Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period (any such deficit, a “Realized Loss”). The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H-RR certificates;

second, to the Class G-RR certificates;

third, to the Class F-RR certificates;

fourth, to the Class E-RR certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-M certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the Certificate Balances of the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder of record on the certificate administrator’s website a Distribution Date statement, based in part on the information delivered to it by the master servicer or special servicer, providing all information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans. The certificate administrator will include on each Distribution Date statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing information (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the form provided in the PSA, in the case of the Distribution Date Statement (which form is subject to change) and as required under the PSA in the case of the CREFC® Reports and including substantially the following information:

(1)   a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B;

(2)   a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)   a CREFC® historical loan modification and corrected loan report;

(4)   a CREFC® advance recovery report;

(5)   a CREFC® total loan report;

(6)   a CREFC® operating statement analysis report;

(7)   a CREFC® comparative financial status report;

(8)   a CREFC® net operating income adjustment worksheet;

(9)   a CREFC® real estate owned status report;

(10) a CREFC® servicer watch list;

(11) a CREFC® loan level reserve and letter of credit report;

(12) a CREFC® property file;

(13) a CREFC® financial file;

(14) a CREFC® loan setup file; and

(15) a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer, as applicable, regards as confidential, so long as such information is not required to be disclosed pursuant to Item 1125 of Regulation AB. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower or another party to the PSA or a party under an Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

On or before each Master Servicer Remittance Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (with respect to the first Master Servicer Remittance Date only);

●	a CREFC® loan periodic update file; and

●	a CREFC® Appraisal Reduction Amount template (if any Appraisal Reduction Amount has been calculated).

Not later than the business day prior to each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® Schedule AL File.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or applicable special servicer (with respect to Specially Serviced Loans and REO Properties) is also required to prepare the following for each Mortgaged Property and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending December 31, 2018, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required) for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List. The master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

●	Within 60 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or within 45 days after receipt by the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls commencing for the calendar year ending December 31, 2018, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (8) above. Such special servicer or the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person (including the Directing Holder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers a NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Holder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan and (ii) if such party is not the Directing Holder or any Controlling Class Certificateholder, any information other than the Distribution Date statement; provided, however, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer will nevertheless be a Privileged Person; provided, further, however, that the special servicer will not directly or indirectly provide any information solely related to any Excluded Special Servicer Mortgage Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Mortgage Loan) to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that any Excluded Controlling Class Holder will be permitted to obtain, upon reasonable request in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), in each case, to the extent in the possession of the master servicer or the special servicer, as applicable.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, Restricted Mezzanine Holder or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or a Restricted Mezzanine Holder, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Restricted Mezzanine Holder, as applicable, (b) solely with respect to the 10 largest Mortgage Loans by Stated Principal Balance, any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor or manager, as applicable, or (c) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such Restricted Mezzanine Holder. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Restricted Mezzanine Holder” means a holder of a related mezzanine loan that has been accelerated or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Holder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties other than such information with respect to such Excluded Controlling Class Loan that is aggregated with information on other Mortgage Loans at a pool level.

“Excluded Loan” means with respect to the Directing Holder, a Mortgage Loan or Whole Loan with respect to which, as of the applicable date of determination, the Directing Holder or the holder of the majority of the Controlling Class is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification on the certificate administrator’s website (which may be a “click-through confirmation”), representing (i) that such person executing the certificate is a Certificateholder or the Directing Holder (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Loan Holder or a prospective purchaser of a certificate (or any investment advisor or manager or other representative of the foregoing), (ii) that either (a) such person is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Holder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Holder or a Controlling Class Certificateholder, in which case such person will only receive access to the Distribution Date statements prepared by the certificate administrator, (iii) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain, upon request in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), in each case, to the extent in the possession of the master servicer or the special servicer, as applicable and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by (i) the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons or (ii) any Borrower Party, in each case will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Mortgage Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to a Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date statements, CREFC® reports and supplemental notices with respect to such Distribution Date statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as BlackRock Financial Management, Inc., Moody’s Analytics, Bloomberg Financial Markets, L.P., CMBS.com, Inc., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification, the master servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer; provided that in connection with such request, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a beneficial holder of book-entry certificates (or an investment advisor for a Certificateholder or a beneficial holder of book-entry certificates) and a Privileged Person and will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be permitted to request copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

●	this prospectus;

●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the closing date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Distribution Date statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files; and

●	the CREFC® Reports, other than the CREFC® loan setup file and the CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator);

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

●	the summary of any Final Asset Status Report as provided by the special servicer;

●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format; and

●	the Operating Advisor Annual Reports;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the PSA;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the certificates;

●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator;

●	any notice of resignation or termination of the master servicer or special servicer;

●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the issuing entity;

●	any notice that a Control Termination Event or an Operating Advisor Consultation Event has occurred or is terminated or that a Consultation Termination Event has occurred;

●	any notice of the occurrence of an Operating Advisor Termination Event;

●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

●	any Proposed Course of Action Notice;

●	any assessment of compliance delivered to the certificate administrator;

●	any accountants’ attestation reports delivered to the certificate administrator;

●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and

●	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “special notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan.

In the event that the Retaining Sponsor determines that the Retaining Third-Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send a notice in writing of such non-compliance to the Certificate Administrator, who will post such notice on its website under the “Risk Retention Special Notices” tab.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Holder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Holder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Holder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Holder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Holder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information upon reasonable request in accordance with terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on such certifications prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans of the issuing entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, and (iii) incorporate by reference the Form ABS-EE filing for the related reporting period (which Form ABS-EE disclosures will be filed at the time of each filing of the applicable report on Form 10-D with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website or its filing of such information pursuant to the PSA, including, but not limited to, filing via EDGAR, and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it or filed by it, as applicable, for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance therewith.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding a Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Holder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date statements and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses). Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)   2% in the case of the Class X-A, Class X-B and Class X-D certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)   in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective percentage interests.

The Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

Denomination

The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred only in minimum denominations of $10,000, and in integral multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $100,000 and in integral multiples of $1 in excess of $100,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates may only be issued as Definitive Certificates and held by a custodian on behalf of the related investor pursuant to the PSA. Any request for release of a Class E-RR, Class F-RR, Class G-RR and Class H-RR certificate must be consented to by the Retaining Sponsor and may be subject to any additional requirements pursuant to the PSA.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – CD 2018-CD7

with a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the

Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, (ii) the name of the transaction, CD 2018-CD7 and (iii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, a “MLPA”), between the applicable mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver (or cause to be delivered) to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to each Non-Serviced Whole Loan (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)       (A) the original Mortgage Note, bearing, or accompanied by, all prior or intervening endorsements, endorsed by the most recent endorsee prior to the trustee or, if none, by the originator, without recourse, either in blank and further showing a complete, unbroken chain of endorsement from the originator or to the order of the trustee; and (B) in the case of each related Serviced Companion Loan, a copy of the executed Mortgage Note for such Serviced Companion Loan;

(ii)      the original (or a copy thereof certified from the applicable recording office) of the Mortgage and, if applicable, the originals (or copies thereof certified from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee of record thereof prior to the trustee, if any, in each case with evidence of recording indicated thereon;

(iii)     an original or copy (if the related mortgage loan seller or its designee, rather than the custodian and its designee, is responsible for the recording thereof) of an assignment of mortgage, in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the trustee or, if none, by the originator, either in blank or in favor of the trustee;

(iv)      (A) an original or copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the related Mortgage Loan or Serviced Whole Loan to the most recent assignee thereof prior to the trustee, if any; and (B) an original assignment of any related security agreement (if such item is a document separate from the related Mortgage) executed by the most recent assignee thereof prior to the trustee or, if none, by the originator, either in blank or in favor of the trustee, which assignment may be included as part of the corresponding assignment of mortgage referred to in clause (iii) above;

(v)       (A) stamped or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the originator of the Mortgage Loan or Serviced Whole Loan (and each assignee of record prior to the trustee) in and to the personalty of the borrower at the Mortgaged Property (in each case with evidence of filing or recording thereon) and which were in the possession of the related mortgage loan seller (or its agent) at the time the Mortgage Files were delivered to the custodian, together with original UCC-3 assignments of financing statements showing a complete chain of assignment from the secured party named in such UCC-1 financing statement to the most recent assignee of record thereof prior to the trustee, if any, and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the related mortgage loan seller, an assignment of UCC financing statement by the most recent assignee of record prior to the trustee or, if none, by the originator, evidencing the transfer of such security interest, either in blank or in favor of the trustee; provided that other evidence of filing or recording reasonably acceptable to the trustee may be delivered in lieu of delivering such UCC financing statements including, without limitation, evidence of such filed or recorded UCC Financing Statement as shown on a written UCC search report from a reputable search firm, such as CSC/LexisNexis Document Solutions, Corporation Service Company, CT Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof;

(vi)      the original or a copy of the loan agreement relating to such Mortgage Loan, if any;

(vii)     the original or a copy of the lender’s title insurance policy issued in connection with the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property, or a “marked up” commitment to insure marked as binding and countersigned by the related insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company), or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

(viii)    (A) the original or a copy of the related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee of record thereof prior to the trustee, if any, in each case with evidence of recording thereon; and (B) an original or copy (if the related mortgage loan seller or its designee, rather than the custodian and its designee, is responsible for the recording thereof) of an assignment of any related Assignment of Leases, Rents and Profits (if such item is a document separate from the Mortgage), in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the trustee or, if none, by the originator, either in blank or in favor of the trustee, which assignment may be included as part of the corresponding assignment of mortgage referred to in clause (iii) above;

(ix)     the original or copy of any environmental indemnity agreements and copies of any environmental insurance policies pertaining to the related Mortgaged Property required in connection with origination of the related Mortgage Loan or Serviced Whole Loan and copies of Environmental Reports;

(x)      copies of the currently effective management agreements, if any, for the Mortgaged Properties;

(xi)     if the borrower has a leasehold interest in the related Mortgaged Property, the original or copy of the ground lease (or, with respect to a leasehold interest where the borrower is a lessee and that is a space lease or an air rights lease, the original of such space lease or air rights lease), and any related lessor estoppel or similar agreement or a copy thereof; if any;

(xii)     if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof, if any, to the trustee;

(xiii)    if any related lock-box agreement or cash collateral account agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the reserve accounts, cash collateral accounts and lock-box accounts, if any, a stamped or certified copy of the UCC-1 financing statements, if any, submitted for filing with respect to the related mortgagee’s security interest in the Reserve Accounts, Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-3 assignments of financing statements assigning such UCC-1 financing statements to the trustee);

(xiv)    originals or copies of all assumption, modification, written assurance and substitution agreements, if any, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, the Mortgage Note or any related security document have been modified or the Mortgage Loan or Serviced Whole Loan has been assumed;

(xv)     the original or a copy of any guaranty of the obligations of the borrower under the Mortgage Loan or Serviced Whole Loan together with, as applicable, (A) the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee thereof prior to the trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the trustee or, if none, by the originator;

(xvi)    the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the related borrower if the Mortgage, Mortgage Note or other document or instrument referred to above was signed on behalf of the borrower pursuant to such power of attorney;

(xvii)   with respect to each Whole Loan, a copy of the related Intercreditor Agreement and, if applicable, a copy of any pooling and servicing agreement relating to a Serviced Companion Loan;

(xviii)  with respect to hospitality properties, a copy of the franchise agreement, if any, an original or copy of the comfort letter, if any, and if, pursuant to the terms of such comfort letter, the general assignment of the Mortgage Loan is not sufficient to transfer or assign the benefits of such comfort letter to the Trust, a copy of the notice to the franchisor of the transfer of such Mortgage Loan and/or a copy of the request for the issuance of a new comfort letter in favor of the Trust (in each case, as and to the extent required pursuant to the terms of such comfort letter), with the original of any replacement comfort letter to be included in the Mortgage File following receipt thereof by the master servicer;

(xix)   the original (or copy, if the original is held by the master servicer or applicable master servicer under the applicable Non-Serviced PSA) of any letter of credit held by the lender as beneficiary or assigned as security for such Mortgage Loan or Serviced Whole Loan;

(xx)    the appropriate assignment or amendment documentation related to the assignment to the Trust of any letter of credit securing such Mortgage Loan or Serviced Whole Loan (or copy thereof, if the original is held by the master servicer or applicable master servicer under the applicable Non-Serviced PSA) which entitles the master servicer on behalf of the issuing entity and the Companion Loan Holders (with respect to any Serviced Whole Loan) to draw thereon; and

(xxi)   with respect to any Mortgage Loan with related mezzanine debt or other subordinate debt (other than a Companion Loan), a copy of the related co-lender agreement, subordination agreement or other intercreditor agreement;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date, and any assignments in favor of the trustee will be in favor of the trustee under the related Non-Serviced PSA and (B) any Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the applicable securitization on or about the related Servicing Shift Securitization Date, and any assignments in favor of the trustee will be in favor of the trustee under the related Non-Serviced PSA.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, collectively the following documents in electronic format:

(a)  A copy of each of the following documents:

(i)       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)      the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)     assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation);

(iv)     any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)      an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation);

(vi)     the assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)    all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)   the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)    any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(x)     an original assignment in favor of the trustee of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy of such assignment to be sent for filing);

(xi)    any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan;

(xii)   any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)   any ground lease, ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)   any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)    any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)   any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)  any related mezzanine intercreditor agreement;

(xviii) all related environmental reports;

(xix)  all related environmental insurance policies;

(b)   a copy of any engineering reports or property condition reports;

(c)   other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)   for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)   copies of all legal opinions (excluding attorney client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)    copies of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the origination of the related Mortgage Loan;

(g)   a copy of the appraisal for the related Mortgaged Property(ies);

(h)   for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)    a copy of the applicable mortgage loan seller’s asset summary;

(j)    copies of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)   copies of any zoning reports;

(l)    copies of financial statements of the related mortgagor;

(m)  copies of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)   copies of all UCC searches;

(o)   copies of all litigation searches;

(p)   copies of all bankruptcy searches;

(q)   a copy of the origination settlement statement;

(r)    a copy of the insurance consultant report;

(s)   copies of the organizational documents of the related mortgagor and any guarantor;

(t)    copies of the escrow statements;

(u)   a copy of any closure letter (environmental);

(v)    a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties; and

(w)   a copy of the payment history with respect to such Mortgage Loan prior to the Closing Date;

provided, that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, any assignments in favor of the trustee will be in favor of the trustee under the related Non-Serviced PSA; in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan, the Diligence File will be required to include a statement to that effect; provided that the Mortgage Loan Seller will not be required to deliver information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties of CCRE, GACC, SMF II and CREFI are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2, Annex D-3, Annex D-4 and Annex D-5, respectively.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and such omission, breach or defect materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage (a “Material Defect”), the applicable mortgage loan seller (or, Starwood Mortgage Capital LLC, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC) will be required to, no later than 90 days following:

(x)   such mortgage loan seller’s receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)   in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the discovery by any party to the PSA of the such Material Defect; provided that the mortgage loan seller has received notice in accordance with the terms of the PSA,

(1)   cure such Material Defect in all material respects, at its own expense,

(2)   repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(3)   substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution, provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, however, that the applicable mortgage loan seller (or, Starwood Mortgage Capital LLC, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan and the related REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted)), if such Material Defect is capable of being cured, the mortgage loan seller is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor, the asset representations reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Holder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or, Starwood Mortgage Capital LLC, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC) of its obligation to repurchase the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a Breach Notice as required by the terms of the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and such delay precludes the mortgage loan seller from curing such Material Defect and (iii) such Material Defect did not relate to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect. With respect to each Non-Serviced Mortgage Loan, each Mortgage Loan Seller agrees that any document defect as such term is defined in the related controlling Non-Serviced PSA (other than a defect related to the promissory note for the related Non-Serviced Companion Loan) will constitute a document defect under the related MLPA.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (for so long as no Control Termination Event has occurred and is continuing and only with respect to any Mortgage Loan that is not an applicable Excluded Loan or a Servicing Shift Mortgage Loan, with the consent of the Directing Holder) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file and other such information to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan (or related REO Loan) (including, to the extent required pursuant to the final sentence of this paragraph, any related Companion Loan) a, “Purchase Price” equals to the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan) (including, to the extent required pursuant to the final sentence of this paragraph, any related Companion Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan) (including, to the extent required pursuant to the final sentence of this paragraph, any related Companion Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid), Workout Fees, Liquidation Fees (to the extent set forth in clause (5) below) and any other additional trust fund expenses in respect of such Mortgage Loan and the related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, any unpaid Asset Representations Reviewer Asset Review Fee related to such Mortgage Loan and all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions” and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan (or related REO Loan) (including, to the extent required pursuant to the final sentence of this paragraph, any related Companion Loan) (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period). For purposes of this definition, (i) the “Purchase Price” in respect of a Serviced Companion Loan that is purchased by the related mortgage loan seller will be the purchase price paid by the related mortgage loan seller under the related pooling and servicing agreement governing the securitization that includes such Serviced Companion Loan, or the applicable servicing agreement, and (ii) with respect to a sale of an REO Property securing a Serviced Whole Loan, the term Mortgage Loan or REO Loan will be construed to include any related Companion Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a Material Defect exists that must, on the date of substitution:

(a)   have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)   have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)   have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)   accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed);

(e)   have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)    have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)   comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related servicing file;

(i)    have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)    constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

(k)   not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)    have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n)   have been approved (i) so long as a Control Termination Event has not occurred and is not continuing, by the Directing Holder, and (ii) during any such time that the master servicer is the Enforcing Servicer, by the special servicer;

(o)   prohibit defeasance within two years of the Closing Date;

(p)   not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the PSA as determined by an opinion of counsel to be paid by the applicable mortgage loan seller;

(q)   have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)    be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee, the certificate administrator, the operating advisor and the asset representations reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Holder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, Starwood Mortgage Capital LLC, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC) will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and the amount of any fees and expenses of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed

$10,000, the applicable mortgage loan seller (or, Starwood Mortgage Capital LLC, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or, Starwood Mortgage Capital LLC, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or, Starwood Mortgage Capital LLC, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates (other than the respective guarantor) and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the Mortgage Loan Purchase Agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of each Serviced Mortgage Loan, any related Serviced Companion Loans and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and the related Intercreditor Agreement.

The Non-Serviced Mortgage Loans, the related Non-Serviced Companion Loan and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the Non-Serviced Master Servicer and the Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Mortgage Loans), the related Serviced Companion Loans and any related REO Properties. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be read to include the servicing and administration of the related Serviced Companion Loans but not to include the Non-Serviced Mortgage Loans, the related Non-Serviced Companion Loans and any related REO Property. In the case of the Serviced Whole Loans, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans”.

Certain provisions of the Non-Serviced PSAs relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable with respect to any Servicing Shift Whole Loan only while the PSA governs the servicing of such Servicing Shift Whole Loan. On and after the related Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

In general, (i) the master servicer will be responsible for the servicing and administration of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Companion Loans that are not Specially Serviced Loans (except for Special Servicer Non-Major Decisions, and Special Servicer Major Decisions as to which the processing and/or consent or other involvement of the special servicer is required), and (ii) the special servicer will be responsible for the servicing and administration of Specially Serviced Loans and REO Properties and, in certain circumstances, the special servicer will review, evaluate and/or provide or withhold consent or process certain Special Servicer Non-Major Decisions (other than with respect to the processing of matters covered in clause (c)(i) and (c)(ii) of the definition of “Special Servicer Non-Major Decision”) and Special Servicer Major Decisions.

The PSA requires the master servicer or the special servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Companion Loans and to follow the Servicing Standard with respect to such collection procedures. Consistent with the above, the master servicer or the special servicer may, in its discretion, waive any late payment fee or default interest it is entitled to receive in connection with any delinquent Periodic Payment or balloon payment with respect to any Mortgage Loan or Serviced Companion Loan it is servicing.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to a separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Serviced Mortgage Loan and any related Serviced Companion Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Holder (so long as no Consultation Termination Event has occurred) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver (or cause to be delivered) an electronic copy of the Diligence Files for each of its Mortgage Loans to (or as instructed by) the depositor within 60 days following the Closing Date. The depositor will then be required to deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding the Non-Serviced Mortgage Loans), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

(1)   the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and

(2)   the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to; (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the certificateholders (as a collective whole as if such Certificateholders constituted a single lender)(and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder(s) of the related Companion Loan(s) (as a collective whole as if such Certificateholders and the holder(s) of the related Companion Loan(s) constituted a single lender), taking into account the pari passu or subordinate nature of the related Companion Loan(s)) as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)    any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)    the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)    the obligation, if any, of the master servicer to make advances;

(D)    the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)   the ownership, servicing or management for others of any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)   any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)   any option to purchase any Mortgage Loan or the related Companion Loan(s) the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)   any obligation of the master servicer, the special servicer or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or one of their respective affiliates is a mortgage loan seller)(the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan(s) or sale of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of a Non-Serviced Mortgage Loan, the master servicer and special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the Serviced Companion Loans to one or more third-party sub-servicers provided that the master servicer and the special servicer, as applicable, will not thereby be relieved of any of those obligations or duties under the PSA and will remain responsible for the acts or omissions of any such sub-servicers. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Holder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to or (C) to perform other covenants and obligations set forth in such Sub-Servicing Agreement in accordance with the terms of such Sub-Servicing Agreement. No sub-servicer will be permitted under any Sub-Servicing

Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)   all Periodic Payments (net of any applicable Servicing Fees (other than, in the case of any Non-Serviced Mortgage Loan, the servicing fee rate pursuant to the applicable pooling and servicing agreement)) that were due on the Mortgage Loans and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)   in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including the Non-Serviced Mortgage Loans) or REO Loan (other than any portion of a REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to (but not including) the Distribution Date on which liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be, occurs. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been assessed with respect to any Mortgage Loan (or, in the case of any Non-Serviced Whole Loan, an appraisal reduction has been assessed in accordance with the related Non-Serviced PSA and the master servicer has notice of such Appraisal Reduction Amount), then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, yield maintenance charges or prepayment premiums or with respect to any Companion Loan.

With respect to any Non-Serviced Whole Loan, if any servicer under the Non-Serviced PSA determines that a P&I Advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan, but the master servicer and the trustee may conclusively rely upon any such determination. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer or special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to any related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of the Serviced Mortgage Loans and any related Serviced Companion Loans, as applicable, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, neither the master servicer nor the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loan under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to Serviced Whole Loans. With respect to any Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make servicing advances with respect to such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Nonrecoverable Advances

Notwithstanding the foregoing, no party will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer, (and, with respect to a Serviced Mortgage Loan, to any master servicer or special servicer under the PSA governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to any Non-Serviced Mortgage Loan, the related master servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, (b) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses, and (d) estimated timing of recoveries, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee, as applicable, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination or prohibit any such other authorized Person from making a determination, that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

Recovery of Advances

The master servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan (“Related Proceeds”). Each of the master servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. With respect to a Servicing Advance on a Serviced Whole Loan, the master servicer or the trustee, as applicable, will be entitled to reimbursement first, out of amounts allocable to any Subordinate Companion Loan(s), then, from amounts that would have been allocable to the holder of the related Mortgage Loan and any related Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Servicing Advance is a Nonrecoverable Advance, from general collections of the issuing entity; provided that the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related

Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loans.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Holder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans” for reimbursements of servicing advances made in respect of each Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account within two business days following receipt of properly identified funds all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Serviced Whole Loan Custodial Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of each Serviced Whole Loan in the related Serviced Whole Loan Custodial Account. The issuing entity will only be entitled to amounts on deposit in a Serviced Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Serviced Whole Loan Custodial Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Available Funds for such Distribution Date and any yield maintenance charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account”, and an “Upper-Tier REMIC Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account), plus, among other things, any P&I Advances, less amounts, if any, distributable to the Class R certificates as set forth in the PSA, generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I

Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account. In connection with each Distribution Date, the certificate administrator will be required to determine if the Available Funds for such Distribution Date (determined without regard to the inclusion of any such gains therein) would be sufficient to pay all interest and principal due and owing to, and to reimburse all previously allocated Realized Losses reimbursable to, the holders of the Regular Certificates on such Distribution Date. If the certificate administrator determines that such Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the certificate administrator will be required to withdraw from the Gain-on-Sale Reserve Account and deposit in the Lower-Tier REMIC Distribution Account an amount (to be included in the Available Funds for the related Distribution Date for allocation between the other Regular Certificates) equal to the lesser of (i) all amounts then on deposit in the Gain-on-Sale Reserve Account and (ii) the amount of the applicable insufficiency. In addition, holders of the Class R certificates will be entitled to distributions of amounts on deposit in the Gain-on-Sale Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses, as determined by the special servicer from time to time, or that remain after all distributions with respect to the Regular Certificates on the final Distribution Date.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Serviced Whole Loan Collection Account, the Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer, as applicable, if any, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Serviced Whole Loan Custodial Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)       to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any prepayment premiums or yield maintenance charges attributable to the Mortgage Loans on the related Distribution Date, or (B) to the certificate administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”;

(ii)      to pay or reimburse the master servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)     to pay to the master servicer and the applicable special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)     to pay itself any Net Prepayment Interest Excess;

(v)      to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(vi)     to pay to the asset representations reviewer the unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be paid by the issuing entity);

(vii)    to reimburse the trustee, the applicable special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(viii)   to reimburse the master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(ix)    to reimburse the master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the applicable mortgage loan seller’s obligations under the applicable section of the related MLPA;

(x)     to pay for any unpaid costs and expenses incurred by the issuing entity;

(xi)    to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the companion loan distribution account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xii)    to recoup any amounts deposited in the Collection Account in error;

(xiii)   to the extent not reimbursed or paid pursuant to any of the above clauses, (A) to reimburse or pay the master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA and (B) to reimburse or pay any party to the PSA any unpaid expenses specifically reimbursable from the Collection Account under the PSA;

(xiv)   to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)    to pay any applicable federal, state or local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)    to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)   to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)  to pay the applicable mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement; and

(xix)   to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

Certain of the foregoing withdrawals of items specifically related to a Serviced AB Whole Loan will be made out of the Collection Account or Serviced Whole Loan Custodial Account, first, from amounts on deposit allocated to the related Subordinate Companion Loan, second, from amounts on deposit allocated to the related Mortgage Loan, and then, from general collections in respect of all other Mortgage Loans.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to the Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans”.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The master servicer, special servicer, certificate administrator, trustee, operating advisor and asset representations reviewer will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the master servicer, special servicer, certificate administrator, trustee, operating advisor and (under some circumstances) asset representations reviewer from amounts that the issuing entity is entitled to receive or amounts paid by certain third parties. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the master servicer, special servicer, trustee, and operating advisor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment
Fees
Master Servicing Fee/master servicer	The Stated Principal Balance of each Mortgage Loan, REO Loan or Serviced Companion Loan multiplied by the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan, REO Loan or Serviced Companion Loan.	Monthly	Payment of interest on the related Mortgage Loan, REO Loan or Serviced Companion Loan.
Additional Master Servicing Compensation/master servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls).	From time to time	Any actual prepayment interest excess.
Additional Master Servicing Compensation/master servicer	100% of any amounts collected for checks returned for insufficient funds.	From time to time	The related fees.
Additional Master Servicing Compensation/master servicer	All investment income earned on amounts on deposit in the Collection Account and certain custodial and reserve accounts and fees for insufficient funds on returned checks.	Monthly	The investment income.

Type/Recipient	Amount	Frequency	Source of Payment
Special Servicing Fee/special servicer	The Stated Principal Balance of each Specially Serviced Loan (including any related Serviced Companion Loan) and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan, REO Loan or Serviced Companion Loan, subject to a floor as described under “—Special Servicing Compensation”.	Monthly	First out of collections on the related Mortgage Loan and REO Loan and then from general collections in the collection account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.
Workout Fee/special servicer	1.0% of each collection of principal and interest on each Corrected Loan (including any related Serviced Companion Loan), subject to a cap described under “—Special Servicing Compensation”.	Monthly	The related collection of principal or interest.
Liquidation Fee/special servicer	1.0% of each recovery of Liquidation Proceeds, net of certain expenses related to the liquidation and subject to a cap described under “—Special Servicing Compensation”.	Upon receipt of Liquidation Proceeds	The related Liquidation Proceeds.
Additional Servicing Compensation/master servicer and/or special servicer	All late payment fees and Net Default Interest, Modification Fees, assumption application fees, assumption, waiver consent and earnout fees, defeasance fees, review fees, demand fees, beneficiary statement charges and/or other similar items.(1)	From time to time	The related fees.

Type/Recipient	Amount	Frequency	Source of Payment
	Solely payable to the special servicer, all interest or other income earned on deposits in any REO Account.	Monthly	The investment income.
Certificate Administrator/Trustee Fee/certificate administrator/trustee	The Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans and REO Loans calculated on the same basis as interest accrues on the Mortgage Loans and REO Loans.	Monthly	Payment of interest on the related Mortgage Loan or REO Loan.
Operating Advisor Fee/operating advisor	The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans and the REO Loans calculated on the same basis as interest accrued on the Mortgage Loans and REO Loans.	Monthly	Payment of interest on the related Mortgage Loan or REO Loan.
Operating Advisor Consulting Fee/operating advisor	A fee in connection with each Major Decision for which the operating advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan or REO Loan.	From time to time	Paid by related borrower.
Asset Representations Reviewer Asset Review Fee/asset representations reviewer	A reasonable and customary hourly fee, plus any related costs and expenses; provided that such fee will not be greater than the Asset Representations Reviewer Fee Cap.	From time to time	Payable by the related mortgage loan seller in connection with each Asset Review; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust.

Type/Recipient	Amount	Frequency	Source of Payment
CREFC® Intellectual Property Royalty License Fee	Amount of interest accrued during an Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to each Mortgage Loan during the related Interest Accrual Period.	Monthly	Payment of interest on the related Mortgage Loan.
Expenses
Reimbursement of Servicing Advances/master servicer/trustee	To the extent of funds available, the amount of any Servicing Advances.	From time to time	Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.
Interest on Servicing Advances/master servicer/trustee	At Reimbursement Rate.	When Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Type/Recipient	Amount	Frequency	Source of Payment
Reimbursement of P&I Advances/master servicer/trustee	To the extent of funds available, the amount of any P&I Advances.	From time to time	Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.
Interest on P&I Advances/master servicer/trustee	At Reimbursement Rate.	When Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.
Expenses, including without limitation, indemnification expenses/trustee, certificate administrator, operating advisor, the asset representations reviewer, master servicer and special servicer	Amounts for which the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer and the special servicer are entitled to indemnification or reimbursement.	From time to time	General collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations, or the Distribution Account.
Expenses of the issuing entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	From time to time	First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	Allocable between the master servicer and the special servicer as provided in the PSA.

Pursuant to the PSA, any successor master servicer or special servicer assuming the obligations of the master servicer or special servicer under the PSA generally will be entitled to the compensation to which the master servicer or the special servicer would have been entitled to receive after such successor becomes the master servicer or the special servicer, as applicable. If no successor master servicer or special servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor master servicer or special servicer will be treated as Realized Losses. The PSA does not provide for any successor trustee to receive compensation in excess of that paid to its predecessor trustee.

“Net Default Interest” with respect to any Mortgage Loan and any Distribution Date, any default interest accrued on such Mortgage Loan during the preceding Collection Period, less amounts required to pay the master servicer, the special servicer or the trustee, as applicable, interest on the related Advances on the related Mortgage Loan at the Reimbursement Rate and to reimburse the issuing entity for certain additional expenses of the trust on the related Mortgage Loan (excluding Special Servicing Fees, Workout Fees and Liquidation Fees).

Master Servicing Compensation

Pursuant to the PSA, the master servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans from the Collection Account. The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum (the “Master Servicing Fee Rate”) that is a component of the Servicing Fee Rate. The “Servicing Fee” will be payable monthly and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) equal to the Administrative Cost Rate set forth on Annex A-1 under the heading “Administrative Cost Rate”, less the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate, for each Mortgage Loan and will include the Master Servicing Fee and any fee for primary servicing functions payable to the master servicer or the applicable primary servicer. The Servicing Fee will be retained by the master servicer and any other primary servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan and Serviced Companion Loan, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.

The master servicer will also be entitled to retain as additional servicing compensation for the Mortgage Loans that it is servicing (together with the Master Servicing Fee, “Servicing Compensation”) (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Whole Loan, the related separate custodial account) and certain reserve accounts (to the extent consistent with the related Mortgage Loan documents); (ii) to the extent permitted by applicable law and the related Mortgage Loan documents, 100% of any Modification Fees and consent fees (or similar fees) related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans that do not involve a Major Decision or Special Servicer Non-Major Decision, 50% of any Modification Fees and consent fees (or similar fees) related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans that involve one or more Major Decisions or Special Servicer Non-Major Decisions (whether or not processed by the special servicer), 100% of any defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include the special servicer’s portion of any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA), 100% of assumption fees and consent fees with respect to Mortgage Loans (and the related Serviced Companion Loans) which do not involve a Major Decision or Special Servicer Non-Major Decision, 50% of assumption fees and consent fees with respect to Mortgage Loans (and the related Serviced Companion Loans) which involve a Major Decision or Special Servicer Non-Major Decision (whether or not processed by the special servicer), 100% of beneficiary statement charges or demand fees (but not including prepayment premiums or yield maintenance charges) on all Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans, 100% of assumption application fees with respect to Mortgage Loans (and the related Serviced Companion Loans) for which the master servicer is processing the underlying assumption related transaction (whether or not the consent of the special servicer is required) and 0% of any such fee with respect to Specially Serviced Loans; (iii) Net Prepayment Interest Excess, if any; (iv) 100% of charges for checks returned for insufficient funds (with respect to any Mortgage Loan or Specially Serviced Loan); (v) Net Default Interest and any late payment fees that accrued during a Collection Period on any Mortgage Loans (and the related Serviced Companion Loans, if applicable) that are non-Specially Serviced Loans to the extent collected by the issuing entity and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the issuing entity for certain expenses of the issuing entity relating to such Mortgage Loan; and (vi) (A) with respect to non-Specially Serviced Loans, 100% of any fee paid in connection with any Master Servicer Non-Major Decision and to the extent not expressly provided above, 50% of any fee paid in connection with any Major Decision or Special Servicer Non-Major Decision and (B) with respect to Specially Serviced Loans, 0% of any such fees. If a Mortgage Loan is a Specially Serviced Loan, the special servicer will be entitled to the full amount of any and all Modification Fees, or assumption fees or any other fees, as described below under “—Special Servicing Compensation”.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge reasonable review fees in connection with any borrower request.

With respect to any of the fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than a split fee with respect to penalty charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. If the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any of such fee charged by the master servicer.

If the master servicer resigns or is terminated as the master servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement master servicer for assuming the duties of the master servicer, as the master servicer under the PSA. In the event that the master servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the master servicer as a primary servicer under the PSA. The initial master servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Prepayment Interest Shortfall amount, the master servicer will be obligated to reduce its Servicing Compensation as provided under “Description of the Certificates—Prepayment Interest Shortfalls”.

The master servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement to the extent and as described in the PSA).

Special Servicing Compensation

Pursuant to the PSA, the special servicer will be entitled to certain fees for the Mortgage Loans that it is special servicing including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at the Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable.

The “Special Servicing Fee Rate” means (1) for all Mortgage Loans other than the Westside NYC Multifamily Portfolio Whole Loan, (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Loan that would be less than $5,000 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Loan will be the higher per annum rate as would result in a Special Servicing Fee equal to $5,000 for such month with respect to such Specially Serviced Loan or REO Loan and (2) for the Westside NYC Multifamily Portfolio Whole Loan, 0.25%.

A “Workout Fee” will in general be payable with respect to each Corrected Loan and will be payable by the issuing entity out of each collection of interest and principal (including scheduled payments, prepayments (provided that a repurchase or substitution by a mortgage loan seller of a Mortgage Loan due to a Material Defect will not be considered a prepayment for purposes of this definition), balloon payments and payments at maturity, but excluding late payment charges, default interest) received on the related Specially Serviced Loan that becomes a Corrected Loan, for so long as it remains a Corrected Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided, that no Workout Fee will be payable by the issuing entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan or Serviced Companion Loan is modified by the special servicer in accordance with the terms of the PSA or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”; provided, further that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 3 months following the related maturity date as a result of the related Mortgage Loan or Serviced Companion Loan being refinanced or otherwise repaid in full, the special servicer will not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the special servicer may collect from the related borrower and retain (x) a workout fee, (y) such other fees as are provided for in the related Mortgage Loan documents and (z) other appropriate fees in connection with such workout. In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the issuing entity with respect to such Corrected Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the special servicer as additional servicing compensation relating to that Corrected Loan; provided that the special servicer will be entitled to collect such Workout Fees from the issuing entity until such time it has been fully paid such reduced amount. In addition, the Workout Fee will be subject to the cap described below.

The Workout Fee with respect to any such Corrected Loan will cease to be payable if such Corrected Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property later becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Whole Loan again becomes a Corrected Loan.

If the special servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Loan during the period that it had responsibility for servicing such Specially Serviced Loan when it became a Corrected Loan (or for any Specially Serviced Loan that had not yet become a Corrected Loan because as of the time that the special servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Loan) at the time of such termination or resignation (and the successor special servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Loan ceases to be payable in accordance with the preceding paragraph.

A “Liquidation Fee” will be payable by the issuing entity to the special servicer, except as otherwise described below, with respect to (i) each Specially Serviced Loan or REO Loan, (ii) each Mortgage Loan repurchased by a mortgage loan seller or other applicable party or that is subject to a Loss of Value Payment or (iii) each defaulted mortgage loan that is a Non-Serviced Mortgage Loan sold by the special servicer in accordance with the PSA, in each case, as to which the special servicer obtains a full, partial or discounted payoff from the related borrower, a loan purchaser or mortgage loan seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the special servicer recovered any proceeds (“Liquidation Proceeds”). The Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds (exclusive of any portion of such amount that represents penalty charges) and (2) $1,000,000; provided that the total amount of a Liquidation Fee payable by the issuing entity with respect to any Specially Serviced Loan, REO Loan or Mortgage Loan (and any related Serviced Companion Loan) in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the special servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan. In addition, the Liquidation Fee will be subject to the cap described below.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

●	the purchase of any defaulted Mortgage Loan by the special servicer or the Directing Holder or any Companion Loan Holder or any of their respective affiliates if within 90 days after the transfer of the defaulted Mortgage Loan to special servicing),

●	the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the Sole Certificateholder, the Certificateholder owning a majority of the percentage interest of the then Controlling Class, the special servicer or the master servicer in connection with the termination of the issuing entity,

●	a repurchase or replacement of a Mortgage Loan by a mortgage loan seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the PSA,

●	with respect to (A) an AB Whole Loan, the purchase of such AB Whole Loan by the holders of a Subordinate Companion Loan or (B) any Mortgage Loan that is subject to mezzanine indebtedness, the purchase of such Mortgage Loan by the holder of the related mezzanine loan, in each case described in clause (A) or (B) above, within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable,

●	with respect to a Serviced Companion Loan that is subject to another securitization, (A) a repurchase or replacement of such Serviced Companion Loan by the applicable mortgage loan seller due to a breach of a representation or warranty or a document defect under the related Non-Serviced PSA for the trust that owns such Serviced Companion Loan prior to the expiration of the cure period (including any applicable extension thereof) set forth therein, or (B) a purchase of the Serviced Companion Loan pursuant to a clean-up call or similar liquidation under the related Non-Serviced PSA for the trust that owns such Serviced Companion Loan,

●	the purchase of the related Mortgage Loan by the related Companion Loan Holder pursuant to the related intercreditor agreement or co-lender agreement within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable,

●	a Loss of Value Payment by a mortgage loan seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the PSA; provided that, with respect to a Serviced Companion Loan and any related Loss of Value

Payment made after such periods, a Liquidation Fee will only be payable to the special servicer the extent that (i) the special servicer is enforcing the related mortgage loan seller’s obligations under the applicable MLPA with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or otherwise prohibited from being paid to the special servicer (in each case, under the related pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan), and

●	if a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related Liquidation Proceeds are received within 3 months following the related maturity date as a result of the related Mortgage Loan or Serviced Whole Loan being refinanced or otherwise repaid in full (provided that the special servicer may collect from the related borrower and retain (x) a liquidation fee, (y) such other fees as are provided for in the related Mortgage Loan documents and (z) other appropriate fees in connection with such liquidation).

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the special servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The special servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the special servicer is terminated or resigns, and prior to or subsequent to such resignation or termination, either (A) a Specially Serviced Loan was liquidated or is modified pursuant to an action plan submitted by the initial special servicer and approved (or deemed approved) by the Directing Holder or the special servicer has determined to grant a forbearance, or (B) a Specially Serviced Loan being monitored by the special servicer subsequently became a Corrected Loan, then in either such event the special servicer (and not the successor special servicer) will be paid the related Workout Fee or Liquidation Fee, as applicable.

The total amount of Workout Fees and Liquidation Fees that are payable by the issuing entity with respect to each Mortgage Loan, Serviced Whole Loan or REO Loan throughout the period such Mortgage Loan or the Mortgage Loan relating to such Serviced Whole Loan (or REO Loan) is an asset of the issuing entity will be subject to an aggregate cap of $1,000,000. For the purposes of determining whether any such cap has been reached with respect to a special servicer and a Mortgage Loan, Serviced Whole Loan or REO Loan, only the Workout Fees and Liquidation Fees paid to such special servicer with respect to such Mortgage Loan, Serviced Whole Loan or REO Loan will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans, Serviced Whole Loans or REO Loans will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the special servicer will also be entitled to retain, as additional servicing compensation:

●	100% of any Modification Fees and consent fees (or similar fees) related to Specially Serviced Loans,

●	50% of any Modification Fees and consent fees (or similar fees) related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans that involve one or more Major Decisions or Special Servicer Non-Major Decisions (whether or not processed by the special servicer),

●	100% of any assumption fees on Specially Serviced Loans,

●	50% of assumption fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans that involve a Major Decision or Special Servicer Non-Major Decision (whether or not processed by the special servicer),

●	100% of assumption application fees received with respect to the Mortgage Loans (and the related Serviced Companion Loans) for which the special servicer is processing the underlying assumption related transaction,

●	100% of beneficiary statement charges or demand fees (but not including prepayment premiums or yield maintenance charges) on Specially Serviced Loans,

●	any interest or other income earned on deposits in the REO Accounts,

●	Net Default Interest and any late payment fees that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the issuing entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the issuing entity for certain expenses of the issuing entity with respect to such Specially Serviced Loan; provided, however, that with respect to a Mortgage Loan that has a related Serviced Companion Loan, Net Default Interest and late payment fees will be allocated as provided in and subject to the terms of the related intercreditor agreement and the applicable pooling and servicing agreement; and

●	(A) with respect to non-Specially Serviced Loans, 0% of any fee paid in connection with any Master Servicer Non-Major Decision and to the extent not expressly provided above, 50% of any fee paid in connection with any Major Decision or Special Servicer Non-Major Decision and (B) with respect to Specially Serviced Loans, 100% of any such fees.

“Modification Fees” means, with respect to any Mortgage Loan or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Mortgage Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer (other than all assumption fees, consent fees, assumption application fees, defeasance fees and similar fees). For each modification, restructure, extension, waiver or amendment in connection with the working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan or REO Loan.

“Sole Certificateholder” is any Certificateholder (or Certificateholders, provided they act in unanimity) holding 100% of the then-outstanding certificates (including certificates with Certificate Balances that have been actually or notionally reduced by any Realized Losses or Appraisal Reduction Amounts, but excluding the Class R certificates) or an assignment of the Voting Rights thereof; provided that the Certificate Balances or the Notional Amounts of the Class X-A, Class X-B and Class X-D certificates and the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D certificates have been reduced to zero.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan, Serviced Whole Loan or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the issuing entity, any and all Modification Fees collected by the special servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the special servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, restructure, extension, waiver or amendment of such Mortgage Loan, Serviced Whole Loan or REO Loan at a time when such Mortgage Loan, Serviced Whole Loan or REO Loan was a Specially Serviced Loan.

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Whole Loan and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than Permitted Special Servicer/Affiliate Fees and compensation and other remuneration expressly provided for in the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions and fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property.

Disclosable Special Servicer Fees

The PSA will provide that, with respect to each Collection Period, the special servicer must deliver or cause to be delivered to the master servicer within 2 business days following the Determination Date, and the master servicer will deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® Investor Reporting Package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates during the related Collection Period. Such report may omit any such information that has previously been delivered to the certificate administrator by the master servicer or the special servicer.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan and any related Serviced Companion Loan, if applicable, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA; provided that any compensation and other remuneration that the master servicer or the certificate administrator is permitted to receive or retain pursuant to the terms of the PSA in connection with its respective duties in such capacity as master servicer or certificate administrator under the PSA will not be Disclosable Special Servicer Fees.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”). The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan and REO Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Certificate Administrator/Trustee Fee Rate”), equal to 0.00976% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and based on the Stated Principal Balance of the related Mortgage Loan or REO Loan as of the Due Date in the immediately preceding Collection Period. The Certificate Administrator/Trustee Fee will be paid to the certificate administrator and the certificate administrator will be required to remit to the trustee the trustee fee in accordance with the terms of the PSA from the Certificate Administrator/Trustee Fee. In addition, the trustee and certificate administrator will each be entitled to recover from the issuing entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the PSA, but not including routine expenses incurred in the ordinary course of performing its duties as trustee or certificate administrator, as applicable, under the PSA, and not including any expense, disbursement or advance as may arise from its willful misconduct, negligence, fraud or bad faith.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the operating advisor monthly from amounts received with respect to each Mortgage Loan and REO Loan (including Non-Serviced Mortgage Loans, but excluding any Companion Loans) and will accrue at a rate equal to the applicable Operating Advisor Fee Rate with respect to each such Mortgage Loan or REO Loan on the Stated Principal Balance of the related Mortgage Loan or REO Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan or REO Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” for each Interest Accrual Period is a per annum rate equal to (i) 0.00281% with respect to each such Mortgage Loan (except the Bank of America Center, Westside NYC Multifamily Portfolio, 175 Park Avenue and Zenith Ridge Mortgage Loans), (ii) 0.00479% with respect to the Bank of America Center Mortgage Loan, (iii) 0.00519% with respect to the Westside NYC Multifamily Portfolio Mortgage Loan and (iv) 0.00567% with respect to the 175 Park Avenue and Zenith Ridge Mortgage Loans.

An Operating Advisor Consulting Fee will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 (or, such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer processing the Major Decision to use efforts to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts that the master servicer or the special servicer, as applicable, would use to collect any borrower-paid fees not specified in the related loan documents owed to it in accordance with the Servicing Standard, but only to the extent not prohibited by the related loan documents; but in no event may take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard provided that the master servicer or the special servicer, as applicable, will be required to consult on a non-binding basis with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the applicable operating advisor (if any) under each Non-Serviced PSA with respect to the related Non-Serviced Mortgage Loan, although there may be differences in the calculations of such fees.

Asset Representations Reviewer Compensation

With respect to each Delinquent Loan that is subject to an Asset Review, the asset representations reviewer will be entitled to a fee that is a reasonable and customary hourly fee charged by the asset representations reviewer for similar consulting assignments at the time of such review and any related costs and expenses; provided that the total payment to the asset representations reviewer will not be greater than the Asset Representations Reviewer Fee Cap (the “Asset Representations Reviewer Asset Review Fee”).

With respect to an individual Asset Review Trigger and the Mortgage Loans that are Delinquent Loans and are subject to an Asset Review (the “Subject Loans”), the “Asset Representations Reviewer Fee Cap” will equal the sum of: (i) $10,250 multiplied by the number of Subject Loans, plus (ii) $2,000 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,500 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the applicable asset representations reviewer (if any) under each Non-Serviced PSA with respect to the related Non-Serviced Mortgage Loan, although there may be differences in the calculations of such fees.

The related mortgage loan seller with respect to each Delinquent Loan that is subject to an Asset Review will be required to pay the portion of the Asset Representations Reviewer Asset Review Fee attributable to the Delinquent Loan contributed by it, as allocated on the basis of the hourly charges and costs and expenses incurred with respect to its related Delinquent Loans; provided that if the total charge for the asset representations reviewer on an hourly fee plus costs and expenses basis would exceed the Asset Representations Reviewer Fee Cap, each mortgage loan seller’s required payment will be reduced pro rata according to its proportion of the total charges until the aggregate amount owed by all mortgage loan sellers is equal to the Asset Representations Reviewer Fee Cap; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the master servicer or the special servicer, as applicable, will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan, REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty

License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(i)       the date on which such Mortgage Loan or Serviced Whole Loan becomes a Modified Mortgage Loan (as defined below),

(ii)      the 90th day following the occurrence of any uncured delinquency in Periodic Payments with respect to such Mortgage Loan or Serviced Whole Loan,

(iii)     receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan or the 60th day following the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan,

(iv)     the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan becomes an REO Property, and

(v)      a payment default has occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing or sale of the related Mortgaged Property or Mortgaged Properties and delivers, on or prior to the related maturity date or extended maturity date, a statement to that effect, and delivers, within 30 days following the related maturity date or extended maturity date, a refinancing commitment, letter of intent or otherwise binding application for refinancing from an acceptable lender or a signed purchase agreement reasonably acceptable to the special servicer (who will be required to promptly deliver a copy to the master servicer, the operating advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, and (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan, then an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment, letter of intent, otherwise binding application for refinancing or signed purchase agreement.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the special servicer in a manner that: (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Periodic Payments with respect to such Mortgage Loan or Serviced Whole Loan); (b) except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as-is) of the property to be released; or (c) in the reasonable good faith judgment of the special servicer, otherwise materially impairs the value of the security for such Mortgage Loan or Serviced Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan and any related Serviced Companion Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the master servicer (and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Holder and, after the occurrence and during the continuance of an Operating Advisor Consultation Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the later of (i) the date the master servicer receives from the special servicer the related appraisal or the special servicer’s Small Loan Appraisal Estimate and (ii) the occurrence of such Appraisal Reduction Event equal to the excess of:

(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)       the excess of:

(i)        the sum of:

●	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as a Servicing Advance), minus such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, or (B) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000;

●	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

●	all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

(ii)       the sum as of the Due Date occurring in the month of the date of determination of:

●	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate (and any accrued and unpaid interest on any Subordinate Companion Loan);

●	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan;

●	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer or the trustee, as applicable); and

●	any other unpaid additional expenses of the issuing entity in respect of such Mortgage Loan or Serviced Whole Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Whole

Loan (other than a Serviced AB Whole Loan) with a Pari Passu Companion Loan will be allocated in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, pro rata, between the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. Any Appraisal Reduction Amount in respect of a Serviced AB Whole Loan will be allocated, first, to the Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) and second, in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, pro rata, between the related Serviced Pari Passu Mortgage Loan and any related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances.

The special servicer will be required to, with respect to a Mortgage Loan having a Stated Principal Balance of $2,000,000 or higher, order and use efforts consistent with the Servicing Standard to obtain an appraisal, and with respect to a Mortgage Loan having a Stated Principal Balance of less than $2,000,000, conduct a valuation (such valuation, a “Small Loan Appraisal Estimate”) or order and use efforts consistent with the Servicing Standard to obtain an appraisal, within 60 days of the occurrence of an Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event) (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the later of (i) the date the master servicer receives from the special servicer the related appraisal or the special servicer’s Small Loan Appraisal Estimate and (ii) the occurrence of such Appraisal Reduction Event, the master servicer will be required to calculate and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Holder (for so long as no Consultation Termination Event has occurred), the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information reasonably requested by the master servicer from the special servicer, to the extent such information is in the possession of the special servicer, necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (ii) of the definition of Appraisal Reduction Event above, within 30 days), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least ten (10) business days after the later of (i) the special servicer’s delivery of such MAI appraisal or Small Loan Appraisal Estimate to the master servicer and (ii) the occurrence of such Appraisal Reduction Event. The special servicer, upon reasonable request, will be required to deliver to the master servicer any information in the special servicer’s possession reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount.

Other than with respect to a Non-Serviced Mortgage Loan, contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Whole Loan or any other term thereof, any extension of the maturity date or extended maturity date of a Mortgage Loan or Serviced Whole Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Whole Loan; (ii) the occurrence of an Appraisal Reduction Event; (iii) a default in the payment of a balloon payment for which an extension has not been granted; or (iv) the date on which the special servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the special servicer will be required to use commercially reasonable efforts to obtain an Updated Appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as

applicable, in each case within 60 days of such request, provided that, the special servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 12 months old.

For so long as a Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, the special servicer is required within 30 days of the end of each 9-month period following the related Appraisal Reduction Event to use commercially reasonable efforts to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the master servicer from the special servicer, to the extent such information is in the possession of the special servicer, necessary to calculate the Appraisal Reduction Amount, the master servicer is required to determine or redetermine, as applicable, and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Holder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer. With respect to any Mortgage Loan, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Holder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the master servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of any Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on a Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated together with each related Non-Serviced Companion Loan as a single Mortgage Loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise such Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to any Non-Serviced Whole Loan will generally be allocated first, to any Subordinate Companion Loan and then, to the related Non-Serviced Mortgage Loan and the Non-Serviced Companion Loan, on a pro rata basis based upon their respective outstanding principal balances.

If any Serviced Mortgage Loan and any related Serviced Companion Loan previously subject to an Appraisal Reduction Amount that becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class H-RR certificates, second, to the G-RR certificates, third, to the Class F-RR certificates, fourth, to the Class E-RR certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-M certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates), on the other hand. See “Pooling and Servicing Agreement—Advances”.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the master servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. The special servicer, upon reasonable prior written request, will provide the master servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount. None of the special servicer, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer) , plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Non-Reduced Certificates, the Controlling Class and the occurrence of a Control Termination Event, any Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H-RR certificates, second, to the G-RR certificates, third, to the Class F-RR certificates, fourth, to the

Class E-RR certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-M certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). In addition, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, the Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H-RR certificates, second, to the G-RR certificates and third, to the Class F-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to (i) any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates and (ii) any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The master servicer will be required to promptly notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to obtain an appraisal prepared on an “as-is” basis by an MAI appraiser reasonably acceptable to the special servicer within 60 days from receipt of the Requesting Holders’ written request. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the master servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information reasonably requested by the master servicer from the special servicer, to the extent such information is in the possession of the special servicer, to make such recalculation. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order an additional appraisal of any Serviced Mortgage Loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with regard to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 60 days from receipt of the Requesting Holders’ written request; provided that the special servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at, or with regard to, the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties. The right of the holders of an Appraised-Out Class to require the special servicer to order an additional appraisal as described in this paragraph will be limited to no more frequently than once in any 9-month period with respect to any Mortgage Loan.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related directing holder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below. With respect to an AB Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans”.

Maintenance of Insurance

In the case of each Serviced Mortgage Loan and any related Serviced Companion Loan, as applicable (but excluding any Serviced Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the master servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain the following insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the master servicer will be required to itself cause to be maintained) for the related Mortgaged Property: (a) except where the Mortgage Loan documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or Serviced Whole Loan, as applicable, or the Stated Principal Balance of the Mortgage Loan or the Serviced Whole Loan, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and (b) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan documents.

Notwithstanding the foregoing,

(i)       the master servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless the trustee has an insurable interest and such insurance policy was (x) in effect at the time of the origination of such Mortgage Loan or the Serviced Whole Loan, as applicable, or (y) required by the related Mortgage Loan documents and is available at commercially reasonable rates; provided that the master servicer will be required to require the related borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan or Serviced Whole Loan, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the trustee has an insurable interest;

(ii)       if and to the extent that any Mortgage Loan document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the master servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the PSA;

(iii)       the master servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided that this will not limit the master servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the PSA;

(iv)       except as provided below, in no event will the master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the special servicer subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” below in this prospectus);

(v)       to the extent the master servicer itself is required to maintain insurance that the borrower does not maintain, the master servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the issuing entity as lender has an insurable interest thereon; and

(vi)       any explicit terrorism insurance requirements contained in the related Mortgage Loan documents are required to be enforced by the master servicer in accordance with the Servicing Standard (unless the special servicer with the consent of, if no Control Termination Event has occurred and is continuing, the Directing Holder, has consented to a waiver (including a waiver to permit the master servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan documents) in writing of that provision in accordance with the Servicing Standard); provided that the special servicer will be required to promptly notify the master servicer in writing of such waiver.

With respect to each REO Property, the special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the PSA (subject to the right of the special servicer to direct the master servicer to make a Servicing Advance for the costs associated with coverage that the special servicer determines to maintain, in which case the master servicer will be required to make that Servicing Advance (subject to the recoverability determination and Servicing Advance procedures described above under “—Advances” in this prospectus)) to the extent reasonably available at commercially reasonable rates and to the extent the trustee has an insurable interest (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Serviced Mortgage Loan, REO Loan or Serviced Whole Loan, as applicable (or such greater amount of coverage required by the related Mortgage Loan documents (unless such amount is not available or, if no Control Termination Event has occurred and is continuing, the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a commercially reasonable rates and consistent with the Servicing Standard.

If either (x) the master servicer or the special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Whole Loans and the REO Properties, as applicable, as to which it is the master servicer or the special servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the PSA, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the master servicer or special servicer, as applicable, meetings the ratings requirements of the Rating Agencies set forth in the PSA, and the master servicer or the special servicer self-insures for its obligation to maintain the individual policies otherwise required, then the master servicer or special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the master servicer or the special servicer, as the case may be, that maintains such policy will be required, if there has not been maintained on any Mortgaged Property securing a Serviced Mortgage Loan or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there has been one or more losses that would have been covered by such an individual policy, to promptly deposit into the Collection Account (or, with respect to a Serviced Whole Loan, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Whole Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the master servicer determines that a Servicing Advance of such amounts would not be recoverable, that master servicer will be required to notify the trustee, the certificate administrator and the special servicer of such determination. Upon receipt of such notice, the master servicer (with respect to any Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan) and the special servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the master servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Companion Loan, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender). If the master servicer or the special servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Companion Loan, the related Serviced Companion Loan Holders, the special servicer (in the case of a determination by the special servicer) will be required to direct the master servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Whole Loan, the related custodial account) to the extent of available funds.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or any Serviced Whole Loan, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan, any default arising by reason of the failure of the related borrower to maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism as required by the Mortgage Loan documents, with respect to which the master servicer or special servicer, as applicable, has determined, in accordance with the Servicing Standard (and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Holder (or, if a Control Termination Event has occurred and is continuing, but no Consultation Termination Event has occurred and is continuing, after consulting with the Directing Holder) (but other than with respect to any Mortgage Loan that is an Excluded Loan as to any such party)), that either:

(x)   such insurance is not available at commercially reasonable rates and the subject hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or

(y)   such insurance is not available at any rate;

provided that the Directing Holder will not have more than 30 days to respond to the master servicer’s or the special servicer’s, as applicable, request for such consent or consultation, as applicable; provided, further, that upon the master servicer’s or the special servicer’s, as applicable, determination, consistent with the Servicing Standard, that exigent circumstances do not allow the master servicer or the special servicer, as applicable, to consult with the Directing Holder, the master servicer or the special servicer, as applicable, will not be required to do so.

Modifications, Waivers and Amendments

The PSA will permit (a) as to Mortgage Loans that are non-Specially Serviced Loans and actions that do not involve Special Servicer Major Decisions or Special Servicer Non-Major Decisions (other than the items listed in clauses (c)(i) and (c)(ii) of the definition of “Special Servicer Non-Major Decision”, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA), the master servicer, or (b)(i) with respect to any Specially Serviced Loan or (ii) as to Special Servicer Major Decisions or Special Servicer Non-Major Decisions (other than the items listed in clauses (c)(i) and clause (c)(ii) of the definition of “Special Servicer Non-Major Decision”, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA) irrespective of whether such Mortgage Loan is a Specially Serviced Loan, the special servicer, in each case subject to the rights of the Directing Holder, and after consultation with the operating advisor to the extent described under “—The Operating Advisor” in this prospectus, to modify, waive, amend, consent or take such other action with respect to any term of any Serviced Mortgage Loan and any related Serviced Companion Loan if such modification, waiver, amendment, consent or other action (c)(i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Serviced Companion Loan pursuant to Treasury regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the issuing entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

Notwithstanding the foregoing, the master servicer and special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters that are Special Servicer Major Decisions or Special Servicer Non-Major Decisions with respect to any non-Specially Serviced Loan.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing the Non-Serviced Whole Loan) or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan to value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will exclude the value of personal property and going concern value, if any.

In no event, however, may the master servicer or the special servicer extend the maturity of any Mortgage Loan, Serviced Whole Loan or Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Mortgage Loan, Serviced Whole Loan or Specially Serviced Loan is secured solely or primarily by a ground lease (or, with respect to a leasehold interest where the borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease), the date 20 years prior to the expiration of the term of such ground lease (or, with respect to a leasehold interest where the borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease)(or 10 years prior to the expiration of such lease if the master servicer or the special servicer, as applicable, gives due consideration to the remaining term of the ground lease (or, with respect to a leasehold interest where the borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease) and such extension is in the best interest of the Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender) and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder).

In addition, neither the master servicer nor the special servicer may permit any borrower to add or substitute any collateral for an outstanding Serviced Mortgage Loan and any related Serviced Companion

Loan, which collateral constitutes real property, unless the master servicer or the special servicer, as applicable, receives a Rating Agency Confirmation.

The special servicer will process (unless the special servicer and the master servicer mutually agree that the master servicer will process, as further described below) and consent to or refuse consent to, as applicable, all Special Servicer Major Decisions and Special Servicer Non-Major Decisions. The special servicer will also be required to obtain the consent of the Directing Holder, and will be required to consult with the operating advisor, in connection with any Special Servicer Major Decision to the extent described under “—The Directing Holder” and “—The Operating Advisor”. In addition, with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), the following actions will be subject to the special servicer’s processing and consent or, if mutually agreed to by the special servicer and the master servicer, the master servicer will be required to process such request subject to the consent of the special servicer as further described below (each of the following, a “Special Servicer Non-Major Decision”):

(a)   approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements for leases in excess of the lesser of (i) 30,000 square feet and (ii) 30% of the net rentable area at the related Mortgaged Property;

(b)   approving material rights-of-way and material easements, and consent to subordination of the related Mortgage Loan or Serviced Whole Loan to such material rights-of-way or easements;

(c)   agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision;

(d)   approving any waiver regarding the receipt of financial statements that involves permitting delivery of financial statements less than quarterly or more than 60 days after the end of the calendar quarter;

(e)   any requests for the disbursement of (i) earnouts or holdback amounts with respect to any Specially Serviced Loan that is not otherwise a Major Decision and (ii) amounts from (A) any escrow accounts, reserve accounts, letters of credit or other collateral related to hospitality property improvement plans or (B) earnout or performance escrows, reserves or holdbacks, in the case of clause (ii)(A) and (ii)(B), relating to certain Mortgage Loans set forth in an exhibit to the PSA;

(f)    approving any proposed modification or waiver of any material provision in the related loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(g)   approving any casualty insurance settlements or condemnation settlements, and determining whether to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

(h)   approving annual budgets for the related Mortgaged Property if the budget provides for (x) increases in operating expenses equal to or more than 110% of the amount budgeted therefor for the prior year and (y) payments to a borrower affiliate;

(i)    franchise changes with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan for which the lender is not required to consent or approve under the related Mortgage Loan documents;

(j)    agreeing to any modification or amendment to any ground lease or any subordination, non-disturbance and attornment agreement relating to any ground lease or any entry into a new ground lease with respect to a Mortgaged Property or determining whether to cure any default by a borrower under a ground lease;

(k)   approving any transfers of an interest in the borrower, unless such transfer (i) is permitted under the terms of the related Mortgage Loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer set forth in the related Mortgage Loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower, and (ii) does not involve incurring new mezzanine financing or a change in control of the borrower;

(l)    any consent to a transfer of the Mortgaged Property or interests in the borrower where (i) such transfer may be effected without the consent or discretion of the lender under the related loan agreement, (ii) the loan documents include specific objective conditions that must be satisfied for such action where lender discretion is not necessary in order to determine whether such specific objective conditions have been satisfied and (iii) such specific objective conditions have been satisfied with no exceptions; and

(m)  any consent to the incurrence of additional debt where (i) such incurrence of debt may be effected without the consent or discretion of the lender under the related loan agreement, (ii) the loan documents include specific objective conditions that must be satisfied for such action where lender discretion is not necessary in order to determine whether such specific objective conditions have been satisfied and (iii) such specific objective conditions have been satisfied with no exceptions.

provided, however, that with respect to clauses (c)(i) and (c)(ii) of this definition the master servicer will be required to evaluate and process requests for any modifications described in such clauses and obtain the consent or deemed consent of the special servicer as provided in the PSA.

Upon receiving a request for any matter described in this section that constitutes a Special Servicer Non-Major Decision or a Special Servicer Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the Special Servicer Non-Major Decision or Special Servicer Major Decision other than providing the special servicer with any reasonably requested information or documentation. In addition, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine in accordance with the Servicing Standard whether to cure any borrower defaults relating to ground leases.

Notwithstanding the foregoing, the master servicer and special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters (as well as any Special Servicer Major Decision) with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan). If the master servicer and special servicer mutually agree that the master servicer will process a Special Servicer Non-Major Decision, the master servicer will be required to obtain the special servicer’s prior consent to such Special Servicer Non-Major Decision.

The special servicer is also required to obtain the consent of the Directing Holder, and will be required to consult with the operating advisor in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described under “—The Directing Holder” and “—The

Operating Advisor” in this prospectus. When the special servicer’s consent is required and the master servicer processing such request is recommending approval with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), the master servicer will be required to forward to the special servicer the written request from the borrower for modification, waiver or amendment, accompanied by the master servicer’s recommendation and analysis and the master servicer is required to provide the special servicer with any and all information in the master servicer’s possession that the special servicer may reasonably request to grant or withhold such consent. When the special servicer’s consent is required under the PSA, such consent will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt (unless earlier objected to) by the special servicer from the master servicer of the master servicer’s written analysis and recommendation with respect to such proposed Special Servicer Major Decision or Special Servicer Non-Major Decision together with such other information reasonably required by the special servicer and reasonably available to the master servicer.

The master servicer will process and consent to or refuse consent to, as applicable, all Master Servicer Major Decisions and Master Servicer Non-Major Decisions with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan). The master servicer will also be required to obtain the consent of the Directing Holder, and will be required to consult with the operating advisor, in connection with any Master Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), to the extent described under “—The Directing Holder” and “—The Operating Advisor”. With respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), the master servicer will be required to process and consent to any action that is a Master Servicer Major Decision or a Master Servicer Non-Major Decision (which consist of the following actions (each of the following, a “Master Servicer Non-Major Decision”):

(a)   approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements for leases (i) equal to or less than the lesser of (A) 30,000 square feet and (B) 30% of the net rentable area at the related Mortgaged Property and (ii) which are not ground leases;

(b)   approving any waiver regarding the receipt of financial statements if such waiver does not involve permitting delivery of financial statements less than quarterly or more than 60 days after the end of the calendar quarter;

(c)   approving annual budgets for the related Mortgaged Property so long as the budget does not provide for (x) increases in operating expenses equal to or more than 110% of the amount budgeted therefor for the prior year and (y) payments to a borrower affiliate;

(d)   approving immaterial rights-of-way and immaterial easements, and consent to subordination of the related Mortgage Loan or Serviced Whole Loan to such immaterial rights-of-way or easements;

(e)   any modification, consent to a modification or waiver of any immaterial non-monetary term (excluding the timing of payments but including late payment charges or default interest) of a Serviced Mortgage Loan and any related Serviced Companion Loan;

(f)    other than with respect to reserves and escrows which are addressed in clause (h) below, any release of collateral or any acceptance of substitute or additional collateral for a Serviced Mortgage Loan and any related Serviced Companion Loan or any consent to either of the foregoing, to the extent the foregoing is not otherwise a Major Decision;

(g)   any property management company changes with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan (i) with a principal balance less than or equal to $2,500,000 or (ii) where the property management company will not be an affiliate of the related borrower following such change;

(h)   releases or substitutions of any amounts from any escrow accounts, reserve accounts, letters of credit or collateral, if required pursuant to the specific terms of the related Serviced Mortgage Loan and any related Serviced Companion Loan and for which no lender discretion is required and other than those set forth in an exhibit to the PSA;

(i)    any acceptance of an assumption agreement releasing a borrower from liability under a Serviced Mortgage Loan and any related Serviced Companion Loan if (i) such action may be effected without the consent or discretion of the lender under the related loan agreement, (ii) the loan documents include specific objective conditions that must be satisfied for such action where lender discretion is not necessary in order to determine whether such specific objective conditions have been satisfied and (iii) such specific objective conditions have been satisfied with no exceptions;

(j)    any modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender, holder of a Companion Loan or other subordinate debt holder related to a Mortgage Loan (including a Non-Serviced Mortgage Loan, to the extent consent rights with respect to such modification, waiver or amendment are granted to the holder of the Companion Loan or other subordinate debt under the related agreement) or such Serviced Whole Loan, or an action to enforce rights with respect thereto, to the extent the foregoing is not otherwise a Major Decision; and

(k)   any other action that does not constitute a Major Decision or a Special Servicer Non-Major Decision.

The master servicer or the special servicer, as applicable, is required to notify the trustee, the certificate administrator, the Directing Holder (other than during the period when a Consultation Termination Event has occurred and is continuing), the operating advisor (only if an Operating Advisor Consultation Event has occurred and is continuing), the depositor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), in writing, of any modification, waiver, material consent or amendment of any term of any Serviced Mortgage Loan and any related Serviced Companion Loan and the date of the modification and deliver a copy to the custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement. With respect to certain Master Servicer Non-Major Decisions, the PSA may provide that the master servicer will be required to deliver prior written notice to the special servicer and Directing Holder.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan documents and intercreditor agreement, if any, such that neither the issuing entity as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan documents and intercreditor agreement.

Any modification, waiver or amendment with respect to a Serviced Whole Loan may be subject to the consent of one or more holders of a related Serviced Companion Loan and the special servicer as described under “Description of the Mortgage Pool—The Whole Loans”.

See also “—The Directing Holder” and “—The Operating Advisor” for a description of the Directing Holder’s and the operating advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer (other than with respect to any non-Specially Serviced Loan involving a Master Servicer Non-Major Decision) will be responsible for determining whether to enforce any “due-on-sale” clauses contained in the Mortgage Loan documents or to provide its consent to any assumption and for the handling of all related processing and documentation, or, if mutually agreed to by the master servicer and the special servicer, the master servicer will be required to process such request subject to the consent of the special servicer. The special servicer will not be required to enforce any such “due-on-

sale” clauses and in connection therewith will not be required to (1) accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) withhold its consent to any sale or transfer, if (x) such provision is not exercisable under applicable law or if the special servicer determines that the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the special servicer determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate or other applicable discount rate), than would enforcement of such clause. If the special servicer determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) that the conditions to sale or transfer have been satisfied, the master servicer or the special servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon and to release the original borrower; provided that (a) the credit status of the prospective transferee is in compliance with the Servicing Standard and criteria and the terms of the related Mortgage and (b) the special servicer has received a Rating Agency Confirmation (and, if the affected Mortgage Loan is part of a Serviced Whole Loan, a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) from S&P, Fitch and KBRA with respect to any Mortgage Loan that (A) represents more than 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $35,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, or (D) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the special servicer will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization).

The master servicer (with respect to any non-Specially Serviced Loan involving a Master Servicer Non-Major Decision) will be responsible for processing any such transaction without the consent or approval of the special servicer or the Directing Holder. In connection with such processing, the master servicer will be required to receive a Rating Agency Confirmation (and, if the affected Mortgage Loan is part of a Serviced Whole Loan, a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) from S&P, Fitch and KBRA with respect to any Mortgage Loan that (A) represents more than 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $35,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, or (D) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer will be entitled to reasonably rely upon the written notification provided by master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization). To the extent not precluded by the Mortgage Loan documents, the master servicer or the special servicer, as applicable, may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the issuing entity; provided that in the case of a Serviced Whole Loan the special servicer or the master servicer, as applicable, will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Modifications, Waivers and Amendments” above and “—Realization Upon Mortgage Loans” below.

The special servicer (other than with respect to any non-Specially Serviced Loan involving a Master Servicer Non-Major Decision) will be responsible for determining whether to enforce any “due-on-encumbrance” clauses contained in the Mortgage Loan documents or to provide its consent to any loan or encumbrance and for the handling of all related processing and documentation, or, if mutually agreed to by the master servicer and the special servicer, the master servicer will be required to process such request subject to the consent of the special servicer. The special servicer will not be required to enforce any such “due-on-encumbrance” clauses and in connection therewith will not be required to (1) accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) withhold its consent to any lien or encumbrance, if the special servicer (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the issuing entity or the holder of any Serviced Companion Loan, if applicable, or that the conditions to further encumbrance have been satisfied (other than in the case of a Non-Serviced Mortgage Loan) and (B) receives a prior Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) from S&P, Fitch and KBRA with respect to any Mortgage Loan that (i) represents more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (ii) has a Stated Principal Balance that is more than $20,000,000, (iii) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (iv) has an aggregate loan-to-value ratio (including any existing and proposed additional debt) that is equal to or greater than 85%, (v) has an aggregate debt service coverage ratio (in each case, determined based upon the aggregate of the Stated Principal Balance of the related Mortgage Loan, any existing additional debt and the principal amount of the proposed additional lien) that is less than 1.20x, or (vi) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of the applicable other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization); provided that with respect to clauses (i)-(vi) above, such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for the requirement of a Rating Agency Confirmation to apply.

The master servicer (with respect to any non-Specially Serviced Loan involving a Master Servicer Non-Major Decision) will be responsible for processing any such transaction without the consent or approval of the special servicer or the Directing Holder. In connection with such action, the master servicer will be required to receive a prior Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) from S&P, Fitch and KBRA with respect to any Mortgage Loan that (A) represents more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $20,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (D) has an aggregate loan-to-value ratio (including any existing and proposed additional debt) that is equal to or greater than 85%, (E) has an aggregate debt service coverage ratio (in each case, determined based upon the aggregate of the Stated Principal Balance of the related Mortgage Loan, any existing additional debt and the principal amount of the proposed additional lien) that is less than 1.20x, or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of the applicable other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization); provided that with respect to clauses (A), (B), (C), (D), (E) and (F), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for the requirement of a Rating Agency Confirmation to apply. To the extent not precluded by the Mortgage Loan documents, the master servicer or the special servicer, as applicable, may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the issuing entity; provided that in the case of a Serviced Whole Loan the special servicer or the master servicer, as applicable, will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans. Neither the master servicer nor the special servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

Notwithstanding the foregoing but subject to other conditions contained in the PSA regarding Rating Agency Confirmations, without any other approval, consent or consultation, (i) the master servicer may grant and process a borrower’s request for any Master Servicer Non-Major Decision relating to a non-Specially Serviced Loan and (ii) the special servicer may grant and process a borrower’s request for any matter relating to a Specially Serviced Loan that is not a Major Decision.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months (commencing in 2019) and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2019 unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). With respect to a Serviced AB Whole Loan, the costs will be allocated, first, as an expense of the holders of the related Subordinate Companion Loan, and second, as an expense of the holders of the related Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements beginning with calendar year end 2018 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Serviced Mortgage Loans and any related Serviced Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Serviced Mortgage Loan and any related Serviced Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(i)       either (x) with respect to any Mortgage Loan or Serviced Companion Loan, other than a balloon loan, a payment default has occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance with the PSA, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a balloon loan, a payment default has occurred with respect to the related balloon payment; provided that if (A) the related borrower is diligently seeking a refinancing or sale of the related Mortgaged Property or Mortgaged Properties and delivers, on or prior to the related maturity date or extended maturity date, a statement to that effect, and delivers, within 30 days following the related maturity date or extended maturity date, a refinancing commitment, letter of intent or otherwise binding application for refinancing from an acceptable lender or a signed purchase agreement reasonably acceptable to the master servicer (who will be required to promptly deliver a copy to the special servicer) or the special servicer (who will be required to promptly deliver a copy to the master servicer), in each case, who will promptly deliver a copy to the operating advisor (if a Control Termination Event has occurred and is continuing) and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, and (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan, then a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment, letter of intent, otherwise binding application for refinancing or signed purchase agreement;

(ii)      any monthly payment (other than a balloon payment or any other payment due under clause (i)(x) above in this definition) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii)     the master servicer or the special servicer determines in its sole and reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Companion Loan, is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

(iv)     the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(v)      the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi)     the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(vii)    a default, of which the master servicer or the special servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the master servicer or the special servicer (and, in the case of the special servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder, and with respect to any Serviced Whole Loan, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related Intercreditor Agreement) materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan documents for such Mortgage Loan or Serviced Companion Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii)   the master servicer or special servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan)(including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the special servicer in accordance with the Servicing

Standard) or waived by the special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan and, if applicable, any related Serviced Companion Loan that becomes a Specially Serviced Loan not later than 45 days after the servicing of such Serviced Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Holder (but (i) only for so long as no Consultation Termination Event has occurred and is continuing, and (ii) not with respect to any applicable Excluded Loan);

●	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or to the holder of the related Serviced Companion Loan;

●	the operating advisor (but, other than with respect to an Excluded Loan, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Properties (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an applicable Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Holder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Holder (communicated to the special servicer within such 10-business day period, as applicable) is not in the best interest of all the Certificateholders, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. For so long as no Control Termination Event has occurred and is continuing, if the Directing Holder disapproves the Asset Status Report within such 10-business day period, as applicable, and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Holder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Holder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. The procedures described in this paragraph are collectively referred to as the “Directing Holder Asset Status Report Review Process”.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to promptly deliver each Final Asset Status Report to the operating advisor following the completion of the Directing Holder Asset Status Report Review Process. While an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, with respect to any Mortgage Loan that is not an Excluded Loan and only for so long as no Consultation Termination Event has occurred, the Directing Holder). The operating advisor will be required to provide comments to the special servicer in respect of each Asset Status Report, if any, within 10 business days following the later of (i) receipt of such Asset Status Report or (ii) receipt of such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated (on a non-binding basis) to consider such alternative courses of action and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan that is not an applicable Excluded Loan and only for so long as no Consultation Termination Event has occurred, the Directing Holder) in connection with the special servicer’s preparation of any Asset Status Report that is provided while an Operating Advisor Consultation Event has occurred and is continuing. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan that is not an applicable Excluded Loan and only for so long as no Consultation Termination Event has occurred, the Directing Holder), to the extent the special servicer determines that the operating advisor’s and/or Directing Holder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Holder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Holder the revised Asset Status Report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of any proposal, objection or comment by the operating advisor or, after the occurrence and during the continuance of a Control Termination Event, the Directing Holder, or a recommendation of the operating advisor or, after the occurrence and during the continuance of a Control Termination Event, the Directing Holder.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Holder (except with respect to any applicable Excluded Loan), and after the occurrence and during the continuance of an Operating Advisor Consultation Event (or with respect to an Excluded Loan applicable to the Directing Holder), the operating advisor, will be entitled to consult with the special servicer (on a non-binding bases) (in person or remotely via electronic, telephonic or other mutually agreeable communication) and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. During the continuance of a Consultation Termination Event (and at any time with respect to any applicable Excluded Loan), the Directing Holder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Holder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Holder.

In addition, in the case of any Servicing Shift Whole Loan, only the related Loan-Specific Directing Holder (without regard to whether a Control Termination Event, a Consultation Termination Event or an Operating Advisor Consultation Event has occurred) may exercise the rights of the Directing Holder or the operating advisor described in this “—Asset Status Report” section, and neither the Directing Holder nor the operating advisor will have any of the above described consent or (in the case of the operating advisor) consultation rights, as applicable, unless permitted under the related Intercreditor Agreement.

With respect to each Non-Serviced Mortgage Loan, the directing holder under the related Non-Serviced PSA will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to such Non-Serviced Whole Loan under the related Non-Serviced PSA that are similar to the approval and consultation rights of the Directing Holder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, with respect to the Westside NYC Multifamily Portfolio Whole Loan, prior to the occurrence and continuance of a Westside NYC Multifamily Portfolio Control Appraisal Period, the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan, as Directing Holder, with regard to the Westside NYC Multifamily Portfolio Whole Loan, rather than the Trust Directing Holder, will have certain approval rights over any related Asset Status Report. See “Description of the Mortgage Pool—The Whole Loans”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Holder that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Holder with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Holder pursuant to the Directing Holder Asset Status Report Review Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final by the applicable special servicer.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the Serviced Companion Loan Holders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the Serviced Companion Loan Holders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for the purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the special servicer has applied for, and the IRS grants (or has not denied) a qualifying extension of time to sell the property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to administer any Mortgaged Property acquired by the issuing entity in a manner which does not cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any REO Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, the Lower-Tier REMIC will not be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(d) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the federal corporate rate (which, as of January 1, 2018, is 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to

Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the Serviced Companion Loan Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) 2 business days after such amounts are received and properly identified and determined to be available, the special servicer is required to remit to the master servicer for deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that it would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to realize a fair price. In the case of certain Non-Serviced Mortgage Loans, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loan, the special servicer will be entitled to sell (with the consent of the Directing Holder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders (and will be entitled to a Liquidation Fee in connection with such sale). The special servicer is required to accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Holder not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan and any related Serviced Companion Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or more than 120 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the master servicer or special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (i) the offer is the highest offer received, and (ii) if the offer is less than the applicable Purchase Price, then at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by the Interested Person; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Serviced Companion Loan Holder(s)(if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (in consultation with the Directing Holder (other than with respect to any applicable Excluded Loan, unless a Consultation Termination Event exists) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s)(as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender), and the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s)(as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender).

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the Excluded Special Servicer, if any, the certificate administrator, the trustee, the Directing Holder, any sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted Mortgage Loan under the related Non-Serviced PSA, the Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, will have the right to consent to such sale if the required notices and information regarding such sale are not provided to the special servicer in accordance with the related Intercreditor Agreement. The Directing Holder will be entitled to exercise such consent right so long as a Control Termination Event has not occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

In addition, with respect to any Servicing Shift Mortgage Loan, if the Servicing Shift Mortgage Loan becomes a Defaulted Loan, the special servicer (or, on or after the applicable Servicing Shift Securitization Date, the special servicer under the related Servicing Shift PSA) will be required to sell such Mortgage Loan together with the related Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the related Intercreditor Agreement and the PSA or the Servicing Shift PSA, as the case may be.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Holder

General

Subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans (other than any Excluded Loan applicable to the Directing Holder or any Servicing Shift Mortgage Loan) and (2) the special servicer, with respect to non-Specially Serviced Loans (other than any Excluded Loan applicable to the Directing Holder or any Servicing Shift Mortgage Loan), as to all matters for which the master servicer must obtain the consent or deemed consent of the special servicer (e.g., the Major Decisions) and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. The PSA may provide that, with respect to certain matters in respect of which the consent of the Directing Holder is required, such consent will be deemed given after the expiration of a specified period follow the request for consent. With respect to any Mortgage Loan (other than any Excluded Loan applicable to the Directing Holder), upon the occurrence and continuance of a Control Termination Event, the Directing Holder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Holder will not have any consent or consultation rights, as further described below.

The “Directing Holder” will be:

(i)    with respect to each Servicing Shift Mortgage Loan, the related Loan-Specific Directing Holder:

(ii)   with respect to each Mortgage Loan (other than the Westside NYC Multifamily Portfolio Mortgage Loan and each Servicing Shift Mortgage Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time (the “Trust Directing Holder”); and

(iii)  with respect to the Westside NYC Multifamily Portfolio Mortgage Loan, (a) for so long as no Westside NYC Multifamily Portfolio Control Appraisal Period has occurred and is continuing, the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan, and (b) for so long as a Westside NYC Multifamily Portfolio Control Appraisal Period has occurred and is continuing, the Trust Directing Holder; provided, however, that

(a)  absent that selection;

(b)  until a Trust Directing Holder is so selected; or

(c)  upon receipt of a notice from a majority of the Controlling Class Certificateholders by Certificate Balance, that a Trust Directing Holder is no longer designated, the Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Trust Directing Holder; provided, however, that in the case of this clause (c) in the event no one holder represents that it owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Trust Directing Holder until appointed in accordance with the terms of the PSA.

The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Trust Directing Holder has not changed until such parties receive written notice of a replacement of the Trust Directing Holder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Trust Directing Holder.

The initial Directing Holder (other than with respect to the Servicing Shift Mortgage Loan and the Westside NYC Multifamily Portfolio Mortgage Loan (so long as no Westside NYC Multifamily Portfolio Control Appraisal Period is continuing)) is expected to be RREF III-D AIV RR H, LLC, or its affiliate. The initial Directing Holder with respect to the Riverwalk Mortgage Loan is expected to be Cantor Commercial Real Estate Lending, L.P. The initial Directing Holder with respect to the Westside NYC Multifamily Portfolio Mortgage Loan is expected to be CPPIB Credit Investments II Inc.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class. The Controlling Class as of the Closing Date will be Class H-RR certificates; provided that if, at any time, the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, have been reduced to zero, the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a principal balance greater than zero; provided, further that if at any time the Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E-RR certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such Class.

The “Control Eligible Certificates” will be any of the Class F-RR, Class G-RR or Class H-RR certificates.

The master servicer, the special servicer, the trustee or the operating advisor, may from time to time request that the certificate administrator provide the name of the then-current Trust Directing Holder for any applicable Mortgage Loan or Serviced Whole Loan. Upon such request, the certificate administrator will be required to promptly (but in no event more than 5 business days following such request) provide the name of the then-current Trust Directing Holder to the master servicer, the special servicer, the trustee or the operating advisor, but only to the extent the certificate administrator has actual knowledge of the identity of the then-current Trust Directing Holder; provided, that if the certificate administrator does not have actual knowledge of the identity of the then-current Trust Directing Holder, then the certificate administrator will be required to promptly (but in no event more than 5 business days following such request) (i) determine which Class is the Controlling Class and (ii) request from the Controlling Class Certificateholders the identity of the Trust Directing Holder. Any expenses incurred in connection with obtaining such information will be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Trust Directing Holder has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to the PSA or in connection with a request made by the operating advisor in connection with its obligation under the PSA to deliver a copy of its Operating Advisor Annual Report to the Trust Directing Holder and (ii) the requesting party has not been notified of the identity of the Trust Directing Holder or reasonably believes that the identity of the Trust Directing Holder has changed, then such expenses will be at the expense of the Trust. The master servicer, the special servicer, the trustee and the operating advisor, will be entitled to conclusively rely on any such information so provided.

To the extent the master servicer or the special servicer has written notice of any change in the identity of a Trust Directing Holder or the list of Certificateholders (or Certificate Owners, if applicable) of the Controlling Class, then the master servicer or the special servicer, as applicable, will be required to promptly notify the trustee, the certificate administrator, the operating advisor, the master servicer and the special servicer thereof, who may rely conclusively on such notice from the master servicer or the special servicer, as applicable.

In the event that no Directing Holder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Holder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Holder as the case may be.

The Class F-RR certificateholders that are the Controlling Class Certificateholders may waive its rights as the Controlling Class Certificateholders as described “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below.

Major Decisions

Except as otherwise described under “—Servicing Override” below and subject to the rights of the holders of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of Holders of Companion Loans” below, prior to the occurrence and continuance of a Control Termination Event, neither the master servicer nor the special servicer will be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt of the written recommendation and analysis together with such other information reasonably requested by the Directing Holder (the “Major Decision Reporting Package”) (provided that if such written objection has not been received by the master servicer or special servicer, as applicable, within such 10-business-day (or 30-day) period, the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(1)	With respect to each Serviced Mortgage Loan and Serviced Whole loan (other than the Westside NYC Multifamily Portfolio Whole Loan for so long as no Westside NYC Multifamily Portfolio Control Appraisal Period is continuing):

(a)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan as come into and continue in default;

(b)       any modification, consent to a modification or waiver of any monetary term or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding late payment charges or default interest) of a Serviced Mortgage Loan and any related Serviced Companion Loan or any extension of the maturity date of any Serviced Mortgage Loan and any related Serviced Companion Loan, in each case, to the extent the Directing Holder or any affiliate does not own any controlling interest (whether legally, beneficially or otherwise) in the related mezzanine loan, if applicable;

(c)       any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan), an REO Property (in each case, other than in connection with the termination of the issuing entity as described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in this prospectus) for less than the applicable Purchase Price;

(d)       any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(e)       any release of collateral or any acceptance of substitute or additional collateral (other than through defeasance, provided that such defeasance does not otherwise involve a Major Decision) for a Serviced Mortgage Loan and any related Serviced Companion Loan or any consent to either of the foregoing, other than (i) the release of non-material collateral or (ii) as required pursuant to the specific terms of the related Serviced Mortgage Loan and any related Serviced Companion Loan and for which there is no lender discretion;

(f)        any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt (i) as may be effected without the consent or discretion of the lender under the related loan agreement, (ii) where the loan documents include specific objective conditions that must be satisfied for such action where lender discretion is not necessary in order to determine whether such specific objective conditions have been satisfied and (iii) where such specific objective conditions have been satisfied with no exceptions;

(g)       any acceptance of an assumption agreement releasing a borrower from liability under a Serviced Mortgage Loan and any related Serviced Companion Loan other than any such action (i) as may be effected without the consent or discretion of the lender under the related loan agreement, (ii) where the loan documents include specific objective conditions that must be satisfied for such action where lender discretion is not necessary in order to determine whether such specific objective conditions have been satisfied and (iii) where such specific objective conditions have been satisfied with no exceptions;

(h)       any acceleration of a Mortgage Loan or Serviced Whole Loan following a default or an event of default with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related mortgagor or Mortgaged Property;

(i)        franchise changes (with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan for which the lender is required to consent or approve under the related Mortgage Loan documents);

(j)        any property management company changes with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan (i) with a principal balance greater than $2,500,000 or (ii) where the property management company will be an affiliate of the related borrower following such change;

(k)       releases or substitutions of any amount from any escrow accounts, reserve accounts, letters of credit or collateral related to hospitality property improvement plans or earnout or performance escrows, reserves or holdbacks, other than those required pursuant to the specific terms of the related Serviced Mortgage Loan and any related Serviced Companion Loan and for which no lender discretion is required;

(l)         any determination of an Acceptable Insurance Default; and

(m)       any modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender, holder of a Companion Loan or other subordinate debt holder related to a Mortgage Loan (including a Non-Serviced Mortgage Loan, to the extent consent rights with respect to such modification, waiver or amendment are granted to the holder of the Companion Loan or other subordinate debt under the related agreement) or such Serviced Whole Loan, or an action to enforce rights with respect thereto, in each case, to the extent such modification, waiver, amendment or action would materially and adversely affect the holders of the Control Eligible Certificates;

(2)	with respect to the Westside NYC Multifamily Portfolio Whole Loan for so long as no Westside NYC Multifamily Portfolio Control Appraisal Period is continuing, each Westside NYC Multifamily Portfolio Major Decision;

provided that if the master servicer or the special servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to any applicable Serviced Whole Loan, the holders of any related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) and the master servicer or the special servicer, as applicable, has made a reasonable effort to contact the Directing Holder, the master servicer or the special servicer, as applicable, may take any such action without waiting for the Directing Holder’s response.

Subject to the terms and conditions of this section, including, without limitation, the proviso set forth at the conclusion of the immediately preceding paragraph, (a) the special servicer will process all requests for any matter that constitutes a “Major Decision” with respect to any Specially Serviced Loan, (b) the special servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) unless the master servicer and the special servicer mutually agree that the master servicer will process such request, (c) the master servicer will process all requests for any matter that constitutes a Master Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) and (d) the master servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) only to the extent the master servicer and the special servicer mutually agree that the master servicer will process such request. Upon receiving a request for any matter that constitutes a Special Servicer Major Decision, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the master servicer will be required to forward such request to the special servicer and the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the related Special Servicer Major Decision.

Prior to taking a Major Decision, the master servicer (with respect to any Major Decision processed by the master servicer) and the special servicer (with respect to any Major Decision processed by the special servicer) will be required to obtain the written consent of the Directing Holder, which consent will be deemed given 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt (unless earlier objected to) by the Directing Holder of the master servicer’s and/or special servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably requested by the Directing Holder.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the master servicer or the special servicer, as applicable, will be required to provide each Major Decision Reporting Package to the operating advisor promptly after the master servicer or the special servicer, as applicable, receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence and continuance of an Operating Advisor Consultation Event. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the master servicer or the special servicer, as applicable, will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the master servicer’s or the special servicer’s written request, as applicable, for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the master servicer or special servicer to the operating advisor, the master servicer or the special servicer, as applicable, will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

“Master Servicer Major Decision” means, with respect to any non-Specially Serviced Loans, any Major Decision under clause (1)(l) of the definition of “Major Decision” and clauses (m) and (q) of the definition of “Westside NYC Multifamily Portfolio Major Decision”.

“Special Servicer Major Decision” means any Major Decision under clauses (1)(a) though (1)(k) and (1)(m) of the definition of “Major Decision” and clauses (a) through (l), (n) through (p), (r) and (s) of the definition of “Westside NYC Multifamily Portfolio Major Decision”.

With respect to any borrower request or other action on a non-Specially Serviced Loan that is not a Major Decision, the master servicer will not be required to obtain the consent of or consult with the special servicer or the Directing Holder.

Asset Status Report

So long as a Control Termination Event has not occurred and is not continuing (but not with respect to any Excluded Loan or any Servicing Shift Whole Loan), the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Holder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Subject to the terms of the PSA and related Intercreditor Agreement, with respect to the Westside NYC Multifamily Portfolio Whole Loan, prior to the occurrence and continuance of a Westside NYC Multifamily Portfolio Control Appraisal Period, the holder of the Westside NYC Multifamily Portfolio Subordinate Companion Loan, as Directing Holder with regard to the Westside NYC Multifamily Portfolio Whole Loan, rather than the Trust Directing Holder, will have certain approval rights over any related Asset Status Report.

Replacement of Special Servicer

So long as a Control Termination Event has not occurred and is not continuing, the Directing Holder will have the right to replace the special servicer with or without cause as described under “—Replacement of Special Servicer Without Cause” and “—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

If a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, neither the master servicer nor the special servicer, as applicable, will be required to obtain the consent of the Directing Holder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Holder in connection with any Major Decision that it is processing or, in the case of the special servicer, any Asset Status Report (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the master servicer or the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the master servicer or the special servicer. In the event the master servicer or the special servicer, as applicable receives no response from the Directing Holder within 10 days following its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the Directing Holder on the specific matter; provided, however, that the failure of the Directing Holder to respond will not relieve the master servicer or the special servicer, as applicable, from using reasonable efforts to consult with the Directing Holder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Mortgage Loan (that is not also an Excluded Loan), if any, the Directing Holder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Mortgage Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Mortgage Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the master servicer or the special servicer will also be required to consult with the operating advisor in connection with any Major Decision that it is processing as to which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the special servicer, as applicable, receives no response from the operating advisor within 10 days following the later of (i) its written request for input on any required consultation (which request is required to include the related Major Decision Reporting Package) and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the master servicer or the special servicer, as applicable, from using reasonable efforts to consult with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan related to the Directing Holder (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the master servicer, the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Holder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder under the PSA. The master servicer or the special servicer, as applicable, will nonetheless be required to consult with only the operating advisor in connection with Major Decisions it is processing, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur (a) with respect to any Mortgage Loan or Serviced Whole Loan when (i) the Class F-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class F-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that prior to the related Servicing Shift Securitization Date, no Control Termination Event may occur with respect to the Loan-Specific Directing Holder related to any Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan; provided, further, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; and (b) with respect to the Westside NYC Multifamily Portfolio Whole Loan, when a Westside NYC Multifamily Portfolio Control Appraisal Period has occurred and is continuing and when the events in clause (a) above are occurring. With respect to Excluded Loans related to the Directing Holder, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event” will occur (a) (other than with respect to the Westside NYC Multifamily Portfolio Whole Loan) when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class F-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that prior to the related Servicing Shift Securitization Date, no Consultation Termination Event may occur with respect to the Loan-Specific Directing Holder related to any Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan; provided, further, that no Consultation Termination Event resulting solely from the operation of clause (ii)

will be deemed to have existed or be in continuance with respect to a successor holder of Class F-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; and (b) with respect to the Westside NYC Multifamily Portfolio Whole Loan, when a Westside NYC Multifamily Portfolio Control Appraisal Period has occurred and is continuing and when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance (without regard to the application of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial Certificate Balance of that class. With respect to Excluded Loans related to the Directing Holder, a Consultation Termination Event will be deemed to exist.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class F-RR certificates and the Class F-RR certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Holder and (b) to exercise any of the Directing Holder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of the Class F-RR certificates, the successor Class F-RR Certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class F-RR certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Holder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class F-RR certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class F-RR certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of Class F-RR certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

“Loan-Specific Directing Holder” means, with respect to any Servicing Shift Whole Loan, the “controlling holder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the “directing holder” with respect to any Servicing Shift Whole Loan will be the holder of the related Controlling Companion Loan. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Holder under the PSA with respect to the related Servicing Shift Whole Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Holder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Holder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Serviced Companion Loan), as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response (or without waiting to consult with the Directing Holder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable provides the Directing Holder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Holder or (ii) may follow any advice or consultation provided by the Directing Holder or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of Holders of Companion Loans

With respect to each Non-Serviced Whole Loan and any Servicing Shift Whole Loan, the Directing Holder will not be entitled to exercise the rights described above, but such rights, or rights similar to those rights, will be exercisable by the Directing Holder under the related Non-Serviced PSA (in the case of a Non-Serviced Whole Loan) or the Loan-Specific Directing Holder (in the case of any Servicing Shift Mortgage Loan), as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and any Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the Non-Serviced Whole Loans or any Servicing Shift Whole Loan, as applicable and, so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or any Servicing Shift Whole Loan, as applicable, that has become a defaulted loan under the related Non-Serviced PSA and under certain circumstances described under “—Sale of Defaulted Loans and REO Properties”. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

With respect to a Serviced AB Whole Loan, prior to the occurrence of a Westside NYC Multifamily Portfolio Control Appraisal Period, with respect to the related Serviced Subordinate Companion Loan, the Trust Directing Holder will not be entitled to exercise the above described rights, and those rights will be held by such Serviced Subordinate Companion Loan holder in accordance with the PSA and the related Intercreditor Agreement. However, during a Westside NYC Multifamily Portfolio Control Appraisal Period, with respect to the related Serviced AB Whole Loan, the Trust Directing Holder will have the same rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Holder:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the holders of the Controlling Class (or, in the case of a Whole Loan, in the interests of one or more Companion Loan Holders);

(c)       does not have any liability or duties to the holders of any class of certificates other than the Controlling Class (or, in the case of a Whole Loan, one or more Companion Loan Holders);

(d)       may take actions that favor the interests of the holders of the Controlling Class (or, in the case of a Whole Loan, in the interests of one or more Companion Loan Holders) over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal of the Directing Holder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Holder, which does not violate the terms of any Mortgage Loan, any law or the accepted servicing practices or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan, any Servicing Shift Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA or Servicing Shift PSA, as applicable) or any related REO Properties. However, Park Bridge Lender Services LLC is also the operating advisor under the MSC 2018-H3 PSA and the Aventura Mall Trust 2018-AVM TSA and, in each such capacity, will have certain obligations and consultation rights with respect to the related Non-Serviced Special Servicer pursuant to the MSC 2018-H3 PSA and the Aventura Mall Trust 2018-AVM TSA that are similar to those of the operating advisor under the PSA. See “—Servicing of the Non-Serviced Mortgage Loans” below.

In addition and for the avoidance of doubt, although the operating advisor may have certain consultation duties with the master servicer with respect to certain Major Decisions processed by the master servicer (as later described), the operating advisor will have no obligations or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any Operating Advisor Annual Report.

The special servicer is required to notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Holder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the special servicer and the operating advisor.

Duties of Operating Advisor at All Times

With respect to each Serviced Mortgage Loan and any related Serviced Companion Loan, the operating advisor’s obligations will generally consist of the following:

(a)       reviewing (i) the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA and (ii) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the actions of the special servicer with respect to Major Decisions relating to a Mortgage Loan when it is not a Specially Serviced Loan;

(b)       reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website, and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)       promptly recalculating and reviewing for accuracy and consistency with the PSA of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with (i) any Appraisal Reduction Amount or (ii) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)       preparing an annual report (if, at any time during the prior calendar year, (i) a Serviced Mortgage Loan (other than a Servicing Shift Mortgage Loan) and any related Serviced Companion Loan was a Specially Serviced Loan or (ii) an Operating Advisor Consultation Event occurred) generally in the form attached to this prospectus as Annex C to be provided to the trustee, the master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report” below.

In connection with the performance of the duties described in clause (c) above:

(1)       after the calculation has been finalized (and if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the master servicer or special servicer, as applicable, will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information);

(2)       if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the master servicer or the special servicer, as applicable, will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(3)       if the operating advisor and the master servicer or special servicer, as applicable, are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the master servicer or the special servicer, as applicable, and the operating advisor and determine which calculation is to apply.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of any related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan Holders constituted a single lender, taking into account the pari passu nature of any related Pari Passu Companion Loan and the subordinate nature of any related Subordinate Companion Loan), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), and without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Holder, any Certificateholder or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package, the operating advisor will (if, at any time during the prior calendar year, (i) any Serviced Mortgage Loan was a Specially Serviced Loan or (ii) the operating advisor was entitled to consult with the special servicer with respect to any Major Decision) prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the depositor, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and during the continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans and Serviced Companion Loans) during the prior calendar year on an “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan); provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

Only as used in connection with the Operating Advisor Annual Report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans and Serviced Companion Loans) under the PSA taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance Report, Attestation Report, Major Decision Reporting Package (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information, in each case delivered to the operating advisor by the special servicer (other than any communications between the Directing Holder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any Operating Advisor Annual Report at least 5 business days prior to such Operating Advisor Annual Report’s delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such Operating Advisor Annual Report that are provided by the special servicer.

Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in “—Other Obligations of Operating Advisor” below regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations and the operating advisor will not be subject to liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided. If the operating advisor is prohibited or materially limited from obtaining Privileged Information and such prohibition or limitation prevents the operating advisor from performing its duties under the PSA, the operating advisor will not be subject to any liability arising from its lack of access to such Privileged Information.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

While an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (in person or remotely via electronic, telephonic or other mutually agreeable communication) in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”; and

●	to consult (on a non-binding basis) with the master servicer or the special servicer, as applicable to the extent it has received a Major Decision Reporting Package (in person or remotely via electronic, telephonic or other mutually agreeable communication) in accordance with the Operating Advisor Standard with respect to any Major Decisions processed by the master servicer or the special servicer, as applicable, as described under “—The Directing Holder—Major Decisions”.

An “Operating Advisor Consultation Event” will occur the earlier of when (i) the aggregate Certificate Balances of the HRR Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial aggregate Certificate Balances of the HRR Certificates and (ii) a Control Termination Event has occurred and is continuing (or a Control Termination Event would occur and be continuing if not for the last proviso in the definition of Control Termination Event).

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)        that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or a material factor in such rating action;

(ii)        that can and will make the representations and warranties of the operating advisor set forth in the PSA, including to the effect that it possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to the PSA over the life of the issuing entity;

(iii)       that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a sponsor, any Borrower Party, the Retaining Third-Party Purchaser, the Directing Holder, or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)       that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)        that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)       that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any “Privileged Information” received from the special servicer or Directing Holder in connection with the Directing Holder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Holder and the special servicer related to any Specially Serviced Loan (other than any applicable Excluded Loan) or the exercise of the Directing Holder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the special servicer, (iii) information subject to attorney-client privilege and that is labeled or otherwise identified as Privileged Information or attorney-client privileged and (iv) any Asset Status Report or Final Asset Status Report.

The operating advisor is required to keep all Privileged Information confidential and may not, without the prior written consent of the special servicer and the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan and for so long as no Consultation Termination Event is continuing) disclose such Privileged Information to any person (including Certificateholders other than the Directing Holder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan) other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrower involved in this securitization, the knowledge of the employees performing operating advisor functions for such other securitizations are not imputed to employees of the operating advisor involved in this securitization.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; provided, however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)       any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the operating advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)       the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)       the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, either (i) the trustee may or (ii) upon the written direction of Certificateholders representing at least 25% of the Voting Rights of each class of certificates, the trustee will be required to, promptly terminate all of the rights and obligations of the operating advisor under the PSA (other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination)), by written notice to the operating advisor and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the certificate administrator is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Holder (only for so long as no Consultation Termination Event has occurred and is continuing), any Companion Loan Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 66-2/3% of the Voting Rights affected by any Operating Advisor Termination Event will be permitted to waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the operating advisor with a proposed successor operating advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide written notice of such request to all Certificateholders and the operating advisor by posting such notice on its internet website and by mailing such notice to all Certificateholders and the operating advisor.

Upon the written direction of holders of more than 50% of the Voting Rights of the certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the certificates exercise their right to vote), the trustee will be required to terminate all of the rights and obligations of the operating advisor under the PSA by written notice to the operating advisor (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination).

The certificate administrator will be required to include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of certificates may access such notices on the certificate administrator’s website and each Certificateholder and beneficial owner of certificates may register to receive email notifications when such notices are posted on the website. The certificate administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, master servicer, special servicer, trustee, certificate administrator, the asset representations reviewer and the Directing Holder, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason, it will remain entitled to any accrued and unpaid fees and reimbursement of operating advisor expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® Delinquent Loan Status Report or the CREFC® Loan Periodic Update File delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer, the master servicer, the special servicer, the Trust Directing Holder and all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) or (3), deliver such information in a written notice (which may be via email) within two (2) business days to the master servicer, the special servicer, the operating advisor, the asset representations reviewer and the Trust Directing Holder.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 83 prior pools of commercial mortgage loans for which GACC (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006 (excluding 12 of such 83 pools with an outstanding aggregate pool balance that is equal to or less than 20% of the initial pool balance), the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between July 1, 2013 and June 30, 2018 was approximately 17.740%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was approximately 6.773%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was approximately 11.111% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was approximately 1.832%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three largest Mortgage Loans in the Mortgage Pool represent approximately 21.3% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least sixty days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Trust Directing Holder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has timely received any Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for non-Specially Serviced Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide the following materials to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)         a copy of an assignment of the Mortgage in favor of the related trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)        a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the related trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)       a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)       a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)        a copy of an assignment in favor of the related trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)       a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)       any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that are necessary in connection with the asset representations reviewer’s completion of any Asset Review and that are requested (in writing in accordance with the PSA) by the asset representations reviewer, in the time frames and as otherwise described below.

If, as part of an Asset Review of such Mortgage Loan, the asset representations reviewer determines that it is missing any documents that are required to be part of the Review Materials for such Mortgage Loan or which were entered into or delivered in connection with the origination of such Mortgage Loan that, in either case, are necessary to review and assess one or more documents comprising the Diligence File in connection with its completion of any Test, then the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials identified in clauses (i) through (v) above, notify (in writing in accordance with the PSA) the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and provide a written request (in accordance with the PSA) that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in each case in accordance with the Asset Review Standard to be relevant to the Asset Review, as described below (such information, “Unsolicited Information”).

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, is required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials, and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

If the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) within 10 days upon request as described above, then the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller no later than 60 days after the date on which access to the Diligence Files in the secure data room is made available to the asset representations reviewer by the certificate administrator. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support a conclusion that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within the later of (x) 60 days after the date on which access to the Diligence Files in the secure data room is made available to the asset representations reviewer by the certificate administrator or (y) 10 days after the expiration of the Cure/Contest Period, to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the applicable mortgage loan seller for each Delinquent Loan and the Trust Directing Holder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, certificate administrator, master servicer and special servicer. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the applicable mortgage loan seller (or, Starwood Mortgage Capital LLC, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC), which, in each such case, will be the responsibility of the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans). See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the applicable mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received by the certificate administrator, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to at all times be an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Trust Directing Holder of such disqualification and immediately resign, and the trustee will be required to use commercially reasonable efforts to appoint a successor asset representations reviewer. If the trustee is unable to find a successor asset representations reviewer within 30 days of the termination of the asset representations reviewer, the depositor will be permitted to find a replacement.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, Fitch, DBRS, Inc., KBRA, Morningstar Credit Ratings, LLC or S&P and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, Fitch, DBRS, Inc., KBRA, Morningstar Credit Ratings, LLC or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, the Retaining Third-Party Purchaser, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Trust Directing Holder or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA or the Trust Directing Holder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception. In addition, the asset representations reviewer will be required to keep all documents and information received by the asset representations reviewer in connection with an Asset Review that are provided by the applicable mortgage loan seller, the master servicer and the special servicer confidential and will not be permitted to disclose such documents or information except (i) for purposes of complying with its duties and obligations under the PSA, (ii) if such documents or information become generally available and known to the public other than as a result of a disclosure directly or indirectly by the asset representations reviewer, (iii) if it is reasonable and necessary for the asset representations reviewer to disclose such documents or information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (iv) if such documents or information was already known to the asset representations reviewer and not otherwise subject to a confidentiality obligation and/or (v) if the asset representations reviewer is required by law, rule, regulation, order, judgment or decree to disclose such document or information.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker-dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not be a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer hereunder.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)       any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights; provided that if such failure is capable of being cured and the asset representations reviewer is diligently pursuing such cure, such 30 day period will be extended by an additional 30 days;

(ii)      any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)     any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)       the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property;

(vi)      the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of a Certificateholder Quorum elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor is required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Trust Directing Holder so long as, among other things, the Trust Directing Holder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and a comparable confirmation from each NRSRO that has been engaged to rate any securities backed, in whole or in part, by a Serviced Pari Passu Companion Loan and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees of any such termination incurred by the Trust Directing Holder will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and expenses and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency and a comparable confirmation from each NRSRO that has been engaged to rate any securities backed, in whole or in part, by a Serviced Pari Passu Companion Loan (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to promptly post notice of such request on the certificate administrator’s website and concurrently provide written notice of such request by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of (i) holders of Principal Balance Certificates evidencing at least 66 2/3% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders; provided such successor special servicer is a Qualified Replacement Special Servicer, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

Notwithstanding anything to the contrary described in this section, prior to the related Servicing Shift Securitization Date, no one except for the Trust Directing Holder will be permitted to replace the special servicer with respect to any Servicing Shift Whole Loan.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the certificates, except in the case of the termination of the asset representations reviewer) of all Principal Balance Certificates on an aggregate basis.

“Non-Reduced Certificates” means any class of Principal Balance Certificates then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates and (z) any Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is included on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer and (viii) is not a special servicer that has been cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it is a Borrower Party with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan (any such Serviced Mortgage Loan and any related Serviced Companion Loan, an “Excluded Special Servicer Mortgage Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Mortgage Loan.

In the event the special servicer is required to resign as special servicer with respect to any Excluded Special Servicer Mortgage Loan because it obtains knowledge that it is a Borrower Party prior to the occurrence and continuance of a Consultation Termination Event, then (i) if the Excluded Special Servicer Mortgage Loan is not also an Excluded Loan, then the Trust Directing Holder will be entitled to appoint (and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the Excluded Special Servicer Mortgage Loan, (ii) if the Excluded Special Servicer Mortgage Loan is also an Excluded Loan, then the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Excluded Special Servicer for the Excluded Special Servicer Mortgage Loan, and (iii) if there is no Controlling Class Certificateholder that is not an Excluded Controlling Class Holder, then the resigning special servicer will be required to use reasonable efforts to appoint the Excluded Special Servicer for the Excluded Special Servicer Mortgage Loan. In the event the special servicer is required to resign as special servicer with respect to any Excluded Special Servicer Mortgage Loan because it obtains knowledge that it is a Borrower Party and either (i) a Consultation Termination Event has occurred and is continuing or (ii) there is no Controlling Class Certificateholder that is not an Excluded Controlling Class Holder, then the resigning special servicer will be required to use reasonable efforts to appoint the Excluded Special Servicer for the Excluded Special Servicer Mortgage Loan. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

If at any time a special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan will no longer be an Excluded Special Servicer Mortgage Loan, (3) such special servicer will become the special servicer again for the such related Mortgage Loan and (4) such special servicer will be entitled all special servicing compensation with respect to such Mortgage Loan earned during such time on and after such Mortgage Loan is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect all Mortgage Loans and Serviced Whole Loan which are not Excluded Special Servicer Mortgage Loans).

No appointment of a special servicer will be effective until the depositor has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

Notwithstanding the foregoing, the Certificateholders’ direction to replace a special servicer will not apply to a Serviced AB Whole Loan unless a Westside NYC Multifamily Portfolio Control Appraisal Period has occurred and is continuing with respect to such Serviced AB Whole Loan under the related Intercreditor Agreement. The related Serviced Subordinate Companion Loan holder will have the right, prior to the occurrence and continuance of a Westside NYC Multifamily Portfolio Control Appraisal Period to replace the special servicer solely with respect to such Serviced AB Whole Loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to each Non-Serviced Whole Loan, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the Trust Directing Holder appointed under the related Non-Serviced PSA (and not by the Trust Directing Holder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post the related report on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholder of such Qualified Replacement Special Servicer will not preclude the Trust Directing Holder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other).

In the event the holders of such Voting Rights elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by such Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, the Trust Directing Holder may not subsequently reappoint as special servicer such terminated special servicer or any Risk Retention Affiliate of such terminated special servicer.

No appointment of the special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related controlling class representative, directing holder or analogous party appointed under the related Non-Serviced PSA (and not by the Trust Directing Holder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)       with respect to the master servicer only, any failure by the master servicer (i) to make a required deposit to the Collection Account or to the separate custodial account for any Serviced Whole Loan on the day such deposit was first required to be made, which failure is not remedied within two business days, (ii) to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the master servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the master servicer does not timely make such remittances to the certificate administrator, the master servicer will be required to pay the certificate administrator for the account of the certificate administrator interest on any amount not timely remitted at the Reimbursement Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or (iii) to remit to any holder of a Serviced Companion Loan, as and when required by the PSA or the related intercreditor agreement, any amount required to be so remitted which failure continues for two business days;

(b)       with respect to the special servicer only, any failure by the special servicer to deposit into the REO Account on the day such deposit is required to be made and such failure continues unremedied for one business day, or to remit to the master servicer for deposit in the Collection Account (or, in the case of a Serviced Whole Loan, the related custodial account) any such remittance required to be made, under the PSA; provided, however, that the failure of the special servicer to remit such remittance to the master servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the special servicer has compensated the master servicer for any loss of income (at the Reimbursement Rate) on such amount suffered by the master servicer due to and caused by the late remittance of the special servicer and reimbursed the issuing entity for any resulting advance interest due to the master servicer;

(c)       any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or 15 days in the case of the master servicer’s failure to make a Servicing Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the master servicer or the special servicer, as the case may be, pursuant to the PSA or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, by the certificateholders of any class issued by the issuing entity, evidencing percentage interest aggregating not less than 25% of such class or by such holder of a Serviced Companion Loan, if affected; provided, if that failure is capable of being cured and the master servicer or the special servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d)       any breach on the part of the master servicer or the special servicer of any representation or warranty in the PSA which materially and adversely affects the interests of any certificateholders of any class of certificates issued by the issuing entity or holder of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer, the special servicer, the depositor and the trustee by the holders of certificates of any class issued by the issuing entity, evidencing percentage interests aggregating not less than 25% of such class or by such holder of a Serviced Companion Loan, if affected; provided, if that breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, as applicable, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)        the master servicer or the special servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within sixty (60) days;

(g)       the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting;

(h)       KBRA (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates issued by the issuing entity, or (ii) has placed one or more classes of certificates issued by the issuing entity on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clauses (i) or (ii), such action has not been withdrawn by KBRA within 60 days of such event) and, in the case of either of clauses (i) or (ii), publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such action; or

(i)        so long as the issuing entity is subject to Exchange Act reporting requirements, any failure by the master servicer or special servicer, as applicable, to deliver to the trustee and the certificate administrator (i) an annual certification regarding such servicer’s compliance with the terms of the PSA, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the PSA after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (such entity, the “Sub-Servicing Entity”) retained by the master servicer or special servicer, as applicable (but excluding any Sub-Servicing Entity which the master servicer or special servicer has been directed to retain by a sponsor or mortgage loan seller) is required to deliver (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (i)).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, occurs and is continuing, then the trustee may, and at the written direction of (1) the holders of certificates evidencing at least 25% of the aggregate Voting Rights, (2) in the case of the special servicer, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder, or (3) the Depositor (with respect to clause (i) of the definition of “Servicer Termination Event”), the trustee will be required to terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the PSA) and obligations of the master servicer as master servicer or the special servicer as special servicer, as the case may be, under the PSA. In the case of a Servicer Termination Event pursuant to clause (f), (g) or (h) of the definition thereof, the certificate administrator will be required to notify Certificateholders and Serviced Companion Loan Holders of such Servicer Termination Event and request whether such Certificateholders and, if applicable, the Serviced Companion Loan Holders favor such termination. Notwithstanding the foregoing, upon any termination of the master servicer or the special servicer, as applicable, under the PSA, the master servicer or the special servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the PSA.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the master servicer affects a Serviced Companion Loan or the holder thereof and the master servicer is not otherwise terminated or (b) if a nationally recognized statistical rating organization (“NRSRO”), as that term is defined in Section 3(a)(62) of the Exchange Act, engaged to rate any class of certificates backed, wholly or partially, by any Serviced Companion Loan qualifies, downgrades or withdraws its rating of such class of certificates, publicly citing servicing concerns with the master servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to request that the trustee direct the master servicer to appoint a sub-servicer (or if the related Serviced Whole Loan is currently being sub-serviced, then the trustee may direct the master servicer to replace such sub-servicer with a new sub-servicer but only if such original sub-servicer is in default (beyond any applicable cure periods) under the related sub-servicing agreement) that will be responsible for servicing the related Serviced Whole Loan; provided that the trustee will be required to direct the master servicer to obtain a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities)(at the expense of the requesting party) with respect to the appointment of such sub-servicer.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the special servicer affects a Serviced Companion Loan and the special servicer is not otherwise terminated or (b) if an NRSRO engaged to rate any class of certificates backed, wholly or partially, by any Serviced Companion Loan qualifies, downgrades or withdraws its rating of such class of certificates, publicly citing servicing concerns with the special servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to direct that the trustee terminate the special servicer with respect to the related Serviced Whole Loan only, but no other Mortgage Loan.

On and after the date of termination following a Servicer Termination Event by the master servicer or the special servicer, the trustee will succeed to all authority and power of the master servicer or the special servicer, as applicable, under the PSA (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the master servicer or the special servicer, as applicable, would have been entitled. If the trustee is unwilling or unable so to act, or holders of certificates evidencing (i) in the case of the master servicer, at least 25% of the aggregate Voting Rights, or (ii) in the case of the special servicer, at least 25% of the aggregate Voting Rights (or, for so long as no

Control Termination Event has occurred and is continuing, the Directing Holder) so request, or, with respect to a Serviced Whole Loan, if an affected Serviced Companion Loan noteholder so requests, or if the trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the issuing entity, the trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Directing Holder (which approval may not be unreasonably withheld in the case of the appointment of a successor master servicer) to act as successor to the master servicer or the special servicer, as applicable, under the PSA; provided that the trustee must obtain a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities). Pending such appointment, the trustee is obligated to act in such capacity unless the trustee is prohibited by law from so acting. The trustee and any such successor may agree upon the servicing compensation to be paid; provided that no such compensation may be in excess of that permitted to the terminated master servicer or special servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated master servicer or special servicer, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated master servicer or special servicer will be treated as Realized Losses. All reasonable costs and expenses of the trustee (including the cost of obtaining a Rating Agency Confirmation and any applicable indemnity) or the successor master servicer or successor special servicer incurred in connection with transferring the mortgage files to the successor master servicer or special servicer and amending the PSA to reflect such succession are required to be paid by the predecessor master servicer or the special servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor master servicer or special servicer (as the case may be) has not reimbursed the trustee or the successor master servicer or special servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the issuing entity; provided that the terminated master servicer or special servicer will not thereby be relieved of its liability for such expenses.

No Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA, the certificates or the Mortgage Loans, unless, with respect to the PSA, such holder previously has given to the trustee a written notice of a default under the PSA, and of the continuance thereof, and unless the holders of certificates of any class affected thereby evidencing percentage interests of at least 25% of such class, as applicable, have made written request of the trustee to institute such proceeding in its capacity as trustee under the PSA and have offered to the trustee such security or indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, failed or refused to institute such proceeding.

Neither the trustee nor the certificate administrator will have any obligation to make any investigation of matters arising under the PSA or to institute, conduct or defend any litigation under the PSA or in relation to it at the request, order or direction of any of the holders of certificates, unless holders of certificates entitled to greater than 25% of the percentage interest of each affected class direct the trustee to do so and such holders of certificates have offered to the trustee or the certificate administrator, as applicable security or indemnity reasonably satisfactory to the trustee or the certificate administrator, as applicable against the costs, expenses and liabilities which may be incurred in connection with such action.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events described in clause (f) under “—Servicer Termination Events” above, the master servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor master servicer in connection with whose appointment a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities) has been provided, in accordance with the terms set forth in the PSA, including that any successor master servicer fulfill the ratings requirements for successor master servicer set forth in the PSA.

In addition, the depositor may direct the trustee to terminate the master servicer upon 5 business days’ written notice if the master servicer fails to comply with certain of its reporting obligations under the PSA (subject to any applicable grace period).

Waiver of Servicer Termination Event

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the certificates and each Serviced Companion Loan noteholder adversely affected by such Servicer Termination Event, except (a) a Servicer Termination Event under clause (i) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and each affected depositor under a Non-Serviced PSA and (b) a default in making any required deposits to or payments from the Collection Account, any Serviced Whole Loan Custodial Account or the Lower-Tier REMIC Distribution Account or in remitting payments as received, in each case in accordance with the PSA.

Resignation of the Master Servicer and Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Holder, which approval in each case will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rule, any Retaining Third-Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the master servicer, the trustee, the certificate administrator, the operating advisor or the asset representations reviewer. As long as the prohibition exists, upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Retaining Third-Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the master servicer, certificate administrator or the trustee receiving written notice by any other party to the PSA, the Retaining Third-Party Purchaser, the sponsor or any underwriter or initial purchaser that the master servicer, certificate administrator or the trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the operating advisor or the asset representations reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of the Retaining Third-Party Purchaser or any other party to the PSA (in such case, an “Impermissible Operating Advisor Affiliate” and “Impermissible Asset Representations Reviewer Affiliate”, respectively; and either of an Impermissible TPP Affiliate, an Impermissible Operating Advisor Affiliate and an Impermissible Asset Representations Reviewer Affiliate being an “Impermissible Risk Retention Affiliate”), such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsor and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA; provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of Retaining Third-Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, or any third party beneficiary, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under the related Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them and each Non-Serviced Securitization Trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property under the related Non-Serviced PSA or the PSA

(as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other Mortgage Loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor or operating advisor will be under any obligation to appear in, prosecute or defend any legal action that (i) is not incidental to its respective responsibilities under the PSA or (ii) in its opinion, may expose it to any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor and the operating advisor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the subordinate or pari passu nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward it to each other party to the PSA and the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include (but are not limited to) obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as the master servicer or the special servicer, as applicable, would require were it, in its individual capacity, the owner of the affected Mortgage Loan.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the special servicer will be required to determine whether at that time, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the special servicer determines that a Material Defect exists, the special servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor or, to the extent nonrecoverable, trust fund expenses. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the special servicer, the Trust Directing Holder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Trust Directing Holder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-Specially Serviced Loan, the master servicer (provided that the consent of the special servicer will be required with respect to any Qualified Substitute Mortgage Loan), and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward to each other party to the PSA and the related mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”). The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

Resolution of a Repurchase Request

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request as described in “—Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder” or “—Repurchase Request Delivered by a Party to the PSA” above, a “Resolution Failure” will be deemed to have occurred. Receipt of the Repurchase

Request will be deemed to occur two business days after the Repurchase Request is sent to the related mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Within 2 business days after a Resolution Failure occurs with respect to a PSA Party Repurchase Request made by any party other than the special servicer or a Certificateholder Repurchase Request made by any Certificateholder other than the Trust Directing Holder or a Controlling Class Certificateholder, in each case, related to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such Repurchase Request, along with the servicing file and all information, documents (but excluding the original documents constituting the mortgage file) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to enable it to assume its duties under the PSA to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). If the master servicer is the Enforcing Servicer, the master servicer may (but will not be obligated to) consult with the special servicer and (for so long as no Consultation Termination Event has occurred) the Trust Directing Holder regarding any Proposed Course of Action. Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action proposed by the majority of Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party obligated and entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Trust Directing Holder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer (in consultation with the Trust Directing Holder for so long as no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

If (i) a Repurchase Request is made with respect to any Mortgage Loan based on any particular alleged Material Defect, (ii) a Resolution Failure is deemed to occur with respect to such Repurchase Request, and (iii) if either (A) a mediation or arbitration is undertaken with respect to such Repurchase Request or (B) the Certificateholders and Certificate Owners cease to have a right to refer such Repurchase Request to mediation or arbitration, in either case in accordance with the foregoing discussion under this heading “—Resolution of a Repurchase Request,” then no Certificateholder or Certificate Owner may make any subsequent Repurchase Request with respect to such Mortgage Loan based on the same alleged Material Defect unless there is a material change in the facts and circumstances known to such party.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation including, if applicable, between the Enforcing Party and the Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

For the avoidance of doubt, any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Trust Directing Holder, provided that a Consultation Termination Event has not occurred and is continuing, and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the trustee or the Enforcing Servicer, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the master servicer or the special servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of the Trust Directing Holder (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed in lieu, or bankruptcy or other litigation).

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA (other than the Aventura Mall Trust 2018-AVM TSA, which is described below) will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the CD 2018-CD7 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA;

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicers or special servicers under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicers and special servicers for this transaction.

●	The Non-Serviced Directing Holder under the related Non-Serviced PSA will have rights substantially similar to the Directing Holder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Holder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Holder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Holder is permitted to replace the special servicers under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicers and special servicers, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Holder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Major Decisions under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicers under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the CD 2018-CD7 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced

Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the Aventura Mall Mortgage Loan

The Aventura Mall Mortgage Loan is expected to be serviced pursuant to the Aventura Mall Trust 2018-AVM TSA. The servicing terms of the Aventura Mall Trust 2018-AVM TSA are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The Aventura Mall Master Servicer earns a servicing fee with respect to the Aventura Mall Mortgage Loan that is to be calculated at 0.00125% per annum.

●	Upon the Aventura Mall Whole Loan becoming a specially serviced loan under the JPMCC 2018-AVM TSA, the Aventura Mall Special Servicer will earn a special servicing fee payable monthly with respect to the Aventura Mall Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as the Aventura Mall Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap.

●	The Aventura Mall Special Servicer will be entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Aventura Mall Whole Loan. The workout fee is not subject to any cap or minimum fee.

●	The Aventura Mall Special Servicer will be entitled to a liquidation fee equal to 0.50% of net liquidation proceeds received in connection with the liquidation of the Aventura Mall Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.

●	The Aventura Mall Trust 2018-AVM TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to Aventura Mall Trust 2018-AVM TSA.

●	The Aventura Mall Trust 2018-AVM TSA does not require the Aventura Mall Master Servicer to make the equivalent of compensating interest payments in respect of the Aventura Mall Whole Loan.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Aventura Mall Whole Loan” in this prospectus.

Servicing of the Servicing Shift Mortgage Loans

The servicing of the Riverwalk Whole Loan, the Servicing Shift Whole Loan, is expected to be governed by the PSA only temporarily, until the applicable Servicing Shift Securitization Date. From and after the related Servicing Shift Securitization Date, each Servicing Shift Whole Loan will be serviced by the master servicer and special servicer under the related Servicing Shift PSA pursuant to the terms of the related Servicing Shift PSA. Although the related Intercreditor Agreement imposes some requirements regarding the terms of the related Servicing Shift PSA (and it is expected that such Servicing Shift PSA will contain servicing provisions similar to, but not identical with, the provisions of the PSA), the securitization to which the related Controlling Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of such Servicing Shift PSA are unknown. See “Risk Factors—The Servicing of Servicing Shift Whole Loan Will Shift to Other Servicers” and “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may also be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency, (ii) the replacement master servicer or special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency or (iii) KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean each of S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA, and thereafter may be delivered by the applicable party to the

Rating Agencies in accordance with the delivery instructions set forth in the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency. With respect to any matter affecting any Serviced Pari Passu Companion Loan, any Rating Agency Confirmation will also refer to a comparable confirmation from the nationally recognized statistical rating organizations then rating the securities representing an interest in such Serviced Pari Passu Companion Loan and such rating organizations’ respective ratings of such securities.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (only if an advance was made by the trustee in the applicable calendar year) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (only if an advance was made by the trustee in the applicable calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other of such certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, which priority or preference is not otherwise provided for in the PSA, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Certificates (other than the Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity, as described below or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, or the master servicer, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

Any holder of certificates owning a majority of the percentage interest of the then Controlling Class, and, if such holder does not exercise its option, the special servicer and, if the special servicer does not exercise its option, the master servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the issuing entity, and thereby effect termination of the issuing entity and early retirement of the then-outstanding certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date. Any such party may be an affiliate of the sponsor, depositor, issuing entity or other related party at the time it exercises such right. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan included in the issuing entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the issuing entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and other servicing compensation, Certificate Administrator/Trustee Fees, CREFC® Intellectual Property Royalty License Fees, Operating Advisor Fees, and unpaid expenses of and indemnity amounts owed by the issuing entity. The issuing entity may also be terminated in connection with an exchange by the Sole Certificateholder of all the then-outstanding certificates (excluding the Class R certificates) (provided that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D certificates are no longer outstanding) if the Sole Certificateholder compensates the certificate administrator for the amount of investment income the certificate administrator would have earned if the outstanding Certificate Balance of the then-outstanding certificates (other than the Class X Certificates and Class R certificates) were on deposit with the certificate administrator as of the first day of the current calendar month and the Sole Certificateholder pays to the master servicer an amount equal to (i) the product of (a) the prime rate, (b) the aggregate Certificate Balance of the then-outstanding certificates (other than the Class X Certificates and Class R certificates) as of the date of the exchange and (c) three, divided by (ii) 360, for the Mortgage Loans and any REO Properties remaining in the issuing entity; provided, further, that if the Sole Certificateholder has taken only an assignment of the Voting Rights of the Class X Certificates, the holders of the Class X Certificates will be entitled to receive a cash payment in consideration for an exchange of their certificates. Following such termination, no further amount will be payable on the certificates, regardless of whether any recoveries are received on the REO Properties. Notice of any such termination is required to be given promptly by the certificate administrator by mail to the Certificateholders with a copy to the master servicer, the special servicer, the operating advisor, the mortgage loan sellers, the trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Notice to the Certificateholders will be given at their addresses shown in the certificate registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date. With respect to any book-entry certificates, such notice will be mailed to DTC and beneficial owners of certificates will be notified to the extent provided in the procedures of DTC and its participants.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA or in order to address any manifest error in any provision of the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in this prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, either Trust REMIC that would be a claim against the issuing entity, or either Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, cause the issuing entity, either Trust REMIC or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a person that is a “disqualified organization” or a Non-U.S. Person;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel, or any holder of a Serviced Pari Passu Companion Loan not consenting to such amendment or supplement, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of either Trust REMIC as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)    to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)   to modify, eliminate or add to any provisions of the PSA to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel, or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an opinion of counsel.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate percentage interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or a Serviced Whole Loan that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by any Intercreditor Agreement without the consent of the holder(s) of the related Non-Serviced Companion Loan(s).

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to: (i) be a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) be authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, (iii) have a combined capital and surplus of at least $100,000,000, (iv) be subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee has assumed the duties of the master servicer or the special servicer, as the case may be), (v) be an entity that is not on the depositor’s “prohibited party” list, (vi) be an institution insured by the Federal Deposit Insurance Corporation, and (vii) have a rating on its long-term senior unsecured debt of at least “BBB+” by S&P and “A” by Fitch; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it has a rating on its long-term unsecured debt of at least “A-” by Fitch, (b) it has a rating on its short-term debt obligations of at least “A-2” by S&P and “F1” by Fitch, and (c) the master servicer has a rating on its long-term senior unsecured debt of at least “A+” by Fitch, or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator also will be permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator which, prior to the occurrence and continuance of a Control Termination Event, is acceptable to the Directing Holder. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of five (5) days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may, with cause (at any time) or without cause (at any time with 30 days’ prior written notice), remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

Florida. Loans involving real property in Florida are secured by mortgages which must be recorded in the county in which the property is located. There is no power of sale in Florida. A mortgage must be foreclosed in a judicial proceeding. The mortgagee must file an action for foreclosure and must obtain a final judgment of foreclosure against the borrower. After the lender secures a final judgment of foreclosure against the borrower, such judgment will provide that the property be sold at a public auction at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled sale. Fla Statute 45.031 describes the judicial sales procedure in Florida. It requires that the foreclosure sale be held no earlier than 21 (but not more than 35) days after the judgment is entered. However, given the backlog of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two consecutive weeks in the county in which the property is located and stating when/where the sale is to be held. The lender has a “judgment credit” in the amount of the foreclosure judgment, which the lender may bid at the sale. Everyone else must bid cash. The clerk of the court issues the certificate of sale to the highest bidder on the day of the sale. There generally is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale, with the exception of certain federal agencies such as the Small Business Administration. If no objections to the sale are filed within ten days after filing the certificate of sale, the clerk issues the certificate of title to the property. Deficiency judgments are permitted under Florida law to the extent not prohibited by the applicable loan documents. Deficiency judgments can be obtained either as part of the same foreclosure action or as a separate proceeding. If the lender is the purchaser of the property, the deficiency is generally the difference between the value of the property as of the date of the foreclosure sale and the amount of the foreclosure judgment. Florida law permits the lender to enforce an assignment of rents in the loan documents in the foreclosure action and a lender may have a receiver appointed during the pendency of the foreclosure action. The appointment of a receiver is an equitable remedy and is granted or denied in the discretion of the court.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Michigan. A mortgage (with an assignment of rents), recorded in the office of the county Register of Deeds, is the standard real property security instrument in Michigan. Sometimes a separate assignment of leases and rents is also used. Under the Michigan Uniform Commercial Code a mortgage containing the appropriate language can be used for a fixture filing, but often a separate fixture filing financing statement is recorded as well. Mortgages often contain express future advance clauses to insure the priority of later advances, as well as a clause that provides for the use of a receiver in the event of “waste” as a result of failure to pay property taxes or insurance premiums. A Michigan mortgagee cannot expect to be able to exercise self-help and enter the property in the event of a default. Typically, the mortgage will obtain the mortgagor’s consent to a receiver in certain circumstances, but actually obtaining a receiver still requires court approval. Mortgages may be enforced by either judicial foreclosure or foreclosure by advertisement (the mortgage should contain a good power of sale clause), carried out as a sheriff’s sale after the requisite publication. The latter is much quicker -- perhaps 45 to 60 days to sale -- but a judicial foreclosure, requiring at least six months before the foreclosure sale, may be desirable in some circumstances. In both cases, there is a statutory redemption period, in most cases six months, following the foreclosure sale, in which the mortgagor and other persons with interests under the mortgagor may redeem the mortgaged property, and this can only be waived by the mortgagor for adequate contemporaneous consideration. An agreement for a deed-in-lieu of foreclosure is generally also enforceable provided there is adequate independent consideration at the time of the deed. A prior waiver of the redemption period set forth in the mortgage is difficult to enforce no matter how elaborately the lender’s counsel constructs the waiver language. Both before foreclosure and during the redemption period the assignment of rents can to be exercised in accordance with the procedural requirements of Michigan’s assignment of rents statute. Both foreclosure remedies allow for deficiencies to be established; however, without judicial authorization, a separate action on the debt cannot be maintained while foreclosure is pending.

Virginia. Foreclosure of the lien of a deed of trust in Virginia typically and most efficiently is accomplished by a non-judicial trustee’s sale under a power of sale provision in the deed of trust. Judicial foreclosure also can be, but seldom is, used. In a non-judicial foreclosure, written notice to the borrower and other lienholders of record and newspaper advertisement of the trustee’s sale, containing certain information, must be given for the time period prescribed in the deed of trust, but subject to statutory minimums. After such notice, the trustee may sell the real estate at public auction. Although rarely used in Virginia, in a judicial foreclosure, after notice to all interested parties, a full hearing and judgment in favor of the lienholder, the court orders a foreclosure sale to be conducted by a court-appointed commissioner in chancery or other officer. In either type of foreclosure sale, upon consummation of the foreclosure, the borrower has no right to redeem the property. A deficiency judgment for a recourse loan may be obtained. Further, under Virginia law, under certain circumstances and for certain time periods, a lienholder may petition the court for the appointment of a receiver to collect, protect and disburse the real property’s rents and revenues, and otherwise to maintain and preserve the real property, pursuant to the court’s instructions. The decision to appoint a receiver is solely within the court’s discretion, regardless of what the deed of trust provides.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the federal bankruptcy code. Although the reasoning and result of Durrett in respect of the federal bankruptcy code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the federal bankruptcy code.

Under the federal bankruptcy code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the federal bankruptcy code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the federal bankruptcy code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the federal bankruptcy code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the federal bankruptcy code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the federal bankruptcy code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the federal bankruptcy code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The federal bankruptcy code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the federal bankruptcy code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the federal bankruptcy code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the federal bankruptcy code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The federal bankruptcy code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the federal bankruptcy code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the federal bankruptcy code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the federal bankruptcy code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The federal bankruptcy code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the federal bankruptcy code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The federal bankruptcy code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the federal bankruptcy code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the federal bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The federal bankruptcy code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the federal bankruptcy code. Under the federal bankruptcy code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the federal bankruptcy code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the federal bankruptcy code or if certain other defenses in the federal bankruptcy code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the federal bankruptcy code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the federal bankruptcy code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the federal bankruptcy code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the federal bankruptcy code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “PATRIOT Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

GACC and its affiliates are playing several roles in this transaction. Deutsche Bank Securities Inc., an underwriter, is an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, GACC, a mortgage loan seller, sponsor, and DBNY, an originator. CCRE and its affiliates are playing several roles in this transaction. Cantor Fitzgerald & Co., an underwriter, is an affiliate of CCRE, a mortgage loan seller and a sponsor. CREFI and its affiliates are playing several roles in this transaction. Citigroup Global Markets Inc., an underwriter, is an affiliate of CREFI, a mortgage loan seller and a sponsor.

DBNY or an affiliate currently holds one or more of each of the Aventura Mall Companion Loans.

Pursuant to certain interim servicing agreements between GACC and/or certain of its affiliates, on the one hand, and KeyBank National Association, on the other hand, KeyBank National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 3 of the Mortgage Loans (3.5%) to be contributed to this securitization by GACC.

Pursuant to certain interim servicing agreements between GACC and/or certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 3 of the Mortgage Loans (14.2%) to be contributed to this securitization by GACC.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the depositor, GACC, a sponsor and a mortgage loan seller and Deutsche Bank Securities Inc., an underwriter), and certain other third party lenders provide warehouse financing to the CCRE through various repurchase facilities. Some or all of the CCRE Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those repurchase facilities. Proceeds received by CCRE in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the warehoused CCRE Mortgage Loans and make payments to the repurchase agreement counterparties. As of July 26, 2018, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to the Westside NYC Multifamily Portfolio Mortgage Loan (5.9%).

CCRE or an affiliate currently holds one or more of each of the Bank of America Center Companion Loans, the 175 Park Avenue Companion Loans and the Riverwalk Companion Loans.

Pursuant to certain interim servicing agreements between CCRE and/or certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 7 of the Mortgage Loans (24.8%) to be contributed to this securitization by CCRE.

Pursuant to a limited subservicing agreement between Berkeley Point Capital LLC and KeyBank, Berkeley Point Capital LLC is expected to be primary servicer of the Riverwalk Mortgage loan (2.8%). In addition, with respect to seven (7) mortgage loans (24.8%), that will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P., Berkeley Point Capital LLC will have the right to assume limited subservicing duties consisting of performing inspections and collecting financial statements.

SMF II is a sponsor and a mortgage loan seller and is an affiliate of SMC, an originator and the guarantor with respect to the repurchase obligations of SMF II. SMF II is also an affiliate of LNR Partners, LLC, the special servicer under the MSC 2018-H3 PSA, pursuant to which the Playa Largo Whole Loan is currently serviced. SMF II or an affiliate currently holds one or more of each of the Zenith Ridge Companion Loans and the Playa Largo Companion Loans.

Pursuant to certain interim servicing agreements between SMF II and/or certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 13 of the Mortgage Loans (24.0%) to be contributed to this securitization by SMF II.

Wells Fargo Bank, National Association acts as interim custodian of the loan documents with respect to the Centennial I & II Mortgage Loan.

Pursuant to certain interim servicing agreements between CREFI and/or certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 8 of the Mortgage Loans (15.0%) to be contributed to this securitization by CREFI.

Wells Fargo Bank, National Association acts as interim custodian of the loan documents with respect to all of the Mortgage Loans to be contributed to this securitization by CREFI.

Citibank, N.A. (an affiliate of CREFI, a sponsor, a mortgage loan seller and an originator, and Citigroup Global Markets Inc., an underwriter), and certain other third party lenders provide warehouse financing to the CCRE and SMF II through various repurchase facilities. Certain of the CCRE Mortgage Loans and SMF II Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those repurchase facilities. Proceeds received by CCRE and SMF II in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the warehoused CCRE Mortgage Loans and SMF II Mortgage Loans and make payments to the repurchase agreement counterparties. As of July 26, 2018, Citibank, N.A. is the repurchase agreement counterparty with respect to three (3) CCRE Mortgage Loans (12.1%) and one (1) SMF II Mortgage Loan (4.6%).

Wells Fargo Bank, National Association, the trustee, certificate administrator and custodian, is also (i) the servicer, certificate administrator and custodian under the Aventura Mall Trust 2018-AVM TSA pursuant to which the Aventura Mall Whole Loan is serviced; and (ii) the certificate administrator and custodian under the MSC 2018-H3 PSA, pursuant to which the Playa Largo Whole Loan is serviced.

It is expected that RREF III-D AIV RR H, LLC or another affiliate of the special servicer will be the initial directing certificateholder. Rialto Capital Advisors, LLC, an expected special servicer for this transaction, is an affiliate of (a) the entity or entities that is expected to purchase the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates and (b) RREF III-D AIV RR H, LLC or its affiliate, which is expected to be appointed as the initial directing certificateholder with respect to each Serviced Mortgage Loan (other than the Westside NYC Multifamily Portfolio Mortgage Loan (for so long as no Westside NYC Multifamily Portfolio Control Appraisal Period is continuing), any Servicing Shift Mortgage Loan and any Excluded Loan) and any related serviced companion loan. Rialto Capital Advisors, LLC is expected to act as special servicer with respect to any Serviced Mortgage Loans (other than any Excluded Loan and the Westside NYC Multifamily Portfolio Mortgage Loan) and any related Companion Loans and it or an affiliate assisted RREF III-D AIV RR H, LLC and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

Park Bridge Lender Services LLC, the operating advisor and the asset representations reviewer, is also (i) the operating advisor under the Aventura Mall Trust 2018-AVM TSA pursuant to which the Aventura Mall Whole Loan is serviced; and (ii) the operating advisor and asset representations reviewer under the MSC 2018-H3 PSA, pursuant to which the Playa Largo Whole Loan is serviced.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Operating Advisor”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which yield maintenance charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay yield maintenance charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Subordinate Companion Loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a yield maintenance charge or prepayment premium in connection with a voluntary prepayment, any such yield maintenance charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments of the Mortgage Loans allocated to the Principal Balance Certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the Principal Balance Certificates than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Principal Balance Certificates) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balance of a class of Principal Balance Certificates indicated in the following table as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates. Realized Losses will be allocated to the respective Classes of the Principal Balance Certificates in reverse distribution priority and as more particularly described in “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class
Class X-A	$562,295,000	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M
Class X-B	$64,570,000	Class B, Class C
Class X-D	$20,444,000	Class D

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Losses and shortfalls on any AB Whole Loan and Prepayment Interest Shortfalls for each Distribution Date with respect to an AB Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan (and correspondingly to the Certificates to the extent not covered by the master servicer’s Compensating Interest Payment for such Distribution Date in the case of any Prepayment Interest Shortfall) and any Pari Passu Companion Loans on a pro rata basis.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or yield maintenance charges, release of property provisions and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the Allocated Loan Amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the

Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 10 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the following table, including by reason of prepayments and principal losses on the Mortgage Loans (or Whole Loans) and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class
Class X-A	$562,295,000	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M
Class X-B	$ 64,570,000	Class B, Class C
Class X-D	$ 20,444,000	Class D

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Regular Certificate (other than the Class X Certificates) refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Regular Certificate (other than the Class X Certificates) will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans (or Whole Loans) may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. As used in each of the following tables, the column headed “0% CPR” assumes that none of the Mortgage Loans (or Whole Loans) is prepaid before its maturity date. The columns headed “25% CPR”, “50% CPR”, “75% CPR” and “100% CPR” assume that no prepayments are made on any Mortgage Loan (or Whole Loan) during such Mortgage Loan’s (or such Whole Loan’s) lockout period, defeasance period, yield maintenance period or prepayment premium lock-out period (in each case, if any), and that prepayments are otherwise made on each of the Mortgage Loans (or Whole Loans) at the indicated CPR percentages. We cannot assure you, however, that prepayments of the Mortgage Loans (or Whole Loans) will conform to any level of CPR, and we make no representation that the Mortgage Loans (or Whole Loans) will prepay at the levels of CPR shown or at any other prepayment rate or that Mortgage Loans (or Whole Loans) that are in a lockout period, defeasance period, yield maintenance period or prepayment premium lock-out period will not prepay as a result of involuntary liquidations upon default or otherwise.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments of principal and/or interest due at maturity on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in September 2018;

●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate;

●	the Mortgage Loan Sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	any principal prepayments on the AB Whole Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPR set forth in the tables below (without regard to any limitations in such Whole Loans on partial voluntary principal prepayment) and allocated to the related Mortgage Loan pursuant to the related Intercreditor Agreement;

●	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

●	the Closing Date occurs on August 24, 2018;

●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amount of the respective classes of Offered Certificates are as described in this prospectus;

●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan (or Whole Loan) in whole or in part;

●	no additional trust fund expenses are incurred;

●	in the case of each of the Kinston Portfolio Mortgage Loan and the Fredericksburg Place Mortgage Loan, such Mortgage Loan amortizes based on the assumed principal payment schedules attached to this prospectus as Annex F and Annex G, respectively;

●	no property releases (or related re-amortizations) occur;

●	the optional termination is not exercised; and

●	there are no modifications or maturity date extensions in respect of the Mortgage Loans.

To the extent that the Mortgage Loans (or Whole Loans) have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans (or Whole Loans) will actually prepay at any constant rate until maturity or that all the Mortgage Loans (and Whole Loans) will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans (or Whole Loans) that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans (or Whole Loans) were to equal any of the specified CPR percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans (or Whole Loans) may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPRs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
August 2019	89%	89%	89%	89%	89%
August 2020	75%	75%	75%	75%	75%
August 2021	54%	54%	54%	54%	54%
August 2022	25%	25%	25%	25%	25%
August 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	2.93	2.93	2.93	2.93	2.93

(1)	The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-1 certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	4.89	4.89	4.88	4.86	4.68

(1)	The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-2 certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	99%	99%	99%	99%	99%
August 2024	79%	79%	79%	79%	79%
August 2025	58%	58%	58%	58%	58%
August 2026	37%	37%	37%	37%	37%
August 2027	14%	14%	14%	14%	14%
August 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	7.37	7.37	7.37	7.37	7.37

(1)	The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-SB certificates.

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.78	9.74	9.70	9.63	9.45

(1)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-3 certificates.

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.89	9.89	9.87	9.84	9.61

(1)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-4 certificates.

Percent of the Initial Certificate Balance
of the Class A-M Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.91	9.89	9.89	9.89	9.64

(1)	The weighted average life of the Class A-M certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-M certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.98	9.97	9.93	9.89	9.65

(1)	The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class B certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
August 2019	100%	100%	100%	100%	100%
August 2020	100%	100%	100%	100%	100%
August 2021	100%	100%	100%	100%	100%
August 2022	100%	100%	100%	100%	100%
August 2023	100%	100%	100%	100%	100%
August 2024	100%	100%	100%	100%	100%
August 2025	100%	100%	100%	100%	100%
August 2026	100%	100%	100%	100%	100%
August 2027	100%	100%	100%	100%	100%
August 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.98	9.98	9.98	9.95	9.73

(1)	The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class C certificates.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPRs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from August 1, 2018 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans (or Whole Loans) or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans (or Whole Loans) will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans (or Whole Loans) will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans (or Whole Loans) will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans (or Whole Loans) are presented in terms of the CPR model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
99.500000%	3.4412%	3.4413%	3.4413%	3.4414%	3.4415%
99.750000%	3.3493%	3.3494%	3.3494%	3.3494%	3.3494%
100.000000%	3.2578%	3.2578%	3.2578%	3.2577%	3.2577%
100.250000%	3.1666%	3.1665%	3.1664%	3.1664%	3.1663%
100.500000%	3.0757%	3.0756%	3.0754%	3.0753%	3.0753%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
99.500000%	3.6020%	3.6020%	3.6022%	3.6025%	3.6055%
99.750000%	3.5453%	3.5453%	3.5454%	3.5455%	3.5464%
100.000000%	3.4888%	3.4888%	3.4887%	3.4886%	3.4875%
100.250000%	3.4325%	3.4324%	3.4323%	3.4320%	3.4288%
100.500000%	3.3764%	3.3762%	3.3759%	3.3755%	3.3703%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.500000%	3.8264%	3.8264%	3.8264%	3.8264%	3.8264%
102.750000%	3.7874%	3.7874%	3.7874%	3.7874%	3.7874%
103.000000%	3.7484%	3.7484%	3.7484%	3.7484%	3.7484%
103.250000%	3.7096%	3.7096%	3.7096%	3.7096%	3.7096%
103.500000%	3.6708%	3.6708%	3.6708%	3.6708%	3.6708%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.500000%	3.9645%	3.9642%	3.9638%	3.9634%	3.9621%
100.750000%	3.9333%	3.9329%	3.9324%	3.9318%	3.9301%
101.000000%	3.9022%	3.9017%	3.9011%	3.9003%	3.8981%
101.250000%	3.8712%	3.8706%	3.8699%	3.8689%	3.8662%
101.500000%	3.8403%	3.8396%	3.8388%	3.8376%	3.8345%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.500000%	3.9856%	3.9854%	3.9849%	3.9842%	3.9777%
102.750000%	3.9550%	3.9548%	3.9543%	3.9535%	3.9464%
103.000000%	3.9245%	3.9243%	3.9238%	3.9229%	3.9152%
103.250000%	3.8941%	3.8939%	3.8933%	3.8924%	3.8840%
103.500000%	3.8638%	3.8636%	3.8630%	3.8620%	3.8530%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
5.487500%	4.7514%	4.7130%	4.6681%	4.5994%	4.2377%
5.500000%	4.6992%	4.6607%	4.6158%	4.5470%	4.1847%
5.512500%	4.6472%	4.6086%	4.5636%	4.4948%	4.1319%
5.525000%	4.5953%	4.5567%	4.5117%	4.4427%	4.0793%
5.537500%	4.5437%	4.5050%	4.4599%	4.3908%	4.0269%

Pre-Tax Yield to Maturity for the Class A-M Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-M certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.500000%	4.2163%	4.2159%	4.2159%	4.2159%	4.2089%
102.750000%	4.1855%	4.1849%	4.1849%	4.1849%	4.1774%
103.000000%	4.1547%	4.1541%	4.1541%	4.1541%	4.1459%
103.250000%	4.1240%	4.1234%	4.1234%	4.1234%	4.1145%
103.500000%	4.0934%	4.0927%	4.0927%	4.0927%	4.0832%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.500000%	4.3667%	4.3667%	4.3655%	4.3645%	4.3577%
102.750000%	4.3358%	4.3357%	4.3344%	4.3334%	4.3259%
103.000000%	4.3049%	4.3049%	4.3035%	4.3023%	4.2942%
103.250000%	4.2742%	4.2741%	4.2726%	4.2713%	4.2626%
103.500000%	4.2435%	4.2434%	4.2418%	4.2405%	4.2311%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
101.000000%	4.8134%	4.8136%	4.8138%	4.8137%	4.8112%
101.250000%	4.7815%	4.7817%	4.7819%	4.7817%	4.7786%
101.500000%	4.7497%	4.7498%	4.7501%	4.7498%	4.7462%
101.750000%	4.7180%	4.7181%	4.7184%	4.7180%	4.7139%
102.000000%	4.6863%	4.6865%	4.6868%	4.6863%	4.6816%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interest” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each Intercreditor Agreement, (iii) compliance with each Non-Serviced PSA and the continued qualification of each respective REMIC formed thereunder and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the related Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within

90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the Trust REMICs. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the startup day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by REMIC or prepayment interest shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interest in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in that association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, 29 of the Mortgaged Properties (22.3%) are multifamily properties or mixed use properties with a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interest Holder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interest Holder’s basis in the Regular Interest. Regular Interest Holders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interest Holders.

Notwithstanding the following, under new legislation enacted on December 22, 2017 (the “Tax Cuts and Jobs Act”), for tax years beginning after December 31, 2017 Regular Interest Holders may be required to accrue amounts of market discount, yield maintenance charges and other amounts no later than the year they included such amounts as revenue on their applicable financial statements. In addition, income from a debt instrument having original issue discount will be subject to this rule for tax years beginning after December 31, 2018. Prospective investors are urged to consult their tax counsel regarding the potential application of the Tax Cuts and Jobs Act to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and in part 1275 and on the provisions of the 1986 Act. Regular Interest Holders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Interests Holder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interest Holder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat the Class X Certificates as having no qualified stated interest. Accordingly, such classes of Regular Interests will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of any such class may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interest Holders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interest Holder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on a Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interest Holder may elect to include market discount in income currently as it accrues, on all market discount instruments acquired by such Regular Interest Holder in that taxable year or thereafter in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interest Holder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interest Holder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based on the foregoing, it is anticipated that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interest Holder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of Class X Certificates. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interest Holders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the principal balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interest Holders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Provisions

Yield maintenance charges and prepayment premiums actually collected on the Mortgage Loans will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of yield maintenance charges and prepayment premiums so allocated should be taxed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, but it is not expected, for federal income tax reporting purposes, that yield maintenance charges and prepayment premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of yield maintenance charges and prepayment premiums. Yield maintenance charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of yield maintenance charges and prepayment premiums.

Sale or Exchange of Regular Interests

If a Regular Interest Holder sells or exchanges a Regular Interest, such Regular Interest Holder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interest Holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interest Holder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interest Holder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to such Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after its startup day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following its startup day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of a REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, operation of foreclosed property, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees and administrators authorized to represent REMICs in IRS audits and related procedures (“TMPs”).

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a TMP’s actions under the rules that were in place for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and Treasury regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMICs’ taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions.

Certificateholders should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interest Holders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

“U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). A “Non-U.S. Person” is a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, on or after January 1, 2019, gross proceeds from the sale, exchange, redemption or other disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interest Holders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interest Holders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMICs. Holders through nominees must request such information from the nominee.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local and any other tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), between the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	Deutsche Bank Securities Inc.	Cantor Fitzgerald & Co.	Citigroup Global Markets Inc.
Class A-1	$7,737,184	$4,232,564	$3,351,252
Class A-2	$2,907,315	$1,590,423	$1,259,262
Class A-SB	$16,405,598	$8,974,550	$7,105,852
Class A-3	$101,001,037	$55,251,798	$43,747,165
Class A-4	$125,567,014	$68,690,417	$54,387,569
Class X-A	$283,961,890	$155,339,049	$122,994,061
Class A-M	$30,343,741	$16,599,298	$13,142,961
Class B	$15,851,103	$8,671,217	$6,865,680
Class C	$16,757,082	$9,166,826	$7,258,092

Class	Drexel Hamilton, LLC	Academy Securities, Inc.
Class A-1	$0	$0
Class A-2	$0	$0
Class A-SB	$0	$0
Class A-3	$0	$0
Class A-4	$0	$0
Class X-A	$0	$0
Class A-M	$0	$0
Class B	$0	$0
Class C	$0	$0

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and will contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 107.120089302577% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from August 1, 2018, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at $4,717,247, excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in 2 business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of the depositor, an affiliate of one of the originators and an affiliate of one of the sponsors. Cantor Fitzgerald & Co., one of the underwriters, is an affiliate of one of the sponsors. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of one of the sponsors.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is expected to be directed to affiliates of Deutsche Bank Securities Inc., Cantor Fitzgerald & Co. and Citigroup Global Markets Inc. which are underwriters for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Deutsche Bank Securities Inc., of the purchase price for the Offered Certificates, the payment described in the next paragraph and the following payments: (i) the payment by the depositor to GACC, an affiliate of Deutsche Bank Securities Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans to be sold to the depositor by GACC, (ii) the payment by the depositor to CCRE, an affiliate of Cantor Fitzgerald & Co., in its capacity as a sponsor, of the purchase price for the mortgage loans to be sold to the depositor by CCRE, and (iii) the payment by the depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by CREFI. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in this paragraph and the prior paragraph, Deutsche Bank Securities Inc., Cantor Fitzgerald & Co. and Citigroup Global Markets Inc. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest”

within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, any disclosures filed, on or prior to the date of filing of this prospectus, as exhibits to Form ABS-EE by or on behalf of the depositor with respect to the issuing entity will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 60 Wall Street, New York, New York 10005, Attention: President, or by telephone at (212) 250-2500.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-206705)(the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, and reports on Forms ABS-15G and Forms ABS-EE and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with, or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engage in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “Benefit Plan Investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemption

The U.S. Department of Labor has issued an administrative exemption to Deutsche Bank Securities Inc., as Department Final Authorization Number 97-03E (December 9, 1996), as amended by Prohibited Transaction Exemption 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013)(the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Deutsche Bank Securities Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief:

First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”).

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.

Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is or is acting on behalf of a Plan will be deemed to have represented and warranted that (i) none of the depositor, any of the underwriters, the trustee, the master servicer, the special servicer or any of their respective affiliated entities has provided any investment advice within the meaning of Section 3(21) of ERISA (and applicable regulations) to the Plan or the fiduciary making the investment decision for the Plan in connection with the Plan’s acquisition of Offered Certificates, and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the certificates and material federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the Rating Agencies engaged by the Depositor to rate such class of certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in August 2051. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties or default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, or (i) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other

Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

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Index of Defined Terms

17g-5 Information Provider	288
1986 Act	442
1996 Act	422
2015 Budget Act	449
401(c) Regulations	458
AB Modified Loan	333
AB Whole Loan	177
Acceptable Insurance Default	337
Accrued AB Loan Interest	272
Acting General Counsel’s Letter	124
Actual/360 Basis	161
Actual/360 Loans	311
ADA	424
Additional Delivery Space	154
Administrative Cost Rate	268
ADR	128
Advances	308
Affected Investors	110
Affirmative Asset Review Vote	375
Aggregate Principal Distribution Amount	269
Allocated Loan Amount	128
Annual Debt Service	128
Appraisal Reduction Amount	330
Appraisal Reduction Event	329
Appraised Value	129
Appraised-Out Class	334
ASR Consultation Process	350
Assessment of Compliance	403
Asset Representations Reviewer Asset Review Fee	328
Asset Representations Reviewer Fee Cap	328
Asset Representations Reviewer Termination Event	380
Asset Review	376
Asset Review Notice	375
Asset Review Quorum	375
Asset Review Report	377
Asset Review Report Summary	377
Asset Review Standard	377
Asset Review Trigger	374
Asset Review Vote Election	375
Asset Status Report	348
Assumed Final Distribution Date	275
Assumed Scheduled Payment	270
Attestation Report	404
Available Funds	262
Aventura Mall Companion Loans	195
Aventura Mall Directing Holder	196
Aventura Mall Intercreditor Agreement	195
Aventura Mall Master Servicer	194
Aventura Mall Senior Loans	194
Aventura Mall Special Servicer	194
Aventura Mall Subordinate Companion Loan	194
Aventura Mall Subordinate Companion Loan Holder	194
Aventura Mall Trust 2018-AVM TSA	177
Aventura Mall Whole Loan	195
Balloon Balance	129
Balloon LTV	130
Base Interest Fraction	274
Benefit Plan Investors	455
Borough	160
Borrower Party	281
Borrower Party Affiliate	281
BPC	246
BPC Parties	250
BPC Subserviced Mortgage Loan	248
BPC Subservicer Termination Event	251
BPC Subservicing Agreement	248
Breach Notice	299
Buckeye Lease	167
C(WUMP)O	16
Cash Out Reserve Account	154
CCRE	22, 127
CCRE Data Tape	199
CCRE Deal Team	199
CCRE Lending	198
CCRE Mortgage Loans	198
CERCLA	422
Certificate Administrator/Trustee Fee	326
Certificate Administrator/Trustee Fee Rate	326
Certificate Balance	261
Certificate Owners	290
Certificateholder	282
Certificateholder Quorum	382
Certificateholder Repurchase Request	393
Certifying Certificateholder	292
CGMRC	221
Citi Data File	222
Class A-SB Planned Principal Balance	270
Class X certificates	3
Class X Certificates	260
Class X-A Strip Rates	267
Class X-B Strip Rate	267
Class X-D Strip Rate	267
Clearstream	289
Clearstream Participants	291
Closing Date	127
CMBS	53, 198
CMBS B-Piece Securities	256
Code	439

Collateral Deficiency Amount	333
Collection Account	311
Collection Period	263
Communication Request	292
Companion Loan	126
Companion Loan Holder	176
Compensating Interest Payment	276
Constant Prepayment Rate	431
Consultation Termination Event	362
Control Eligible Certificates	357
Control Note	178
Control Termination Event	362
Controlling Class	356
Controlling Class Certificateholder	356
Controlling Companion Loan	178
Controlling Holder	178
Corrected Loan	347
CPR	431
Credit Risk Retention Rules	255
CREFC®	279
CREFC® Intellectual Property Royalty License Fee	328
CREFC® Intellectual Property Royalty License Fee Rate	329
CREFC® Reports	279
CREFI	220
CREFI Mortgage Loans	220
CREFI Securitization Database	221
Crossover Date	266
Cumulative Appraisal Reduction Amount	333, 334
Cure/Contest Period	377
Current LTV	130
Cut-off Date	126
Cut-off Date Balance	129
Cut-off Date LTV Ratio	130
Cut-off Date UW NCF	132
Daily Portions	444
DBNY	22, 127, 206
Defaulted Loan	353
Defeasance Deposit	166
Defeasance Loans	165
Defeasance Lock-Out Period	165
Defeasance Option	165
Definitive Certificate	289
Delinquent Loan	375
Department Store Ground Lease	166
Depositaries	289
Depositor	229
DEQ	153
Determination Date	262
Deutsche Bank	206
DHS	148
Diligence File	296
Directing Holder	356
Directing Holder Asset Status Report Review Process	349
Disclosable Special Servicer Fees	326
Discount Rate	162
Dispute Resolution Consultation	395
Dispute Resolution Cut-off Date	395
Distribution Accounts	311
Distribution Date	262
District Court	231
DMARC	207
Dodd-Frank Act	110
DOJ	206
DOL	455
DTC	289
DTC Participants	289
DTC Rules	290
Due Date	161, 263
Due Diligence Questionnaire	222
EDGAR	454
EEA	13
Eligible Asset Representations Reviewer	378
Eligible Operating Advisor	369
Enforcing Party	393
Enforcing Servicer	393
ESA	144, 211
Escrow/Reserve Mitigating Circumstances	213
EU Risk Retention and Due Diligence Requirements	109
Euroclear	289
Euroclear Operator	291
Euroclear Participants	291
Excess Prepayment Interest Shortfall	277
Exchange Act	198, 214
Excluded Controlling Class Holder	281
Excluded Controlling Class Loan	282
Excluded Information	282
Excluded Loan	282
Excluded Plan	457
Excluded Special Servicer	383
Excluded Special Servicer Mortgage Loan	383
Exemption	456
Exemption Rating Agency	456
FATCA	450
FDIA	123
FDIC	124
Federal Court Complaint	231
FETL	18
FIEL	18
Final Asset Status Report	351
Final Dispute Resolution Election Notice	395
Financial Promotion Order	15
FIRREA	124, 210
Fitch	402
FPO Persons	15
FSCMA	18

Funds	235
GACC	22, 127, 206
GACC Data Tape	208
GACC Deal Team	208
GACC Mortgage Loans	207
Gain-on-Sale Reserve Account	312
Garn Act	423
grace period	161
Hard Lockbox	129
HRR certificates	30
HRR Certificates	255
Impermissible Asset Representations Reviewer Affiliate	390
Impermissible Operating Advisor Affiliate	390
Impermissible Risk Retention Affiliate	390
Impermissible TPP Affiliate	389
Indirect Participants	289
Initial Delivery Date	348
Initial Delivery Space	154
Initial Pool Balance	126
Initial Requesting Certificateholder	393
In-Place Cash Management	129
Insurance and Condemnation Proceeds	311
Intercreditor Agreement	176
Interest Accrual Amount	268
Interest Accrual Period	269
Interest Distribution Amount	268
Interest Payment Differential	163
Interest Reserve Account	311
Interest Shortfall	268
Interested Person	354
Intermediary	450
Interstate Released Property	169
Investment Company Act	1
Investor Certification	282
Investor Q&A Forum	287
Investor Registry	287
IO Group YM Distribution Amount	274
IORPS	110
JCPenney	166
KBRA	402
Key Money Debt	175
KeyBank	232
Largest Tenant	129
Lease Expiration	129
Lennar	235
LERTA	160
Letter	145
Liquidation Fee	323
Liquidation Proceeds	311, 323
LNR Partners	242
Loan Per Net Rentable Area	129
Loan-Specific Directing Holder	363
Loan-Specific REMIC Distribution Account	311
Loan-to-Value Ratio	130
Loan-to-Value Ratio at Maturity	130
Loss of Value Payment	300
Losses	250
Lower-Tier Regular Interests	440
Lower-Tier REMIC	50
Lower-Tier REMIC Distribution Account	311
Lower-Tier REMICs	440
LTV	201
LTV Ratio	130
LTV Ratio at Maturity	130
MAI	301
Major Decision	358
Major Decision Reporting Package	358
Market Discount	445
MAS	17
Master Servicer Major Decision	360
Master Servicer Non-Major Decision	341
Master Servicer Proposed Course of Action Notice	394
Master Servicer Remittance Date	307
Master Servicing Fee	320
Master Servicing Fee Rate	320
Material Defect	299
Maturity Date LTV Ratio	130
MiFID II	14
MLPA	293
MOA	255
Modeling Assumptions	432
Modification Fees	325
Modified Mortgage Loan	329
Morningstar	233, 240
Mortgage	127
Mortgage File	293
Mortgage Loan Seller	206, 220
Mortgage Loans	126
Mortgage Note	127
Mortgage Pool	126
Mortgage Rate	268
Mortgaged Property	127
Most Recent NOI	130
MSA	130
MSC 2018-H3 PSA	178
Net Default Interest	320
Net Mortgage Rate	268
Net Operating Income	130
Net Prepayment Interest Excess	276
NFIP	81
NI 33-105	19
NJDEP	145
NOI	130
NOI Date	130
Non-Control Note	178
Non-Controlling Holder	178, 182
non-qualified intermediary	450
Nonrecoverable Advance	308

Non-Reduced Certificates	382
Non-Serviced Certificate Administrator	178
Non-Serviced Companion Loan	178
Non-Serviced Directing Holder	178
Non-Serviced Master Servicer	178
Non-Serviced Mortgage Loan	178
Non-Serviced Pari Passu Companion Loan	178
Non-Serviced Pari Passu Whole Loan	178
Non-Serviced PSA	178
Non-Serviced Securitization Trust	178
Non-Serviced Special Servicer	179
Non-Serviced Trustee	179
Non-Serviced Whole Loan	179
Non-U.S. Person	450
Notional Amount	261
NRA	131
NRSRO	459
NRSRO	281, 387
NRSRO Certification	283
Occupancy	131
Occupancy Date	131
offered certificates	30
Offered Certificates	260
Offsetting Modification Fees	325
OID Regulations	443
OLA	124
Operating Advisor Annual Report	367
Operating Advisor Consultation Event	369
Operating Advisor Consulting Fee	327
Operating Advisor Expenses	327
Operating Advisor Fee	327
Operating Advisor Fee Rate	327
Operating Advisor Standard	367
Operating Advisor Termination Event	371
Original Balance	131
Other Property	162
P&I Advance	307
PACE	175
Pads	135
PAR	211
Pari Passu Companion Loan	126
Park Bridge Financial	253
Park Bridge Lender Services	253
Parking Lot Dispute	139
Parking Lot Outparcels	167
Participants	289
Parties in Interest	455
Pass-Through Rate	266
PATRIOT Act	425
PCIS Persons	15
PCO	157
PCR	228
Periodic Payments	262
Permitted Investments	262, 312
Permitted Special Servicer/Affiliate Fees	326
PILOT	160
PIPs	75, 146
Plans	455
PML	203
PRC	16
Pre-2019 Securitizations	110
Preliminary Dispute Resolution Election Notice	395
Prepayment Assumption	444
Prepayment Interest Excess	275
Prepayment Interest Shortfall	275
Prepayment Provision	131
PRIIPs Regulation	14
Prime Rate	310
Principal Balance Certificates	260
Principal Distribution Amount	269
Principal Shortfall	270
Privileged Information	370
Privileged Information Exception	371
Privileged Person	281
Prohibited Prepayment	276
Promotion of Collective Investment Schemes Exemptions Order	15
Proposed Course of Action	394
Proposed Course of Action Notice	394
Prospectus Directive	14
PSA	260
PSA Party Repurchase Request	393
PTCE	458
Purchase Price	300
Qualified Intermediary	450
Qualified Replacement Special Servicer	383
Qualified Substitute Mortgage Loan	301
Qualifying CRE Loan Percentage	255
RAC No-Response Scenario	401
RAP	145
Rated Final Distribution Date	275
Rating Agencies	402
Rating Agency Confirmation	402
RCM	235
REA	64
Realized Loss	278
REC	144
Record Date	262
Registration Statement	454
Regular Certificates	260
Regular Interest Holder	442
Regular Interests	440
Regulation AB	233, 404
Reimbursement Rate	310
Reinvestment Yield	162
Related Group	131
Related Proceeds	309
Release Date	166
Release Parcel	170
Relevant Persons	15

Relief Act	424
REMIC	440
REMIC Regulations	439
REO Account	312
REO Loan	271
REO Property	347
Repurchase Request	393
Requesting Certificateholder	395
Requesting Holders	334
Requesting Investor	292
Requesting Party	401
Required Risk Retention Percentage	255
Requirements	425
Residual Certificates	260
Resolution Failure	393
Resolved	394
Restricted Group	456
Restricted Mezzanine Holder	282
Restricted Party	371
Retaining Sponsor	255
Retaining Third-Party Purchaser	107, 255
Review Materials	375
RevPAR	131
Rialto	235
Risk Retention Affiliate	370
Risk Retention Affiliated	370
RMBS	231
Rooms	135
Royal Park	231
Rule 17g-5	283
S&P	233, 402
Scheduled Principal Distribution Amount	269
SEC	198, 214
Securities Act	403
Securitization Accounts	312
Securitization Regulation	110
SEL	203
Senior Certificates	260
Serviced AB Mortgage Loan	179
Serviced AB Whole Loan	179
Serviced Companion Loan	179
Serviced Mortgage Loan	179
Serviced Pari Passu Companion Loan	179
Serviced Pari Passu Mortgage Loan	179
Serviced Pari Passu Whole Loan	179
Serviced Subordinate Companion Loan	179
Serviced Whole Loan	179
Serviced Whole Loan Custodial Account	311
Servicer Termination Even	385
Servicing Advances	308
Servicing Compensation	320
Servicing Fee	320
Servicing Fee Rate	320
Servicing Shift Mortgage Loan	179
Servicing Shift PSA	179
Servicing Shift Securitization Date	179
Servicing Shift Whole Loan	179
Servicing Standard	306
Servicing Transfer Event	347
SF	132
SFA	17
SFO	16
Similar Law	455
Simon Guarantor	159
Simon Guarantor Affiliate	159
Small Loan Appraisal Estimate	331
SMC	22, 127, 214
SMF II	22, 127, 214
SMF II Data Tape	215
SMF II Qualification Criteria	216
SMMEA	458
Soft Lockbox	131
Soft Springing Hard Lockbox	131
Sole Certificateholder	325
Special Servicer Major Decision	360
Special Servicer Non-Major Decision	339
Special Servicing Fee	322
Special Servicing Fee Rate	322
Specially Serviced Loans	346
Sponsor	206, 220
Springing Cash Management	131
Springing Hard Lockbox	132
Springing Soft Lockbox	132
Sq. Ft.	132
Square Feet	132
Stansberry	148
Startup Day	440
Starwood	214
Starwood Review Team	215
State Court Complaint	231
Stated Principal Balance	270
Structure 2	168
STWD	242
Subject Loans	328
Subordinate Certificates	260
Subordinate Companion Loan	126, 180
Subsequent Asset Status Report	348
Sub-Servicing Agreement	306
Sub-Servicing Entity	387
Substitute Property	167
T-12	132
Tax Cuts and Jobs Act	442
TCO	157
Term to Maturity	132
Terms and Conditions	291
Tests	377
Title V	424
TMPs	449
Trailing 12 NOI	130
TRIPRA	82
Trust	229
Trust REMIC	50

Trust REMICs	440
TTM	132
Turnberry Guarantor	159
Turnberry Guarantor Affiliate	159
U.S. Obligations	163
U.S. Person	450
UCC	412
UCITS	110
Underwriter Entities	100
Underwriting Agreement	452
Underwritten EGI	132, 135
Underwritten Expenses	132
Underwritten NCF	133
Underwritten NCF Debt Yield	132
Underwritten NCF DSCR	133
Underwritten Net Cash Flow	133
Underwritten Net Cash Flow DSCR	133
Underwritten Net Operating Income	133
Underwritten Net Operating Income DSCR	135
Underwritten NOI	133
Underwritten NOI Debt Yield	133
Underwritten NOI DSCR	135
Underwritten Revenues	135
Units	135
Unscheduled Principal Distribution Amount	270
Unsolicited Information	376
Updated Appraisal	331
Upper-Tier REMIC	50, 440
Upper-Tier REMIC Distribution Account	311
UW EGI	132, 135
UW Expenses	132
UW NCF	133
UW NCF Debt Yield	132
UW NCF DSCR	133
UW NOI	133
UW NOI Debt Yield	133
UW NOI DSCR	135
Volcker Rule	111
Voting Rights	288
WAC Rate	268
Walmart Prior Owner	139
Weighted Average Mortgage Rate	135
Wells Fargo Bank	230, 231
Westside NYC Multifamily Portfolio Control Appraisal Period	187
Westside NYC Multifamily Portfolio Directing Holder	187
Westside NYC Multifamily Portfolio Intercreditor Agreement	183
Westside NYC Multifamily Portfolio Major Decisions	188
Westside NYC Multifamily Portfolio Noteholder Purchase Notice	191
Westside NYC Multifamily Portfolio Noteholders	183
Westside NYC Multifamily Portfolio Sequential Pay Event	185
Westside NYC Multifamily Portfolio Subordinate Companion Loan	183
Westside NYC Multifamily Portfolio Threshold Event Collateral	187
Westside NYC Multifamily Portfolio Threshold Event Cure	188
Westside NYC Multifamily Portfolio Whole Loan	183
Whole Loan	126, 180
Withheld Amounts	312
Workout Fee	322
Workout-Delayed Reimbursement Amount	310

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

 A-1-1

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CD 2018-CD7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest	Original	Remaining	Original	Remaining		First
			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(3)	Balance($)(4)(6)	or ARD Balance($)(6)	Type	Type	Rate	Fee Rate(5)	Basis	Maturity or ARD	Maturity or ARD	Term(6)	Term(6)	Date	Date	or ARD Date
Loan	1	Aventura Mall(2)(35)	8.4%	1	GACC	60,000,000	60,000,000	60,000,000	Retail	Super Regional Mall	4.1213%	0.0168%	Actual/360	120	119	0	0	06/07/2018	08/01/2018	07/01/2028
Loan	2	Bank of America Center(2)(36)	7.0%	1	CCRE	50,500,000	50,500,000	50,500,000	Office	CBD	5.0300%	0.0401%	Actual/360	120	119	0	0	06/21/2018	08/01/2018	07/01/2028
Loan	3	Westside NYC Multifamily Portfolio(35)	5.9%	14	CCRE	42,000,000	42,000,000	42,000,000	Multifamily	Mid-Rise	3.9012%	0.0405%	Actual/360	120	118	0	0	06/05/2018	07/06/2018	06/06/2028
Property	3.01	320 West 49th Street	0.5%	1	CCRE	3,760,842	3,760,842		Multifamily	Mid-Rise
Property	3.02	324 West 49th Street	0.5%	1	CCRE	3,707,451	3,707,451		Multifamily	Mid-Rise
Property	3.03	340 West 49th Street	0.5%	1	CCRE	3,671,475	3,671,475		Multifamily	Mid-Rise
Property	3.04	326 West 49th Street	0.5%	1	CCRE	3,520,309	3,520,309		Multifamily	Mid-Rise
Property	3.05	338 West 49th Street	0.5%	1	CCRE	3,445,465	3,445,465		Multifamily	Mid-Rise
Property	3.06	332 West 49th Street	0.5%	1	CCRE	3,292,878	3,292,878		Multifamily	Mid-Rise
Property	3.07	318 West 49th Street	0.4%	1	CCRE	3,181,505	3,181,505		Multifamily	Mid-Rise
Property	3.08	322 West 49th Street	0.4%	1	CCRE	3,083,468	3,083,468		Multifamily	Mid-Rise
Property	3.09	330 West 49th Street	0.4%	1	CCRE	2,939,765	2,939,765		Multifamily	Mid-Rise
Property	3.1	334 West 49th Street	0.4%	1	CCRE	2,550,099	2,550,099		Multifamily	Mid-Rise
Property	3.11	328 West 49th Street	0.4%	1	CCRE	2,514,780	2,514,780		Multifamily	Mid-Rise
Property	3.12	336 West 49th Street	0.3%	1	CCRE	2,270,438	2,270,438		Multifamily	Mid-Rise
Property	3.13	308 West 49th Street	0.3%	1	CCRE	2,052,340	2,052,340		Multifamily	Mid-Rise
Property	3.14	310 West 49th Street	0.3%	1	CCRE	2,009,185	2,009,185		Multifamily	Mid-Rise
Loan	4	175 Park Avenue(2)(31)	4.9%	1	CCRE	35,000,000	35,000,000	35,000,000	Office	Suburban	5.3180%	0.0397%	Actual/360	120	117	0	0	05/01/2018	06/06/2018	05/06/2028
Loan	5	Zenith Ridge(2)	4.9%	1	SMF II	35,000,000	35,000,000	32,134,667	Office	Suburban	4.7000%	0.0509%	Actual/360	120	120	360	360	07/13/2018	09/06/2018	08/06/2028
Loan	6	Buckeye Corrugated	4.6%	6	GACC	32,830,000	32,830,000	32,830,000	Industrial	Warehouse/Manufacturing	5.0050%	0.0181%	Actual/360	120	119	0	0	06/20/2018	08/06/2018	07/06/2028
Property	6.01	Buckeye Division	1.2%	1	GACC	8,900,000	8,900,000		Industrial	Warehouse/Manufacturing
Property	6.02	All-Size Division	0.9%	1	GACC	6,600,000	6,600,000		Industrial	Warehouse/Manufacturing
Property	6.03	Tennessee Division	0.9%	1	GACC	6,200,000	6,200,000		Industrial	Warehouse/Manufacturing
Property	6.04	Kock Division	0.6%	1	GACC	4,510,000	4,510,000		Industrial	Warehouse/Manufacturing
Property	6.05	Cra-Wal Division	0.5%	1	GACC	3,810,000	3,810,000		Industrial	Warehouse/Manufacturing
Property	6.06	Dakota Division	0.4%	1	GACC	2,810,000	2,810,000		Industrial	Warehouse/Manufacturing
Loan	7	Centennial I & II	4.6%	1	SMF II	32,700,000	32,700,000	32,700,000	Office	Suburban	5.0000%	0.0181%	Actual/360	120	120	0	0	07/09/2018	09/06/2018	08/06/2028
Loan	8	NoLIta Multifamily Portfolio	4.5%	3	CCRE	32,000,000	32,000,000	32,000,000	Multifamily	Mid-Rise	5.2030%	0.0381%	Actual/360	120	118	0	0	05/30/2018	07/01/2018	06/01/2028
Property	8.01	26 Prince Street	1.7%	1	CCRE	12,000,000	12,000,000		Multifamily	Mid-Rise
Property	8.02	29 Prince Street	1.5%	1	CCRE	10,650,000	10,650,000		Multifamily	Mid-Rise
Property	8.03	137 Thompson Street	1.3%	1	CCRE	9,350,000	9,350,000		Multifamily	Mid-Rise
Loan	9	Playa Largo(2)	4.2%	1	SMF II	30,000,000	30,000,000	26,051,863	Hospitality	Full Service	5.1440%	0.0181%	Actual/360	120	118	360	360	05/17/2018	07/06/2018	06/06/2028
Loan	10	Alabama Hotel Portfolio	4.0%	2	CREFI	28,500,000	28,429,674	17,562,175	Hospitality	Various	4.4500%	0.0181%	Actual/360	120	119	240	239	07/02/2018	08/06/2018	07/06/2028
Property	10.01	Embassy Suites - Birmingham	2.8%	1	CREFI	20,000,000	19,950,648		Hospitality	Full Service
Property	10.02	Springhill Suites - Tuscaloosa	1.2%	1	CREFI	8,500,000	8,479,025		Hospitality	Limited Service
Loan	11	Walmart Supercenter Teterboro	3.5%	1	GACC	25,300,000	25,300,000	25,300,000	Other	Leased Fee	4.5530%	0.0181%	Actual/360	120	120	0	0	07/13/2018	09/06/2018	08/06/2028
Loan	12	Sully Station Shopping Center	3.5%	1	CREFI	25,000,000	25,000,000	22,884,081	Retail	Anchored	4.5100%	0.0456%	Actual/360	120	120	360	360	07/16/2018	09/06/2018	08/06/2028
Loan	13	Bear Creek Apartments	3.4%	1	CREFI	24,375,000	24,375,000	22,544,864	Multifamily	Garden	5.1800%	0.0456%	Actual/360	120	119	360	360	06/29/2018	08/06/2018	07/06/2028
Loan	14	Riverwalk(2)(21)	2.8%	1	CCRE	20,000,000	20,000,000	17,773,041	Office	Suburban	5.1760%	0.0168%	Actual/360	120	118	360	360	06/05/2018	07/06/2018	06/06/2028
Loan	15	CityLine Ann Arbor & Clinton Portfolio	2.2%	2	CREFI	15,650,000	15,650,000	13,914,391	Self Storage	Self Storage	5.2000%	0.0181%	Actual/360	120	120	360	360	07/11/2018	09/06/2018	08/06/2028
Property	15.01	Ann Arbor Self Storage	1.4%	1	CREFI	10,255,293	10,255,293		Self Storage	Self Storage
Property	15.02	Clinton Self Storage	0.8%	1	CREFI	5,394,707	5,394,707		Self Storage	Self Storage
Loan	16	Homestead TownePlace Suites	2.0%	1	GACC	14,000,000	14,000,000	12,404,348	Hospitality	Extended Stay	5.0370%	0.0181%	Actual/360	120	119	360	360	06/27/2018	08/06/2018	07/06/2028
Loan	17	Interstate Plaza	1.8%	1	CREFI	13,218,750	13,218,750	11,100,675	Retail	Anchored	4.8100%	0.0181%	Actual/360	120	119	360	360	07/06/2018	08/06/2018	07/06/2028
Loan	18	Edgewater Village Shopping Center(37)	1.7%	1	SMF II	12,500,000	12,500,000	10,766,211	Retail	Anchored	5.2840%	0.0181%	Actual/360	120	119	360	360	06/21/2018	08/06/2018	07/06/2028
Loan	19	Fordham Green Apartments	1.7%	1	CREFI	12,500,000	12,500,000	11,494,940	Multifamily	Garden	4.8000%	0.0181%	Actual/360	120	119	360	360	06/28/2018	08/06/2018	07/06/2028
Loan	20	CityLine Rochester & Lansing Portfolio	1.7%	2	CREFI	12,477,000	12,477,000	11,093,282	Self Storage	Self Storage	5.2000%	0.0181%	Actual/360	120	120	360	360	07/11/2018	09/06/2018	08/06/2028
Property	20.01	Rochester Mini Storage	1.1%	1	CREFI	8,145,536	8,145,536		Self Storage	Self Storage
Property	20.02	Lansing Self Storage	0.6%	1	CREFI	4,331,464	4,331,464		Self Storage	Self Storage
Loan	21	Southpointe Square	1.6%	1	CREFI	11,570,000	11,570,000	10,639,716	Multifamily	Garden	4.8000%	0.0181%	Actual/360	120	119	360	360	06/28/2018	08/06/2018	07/06/2028
Loan	22	Rohnert Park Center	1.5%	1	GACC	11,000,000	10,975,655	9,080,187	Retail	Anchored	5.1200%	0.0181%	Actual/360	120	118	360	358	05/14/2018	07/06/2018	06/06/2028
Loan	23	12-01 44th Avenue(37)	1.5%	1	SMF II	10,750,000	10,750,000	10,750,000	Office	CBD	5.1550%	0.0181%	Actual/360	120	119	0	0	06/27/2018	08/06/2018	07/06/2028
Loan	24	Pangea 20(37)	1.5%	5	SMF II	10,700,000	10,700,000	10,700,000	Multifamily	Various	4.8070%	0.0181%	Actual/360	120	119	0	0	06/29/2018	08/06/2018	07/06/2028
Property	24.01	5501 West Washington Boulevard	1.2%	1	SMF II	8,326,959	8,326,959		Multifamily	Mid-Rise
Property	24.02	14110 South Atlantic Avenue	0.1%	1	SMF II	724,701	724,701		Multifamily	Garden
Property	24.03	1475 State Street	0.1%	1	SMF II	653,652	653,652		Multifamily	Garden
Property	24.04	4206 Lindenwood Drive	0.1%	1	SMF II	596,813	596,813		Multifamily	Garden
Property	24.05	8901 South Cottage Grove Avenue	0.1%	1	SMF II	397,875	397,875		Multifamily	Garden
Loan	25	Palmhurst Village(37)	1.4%	1	SMF II	9,900,000	9,900,000	8,691,746	Retail	Anchored	5.5950%	0.0181%	Actual/360	120	120	360	360	07/13/2018	09/06/2018	08/06/2028
Loan	26	Kinston Portfolio(36)	1.4%	2	GACC	9,775,500	9,742,469	8,397,167	Hospitality	Limited Service	5.7395%	0.0181%	Actual/360	120	116	360	356	03/26/2018	05/06/2018	04/06/2028
Property	26.01	Hampton Inn – Kinston	0.8%	1	GACC	5,725,500	5,706,154		Hospitality	Limited Service
Property	26.02	Holiday Inn Express & Suites – Kinston	0.6%	1	GACC	4,050,000	4,036,315		Hospitality	Limited Service
Loan	27	Mac Phail Crossing	1.3%	1	CREFI	9,210,000	9,210,000	9,210,000	Retail	Anchored	4.6300%	0.0181%	Actual/360	120	119	0	0	06/20/2018	08/06/2018	07/06/2028
Loan	28	Wisteria Village	1.3%	1	GACC	9,100,000	9,100,000	8,097,413	Retail	Anchored	5.2350%	0.0181%	Actual/360	120	115	360	360	03/01/2018	04/06/2018	03/06/2028
Loan	29	Fredericksburg Place(36)	1.2%	1	GACC	8,300,000	8,300,000	7,383,620	Multifamily	Garden	5.4469%	0.0181%	Actual/360	120	119	360	360	06/20/2018	08/06/2018	07/06/2028
Loan	30	Lockaway Storage - Schertz	1.1%	1	SMF II	8,150,000	8,150,000	7,238,142	Self Storage	Self Storage	5.1460%	0.0181%	Actual/360	120	119	360	360	06/29/2018	08/06/2018	07/06/2028
Loan	31	1503 Jefferson & 406 Cornelia	1.1%	1	CCRE	8,000,000	8,000,000	8,000,000	Multifamily	Garden	5.2700%	0.0381%	Actual/360	120	119	0	0	06/27/2018	08/06/2018	07/06/2028
Loan	32	Hampton Inn Port Charlotte	1.0%	1	GACC	7,000,000	7,000,000	6,081,475	Hospitality	Limited Service	5.1600%	0.0181%	Actual/360	120	119	360	360	06/13/2018	08/06/2018	07/06/2028
Loan	33	Cliffs of Macon	1.0%	1	GACC	6,900,000	6,893,042	5,714,473	Multifamily	Garden	5.2200%	0.0181%	Actual/360	120	119	360	359	06/13/2018	08/06/2018	07/06/2028
Loan	34	Hampton Inn & Suites Tucson Mall	0.8%	1	CCRE	6,000,000	6,000,000	4,507,396	Hospitality	Limited Service	5.1270%	0.0381%	Actual/360	120	120	300	300	07/12/2018	09/06/2018	08/06/2028
Loan	35	Wheeler SC-GA Portfolio	0.8%	3	GACC	5,740,000	5,734,868	5,348,406	Retail	Anchored	5.7070%	0.0181%	Actual/360	60	59	360	359	06/28/2018	08/06/2018	07/06/2023

A-1-1

CD 2018-CD7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest	Original	Remaining	Original	Remaining		First
			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity
Property Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(3)	Balance($)(4)(6)	or ARD Balance($)(6)	Type	Type	Rate	Fee Rate(5)	Basis	Maturity or ARD	Maturity or ARD	Term(6)	Term(6)	Date	Date	or ARD Date
Property	35.01	LaGrange	0.4%	1	GACC	2,870,000	2,867,434		Retail	Anchored
Property	35.02	Georgetown	0.3%	1	GACC	1,820,000	1,818,373		Retail	Anchored
Property	35.03	Ridgeland Center	0.1%	1	GACC	1,050,000	1,049,061		Retail	Single Tenant
Loan	36	Lakeville Townhomes	0.8%	1	SMF II	5,700,000	5,700,000	5,059,723	Multifamily	Garden	5.1250%	0.0181%	Actual/360	120	120	360	360	07/16/2018	09/06/2018	08/06/2028
Loan	37	Maricopa Marketplace	0.7%	1	SMF II	5,030,000	5,030,000	5,030,000	Retail	Unanchored	4.9350%	0.0181%	Actual/360	120	120	0	0	07/18/2018	09/06/2018	08/06/2028
Loan	38	Lockaway Storage - Airport	0.7%	1	SMF II	4,850,000	4,850,000	4,306,805	Self Storage	Self Storage	5.1400%	0.0181%	Actual/360	120	119	360	360	07/05/2018	08/06/2018	07/06/2028
Loan	39	TownePlace Suites Tucson	0.7%	1	CCRE	4,700,000	4,700,000	3,530,793	Hospitality	Extended Stay	5.1270%	0.0381%	Actual/360	120	120	300	300	07/12/2018	09/06/2018	08/06/2028
Loan	40	Fairfield Inn DFW Airport South Irving	0.6%	1	CREFI	4,500,000	4,500,000	2,761,075	Hospitality	Limited Service	4.3500%	0.0181%	Actual/360	120	120	240	240	07/19/2018	09/06/2018	08/06/2028
Loan	41	Pointe Professional Center	0.5%	1	SMF II	3,600,000	3,596,256	2,969,101	Office	Suburban	5.0910%	0.0181%	Actual/360	120	119	360	359	06/12/2018	08/06/2018	07/06/2028
Loan	42	Kris Kay MHC	0.5%	1	SMF II	3,560,000	3,560,000	3,091,786	Manufactured Housing	Manufactured Housing	5.1460%	0.0656%	Actual/360	120	119	360	360	06/13/2018	08/06/2018	07/06/2028

A-1-2

CD 2018-CD7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Pari Passu	Pari Passu
			% of			Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed
			Initial Pool	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment
Property Flag	ID	Property Name	Balance	(Yes/No)	Maturity Date	Service($)(7)	Service($)(7)	Service($)	Service($)	Period	Lockbox(8)	Management(9)	Other Loans	Borrower	NOI DSCR(6)(7)(10)	NCF DSCR(6)(7)(10)	Period(12)	Date
Loan	1	Aventura Mall(2)(35)	8.4%	No	07/01/2028	208,924	2,507,094	4,689,310	56,271,719	119	Hard; Master Lease Rents (Soft Springing Hard)	Springing	No		2.63x	2.58x	0	1
Loan	2	Bank of America Center(2)(36)	7.0%	No	07/01/2028	214,619	2,575,430	42,499	509,986	119	Hard	In Place	No		2.27x	2.14x	0	1
Loan	3	Westside NYC Multifamily Portfolio(35)	5.9%	No	06/06/2028	138,438	1,661,257			118	Soft	In Place	No		3.60x	3.60x	0	6
Property	3.01	320 West 49th Street	0.5%
Property	3.02	324 West 49th Street	0.5%
Property	3.03	340 West 49th Street	0.5%
Property	3.04	326 West 49th Street	0.5%
Property	3.05	338 West 49th Street	0.5%
Property	3.06	332 West 49th Street	0.5%
Property	3.07	318 West 49th Street	0.4%
Property	3.08	322 West 49th Street	0.4%
Property	3.09	330 West 49th Street	0.4%
Property	3.1	334 West 49th Street	0.4%
Property	3.11	328 West 49th Street	0.4%
Property	3.12	336 West 49th Street	0.3%
Property	3.13	308 West 49th Street	0.3%
Property	3.14	310 West 49th Street	0.3%
Loan	4	175 Park Avenue(2)(31)	4.9%	No	05/06/2028	157,263	1,887,151	224,661	2,695,931	117	Hard	In Place	No		1.65x	1.60x	0	6
Loan	5	Zenith Ridge(2)	4.9%	No	08/06/2028	181,523	2,178,279	285,251	3,423,010	60	Hard	Springing	No		1.68x	1.54x	0	6
Loan	6	Buckeye Corrugated	4.6%	No	07/06/2028	138,830	1,665,963			119	Hard	In Place	No		1.86x	1.71x	0	6
Property	6.01	Buckeye Division	1.2%
Property	6.02	All-Size Division	0.9%
Property	6.03	Tennessee Division	0.9%
Property	6.04	Kock Division	0.6%
Property	6.05	Cra-Wal Division	0.5%
Property	6.06	Dakota Division	0.4%
Loan	7	Centennial I & II	4.6%	No	08/06/2028	138,142	1,657,708			120	Springing Hard	Springing	No		2.34x	2.14x	0	6
Loan	8	NoLIta Multifamily Portfolio	4.5%	No	06/01/2028	140,674	1,688,084			118	Springing Soft	Springing	No		1.25x	1.24x	0	1
Property	8.01	26 Prince Street	1.7%
Property	8.02	29 Prince Street	1.5%
Property	8.03	137 Thompson Street	1.3%
Loan	9	Playa Largo(2)	4.2%	No	06/06/2028	163,697	1,964,364	327,394	3,928,728	22	Hard	Springing	No	Yes - Group 1	1.84x	1.64x	0	6
Loan	10	Alabama Hotel Portfolio	4.0%	No	07/06/2028	179,537	2,154,441				Springing Hard	Springing	No		2.27x	2.02x	0	6
Property	10.01	Embassy Suites - Birmingham	2.8%
Property	10.02	Springhill Suites - Tuscaloosa	1.2%
Loan	11	Walmart Supercenter Teterboro	3.5%	No	08/06/2028	97,326	1,167,908			120	Hard	Springing	No		1.58x	1.58x	0	6
Loan	12	Sully Station Shopping Center	3.5%	No	08/06/2028	126,820	1,521,839			60	Hard	Springing	No		2.16x	2.02x	0	6
Loan	13	Bear Creek Apartments	3.4%	No	07/06/2028	133,545	1,602,537			59	Springing Hard	Springing	No		1.30x	1.26x	0	6
Loan	14	Riverwalk(2)(21)	2.8%	No	06/06/2028	109,526	1,314,310	332,411	3,988,933	34	Springing Hard	Springing	No		1.40x	1.34x	0	6
Loan	15	CityLine Ann Arbor & Clinton Portfolio	2.2%	No	08/06/2028	85,936	1,031,230			36	Springing Hard	Springing	No	Yes - Group 2	1.26x	1.24x	0	6
Property	15.01	Ann Arbor Self Storage	1.4%
Property	15.02	Clinton Self Storage	0.8%
Loan	16	Homestead TownePlace Suites	2.0%	No	07/06/2028	75,472	905,663			35	Springing Hard	Springing	No	Yes - Group 1	2.24x	2.04x	0	6
Loan	17	Interstate Plaza	1.8%	No	07/06/2028	69,434	833,209			11	Hard	Springing	No		1.59x	1.45x	0	6
Loan	18	Edgewater Village Shopping Center(37)	1.7%	No	07/06/2028	69,289	831,467			17	Springing Hard	Springing	No		1.69x	1.52x	0	6
Loan	19	Fordham Green Apartments	1.7%	No	07/06/2028	65,583	786,998			59	Springing Hard	Springing	No	Yes - Group 3	1.35x	1.30x	0	6
Loan	20	CityLine Rochester & Lansing Portfolio	1.7%	No	08/06/2028	68,513	822,151			36	Springing Hard	Springing	No	Yes - Group 2	1.27x	1.25x	0	6
Property	20.01	Rochester Mini Storage	1.1%
Property	20.02	Lansing Self Storage	0.6%
Loan	21	Southpointe Square	1.6%	No	07/06/2028	60,704	728,445			59	Springing Hard	Springing	No	Yes - Group 3	1.46x	1.37x	0	6
Loan	22	Rohnert Park Center	1.5%	No	06/06/2028	59,860	718,317				Hard	Springing	No		2.13x	1.97x	0	6
Loan	23	12-01 44th Avenue(37)	1.5%	No	07/06/2028	46,822	561,859			119	Springing Hard	Springing	No		1.47x	1.43x	0	6
Loan	24	Pangea 20(37)	1.5%	No	07/06/2028	43,458	521,493			119	None	None	No		2.47x	2.36x	0	6
Property	24.01	5501 West Washington Boulevard	1.2%
Property	24.02	14110 South Atlantic Avenue	0.1%
Property	24.03	1475 State Street	0.1%
Property	24.04	4206 Lindenwood Drive	0.1%
Property	24.05	8901 South Cottage Grove Avenue	0.1%
Loan	25	Palmhurst Village(37)	1.4%	No	08/06/2028	56,803	681,631			24	Springing Hard	Springing	No		1.42x	1.32x	0	6
Loan	26	Kinston Portfolio(36)	1.4%	No	04/06/2028	55,776	669,307				Hard	In Place	Yes		2.96x	2.56x	0	6
Property	26.01	Hampton Inn – Kinston	0.8%
Property	26.02	Holiday Inn Express & Suites – Kinston	0.6%
Loan	27	Mac Phail Crossing	1.3%	No	07/06/2028	36,029	432,346			119	Springing Hard	Springing	No		2.72x	2.55x	0	6
Loan	28	Wisteria Village	1.3%	No	03/06/2028	50,166	601,992			31	Springing Hard	Springing	No		1.59x	1.38x	0	6
Loan	29	Fredericksburg Place(36)	1.2%	No	07/06/2028	45,760	549,118			23	Soft	Springing	No		1.59x	1.48x	0	6
Loan	30	Lockaway Storage - Schertz	1.1%	No	07/06/2028	44,481	533,773			35	Springing Hard	Springing	No	Yes - Group 4	1.35x	1.34x	0	6
Loan	31	1503 Jefferson & 406 Cornelia	1.1%	No	07/06/2028	35,621	427,456			119	Soft	Springing	No		1.14x	1.14x	0	6
Loan	32	Hampton Inn Port Charlotte	1.0%	No	07/06/2028	38,265	459,180			23	Springing Hard	Springing	No		2.73x	2.49x	0	6
Loan	33	Cliffs of Macon	1.0%	No	07/06/2028	37,974	455,687				Springing Soft	Springing	No		1.62x	1.56x	0	6
Loan	34	Hampton Inn & Suites Tucson Mall	0.8%	No	08/06/2028	35,521	426,249				Hard	Springing	No	Yes - Group 5	2.26x	1.94x	0	6
Loan	35	Wheeler SC-GA Portfolio	0.8%	No	07/06/2023	33,340	400,085				Hard	In Place	No		1.69x	1.47x	0	6

A-1-3

CD 2018-CD7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Pari Passu	Pari Passu
			% of			Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed
			Initial Pool	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment
Property Flag	ID	Property Name	Balance	(Yes/No)	Maturity Date	Service($)(7)	Service($)(7)	Service($)	Service($)	Period	Lockbox(8)	Management(9)	Other Loans	Borrower	NOI DSCR(6)(7)(10)	NCF DSCR(6)(7)(10)	Period(12)	Date
Property	35.01	LaGrange	0.4%
Property	35.02	Georgetown	0.3%
Property	35.03	Ridgeland Center	0.1%
Loan	36	Lakeville Townhomes	0.8%	No	08/06/2028	31,036	372,429			36	Springing Hard	Springing	No		1.76x	1.58x	0	6
Loan	37	Maricopa Marketplace	0.7%	No	08/06/2028	20,973	251,678			120	Springing Hard	Springing	No		2.68x	2.46x	0	6
Loan	38	Lockaway Storage - Airport	0.7%	No	07/06/2028	26,452	317,429			35	Springing Hard	Springing	No	Yes - Group 4	1.46x	1.43x	0	6
Loan	39	TownePlace Suites Tucson	0.7%	No	08/06/2028	27,825	333,895				Hard	Springing	No	Yes - Group 5	2.08x	1.80x	0	6
Loan	40	Fairfield Inn DFW Airport South Irving	0.6%	No	08/06/2028	28,106	337,274				Springing Hard	Springing	No		3.43x	3.02x	0	6
Loan	41	Pointe Professional Center	0.5%	No	07/06/2028	19,526	234,315				Springing Hard	Springing	No		2.38x	2.03x	0	6
Loan	42	Kris Kay MHC	0.5%	No	07/06/2028	19,430	233,157			23	None	None	No		1.39x	1.35x	0	6

A-1-4

CD 2018-CD7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of			FIRREA	Cut-Off									Rentable Area	Units
			Initial Pool	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at						Year	Year	(SF/Units	of
Property Flag	ID	Property Name	Balance	Value ($)(13)	As-of Date	(Yes/No)	Ratio(7)(10)(11)(14)	Maturity or ARD(7)(10)(14)	Address	City	County	State	Zip Code	Built	Renovated	Rooms/Pads)	Measure
Loan	1	Aventura Mall(2)(35)	8.4%	3,450,000,000	04/16/2018	Yes	40.8%	40.8%	19501 Biscayne Boulevard	Aventura	Miami-Dade	FL	33180	1983	1997, 1998, 2006 - 2008, 2017	1,217,508	Sq. Ft.
Loan	2	Bank of America Center(2)(36)	7.0%	112,200,000	05/17/2018	Yes	53.9%	53.9%	1111 East Main Street	Richmond	Richmond City	VA	23219	1974	2017	501,384	Sq. Ft.
Loan	3	Westside NYC Multifamily Portfolio(35)	5.9%	164,500,000	03/12/2018	Yes	25.5%	25.5%	Various	New York	New York	NY	10019	1920	2016	272	Units
Property	3.01	320 West 49th Street	0.5%	13,600,000	03/12/2018	Yes			320 West 49th Street	New York	New York	NY	10019	1920	2016	20	Units
Property	3.02	324 West 49th Street	0.5%	14,100,000	03/12/2018	Yes			324 West 49th Street	New York	New York	NY	10019	1920	2016	18	Units
Property	3.03	340 West 49th Street	0.5%	13,800,000	03/12/2018	Yes			340 West 49th Street	New York	New York	NY	10019	1920	2016	17	Units
Property	3.04	326 West 49th Street	0.5%	13,800,000	03/12/2018	Yes			326 West 49th Street	New York	New York	NY	10019	1920	2016	20	Units
Property	3.05	338 West 49th Street	0.5%	13,000,000	03/12/2018	Yes			338 West 49th Street	New York	New York	NY	10019	1920	2016	20	Units
Property	3.06	332 West 49th Street	0.5%	12,400,000	03/12/2018	Yes			332 West 49th Street	New York	New York	NY	10019	1920	2016	20	Units
Property	3.07	318 West 49th Street	0.4%	11,800,000	03/12/2018	Yes			318 West 49th Street	New York	New York	NY	10019	1920	2016	20	Units
Property	3.08	322 West 49th Street	0.4%	12,900,000	03/12/2018	Yes			322 West 49th Street	New York	New York	NY	10019	1920	2016	17	Units
Property	3.09	330 West 49th Street	0.4%	10,700,000	03/12/2018	Yes			330 West 49th Street	New York	New York	NY	10019	1920	2016	20	Units
Property	3.1	334 West 49th Street	0.4%	10,900,000	03/12/2018	Yes			334 West 49th Street	New York	New York	NY	10019	1920	2016	20	Units
Property	3.11	328 West 49th Street	0.4%	10,400,000	03/12/2018	Yes			328 West 49th Street	New York	New York	NY	10019	1920	2016	20	Units
Property	3.12	336 West 49th Street	0.3%	9,900,000	03/12/2018	Yes			336 West 49th Street	New York	New York	NY	10019	1920	2016	20	Units
Property	3.13	308 West 49th Street	0.3%	8,400,000	03/12/2018	Yes			308 West 49th Street	New York	New York	NY	10019	1920	2016	20	Units
Property	3.14	310 West 49th Street	0.3%	8,800,000	03/12/2018	Yes			310 West 49th Street	New York	New York	NY	10019	1920	2016	20	Units
Loan	4	175 Park Avenue(2)(31)	4.9%	135,000,000	04/05/2018	Yes	63.0%	63.0%	175 Park Avenue	Madison	Morris	NJ	07940	1971	2013	270,000	Sq. Ft.
Loan	5	Zenith Ridge(2)	4.9%	133,100,000	06/25/2018	Yes	67.6%	62.1%	2200, 2400 and 2600 Ansys Drive	Canonsburg	Washington	PA	15317	2014, 2015, 2016	NAP	486,000	Sq. Ft.
Loan	6	Buckeye Corrugated	4.6%	52,100,000	06/15/2018	Yes	63.0%	63.0%	Various	Various	Various	Various	Various	Various	Various	826,283	Sq. Ft.
Property	6.01	Buckeye Division	1.2%	14,790,000	05/14/2018	Yes			3350 Long Road	Wooster	Wayne	OH	44691	1997	NAP	223,592	Sq. Ft.
Property	6.02	All-Size Division	0.9%	10,300,000	05/21/2018	Yes			3950 Continental Drive	West Hempfield Township	Lancaster	PA	17512	2013	NAP	166,970	Sq. Ft.
Property	6.03	Tennessee Division	0.9%	9,600,000	05/21/2018	Yes			1500 Elizabeth Lee Parkway	Loudon	Loudon	TN	37774	2012	NAP	155,721	Sq. Ft.
Property	6.04	Kock Division	0.6%	7,000,000	05/14/2018	Yes			797 Old Dutch Road	Victor	Ontario	NY	14564	1988	1997	114,000	Sq. Ft.
Property	6.05	Cra-Wal Division	0.5%	5,900,000	05/14/2018	Yes			4001 South High School Road	Indianapolis	Marion	IN	46241	1971	NAP	96,000	Sq. Ft.
Property	6.06	Dakota Division	0.4%	4,300,000	05/24/2018	Yes			4501 2nd Avenue North	Sioux Falls	Minnehaha	SD	57104	1985	1998	70,000	Sq. Ft.
Loan	7	Centennial I & II	4.6%	53,870,000	05/03/2018	Yes	60.7%	60.7%	1949 and 2121 South State Street	Tacoma	Pierce	WA	98405	1986	NAP	235,661	Sq. Ft.
Loan	8	NoLIta Multifamily Portfolio	4.5%	61,400,000	04/11/2018	Yes	52.1%	52.1%	Various	New York	New York	NY	10012	Various	2018	37	Units
Property	8.01	26 Prince Street	1.7%	22,000,000	04/11/2018	Yes			26 Prince Street	New York	New York	NY	10012	1910	2018	16	Units
Property	8.02	29 Prince Street	1.5%	21,400,000	04/11/2018	Yes			29 Prince Street	New York	New York	NY	10012	2002	2018	5	Units
Property	8.03	137 Thompson Street	1.3%	18,000,000	04/11/2018	Yes			137 Thompson Street	New York	New York	NY	10012	1910	2018	16	Units
Loan	9	Playa Largo(2)	4.2%	188,600,000	03/28/2018	Yes	47.7%	41.4%	97450 Overseas Highway	Key Largo	Monroe	FL	33037	2016	NAP	178	Rooms
Loan	10	Alabama Hotel Portfolio	4.0%	54,000,000	06/05/2018	Yes	52.6%	32.5%	Various	Various	Various	AL	Various	Various	NAP	304	Rooms
Property	10.01	Embassy Suites - Birmingham	2.8%	36,500,000	06/05/2018	Yes			2960 John Hawkins Parkway	Birmingham	Jefferson	AL	35244	2010	NAP	208	Rooms
Property	10.02	Springhill Suites - Tuscaloosa	1.2%	17,500,000	06/05/2018	Yes			4020 Greensboro Avenue	Tuscaloosa	Tuscaloosa	AL	35405	2015	NAP	96	Rooms
Loan	11	Walmart Supercenter Teterboro	3.5%	37,500,000	05/01/2018	Yes	67.5%	67.5%	1 Teterboro Drive	Teterboro	Bergen	NJ	07608	NAP	NAP	628,135	Sq. Ft.
Loan	12	Sully Station Shopping Center	3.5%	49,800,000	12/01/2018	Yes	50.2%	46.0%	5077-5111 Westfields Boulevard	Centreville	Fairfax	VA	20120	1988	NAP	153,703	Sq. Ft.
Loan	13	Bear Creek Apartments	3.4%	34,200,000	06/01/2019	Yes	71.3%	65.9%	1600 Bear Creek Lane	Petoskey	Emmet	MI	49770	2005	2018	240	Units
Loan	14	Riverwalk(2)(21)	2.8%	117,000,000	04/23/2018	Yes	69.0%	61.3%	354, 360, 500, and 500A Merrimack Street	Lawrence	Essex	MA	01843	1901, 2007	NAP	630,379	Sq. Ft.
Loan	15	CityLine Ann Arbor & Clinton Portfolio	2.2%	22,300,000	05/03/2018	Yes	70.2%	62.4%	Various	Various	Various	MI	Various	Various	NAP	176,991	Sq. Ft.
Property	15.01	Ann Arbor Self Storage	1.4%	14,200,000	05/03/2018	Yes			4750 South State Road	Ann Arbor	Washtenaw	MI	48108	2004	NAP	113,881	Sq. Ft.
Property	15.02	Clinton Self Storage	0.8%	8,100,000	05/03/2018	Yes			33985 Harper Avenue	Clinton	Macomb	MI	48035	2003	NAP	63,110	Sq. Ft.
Loan	16	Homestead TownePlace Suites	2.0%	21,000,000	05/01/2018	Yes	66.7%	59.1%	935 Northeast 30th Terrace	Homestead	Miami-Dade	FL	33033	2016	NAP	115	Rooms
Loan	17	Interstate Plaza	1.8%	18,200,000	12/18/2018	Yes	72.6%	61.0%	1671 1H-35 South	New Braunfels	Comal	TX	78130	2008, 2013	NAP	102,619	Sq. Ft.
Loan	18	Edgewater Village Shopping Center(37)	1.7%	19,500,000	05/17/2018	Yes	64.1%	55.2%	2650 Beach Boulevard	Biloxi	Harrison	MS	39531	1983	2006	137,185	Sq. Ft.
Loan	19	Fordham Green Apartments	1.7%	18,350,000	05/24/2018	Yes	68.1%	62.6%	5600 Fordham Circle	Canton Township	Wayne	MI	48187	1974	NAP	146	Units
Loan	20	CityLine Rochester & Lansing Portfolio	1.7%	17,620,000	Various	Yes	70.8%	63.0%	Various	Various	Various	MI	Various	Various	NAP	189,359	Sq. Ft.
Property	20.01	Rochester Mini Storage	1.1%	10,550,000	05/02/2018	Yes			1790 South Livernois Road	Rochester Hills	Oakland	MI	48307	1992	NAP	94,115	Sq. Ft.
Property	20.02	Lansing Self Storage	0.6%	7,070,000	05/03/2018	Yes			708 East Grand River	Lansing	Ingham	MI	48906	2006	NAP	95,244	Sq. Ft.
Loan	21	Southpointe Square	1.6%	16,770,000	07/14/2018	Yes	69.0%	63.4%	22520 West Road	Woodhaven	Wayne	MI	48183	1971	2018	224	Units
Loan	22	Rohnert Park Center	1.5%	22,400,000	03/08/2018	Yes	49.0%	40.5%	555 Rohnert Park Expressway	Rohnert Park	Sonoma	CA	94928	1991, 2005	NAP	137,184	Sq. Ft.
Loan	23	12-01 44th Avenue(37)	1.5%	23,000,000	06/27/2018	Yes	46.7%	46.7%	12-01 44th Avenue	Long Island City	Queens	NY	11101	1950	2018	22,000	Sq. Ft.
Loan	24	Pangea 20(37)	1.5%	18,825,000	06/12/2018	Yes	56.8%	56.8%	Various	Various	Cook	IL	Various	Various	Various	227	Units
Property	24.01	5501 West Washington Boulevard	1.2%	14,650,000	06/12/2018	Yes			5501 West Washington Boulevard	Chicago	Cook	IL	60644	1929	2017-2018	172	Units
Property	24.02	14110 South Atlantic Avenue	0.1%	1,275,000	06/12/2018	Yes			14110 South Atlantic Avenue	Riverdale	Cook	IL	60827	1960	2016-2018	18	Units
Property	24.03	1475 State Street	0.1%	1,150,000	06/12/2018	Yes			1475 State Street	Calumet City	Cook	IL	60409	1960	2016-2018	15	Units
Property	24.04	4206 Lindenwood Drive	0.1%	1,050,000	06/12/2018	Yes			4206 Lindenwood Drive	Matteson	Cook	IL	60443	1957	2016-2018	12	Units
Property	24.05	8901 South Cottage Grove Avenue	0.1%	700,000	06/12/2018	Yes			8901 South Cottage Grove Avenue	Chicago	Cook	IL	60619	1957	2016-2018	10	Units
Loan	25	Palmhurst Village(37)	1.4%	15,900,000	07/02/2018	Yes	62.3%	54.7%	228 East Mile 3 Road	Palmhurst	Hidalgo	TX	78573	2014	NAP	89,316	Sq. Ft.
Loan	26	Kinston Portfolio(36)	1.4%	14,800,000	02/01/2019	Yes	65.8%	56.7%	Various	Kinston	Lenoir	NC	28504	Various	Various	196	Rooms
Property	26.01	Hampton Inn – Kinston	0.8%	8,800,000	02/01/2019	Yes			1382 Highway 258 South	Kinston	Lenoir	NC	28504	1986	1996, 2012	122	Rooms
Property	26.02	Holiday Inn Express & Suites – Kinston	0.6%	6,000,000	02/01/2019	Yes			1156 Hill Farm Road	Kinston	Lenoir	NC	28504	2000	2015	74	Rooms
Loan	27	Mac Phail Crossing	1.3%	17,900,000	04/20/2018	Yes	51.5%	51.5%	550 West MacPhail Road	Bel Air	Harford	MD	21014	1998	NAP	102,992	Sq. Ft.
Loan	28	Wisteria Village	1.3%	13,800,000	02/07/2018	Yes	65.9%	58.7%	2420 Wisteria Drive Southwest	Snellville	Gwinnett	GA	30078	1985	2015	171,846	Sq. Ft.
Loan	29	Fredericksburg Place(36)	1.2%	13,550,000	04/27/2018	Yes	61.3%	54.5%	3435 Fredericksburg Road	San Antonio	Bexar	TX	78201	1983	2015	224	Units
Loan	30	Lockaway Storage - Schertz	1.1%	12,120,000	06/07/2018	Yes	67.2%	59.7%	200 Roy Richard Drive	Schertz	Guadalupe	TX	78154	1995	NAP	70,300	Sq. Ft.
Loan	31	1503 Jefferson & 406 Cornelia	1.1%	10,600,000	05/04/2018	Yes	66.0%	75.5%	1503 Jefferson Avenue	Brooklyn	Kings	NY	11237	2018	NAP	19	Units
Loan	32	Hampton Inn Port Charlotte	1.0%	11,000,000	04/25/2018	Yes	63.6%	55.3%	24480 Sandhill Boulevard	Port Charlotte	Charlotte	FL	33983	1997	2017	71	Rooms
Loan	33	Cliffs of Macon	1.0%	9,400,000	01/31/2018	Yes	73.3%	60.8%	1895 Clinton Road	Macon	Bibb	GA	31211	1970	2008	142	Units
Loan	34	Hampton Inn & Suites Tucson Mall	0.8%	11,500,000	05/14/2018	Yes	52.2%	39.2%	5950 North Oracle Road	Tucson	Pima	AZ	85704	1998	2014	109	Rooms
Loan	35	Wheeler SC-GA Portfolio	0.8%	8,200,000	Various	Yes	69.9%	65.2%	Various	Various	Various	Various	Various	Various	Various	126,195	Sq. Ft.

A-1-5

CD 2018-CD7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of			FIRREA	Cut-Off									Rentable Area	Units
			Initial Pool	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at						Year	Year	(SF/Units	of
Property Flag	ID	Property Name	Balance	Value ($)(13)	As-of Date	(Yes/No)	Ratio(7)(10)(11)(14)	Maturity or ARD(7)(10)(14)	Address	City	County	State	Zip Code	Built	Renovated	Rooms/Pads)	Measure
Property	35.01	LaGrange	0.4%	4,100,000	05/21/2018	Yes			900 Hogansville Road	LaGrange	Troup	GA	30241	1989	NAP	76,594	Sq. Ft.
Property	35.02	Georgetown	0.3%	2,600,000	05/13/2018	Yes			1620 Highmarket Street	Georgetown	Georgetown	SC	29440	1973	2003	29,572	Sq. Ft.
Property	35.03	Ridgeland Center	0.1%	1,500,000	05/13/2018	Yes			113 / 10847 North Jacob Smart Boulevard	Ridgeland	Jasper	SC	29936	1970	2003	20,029	Sq. Ft.
Loan	36	Lakeville Townhomes	0.8%	8,910,000	06/11/2018	Yes	64.0%	56.8%	1103 Dudley Drive	Shreveport	Caddo Parish	LA	71104	1949	NAP	228	Units
Loan	37	Maricopa Marketplace	0.7%	10,050,000	06/15/2018	Yes	50.0%	50.0%	20917-21141 North John Wayne Parkway	Maricopa	Pinal	AZ	85139	2005	NAP	38,877	Sq. Ft.
Loan	38	Lockaway Storage - Airport	0.7%	8,000,000	06/04/2018	Yes	60.6%	53.8%	907 North Coker Loop	San Antonio	Bexar	TX	78216	1978	NAP	87,630	Sq. Ft.
Loan	39	TownePlace Suites Tucson	0.7%	8,500,000	05/14/2018	Yes	55.3%	41.5%	405 West Rudasill Road	Tucson	Pima	AZ	85704	2001	2017	76	Rooms
Loan	40	Fairfield Inn DFW Airport South Irving	0.6%	14,100,000	06/07/2018	Yes	31.9%	19.6%	4210 West Airport Freeway	Irving	Dallas	TX	75062	1983	NAP	120	Rooms
Loan	41	Pointe Professional Center	0.5%	6,450,000	05/10/2018	Yes	55.8%	46.0%	18223-18325 East 10 Mile Road	Roseville	Macomb	MI	48066	1986, 1988, 1996	NAP	62,613	Sq. Ft.
Loan	42	Kris Kay MHC	0.5%	4,950,000	05/03/2018	Yes	71.9%	62.5%	1800 South Graham Road	Thomas Township	Saginaw	MI	48609	1972	NAP	288	Pads

A-1-6

CD 2018-CD7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Loan per Net
			% of	Rentable Area						Second Most	Second	Second	Second	Third Most	Third	Third	Third
			Initial Pool	(SF/Units/	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent
Property Flag	ID	Property Name	Balance	Rooms/Pads) ($)(4)(15)	(# of payments)(16)(17)(18)	Statements Date	EGI ($)	Expenses($)	NOI($)(11)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)
Loan	1	Aventura Mall(2)(35)	8.4%	1,155	L(25), D(88), O(7)	03/31/2018	149,776,330	31,484,933	118,291,397	12/31/2017	145,286,882	30,046,320	115,240,562	12/31/2016	139,956,585	29,303,182	110,653,403
Loan	2	Bank of America Center(2)(36)	7.0%	121	L(25), D(91), O(4)	04/30/2018	7,656,935	3,679,228	3,977,706	12/31/2017	7,554,630	3,605,981	3,948,648	12/31/2016	6,752,259	3,329,786	3,422,473
Loan	3	Westside NYC Multifamily Portfolio(35)	5.9%	154,412	L(26), D(90), O(4)	03/31/2018	7,096,353	1,914,782	5,181,571	12/31/2017	6,863,531	1,884,384	4,979,147
Property	3.01	320 West 49th Street	0.5%	188,042		03/31/2018	589,524	98,550	490,974	12/31/2017	534,473	93,502	440,971
Property	3.02	324 West 49th Street	0.5%	205,970		03/31/2018	569,087	111,664	457,423	12/31/2017	519,215	107,419	411,796
Property	3.03	340 West 49th Street	0.5%	215,969		03/31/2018	527,273	116,237	411,036	12/31/2017	527,666	113,356	414,310
Property	3.04	326 West 49th Street	0.5%	176,015		03/31/2018	555,419	97,931	457,489	12/31/2017	537,811	95,683	442,128
Property	3.05	338 West 49th Street	0.5%	172,273		03/31/2018	486,296	182,513	303,783	12/31/2017	480,811	180,569	300,242
Property	3.06	332 West 49th Street	0.5%	164,644		03/31/2018	467,994	82,636	385,358	12/31/2017	486,306	81,429	404,877
Property	3.07	318 West 49th Street	0.4%	159,075		03/31/2018	500,468	99,203	401,265	12/31/2017	465,493	94,023	371,470
Property	3.08	322 West 49th Street	0.4%	181,380		03/31/2018	547,327	162,674	384,653	12/31/2017	517,336	162,585	354,751
Property	3.09	330 West 49th Street	0.4%	146,988		03/31/2018	444,822	77,136	367,686	12/31/2017	457,546	74,603	382,943
Property	3.1	334 West 49th Street	0.4%	127,505		03/31/2018	486,864	185,254	301,610	12/31/2017	478,844	185,131	293,713
Property	3.11	328 West 49th Street	0.4%	125,739		03/31/2018	467,105	123,014	344,091	12/31/2017	474,484	124,384	350,100
Property	3.12	336 West 49th Street	0.3%	113,522		03/31/2018	496,473	201,977	294,497	12/31/2017	468,682	200,926	267,756
Property	3.13	308 West 49th Street	0.3%	102,617		03/31/2018	478,799	173,965	304,834	12/31/2017	461,047	175,601	285,446
Property	3.14	310 West 49th Street	0.3%	100,459		03/31/2018	478,902	202,030	276,872	12/31/2017	453,817	195,174	258,643
Loan	4	175 Park Avenue(2)(31)	4.9%	315	L(27), D(89), O(4)	02/28/2018	9,646,590	1,533,245	8,113,345	12/31/2017	9,622,727	1,654,788	7,967,939	12/31/2016	9,571,205	1,645,281	7,925,924
Loan	5	Zenith Ridge(2)	4.9%	185	L(24), D(92), O(4)	05/31/2018	11,411,164	2,034,119	9,377,045	12/31/2017	10,793,818	1,959,830	8,833,988	12/31/2016	9,275,299	1,618,191	7,657,108
Loan	6	Buckeye Corrugated	4.6%	40	L(25), D(90), O(5)
Property	6.01	Buckeye Division	1.2%	40
Property	6.02	All-Size Division	0.9%	40
Property	6.03	Tennessee Division	0.9%	40
Property	6.04	Kock Division	0.6%	40
Property	6.05	Cra-Wal Division	0.5%	40
Property	6.06	Dakota Division	0.4%	40
Loan	7	Centennial I & II	4.6%	139	L(24), D(91), O(5)	03/31/2018	3,555,364	952,211	2,603,153	12/31/2017	3,532,076	945,357	2,586,719	12/31/2016	3,517,570	916,588	2,600,982
Loan	8	NoLIta Multifamily Portfolio	4.5%	864,865	L(26), D(89), O(5)
Property	8.01	26 Prince Street	1.7%	750,000
Property	8.02	29 Prince Street	1.5%	2,130,000
Property	8.03	137 Thompson Street	1.3%	584,375
Loan	9	Playa Largo(2)	4.2%	505,618	L(26), D(90), O(4)	04/30/2018	29,652,427	18,917,973	10,734,454	12/31/2017	27,098,534	17,912,842	9,185,692
Loan	10	Alabama Hotel Portfolio	4.0%	93,519	L(25), D(91), O(4)	05/31/2018	13,535,824	8,619,640	4,916,184	12/31/2017	12,935,282	8,427,788	4,507,494	12/31/2016	11,804,856	7,681,068	4,123,788
Property	10.01	Embassy Suites - Birmingham	2.8%	95,917		05/31/2018	9,969,894	6,755,661	3,214,233	12/31/2017	9,633,157	6,618,914	3,014,243	12/31/2016	8,922,111	6,206,263	2,715,848
Property	10.02	Springhill Suites - Tuscaloosa	1.2%	88,323		05/31/2018	3,565,930	1,863,979	1,701,951	12/31/2017	3,302,125	1,808,874	1,493,251	12/31/2016	2,882,745	1,474,805	1,407,940
Loan	11	Walmart Supercenter Teterboro	3.5%	40	L(24), D(91), O(5)
Loan	12	Sully Station Shopping Center	3.5%	163	L(24), D(92), O(4)	04/30/2018	4,147,852	882,387	3,265,465	12/31/2017	3,886,425	822,844	3,063,581	12/31/2016	3,381,744	840,908	2,540,836
Loan	13	Bear Creek Apartments	3.4%	101,563	L(25), D(92), O(3)	05/31/2018	2,989,421	786,560	2,202,860	12/31/2017	2,919,070	752,361	2,166,708	12/31/2016	2,696,365	726,156	1,970,209
Loan	14	Riverwalk(2)(21)	2.8%	128	L(26), D(91), O(3)	03/31/2018	9,623,128	3,038,382	6,584,746	12/31/2017	9,594,562	2,972,803	6,621,759	12/31/2016	9,353,828	3,023,123	6,330,705
Loan	15	CityLine Ann Arbor & Clinton Portfolio	2.2%	88	L(24), D(92), O(4)	05/31/2018	2,129,066	787,993	1,341,073	12/31/2017	2,077,977	789,534	1,288,443	12/31/2016	1,976,383	778,299	1,198,084
Property	15.01	Ann Arbor Self Storage	1.4%	90		05/31/2018	1,332,697	465,482	867,215	12/31/2017	1,312,439	472,749	839,690	12/31/2016	1,262,130	448,491	813,639
Property	15.02	Clinton Self Storage	0.8%	85		05/31/2018	796,369	322,511	473,858	12/31/2017	765,538	316,785	448,753	12/31/2016	714,253	329,808	384,445
Loan	16	Homestead TownePlace Suites	2.0%	121,739	L(25), D(91), O(4)	04/30/2018	4,549,050	2,542,443	2,006,607	12/31/2017	4,478,501	2,441,227	2,037,274
Loan	17	Interstate Plaza	1.8%	129	L(13), YM1(103), O(4)	04/30/2018	1,510,388	443,239	1,067,149	12/31/2017	1,610,633	442,728	1,167,905	12/31/2016	1,412,895	393,577	1,019,318
Loan	18	Edgewater Village Shopping Center(37)	1.7%	91	L(25), D(90), O(5)	04/30/2018	1,839,717	414,259	1,425,458	12/31/2017	1,633,783	378,231	1,255,552	12/31/2016 T6 Annualized	1,240,751	441,297	799,454
Loan	19	Fordham Green Apartments	1.7%	85,616	L(25), D(91), O(4)	05/31/2018	1,903,971	786,628	1,117,343	12/31/2017	1,919,568	779,967	1,139,601	12/31/2016	1,841,139	800,794	1,040,345
Loan	20	CityLine Rochester & Lansing Portfolio	1.7%	66	L(24), D(92), O(4)	05/31/2018	1,788,414	750,170	1,038,243	12/31/2017	1,729,174	710,814	1,018,360	12/31/2016	1,718,318	719,570	998,748
Property	20.01	Rochester Mini Storage	1.1%	87		05/31/2018	969,063	311,047	658,016	12/31/2017	917,728	305,777	611,951	12/31/2016	883,041	333,628	549,413
Property	20.02	Lansing Self Storage	0.6%	45		05/31/2018	819,351	439,123	380,228	12/31/2017	811,446	405,037	406,409	12/31/2016	835,277	385,942	449,335
Loan	21	Southpointe Square	1.6%	51,652	L(25), D(91), O(4)	05/31/2018	2,009,984	947,970	1,062,014	12/31/2017	1,973,038	910,154	1,062,884	12/31/2016	1,860,549	884,318	976,231
Loan	22	Rohnert Park Center	1.5%	80	L(26), D(89), O(5)	03/31/2018	2,031,008	411,415	1,619,593	12/31/2017	2,016,535	422,032	1,594,503	12/31/2016	2,047,496	391,506	1,655,990
Loan	23	12-01 44th Avenue(37)	1.5%	489	L(6), YM1(109), O(5)
Loan	24	Pangea 20(37)	1.5%	47,137	L(25), D(89), O(6)	05/31/2018	1,174,850	687,235	487,615
Property	24.01	5501 West Washington Boulevard	1.2%	48,413
Property	24.02	14110 South Atlantic Avenue	0.1%	40,261
Property	24.03	1475 State Street	0.1%	43,577
Property	24.04	4206 Lindenwood Drive	0.1%	49,734
Property	24.05	8901 South Cottage Grove Avenue	0.1%	39,788
Loan	25	Palmhurst Village(37)	1.4%	111	L(24), D(91), O(5)	05/31/2018	1,115,641	461,941	653,700	12/31/2017	911,767	399,256	512,512	12/31/2016	856,344	399,134	457,209
Loan	26	Kinston Portfolio(36)	1.4%	49,706	L(28), D(88), O(4)	12/31/2017	5,288,418	3,297,651	1,990,767	12/31/2016	4,717,491	3,029,075	1,688,416	12/31/2015	4,659,419	3,325,439	1,333,980
Property	26.01	Hampton Inn – Kinston	0.8%	46,772		12/31/2017	3,078,314	1,893,480	1,184,834	12/31/2016	2,574,820	1,755,569	819,251	12/31/2015	2,907,750	2,015,203	892,547
Property	26.02	Holiday Inn Express & Suites – Kinston	0.6%	54,545		12/31/2017	2,210,104	1,404,171	805,933	12/31/2016	2,142,671	1,273,506	869,165	12/31/2015	1,751,669	1,310,236	441,433
Loan	27	Mac Phail Crossing	1.3%	89	L(25), D(92), O(3)	03/31/2018	1,588,967	284,312	1,304,654	12/31/2017	1,615,748	287,503	1,328,245	12/31/2016	1,691,992	328,275	1,363,716
Loan	28	Wisteria Village	1.3%	53	L(29), D(87), O(4)	12/31/2017	1,143,826	255,999	887,827	12/31/2016	1,081,439	250,021	831,418	12/31/2015	553,113	222,432	330,681
Loan	29	Fredericksburg Place(36)	1.2%	37,054	L(25), D(91), O(4)	05/31/2018	1,870,262	1,124,596	745,666	12/31/2017	1,831,385	1,235,822	595,564	12/31/2016	1,599,929	762,107	837,822
Loan	30	Lockaway Storage - Schertz	1.1%	116	L(25), D(91), O(4)	05/31/2018	1,057,800	345,374	712,426	12/31/2017	1,041,400	355,972	685,428	12/31/2016	979,114	330,410	648,704
Loan	31	1503 Jefferson & 406 Cornelia	1.1%	421,053	L(25), D(91), O(4)
Loan	32	Hampton Inn Port Charlotte	1.0%	98,592	L(25), D(91), O(4)	04/30/2018	2,761,429	1,250,299	1,511,130	12/31/2017	2,663,549	1,289,157	1,374,392	12/31/2016	2,305,062	1,129,036	1,176,026
Loan	33	Cliffs of Macon	1.0%	48,543	L(25), D(91), O(4)	03/31/2018	1,094,117	282,035	812,082	12/31/2017	1,083,845	282,397	801,448	12/31/2016	1,080,738	283,982	796,756
Loan	34	Hampton Inn & Suites Tucson Mall	0.8%	55,046	L(24), D(90), O(6)	04/30/2018	3,368,831	2,407,855	960,976	12/31/2017	3,197,954	2,332,593	865,361	12/31/2016	2,859,355	2,231,018	628,337
Loan	35	Wheeler SC-GA Portfolio	0.8%	45	L(25), DorYM2(31), O(4)	03/31/2018	973,342	271,203	702,139	12/31/2017	955,387	204,556	750,830	12/31/2016	1,010,124	236,460	773,665

A-1-7

CD 2018-CD7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Loan per Net
			% of	Rentable Area						Second Most	Second	Second	Second	Third Most	Third	Third	Third
			Initial Pool	(SF/Units/	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent
Property Flag	ID	Property Name	Balance	Rooms/Pads) ($)(4)(15)	(# of payments)(16)(17)(18)	Statements Date	EGI ($)	Expenses($)	NOI($)(11)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)
Property	35.01	LaGrange	0.4%	37		03/31/2018	494,677	133,720	360,957	12/31/2017	525,028	138,267	386,760	12/31/2016	560,049	135,228	424,822
Property	35.02	Georgetown	0.3%	61		03/31/2018	329,790	81,970	247,820	12/31/2017	287,730	47,193	240,537	12/31/2016	300,006	56,352	243,654
Property	35.03	Ridgeland Center	0.1%	52		03/31/2018	148,875	55,513	93,362	12/31/2017	142,629	19,096	123,533	12/31/2016	150,069	44,880	105,189
Loan	36	Lakeville Townhomes	0.8%	25,000	L(24), YM1(92), O(4)	05/31/2018	1,340,114	644,643	695,471	12/31/2017	1,372,818	633,445	739,373	12/31/2016	1,391,099	573,751	817,348
Loan	37	Maricopa Marketplace	0.7%	129	L(24), D(92), O(4)	6/30/2018 Annualized	1,087,020	395,342	691,678	12/31/2017	1,078,737	374,893	703,844	12/31/2016	1,145,347	381,266	764,081
Loan	38	Lockaway Storage - Airport	0.7%	55	L(25), D(91), O(4)	05/31/2018	723,932	274,037	449,895	12/31/2017	695,489	280,802	414,687	12/31/2016 T6 Annualized	573,289	277,679	295,610
Loan	39	TownePlace Suites Tucson	0.7%	61,842	L(24), D(90), O(6)	04/30/2018	2,375,996	1,674,209	701,787	12/31/2017	2,337,315	1,620,126	717,189	12/31/2016	2,079,235	1,595,196	484,039
Loan	40	Fairfield Inn DFW Airport South Irving	0.6%	37,500	L(24), D(93), O(3)	05/31/2018	3,658,223	2,425,718	1,232,505	12/31/2017	3,741,838	2,483,123	1,258,715	12/31/2016	3,443,123	2,300,350	1,142,773
Loan	41	Pointe Professional Center	0.5%	57	L(6), YM1(109), O(5)	04/30/2018	960,560	419,834	540,726	12/31/2017	942,624	436,677	505,947	12/31/2016	874,353	371,783	502,570
Loan	42	Kris Kay MHC	0.5%	12,361	L(24), YM1(91), O(5)	03/31/2018	660,522	341,961	318,561	12/31/2017	656,284	337,669	318,615	12/31/2016	626,706	344,561	282,145

A-1-8

CD 2018-CD7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease			Lease
Property Flag	ID	Property Name	Balance	Debt Yield(14)	Debt Yield(14)	Revenue($)	EGI($)	Expenses($)	NOI ($)(11)	Reserves($)	TI/LC($)	NCF ($)	Interest	Expiration(19)	Extension Terms(19)	Largest Tenant(20)(22)(23)(24)(25)	SF	Expiration
Loan	1	Aventura Mall(2)(35)	8.4%	11.0%	10.8%	155,278,939	185,479,647	30,620,668	154,858,979	243,502	3,043,770	151,571,708	Fee Simple			J. C. Penney Co.	193,759	04/30/2023
Loan	2	Bank of America Center(2)(36)	7.0%	11.6%	10.9%	9,559,330	10,869,501	3,853,953	7,015,548	50,139	348,888	6,616,522	Fee Simple			Bank of America	85,072	06/10/2022
Loan	3	Westside NYC Multifamily Portfolio(35)	5.9%	14.3%	14.3%	7,600,468	7,951,421	1,965,820	5,985,601			5,985,601	Fee Simple
Property	3.01	320 West 49th Street	0.5%			627,405	608,583	77,471	531,112			531,112	Fee Simple			NAP	NAP	NAP
Property	3.02	324 West 49th Street	0.5%			504,199	631,494	105,256	526,238			526,238	Fee Simple			NAP	NAP	NAP
Property	3.03	340 West 49th Street	0.5%			516,705	617,837	93,854	523,983			523,983	Fee Simple			NAP	NAP	NAP
Property	3.04	326 West 49th Street	0.5%			630,626	611,707	111,071	500,636			500,636	Fee Simple			NAP	NAP	NAP
Property	3.05	338 West 49th Street	0.5%			592,640	692,928	198,192	494,736			494,736	Fee Simple			NAP	NAP	NAP
Property	3.06	332 West 49th Street	0.5%			570,272	553,163	85,311	467,853			467,853	Fee Simple			NAP	NAP	NAP
Property	3.07	318 West 49th Street	0.4%			555,233	556,036	100,608	455,428			455,428	Fee Simple			NAP	NAP	NAP
Property	3.08	322 West 49th Street	0.4%			445,802	590,985	151,524	439,461			439,461	Fee Simple			NAP	NAP	NAP
Property	3.09	330 West 49th Street	0.4%			515,850	500,375	87,546	412,829			412,829	Fee Simple			NAP	NAP	NAP
Property	3.1	334 West 49th Street	0.4%			582,046	564,585	198,073	366,512			366,512	Fee Simple			NAP	NAP	NAP
Property	3.11	328 West 49th Street	0.4%			509,456	494,172	134,437	359,735			359,735	Fee Simple			NAP	NAP	NAP
Property	3.12	336 West 49th Street	0.3%			568,611	551,552	224,088	327,465			327,465	Fee Simple			NAP	NAP	NAP
Property	3.13	308 West 49th Street	0.3%			482,992	486,475	192,280	294,195			294,195	Fee Simple			NAP	NAP	NAP
Property	3.14	310 West 49th Street	0.3%			498,631	491,530	206,111	285,419			285,419	Fee Simple			NAP	NAP	NAP
Loan	4	175 Park Avenue(2)(31)	4.9%	8.9%	8.7%	7,152,300	9,222,583	1,678,193	7,544,391	54,000	135,000	7,355,391	Fee Simple			Realogy Operations LLC	270,000	12/31/2029
Loan	5	Zenith Ridge(2)	4.9%	10.5%	9.6%	12,792,023	12,152,422	2,717,417	9,435,006	72,900	729,000	8,633,106	Fee Simple			Ansys, Inc.	216,971	12/31/2029
Loan	6	Buckeye Corrugated	4.6%	9.4%	8.7%	3,371,235	3,578,594	478,064	3,100,530	123,942	121,629	2,854,958	Fee Simple
Property	6.01	Buckeye Division	1.2%										Fee Simple			Buckeye Corrugated	223,592	06/15/2038
Property	6.02	All-Size Division	0.9%										Fee Simple			Buckeye Corrugated	166,970	06/15/2038
Property	6.03	Tennessee Division	0.9%										Fee Simple			Buckeye Corrugated	155,721	06/15/2038
Property	6.04	Kock Division	0.6%										Fee Simple			Buckeye Corrugated	114,000	06/15/2038
Property	6.05	Cra-Wal Division	0.5%										Fee Simple			Buckeye Corrugated	96,000	06/15/2038
Property	6.06	Dakota Division	0.4%										Fee Simple			Buckeye Corrugated	70,000	06/15/2038
Loan	7	Centennial I & II	4.6%	11.8%	10.8%	5,167,174	4,862,311	991,529	3,870,782	23,566	299,289	3,547,926	Fee Simple			State of Washington - Department of Social and Health Services	186,923	10/31/2028
Loan	8	NoLIta Multifamily Portfolio	4.5%	6.6%	6.5%	3,204,837	3,085,561	982,001	2,103,560	10,995	5,678	2,086,886	Fee Simple
Property	8.01	26 Prince Street	1.7%			1,182,000	1,136,652	355,084	781,568	4,500	2,250	774,818	Fee Simple			NAP	NAP	NAP
Property	8.02	29 Prince Street	1.5%			1,083,366	1,041,960	340,482	701,478	1,995	1,628	697,855	Fee Simple			NAP	NAP	NAP
Property	8.03	137 Thompson Street	1.3%			939,471	906,949	286,436	620,513	4,500	1,800	614,213	Fee Simple			NAP	NAP	NAP
Loan	9	Playa Largo(2)	4.2%	12.1%	10.7%	29,652,427	29,652,427	18,795,321	10,857,106	1,186,097		9,671,009	Fee Simple			NAP	NAP	NAP
Loan	10	Alabama Hotel Portfolio	4.0%	17.2%	15.3%	13,535,824	13,535,824	8,644,168	4,891,656	541,433		4,350,223	Fee Simple
Property	10.01	Embassy Suites - Birmingham	2.8%			9,969,894	9,969,894	6,752,767	3,217,127	398,796		2,818,331	Fee Simple			NAP	NAP	NAP
Property	10.02	Springhill Suites - Tuscaloosa	1.2%			3,565,930	3,565,930	1,891,401	1,674,529	142,637		1,531,892	Fee Simple			NAP	NAP	NAP
Loan	11	Walmart Supercenter Teterboro	3.5%	7.3%	7.3%	1,562,500	1,844,055		1,844,055			1,844,055	Fee Simple			NAP	NAP	NAP
Loan	12	Sully Station Shopping Center	3.5%	13.2%	12.3%	4,541,023	4,310,958	1,016,788	3,294,170	52,259	174,302	3,067,609	Fee Simple			GlowZone	48,322	12/31/2028
Loan	13	Bear Creek Apartments	3.4%	8.5%	8.3%	2,974,031	2,971,141	889,905	2,081,236	60,000		2,021,236	Fee Simple			NAP	NAP	NAP
Loan	14	Riverwalk(2)(21)	2.8%	9.2%	8.8%	9,909,312	10,828,207	3,385,984	7,442,223	63,038	252,152	7,127,034	Fee Simple			Solectria	78,410	3/1/2019
Loan	15	CityLine Ann Arbor & Clinton Portfolio	2.2%	8.3%	8.1%	2,200,452	2,129,066	833,874	1,295,192	21,239		1,273,953	Fee Simple
Property	15.01	Ann Arbor Self Storage	1.4%			1,421,952	1,332,697	483,924	848,773	13,666		835,107	Fee Simple			NAP	NAP	NAP
Property	15.02	Clinton Self Storage	0.8%			778,500	796,369	349,950	446,419	7,573		438,846	Fee Simple			NAP	NAP	NAP
Loan	16	Homestead TownePlace Suites	2.0%	14.5%	13.2%	4,413,000	4,549,050	2,520,278	2,028,772	181,962		1,846,810	Fee Simple			NAP	NAP	NAP
Loan	17	Interstate Plaza	1.8%	10.0%	9.2%	1,958,300	1,847,685	524,798	1,322,887	16,419	96,220	1,210,249	Fee Simple			Planet Fitness	18,000	11/30/2020
Loan	18	Edgewater Village Shopping Center(37)	1.7%	11.2%	10.1%	2,018,958	1,863,594	457,732	1,405,861	38,412	102,889	1,264,561	Fee Simple			Stein Mart	27,842	09/30/2022
Loan	19	Fordham Green Apartments	1.7%	8.5%	8.2%	2,099,877	1,903,971	837,706	1,066,265	43,003		1,023,261	Fee Simple			NAP	NAP	NAP
Loan	20	CityLine Rochester & Lansing Portfolio	1.7%	8.4%	8.2%	1,823,748	1,814,816	767,528	1,047,288	18,936		1,028,352	Fee Simple
Property	20.01	Rochester Mini Storage	1.1%			937,968	995,465	312,351	683,114	9,412		673,702	Fee Simple			NAP	NAP	NAP
Property	20.02	Lansing Self Storage	0.6%			885,780	819,351	455,177	364,174	9,524		354,649	Fee Simple			NAP	NAP	NAP
Loan	21	Southpointe Square	1.6%	9.2%	8.6%	2,151,264	2,046,592	982,742	1,063,851	68,698		995,154	Fee Simple			NAP	NAP	NAP
Loan	22	Rohnert Park Center	1.5%	13.9%	12.9%	1,719,298	2,043,777	514,001	1,529,776	27,437	88,344	1,413,995	Fee Simple			Reading Cinemas	74,000	10/31/2023
Loan	23	12-01 44th Avenue(37)	1.5%	7.7%	7.5%	1,043,361	991,193	164,215	826,978	4,400	16,500	806,078	Fee Simple			Wirecutter, Inc.	22,000	11/30/2028
Loan	24	Pangea 20(37)	1.5%	12.0%	11.5%	1,996,416	1,975,909	689,986	1,285,923	56,750		1,229,173	Fee Simple
Property	24.01	5501 West Washington Boulevard	1.2%										Fee Simple			NAP	NAP	NAP
Property	24.02	14110 South Atlantic Avenue	0.1%										Fee Simple			NAP	NAP	NAP
Property	24.03	1475 State Street	0.1%										Fee Simple			NAP	NAP	NAP
Property	24.04	4206 Lindenwood Drive	0.1%										Fee Simple			NAP	NAP	NAP
Property	24.05	8901 South Cottage Grove Avenue	0.1%										Fee Simple			NAP	NAP	NAP
Loan	25	Palmhurst Village(37)	1.4%	9.8%	9.1%	1,528,904	1,444,526	474,951	969,575	17,863	53,590	898,122	Fee Simple			Ross Dress for Less	30,000	01/31/2026
Loan	26	Kinston Portfolio(36)	1.4%	20.3%	17.6%	5,204,879	5,288,418	3,308,387	1,980,030	264,421		1,715,610	Fee Simple
Property	26.01	Hampton Inn – Kinston	0.8%			3,012,129	3,078,314	1,902,030	1,176,284	153,916		1,022,368	Fee Simple			NAP	NAP	NAP
Property	26.02	Holiday Inn Express & Suites – Kinston	0.6%			2,192,750	2,210,104	1,406,357	803,747	110,505		693,242	Fee Simple			NAP	NAP	NAP
Loan	27	Mac Phail Crossing	1.3%	12.8%	12.0%	1,749,519	1,662,043	487,071	1,174,972	20,598	53,164	1,101,209	Fee Simple			Weis Markets, Inc.	57,992	04/30/2022
Loan	28	Wisteria Village	1.3%	10.5%	9.1%	1,143,812	1,232,371	272,663	959,708	29,214	100,039	830,455	Fee Simple			At Home	84,146	12/31/2020
Loan	29	Fredericksburg Place(36)	1.2%	10.5%	9.8%	1,941,960	1,974,005	1,102,617	871,388	56,000		815,388	Fee Simple			NAP	NAP	NAP
Loan	30	Lockaway Storage - Schertz	1.1%	8.8%	8.7%	898,945	1,055,513	334,412	721,101	8,436		712,665	Fee Simple			NAP	NAP	NAP
Loan	31	1503 Jefferson & 406 Cornelia	1.1%	7.0%	7.0%	641,400	633,158	145,155	488,003			488,003	Fee Simple			NAP	NAP	NAP
Loan	32	Hampton Inn Port Charlotte	1.0%	17.9%	16.3%	2,719,729	2,759,301	1,504,628	1,254,672	110,372		1,144,300	Fee Simple			NAP	NAP	NAP
Loan	33	Cliffs of Macon	1.0%	10.7%	10.3%	1,113,108	1,140,780	402,296	738,484	28,400		710,084	Fee Simple			NAP	NAP	NAP
Loan	34	Hampton Inn & Suites Tucson Mall	0.8%	16.1%	13.8%	3,368,831	3,368,831	2,405,537	963,294	134,753		828,540	Fee Simple			NAP	NAP	NAP
Loan	35	Wheeler SC-GA Portfolio	0.8%	11.8%	10.3%	855,624	920,106	242,460	677,646	29,380	59,170	589,097	Fee Simple

A-1-9

CD 2018-CD7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease			Lease
Property Flag	ID	Property Name	Balance	Debt Yield(14)	Debt Yield(14)	Revenue($)	EGI($)	Expenses($)	NOI ($)(11)	Reserves($)	TI/LC($)	NCF ($)	Interest	Expiration(19)	Extension Terms(19)	Largest Tenant(20)(22)(23)(24)(25)	SF	Expiration
Property	35.01	LaGrange	0.4%			448,206	410,692	123,679	287,013	14,070	40,295	232,648	Fee Simple			Food Depot	46,700	04/30/2028
Property	35.02	Georgetown	0.3%			267,215	329,714	67,325	262,389	8,926	12,365	241,098	Fee Simple			Piggly Wiggly	22,032	08/31/2023
Property	35.03	Ridgeland Center	0.1%			140,203	179,700	51,456	128,244	6,384	6,509	115,351	Fee Simple			Piggly Wiggly	20,029	03/31/2023
Loan	36	Lakeville Townhomes	0.8%	11.5%	10.3%	1,764,324	1,340,114	683,363	656,751	68,400		588,351	Fee Simple			NAP	NAP	NAP
Loan	37	Maricopa Marketplace	0.7%	13.4%	12.3%	1,146,777	1,066,489	392,366	674,123	17,106	38,877	618,140	Fee Simple			Plaza Bonita Mexican Restaurant	4,504	06/30/2020
Loan	38	Lockaway Storage - Airport	0.7%	9.5%	9.4%	713,850	737,006	274,106	462,900	8,763		454,137	Fee Simple			NAP	NAP	NAP
Loan	39	TownePlace Suites Tucson	0.7%	14.8%	12.8%	2,375,996	2,375,996	1,680,029	695,967	95,040		600,927	Fee Simple			NAP	NAP	NAP
Loan	40	Fairfield Inn DFW Airport South Irving	0.6%	25.7%	22.6%	3,445,849	3,474,067	2,317,328	1,156,739	138,963		1,017,776	Fee Simple			NAP	NAP	NAP
Loan	41	Pointe Professional Center	0.5%	15.5%	13.2%	1,189,921	1,027,937	469,487	558,450	20,292	62,613	475,545	Fee Simple			William Beaumont Hospital	9,133	03/31/2023
Loan	42	Kris Kay MHC	0.5%	9.1%	8.9%	940,017	638,852	313,738	325,114	9,432		315,682	Fee Simple			NAP	NAP	NAP

A-1-10

CD 2018-CD7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool			Lease			Lease			Lease			Lease		Occupancy
Property Flag	ID	Property Name	Balance	2nd Largest Tenant(22)(23)(25)	SF	Expiration	3rd Largest Tenant(23)	SF	Expiration	4th Largest Tenant	SF	Expiration	5th Largest Tenant	SF	Expiration	Occupancy(4)(20)	As-of Date
Loan	1	Aventura Mall(2)(35)	8.4%	AMC Theatres	78,738	08/31/2023	Zara	34,454	10/31/2029	XXI Forever	32,504	06/30/2018	H & M	28,830	01/31/2027	92.8%	02/14/2018
Loan	2	Bank of America Center(2)(36)	7.0%	DEQ	81,553	4/30/2028	Virginia Retirement System	68,356	6/30/2024	Sands Anderson Marks & Miller	38,832	1/31/2024	McCandlish Holton	33,822	4/30/2026	84.5%	06/18/2018
Loan	3	Westside NYC Multifamily Portfolio(35)	5.9%													97.8%	05/31/2018
Property	3.01	320 West 49th Street	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%	05/31/2018
Property	3.02	324 West 49th Street	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	88.9%	05/31/2018
Property	3.03	340 West 49th Street	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/31/2018
Property	3.04	326 West 49th Street	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/31/2018
Property	3.05	338 West 49th Street	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%	05/31/2018
Property	3.06	332 West 49th Street	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/31/2018
Property	3.07	318 West 49th Street	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/31/2018
Property	3.08	322 West 49th Street	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/31/2018
Property	3.09	330 West 49th Street	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%	05/31/2018
Property	3.1	334 West 49th Street	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/31/2018
Property	3.11	328 West 49th Street	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/31/2018
Property	3.12	336 West 49th Street	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%	05/31/2018
Property	3.13	308 West 49th Street	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/31/2018
Property	3.14	310 West 49th Street	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/31/2018
Loan	4	175 Park Avenue(2)(31)	4.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	08/06/2018
Loan	5	Zenith Ridge(2)	4.9%	EQT Corp.	180,908	01/31/2031	Nicholson Construction Company	17,342	01/31/2026	Sentric Holdings Corp.	13,334	09/30/2021	Regus	13,814	01/31/2025	100.0%	07/11/2018
Loan	6	Buckeye Corrugated	4.6%													100.0%	08/06/2018
Property	6.01	Buckeye Division	1.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	08/06/2018
Property	6.02	All-Size Division	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	08/06/2018
Property	6.03	Tennessee Division	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	08/06/2018
Property	6.04	Kock Division	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	08/06/2018
Property	6.05	Cra-Wal Division	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	08/06/2018
Property	6.06	Dakota Division	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	08/06/2018
Loan	7	Centennial I & II	4.6%	State of Washington Employment Security Department	20,313	10/31/2028	Econet, Inc.	18,754	03/31/2028	NAP	NAP	NAP	NAP	NAP	NAP	95.9%	07/02/2018
Loan	8	NoLIta Multifamily Portfolio	4.5%													100.0%	06/01/2018
Property	8.01	26 Prince Street	1.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/01/2018
Property	8.02	29 Prince Street	1.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/01/2018
Property	8.03	137 Thompson Street	1.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/01/2018
Loan	9	Playa Largo(2)	4.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	79.3%	04/30/2018
Loan	10	Alabama Hotel Portfolio	4.0%													76.6%	05/31/2018
Property	10.01	Embassy Suites - Birmingham	2.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	77.3%	05/31/2018
Property	10.02	Springhill Suites - Tuscaloosa	1.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	75.3%	05/31/2018
Loan	11	Walmart Supercenter Teterboro	3.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	12	Sully Station Shopping Center	3.5%	Goodwill	17,739	08/31/2027	Planet Fitness	15,800	01/31/2027	Exxon	10,048	07/31/2037	Dollar Tree	9,134	08/31/2020	95.3%	06/20/2018
Loan	13	Bear Creek Apartments	3.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.9%	06/14/2018
Loan	14	Riverwalk(2)(21)	2.8%	Partners Community Healthcare	48,892	11/1/2019	Home Health VNA	34,252	10/15/2025	Jaybird & Mais	33,786	12/1/2021	Select One Construction	31,000	4/30/2033	93.0%	06/18/2018
Loan	15	CityLine Ann Arbor & Clinton Portfolio	2.2%													88.6%	05/31/2018
Property	15.01	Ann Arbor Self Storage	1.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	87.6%	05/31/2018
Property	15.02	Clinton Self Storage	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	90.5%	05/31/2018
Loan	16	Homestead TownePlace Suites	2.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	81.1%	04/30/2018
Loan	17	Interstate Plaza	1.8%	Spec’s Liquor	17,993	07/31/2028	JoAnn Fabrics	17,979	01/31/2025	PetSmart	15,713	12/31/2026	Aaron’s Rents	7,000	11/30/2023	96.0%	04/01/2018
Loan	18	Edgewater Village Shopping Center(37)	1.7%	Tulane University	14,961	09/30/2027	Tuesday Morning	12,500	04/30/2027	Dollar Tree	10,000	01/31/2022	El Saltillo Mexican Restaurant	8,884	06/30/2023	93.2%	06/19/2018
Loan	19	Fordham Green Apartments	1.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.2%	06/01/2018
Loan	20	CityLine Rochester & Lansing Portfolio	1.7%													87.6%	Various
Property	20.01	Rochester Mini Storage	1.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	92.0%	02/23/2018
Property	20.02	Lansing Self Storage	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	83.2%	05/31/2018
Loan	21	Southpointe Square	1.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	92.9%	06/01/2018
Loan	22	Rohnert Park Center	1.5%	Jump Freedom	35,800	09/30/2019	Southern Glazers Wine and Spirits	15,981	02/28/2021	Cheer Obsession Athletics	5,803	06/30/2021	Applebees	5,600	01/31/2025	100.0%	03/31/2018
Loan	23	12-01 44th Avenue(37)	1.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	08/06/2018
Loan	24	Pangea 20(37)	1.5%													95.6%	06/01/2018
Property	24.01	5501 West Washington Boulevard	1.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.3%	06/01/2018
Property	24.02	14110 South Atlantic Avenue	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.4%	06/01/2018
Property	24.03	1475 State Street	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/01/2018
Property	24.04	4206 Lindenwood Drive	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/01/2018
Property	24.05	8901 South Cottage Grove Avenue	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	90.0%	06/01/2018
Loan	25	Palmhurst Village(37)	1.4%	Goodwill	11,951	06/30/2025	J Merchants	11,200	11/30/2022	Rainbow	5,032	01/31/2023	Rodeo Dental Texas, LLC	4,400	10/31/2026	95.5%	06/01/2018
Loan	26	Kinston Portfolio(36)	1.4%													72.5%	12/31/2017
Property	26.01	Hampton Inn – Kinston	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	68.1%	12/31/2017
Property	26.02	Holiday Inn Express & Suites – Kinston	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	79.7%	12/31/2017
Loan	27	Mac Phail Crossing	1.3%	Dick’s Sporting Goods, Inc.	45,000	03/31/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	04/02/2018
Loan	28	Wisteria Village	1.3%	Ollie’s Bargain Outlet	29,676	08/31/2022	Planet Fitness	26,324	02/28/2026	Gwinnett Bone & Joint Specialist	8,100	10/31/2018	China Chef	2,800	12/31/2020	94.3%	02/22/2018
Loan	29	Fredericksburg Place(36)	1.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.6%	06/07/2018
Loan	30	Lockaway Storage - Schertz	1.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	90.2%	05/31/2018
Loan	31	1503 Jefferson & 406 Cornelia	1.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/26/2018
Loan	32	Hampton Inn Port Charlotte	1.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	78.5%	04/30/2018
Loan	33	Cliffs of Macon	1.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.9%	03/31/2018
Loan	34	Hampton Inn & Suites Tucson Mall	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	78.0%	04/30/2018
Loan	35	Wheeler SC-GA Portfolio	0.8%													97.1%	Various

A-1-11

CD 2018-CD7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool			Lease			Lease			Lease			Lease		Occupancy
Property Flag	ID	Property Name	Balance	2nd Largest Tenant(22)(23)(25)	SF	Expiration	3rd Largest Tenant(23)	SF	Expiration	4th Largest Tenant	SF	Expiration	5th Largest Tenant	SF	Expiration	Occupancy(4)(20)	As-of Date
Property	35.01	LaGrange	0.4%	Walgreens	9,594	01/28/2022	NWM Furniture Rental	3,000	03/31/2019	U’s Beauty Supply	2,400	12/31/2019	Zafar Iqbal dba Flair	1,500	09/30/2019	95.3%	06/20/2018
Property	35.02	Georgetown	0.3%	Family Dollar	7,540	01/31/2020	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	06/20/2018
Property	35.03	Ridgeland Center	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	08/06/2018
Loan	36	Lakeville Townhomes	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	82.5%	07/12/2018
Loan	37	Maricopa Marketplace	0.7%	Leslie’s Poolmart	3,200	12/31/2019	Pizza Hut	3,000	04/30/2021	Sunrise Café	2,800	08/31/2022	Premier Orthodontic Specialists	2,800	01/31/2019	96.4%	07/01/2018
Loan	38	Lockaway Storage - Airport	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.1%	05/31/2018
Loan	39	TownePlace Suites Tucson	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	79.6%	04/30/2018
Loan	40	Fairfield Inn DFW Airport South Irving	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	82.1%	05/31/2018
Loan	41	Pointe Professional Center	0.5%	Michigan Cancer Specialist, PLC	6,250	03/31/2023	Ascension Medical Group Michigan	4,070	05/31/2022	Richard Kneip, Ph.D. PC dba Great Lakes Psychology	4,033	03/31/2025	Eastlake Pediatric	2,900	02/28/2025	86.5%	06/01/2018
Loan	42	Kris Kay MHC	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	65.3%	04/30/2018

A-1-12

CD 2018-CD7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront
			Initial Pool	Replacement	Replacement	TI/LC	TI/LC	Tax	Tax	Insurance	Insurance	Engineering
Property Flag	ID	Property Name	Balance	Reserves($)(27)(29)	Reserves ($)(28)(29)(30)	Reserves ($)(27)	Reserves ($)(29)(29)(30)	Reserves ($)(27)	Reserves ($)(28)(30)	Reserves($)(27)	Reserves ($)(28)	Reserve($)(27)
Loan	1	Aventura Mall(2)(35)	8.4%		Springing		Springing		Springing		Springing
Loan	2	Bank of America Center(2)(36)	7.0%		4,178	1,525,000		105,000	52,500	115,033	10,458
Loan	3	Westside NYC Multifamily Portfolio(35)	5.9%	204,750	Springing	6,750	Springing	186,667	93,334	113,733	9,478	57,472
Property	3.01	320 West 49th Street	0.5%
Property	3.02	324 West 49th Street	0.5%
Property	3.03	340 West 49th Street	0.5%
Property	3.04	326 West 49th Street	0.5%
Property	3.05	338 West 49th Street	0.5%
Property	3.06	332 West 49th Street	0.5%
Property	3.07	318 West 49th Street	0.4%
Property	3.08	322 West 49th Street	0.4%
Property	3.09	330 West 49th Street	0.4%
Property	3.1	334 West 49th Street	0.4%
Property	3.11	328 West 49th Street	0.4%
Property	3.12	336 West 49th Street	0.3%
Property	3.13	308 West 49th Street	0.3%
Property	3.14	310 West 49th Street	0.3%
Loan	4	175 Park Avenue(2)(31)	4.9%	162,000	Springing	675,000	Springing	115,000	115,000		Springing	6,133
Loan	5	Zenith Ridge(2)	4.9%		6,075		60,750	30,949	54,461		Springing
Loan	6	Buckeye Corrugated	4.6%		Springing				Springing		Springing
Property	6.01	Buckeye Division	1.2%
Property	6.02	All-Size Division	0.9%
Property	6.03	Tennessee Division	0.9%
Property	6.04	Kock Division	0.6%
Property	6.05	Cra-Wal Division	0.5%
Property	6.06	Dakota Division	0.4%
Loan	7	Centennial I & II	4.6%		1,964		39,277		43,098	14,111	4,704
Loan	8	NoLIta Multifamily Portfolio	4.5%		1,071			355,500	59,250	22,554	2,506
Property	8.01	26 Prince Street	1.7%
Property	8.02	29 Prince Street	1.5%
Property	8.03	137 Thompson Street	1.3%
Loan	9	Playa Largo(2)	4.2%		98,841			286,979	35,872	44,902	19,747
Loan	10	Alabama Hotel Portfolio	4.0%		22,560			305,284	43,612		Springing
Property	10.01	Embassy Suites - Birmingham	2.8%
Property	10.02	Springhill Suites - Tuscaloosa	1.2%
Loan	11	Walmart Supercenter Teterboro	3.5%		Springing		Springing		Springing		Springing
Loan	12	Sully Station Shopping Center	3.5%		Springing		12,809	103,210	34,403	12,083	1,726
Loan	13	Bear Creek Apartments	3.4%		5,000			93,169	15,528	10,114	5,057
Loan	14	Riverwalk(2)(21)	2.8%	270,000	Springing	2,000,000	Springing		Springing		Springing
Loan	15	CityLine Ann Arbor & Clinton Portfolio	2.2%		1,918			143,279	15,920	6,023	2,008
Property	15.01	Ann Arbor Self Storage	1.4%
Property	15.02	Clinton Self Storage	0.8%
Loan	16	Homestead TownePlace Suites	2.0%		4% of prior month revenues			99,402	14,200	49,239	Springing
Loan	17	Interstate Plaza	1.8%		1,368		29,167	156,644	26,107	3,243	3,243	7,875
Loan	18	Edgewater Village Shopping Center(37)	1.7%		4,230	150,000	8,574	74,394	12,399	69,661	5,359
Loan	19	Fordham Green Apartments	1.7%		3,584			94,318	15,720		Springing	11,040
Loan	20	CityLine Rochester & Lansing Portfolio	1.7%	456,409	1,578			88,492	12,642	4,326	1,442
Property	20.01	Rochester Mini Storage	1.1%
Property	20.02	Lansing Self Storage	0.6%
Loan	21	Southpointe Square	1.6%		5,725			168,403	16,840		Springing	407,879
Loan	22	Rohnert Park Center	1.5%		2,286	12,500	11,432		29,275		6,916	18,750
Loan	23	12-01 44th Avenue(37)	1.5%		367			3,354	3,354	43,988	5,499
Loan	24	Pangea 20(37)	1.5%		4,729				16,022	9,737	3,246
Property	24.01	5501 West Washington Boulevard	1.2%
Property	24.02	14110 South Atlantic Avenue	0.1%
Property	24.03	1475 State Street	0.1%
Property	24.04	4206 Lindenwood Drive	0.1%
Property	24.05	8901 South Cottage Grove Avenue	0.1%
Loan	25	Palmhurst Village(37)	1.4%		1,489		4,466	168,989	16,899	45,411	5,676
Loan	26	Kinston Portfolio(36)	1.4%		The greater of (i) 4.0% of gross revenues for the month which occurred two months prior, (ii) the amount due under the management agreement, (iii) any amount required under any Franchise Agreement for FF&E Work			45,523	11,381	13,172	6,586	17,688
Property	26.01	Hampton Inn – Kinston	0.8%
Property	26.02	Holiday Inn Express & Suites – Kinston	0.6%
Loan	27	Mac Phail Crossing	1.3%	450,000	1,287		Springing	97,532	Springing	6,261	482
Loan	28	Wisteria Village	1.3%		2,864		10,740	56,108	9,351	7,268	1,817	2,730
Loan	29	Fredericksburg Place(36)	1.2%		5,600			146,139	24,356	32,056	6,328	19,375
Loan	30	Lockaway Storage - Schertz	1.1%		703			48,668	6,953	671	588
Loan	31	1503 Jefferson & 406 Cornelia	1.1%	14,250	Springing			17,500	8,750	3,376	487
Loan	32	Hampton Inn Port Charlotte	1.0%		4% of prior month revenues			57,341	6,371	21,623	5,406
Loan	33	Cliffs of Macon	1.0%	100,000	3,550			52,477	5,831		Springing
Loan	34	Hampton Inn & Suites Tucson Mall	0.8%		2,807			76,500	12,750	10,628	3,543
Loan	35	Wheeler SC-GA Portfolio	0.8%		2,103		6,836	35,080	8,770		Springing	457,936

A-1-13

CD 2018-CD7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront
			Initial Pool	Replacement	Replacement	TI/LC	TI/LC	Tax	Tax	Insurance	Insurance	Engineering
Property Flag	ID	Property Name	Balance	Reserves($)(27)(29)	Reserves ($)(28)(29)(30)	Reserves ($)(27)	Reserves ($)(29)(29)(30)	Reserves ($)(27)	Reserves ($)(28)(30)	Reserves($)(27)	Reserves ($)(28)	Reserve($)(27)
Property	35.01	LaGrange	0.4%
Property	35.02	Georgetown	0.3%
Property	35.03	Ridgeland Center	0.1%
Loan	36	Lakeville Townhomes	0.8%		5,700			68,071	7,563	74,744	8,521	258,921
Loan	37	Maricopa Marketplace	0.7%		1,426	50,000	Springing	108,476	12,053	4,633	927
Loan	38	Lockaway Storage - Airport	0.7%		730			63,552	9,079	502	502
Loan	39	TownePlace Suites Tucson	0.7%		1,980			64,000	10,667	8,827	2,942
Loan	40	Fairfield Inn DFW Airport South Irving	0.6%		11,981			117,723	14,715	55,439	5,040
Loan	41	Pointe Professional Center	0.5%	27,235	1,691	100,000	5,218		15,607	23,331	1,795
Loan	42	Kris Kay MHC	0.5%		786			26,819	4,470		Springing

A-1-14

CD 2018-CD7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Other	Environmental		Franchise
			Initial Pool	Other	Other	Reserves	Report	Engineering	Expiration
Property Flag	ID	Property Name	Balance	Reserves(27)	Reserves ($)(28)(29)	Description	Date(32)(33)	Report Date	Date
Loan	1	Aventura Mall(2)(35)	8.4%	26,168,910		Outstanding Tenant Obligations Reserve (Upfront: $19,392,145); Bridge Rent and Reimbursement Reserve (Upfront: $6,776,765)	04/27/2018	04/27/2018	NAP
Loan	2	Bank of America Center(2)(36)	7.0%	6,090,783		Bank of America Reserve (Upfront: $4,091,878); Specified Tenant Free Rent Reserve (Upfront: $850,305); Specified Tenant Leasing Commissions Reserve (Upfront: $305,413); Specified Tenant TI Allowance Reserve (Upfront: $843,187)	06/19/2018	05/24/2018	NAP
Loan	3	Westside NYC Multifamily Portfolio(35)	5.9%				03/19/2018	03/19/2018
Property	3.01	320 West 49th Street	0.5%				03/19/2018	03/19/2018	NAP
Property	3.02	324 West 49th Street	0.5%				03/19/2018	03/19/2018	NAP
Property	3.03	340 West 49th Street	0.5%				03/19/2018	03/19/2018	NAP
Property	3.04	326 West 49th Street	0.5%				03/19/2018	03/19/2018	NAP
Property	3.05	338 West 49th Street	0.5%				03/19/2018	03/19/2018	NAP
Property	3.06	332 West 49th Street	0.5%				03/19/2018	03/19/2018	NAP
Property	3.07	318 West 49th Street	0.4%				03/19/2018	03/19/2018	NAP
Property	3.08	322 West 49th Street	0.4%				03/19/2018	03/19/2018	NAP
Property	3.09	330 West 49th Street	0.4%				03/19/2018	03/19/2018	NAP
Property	3.1	334 West 49th Street	0.4%				03/19/2018	03/19/2018	NAP
Property	3.11	328 West 49th Street	0.4%				03/19/2018	03/19/2018	NAP
Property	3.12	336 West 49th Street	0.3%				03/19/2018	03/19/2018	NAP
Property	3.13	308 West 49th Street	0.3%				03/19/2018	03/19/2018	NAP
Property	3.14	310 West 49th Street	0.3%				03/19/2018	03/19/2018	NAP
Loan	4	175 Park Avenue(2)(31)	4.9%	1,788,075		Rent Abatement Reserve	04/06/2018	04/06/2018	NAP
Loan	5	Zenith Ridge(2)	4.9%	2,335,949		Outstanding TI/LC Funds ($1,445,533); Rent Concession Funds ($890,416)	07/02/2018	07/02/2018	NAP
Loan	6	Buckeye Corrugated	4.6%		Springing	Lease Sweep Funds (Monthly Springing: Excess Cash Flow); Quarterly Rent Reserve (Monthly: Springing)	Various	06/06/2018
Property	6.01	Buckeye Division	1.2%				04/06/2018	06/06/2018	NAP
Property	6.02	All-Size Division	0.9%				04/09/2018	06/06/2018	NAP
Property	6.03	Tennessee Division	0.9%				04/06/2018	06/06/2018	NAP
Property	6.04	Kock Division	0.6%				04/06/2018	06/06/2018	NAP
Property	6.05	Cra-Wal Division	0.5%				04/10/2018	06/06/2018	NAP
Property	6.06	Dakota Division	0.4%				04/06/2018	06/06/2018	NAP
Loan	7	Centennial I & II	4.6%	10,322,952		Centennial I General Building Repairs Reserve ($1,940,000); Centennial I & II HVAC Repair Reserve ($1,920,000); Centennial I & II Elevator Repairs Reserve ($1,800,000); Centennial I DSHS TI/LC Reserve ($1,499,547); Employment Security Department TI/LC Reserve ($1,215,760); Centennial II General Building Repairs Reserve ($940,000); Centennial I DSHS Rent Concession Reserve ($707,283); Centennial II DSHS TI/LC Reserve ($178,484); Employment Security Department Rent Concession Reserve ($121,878)	05/10/2018	05/10/2018	NAP
Loan	8	NoLIta Multifamily Portfolio	4.5%	216,000		Leasing Reserve (Upfront: $216,000)
Property	8.01	26 Prince Street	1.7%				04/17/2018	04/17/2018	NAP
Property	8.02	29 Prince Street	1.5%				04/17/2018	04/17/2018	NAP
Property	8.03	137 Thompson Street	1.3%				04/17/2018	04/17/2018	NAP
Loan	9	Playa Largo(2)	4.2%				04/13/2018	04/13/2018	08/31/2041
Loan	10	Alabama Hotel Portfolio	4.0%		Springing	PIP Reserve	06/04/2018	06/01/2018
Property	10.01	Embassy Suites - Birmingham	2.8%				06/04/2018	06/01/2018	08/21/2028
Property	10.02	Springhill Suites - Tuscaloosa	1.2%				06/04/2018	06/01/2018	07/21/2035
Loan	11	Walmart Supercenter Teterboro	3.5%		Springing	Lease Sweep Funds (Monthly Springing: Excess Cash Flow)	03/26/2018	03/22/2018	NAP
Loan	12	Sully Station Shopping Center	3.5%	3,500,000		GlowZone Holdback (Upfront; $2,000,000); GlowZone Buildout Reserve (Upfront: $1,500,000)	06/26/2018	06/26/2018	NAP
Loan	13	Bear Creek Apartments	3.4%	660,400		Designated Replacement Reserve	06/13/2018	06/15/2018	NAP
Loan	14	Riverwalk(2)(21)	2.8%	124,344		Free Rent Reserve (Upfront: $124,344)	04/26/2018	04/26/2018	NAP
Loan	15	CityLine Ann Arbor & Clinton Portfolio	2.2%				Various	05/10/2018
Property	15.01	Ann Arbor Self Storage	1.4%				05/10/2018	05/10/2018	NAP
Property	15.02	Clinton Self Storage	0.8%				05/09/2018	05/10/2018	NAP
Loan	16	Homestead TownePlace Suites	2.0%	11,500	Springing	Seasonal Working Capital (Upfront: $11,500; Monthly: Springing)	05/16/2018	06/22/2018	11/17/2036
Loan	17	Interstate Plaza	1.8%	401,574		Unfunded Obligations Reserve (Upfront: $355,750); Free Rent Reserve (Upfront: $11,048); Gap Rent Reserve (Upfront: $34,776)	05/21/2018	05/21/2018	NAP
Loan	18	Edgewater Village Shopping Center(37)	1.7%				05/22/2018	05/21/2018	NAP
Loan	19	Fordham Green Apartments	1.7%				06/01/2018	05/30/2018	NAP
Loan	20	CityLine Rochester & Lansing Portfolio	1.7%				05/10/2018	05/10/2018
Property	20.01	Rochester Mini Storage	1.1%				05/10/2018	05/10/2018	NAP
Property	20.02	Lansing Self Storage	0.6%				05/10/2018	05/10/2018	NAP
Loan	21	Southpointe Square	1.6%				05/30/2018	05/30/2018	NAP
Loan	22	Rohnert Park Center	1.5%		Springing	Lease Sweep Funds (Monthly: Springing)	04/04/2018	04/03/2018	NAP
Loan	23	12-01 44th Avenue(37)	1.5%	3,449,663		Cash Out Reserve ($1,250,000); Free Rent Reserve ($918,225); Wirecutter Reserve ($720,000); Construction Reserve ($561,438)	03/29/2018	03/28/2018	NAP
Loan	24	Pangea 20(37)	1.5%				06/19/2018	06/19/2018
Property	24.01	5501 West Washington Boulevard	1.2%				06/19/2018	06/19/2018	NAP
Property	24.02	14110 South Atlantic Avenue	0.1%				06/19/2018	06/19/2018	NAP
Property	24.03	1475 State Street	0.1%				06/19/2018	06/19/2018	NAP
Property	24.04	4206 Lindenwood Drive	0.1%				06/19/2018	06/19/2018	NAP
Property	24.05	8901 South Cottage Grove Avenue	0.1%				06/19/2018	06/19/2018	NAP
Loan	25	Palmhurst Village(37)	1.4%	25,160		Rainbow Reserve Funds	07/09/2018	07/06/2018	NAP
Loan	26	Kinston Portfolio(36)	1.4%	2,367,292	Springing	PIP Reserve (Upfront: $2,367,292); Seasonality Reserve (Monthly: Springing); Franchise Sweep Reserve (Monthly Springing: Excess Cash Flow)	02/06/2018	02/05/2018
Property	26.01	Hampton Inn – Kinston	0.8%				02/06/2018	02/05/2018	03/31/2033
Property	26.02	Holiday Inn Express & Suites – Kinston	0.6%				02/06/2018	02/05/2018	03/26/2028
Loan	27	Mac Phail Crossing	1.3%	14,641		Parking Rent Reserve (Upfront: $14,641)	04/26/2018	04/25/2018	NAP
Loan	28	Wisteria Village	1.3%	3,850	Springing	Free Rent Reserve (Upfront: $3,850); Lease Sweep Funds (Monthly Springing: Excess Cash Flow)	02/13/2018	02/14/2018	NAP
Loan	29	Fredericksburg Place(36)	1.2%				05/02/2018	05/02/2018	NAP
Loan	30	Lockaway Storage - Schertz	1.1%				06/19/2018	06/19/2018	NAP
Loan	31	1503 Jefferson & 406 Cornelia	1.1%	1,000,000		Earnout Reserve	05/17/2018	05/17/2018	NAP
Loan	32	Hampton Inn Port Charlotte	1.0%				05/15/2018	06/15/2018	04/21/2031
Loan	33	Cliffs of Macon	1.0%				02/05/2018	02/05/2018	NAP
Loan	34	Hampton Inn & Suites Tucson Mall	0.8%	722,941	Springing	Seasonality Reserve (Upfront: $145,000; Monthly: Springing); PIP Reserve (Upfront: $577,941); Franchise Agreement Collateral Reserve (Monthly: Springing)	05/21/2018	05/21/2018	02/23/2032
Loan	35	Wheeler SC-GA Portfolio	0.8%		Springing	Lease Sweep Funds (Monthly Springing: Excess Cash Flow)	Various	05/29/2018

A-1-15

CD 2018-CD7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Other	Environmental		Franchise
			Initial Pool	Other	Other	Reserves	Report	Engineering	Expiration
Property Flag	ID	Property Name	Balance	Reserves(27)	Reserves ($)(28)(29)	Description	Date(32)(33)	Report Date	Date
Property	35.01	LaGrange	0.4%				05/29/2018	05/29/2018	NAP
Property	35.02	Georgetown	0.3%				07/16/2018	05/29/2018	NAP
Property	35.03	Ridgeland Center	0.1%				05/29/2018	05/29/2018	NAP
Loan	36	Lakeville Townhomes	0.8%				06/15/2018	06/15/2018	NAP
Loan	37	Maricopa Marketplace	0.7%				06/12/2018	06/27/2018	NAP
Loan	38	Lockaway Storage - Airport	0.7%				06/19/2018	06/19/2018	NAP
Loan	39	TownePlace Suites Tucson	0.7%	1,794,876	Springing	Seasonality Reserve (Upfront: $104,397; Monthly: Springing); PIP Reserve (Upfront: $1,690,479); Franchise Agreement Collateral Reserve (Monthly: Springing)	05/21/2018	05/21/2018	07/09/2034
Loan	40	Fairfield Inn DFW Airport South Irving	0.6%		Springing	PIP Reserve	06/13/2018	06/13/2018	01/14/2031
Loan	41	Pointe Professional Center	0.5%				05/17/2018	05/16/2018	NAP
Loan	42	Kris Kay MHC	0.5%				05/17/2018	05/17/2018	NAP

A-1-16

CD 2018-CD7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool	Loan
Property Flag	ID	Property Name	Balance	Purpose	Sponsor(26)	Guarantor(34)
Loan	1	Aventura Mall(2)(35)	8.4%	Refinance	Simon Property Group, L.P.; Jacquelyn Soffer; Jeffrey Soffer	Simon Property Group, L.P.; Jacquelyn Soffer; Jeffrey Soffer
Loan	2	Bank of America Center(2)(36)	7.0%	Refinance	Gerard Alexander Sponsor LLC	Gerard Alexander Sponsor LLC
Loan	3	Westside NYC Multifamily Portfolio(35)	5.9%	Refinance	Joshua Gotlib	Joshua Gotlib
Property	3.01	320 West 49th Street	0.5%
Property	3.02	324 West 49th Street	0.5%
Property	3.03	340 West 49th Street	0.5%
Property	3.04	326 West 49th Street	0.5%
Property	3.05	338 West 49th Street	0.5%
Property	3.06	332 West 49th Street	0.5%
Property	3.07	318 West 49th Street	0.4%
Property	3.08	322 West 49th Street	0.4%
Property	3.09	330 West 49th Street	0.4%
Property	3.1	334 West 49th Street	0.4%
Property	3.11	328 West 49th Street	0.4%
Property	3.12	336 West 49th Street	0.3%
Property	3.13	308 West 49th Street	0.3%
Property	3.14	310 West 49th Street	0.3%
Loan	4	175 Park Avenue(2)(31)	4.9%	Refinance	Hampshire Partners Fund VIII, L.P.	Hampshire Partners Fund VIII, L.P.
Loan	5	Zenith Ridge(2)	4.9%	Refinance	James D. Scalo; John F. Scalo; Charles R. Zappala; John J. Verbanac	James D. Scalo; John F. Scalo; Charles R. Zappala; John J. Verbanac
Loan	6	Buckeye Corrugated	4.6%	Acquisition	LCN North American Fund II REIT	LCN North American Fund II REIT
Property	6.01	Buckeye Division	1.2%
Property	6.02	All-Size Division	0.9%
Property	6.03	Tennessee Division	0.9%
Property	6.04	Kock Division	0.6%
Property	6.05	Cra-Wal Division	0.5%
Property	6.06	Dakota Division	0.4%
Loan	7	Centennial I & II	4.6%	Acquisition	Bart C. Warner; BCW-B9, LLC	Bart C. Warner; BCW-B9, LLC
Loan	8	NoLIta Multifamily Portfolio	4.5%	Refinance	Edmond Li; Jennifer Li	Edmond Li; Jennifer Li
Property	8.01	26 Prince Street	1.7%
Property	8.02	29 Prince Street	1.5%
Property	8.03	137 Thompson Street	1.3%
Loan	9	Playa Largo(2)	4.2%	Refinance	Lance T. Shaner; Lance T. Shaner, as trustee of Lance T. Shaner Revocable Trust Dated December 5, 2012; Prime Hospitality Group, LLC	Lance T. Shaner; Lance T. Shaner, as trustee of Lance T. Shaner Revocable Trust Dated December 5, 2012; Prime Hospitality Group, LLC
Loan	10	Alabama Hotel Portfolio	4.0%	Refinance	Chiman S. Patel	Chiman S. Patel
Property	10.01	Embassy Suites - Birmingham	2.8%
Property	10.02	Springhill Suites - Tuscaloosa	1.2%
Loan	11	Walmart Supercenter Teterboro	3.5%	Acquisition	Brian E. Bergersen	Brian E. Bergersen
Loan	12	Sully Station Shopping Center	3.5%	Refinance	Alfred H. Moses	Alfred H. Moses
Loan	13	Bear Creek Apartments	3.4%	Acquisition	Derron M. Sanders; The Derron M. Sanders Trust of January 5, 2001	Derron M. Sanders; The Derron M. Sanders Trust of January 5, 2001
Loan	14	Riverwalk(2)(21)	2.8%	Refinance	Salvatore N. Lupoli	Salvatore N. Lupoli
Loan	15	CityLine Ann Arbor & Clinton Portfolio	2.2%	Acquisition	George Thacker; Lawrence Charles Kaplan; Richard Schontz	George Thacker; Lawrence Charles Kaplan; Richard Schontz
Property	15.01	Ann Arbor Self Storage	1.4%
Property	15.02	Clinton Self Storage	0.8%
Loan	16	Homestead TownePlace Suites	2.0%	Refinance	Prime Hospitality Group, LLC	Prime Hospitality Group, LLC
Loan	17	Interstate Plaza	1.8%	Acquisition	Richard A. Papapietro, Jr.; Richard A. Papapietro, Jr. Separate Property Revocable Trust, Dated June 14, 2017	Richard A. Papapietro, Jr.; Richard A. Papapietro, Jr. Separate Property Revocable Trust, Dated June 14, 2017
Loan	18	Edgewater Village Shopping Center(37)	1.7%	Refinance	Marc Reinisch	Marc Reinisch
Loan	19	Fordham Green Apartments	1.7%	Refinance	LSG Enterprises LLC	LSG Enterprises LLC
Loan	20	CityLine Rochester & Lansing Portfolio	1.7%	Acquisition	George Thacker; Lawrence Charles Kaplan; Richard Schontz	George Thacker; Lawrence Charles Kaplan; Richard Schontz
Property	20.01	Rochester Mini Storage	1.1%
Property	20.02	Lansing Self Storage	0.6%
Loan	21	Southpointe Square	1.6%	Recapitalization	LSG Enterprises LLC	LSG Enterprises LLC
Loan	22	Rohnert Park Center	1.5%	Refinance	Yianni Michaelides; Victoria Michaelides	Yianni Michaelides; Victoria Michaelides
Loan	23	12-01 44th Avenue(37)	1.5%	Refinance	Peter Papamichael; Mega Contracting Group LLC	Peter Papamichael; Mega Contracting Group LLC
Loan	24	Pangea 20(37)	1.5%	Recapitalization	Pangea Properties	Pangea Properties
Property	24.01	5501 West Washington Boulevard	1.2%
Property	24.02	14110 South Atlantic Avenue	0.1%
Property	24.03	1475 State Street	0.1%
Property	24.04	4206 Lindenwood Drive	0.1%
Property	24.05	8901 South Cottage Grove Avenue	0.1%
Loan	25	Palmhurst Village(37)	1.4%	Refinance	Thomas O. Turner	Thomas O. Turner
Loan	26	Kinston Portfolio(36)	1.4%	Acquisition	Narendra Patel; Rajesh R. Patel; Hetal Patel; Kalpesh S. Patel; Prashant N. Patel	Narendra Patel; Rajesh R. Patel; Hetal Patel; Kalpesh S. Patel; Prashant N. Patel
Property	26.01	Hampton Inn – Kinston	0.8%
Property	26.02	Holiday Inn Express & Suites – Kinston	0.6%
Loan	27	Mac Phail Crossing	1.3%	Refinance	Robert V. Gothier, Jr.; Robert V. Gothier, Sr.; Peter A. Paturzo, Jr.	Robert V. Gothier, Jr.; Robert V. Gothier, Sr.; Peter A. Paturzo, Jr.
Loan	28	Wisteria Village	1.3%	Refinance	Jacob Khotoveli	Jacob Khotoveli
Loan	29	Fredericksburg Place(36)	1.2%	Acquisition	John Anca; Benjamin Anca; Traian Andresi	John Anca; Benjamin Anca; Traian Andresi
Loan	30	Lockaway Storage - Schertz	1.1%	Refinance	Donald Clauson	Donald Clauson
Loan	31	1503 Jefferson & 406 Cornelia	1.1%	Refinance	Moshe Silberstein; Benjamin Silberstein	Moshe Silberstein; Benjamin Silberstein
Loan	32	Hampton Inn Port Charlotte	1.0%	Refinance	Milit Amin; Anant Patel	Milit Amin; Anant Patel
Loan	33	Cliffs of Macon	1.0%	Refinance	Craig A. Stansberry	Craig A. Stansberry
Loan	34	Hampton Inn & Suites Tucson Mall	0.8%	Refinance	BWL Investments, L.L.C.	BWL Investments, L.L.C.
Loan	35	Wheeler SC-GA Portfolio	0.8%	Refinance	Wheeler Real Estate Investment Trust, Inc.	Wheeler Real Estate Investment Trust, Inc.

A-1-17

CD 2018-CD7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
			Initial Pool	Loan
Property Flag	ID	Property Name	Balance	Purpose	Sponsor(26)	Guarantor(34)
Property	35.01	LaGrange	0.4%
Property	35.02	Georgetown	0.3%
Property	35.03	Ridgeland Center	0.1%
Loan	36	Lakeville Townhomes	0.8%	Refinance	Brian N. Becker; Robert A. Siegel	Brian N. Becker; Robert A. Siegel
Loan	37	Maricopa Marketplace	0.7%	Acquisition	Jeffrey D. Levine; Mark Schulman	Jeffrey D. Levine; Mark Schulman
Loan	38	Lockaway Storage - Airport	0.7%	Refinance	Donald Clauson	Donald Clauson
Loan	39	TownePlace Suites Tucson	0.7%	Refinance	BWL Investments, L.L.C.	BWL Investments, L.L.C.
Loan	40	Fairfield Inn DFW Airport South Irving	0.6%	Refinance	Mohib Masani; Moez Nurani; Amirdin Masani	Mohib Masani; Moez Nurani; Amirdin Masani
Loan	41	Pointe Professional Center	0.5%	Refinance	Vincent Brennan; Albert A. Iafrate	Vincent Brennan; Albert A. Iafrate
Loan	42	Kris Kay MHC	0.5%	Acquisition	William Connell; Austin Baidas	William Connell; Austin Baidas

A-1-18

CD 2018-CD7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of					Existing	Existing	Future Debt
			Initial Pool					Additional Sub Debt	Additional Sub Debt	Permitted
Property Flag	ID	Property Name	Balance	Previous Securitization	Non-Trust Pari Passu Original Balance	Non-Trust Pari Passu Cut-off Date Balance	Non-Trust Pari Passu Balloon Balance	Amount	Description	Type
Loan	1	Aventura Mall(2)(35)	8.4%	AVMT 2013-AVM	1,346,700,000	1,346,700,000	1,346,700,000	343,300,000	B Note	NAP
Loan	2	Bank of America Center(2)(36)	7.0%		10,000,000	10,000,000	10,000,000	23,500,000	Mezzanine	NAP
Loan	3	Westside NYC Multifamily Portfolio(35)	5.9%					53,000,000	B Note	NAP
Property	3.01	320 West 49th Street	0.5%
Property	3.02	324 West 49th Street	0.5%
Property	3.03	340 West 49th Street	0.5%
Property	3.04	326 West 49th Street	0.5%
Property	3.05	338 West 49th Street	0.5%
Property	3.06	332 West 49th Street	0.5%
Property	3.07	318 West 49th Street	0.4%
Property	3.08	322 West 49th Street	0.4%
Property	3.09	330 West 49th Street	0.4%
Property	3.1	334 West 49th Street	0.4%
Property	3.11	328 West 49th Street	0.4%
Property	3.12	336 West 49th Street	0.3%
Property	3.13	308 West 49th Street	0.3%
Property	3.14	310 West 49th Street	0.3%
Loan	4	175 Park Avenue(2)(31)	4.9%	COMM 2013-CCRE8	50,000,000	50,000,000	50,000,000		None	Preferred Equity
Loan	5	Zenith Ridge(2)	4.9%		55,000,000	55,000,000	50,497,335		None	NAP
Loan	6	Buckeye Corrugated	4.6%						None	NAP
Property	6.01	Buckeye Division	1.2%
Property	6.02	All-Size Division	0.9%
Property	6.03	Tennessee Division	0.9%
Property	6.04	Kock Division	0.6%
Property	6.05	Cra-Wal Division	0.5%
Property	6.06	Dakota Division	0.4%
Loan	7	Centennial I & II	4.6%	JPMCC 2007-C1					None	NAP
Loan	8	NoLIta Multifamily Portfolio	4.5%						None	NAP
Property	8.01	26 Prince Street	1.7%
Property	8.02	29 Prince Street	1.5%
Property	8.03	137 Thompson Street	1.3%
Loan	9	Playa Largo(2)	4.2%		60,000,000	60,000,000	52,103,725		None	NAP
Loan	10	Alabama Hotel Portfolio	4.0%						None	NAP
Property	10.01	Embassy Suites - Birmingham	2.8%	JPMBB 2013-C14
Property	10.02	Springhill Suites - Tuscaloosa	1.2%
Loan	11	Walmart Supercenter Teterboro	3.5%						None	NAP
Loan	12	Sully Station Shopping Center	3.5%						None	NAP
Loan	13	Bear Creek Apartments	3.4%	WFRBS 2012-C7					None	NAP
Loan	14	Riverwalk(2)(21)	2.8%		60,700,000	60,700,000	53,941,179		None	NAP
Loan	15	CityLine Ann Arbor & Clinton Portfolio	2.2%						None	NAP
Property	15.01	Ann Arbor Self Storage	1.4%	WSBAM 2016-C28
Property	15.02	Clinton Self Storage	0.8%	WSBAM 2016-C26, WFRBS 2012-C8
Loan	16	Homestead TownePlace Suites	2.0%						None	NAP
Loan	17	Interstate Plaza	1.8%						None	NAP
Loan	18	Edgewater Village Shopping Center(37)	1.7%						None	Mezzanine
Loan	19	Fordham Green Apartments	1.7%	FREMF 2016-KF22					None	NAP
Loan	20	CityLine Rochester & Lansing Portfolio	1.7%						None	NAP
Property	20.01	Rochester Mini Storage	1.1%
Property	20.02	Lansing Self Storage	0.6%	MSBAM 2015-C26
Loan	21	Southpointe Square	1.6%						None	NAP
Loan	22	Rohnert Park Center	1.5%						None	NAP
Loan	23	12-01 44th Avenue(37)	1.5%						None	Mezzanine
Loan	24	Pangea 20(37)	1.5%						None	Mezzanine
Property	24.01	5501 West Washington Boulevard	1.2%
Property	24.02	14110 South Atlantic Avenue	0.1%
Property	24.03	1475 State Street	0.1%
Property	24.04	4206 Lindenwood Drive	0.1%
Property	24.05	8901 South Cottage Grove Avenue	0.1%
Loan	25	Palmhurst Village(37)	1.4%						None	Mezzanine
Loan	26	Kinston Portfolio(36)	1.4%					1,104,500	Mezzanine	NAP
Property	26.01	Hampton Inn – Kinston	0.8%
Property	26.02	Holiday Inn Express & Suites – Kinston	0.6%
Loan	27	Mac Phail Crossing	1.3%						None	NAP
Loan	28	Wisteria Village	1.3%						None	NAP
Loan	29	Fredericksburg Place(36)	1.2%	RAIT 2016-FL6				900,000	Mezzanine	NAP
Loan	30	Lockaway Storage - Schertz	1.1%	LNSTR 2016-4					None	NAP
Loan	31	1503 Jefferson & 406 Cornelia	1.1%						None	NAP
Loan	32	Hampton Inn Port Charlotte	1.0%						None	NAP
Loan	33	Cliffs of Macon	1.0%						None	NAP
Loan	34	Hampton Inn & Suites Tucson Mall	0.8%						None	NAP
Loan	35	Wheeler SC-GA Portfolio	0.8%						None	NAP

A-1-19

CD 2018-CD7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of					Existing	Existing	Future Debt
			Initial Pool					Additional Sub Debt	Additional Sub Debt	Permitted
Property Flag	ID	Property Name	Balance	Previous Securitization	Non-Trust Pari Passu Original Balance	Non-Trust Pari Passu Cut-off Date Balance	Non-Trust Pari Passu Balloon Balance	Amount	Description	Type
Property	35.01	LaGrange	0.4%
Property	35.02	Georgetown	0.3%
Property	35.03	Ridgeland Center	0.1%
Loan	36	Lakeville Townhomes	0.8%						None	NAP
Loan	37	Maricopa Marketplace	0.7%	JPMCC 2007-LDP12					None	NAP
Loan	38	Lockaway Storage - Airport	0.7%						None	NAP
Loan	39	TownePlace Suites Tucson	0.7%						None	NAP
Loan	40	Fairfield Inn DFW Airport South Irving	0.6%						None	NAP
Loan	41	Pointe Professional Center	0.5%						None	NAP
Loan	42	Kris Kay MHC	0.5%						None	NAP

A-1-20

CD 2018 CD7

FOOTNOTES TO ANNEX A-1

(1)	CCRE—Cantor Commercial Real Estate Lending, L.P. or one of its affiliates; GACC—German American Capital Corporation or one of its affiliates; SMF II— Starwood Mortgage Funding II LLC or one of its affiliates; CREFI— Citi Real Estate Funding Inc. or one of its affiliates.

(2)	With respect to the pari passu loans referenced below, the Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Pads/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude the mezzanine debt. For additional information see “Description of the Mortgage Pool – The Whole Loans – General – Whole Loan Control Notes and Non-Control Notes” in this prospectus.

● Loan No. 1 – Aventura Mall
● Loan No. 2 – Bank of America Center
● Loan No. 4 – 175 Park Avenue
● Loan No. 5 – Zenith Ridge
● Loan No. 9 – Playa Largo
● Loan No. 14 – Riverwalk

(3)	With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut-off Date Balance ($)” reflect the Allocated Loan Amount related to such Mortgaged Property.

(4)

			Office			Retail			Industrial
Loan No.	Mortgage	NRA	NRA	Occ.	% of GPR	NRA	Occ.	% of GPR	Units	Occ.	% of GPR
	Loan	(sq. ft.)				(sq. ft.)
14	Riverwalk	630,379	494,209	91.4%	83.6%	65,486	96.9%	9.1%	70,684	100.0%	7.3%

(5)	The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing or any sub-servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. See “Summary of Terms – Offered Certificates – Servicing and Administration Fees – Non-Serviced Whole Loans” in this prospectus.

(6)	Loan No. 26 – Kinston Portfolio – The Kinston Portfolio Mortgage Loan amortizes on a planned amortization schedule provided in this prospectus supplement. As such, the Cut-off Date Balance ($), Maturity or ARD Balance ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR all reflect this fixed amortization schedule, which is set forth in Annex F in this prospectus. The amount of monthly debt service shown in Annex A-1 was calculated using the average of principal and interest payments over the first 12 months following the Cut-off Date. Underwritten NOI DSCR and Underwritten NCF DSCR were calculated using the average monthly debt service previously stated.

Loan No. 29 – Fredericksburg Place – Following an initial 24-month, interest only period, the Fredericksburg Place Mortgage Loan amortizes on a planned amortization schedule which is set forth in Annex G in this prospectus. As such, the Cut-off Date Balance ($), Maturity or ARD Balance ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR all reflect this fixed amortization schedule. The amount of monthly debt service shown in Annex A-1 was calculated using the average of principal and interest payments over the first 12 months following the initial interest only period. Underwritten NOI DSCR and Underwritten NCF DSCR were calculated using the average monthly debt service previously stated.

(7)	Annual Debt Service ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date is shown based on the interest only payments during the 12-month period following the Cut-off Date (or, in the case of Monthly Debt Service ($), the average of such interest only payments) without regard to leap year adjustments.

(8)	“Hard” generally means each tenant is required to transfer its rent directly to the lender-controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card

A-1-21

processing company and all over-the-counter cash and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender-controlled lockbox. “Soft Springing Hard” means that the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. Upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly into a lender-controlled lockbox.

Loan No. 1 – Aventura Mall – The borrower has entered into a master lease with the guarantors and Turnberry Retail Holding, L.P. The master lease covers the spaces for 12 proposed tenants with leases out for signature which were not executed prior to origination. The Mortgage Loan is characterized as having a Soft Springing Hard Lockbox for rents from the master lease and a Hard Lockbox for the remaining tenants at the Mortgaged Property. Following the occurrence and during the continuance of either (i) an event of default, (ii) bankruptcy of borrower, (iii) bankruptcy of the property manager, or (iv) the period of time commencing on the date that the debt service coverage ratio (as calculated in the loan documents and based on the trailing four calendar quarters) falls below 1.35x for two consecutive quarters until cured in accordance with the loan documents, the borrower will be required to cause all master lease rents to be deposited directly into the lockbox account.

(9)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan Documents).

(10)	With respect to the loans referenced below structured with A/B Notes, the Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads) ($) calculations exclude the subordinate secured debt.

● Loan No. 1 – Aventura Mall
● Loan No. 3 – Westside NYC Multifamily Portfolio

(11)	Loan No. 1 – Aventura Mall – The Underwritten NOI ($) is over 10% higher than Most Recent NOI ($). The increase in Underwritten NOI ($) over historical period is primarily driven by the inclusion of the executed leases on the new expansion parcel which opened in November 2017 and is based on the February 2018 annualized rent roll. U/W Base Rent also includes $1.3 million of ground rent paid by Bloomingdales, Macy’s, Macy’s Men’s & Home, and Nordstrom and approximately $3.4 million of master lease rent for current leases that are out for signature. Contractual rent steps were underwritten through June 2019 totaling approximately $6.5 million, including the $1.5 million contractual rent step for the executed renewal of Victoria’s Secret that is scheduled to occur in August 2019.

Loan No. 2 – Bank of America Center – The Appraised Value ($) shown takes into account UW gross rent for the Bank of America office space of approximately $21.63 PSF. Bank of America’s current lease obligations for this space through 2022 are expense reimbursement payments, which only currently equate to approximately $697,447 per year ($8.81 PSF), approximately $12.82 PSF below gross market rent of approximately $21.63 PSF. At origination, the borrowers deposited approximately $4.1 million into a reduced rent reserve, which represents the difference between the contractual reimbursement payment and $21.63 PSF market rent for the Bank of America office space through lease expiration in 2022.

Loan No. 3 – Westside NYC Multifamily Potfolio – The Underwritten NOI ($) is over 10% higher than Most Recent NOI ($). The increase in Underwritten NOI ($) over historical period is primarily driven by the upside in rental rates resulting from the significant number of units that are currently leased at rent stabilized/rent controlled rents. Currently, 221 of the 272 units (82%) are leased at rent stabilized/rent controlled rents and the average rent per unit for the rent-stabilized/rent-controlled units are $2,166 versus the average rent per unit for the free market units of $2,946.

Loan No. 7 – Centennial I & II – The Underwritten NOI ($) is over 10% higher than Most Recent NOI ($). The increase during the trailing twelve month period is primarily due to (i) two recently executed leases totaling approximately 16.6% of NRA and $905,973 of underwritten base rent and (ii) the inclusion of contractual rent steps totaling $514,579 through September 2018.

Loan No. 14 – Riverwalk – The Underwritten NOI ($) is over 10% higher than Most Recent NOI ($). The increase in Underwritten NOI over historical period is primarily driven by (i) affiliate lease spaces that were not included in historical operating statements and (ii) recent leasing activity in 2018. Approximately 6.3% of NRA is leased to an affiliate of the borrower sponsor.

Loan No. 17 – Interstate Plaza – The Underwritten NOI ($) is over 10% higher than Most Recent NOI ($). The increase in Underwritten NOI over historical period is primarily driven from increased tenant reimbursements and rent steps. All of the

A-1-22

tenants are on a triple-net reimbursement structure and reimburse their prorated share of real estate taxes, insurance, CAM, management fee and utilities. PetSmart historically had a CAM cap, which ended in 2017. 2018 is the first year that PetSmart will participate in reimbursements, which was factored into the underwriting.

Loan No. 24 – Pangea 20 –The Underwritten NOI ($) is over 10% higher than Most Recent NOI. The Mortgaged Properties were purchased by the borrower sponsor in several transactions between May 2015 and October 2017. Since acquisition, the sponsor has invested approximately $10.0 million ($44,101 per unit) in capital improvements. At completion of the acquisition in October 2017, the Mortgaged Properties were approximately 40% occupied. Renovations were completed in April 2018 and occupancy presently stands at 95.6%. Because the Mortgaged Properties were acquired and renovated during the trailing twelve month period, the operating history for some of the Mortgaged Properties does not reflect a normalized history.

Loan No. 25 – Palmhurst Village – The Underwritten NOI ($) is over 10% higher than Most Recent NOI. The Mortgaged Property was completed in late 2014, however, the sponsor pre-leased the anchor space to Ross Dress for Less (“Ross”) (33.6% of NRA; $240,000 of underwritten base rent) in early 2014. Following completion of its build out, Ross opened for business in 2015. Pursuant to its lease, Ross was not required to pay rent until the remaining space at the mortgaged property was at least 65% occupied and open for business, which occurred in July 2017. As a result, the cash flow increase in mid-2017 is not fully captured in the trailing twelve month period. Additionally, two new leases were signed that were similarly not fully captured in the trailing twelve month period: (i) J Merchants lease commenced in July 2017, representing 11,200 sq. ft., 12.5% of NRA and $103,741 of underwritten base rent and (ii) Rainbow’s lease commenced in January 2018, representing 5,032 sq. ft., 5.6% of NRA and $75,480 of underwritten base rent.

Loan No. 29 – Fredericksburg Place – The Underwritten NOI ($) is over 10% higher than Most Recent NOI ($). The property was previously subject to a Land Use Restrictive Agreement (“LURA”), that burned off in late 2015. Following the LURA expiration, rents for the low income units at the property reset to market rents as these units turned resulting in place increase in rents that has been ongoing since 2016.

Loan No. 32 – Hampton Inn Port Charlotte – The Underwritten NOI ($) is over 10% lower than Most Recent NOI ($). Historic NOI is overstated as it is missing the tax expense for information after 2015 as these were not reported by the seller. Underwritten tax expense reflects the 2017 tax bill amount.

(12)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this prospectus.

(13)

Loan No.	Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As- Is”)	Appraised Value (Other Than “As- Is”)	Cut-off Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
6	Buckeye Corrugated(1)	4.6%	63.0%	$52,100,000	63.3%	$51,890,000
7	Centennial I & II(2)	4.6%	60.7%	$53,870,000	93.4%	$35,000,000
12	Sully Station Shopping Center(3)	3.5%	50.2%	$49,800,000	53.1%	$47,100,000
13	Bear Creek Apartments(4)	3.4%	71.3%	$34,200,000	75.1%	$32,460,000
17	Interstate Plaza(5)	1.8%	72.6%	$18,200,000	73.8%	$17,900,000
21	Southpointe Square(6)	1.6%	69.0%	$16.770.000	70.0%	$16,530,000
26	Kinston Portfolio (7)	1.4%	65.8%	$14,800,000	76.1%	$128,500,000

(1)	The Buckeye Corrugated Appraised Value represents the “as-is portfolio value” conclusion, which includes a portfolio premium of $210,000 over the aggregate “as-is” appraised values of the portfolio properties if sold together on a bulk basis

(2)	The Centennial I & II Appraised Value represents the “hypothetical as-is” value, which assumes that the outstanding tenant improvements, leasing commissions and planned capital expenditures at a cost of approximately $9,950,000 have been completed as of May 3, 2018. At origination, the borrowers deposited approximately $10,322,952 for outstanding tenant improvements, leasing commissions, planned capital expenditures and rent concessions.

(3)	The Sully Station Shopping Center Appraised Value represents the “as stabilized” value of $49,800,000, effective December 1, 2018, which assumes that the Mortgaged Property will be able to achieve stabilized occupancy of 95.0%. GlowZone has executed a lease which is expected to commence on January 1, 2019 and is expected to take occupancy of their space in November 2018. At loan origination, the borrower has reserved $1,500,000 for buildout of their space.

(4)	The Bear Creek Apartments Appraised Value represents the “as stabilized” value of $34,200,000 for the Mortgaged Property, effective on June 1, 2019, which assumes the Mortgaged Property will be able to achieve higher rents after completion of planned capital expenditures at the Mortgaged Property to renovate approximately 50 units. The planned renovations include new kitchen cabinets and countertops, bathroom vanities, new flooring, replacing appliances, parking lot repairs and addressing various exterior maintenance. At loan origination, the borrower reserved $660,400 for designated capital reserves.

(5)	The Interstate Plaza Appraised Value represents the “as stabilized” value of $18,200,000 for the Mortgaged Property, effective December 18, 2018, which assumes the Mortgaged Property will be able to achieve stabilized occupancy of 95.0%. Spec’s Liquor is in the process of relocating from a 7,000 sq. ft. space to a 17,993 sq. ft. space, which is expected to be complete on August 1, 2018, bringing the Mortgaged Property to 96.0% occupancy. At origination, the borrower reserved $355,750 of unfunded obligations for Spec’s Liquor, ACE Dental of Texas and Bank of America, $34,776 of gap rent for Spec’s Liquor, ACE Dental of Texas and Bank of America, and $11,048 of free rent for ACE Dental of Texas and Fast Signs.

A-1-23

(6)	The Southpointe Square Appraised Value represents the “as complete” value of $16,770,000 for the Mortgaged Property, effective on July 14, 2018, which assumes that eight down units at the Mortgaged Property will be renovated by then. These units have been renovated and are expected to be back on-line the week of August 13, 2018.

(7)	The Kinston Portfolio Appraised Value reflects the aggregate “as-complete” Appraised Values, which assumes completion of the franchisor-mandated PIPs at each of the Mortgaged Properties. At origination, the borrower deposited approximately $2,367,292 with the lender, representing approximately 115% of the estimated aggregate cost to complete the PIPs at each Mortgaged Property.

Loan No. 2 – Bank of America Center –The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value are based on the appraiser’s conclusion of a hypothetical value of $112,200,000 that assumes Bank of America is paying market rent under its office lease. Bank of America does not pay base rent under its current lease and is only responsible for contractual expense reimbursements. However, Bank of America’s lease provides a renewal option at fair market rent. The borrower reserved the difference between the current rent payments and market rent through the lease term in 2022 (which reserve amount mimics the market rent revenue cash flow) . The Appraised Value for the Mortgaged Property (without considering the reserve) is $106,600,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD for the Mortgaged Property (without considering the reserve) are 56.8% and 56.8%, respectively.

Loan No. 23 - 12-01 44th Avenue Mortgage Loan – The 12-01 44th Avenue Appraised Value includes air rights valued at $3,000,000. Additionally, the Appraised Value is subject to the hypothetical condition that as of June 27, 2018, the construction at the Mortgaged Property was completed and that the leases in place have commenced. At loan origination, the Mortgaged Property was undergoing renovation and is currently 100.0% leased but unoccupied. At origination, the borrower deposited approximately $3,449,663 related to the completion and tenanting of the Mortgaged Property.

Loan No. 38 - Lockaway Storage - Airport Mortgage Loan – The Appraised Value represents the “as is” value of the Mortgaged Property is $8,000,000, however such Appraised Value is subject to the extraordinary assumption that the borrower will be able to successfully appeal the 2018 property tax assessment of $108,947.

(14)	Loan No. 31 – 1503 Jefferson & 406 Cornelia The Cut-off Date LTV Ratio at Maturity or ARD and Underwritten NOI Debt Yield were calculated based on the Cut-off Date Balance ($) net of a $1.0 million earnout reserve. The lender is required to disburse the Earnout Reserve after the satisfaction by the Borrower of the following conditions: (i) the DSCR is greater than1.30x, (ii) Debt Yield is greater than7.00% and, (iii) the request for disbursement is made prior to the third anniversary of the first payment date. The reserve may be released on a quarterly basis in increments of $250,000.The Cut-off Date LTV Ratio at Maturity or ARD, and Underwritten NOI Debt Yield based on the gross loan amount are equal to 75.5%, 75.5%, and 6.1%, respectively.

(15)	Loan No. 11 – Walmart Supercenter Teterboro – The collateral for the Walmart Supercenter Teterboro Mortgage Loan consists of the borrower’s fee interest in the Walmart Supercenter Teterboro Mortgaged Property. Neither the tenant’s leasehold interest nor the improvements are currently part of the collateral.

(16)

(19) Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“DorYM2(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 2% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in this prospectus. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in this prospectus. In addition, certain of the Mortgage Loans permit the borrower to prepay a portion of the Mortgage Loan to avoid or cure a cash sweep period due to a low debt yield or debt service coverage ratio trigger.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Voluntary Prepayments” in this prospectus.

(17)	Loan No. 1 – Aventura Mall – The lockout period will be at least 25 payment dates beginning with and including the first payment date of August 1, 2018. Defeasance of the full $1.75 billion Aventura Mall Whole Loan is permitted after the date that is the earlier to occur of (i) August 1, 2021 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “Aventura Mall REMIC Prohibition Period”). The borrower is also permitted to prepay the Aventura Mall Whole Loan with a yield maintenance premium if the Aventura Mall REMIC Prohibition Period has not occurred by August 1, 2021. The assumed lockout period of 25 payments is based on the expected CD 2018-CD7 securitization closing date in August 2018. The actual lockout period may be longer.

Loan No. 2 – Bank of America Center – The lockout period for defeasance will be at least 25 payment dates beginning with and including the first payment date of August 1, 2018. Following the lockout period, the borrower has the right to defease the Whole Loan in whole, but not in part, on any date before April 1, 2028. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) August 1, 2022 For the purposes

A-1-24

of this Prospectus, the assumed lockout period of 25 months is based on the expected CD 2018-CD7 securitization closing date in August 2018. The actual lockout period may be longer.

Loan No. 4 – 175 Park Avenue – The lockout period for defeasance will be at least 27 payment dates beginning with and including the first payment date of June 6, 2018. Following the lockout period, the borrower has the right to defease the Whole Loan in whole, but not in part, on any date before February 6, 2028. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) June 6, 2022. For the purposes of this Prospectus, the assumed lockout period of 27 months is based on the expected CD 2018-CD7 securitization closing date in August 2018. The actual lockout period may be longer.

Loan No. 5 – Zenith Ridge – The lockout period will be at least 24 payment dates beginning with and including the first payment date of September 6, 2018. Defeasance of the $90.0 million original principal balance of the Zenith Ridge Whole Loan is permitted after the date that is the earlier to occur of (i) July 13, 2021 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected CD 2018-CD7 securitization closing date in August 2018. The actual lockout period may be longer.

Loan No. 9 – Playa Largo – The lockout period will be at least 26 payment dates beginning with and including the first payment date of July 6, 2018. Defeasance of the $90.0 million original principal balance of the Playa Largo Whole Loan is permitted after the date that is the earlier to occur of (i) May 17, 2021 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 26 payments is based on the expected CD 2018-CD7 securitization closing date in August 2018. The actual lockout period may be longer.

Loan No. 14 – Riverwalk – The lockout period for defeasance will be at least 26 payment dates beginning with and including the first payment date of July 6, 2018. Following the lockout period, the borrower has the right to defease the Whole Loan, on any date before April 6, 2028. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) July 6, 2021. For the purposes of this Prospectus, the assumed lockout period of 26 months is based on the expected CD 2018-CD7 securitization closing date in August 2018. The actual lockout period may be longer.

(18)	Partial prepayment or defeasance is permitted for the following loans. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans – Partial Releases” in this prospectus for the terms of the releases.

● Loan No. 3 – Westside NYC Multifamily Portfolio
● Loan No. 10 – Alabama Hotel Portfolio
● Loan No. 14 – Riverwalk
● Loan No. 15 – CityLine Ann Arbor & Clinton Portfolio
● Loan No. 17 – Interstate Plaza
● Loan No. 20 – CityLine Rochester & Lansing Portfolio
● Loan No. 26 – Kinston Portfolio

(19)	Loan No. 27 – Mac Phail Crossing – The borrower ground leases an additional 122 parking spaces from an adjacent parcel which was underwritten as an expense. The ground lease expires in December 2021 and has nine automatic 5-year extension options making the extended maturity date December 2066. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Prospectus.

(20)	Loan No. 1 – Aventura Mall – The borrower has entered into a master lease with the carveout guarantors and Turnberry Retail Holding, L.P. for 12 spaces totaling 33,813 sq. ft. at the mortgaged property where executed letters of intent with tenants are in place but executed leases are not yet in place. The master lessees are required to pay an annual rent of $3,426,159 in equal monthly installments of $285,513 each. The rent payable under the master lease is required to be reduced in connection with the leasing to retail tenants of space within the portions of the mortgaged property covered by the master lease (so long as the tenant under any such lease has taken occupancy and has commenced the payment of rent and the rent payable is above certain thresholds set forth in the master lease). The master lease will terminate on the earlier to occur of (a) 10 years after loan maturity, (b) the earlier of (i) the date that the annual rent under the master lease is reduced to $0 or (ii) the date that the annualized lease payments under all leases (not including percentage rent) at the mortgaged property exceeds $181,850,000 or (c) following the exercise of the master lessees’ cancellation option after a lender foreclosure or deed-in-lieu of foreclosure. The master lease equals 1.8% of the approximately $185.5 million of underwritten effective gross income.

Loan No. 8 – NoLita Multifamily Portfolio – An affiliate of the borrowers signed master leases with the borrowers related to rent payments on each of three units currently under renovation. Each master lease, guaranteed by one of the borrower sposnors, Edmond Li, will terminate upon the earlier of (a) May 31, 2019 or (b) a new tenant taking occupancy and paying full rent on such unit. The UW NCF DSCR without the income from the master leases is 1.13x. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

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(21)	Loan No. 14 – Riverwalk – Approximately 6.3% of the net rentable area and 7.1% of the gross potential rent is leased to affiliates of the borrower.

(22)	Loan No. 2 – Bank of America Center – The Largest Tenant, Bank of America , leases (a) 79,192 sq. ft. with an expiration date in June 2022 and (b) 5,880 sq. ft. with an expiration date in June 2024.

Loan No. 5 – Zenith Ridge – The 2nd Largest Tenant, EQT Corp., leases (a) 150,000 sq. ft. with an expiration date in January 2031 and (b) 30,908 sq. ft. with an expiration date in December 2024.

Loan No. 7 – Centennial I & II – The Largest Tenant, State of Washington - Department of Social and Health Services, leases (a) 152,926 sq. ft. with an expiration date in October 2028 and (b) 33,997 sq. ft. with an expiration date in May 2023.

(23)	Loan No. 2 – Bank of America Center – The 2nd Largest Tenant, Department of Environmental Quality (“DEQ”), may terminate its lease in the event that funds are not appropriated for DEQ and/or if DEQ ceases to exist. The 3rd Largest Tenant, Virginia Retirement System (“VRS”), may terminate its lease in the event that funds are not appropriated for VRS and/or if VRS ceases to exist.

Loan No. 5 – Zenith Ridge – The Largest Tenant, Ansys, Inc., has the one-time right to terminate its lease effective December 2025 by providing 18 months’ notice and paying all unamortized tenant improvements allowance, brokerage fees and free rent, plus an additional $761,000, estimated to total approximately $5,751,000.

Loan No. 7 – Centennial I & II – The 2nd Largest Tenant, State of Washington Employment Security Department, may terminate its lease if its state funding is reduced to the extent ongoing operations are not feasible.

Loan No. 12 – Sully Station Shopping Center – the 2nd Largest Tenant, Goodwill, may terminate its lease if average gross sales for the fourth and fifth lease years, September 1, 2020 to August 31, 2021 and September 1, 2021 to August 31, 2022, respectively, do not exceed $1,300,000 per annum by August 31, 2022. Goodwill must give notice within 90 days of August 31, 2022 and the lease will terminate effective 180 days after the date of such notice.

Loan No. 17 – Interstate Plaza – the 3rd Largest Tenant, JoAnn Fabrics, may terminate its lease if by March 1, 2018 gross sales during any rolling 12 month period have not exceeded $105.00 per square foot. JoAnn Fabrics must give notice within 12 months after March 1, 2018 and the lease will terminate 12 months from the date such notice was given.

Loan No. 23 – 12-01 44th Avenue – The sole tenant, Wirecutter, Inc., has the one-time right to terminate its lease after the 84th month of the term which begins when the tenant accepts its space (Wirecutter, Inc. is expected to take occupancy of 75% of its space in August 2018 and the remaining 25% of its space in September 2018) with 12 months’ notice and payment of a termination fee totaling approximately $1,502,119.

(24)	Loan No. 12 – Sully Station Shopping Center – The Largest Tenant, GlowZone, has executed a lease commencing on January 1, 2019 and is expected to take occupancy in November 2018, but has not delivered a clean estoppel. The loan was structured with a $2,000,000 upfront reserve that will be released upon delivery of the clean estoppel. No gap rent was reserved for because Good Fortune Supermarket, as a condition of its lease termination, is required to continue paying monthly rent of $75,460 through August 2019 as a termination fee. The contractual monthly rent for GlowZone, which payments are expected to commence in January 2019, is $56,376.

(25)	Loan No. 2 – Bank of America Center – The 2nd Largest Tenant, the Commonwealth of Virginia, Department of General Services (for use by the Department of Environmental Quality) (the “DEQ”), representing approximately 16.3% of the net rentable area at the Mortgaged Property, is currently in occupancy and is required to commence paying rent in September 2018. At origination, the borrower deposited $761,854 into a free rent reserve related to the DEQ tenant.

Loan No. 4 – 175 Park Avenue – The sole tenant at the Mortgaged Property, Realogy Holdings Corporation, has a three month free rent period through September 2018. At origination, the borrower reserved $1,788,075, equal to three months of base rent, for such free rent period.

Loan No. 5 – Zenith Ridge – The Largest Tenant, Ansys, Inc. (“Ansys”), currently occupies 186,000 sq. ft. at the Mortgaged Property and is in the process of building out its 30,971 sq. ft. additional space. According to the borrower sponsors, Ansys is expected to take occupancy of its space in November 2018. Ansys is entitled to 15 months of free rent related to its additional space for which the borrowers were required to escrow at origination of the Zenith Ridge Whole Loan an amount equal to $890,416, along with outstanding tenant improvements and leasing commissions in an aggregate amount equal to $1,445,533.

Loan No. 7 – Centennial I & II – The 2nd Largest Tenant, State of Washington Employment Security Division, is in the process of building out its 20,313 sq. ft. space and, according to the borrower sponsors, is expected to take occupancy of its space in November 2018. The borrowers escrowed $1,215,760 for tenant improvements and leasing commissions related to the new lease with State of Washington Employment Security Division, as well as $121,878 for the three months of rent abatement at the beginning of the lease term.

A-1-26

Loan No. 17 Interstate Plaza – The 2nd Largest Tenant, Spec’s Liquor, is completing the expansion of their space and are expected to take occupancy in August 2018.

Loan No. 23 – 12-01 44th Avenue – The sole tenant, Wirecutter, Inc., is in the process of building out its space and, according to the borrower sponsors, is expected to take occupancy of 75% of its space in August 2018 and the remaining 25% of its space in September 2018. The borrower escrowed approximately $3.4 million related to the completion and acceptance of the Wirecutter, Inc. space.

Loan No. 35 – Wheeler SC-GA Portfolio – The 2nd Largest Tenant at the LaGrange Property, Walgreens, which leases approximately 12.5% of NRA at the LaGrange Mortgaged Property and 7.6% of NRA of the aggregate Wheeler SC-GA Portfolio, has given notice of its intent to vacate its space. Walgreens does not have an early termination right and no express right to go dark. Walgreens assumed the lease and will be obligated to pay rent through its expiration date on January 28, 2022, even if they are dark. If they remain dark, the landlord can release the space and sue Walgreens for damages pursuant to their lease.

(26)	The following loans have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common. See “Description of the Mortgage Pool –Mortgage Pool Characteristics - Tenancies-in-Common” in this prospectus for further information.

● Loan No. 7 – Centennial I & II
● Loan No. 11 – Walmart Supercenter Teterboro
● Loan No. 18 – Edgewater Village Shopping Cente
● Loan No. 29 – Fredericksburg Place

(27)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

(28)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related mortgage loan documents.

(29)	Loan No. 3 – Westside NYC Multifamily Portfolio – If the Replacement Reserve funds on deposit in the Replacement Reserve account fall below the Replacement Reserve Cap of $204,750, the borrower is required to deposit $5,667, on each montly payment until the replacement reserve cap is met. If the Rollover Reserve funds on deposit in the Rollover Reserve account fall below the rollover reserve cap of $6,750, the borrower is required to deposit $188, on each montly payment until the rollover reserve cap is met.

Loan No. 4 – 175 Park Avenue – If the Replacement Reserve Funds on deposit in the Replacement Reserve Account fall below the replacement reserve threshold of $162,000, the borrower is required to deposit $4,500, on each montly payment until the replacement reserve threshold is met. If the Rollover Reserve funds on deposit in the Rollover Reserve Account fall below the rollover reserve threshold of $675,000 the borrower is required to deposit $11,250, on each montly payment until the rollover reserve threshold is met.

Loan No. 14 – Riverwalk – If the Replacement Reserve Funds on deposit in the Replacement Reserve Account fall below $90,000, the borrower is required to deposit $8,005, on each montly payment until the balance on deposit in the Replacement Reserve Account equals $270,000. If the Rollover Reserve funds on deposit in the Rollover Reserve Account fall below $800,000 the borrower is required to deposit $26,700, on each montly payment until the balance on deposit in the Rollover Reserve Account equals $1,200,000.

Loan No. 16 – Homestead TownePlace Suites – Beginning in October 2018 through and including June 2019, the borrower is required to deposit $2,150 into the seasonality reserve as well as in subsequent years as determined by the Mortgage Loan Documents. The monthly seasonality reserve will be reassessed by the lender on an annual basis in September of each year.

Loan No. 26 – Kinston Portfolio – On each monthly payment date occurring in September, October and November, the borrower is required to deposit $20,000 into the seasonal working capital reserve. The balance on deposit in the Seasonal Working Capital Reserve will not be required to exceed $60,000.

Loan No. 31 – 1503 Jefferson & 406 Cornelia – If the Replacement Reserve Funds on deposit in the Replacement Reserve Account fall below $8,000, the borrower is required to deposit $250, on each montly payment until the balance on deposit in the Replacement Reserve Account equals $8,000.

Loan No. 34 – Hampton Inn & Suites Tucson Mall – The borrower escrowed $145,000 at origination for use during the lower income months of June through September. The borrower is required to replenish such seasonality reserve during the months of February through April, subject to a cap of $145,000.

A-1-27

Loan No. 37 – Maricopa Marketplace – The borrower escrowed $50,000 at origination for the TI/LC Reserve. If the TI/LC Reserve falls below the TI/LC Reserve cap of $50,000, the borrower is required to deposit $3,240, on each monthly payment until the TI/LC Reserve cap is met.

Loan No. 39 – TownePlace Suites Tucson – The borrower escrowed $104,397 at origination for use during the lower income months of June through September. The borrower is required to replenish such seasonality reserve during the months of February through April, subject to a cap of $104,397.

(30)	Loan No. 10 – Alabama Hotel Portfolio – The borrower is required to deposit into the FF&E Reserve Account the greater of (A) the amount required by the franchisor under the franchise agreement and (B) 1/12th of (i) for the first twelve months of the term of the Mortgage Loan, 2%, (ii) for the subsequent twelve months, 3%, and (iii) for the remainder of the term of the Mortgage Loan, 4%, in each case, of the greater of (x) the annual gross revenue for hotel-related operations for the preceding calendar year and (y) projected annual gross revenues for hotel-related operations at the mortgaged property for the calendar year in which such due date occurs as set forth in the approved annual budget.

Loan No. 17 – Interstate Plaza – The borrower is required to deposit $29,167 into the leasing reserve account on each monthly payment date occurring up to and including July 6, 2019. On each monthly payment date thereafter, the borrower is required to deposit $5,815 into the Leasing Reserve Account.

Loan No. 22 – Rohnert Park Center - On each of the first 12 monthly payment dates, the monthly tax escrow payments are increased to account for not requiring an upfront deposit at closing. Monthly Tax Reserves ($) will be reassessed at the end of the first tax year.

Loan No. 40 – Fairfield Inn DFW Airport South Irving – The borrower is required to deposit into the FF&E Reserve Account the greater of (A) the amount required by the franchisor under the franchise agreement and (B) 1/12th of (i) for the first twelve months of the term of the Mortgage Loan, 2%, (ii) for the subsequent twelve months, 3%, and (iii) for the remainder of the term of the Mortgage Loan, 4%, in each case, of the greater of (x) the annual gross revenue for hotel-related operations for the preceding calendar year and (y) projected annual gross revenues for hotel-related operations at the mortgaged property for the calendar year in which such due date occurs as set forth in the approved annual budget.

(31)	Loan No. 4 – 175 Park Avenue – The sole tenant at the Mortgaged Property, Realogy Operations LLC, delivered an irrevocable $25,000,000 standby letter of credit in lieu of cash as the required security deposit. Subject to certain requirements set forth in the Whole Loan documents and the Realogy Operations LLC lease, upon the occurrence of an event of default, the lender may draw upon (and reduce) the letter of credit as follows: (i) to $23,00,000 at any time until December 31, 2018, (ii) to $17,500,000 at any time after January 1, 2019, (iii) to $11,000,000 at any time after January 1, 2023 and (iv) to $4,000,000 at any time after January 1, 2026. However, provided no event of default has occurred and Realogy Holdings, the guarantor of the lease, has maintained a corporate credit rating of at least “BB” or equivalent as published by S&P or Moody’s at all times in the preceding 12 months, the security may be reduced to an amount equal to three months of base rent.

(32)

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full	Expiration Date
2	Bank of America Center	$50,500,000	7.0%	$3,000,000	Yes	6/20/2031
14	Riverwalk	$20,000,000	2.8%	$2,000,000	Yes	6/5/2031

(33)	Loan No. 35 – Wheeler SC-GA Portfolio – The Phase I environmental report recommended that a Phase II report be completed for the Georgetown Mortgage Property to assess the potential impact of chlorinated volatile organic compounds to soil gas as a consequence of the documented release from an adjacent dry cleaner. The Phase II investigation was completed and no further action is recommended at the Georgetown Mortgage Property.

(34)	Loan No. 1 – Aventura Mall – The full name of the carveout guarantors are Simon Property Group, L.P., Jacquelyn Soffer and Jeffrey Soffer. The obligations and liabilities of the carveout guarantors under the nonrecourse carve-out guaranty are capped at $350,000,000 in the aggregate, plus all of the reasonable, out-of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of lender’s rights under the guaranty.

A-1-28

(35)

Loan No.	Mortgage Loan	A-Note Cut- off Date Balance(1)	B-Note Cut- off Date Balance	Total Mortgage Debt Cut- off Date Balance(1)	Pooled Trust U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR	Pooled Trust Cut- off Date LTV	Total Mortgage Debt Cut- off Date LTV Ratio	Pooled Trust U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield
1	Aventura Mall	$ 1,406,700,000	$343,300,000	$1,750,000,000	2.58x	2.07x	40.8%	50.7%	11.0%	8.8%
3	Westside NYC Multifamily Portfolio	$42,000,000	$53,000,000	$95,000,000	3.60x	1.22x	25.5%	57.8%	14.3%	6.3%

(1)	Includes additional pari passu companion loans.

(36)

Loan No.	Mortgage Loan	Mortgage Loan Cut-off	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date or ARD	Intercreditor Agreement	Total Debt Cut-off Date LTV	Total Debt U/W NCF DSCR(1)	Total Debt U/W NOI Debt
2	Bank of America Center	$50,500,000	7.0%	$23,500,000	7.3200%	7/1/2028	Yes	74.9%	1.13x	8.4%
26	Kinston Portfolio	$9,742,469	1.4%	$1,104,500	12.0000%	4/6/2028	Yes	73.3%	2.11x	18.3%
29	Fredericksburg Place	$8,300,000	1.1%	$900,000	12.0000%	7/6/2028	Yes	67.9%	1.22x	9.5%

(1)	Includes additional pari passu companion loans.

(37)

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Minimum Debt Yield
18	Edgewater Villactage Shopping Center	$12,500,000	1.7%	Yes	1.52x	64.1%	11.3%
23	12-0144th Avenue	$10,750,000	1.5%	Yes	N/A	N/A	N/A
24	Pangea 20	$10,700,000	1.5%	Yes	1.50x	70.0%	9.5%
25	Palmhurst Village	$9,900,000	1.4%	Yes	1.32x	62.3%	9.8%

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ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS

AND MORTGAGED PROPERTIES

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Annex A-2

Distribution Cut-off Date Balances(1)
						Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(4)
$3,560,000	-	$7,499,999	11	$57,564,165	8.0%	5.1222%	113	1.94x	59.7%	50.8%
$7,500,000	-	$14,999,999	16	$171,093,873	23.8%	5.1113%	119	1.65x	63.1%	57.4%
$15,000,000	-	$24,999,999	3	$60,025,000	8.4%	5.1839%	119	1.28x	70.2%	63.5%
$25,000,000	-	$49,999,999	10	$318,259,674	44.4%	4.7683%	119	1.96x	54.2%	50.9%
$50,000,000	-	$60,000,000	2	$110,500,000	15.4%	4.5366%	119	2.38x	46.8%	46.8%
Total/Weighted Average			42	$717,442,712	100.0%	4.8776%	118	1.89x	57.0%	52.9%

Distribution of Mortgage Rates(1)
						Weighted Averages
Range of Mortgage Rates as of the Cut-off Date			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(4)
3.9012%	-	3.9999%	1	$42,000,000	5.9%	3.9012%	118	3.60x	25.5%	25.5%
4.0000%	-	4.2499%	1	$60,000,000	8.4%	4.1213%	119	2.58x	40.8%	40.8%
4.2500%	-	4.4999%	2	$32,929,674	4.6%	4.4363%	119	2.16x	49.8%	30.7%
4.5000%	-	4.7499%	4	$94,510,000	13.2%	4.6036%	120	1.78x	61.4%	58.3%
4.7500%	-	4.9999%	5	$53,018,750	7.4%	4.8167%	119	1.68x	65.4%	60.0%
5.0000%	-	5.7395%	29	$434,984,289	60.6%	5.1765%	118	1.67x	60.8%	56.8%
Total/Weighted Average			42	$717,442,712	100.0%	4.8776%	118	1.89x	57.0%	52.9%

Property Type Distribution(1)(5)

								Weighted Averages
Property Type			Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Number of Units/Rooms/ NRA/Pads	Cut-off Date Balance per # of Units/Rooms/ NRA/Pads	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(4)
Office			7	$187,546,256	26.1%	2,208,037	$193	5.0408%	119	94.1%	1.80x	60.6%	58.5%
Suburban			5	$126,296,256	17.6%	1,684,653	$196	5.0355%	119	97.4%	1.69x	64.4%	61.4%
CBD			2	$61,250,000	8.5%	523,384	$185	5.0519%	119	87.2%	2.02x	52.6%	52.6%
Multifamily			29	$162,038,042	22.6%	1,759	$325,722	4.7899%	119	96.9%	1.98x	53.3%	51.0%
Mid-Rise			18	$82,326,959	11.5%	481	$539,066	4.4988%	118	98.3%	2.56x	39.0%	39.0%
Garden			11	$79,711,083	11.1%	1,278	$105,376	5.0905%	119	95.5%	1.37x	68.1%	63.4%
Retail			12	$160,669,273	22.4%	2,277,425	$501	4.6622%	117	94.9%	2.09x	51.9%	48.0%
Anchored(6)			10	$95,639,273	13.3%	1,021,040	$109	4.9873%	115	96.2%	1.77x	59.0%	52.4%
Super Regional Mall			1	$60,000,000	8.4%	1,217,508	$1,155	4.1213%	119	92.8%	2.58x	40.8%	40.8%
Unanchored			1	$5,030,000	0.7%	38,877	$129	4.9350%	120	96.4%	2.46x	50.0%	50.0%
Hospitality			10	$104,372,142	14.5%	1,169	$206,015	4.9613%	119	78.2%	2.02x	54.3%	42.6%
Full Service			2	$49,950,648	7.0%	386	$341,980	4.8668%	118	78.5%	1.79x	49.7%	37.8%
Limited Service			6	$35,721,494	5.0%	592	$67,889	5.0419%	118	76.6%	2.37x	55.7%	43.1%
Extended Stay			2	$18,700,000	2.6%	191	$106,685	5.0596%	119	80.7%	1.98x	63.8%	54.7%
Self Storage			6	$41,127,000	5.7%	524,280	$85	5.1822%	120	89.9%	1.29x	68.7%	61.0%
Industrial - Warehouse/Manufacturing			6	$32,830,000	4.6%	826,283	$40	5.0050%	119	100.0%	1.71x	63.0%	63.0%
Other - Land			1	$25,300,000	3.5%	628,135	$40	4.5530%	120	NAP	1.58x	67.5%	67.5%
Manufactured Housing			1	$3,560,000	0.5%	288	$12,361	5.1460%	119	65.3%	1.35x	71.9%	62.5%

Total/Weighted Average			72	$717,442,712	100.0%			4.8776%	118	92.4%	1.89x	57.0%	52.9%

A-2-1

Annex A-2

Geographic Distribution(1)(5)

						Weighted Averages
State/Location			Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(4)
Florida			4	$111,000,000	15.5%	4.5787%	119	2.25x	47.4%	44.2%
New York			20	$97,260,000	13.6%	4.6319%	118	2.29x	41.7%	42.4%
New York City			19	$92,750,000	12.9%	4.6137%	118	2.32x	40.6%	41.4%
New York State			1	$4,510,000	0.6%	5.0050%	119	1.71x	63.0%	63.0%
Michigan			9	$83,728,256	11.7%	5.0722%	119	1.31x	69.6%	63.0%
Virginia			2	$75,500,000	10.5%	4.8578%	119	2.10x	52.7%	51.3%
New Jersey			2	$60,300,000	8.4%	4.9970%	118	1.59x	64.9%	64.9%
Texas			6	$48,918,750	6.8%	5.1233%	119	1.55x	62.8%	53.9%
Pennsylvania			2	$41,600,000	5.8%	4.7484%	120	1.57x	66.9%	62.2%
Washington			1	$32,700,000	4.6%	5.0000%	120	2.14x	60.7%	60.7%
Alabama			2	$28,429,674	4.0%	4.4500%	119	2.02x	52.6%	32.5%
Massachusetts			1	$20,000,000	2.8%	5.1760%	118	1.34x	69.0%	61.3%
Georgia			3	$18,860,476	2.6%	5.3013%	108	1.49x	69.2%	60.5%
Arizona			3	$15,730,000	2.2%	5.0656%	120	2.06x	52.4%	43.3%
Mississippi			1	$12,500,000	1.7%	5.2840%	119	1.52x	64.1%	55.2%
California - Northern			1	$10,975,655	1.5%	5.1200%	118	1.97x	49.0%	40.5%
Illinois			5	$10,700,000	1.5%	4.8070%	119	2.36x	56.8%	56.8%
North Carolina			2	$9,742,469	1.4%	5.7395%	116	2.56x	65.8%	56.7%
Maryland			1	$9,210,000	1.3%	4.6300%	119	2.55x	51.5%	51.5%
Ohio			1	$8,900,000	1.2%	5.0050%	119	1.71x	63.0%	63.0%
Tennessee			1	$6,200,000	0.9%	5.0050%	119	1.71x	63.0%	63.0%
Louisiana			1	$5,700,000	0.8%	5.1250%	120	1.58x	64.0%	56.8%
Indiana			1	$3,810,000	0.5%	5.0050%	119	1.71x	63.0%	63.0%
South Carolina			2	$2,867,434	0.4%	5.7070%	59	1.67x	69.9%	65.2%
South Dakota			1	$2,810,000	0.4%	5.0050%	119	1.71x	63.0%	63.0%
Total/Weighted Average			72	$717,442,712	100.0%	4.8776%	118	1.89x	57.0%	52.9%

Distribution of Cut-off Date LTV Ratios(1)(3)(4)

						Weighted Averages
Range of LTV Ratios as of the Cut-off Date			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(4)
25.5%	-	54.9%	13	$314,395,328	43.8%	4.6268%	119	2.26x	45.5%	42.0%
55.0%	-	59.9%	3	$18,996,256	2.6%	4.9399%	119	2.16x	56.2%	51.0%
60.0%	-	64.9%	9	$148,780,000	20.7%	5.1812%	119	1.75x	62.4%	59.9%
65.0%	-	69.9%	11	$159,097,337	22.2%	4.9633%	117	1.56x	67.6%	62.9%
70.0%	-	73.3%	6	$76,173,792	10.6%	5.1252%	119	1.32x	71.4%	63.2%
Total/Weighted Average			42	$717,442,712	100.0%	4.8776%	118	1.89x	57.0%	52.9%

Distribution of Maturity Date or ARD LTV Ratios(1)(4)

						Weighted Averages
Range of LTV Ratios as of the Maturity Date Number of Mortgage Loans				Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(4)
19.6%	-	49.9%	11	$225,951,584	31.5%	4.4658%	119	2.39x	42.7%	37.5%
50.0%	-	54.9%	7	$119,790,000	16.7%	5.1215%	119	1.80x	54.5%	53.2%
55.0%	-	59.9%	8	$76,892,469	10.7%	5.1869%	118	1.92x	64.3%	57.3%
60.0%	-	75.5%	16	$294,808,660	41.1%	5.0134%	118	1.54x	66.9%	63.4%
Total/Weighted Average			42	$717,442,712	100.0%	4.8776%	118	1.89x	57.0%	52.9%

A-2-2

Annex A-2

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)(2)

						Weighted Averages
Range of Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(4)
1.14x	-	1.44x	14	$182,882,000	25.5%	5.1611%	119	1.30x	64.3%	59.8%
1.45x	-	1.49x	2	$21,518,750	3.0%	5.0557%	119	1.46x	68.2%	58.5%
1.50x	-	1.74x	9	$188,957,910	26.3%	5.0193%	117	1.61x	62.7%	59.3%
1.75x	-	1.99x	3	$21,675,655	3.0%	5.1235%	119	1.92x	51.3%	40.4%
2.00x	-	2.49x	9	$176,955,929	24.7%	4.8486%	119	2.13x	55.9%	51.0%
2.50x	-	3.49x	4	$83,452,469	11.6%	4.3786%	119	2.60x	44.4%	42.7%
3.50x	-	3.60x	1	$42,000,000	5.9%	3.9012%	118	3.60x	25.5%	25.5%
Total/Weighted Average			42	$717,442,712	100.0%	4.8776%	118	1.89x	57.0%	52.9%

Original Terms to Maturity or ARD(1)

						Weighted Averages
Range of Original Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(4)
60	-	60	1	$5,734,868	0.8%	5.7070%	59	1.67x	69.9%	65.2%
120	-	120	41	$711,707,844	99.2%	4.8709%	119	1.90x	56.9%	52.8%
Total/Weighted Average			42	$717,442,712	100.0%	4.8776%	118	1.89x	57.0%	52.9%

Distribution of Remaining Terms to Maturity or ARD(1)

						Weighted Averages
Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(4)
53	-	60	1	$5,734,868	0.8%	5.7070%	59	1.67x	69.9%	65.2%
113	-	120	41	$711,707,844	99.2%	4.8709%	119	1.90x	56.9%	52.8%
Total/Weighted Average			42	$717,442,712	100.0%	4.8776%	118	1.89x	57.0%	52.9%

Distribution of Underwritten NOI Debt Yields(1)(3)

						Weighted Averages
Range of NOI Debt Yields as of the Cut-off Date			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(4)
6.6%	-	8.9%	10	$184,202,000	25.7%	5.1023%	119	1.37x	63.7%	61.5%
9.0%	-	9.9%	6	$82,710,000	11.5%	5.1023%	119	1.49x	65.4%	61.1%
10.0%	-	12.4%	12	$274,611,792	38.3%	4.8167%	119	1.98x	55.7%	52.5%
12.5%	-	14.9%	8	$116,650,523	16.3%	4.5229%	116	2.62x	44.4%	41.0%
15.0%	-	25.7%	6	$59,268,398	8.3%	4.8457%	119	2.23x	54.7%	39.7%
Total/Weighted Average			42	$717,442,712	100.0%	4.8776%	118	1.89x	57.0%	52.9%

Amortization Types(1)

						Weighted Averages
Amortization Type			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(4)
Interest Only			13	$354,020,000	49.3%	4.7377%	119	2.15x	51.5%	51.7%
Interest Only, then Amortizing			20	$282,850,750	39.4%	5.0276%	119	1.53x	64.1%	57.3%
Amortizing Balloon			9	$80,571,962	11.2%	4.9655%	114	2.05x	55.8%	42.2%
Total/Weighted Average			42	$717,442,712	100.0%	4.8776%	118	1.89x	57.0%	52.9%

A-2-3

FOOTNOTES TO ANNEX A-2

(1)	In the case of seven (6) mortgage loans (32.1%), (including Aventura Mall, 175 Park Avenue, Bank of America Center, Riverwalk, Zenith Ridge and Playa Largo), each of which has one or more pari passu companion loans and/or, in certain cases, one or more subordinate companion loans that are not included in the issuing entity, the DSCR, LTV Ratios and Debt Yields have been calculated including the related pari passu companion loan(s), but excluding any related subordinate companion loan(s).

(2)	With respect to the Kinston Portfolio and the Fredericksburg Place mortgage loans, representing approximately 1.4% and 1.2% of the Initial Outstanding Pool Balance, respectively, the DSCR is calculated based on an annual debt service amount equal to the aggregate of the first 12 principal and interest payments after the Cut-off Date for each of the related mortgage loans based on the assumed principal payment schedules set forth on Annex F and Annex G, respectively to the Preliminary Prospectus.

(3)	With respect to the 1503 Jefferson & 406 Cornelia mortgage loan representing approximately 1.1% of the Initial Outstanding Pool Balance, the Cut-off Date LTV Ratio, and NOI Debt Yield as of Cut-off Date are calculated based on the Cut-off Date Balance net of a related performance reserve.

(4)	With respect to seven (7) mortgage loans, representing in aggregate, approximately 20.8% of the Initial Outstanding Pool Balance (including Buckeye Corrugated, Centennial I & II, Sully Station Shopping Center, Bear Creek Apartments, Interstate Plaza, Southpointe Square and Kinston Portfolio), the Cut-off Date LTV Ratio and LTV Ratio at Maturity has been calculated using a value other than the “As Is” appraised values. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(5)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgaged Properties that relate to Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts.

(6)	Anchored retail also includes single tenant properties.

A-2-4

ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN

INFORMATION

 A-3-1

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 40.8% 2.58x 11.0%

 A-3-2

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 40.8% 2.58x 11.0%

 A-3-3

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 40.8% 2.58x 11.0%

 A-3-4

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 40.8% 2.58x 11.0%

 A-3-5

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 40.8% 2.58x 11.0%

 A-3-6

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 40.8% 2.58x 11.0%

 A-3-7

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 40.8% 2.58x 11.0%

Mortgage Loan Information
Loan Seller(1):	GACC
Loan Purpose:	Refinance
Sponsors:	Simon Property Group, L.P.; Jacquelyn Soffer; Jeffrey Soffer
Borrower:	Aventura Mall Venture
Original Balance(2):	$60,000,000
Cut-off Date Balance(2):	$60,000,000
% by Initial UPB:	8.4%
Interest Rate:	4.12125%
Payment Date:	1st of each month
First Payment Date:	August 1, 2018
Maturity Date:	July 1, 2028
Amortization:	Interest Only
Additional Debt(2):	$1,346,700,000 Pari Passu Debt; $343,300,000 B-Notes
Call Protection(3):	L(25), D(88), O(7)
Lockbox / Cash Management:	Hard; Master Lease Rents (Soft Springing Hard) / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Bridge Rent and Reimbursements:	$6,776,765	$0
Outstanding Tenant Obligations:	$19,392,145	$0

Financial Information(2)
	Senior Notes	Whole Loan
Cut-off Date Balance / Sq. Ft.:	$1,155	$1,437
Balloon Balance / Sq. Ft.:	$1,155	$1,437
Cut-off Date LTV:	40.8%	50.7%
Balloon LTV:	40.8%	50.7%
Underwritten NOI DSCR:	2.63x	2.12x
Underwritten NCF DSCR:	2.58x	2.07x
Underwritten NOI Debt Yield:	11.0%	8.8%
Underwritten NCF Debt Yield:	10.8%	8.7%
Underwritten NOI Debt Yield at Balloon:	11.0%	8.8%
Underwritten NCF Debt Yield at Balloon:	10.8%	8.7%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Super Regional Mall
Collateral:	Fee Simple
Location:	Aventura, FL
Year Built / Renovated:	1983 / 1997, 1998, 2006 - 2008, 2017
Total Sq. Ft.:	1,217,508
Property Management:	TB All Fees Operating LP
Underwritten NOI(5):	$154,858,979
Underwritten NCF(5):	$151,571,708
Appraised Value:	$3,450,000,000
Appraisal Date:	April 16, 2018

Historical NOI
Most Recent NOI:	$118,291,397 (T-12 March 31, 2018)
2017 NOI:	$115,240,562 (December 31, 2017)
2016 NOI:	$110,653,403 (December 31, 2016)
2015 NOI:	$109,025,339 (December 31, 2015)

Historical Occupancy(6)
Most Recent Occupancy:	92.8% (February 14, 2018)
2017 Occupancy:	99.1% (December 31, 2017)
2016 Occupancy:	99.1% (December 31, 2016)
2015 Occupancy:	99.2% (December 31, 2015)
(1)	The Aventura Mall Whole Loan was co-originated by JPMCB, Wells Fargo Bank, National Association, DBNY and Morgan Stanley Bank, N.A.

(2)	The Aventura Mall Loan is part of a whole loan evidenced by 26 senior pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $1.41 billion and four subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $343.3 million. The Senior Notes Financial Information presented in the chart above reflects the Cut-off Date balance of the senior notes, but excludes the related subordinate notes. The Whole Loan Financial Information presented in the chart above reflects the Cut-off Date Balance of the senior notes and subordinate notes evidencing the Aventura Mall Whole Loan.

(3)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of August 1, 2018. Defeasance of the full $1.75 billion Aventura Mall Whole Loan is permitted after the date that is the earlier to occur of (i) August 1, 2021 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not occurred by August 1, 2021, the borrower is permitted to prepay the Aventura Mall Whole Loan with a yield maintenance premium, except that the borrower is required to defease any portion of the Aventura Mall Whole Loan that is more than two years from its securitization date. The assumed lockout period of 25 payments is based on the expected CD 2018-CD7 securitization closing date in August 2018. The actual lockout period may be longer.

(4)	See “Initial and Ongoing Reserves” herein.

(5)	Underwritten NOI and Underwritten NCF are based on the February 14, 2018 rent roll, executed leases and lender adjustments. See “Cash Flow Analysis” herein.

(6)	Occupancy includes square footage to be leased by 12 tenants (33,813 sq. ft.) with leases out for signature that are covered under a master lease as described under “Master Lease” herein.

 A-3-8

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 40.8% 2.58x 11.0%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF (2)	% of Total U/W Base Rent	Lease Expiration(3)	Sales PSF	Occupancy Cost
Zara(4)(5)	NR / NR / NR	34,454	2.8%	$119.58	2.9%	10/31/2029	$971	16.3%
Apple (2 Levels)(4)(6)	NR / Aa1 / AA+	20,218	1.7%	$173.11	2.5%	1/31/2030	$31,124	0.5%
H & M	NR / NR / NR	28,830	2.4%	$117.09	2.4%	1/31/2027	$666	18.4%
Abercrombie & Fitch	NR / NR / BB-	11,246	0.9%	$281.38	2.2%	1/31/2020	$1,555	20.9%
Victoria’s Secret	BB+ / Ba1 / BB+	18,387	1.5%	$165.00	2.1%	7/31/2026	$1,041	12.7%
Banana Republic	BB+ / Baa2 / BB+	16,857	1.4%	$175.05	2.1%	2/29/2020	$580	37.8%
Topshop(4)	NR / NR / NR	23,296	1.9%	$122.00	2.0%	10/31/2029	NAV	NAV
XXI Forever	NR / NR / NR	32,504	2.7%	$75.82	1.7%	6/30/2018	$381	22.6%
Restoration Hardware	NR / NR / NR	11,988	1.0%	$200.17	1.7%	2/28/2019	$2,150	11.4%
Champs Sports	NR / Ba1 / BB+	7,331	0.6%	$323.94	1.7%	5/31/2023	$1,555	22.8%
Louis Vuitton	WD / NR / A+	18,180	1.5%	$110.00	1.4%	11/30/2022	$1,989	7.8%
AMC Theatres(7)	B / B2 / B+	78,738	6.5%	$23.50	1.3%	8/31/2023	$703,921	10.6%
The Gap	BB+ / Baa2 / BB+	11,065	0.9%	$165.00	1.3%	7/31/2024	NAV	NAV
Gucci(8)	NR / NR / BBB+	8,383	0.7%	$201.57	1.2%	12/31/2026	$2,257	10.9%
Express	BB+ / Ba1 / BB+	11,320	0.9%	$145.75	1.2%	1/31/2022	$641	28.7%
Footlocker	NR / Ba1 / BB+	5,024	0.4%	$319.30	1.1%	2/28/2025	$1,238	29.3%
Mayor’s Jewelers	NR / NR / NR	3,447	0.3%	$443.46	1.1%	1/31/2024	$6,052	7.9%
J. Crew	NR / Caa2 / CCC+	7,750	0.6%	$191.28	1.0%	6/30/2020	$806	28.6%
Armani Exchange	NR / NR / NR	8,675	0.7%	$168.16	1.0%	1/31/2021	$924	23.0%
Michael Kors	BBB- / NR / BBB-	3,678	0.3%	$393.93	1.0%	9/30/2021	$1,013	46.7%
Subtotal / Wtd. Avg.		361,371	29.7%	$129.41	33.0%
Remaining Tenants		767,910	63.1	$123.55	67.0
Vacant Space		88,227	7.2	NAP	NAP
Total / Wtd. Avg.		1,217,508	100.0%	$125.42	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	U/W Base Rent PSF reflects the following: (a) in-place leases based on the February 2018 rent roll, (b) contractual rent steps through June 2019 totaling $6.5 million including the $1.4 million contractual rent step that is scheduled to occur in August 2019 for the executed renewal of Victoria’s Secret (included in the Bridge Rent and Reimbursement Reserve) and (c) ground rent in an amount of approximately $1.3 million for tenants that own their improvements (Macy’s, Bloomingdale’s, Macy’s Men’s & Home and Nordstrom).

(3)	Certain tenants may have termination or contraction options due to co-tenancy provisions in the related leases (which may become exercisable prior to the originally stated expiration date of the tenant lease).

(4)	A full year of sales and occupancy costs are not available for Expansion Parcel tenants.

(5)	Zara was originally a tenant in the non-expansion portion of Aventura Mall, occupying approximately 19,000 sq. ft., before departing for Bal Harbour Shops in 2012. Zara has since returned to the Aventura Mall Property and opened in the Expansion Parcel in November 2017. The TTM sales are based on the tenant’s annualized sales from November 2017 through April 2018.

(6)	Sales PSF for Apple are based on the tenant’s 6,303 sq. ft. space in the pre-existing portion of the Aventura Mall Property. Apple recently executed a lease for approximately 20,000 sq. ft. at the Expansion Parcel.

(7)	AMC Theatres Sales PSF number reflects sales per screen (24 screens).

(8)	Gucci Sales PSF are based on only accessories and children’s inventory. There are no clothing sales at the subject store.

The following table presents certain information relating to the historical inline sales and occupancy costs at the Aventura Mall Property:

Historical Tenant Sales (PSF) and Occupancy Costs(1)
	2015	2016	2017	TTM February 2018 Sales PSF	TTM February 2018 Occupancy Cost
Total In-Line
Comparable Sales PSF w/ Apple(2)	$1,626	$1,544	$1,630	$1,681	13.0%
Comparable Sales PSF w/o Apple	$1,229	$1,114	$1,147	$1,162	18.9%
(1)	Not all tenants at the Aventura Mall Property are required to report sales.

(2)	Apple’s sales are based on the tenant’s 6,303 sq. ft. of space in the existing mall.

 A-3-9

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 40.8% 2.58x 11.0%

Historical and Current Occupancy(1)
	2008(2)	2009	2010	2011	2012	2013	2014	2015	2016	2017	Current
Occupancy - Excluding Anchors	84.1%	94.9%	95.2%	96.6%	94.9%	98.9%	97.8%	97.8%	97.3%	97.7%	91.4%
Occupancy - Including Anchors	93.3%	98.1%	98.2%	98.8%	98.2%	99.6%	99.2%	99.2%	99.1%	99.1%	92.8%
(1)	Historical and Current Occupancy is based on the average of each respective year. Current Occupancy is based on the February 2018 rent roll, including recently executed leases and master leased tenants.

(2)	In 2008, occupancy declined due to a challenging corporate environment for several tenants including Stride Rite, Kay Bee Toys, The Sharper Image, Walden Books and Sigrid Olsen. 2008 occupancy as of December 31 was 87.9% and 96.1% for Occupancy – Excluding Anchors and Occupancy – Including Anchors, respectively.

Non-Owned Collateral Anchor Sales Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant GLA(2)	Gross Sales TTM Feb 2018	Sales PSF TTM Feb 2018
Macy’s (GL)	BBB / Baa3 / BBB-	299,011	$81,164,209	$271
Bloomingdales (GL)	BBB / Baa3 / BBB-	251,831	$105,328,660	$418
Macy’s (Men’s & Home) (GL)	BBB / Baa3 / BBB-	225,000	$41,967,714	$187
Nordstrom (GL)	BBB+ / Baa1 / BBB+	167,000	$53,536,758	$321

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Based on the underwritten rent roll dated February 14, 2018.

Lease Rollover Schedule
Year	# of Leases Expiring(1)	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(2)	% U/W Base Rent Rolling(2)	Cumulative % of U/W Base Rent(2)
MTM(3)	25	20,093	1.7%	20,093	1.7%	$124.31	1.8%	1.8%
2018	24	74,237	6.1%	94,330	7.7%	$113.86	6.0%	7.7%
2019	31	91,803	7.5%	186,133	15.3%	$134.82	8.7%	16.5%
2020	36	96,193	7.9%	282,326	23.2%	$191.02	13.0%	29.4%
2021	24	54,397	4.5%	336,723	27.7%	$251.59	9.7%	39.1%
2022	24	76,594	6.3%	413,317	33.9%	$169.31	9.2%	48.3%
2023	29	352,941	29.0%	766,258	62.9%	$47.98	12.0%	60.2%
2024	27	79,905	6.6%	846,163	69.5%	$166.60	9.4%	69.6%
2025	13	19,020	1.6%	865,183	71.1%	$271.45	3.6%	73.3%
2026	9	46,368	3.8%	911,551	74.9%	$169.47	5.5%	78.8%
2027	20	78,035	6.4%	989,586	81.3%	$136.36	7.5%	86.3%
2028	13	41,146	3.4%	1,030,732	84.7%	$148.89	4.3%	90.6%
Thereafter(4)	13	98,549	8.1%	1,129,281	92.8%	$134.43	9.4%	100.0%
Vacant	NAP	88,227	7.2%	1,217,508	100.0%	NAP	NAP
Total / Wtd. Avg.	288	1,217,508	100.0%			$125.42	100.0%

(1)	# of Leases Expiring excludes approximately 30 temporary/kiosk tenants who operate under short term leases.

(2)	Annual U/W Base Rent reflects the following: (a) in-place leases based on the February 2018 rent roll, (b) contractual rent steps through June 2019 totaling approximately $6.5 million including the $1.4 million contractual rent step that is scheduled to occur in August 2019 for the executed renewal of Victoria’s Secret (included in the Bridge Rent and Reimbursements Reserve), and (c) ground rent in an amount of approximately $1.3 million for tenants that own their improvements (Macy’s, Bloomingdale’s, Macy’s Men’s & Home and Nordstrom).

(3)	MTM includes temporary tenants and leases with expirations prior to June 1, 2018.

(4)	Thereafter includes the recently executed Apple lease sq. ft. and lease expiration for the Expansion Parcel.

 A-3-10

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 40.8% 2.58x 11.0%

The Loan. The Aventura Mall loan (the “Aventura Mall Loan”) is part of a whole loan that has an outstanding principal balance as of the Cut-off Date of $1.75 billion (the “Aventura Mall Whole Loan”), which whole loan is secured by a first mortgage lien on the borrower’s fee interest in an approximately 1.2 million sq. ft. super regional mall in Aventura, Florida. The Aventura Mall Whole Loan is comprised of (i) a senior loan, comprised of 26 pari passu notes with an aggregate principal balance as of the Cut-off Date of $1,406.7 million. One of the senior notes, Note A-2-B-1, with an outstanding principal balance as of the Cut-off Date of $60.0 million is being contributed to the CD 2018-CD7 Trust and constitute the Aventura Mall Loan, and the remaining notes have been or are expected to be contributed to other securitization trusts and (ii) a subordinate companion loan, comprised of four pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $343.3 million (collectively, the “Aventura Mall Subordinate Companion Loan”), each as described below.

The relationship between the holders of the Aventura Mall Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu AB Whole Loans— Aventura Mall Whole Loan” in the Prospectus. The Aventura Mall Whole Loan has a 10-year term and will be interest-only for the term of the loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2-B-1	$60,000,000	$60,000,000	CD 2018-CD7	No
A-1-A, A-1-B, A-1-C, A-1-D	$406,700,000	$406,700,000	Aventura Mall Trust 2018-AVM	Yes(1)
A-2-A-1, A-2-B-3	$115,000,000	$115,000,000	Benchmark 2018-B4	No
A-2-A-2, A-2-B-2-A	$103,000,000	$103,000,000	Benchmark 2018-B5	No
A-2-A-3, A-2-A-4, A-2-A-5	$200,000,000	$200,000,000	JPMCB	No
A-2-B-2-B, A-2-B-2-C, A-2-B-4, A-2-B-5	$82,000,000	$82,000,000	DBNY	No
A-2-C-1, A-2-C-2, A-2-C-3, A-2-C-4, A-2-C-5	$220,000,000	$220,000,000	MSMCH	No
A-2-D-1, A-2-D-2, A-2-D-3, A-2-D-4, A-2-D-5	$220,000,000	$220,000,000	WFB	No
Total Senior Notes	$1,406,700,000	$1,406,700,000
B-1, B-2, B-3, B-4	$343,300,000	$343,300,000	Aventura Mall Trust 2018-AVM	Yes(1)
Total	$1,750,000,000	$1,750,000,000
(1)	All notes held under Aventura Mall Trust 2018-AVM together constitute the controlling noteholders for the Aventura Mall Whole Loan.

The Aventura Mall Whole Loan has a 10-year initial term and is interest-only. The Aventura Mall Whole Loan has a remaining term of 119 months as of the Cut-off Date. The Aventura Mall Whole Loan accrues interest at a fixed annual rate equal to 4.12125%. The Aventura Mall Whole Loan proceeds were used to refinance existing CMBS and construction debt (held by a J.P. Morgan entity), cover defeasance costs, fund outstanding landlord obligations in connection with recent leasing, pay closing costs, and return equity to the Aventura Mall Borrower. Based on the “as is” appraised value of $3.45 billion as of April 16, 2018, the Whole Loan Cut-off Date LTV Ratio is 50.7%. The most recent prior financing of the Aventura Mall Property was included in the AVMT 2013-AVM securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$1,750,000,000	100.0%	Loan Payoff	$1,230,695,723	70.3%
			Construction Debt Payoff (Expansion)	$200,853,019	11.5%
			Reserves	$26,168,910	1.5%
			Closing Costs	$13,967,630	0.8%
			Return of Equity	$278,314,718	15.9%
Total Sources	$1,750,000,000	100.0%	Total Uses	$1,750,000,000	100.0%

The Borrower / Sponsor. The borrower is Aventura Mall Venture, a Florida general partnership structured to be a bankruptcy remote entity with two independent directors in its organizational structure (the “Aventura Mall Borrower”). The loan sponsors and nonrecourse carveout guarantors are Jacquelyn Soffer and Jeffrey Soffer (the “Turnberry Guarantors”) and Simon Property Group, L.P. (the “Simon Guarantor”, and together with the Turnberry Guarantors, the “Guarantors”). The liability of the Guarantors for breaches or violations of the non-recourse carveout provisions in the loan documents is capped at $350.0 million plus all reasonable, out-of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the guaranty. The liability as between the Turnberry Guarantors and the Simon Guarantor will be several but not joint.

Turnberry, which is under the control of the Turnberry Guarantors, is a privately held group of companies which engage in real estate development, property management and various investments in retail, residential, hotel, resort and office properties.

Simon Property Group, L.P. is a global leader in the ownership of shopping, dining, entertainment and mixed-use destinations and part of an S&P 100 company (Simon Property Group, NYSE:SPG).

 A-3-11

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 40.8% 2.58x 11.0%

The Property. Aventura Mall is an approximately 2.2 million sq. ft., super regional mall that was developed by Turnberry in 1983 and subsequently expanded and renovated in 1997, 1998, 2006-2008 and 2017. Of the 2.2 million sq. ft., 1,217,508 sq. ft. serves as collateral for the Aventura Mall Whole Loan (the “Aventura Mall Property”) which collateral also includes four anchor pad sites ground leased from the Aventura Mall Borrower. The collateral does not include 942,842 sq. ft. of tenant-owned anchor improvements on those sites.

The Aventura Mall is located approximately 17 miles from downtown Miami and is surrounded by master-planned residential areas including Turnberry Isle, Porto Vita and the Waterways of Biscayne Bay. The Aventura Mall is the largest mall in Florida and the third largest mall in the United States. According to the appraisal, the Aventura Mall is the second most-visited shopping center in the United States with more than 28 million annual visitors. The Aventura Mall is anchored by a number of traditional mall anchors, including Macy’s, Bloomingdale’s, Macy’s Men’s & Home, Nordstrom and J.C. Penney Co., as well as a number of non-traditional mall anchors. The Aventura Mall has a mix of luxury, bridge to luxury and mass market tenants that appeal to a variety of shoppers.

The Aventura Mall Property is currently 92.8% leased as of February 14, 2018. According to the appraisal, the Aventura Mall Property is one of the top-performing malls in the U.S., with comparable in-line sales of $1,681 PSF and total gross reported sales of approximately $1.2 billion as of the trailing twelve months ending February 2018.

In November 2017, the owners of the Aventura Mall Borrower opened a new 225,641 sq. ft. expansion (the “Expansion Parcel”) at a cost of a $230.0 million, which is included in the collateral for the Aventura Mall Whole Loan. The Expansion Parcel features an approximately 20,000 sq. ft., two-level Apple store along with Tesla, Topshop, Zara, Serafina and Shake Shack. The Expansion Parcel is currently 72.2% leased.

Environmental Matters. The Phase I environmental report, dated April 27, 2018, recommended no further action at the Aventura Mall Property.

The Market. Regional access to Aventura Mall is provided by I-95 and Biscayne Boulevard (U.S. Highway 1). The William Lehman Causeway, which connects the beach areas with U.S. Highway 1, also provides access to the Aventura Mall. The Aventura Mall is located approximately 17 miles from downtown Miami and is surrounded by Turnberry Isle, Porto Vita and the Waterways of Biscayne Bay. According to the appraisal, as of year-end 2017, Aventura Mall’s local trade area within a 15 mile radius is home to over 2.3 million people with an average income of $66,306.

As a destination retail mall north of Miami, Aventura Mall also appeals to a large international customer base, primarily from South America, Mexico and Europe.

Population	Trade Area	Florida	USA
2017 Population	6,064,172	20,484,696	325,227,741
Households	Trade Area	Florida	USA
2017 Estimated # of Households	2,270,759	8,032,734	122,737,174
2017 Average Household Income	$76,440	$71,422	$81,217
Source:	Appraisal.

The appraiser considered six retail centers in the Miami MSA as the competitive set for the Aventura Mall Property. Three of the properties, Bal Harbour Shops, Sawgrass Mills and Dadeland Mall, are considered primary competition. The primary competition ranges from 460,000 sq. ft. to approximately 2.4 million sq. ft. and is located between 4.7 and 22.0 miles from the Aventura Mall Property. Pembroke Lakes Mall, Galleria Mall and Dolphin Mall are considered secondary competition. The secondary competition ranges from 955,000 sq. ft. to approximately 1.4 million sq. ft. and is located between 11.0 and 16.0 miles from the Aventura Mall Property.

Directly Competitive Buildings(1)
Property	Location	Rentable Area (sq. ft.)	Year Built / Renovated	Distance From Property (Miles)
Aventura Mall	Aventura, Florida	2,156,203	1983 / 2017	N/A
Bal Harbour Shops	Bal Harbour, Florida	460,000	1965 / 2008	4.7
Sawgrass Mills	Sunrise, Florida	2,384,000	1990 / 2006	19.0
Dadeland Mall	Kendall, Florida	1,488,000	1962 / 2013	22.0
Pembroke Lakes Mall	Pembroke Pines, Florida	1,136,000	1992 / 1998	11.0
Galleria Mall	Fort Lauderdale, Florida	955,000	1980 / 2005	13.0
Dolphin Mall	Miami, Florida	1,403,000	2001 / 2010	16.0
(1)	Source: Appraisal.

 A-3-12

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 40.8% 2.58x 11.0%

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	2017	T-12 3/31/2018	U/W	U/W PSF
Base Rent(1)	$99,418,818	$103,197,968	$106,500,453	$109,896,747	$141,638,194	$116.33
Potential Income from Vacant Space	0	0	0	0	13,640,745	$11.20
Percentage Rent	5,466,448	4,115,391	3,447,721	3,326,930	3,627,027	$2.98
Total Reimbursement Revenue	26,727,546	26,287,600	27,329,454	28,195,516	32,253,113	$26.49
Specialty Leasing Income	3,536,265	3,076,589	4,453,595	4,900,785	3,805,199	$3.13
Other Income(2)	3,628,986	3,701,438	3,994,113	4,090,769	4,156,114	$3.41
Less: Vacancy and Credit Loss	(272,229)	(422,401)	(438,454)	(634,418)	(13,640,745)	($11.20)
Effective Gross Income	$138,505,834	$139,956,585	$145,286,882	$149,776,330	$185,479,647	$152.34
Total Expenses	$29,480,495	$29,303,182	$30,046,320	$31,484,933	$30,620,668	$25.15
Net Operating Income	$109,025,339	$110,653,403	$115,240,562	$118,291,397	$154,858,979	$127.19
TI/LC	0	0	0	0	3,043,770	$2.50
Capital Expenditures	0	0	0	0	243,502	$0.20
Net Cash Flow	$109,025,339	$110,653,403	$115,240,562	$118,291,397	$151,571,708	$124.49
(1)	The increase in U/W Base Rent from T-12 3/31/2018 is primarily driven by the inclusion of the executed leases on the new Expansion Parcel which opened in November 2017 and is based on the February 2018 annualized rent roll. U/W Base Rent also includes $1.3 million of ground rent paid by Bloomingdales, Macy’s, Macy’s Men’s & Home, and Nordstrom and approximately $3.4 million of master lease rent for current leases that are out for signature. Contractual rent steps were underwritten through June 2019 totaling approximately $6.5 million, including the $1.4 million contractual rent step for the executed renewal of Victoria’s Secret that is scheduled to occur in August 2019 (included in the Bridge Rent and Reimbursements Reserve).

(2)	Other Income includes fee income (revenues associated with license fees and valet management fees), and miscellaneous revenues (revenue associated with commissions, late charges, and other miscellaneous sources).

Property Management. The Aventura Mall Property is currently managed by TB All Fees Operating LP (the “Property Manager”), which is an affiliate of the Turnberry Guarantors. In addition, the Property Manager is currently the leasing agent under a separate leasing agreement with the Aventura Mall Borrower. Turnberry Aventura Mall Company, Ltd., an affiliate of the Turnberry Guarantors, and SDG Aventura Limited Partnership, an affiliate of the Simon Guarantor, have joint approval rights with respect to certain major decisions of the Aventura Mall Borrower relating to the Aventura Mall Property.

Lockbox / Cash Management. The Aventura Mall Whole Loan is structured with a hard lockbox and springing cash management for all rents except rents from the Master Lease (as defined below), which are structured with a soft springing hard lockbox. The Aventura Mall Borrower is required to cause all Master Lease rents to be deposited directly into the lockbox account, while for remaining rents Aventura Mall Borrower is required to notify each tenant under each lease (except the Master Leases) that has not received instructions from the Aventura Mall Borrower to send all payments of rents directly to the lender-controlled lockbox account at Wells Fargo Bank, National Association. Provided no Lockbox Event (as defined below) has occurred, all sums in the lockbox account are required to be transferred daily to an account designated by the Aventura Mall Borrower. In the event a Lockbox Event has occurred and is continuing, all funds in the lockbox account are required to be swept weekly into a cash management account controlled by the lender. In the event a Lockbox Event is caused only by the occurrence of a DSCR Trigger Event, all funds in the cash management account will be applied by the lender each business day to payments of taxes, insurance, debt service, operating expenses, capital expenditure reserves and any remaining funds in the cash management account are required to be released to the Aventura Mall Borrower only to the extent necessary to reimburse the Aventura Mall Borrower for extraordinary expenses approved by the lender. All additional funds in the cash management account will be held by the lender as additional collateral for the Aventura Mall Whole Loan. In the event any Lockbox Event other than the DSCR Trigger Event has occurred and is continuing, all amounts in the cash management account may be applied in the lender’s sole discretion. In addition, following the occurrence and during the continuance of a Lockbox Event or a DSCR Trigger Event, all Master Lease rents are also required to be deposited into the lockbox account.

A “Lockbox Event” means the occurrence of (a) an event of default under the loan agreement, (b) the bankruptcy or insolvency of the Aventura Mall Borrower, (c) the bankruptcy or insolvency of the Property Manager except where such bankruptcy or insolvency does not result in the cash or bank accounts associated with the Aventura Mall Property being subsumed in such proceedings or result in a material adverse effect upon the operations of the Aventura Mall Property or the value or security of the lender’s lien, or (d) if the debt service coverage ratio (as calculated pursuant to the loan agreement based on the trailing four quarters) for the Aventura Mall Whole Loan falls below 1.35x for two consecutive quarters (a “DSCR Trigger Event”).

Initial and Ongoing Reserves. If the debt service coverage ratio (as calculated pursuant to the loan agreement based on the trailing four quarters) falls below 1.50x for two consecutive calendar quarters (among other conditions in certain cases), monthly escrows for real estate taxes in the amount of 1/12 of projected annual property taxes, insurance premiums in the amount of 1/12 of projected annual insurance premiums (also waived if blanket policy in place and there is no event of default continuing), replacement funds (approximately $20,292 monthly (or $0.20 PSF annually), subject to a cap of $487,003) and tenant rollover funds (approximately $253,647 monthly (or $2.50 PSF annually), subject to a cap of $6,087,540) are required.

 A-3-13

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 40.8% 2.58x 11.0%

At origination, the Aventura Mall Borrower deposited $6,776,765 for certain free rent credits remaining in connection with certain leases at the Aventura Mall Property and $19,392,145 for certain outstanding tenant improvement allowances and/or leasing commissions due in connection with certain leases at the Aventura Mall Property.

Current Mezzanine Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None.

Master Lease. The Aventura Mall Borrower entered into a master lease (the “Master Lease”) at origination with the Guarantors and Turnberry Retail Holding, L.P., which Master Lease covers a certain portion of the Aventura Mall Property that is currently not occupied. The Master Lease provides for payment of rent in an annual amount up to $3,426,159. The Master Lease covers the spaces for 12 proposed tenants with leases that are out for signature or which are otherwise not occupied prior to the loan origination. The Master Lease provides for a reduction of rent as third-party tenants sign leases, take occupancy of space and commence paying rent in the premises covered by the Master Lease (as well as tenants signing leases in any portion of the Aventura Mall Property, including the space under the Master Lease, to the extent the total annualized lease payments (excluding Master Lease rents) exceed $178,400,000. The term will expire on the earliest to occur of (a) 10 years after loan maturity, (b) the earlier of the date on which the annual rent under the Master Lease is reduced to zero or the date on which the annualized total lease payments from tenants at the Aventura Mall Property (not including percentage rent) exceeds $181,850,000 or (c) following the exercise of the Master Lessees’ cancellation option after a lender foreclosure or deed-in-lieu of foreclosure. The Master Lease equals 1.8% of the approximately $185.5 million of underwritten effective gross income.

Redevelopment Rights. If J.C. Penney Co. or any of Macy’s, Bloomingdales, Macy’s (Men’s & Home) or Nordstrom (each, a “Department Store”) ceases operations or seeks to assign its lease in any manner not expressly permitted thereunder, the Aventura Mall Borrower has the right to enter into a ground lease with a third party or an affiliate of the Aventura Mall Borrower and obtain a release of the lien on the ground leasehold interest in such J.C. Penney Co. or Department Store parcel so long as certain conditions in the loan agreement are satisfied, including (i) the ground lease is in form and substance reasonably acceptable to the lender, including that the rent to be paid thereunder is not less than the rent payable by J.C. Penney Co. or the Department Store immediately prior to such new lease, (ii) the tenant or the guarantor of such ground lease is a creditworthy person acceptable to the lender, (iii) no event of default is continuing, (iv) delivery of a rating agency confirmation, (v) if material work is being performed, delivery of a completion guaranty (or a collateral assignment of a completion guaranty in favor of the Aventura Mall Borrower) from a credit-worthy entity acceptable to the lender, (vi) the term of the ground lease expires no less than 20 years after the maturity of the Aventura Mall Loan, and (vii) compliance with the “anti-poaching” conditions set forth in the loan agreement. In lieu of entering into a new ground lease, the loan documents permit an affiliate of the Aventura Mall Borrower to accept an assignment of the existing leasehold interest, provided that the Aventura Mall Borrower satisfies the requirements in the loan documents including, without limitation, condition (i) above. J.C. Penney Co. has six, five-year renewal options remaining (each requiring 12 months’ notice).

The Aventura Mall Borrower is also permitted to (a) release (i) immaterial or non-income producing portions of the Aventura Mall Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Aventura Mall Property for dedication or public use and (ii) non-income producing portions of the Aventura Mall Property (including, without limitation, certain outparcels containing parking areas (the “Parking Lot Outparcels”) and portions of the “ring road”) to third parties or affiliates of the Aventura Mall Borrower, and (b) dedicate portions of the Aventura Mall Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes.

 A-3-14

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 A-3-15

1111 East Main Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Bank of America Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 53.9% 2.14x 11.6%

 A-3-16

1111 East Main Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Bank of America Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 53.9% 2.14x 11.6%

 A-3-17

1111 East Main Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Bank of America Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 53.9% 2.14x 11.6%

 A-3-18

1111 East Main Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Bank of America Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 53.9% 2.14x 11.6%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsors(1):	James Dinan; Daniel Schwartz
Borrowers:	RVA 1111 East Main Tower LP; RVA Shockoe Garage LP
Original Balance(2):	$50,500,000
Cut-off Date Balance(2):	$50,500,000
% by Initial UPB:	7.0%
Interest Rate:	5.0300%
Payment Date:	1st of each month
First Payment Date:	August 1, 2018
Maturity Date:	July 1, 2028
Amortization:	Interest Only
Additional Debt(2):	$10,000,000 Pari Passu Debt; $23,500,000 Mezzanine Debt
Call Protection(3):	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly
Taxes:	$105,000	$52,500
Insurance:	$115,033	$10,458
Replacement:	$0	$4,178
Rollover:	$1,525,000	$0
Bank of America Reduced Rent:	$4,091,878	$0
Free Rent:	$850,305	$0
Leasing Commissions:	$305,413	$0
TI Allowance:	$843,187	$0

Financial Information
Mortgage Loan(5)		Total Debt(6)
Cut-off Date Balance / Sq. Ft.:	$121	$168
Balloon Balance / Sq. Ft.:	$121	$156
Cut-off Date LTV:	53.9%	74.9%
Balloon LTV:	53.9%	69.5%
Underwritten NOI DSCR:	2.27x	1.20x(7)
Underwritten NCF DSCR:	2.14x	1.13x(7)
Underwritten NOI Debt Yield:	11.6%	8.4%
Underwritten NCF Debt Yield:	10.9%	7.9%
Underwritten NOI Debt Yield at Balloon:	11.6%	9.0%
Underwritten NCF Debt Yield at Balloon:	10.9%	8.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Richmond, VA
Year Built / Renovated:	1974 / 2017
Total Sq. Ft.:	501,384
Property Management:	Jones Lang LaSalle Americas, Inc. (Tower) and LPS of America, Inc. (d/b/a Lanier Parking Solutions) (Garage)
Underwritten NOI(8):	$7,015,548
Underwritten NCF:	$6,616,522
Appraised Value:	$112,200,000
Appraisal Date:	May 17, 2018

Historical NOI(8)
Most Recent NOI:	$3,977,706 (T-12 April 30, 2018)
2017 NOI:	$3,948,648 (December 31, 2016)
2016 NOI:	$3,422,473 (December 31, 2015)
2015 NOI(9):	NAV

Historical Occupancy
Most Recent Occupancy:	84.5% (June 18, 2018)
2017 Occupancy:	87.1% (December 31, 2017)
2016 Occupancy:	74.7% (December 31, 2016)
2015 Occupancy:	71.0% (December 31, 2015)
(1)	The non-recourse carve-out guarantor is Gerard Alexander Sponsor LLC. See “The Borrowers / Borrower Sponsors” below.

(2)	The Original Balance and Cut-off Date Balance of $50.5 million represents the controlling Note A-1 and non-controlling pari passu Note A-2 and Note A-3-1, which, together with a $10.0 million remaining pari passu Note A-3-2 comprises the Bank of America Center whole loan with an aggregate original principal balance of $60.5 million. For additional information regarding the pari passu notes, see “The Loan” herein. For additional information regarding the $23.5 mezzanine debt, see “Current Mezzanine or Subordinate Indebtedness” herein.

(3)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of August 1, 2018. Defeasance of the $60.5 million Bank of America Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that holds the last portion of the Bank of America Center Whole Loan to be securitized and (ii) four years from the first payment date of August 1, 2018. The assumed lockout period of 25 payments is based on the expected CD 2018-CD7 securitization closing date in August 2018. The actual lockout period may be longer.

(4)	See “Initial and Ongoing Reserves” herein.

(5)	Mortgage Loan Balance / Sq. Ft., LTV, DSCR and Debt Yield calculations are based on the $60.5 million Bank of America Center Whole Loan.

(6)	Total Debt Balance / Sq. Ft., LTV, DSCR and Debt Yield calculations are based on the Total Debt, which includes a $23.5 million mezzanine loan.

(7)	Based on amortizing debt service payments for the mezzanine debt. The Total Debt Underwritten NOI DSCR and Underwritten NCF DSCR based on interest-only payments are 1.45x and 1.37x, respectively

(8)	The increase in Underwritten NOI from Historical NOI takes into account UW gross rent for the Bank of America office space of approximately $21.63 PSF. Bank of America’s current lease obligations for this space through 2022 are expense reimbursement payments, which only currently equate to approximately $697,447 per year ($8.81 PSF), approximately $12.82 PSF below gross market rent of approximately $21.63 PSF. At origination, the borrowers deposited approximately $4.1 million into a reduced rent reserve, which represents the difference between the contractual reimbursement payment and $21.63 PSF market rent for the Bank of America office space through lease expiration in 2022. See “Major Tenants” herein.

(9)	The borrower sponsor acquired the Bank of America Center Property in 2016. As a result, 2015 NOI is not available.

 A-3-19

1111 East Main Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Bank of America Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 53.9% 2.14x 11.6%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Bank of America(3)(4)	A+/A3/A-	85,072	17.0%	$12.98	14.0%	6/30/2022
Department of Environmental Quality(5)	AAA/Aaa/AAA	81,553	16.3%	$22.87	23.7%	4/30/2028
Virginia Retirement System	AAA/Aaa/AAA	68,356	13.6%	$17.15	14.9%	6/30/2024
Sands Anderson Marks & Miller	NR/NR/NR	38,832	7.7%	$20.91	10.3%	1/31/2024
McCandlish Holton	NR/NR/NR	33,822	6.7%	$19.59	8.4%	4/30/2026
Subtotal/ Wtd. Avg.		307,635	61.4%	$18.26	71.2%
Remaining Occupied		115,935	23.1%	$19.57	28.8%
Total / Wtd. Avg. Occupied		423,570	84.5%	$18.62	100.0%
Vacant		77,814	15.5%
Total		501,384	100.0%

(1)	Based on the underwritten rent roll dated as of June 18, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Bank of America currently occupies 79,192 sq. ft. of office space and 5,880 sq. ft. of retail space. U/W Base Rent PSF includes the UW gross rent for the Bank of America office space of approximately $21.63 PSF. Bank of America’s current lease obligations for this space through 2022 are expense reimbursement payments, which only currently equate to approximately $697,447 per year ($8.81 PSF), approximately $12.82 PSF below gross market rent of approximately $21.63 PSF. At origination, the borrowers deposited approximately $4.1 million into a reduced rent reserve, which represents the difference between the contractual reimbursement payment and $21.63 PSF market rent for the Bank of America office space through lease expiration in 2022. See “Major Tenants—Bank of America” below.

(4)	Bank of America occupies 79,192 sq. ft. of office space and 5,880 sq. ft. of retail space, which expire in June 2022 and June 2024, respectively.

(5)	Department of Environmental Quality is in a free rent period through September 2018.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	3	1,844	0.4%	1844	0.4%	$15.60	0.4%	0.4%
2018	0	0	0.0%	1844	0.4%	$0.00	0.0%	0.4%
2019	4	8,114	1.6%	9,958	2.0%	$17.11	1.8%	2.1%
2020	2	13,927	2.8%	23,885	4.8%	$19.28	3.4%	5.5%
2021	5	25,124	5.0%	49,009	9.8%	$20.16	6.4%	12.0%
2022	9	89,254	17.8%	138,263	27.6%	$13.68	15.5%	27.4%
2023	4	15,491	3.1%	153,754	30.7%	$21.97	4.3%	31.8%
2024	11	145,741	29.1%	299,495	59.7%	$18.47	34.1%	65.9%
2025	0	0	0.0%	299,495	59.7%	$0.00	0.0%	65.9%
2026	1	33,822	6.7%	333,317	66.5%	$19.59	8.4%	74.3%
2027	0	0	0.0%	333,317	66.5%	$0.00	0.0%	74.3%
2028	5	90,253	18.0%	423,570	84.5%	$22.45	25.7%	100.0%
Thereafter	0	0	0.0%	423,570	84.5%	$0.00	0.0%	100.0%
Vacant	NAP	77,814	15.5%	501,384	100.0%	NAP	NAP
Total / Wtd. Avg.	44	501,384	100.0%			$18.62	100.0%

(1)	Based on the underwritten rent roll dated June 18, 2018.

(2)	Certain tenants may have contraction or termination options that may become exercisable prior to the originally stated expiration date of the tenant that are not considered in this lease rollover schedule.

 A-3-20

1111 East Main Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Bank of America Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 53.9% 2.14x 11.6%

The Loan.    The Bank of America Center loan (the “Bank of America Center Loan”) is a $50.5 million fixed rate loan evidenced by three pari passu notes and secured by the borrowers’ fee simple interest in a 24-story Class A office building with parking (the “Bank of America Building”), consisting of 501,384 sq. ft., located at 1111 East Main Street, Richmond, Virginia and a separate parking garage located at 110 South 13th Street, Richmond, Virginia (the “Shockoe Garage” and together with the Bank of America Center Building, the “Bank of America Center Property”). The Bank of America Center Loan is part of a whole loan (the “Bank of America Center Whole Loan”) with an original aggregate principal balance of $60.5 million that also includes the pari passu Note A-3-2. The Bank of America Center Whole Loan is evidenced by three promissory notes as described below. The remaining promissory note, Note A-3-2, is currently held by CCRE and is expected to be contributed to one or more future securitization transactions. Only the Note A-1, Note A-2 and Note A-3-1 of the Bank of America Center Whole Loan will be included in the CD 2018-CD7 mortgage trust.

The relationship between the holders of the Bank of America Center Whole Loan is governed by a co-lender agreement as described under the “Description of the Mortgage Pool-The Whole Loans-The Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-2, A-3-1	$50,500,000	$50,500,000	CD 2018-CD7	Yes
A-3-2	$10,000,000	$10,000,000	CCRE
Total	$60,500,000	$60,500,000

The Bank of America Center Whole Loan has a 10-year interest only term and accrues interest at a fixed rate of 5.0300% per annum. The Bank of America Whole Loan proceeds along with a $23.5 million mezzanine loan were used to repay existing debt of approximately $43.3 million, pay closing costs of approximately $2.0 million, fund upfront reserves of approximately $7.8 million and return approximately $30.9 million in equity to the borrower sponsors. Based on the “As Is” appraised value of $112.2 million as of May 17, 2018, the Cut-off Date LTV for the Bank of America Center Whole Loan is 53.9%. The most recent prior financing of the Bank of America Center Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$60,500,000	72.0%	Loan Payoff	$43,301,980	51.5%
Mezzanine Loan	$23,500,000	28.0%	Closing Costs	$2,009,899	2.4%
			Reserves	$7,835,815	9.3%
			Return of Equity(1)	$30,852,306	36.7%
Total Sources	$84,000,000	100.0%	Total Uses	$84,000,000	100.0%
(1)	The borrower sponsor acquired the Bank of America Center Property in 2016 and has since invested approximately $9.2 million in order to implement a capital improvement plan and lease over 125,000 sq. ft. of space.

The Borrowers / Borrower Sponsors.    The borrowers, RVA 1111 East Main Tower LP and RVA Shockoe Garage LP, are single purpose Delaware limited partnerships each structured to be a bankruptcy-remote entity with two independent directors in its organization structure. The sponsors of the borrowers are James G. Dinan and Daniel A. Schwartz. The nonrecourse carve-out guarantor is Gerard Alexander Sponsor LLC, a Delaware limited liability company.

James Dinan and Daniel Schwartz are senior partners of York Capital Management (“York Capital”). York Capital is a global institutional investment management firm with approximately $21.7 billion in assets as of March 2018. York Capital owns approximately 98.5% of Gerard Alexander Property Holdings LLC (“Gerard Alexander”).

Gerard Alexander is focused on acquiring, developing and investing in commercial assets located in primary East and West coast markets. Since inception, Gerard Alexander has completed in excess of $1.0 billion of acquisitions and development.

The Property. The Bank of America Center Property consists of the Bank of America Building which is a 24-story, 501,384 sq. ft., Class A office building located approximately two blocks north of the James River within the CBD of Richmond, Virginia that features an attached nine-story parking garage (518 spaces) and the Shockoe Garage, which is a separate, newly renovated, four-story garage offering an additional 603 parking spaces located approximately two blocks south of the Bank of America Center Building. The two garages provide a combined 1,121 parking spaces, which results in a parking ratio of 2.2 spaces per 1,000 sq. ft. Both buildings were constructed in 1974 and most recently renovated in 2017.

In February 2016, the borrower sponsors acquired the Bank of America Center Property and subsequently, implemented a $4.7 million capital improvement plan, including full renovations to the building’s façade, attached parking garage, main lobby, floor lobbies and restrooms.

Along with these capital improvements, the borrower sponsors invested an additional $4.5 million in over 125,000 sq. ft. of new leasing since acquisition. Prior to acquisition, the Shockoe Garage underwent a $2.5 million comprehensive renovation, including a complete

 A-3-21

1111 East Main Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Bank of America Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 53.9% 2.14x 11.6%

replacement of the ramps, concrete floor repairs on every level, re-coating on the 6th floor with a water proof membrane, upgrading all lights, modernization of elevators and a full repainting.

As of June 18, 2018, the Bank of America Center Property was 84.5% leased to 21 tenants. In the aggregate, investment grade tenants account for approximately 69.0% of net rentable area at the Bank of America Center Property.

Major Tenants.

Bank of America (85,072 sq. ft.; 17.0% of NRA; 14.0% of U/W Base Rent) Bank of America operates several different divisions at the Bank of America Center Property, including tax, construction, facility management, project management and net worth (U.S. Trust) as well as a 5,880 sq. ft. retail bank branch on the ground floor. The Bank of America Center Property represents the only downtown Bank of America office location in Richmond and the nearest Bank of America office location is approximately 10.0 miles outside of the CBD. In addition, the Bank of America Center Building includes Bank of America signage, which can be viewed from Interstate 95.

Prior to 2004, the Bank of America Center Property was owned and partially occupied by Bank of America. In 2004, as part of a larger portfolio, Bank of America entered into a sale-leaseback transaction that included the Bank of America Building. Bank of America currently leases and occupies 79,192 sq. ft. of office space (15.8% of NRA) at the Bank of America Center Property. According to the borrower, in connection with the sale-leaseback transaction, base rent was prepaid for the office space through the lease expiration in 2022. Bank of America’s current lease obligations for this space through 2022 are expense reimbursement payments, which only currently equate to approximately $697,447 per year ($8.81 PSF), which is approximately $12.82 PSF below the gross market rent of approximately $21.63 PSF.

At loan origination, the borrowers deposited approximately $4.1 million into a reduced rent reserve, which represents the difference between the contractual reimbursement payment and $21.63 PSF market rent for the Bank of America office space through lease expiration in 2022. Following the office space lease expiration in 2022, Bank of America has two, five-year extension options at fair market rent. In the event that, among other things, Bank of America vacates the premises or does not renew its lease, a full excess cash flow trap will occur under the Bank of America Center Loan. See “Lockbox / Cash Management” herein.

Bank of America also leases a 5,880 sq. ft. retail location with a lease expiration of June 2024 with a current rent payment of $15.18 PSF. Deposits at the retail branch, as of June 30, 2017, totaled approximately $11.5 billion.

Department of Environmental Quality (81,553 sq. ft.; 16.3% of NRA; 23.7% of U/W Base Rent) The Commonwealth of Virginia, Department of General Services (rated AAA/Aaa/AAA by Fitch/Moody’s S&P) leases the space for use by the Department of Environmental Quality (“DEQ”). DEQ has a variety of functions within the Commonwealth of Virginia related to air, water, land protection and revitalization, renewable energy, coastal zone management, environmental enforcement, environmental impact review and pollution prevention.

DEQ relocated to the Bank of America Center Property in January 2018. This location represents the DEQ’s sole headquarters and contains all of their operations. DEQ has a lease expiration of April 2028 and has two, five-year renewal options. The lease provides for a termination option in the event that funds are not appropriated for DEQ and/or if DEQ ceases to exist.

DEQ is in occupancy of its space and is required to commence paying rent in September 2018. At origination, the borrowers deposited $761,854 into a tenant free rent reserve earmarked for the DEQ space.

Virginia Retirement System (68,356 sq. ft.; 13.6% of NRA; 14.9% of U/W Base Rent) The Virginia Retirement System (“VRS”), an agency of the Commonwealth of Virginia (rated AAA/Aaa/AAA by Fitch/Moody’s/S&P) administers pension plans and other benefits for Virginia’s public sector employees covered under VRS. VRS is headquartered in the Richmond CBD with their administrative office located at 1200 East Main Street (adjacent to the Bank of America Center Building) and their counseling center, among other offices, located at the Bank of America Center Property.

VRS has been a tenant at the Bank of America Center Property since 2004 and most recently expanded 22,000 sq. ft. at an increased rental rate. The VRS lease expires in June 2024 and has two, two-year renewal options. The lease provides for a termination option in the event that funds are not appropriated for VRS and/or if VRS ceases to exist.

Environmental Matters. The Phase I environmental report dated June 19, 2018 recommended no further action at the Bank of America Center Property other than the implementation of an asbestos operations and maintenance plan due to the property’s age, which is already in place.

Due to underground storage tanks and the historical use of the Bank of America Center Property as, among other things, an automobile service station and printing company, a fully-paid lender’s pollution loss and liability insurance policy with aggregate and individual limits of not less than $3.0 million was obtained at origination, and the Bank of America Center Loan documents prohibit the borrowers from terminating the policy without lender’s consent or intentionally taking any actions with respect to the Bank of America Center Property,

 A-3-22

1111 East Main Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Bank of America Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 53.9% 2.14x 11.6%

which would reasonably be expected to result in a forfeiture, or adversely affect the validity or enforceability of such policy prior to the date that is 3 years after the Bank of America Center Whole Loan stated maturity date.

The Market. The Bank of America Center Property is located in the central business district of Richmond, Virginia. Located approximately two blocks north of the bank of the James River, on Main Street between South 10th Street and South 12th Street, the Bank of America Center Property features views of the James River, downtown Richmond, Oregon Hill and Browns Island. The immediate area is a mixture of commercial and residential uses and is one block over from the Shockoe Slip Historic District along Richmond’s riverfront. According to the appraiser, the city of Richmond is undergoing a significant amount of growth, which include apartment and hotel developments, multi-tenant office building renovations and public area redesigns, among other things.

As of the first quarter of 2018, the Richmond CBD office market consisted of approximately 22.1 million sq. ft. across 318 buildings with an overall market vacancy of 12.9% and average asking rents of $18.99 PSF.

The appraisal identified seven comparable office leases that had rents ranging from $20.25 to $24.60 PSF with an average of $22.31 PSF and concluded a market rent of $22.00 PSF for the top floor tenants, $21.50 PSF for floor 8 through 14 and $21.00 PSF for the first seven floors for the Bank of America Center Property. The average underwritten base rent PSF at the Bank of America Center Property is $18.62 PSF.

Comparable Office Leases(1)
Property Name	Tenant Name	Lease Date	Tenant Leased Space	Lease Term (years)	Base Rent PSF
Bank of America Center Property(2)	Various	Various	423,574	12.6	$18.62
William Mullen Building	Agincourt Capital Management	May-18	6,630	2.1	$24.60
James Center 2	House Democratic Caucus and Senate Democratic Caucus	April-18	1,830	6.5	$21.25
Riverfront Plaza	ICF Consulting	Apr-18	14,110	7.5	$23.50
Riverside	Envera	Oct-17	26,632	10.0	$24.52
James Center 1	Xenith Bank	Oct-17	21,039	8.0	$20.25
SunTrust	Virginia Poverty Law Center	Oct-17	2,938	5.0	$21.07
William Mullen Center	Capital One	Jul-17	13,063	5.0	$21.00
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated June 18, 2018 for the Bank of America Building.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	T-12 4/30/2018	U/W	U/W PSF
Base Rent(1)(2)	$4,400,446	$4,822,773	$4,749,496	$7,885,044	$15.73
Value of Vacant Space	0	0	0	1,674,286	3.34
Gross Potential Rent	$4,400,446	$4,822,773	$4,749,496	$9,559,330	$19.07
Total Recoveries	626,333	749,493	759,208	784,377	1.56
Total Other Income(3)	1,725,481	1,982,365	2,148,230	2,200,080	4.39
Less: Vacancy(4)	0	0	0	(1,674,286)	(3.34)
Effective Gross Income	$6,752,259	$7,554,630	$7,656,935	$10,869,501	$21.68
Total Operating Expenses	3,329,786	3,605,981	3,679,228	3,853,953	7.69
Net Operating Income	$3,422,473	$3,948,648	$3,977,706	$7,015,548	$13.99
TI/LC	0	0	0	348,888	0.70
Capital Expenditures	0	0	0	50,139	0.10
Net Cash Flow	$3,422,473	$3,948,648	$3,977,706	$6,616,522	$13.20

(1)	U/W Base Rent takes into account UW gross rent for the Bank of America office space of approximately $21.63 PSF. Bank of America’s current lease obligations for this space through 2022 are expense reimbursement payments, which only currently equate to approximately $697,447 per year ($8.81 PSF), approximately $12.82 PSF below gross market rent of approximately $21.63 PSF. At origination, the borrowers deposited approximately $4.1 million into a reduced rent reserve, which represents the difference between the contractual reimbursement payment and $21.63 PSF market rent for the Bank of America office space through lease expiration in 2022.

(2)	U/W Base Rent is based on the underwritten rent roll dated June 18, 2018 with rent steps through June 2019 ($111,916) and rent averaging for the investment grade tenants ($380,054).

(3)	Total Other Income includes parking income.

(4)	U/W Vacancy is underwritten to in-place economic vacancy of 13.5%

 A-3-23

1111 East Main Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Bank of America Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 53.9% 2.14x 11.6%

Property Management.    The Bank of America Center Building (other than the portion operated as a parking garage) is managed by Jones Lang LaSalle Americas, Inc. and the Shockoe Garage and the garage portion of the Bank of America Building is managed by LPS of America, Inc. (d/b/a Lanier Parking Solutions).

Lockbox / Cash Management.     The Bank of America Center Whole Loan is structured with a hard lockbox and in place cash management. The borrowers were required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. The lender has been granted a first priority security interest in the cash management account. If no Cash Trap Period is in effect, all excess cash flow is required to be returned to the borrowers. During a Cash Trap Period, all excess cash will be held as additional security for the Bank of America Center Whole Loan (or otherwise applied at lenders discretion).

A “Cash Trap Period” means the occurrence of (i) an event of default, (ii) a bankruptcy action of either borrower, either of their general partners, the guarantor or the property manager (iii) the date on which the aggregate debt service coverage ratio (as calculated pursuant to the loan documents) falls below 1.35x at the end of any calendar quarter prior to August 2024, or 1.10x at the end of any calendar quarter on or after August 2024, (iv) the date on which less than 77.5% of the Bank of America Center Property is leased or (v) a Specified Tenant Trigger Event (as defined below).

A “Specified Tenant Trigger Event” means the date (i) the Bank of America tenant vacates, abandons or ceases business operations at the Bank of America Center Property, (ii) any bankruptcy action of the Bank of America tenant occurs, (iii) the Bank of America office lease is terminated or lender receives written notice of the Bank of America tenant’s intention to terminate or (iv) that is the earlier of (a) 12 months prior to the expiration of the Bank of America office lease or (b) the date by which the Bank of America tenant is required to give notice of its renewal option and the Bank of America tenant has not exercised its option as of such date.

A Cash Trap Period may be cured with respect to clause (i) of the definition of the Cash Trap Period above, the acceptance of a cure by the lender of the related event of default, clause (ii) of the definition of the Cash Trap Period above, with respect to a bankruptcy action of a manager only, the borrowers replace such manager with a qualified manager, clause (iii) of the definition of the Cash Trap Period above either (1) prior to August 2024, the debt service coverage ratio is at least 1.40x for one calendar quarter or (2) after August 2024, the debt service coverage ratio is at least 1.17x for one calendar quarter, clause (iv) of the definition of the Cash Trap Period above, the Bank of America Center Property is at least 77.5% leased and clause (v) of the definition of Cash Trap Period above, a Specified Tenant Trigger Event no longer exists.

Initial and Ongoing Reserves.

Tax Reserve. At loan origination, the borrowers deposited $105,000 into a real estate tax reserve account. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of annual real estate taxes, which is estimated to be $52,500.

Insurance Reserve. At loan origination, the borrowers deposited $115,033 into an insurance reserve account. The borrowers are required to deposit into the insurance reserve account on a monthly basis, 1/12 of the annual insurance premiums, which is estimated to be $10,458.

Rollover Reserve. At loan origination, the borrowers deposited $1,525,000 into a rollover reserve account.

Replacement Reserve. The borrowers are required to deposit $4,178 into a replacement reserve, on a monthly basis.

Reduced Rent Reserve. At loan origination, the borrowers deposited $4,091,878 into a Bank of America reduced rent reserve, which represents the difference between the contractual reimbursement payment and $21.63 PSF market rent for the Bank of America office space through lease expiration in 2022.

Tenant Free Rent Reserve. At loan origination, the borrowers deposited $850,305 into a tenant free rent reserve account (related to Department of Environmental Quality lease, the Virginia Bar lease, the CGI lease and the Durrette lease.

TI/LC Reserve. At loan origination, the borrowers deposited $305,413 into a leasing commissions reserve account and $843,187 into a tenant improvement allowance account.

Current Mezzanine or Subordinate Indebtedness. Concurrent with the Bank of America Center Whole Loan, CCRE funded a $23,500,000 mezzanine loan to an affiliate of the borrowers, which was subsequently acquired by John Hancock Life Insurance Company (U.S.A.). The mezzanine loan carries an interest rate of 7.3200% per annum, is coterminous with the Bank of America Center Whole Loan and following a five-year interest only period, amortizes on a 13.5 year schedule.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

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 A-3-25

308-340 West 49th Street New York, NY 10019	Collateral Asset Summary – Loan No. 3 Westside NYC Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 25.5% 3.60x 14.3%

 A-3-26

308-340 West 49th Street New York, NY 10019	Collateral Asset Summary – Loan No. 3 Westside NYC Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 25.5% 3.60x 14.3%

 A-3-27

308-340 West 49th Street New York, NY 10019	Collateral Asset Summary – Loan No. 3 Westside NYC Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 25.5% 3.60x 14.3%

Mortgage Loan Information
Loan Seller(1):	CCRE
Loan Purpose:	Refinance
Borrower Sponsor:	Joshua Gotlib
Borrowers(2):	Various
Original Balance(3):	$42,000,000
Cut-off Date Balance(3):	$42,000,000
% by Initial UPB:	5.9%
Interest Rate(4):	3.90119%
Payment Date:	6th of each month
First Payment Date:	July 6, 2018
Maturity Date:	June 6, 2028
Amortization:	Interest Only
Additional Debt(3)(5):	$53,000,000 B-Note
Call Protection(6):	L(26), D(90), O(4)
Lockbox / Cash Management:	Soft / In Place

Reserves(7)
	Initial	Monthly
Taxes:	$186,667	$93,334
Insurance:	$113,733	$9,478
Replacement:	$204,750	Springing
TI/LC:	$6,750	Springing
Immediate Repairs:	$57,472	NAP

Financial Information
	Senior Notes(8)	Whole Loan(9)
Cut-off Date Balance / Unit:	$154,412	$349,265
Balloon Balance / Unit:	$154,412	$349,265
Cut-off Date LTV:	25.5%	57.8%
Balloon LTV:	25.5%	57.8%
Underwritten NOI DSCR:	3.60x	1.22x
Underwritten NCF DSCR:	3.60x	1.22x
Underwritten NOI Debt Yield:	14.3%	6.3%
Underwritten NCF Debt Yield:	14.3%	6.3%
Underwritten NOI Debt Yield at Balloon:	14.3%	6.3%
Underwritten NCF Debt Yield at Balloon:	14.3%	6.3%
Property Information
Single Asset / Portfolio:	Portfolio of 14 properties
Property Type:	Mid-Rise Multifamily
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1920 / 2016
Total Units:	272
Property Management:	Nieuw Amsterdam Property Management, LLC
Underwritten NOI:	$5,985,601
Underwritten NCF:	$5,985,601
Appraised Value:	$164,500,000
Appraisal Date:	March 12, 2018

Historical NOI
Most Recent NOI:	$5,181,571 (T-12 March 31, 2018)
2017 NOI:	$4,979,147 (December 31, 2017)
2016 NOI(10):	NAP
2015 NOI(10):	NAP

Historical Occupancy
Most Recent Occupancy:	97.8% (May 31, 2018)
2017 Occupancy:	NAP
2016 Occupancy(10):	NAP
2015 Occupancy(10):	NAP
(1)	The Westside NYC Multifamily Portfolio Loan was co-originated by CCRE and CPPIB Credit Investments II Inc.
(2)	See “The Borrowers / Borrower Sponsor” herein.
(3)	The Original Balance and Cut-off Date Balance of $42.0 million represents the senior Notes A-1 and A-2, which together with a subordinate B-Note of $53.0 million, comprise the Westside NYC Multifamily Portfolio Whole Loan with an aggregate original principal balance of $95.0 million. For additional information regarding the pari passu A-Notes and the B-Note, see “The Loan” herein.
(4)	Interest Rate reflects the interest rate with respect to the A-Notes. The interest rate on the B-Note is 6.0500%.
(5)	See “Current Mezzanine or Subordinate Indebtedness” herein.
(6)	Partial releases are permitted. See “Partial Releases” herein.
(7)	See “Initial and Ongoing Reserves” herein.
(8)	DSCR, LTV, Debt Yield and Balance / Unit calculations are based on the A-Notes, which have an aggregate principal balance of $42.0 million.
(9)	Total Debt DSCR, LTV, Debt Yield and Balance / Unit calculations are based on the aggregate Westside NYC Multifamily Portfolio Whole Loan balance of $95.0 million, which includes the $53.0 million B-Note.
(10)	The borrower sponsor acquired the Westside NYC Multifamily Portfolio Properties in July 2016. As such, Historical NOI and Historical Occupancy are not available prior to 2017.

 A-3-28

308-340 West 49th Street New York, NY 10019	Collateral Asset Summary – Loan No. 3 Westside NYC Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 25.5% 3.60x 14.3%

Portfolio Summary(1)
Property	City, State	Year Built/ Renovated	Allocated Loan Amount(2)	% of Allocated Loan Amount(2)	Appraised Value	Units	Occupancy	U/W NOI
320 West 49th Street	New York, NY	1920/2016	$3,760,842	9.0%	$13,600,000	20	95.0%	$531,112
324 West 49th Street	New York, NY	1920/2016	$3,707,451	8.8%	$14,100,000	18	88.9%	$526,238
340 West 49th Street	New York, NY	1920/2016	$3,671,475	8.7%	$13,800,000	17	100.0%	$523,983
326 West 49th Street	New York, NY	1920/2016	$3,520,309	8.4%	$13,800,000	20	100.0%	$500,636
338 West 49th Street	New York, NY	1920/2016	$3,445,465	8.2%	$13,000,000	20	95.0%	$494,736
332 West 49th Street	New York, NY	1920/2016	$3,292,878	7.8%	$12,400,000	20	100.0%	$467,853
318 West 49th Street	New York, NY	1920/2016	$3,181,505	7.6%	$11,800,000	20	100.0%	$455,428
322 West 49th Street	New York, NY	1920/2016	$3,083,468	7.3%	$12,900,000	17	100.0%	$439,461
330 West 49th Street	New York, NY	1920/2016	$2,939,765	7.0%	$10,700,000	20	95.0%	$412,829
334 West 49th Street	New York, NY	1920/2016	$2,550,099	6.1%	$10,900,000	20	100.0%	$366,512
328 West 49th Street	New York, NY	1920/2016	$2,514,780	6.0%	$10,400,000	20	100.0%	$359,735
336 West 49th Street	New York, NY	1920/2016	$2,270,438	5.4%	$9,900,000	20	95.0%	$327,465
308 West 49th Street	New York, NY	1920/2016	$2,052,340	4.9%	$8,400,000	20	100.0%	$294,195
310 West 49th Street	New York, NY	1920/2016	$2,009,185	4.8%	$8,800,000	20	100.0%	$285,419
Total / Wtd. Avg.			$42,000,000	100.0%	$164,500,000	272	97.8%	$5,985,601
(1)	Information is based on the underwritten rent roll dated May 31, 2018.
(2)	Based on the Westside NYC Multifamily Portfolio Loan.

The Loan. The Westside NYC Multifamily Portfolio loan (the “Westside NYC Multifamily Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a portfolio of 14 multifamily properties located in New York, New York totaling 272 units (collectively, the “Westside NYC Multifamily Portfolio Properties”, each a “Property”). The Westside NYC Multifamily Portfolio Loan is part of a whole loan (the “Westside NYC Multifamily Portfolio Whole Loan” evidenced by two senior pari passu notes with an aggregate original principal balance of $42.0 million (the “Westside NYC Multifamily Portfolio Senior Notes”), which will be included in the trust, and one B note (the “Westside NYC Multifamily Portfolio B Note”) with a principal balance of $53.0 million, which is subordinate to the Westside NYC Multifamily Portfolio Senior Notes. The Westside NYC Multifamily Portfolio B Note is held by a third party and will not be included in the trust. See “Current Mezzanine or Subordinate Indebtedness” below.

The relationship between the holders of the Westside NYC Multifamily Portfolio Whole Loan is governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-2	$42,000,000	$42,000,000	CD 2018-CD7	No
B-1	$53,000,000	$53,000,000	CPPIB Credit Investments II Inc	Yes
Total	$95,000,000	$95,000,000

The Westside NYC Multifamily Portfolio Whole Loan has a 10-year term and requires monthly payments of interest only for the entire term of the loan. The Westside NYC Multifamily Portfolio Senior Notes accrue interest at a fixed rate equal to 3.90119% per annum. The proceeds of the Westside NYC Multifamily Portfolio Whole Loan were primarily used to repay existing debt of approximately $75.2 million, pay closing costs, fund reserves of approximately $0.6 million and return approximately $16.7 million in equity to the borrower sponsor. Based on the “As Is” appraised value of $164.5 million as of March 12, 2018, the Cut-off Date LTV Ratio for the Westside NYC Multifamily Portfolio Loan is 25.5%. The most recent prior financing of the Westside NYC Multifamily Portfolio Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$42,000,000	44.2%	Loan Payoff	$75,244,624	79.2%
Subordinate Note	$53,000,000	55.8%	Closing Costs	$2,498,503	2.6%
			Reserves	$569,372	0.6%
			Return of Equity	$16,687,501	17.6%
Total Sources	$95,000,000	100.0%	Total Uses	$95,000,000	100.0%

The Borrowers / Borrower Sponsor. The borrowers are 308 W 49 LLC, 310 W 49 LLC, 318 W 49 LLC, 320 W 49 LLC, 322 W 49 LLC, 324 W 49 LLC, 326 W 49 LLC, 328 W 49 LLC, 330 W 49 LLC, 332 W 49 LLC, 334 W 49 LLC, 336 W 49 LLC, 338 W 49 LLC, and 340 W 49 LLC, each of which is a single purpose New York limited liability company structured to be bankruptcy-remote with two independent directors in each organizational structure. The borrower sponsor and nonrecourse carve-out guarantor is Joshua Gotlib.

In 2009, Mr. Gotlib co-founded Black Spruce, a real estate company that focuses on the acquisition and management of multifamily rentals in the five boroughs of New York City. Mr. Gotlib currently oversees all aspects of the business and is the chairman of the investment committee. Prior to co-founding Black Spruce, from 2007 to 2009, Mr. Gotlib purchased, rehabilitated, and sold over 50

 A-3-29

308-340 West 49th Street New York, NY 10019	Collateral Asset Summary – Loan No. 3 Westside NYC Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 25.5% 3.60x 14.3%

distressed, residential assets in Upper Manhattan. Black Spruce’s current portfolio consists of 55 properties in the New York Metro Area with a total value of approximately $552.3 million.

The Properties. The Westside NYC Multifamily Portfolio Properties are comprised of 14 multifamily properties totaling 272 multifamily units and six commercial units located on at 308-340 West 49th Street on the Westside of Manhattan in the Theater District/Hell’s Kitchen submarket. The Westside NYC Multifamily Portfolio Properties were constructed in 1920 and are currently undergoing ongoing renovations. Since acquiring the Westside NYC Multifamily Portfolio Properties in July 2016, the borrower sponsor has invested $2.0 million (approximately $19,802 per unit), including the gut renovation of 101 units (37.1% of total units). The renovation included façade repair, together with unit renovations that include new windows, a virtual doorman, paint, new hard wood flooring and complete kitchen/bathroom renovations with new appliances. As a result of the renovations, free market units have an average rent per unit of $2,946 compared to the average rent per unit of the rent stabilized/rent controlled units of $2,166 (approximately 36.0% increase in rental income) as of May 2018.

As of May 31, 2018, the Westside NYC Multifamily Portfolio Properties were 97.8% occupied. Of the 272 units, 51 are free market rent units (deregulated), 215 are rent stabilized and 6 are rent controlled.

In addition, the Westside NYC Multifamily Portfolio Properties contain 2,241 sq. ft. of ground floor retail space in 322, 324 and 340 West 49th Street. The retail space is 100.0% occupied by 6 tenants.

Nine of the 14 Westside NYC Multifamily Portfolio Properties benefit from a 35-year J-51 Property Tax Exemption from renovations that occurred in 1991. A J-51 property tax exemption effectively freezes a building’s assessed value for tax purposes, so the owner does not have to pay property tax on the increase in value resulting from the rehabilitation work. The Westside NYC Multifamily Portfolio Properties’ J-51 exemption began in tax year 1991/1992 and is currently in year 22 of its 34-year program. In order to maintain the tax abatement, the borrowers are required to either rent (i) all units to households earning no more than 165% of the area median income (which is approximately $104,000 for a family of four) or (ii) 80% of the units to households earning no more than 180% of area median ($113,100 for a family of four) and the remaining 20% of units to households earning no more than 80% of area median ($50,250).

The following table presents certain information relating to the Westside NYC Multifamily Portfolio Properties:

Portfolio Summary(1)(2)
Property	Occupancy	1 Bedroom	2 Bedrooms	3 Bedrooms	Free Market	Rent Stabilized	Rent Controlled	Total Units
320 West 49th Street	95.0%	9	11	0	0	19	1	20
324 West 49th Street	88.9%	10	8	0	0	18	0	18
340 West 49th Street	100.0%	8	9	0	0	17	0	17
326 West 49th Street	100.0%	6	14	0	0	20	0	20
338 West 49th Street	95.0%	8	12	0	15	4	1	20
332 West 49th Street	100.0%	9	11	0	0	20	0	20
318 West 49th Street	100.0%	9	11	0	0	19	1	20
322 West 49th Street	100.0%	8	9	0	0	16	1	17
330 West 49th Street	95.0%	9	11	0	0	18	2	20
334 West 49th Street	100.0%	8	12	0	12	8	0	20
328 West 49th Street	100.0%	10	10	0	0	20	0	20
336 West 49th Street	95.0%	11	9	0	12	8	0	20
308 West 49th Street	100.0%	9	10	1	0	20	0	20
310 West 49th Street	100.0%	8	11	1	12	8	0	20
Total / Wtd. Avg.	97.8%	120	148	2	51	215	6	272
(1)	Source: Appraisal
(2)	Information based on underwritten rent roll dated May 31, 2018.

Environmental Matters. The Phase I environmental reports dated March 19, 2018 recommended no further action at the Westside NYC Multifamily Portfolio Properties other than the implementation of asbestos and lead based paint operations and maintenance plans, which are already in place.

The Market. The Westside NYC Multifamily Portfolio Properties are located in the Hell’s Kitchen neighborhood in New York City, approximately 0.5 miles from Times Square on the west side of Manhattan. The Westside NYC Multifamily Portfolio Properties are located within close proximity of several city attractions including Broadway theaters, the Actors Studio training school, De Witt Clinton Park, Central Park, The Highline and Jacob K. Javits Center. Additionally, the N, R, W, E, B, D, and 1 trains are located approximately 2 blocks from the Westside NYC Multifamily Portfolio Properties.

Over the past 10 years, multifamily housing in the Midtown West neighborhood has been growing consistently with a compound annual growth rate of 5.1% and average asking rent steadily climbing each year since 2009. Additionally, occupancy in the submarket has a 10-year average vacancy of 3.7% and saw a year-end vacancy of 5.9% in 2017.

 A-3-30

308-340 West 49th Street New York, NY 10019	Collateral Asset Summary – Loan No. 3 Westside NYC Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 25.5% 3.60x 14.3%

Market rent for the Westside NYC Multifamily Portfolio Properties are shown in the table below:

Market Rent
		In-Place Rent(1)
Unit Type	No. of Units	Stabilized Avg. Rent	Rent Control Avg. Rent	Fair Market Avg. Rent	Wtd. Avg. In- Place Rent	Market Rent(2)	In-Place vs. Market
1 Bedroom	122	$2,117	$560	$2,627	$2,173	$3,000	-27.6%
2 Bedroom	148	$2,265	$538	$3,136	$2,402	$3,500	-31.4%
3 Bedroom	2	$3,949	NAP	$3,500	$3,724	$4,000	-6.9%
Total / Wtd. Avg.	272	$2,205	$547	$2,946	$2,310	$3,279	-29.5%
(1)	Based on rent roll dated May 31, 2018.
(2)	Information is based on the Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	2017	T-12 3/31/2018	U/W	U/W Per Unit
Base Rent(1)	$6,491,248	$6,741,015	$7,374,484	$27,112
Gross Up Vacancy	0	0	225,984	831
Gross Potential Rent	$6,491,248	$6,741,015	$7,600,468	$27,943
Total Other Income(2)	372,283	355,337	596,873	2,194
Less: Vacancy(3)	0	0	(245,920)	(904)
Effective Gross Income	$6,863,531	$7,096,353	$7,951,421	$29,233
Total Variable Expenses	864,244	891,267	872,129	3,206
Total Fixed Expenses(4)	1,020,140	1,023,515	1,093,692	4,021
Net Operating Income	$4,979,147	$5,181,571	$5,985,601	$22,006
Capital Expenditures	0	0	0	0
Net Cash Flow	$4,979,147	$5,181,571	$5,985,601	$22,006
(1)	Base Rent has been underwritten per the rent roll dated May 31, 2018.
(2)	Total Other Income represents income associated with the retail spaces with rent steps through May 2019.
(3)	Vacancy represents the appraiser’s conclusion of 3.0% economic vacancy. The Westside NYC Multifamily Portfolio Properties were 97.8% occupied as of May 31, 2018.
(4)	Nine of the fourteen Westside NYC Multifamily Portfolio Properties are receiving a J51 property tax exemption from renovations that occurred in 1991. CCRE underwrote the 10-year average of real estate taxes for the nine buildings with J-51 tax exemptions and the in-place real estate taxes for the remaining five buildings.

Property Management. The Westside NYC Multifamily Portfolio Properties are managed by Nieuw Amsterdam Property Management, LLC, an affiliate of the borrower sponsor.

Lockbox / Cash Management. The Westside NYC Multifamily Portfolio Loan is structured with a soft lockbox and in place cash management. All excess cash flow will be returned to the borrowers except during a Cash Trap Period, during which all excess cash flow is required to be held as additional security for the Westside NYC Multifamily Portfolio Loan (or otherwise applied at the lender’s discretion).

A “Cash Trap Period” will occur upon (i) an event of default, (ii) any bankruptcy action of any of the borrowers, the principal, the guarantor or the property manager, or (iii) the date the debt service coverage ratio based on the total debt (as calculated pursuant to the terms in the loan documents) falls below 1.13x.

A Cash Trap Period will end with respect to clause (i) above, the acceptance of a cure by the lender of the related event of default clause (ii) above, in the case of a bankruptcy action of the property manager only, the replacement of such manager with a qualified manager, clause (iii) above, the debt service coverage ratio based on the total debt at the end of one calendar quarter is at least 1.18x or the borrowers deposit with lender an amount such that if added to the income in the prior calendar quarter, the debt service coverage ratio based on the total debt would be equal to 1.18x.

Initial and Ongoing Reserves.

Tax Reserves. At loan origination, the borrowers deposited $186,667 into a tax reserve account. On a monthly basis, the borrowers are required to deposit 1/12 of the annual estimated real estate taxes, which is estimated to be $93,334, into the tax reserve account.

Insurance Reserves. At loan origination, the borrowers deposited $113,733 into an insurance reserve account. On a monthly basis, the borrowers are required to deposit 1/12 of the annual estimated insurance premiums, which is estimated to be $9,478, into the insurance reserve account.

 A-3-31

308-340 West 49th Street New York, NY 10019	Collateral Asset Summary – Loan No. 3 Westside NYC Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 25.5% 3.60x 14.3%

Replacement Reserve. At loan origination, the borrowers deposited $204,750 into a replacement reserve account. If the balance of the replacement reserve account falls below $125,000, the borrower will be required to deposit $5,667 into a replacement reserve account, subject to a cap of $204,750.

Immediate Repairs Reserve. At loan origination, the borrowers deposited $57,472 into an immediate repairs reserve.

TI/LC Reserve. At loan origination, the borrowers deposited $6,750 into a TI/LC reserve. If the balance of the tenant improvement and leasing commissions reserve account falls below $6,750, the borrowers will be required to deposit $188 into a tenant improvement and leasing commissions reserve account, subject to a cap of $6,750.

Current Mezzanine or Subordinate Indebtedness. The Westside NYC Multifamily Portfolio Whole Loan includes a subordinate B-Note with a principal balance of $53.0 million that is coterminous with the Westside NYC Multifamily Portfolio Loan and accrues interest at a rate of 6.05%. The B-Note has been sold to an affiliate of CPP Investment Board.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. After the expiration of the defeasance lockout period, the borrowers may obtain the release of one or more individual Westside NYC Multifamily Portfolio Properties upon a bona fide third-party sale, provided among other things, (i) after the partial release, based on the remaining Properties and the Westside NYC Multifamily Portfolio Whole Loan balance, (A) the debt service coverage ratio is at least 1.30x and (B) the loan-to-value ratio is no greater than 57.5% and (ii) the borrowers deliver to the lender defeasance collateral in an amount equal to 110% of the allocated cut-off date balance (identified in the “Portfolio Summary” chart above) for the Westside NYC Multifamily Portfolio Property to be released.

 A-3-32

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 A-3-33

175 Park Avenue Madison, NJ 07940	Collateral Asset Summary – Loan No. 4 175 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 63.0% 1.60x 8.9%

 A-3-34

175 Park Avenue Madison, NJ 07940	Collateral Asset Summary – Loan No. 4 175 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 63.0% 1.60x 8.9%

 A-3-35

175 Park Avenue Madison, NJ 07940	Collateral Asset Summary – Loan No. 4 175 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 63.0% 1.60x 8.9%

 A-3-36

175 Park Avenue Madison, NJ 07940	Collateral Asset Summary – Loan No. 4 175 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 63.0% 1.60x 8.9%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsor:	Hampshire Partners Fund VIII, L.P.
Borrower:	175 Park Avenue, LLC
Original Balance(1):	$35,000,000
Cut-off Date Balance(1):	$35,000,000
% by Initial UPB:	4.9%
Interest Rate:	5.3180%
Payment Date:	6th of each month
First Payment Date:	June 6, 2018
Maturity Date:	May 6, 2028
Amortization:	Interest Only
Additional Debt(1)(2):	$50,000,000 Pari Passu Debt Future Preferred Equity Permitted
Call Protection(3):	L(27), D(89), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly
Taxes:	$115,000	$115,000
Insurance:	$0	Springing
Replacements:	$162,000	Springing
TI/LC:	$675,000	Springing
Rent Abatement:	$1,788,075	$0
Immediate Repairs:	$6,133	NAP

Financial Information(5)
Cut-off Date Balance / Sq. Ft.:	$315
Balloon Balance / Sq. Ft.:	$315
Cut-off Date LTV:	63.0%
Balloon LTV:	63.0%
Underwritten NOI DSCR:	1.65x
Underwritten NCF DSCR:	1.60x
Underwritten NOI Debt Yield:	8.9%
Underwritten NCF Debt Yield:	8.7%
Underwritten NOI Debt Yield at Balloon:	8.9%
Underwritten NCF Debt Yield at Balloon:	8.7%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Madison, NJ
Year Built / Renovated:	1971 / 2013
Total Sq. Ft.:	270,000
Property Management:	The Hampshire Companies, LLC
Underwritten NOI:	$7,544,391
Underwritten NCF:	$7,355,391
Appraised Value:	$135,000,000
Appraisal Date:	April 5, 2018

Historical NOI
Most Recent NOI:	$8,113,345 (T-12 February 28, 2018)
2017 NOI:	$7,967,939 (December 31, 2017)
2016 NOI:	$7,925,924 (December 31, 2016)
2015 NOI:	$7,908,735 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	100.0% (August 6, 2018)
2017 Occupancy:	100.0% (December 31, 2017)
2016 Occupancy:	100.0% (December 31, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
(1)	The Original Balance and Cut-off Balance of $35.0 million represents the controlling Note A-1 and A-5 which, together with the $50.0 million remaining pari passu notes comprise the 175 Park Avenue Whole Loan with an aggregate principal balance of $85.0 million. See “The Loan” herein for more detail.
(2)	See “Future Preferred Equity” herein.
(3)	The lockout period will be at least 27 payment dates beginning with and including the first payment date of June 6, 2018. Defeasance of the $85.0 million 175 Park Avenue Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that holds the last portion of the 175 Park Avenue Whole Loan to be securitized and (ii) June 6, 2022. The assumed lockout period of 27 payments is based on the expected CD 2018-CD7 securitization closing date in August 2018. The actual lockout period may be longer.
(4)	See “Initial and Ongoing Reserves” herein.
(5)	Balance / Sq. Ft., LTV, DSCR and Debt Yield calculations are based on the $85.0 million 175 Park Avenue Whole Loan.

 A-3-37

175 Park Avenue Madison, NJ 07940	Collateral Asset Summary – Loan No. 4 175 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 63.0% 1.60x 8.9%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P) (2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent	Lease Expiration(4)

Realogy Operations LLC	NR/Ba3/BB-	270,000	100.0%	$30.48	100.0%	12/31/2029
Total / Wtd. Avg. Occupied		270,000	100.0%	$30.48	100.0%
Vacant		0	0.0%
Total/Wtd. Avg.		270,000	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Ratings are of Realogy Holdings Corporation, the guarantor of the lease.
(3)	Includes additional rent for amortized TI’s.
(4)	Realogy Operations LLC has one, 10-year renewal option at fair market value and no termination/contraction options.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter(2)	1	270,000	100.0%	270,000	100.0%	$30.48	100.0%	100.0%
Vacant	NAP	0	0.0%	0	100.0%	NAP	NAP
Total/Wtd. Avg.	1	270,000	100.0%			$30.48	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Realogy’s lease expires on December 31, 2029 and has one, 10-year renewal option at fair market value and no termination/contraction options.

 A-3-38

175 Park Avenue Madison, NJ 07940	Collateral Asset Summary – Loan No. 4 175 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 63.0% 1.60x 8.9%

The Loan. The sixth largest mortgage loan (the "175 Park Avenue Mortgage Loan”) is part of a whole loan (the “175 Park Avenue Whole Loan”) with an aggregate original principal balance of $85,000,000. The 175 Park Avenue Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in Class A office building totaling 270,000 SF located in Madison, New Jersey (the “175 Park Avenue Property”). The 175 Park Avenue Whole Loan has a 10-year interest only term and accrues interest at fixed rate of 5.3180% per annum. Based on the “As Is” appraised value of $135.0 million as of April 5, 2018, the Cut-off Date LTV for the 175 Park Avenue Whole Loan is 63.0%. The most recent prior financing of the 175 Park Avenue Whole Loan was included in the COMM 2013-CCRE8 securitization. Promissory Notes A-1 and A-5 with an aggregate original principal balance of $35,000,000, collectively represent the 175 Park Avenue Mortgage Loan and will be included in the CD 2018-CD7 Trust.

The below table summarizes the remaining promissory notes, which are currently held by CCRE and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The relationship between the holders of the 175 Park Avenue Whole Loan is governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-5	$35,000,000	$35,000,000	CD 2018-CD7	Yes
A-2, A-3. A-4	$40,000,000	$40,000,000	UBS 2018-C10	No
A-6	$10,000,000	$10,000,000	CCRE	No
Total	$85,000,000	$85,000,000

The proceeds of the 175 Park Avenue Whole Loan were used to refinance existing debt of approximately $74.0 million, fund reserves of approximately $2.7 million, pay closing costs of $0.6 million and return approximately $7.7 million of equity to the borrower sponsor.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$85,000,000	100.0%	Loan Payoff	$73,965,417	87.0%
			Reserves	$2,746,208	3.2%
			Closing Costs	$632,241	0.7%
			Return of Equity(1)	$7,656,134	9.0%
Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%
(1)	The borrower sponsor acquired the 175 Park Avenue Property in 2009 for $5.5 million and completed a $95.3 million capital expenditure program in 2013 to renovate the former Verizon call center building and reposition the 175 Park Avenue Property to a Class A office building. The borrower sponsor’s total cost basis is $101.3 million.

The Borrower / Borrower Sponsor. The borrower is 175 Park Avenue, LLC (the “175 Park Avenue Borrower”), a single-purpose limited liability company structured to be bankruptcy remote entity with two independent directors in its borrower structure. Legal counsel to the 175 Park Avenue Borrower delivered a non-consolidation opinion in connection with the origination of the 175 Park Avenue Whole Loan. The borrower sponsor and non-recourse carve out guarantor of the 175 Park Avenue Whole Loan is Hampshire Partners Fund VIII, L.P. (“Hampshire Partners Fund”).

Hampshire Partners Fund is controlled by The Hampshire Companies (“Hampshire”), which is a privately held, fully integrated real estate firm with more than 50 years of real estate investment experience, headquartered in Morristown, New Jersey. The firm currently has approximately $1.0 billion of assets under management and operates a diversified portfolio of 259 properties located in 28 states, totaling over 23.0 million SF. Limited partners in Hampshire Partners Fund include the University of Pennsylvania, Carnegie Corporation of New York, The Ford Foundation, University of Minnesota Foundation, Gordon E. and Betty I. Moore Foundation, and The Julliard School.

The Property. The 175 Park Avenue Property is a 270,000 SF Class A office building, located in Madison, New Jersey. Constructed in 1971, the 175 Park Avenue Property was originally owned and occupied by Verizon as a regional call center. In December 2009, the borrower sponsor purchased the 175 Park Avenue Property for approximately $5.5 million ($20.32 PSF), and Verizon subsequently exercised a lease termination option. From 2011 to 2013, the 175 Park Avenue Borrower invested approximately $95.3 million ($353 PSF) in an extensive capital expenditure program to completely renovate and reposition the 175 Park Avenue Property as a Class A office building, resulting in a total cost basis of approximately $101.3 million ($375 PSF).

The renovations to the 175 Park Avenue Property consisted of stripping the building to its steel frame and concrete slabs, installation of a new glass curtain wall, reorienting the entrance to the northern side of the building, creating a lobby with a three-story atrium and outdoor courtyard, and installing energy efficient rooftop air conditioning and natural gas fired heating units. Amenities include a concierge service, a cafeteria with indoor and outdoor seating, an underground executive parking garage, a full-service fitness and wellness center, an auditorium, and multiple lounges. The 175 Park Avenue Property is LEED Gold certified.

In April 2018, an industry association announced that the 175 Park Avenue Property was the winner of the “TOBY (The Office Building of the Year) Award for Corporate Facility” in the state of New Jersey.

As part of the 2011-2013 repositioning, the 175 Park Avenue Property was designed for multi-tenant use. The layout features a central elevator bank and a lobby leading to segmented office areas with security doors, which provide separation for the sole tenant’s various

 A-3-39

175 Park Avenue Madison, NJ 07940	Collateral Asset Summary – Loan No. 4 175 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 63.0% 1.60x 8.9%

business units. The 175 Park Avenue Property is accessible via Route 24, I-287, I-78, I-80 and I-280. Additionally, the Madison train station is within walking distance and provides access to New York City, and Newark Liberty International Airport is located less than 20 miles away. The 175 Park Avenue Property features 850 parking spaces.

Environmental Matters. The Phase I environmental report dated April 6, 2018 recommended no further action at the 175 Park Avenue Property other than the continued implantation of an asbestos operations and maintenance plan, which is already in place.

Major Tenant.

Realogy Operations LLC (“Realogy”) (270,000 SF, 100.0% of NRA, 100.0% of U/W Base Rent). Realogy is a wholly owned subsidiary of Realogy Holdings Corporation (“Realogy Holdings”) (NYSE: RLGY) (rated Ba3/BB-/NR by Moody’s/S&P/Fitch), the guarantor of the lease. Realogy Holdings is headquartered at the 175 Park Avenue Property and provides residential real estate services with a focus on real estate brokerage, relocation title and settlement services. Brands and business units under Realogy Holdings include Better Homes and Gardens Real Estate, CENTURY 21, Coldwell Banker Commercial, The Corcoran Group, and Sotheby’s International Realty, among others. Collectively, the brands operate approximately 14,800 offices with 289,000 independent sales associates conducting business in 116 countries.

As of April 30, 2018, Realogy Holdings had a total market capitalization of $3.3 billion and in 2017 reported total revenues of $6.1 billion (5.2% year over year) and total assets of $7.3 billion. In 2017, Realogy Holdings was involved, either through franchise operations or company-owned brokerages, in approximately 27% of all domestic home sale transactions involving a real estate brokerage firm.

Realogy executed a 17-year lease at the 175 Park Avenue Property, which commenced in January 2013 and expires in December 2029. The Realogy lease provides for three months of free rent from October 2018 to December 2018, which rent amount was reserved at origination of the 175 Park Avenue Whole Loan. Current annual base rent is approximately $7.2 million ($26.49 PSF). The lease is structured with approximately 1.6% contractual rent increases every three years, with one, 10-year renewal option at fair market value and includes no termination/contraction options.

In addition to the NNN base rent, Realogy is obligated to pay $1,077,908 per annum ($3.99 PSF) for the remainder of the lease term in part as a result of an amortizing tenant improvement allowance. Realogy’s current annual base rent inclusive of the amortizing tenant improvement allowance is $30.48 PSF. Since taking its space, Realogy has invested an additional $15.0 million to improve its space.

In 2013, in connection with its lease at the 175 Park Avenue Property, Realogy received (i) a $10.7 million grant in corporate business tax credits in connection with its receipt of a Business Retention & Relocation Assistance Grant from the State of New Jersey and (ii) a $1.5 million sales tax exemption from the State of New Jersey for maintaining its headquarters in New Jersey.

The Market. The 175 Park Avenue Property is located in the Morristown office submarket of Northern New Jersey. The Morristown office submarket contains an overall inventory of approximately 15.3 million SF Northern New Jersey features one of the most diverse economic bases in the country and is supported by financial services, pharmaceutical, telecommunications, insurance, biotech, and electronics industries. In particular, New Jersey ranks as one of the top states for corporate headquarters by containing one of the largest concentrations of Fortune 500 companies in the United States. Additionally, Morris County was ranked the 10th wealthiest county in the United States as of 2017. In 2017, the population within a five-mile radius of the 175 Park Avenue Property was 133,782 residents, with a median household income of $120,971, which was higher than the national median household income of $59,039.

The appraiser identified five comparable office leases executed between 2015 and 2017. The comparable set had leases ranging from $27.50 to $34.49 PSF on an adjusted basis, with an average of $30.50 PSF, which is in line with Realogy’s rent of $30.48 PSF that is inclusive of the amortized TI’s.

 A-3-40

175 Park Avenue Madison, NJ 07940	Collateral Asset Summary – Loan No. 4 175 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 63.0% 1.60x 8.9%

Comparable Office Buildings(1)
Property Name	Location	Distance from Subject	Net Rentable Area (SF)		Tenant	Sq. Ft. Leased	Rent PSF	Adjusted Rent PSF
175 Park Avenue Property	Madison, NJ	NAP	270,000	(2)	Realogy(2)	270,000(2)	30.48(3)	$30.48(3)
211 Mount Airy Road	Basking Ridge, NJ	13.4 miles	301,800		Daiichi Sankyo, Inc.	301,800	$27.50	$27.50
150 John F Kennedy Pky	Short Hills, NJ	8.1 miles	247,476		Willis of NJ	25,113	$33.00	$34.49
400 Crossing Blvd	Bridgewater, NJ	22.7 miles	300,000		Norris, McLaughlin & Marcus PA	61,584	$27.50	$28.74
210 Park Avenue	Florham Park, NJ	1.5 miles	55,000		Sherman, Wells	20,213	$28.00	$33.25
67 Whippany Road	Whippany, NJ	4.4 miles	184,960		MetLife	184,960	$28.50	$28.50
Total/Wtd. Avg.(4)			217,847			118,734	$28.90	$30.50
(1)	Source: Appraisal

(2)	Based on the underwritten rent roll.

(3)	Includes additional rent for amortized TI’s.

(4)	Total/Wtd. Avg. excludes the 175 Park Avenue Property.

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	2017	T-12 2/28/2018	U/W	U/W PSF
Gross Potential Rent(1)	$7,033,500	$7,033,500	$7,092,900	$7,112,700	$7,152,300	$26.49
Reimbursements	1,413,016	1,459,797	1,451,919	1,455,978	1,477,802	5.47
Other Income(2)	1,077,908	1,077,908	1,077,908	1,077,912	1,077,908	3.99
Less: Vacancy(3)	0	0	0	0	(485,427)	(1.80)
Effective Gross Income	$9,524,424	$9,571,205	$9,622,727	$9,646,590	$9,222,583	$34.16
Total Operating Expenses	1,615,689	1,645,281	1,654,788	1,533,245	1,678,193	6.22
Net Operating Income	$7,908,735	$7,925,924	$7,967,939	$8,113,345	$7,544,391	$27.94
TI/LC	0	0	0	0	135,000	0.50
Capital Expenditures	0	0	0	0	54,000	0.20
Net Cash Flow	$7,908,735	$7,925,924	$7,967,939	$8,113,345	$7,355,391	$27.24
(1)	U/W Gross Potential Rent is based on the Realogy NNN base rent.

(2)	Realogy is obligated to pay $1,077,908 per annum ($3.99 PSF) for the remainder of the 17-year lease term in part as a result of an amortizing tenant improvement allowance. According to the 175 Park Avenue Borrower, this structure was requested by Realogy for tax and financial purposes in order to qualify for a New Jersey tax exemption and grant.

(3)	U/W Vacancy represents 5.0% of gross income is underwritten to 5.0%. The 175 Park Avenue Property is currently 100.0% occupied by Realogy on a long-term lease, which expires in 2029.

Property Management.    The property is managed by The Hampshire Companies, LLC, an affiliate of the borrower.

Lockbox and Cash Management. The 175 Park Avenue Whole Loan is structured with a hard lockbox and in place cash management. A full excess cash sweep (a “Cash Trap Period”) will commence upon (i) an event of default, (ii) the date that is 12 months prior to the stated maturity date of the 175 Park Avenue Whole Loan, (iii) the failure by the 175 Park Avenue Borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of 1.20x, (iv) the occurrence of a Realogy Cash Trap Period (as defined below), or (v) the date on which Realogy’s senior unsecured debt rating is downgraded below “B-3” as rated by Moody’s or Realogy no longer being rated by Moody’s. A Cash Trap Period will continue until, in the case of clause (i) above, the cure of such event of default, in the case of clause (ii) above, Realogy has renewed its lease in accordance with the 175 Park Whole Loan documents (which lease is for a term extending at least five years beyond the stated maturity date of the 175 Park Avenue Whole Loan), in the case of clause (iii) above, the debt service coverage ratio is at least 1.25x for a period of two consecutive calendar quarters (or the 175 Park Avenue Borrower posts an acceptable letter of credit in such an amount that would have otherwise been necessary to reduce the outstanding principal amount of the 175 Park Avenue Whole Loan to achieve a debt service coverage ratio of 1.25x), in the case of clause (iv) above, a Realogy Cash Trap Period Cure (as defined below), and in the case of clause (v) above, the date the senior unsecured credit rating of Realogy is equal to or greater than “B-2” as rated by Moody’s or the date upon which the 24th consecutive monthly deposit of excess cash is made into the Realogy downgrade reserve account.

A “Realogy Cash Trap Period” will commence upon the earlier of (a) the date upon which Realogy discontinues its business or delivers written notice to the 175 Park Avenue Borrower of its intent to discontinue business at its demised premises or otherwise “goes dark”, (b) the date that the Realogy lease is surrendered, cancelled or terminated or the receipt by the 175 Park Avenue Borrower or the property manager of written notice from Realogy of its intent to surrender, cancel or terminate its lease, (c) the date upon which Realogy commits a monetary or material non-monetary default under its lease or bankruptcy action, or (d) (A) December 2028 (12 months prior to the Realogy lease expiration date) if Realogy has not renewed or extended its lease on or prior to such date or (B) the date upon which Realogy gives notice of its intention not to exercise any of its remaining renewal options. A Realogy Cash Trap Period will continue until (i) in the case of clauses (a) through (d) above, the 175 Park Avenue Borrower has entered into one or more leases with acceptable

 A-3-41

175 Park Avenue Madison, NJ 07940	Collateral Asset Summary – Loan No. 4 175 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 63.0% 1.60x 8.9%

replacement tenants that produces a debt service coverage ratio of 1.25x or greater (which lease(s) is for a term extending at least five years beyond the stated maturity date of the 175 Park Avenue Whole Loan), (ii) in the case of clause (a) above, the date Realogy resumes conducting its operation in its space for a period of three consecutive months, (iii) in the case of clause (c) above, the date upon which there is no monetary or material non-monetary default under the Realogy lease for a period of three months, or (iv) in the case of clause (d) above, the 175 Park Avenue Borrower has renewed or extended the Realogy lease for a net effective rental rate of not less than the net effective rental rate for the Realogy lease as of the date hereof for a term expiring not earlier than five years after the stated maturity date of the 175 Park Avenue Whole Loan, or otherwise reasonably acceptable to the lender (each of clauses (i) through (iv) above, a “Realogy Cash Trap Period Cure”).

Initial and Ongoing Reserves.

Tax Reserve. At loan origination, the borrower deposited $115,000 into a tax reserve account. On a monthly basis, the borrower is required to deposit 1/12 of the required annual taxes, which currently equates to $115,000.

Insurance Reserve. The requirement for the borrower to make monthly deposits to the insurance escrow is waived provided (i) no event of default occurs under the 175 Park Avenue Whole Loan or under the Realogy lease and (ii) an acceptable blanket insurance policy is in place.

Immediate Repairs Reserve. At loan origination, the borrower deposited $6,133 into an immediate repairs reserve account, which represents 110% of the engineer’s maintenance and repairs estimate

TI/LC Reserve. At loan origination, the borrower deposited $675,000 into a rollover reserve account. On a monthly basis, the borrower will be required to deposit $11,250 into a TI/LC reserve account if, among other things, (i) the reserve balance is less than $675,000, (iii) the debt service coverage ratio is less than 1.15x or (iii) occupancy is less than 85.0%.

Replacement Reserve. At loan origination, the borrower deposited $162,000 into a capital expenditure reserve account. On a monthly basis, the borrower will be required to deposit $4,500 into a capital expenditure if the balance of the capital expenditure reserve account is less than $162,000.

Rent Abatement Reserve. At loan origination, the borrower deposited $1,788,075 into a rent abatement reserve account equal to three months of base rent.

Current Mezzanine or Subordinate Indebtedness Permitted. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Preferred Equity. In connection with an approved transfer and assumption of the 175 Park Avenue Whole Loan, the 175 Park Avenue Borrower is permitted to obtain preferred equity, provided that, among other things, when the equity amount is combined with the balance of the 175 Park Avenue Whole Loan, (i) the combined loan-to-value is less than or equal to 75.0%, (ii) the combined net cash flow debt service coverage ratio inclusive of the annual debt service for (x) the 175 Park Avenue Whole Loan and (y) the maximum amount of payments due under the preferred equity investment in the next 12 months, is greater than or equal to 1.30x.

Letter of Credit. In connection with its lease, Realogy provided the borrower with an irrevocable $25.0 million standby letter of credit issued by JPMorgan Chase Bank, N.A. (rated A+/A3/A- by Fitch/Moody’s/S&P) as additional security for the 175 Park Avenue Whole Loan. The 175 Park Avenue Borrower granted the lender a security interest in the letter of credit. Subject to certain requirements set forth in the 175 Park Avenue Whole Loan documents and the Realogy lease, upon an event of default by Realogy under the lease, lender may draw upon the letter of credit as follows: (i) to $23.0 million at any time until December 31, 2018, (ii) up to $17.5 million at any time after January 1, 2019, (iii) up to $11.0 million at any time after January 1, 2023 and (iv) up to $4.0 million at any time after January 1, 2026. However, provided no event of default has occurred and Realogy Holdings has maintained a corporate credit rating of at least “BB” or equivalent as published by S&P or Moody’s at all times in the preceding 12 months, the letter of credit may be reduced to an amount equal to three months of then current base rent

Partial Release. None.

 A-3-42

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 A-3-43

2200, 2400 and 2600 Ansys Drive Canonsburg, PA 15317	Collateral Asset Summary – Loan No. 5 Zenith Ridge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 67.6% 1.54x 10.5%

 A-3-44

2200, 2400 and 2600 Ansys Drive Canonsburg, PA 15317	Collateral Asset Summary – Loan No. 5 Zenith Ridge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 67.6% 1.54x 10.5%

Zenith Ridge I

Floor	Tenant
5	Ansys, Inc. 37,200 SF Exp. 12/2029
4	Ansys, Inc. 37,200 SF Exp. 12/2029
3	Ansys, Inc. 37,200 SF Exp. 12/2029
2	Ansys, Inc. 37,200 SF Exp. 12/2029
1	Ansys, Inc. 37,200 SF Exp. 12/2029

Zenith Ridge II

Floor	Tenants				
5	Ansys, Inc. 30,971 SF Exp. 12/2029				
4	Langan Engineering & Environmental Services 12,261 SF Exp. 2/2021	Edgen Murray Corp. 3,404 SF Exp. 5/2022	Aladdin Food Management 7,654 SF Exp. 8/2021	Colonial Life 4,000 SF Exp. 10/2022	ECM Energy 3,379 SF Exp. 5/2022
3	RBC Capital Markets, LLC 6,637 SF Exp. 3/2022	Nicholson Construction Company 17,342 SF Exp. 1/2026	Wells Fargo Advisors, LLC 6,296 SF Exp. 8/2022		
2	EQT Corp. 30,908 SF Exp. 12/2024				
1	Sentric Holdings Corp. 13,334 SF Exp. 9/2021	Regus 13,814 SF Exp. 1/2025			

Zenith Ridge III

Floor	Tenant
5	EQT Corp. 30,000 SF Exp. 1/2031
4	EQT Corp. 30,000 SF Exp. 1/2031
3	EQT Corp. 30,000 SF Exp. 1/2031
2	EQT Corp. 30,000 SF Exp. 1/2031
1	EQT Corp. 30,000 SF Exp. 1/2031

2021-2023 | 2024-2026 | 2027+

 A-3-45

2200, 2400 and 2600 Ansys Drive Canonsburg, PA 15317	Collateral Asset Summary – Loan No. 5 Zenith Ridge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 67.6% 1.54x 10.5%

 A-3-46

2200, 2400 and 2600 Ansys Drive Canonsburg, PA 15317	Collateral Asset Summary – Loan No. 5 Zenith Ridge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 67.6% 1.54x 10.5%

Mortgage Loan Information
Loan Seller:	SMF II
Loan Purpose:	Refinance
Borrower Sponsors:	James D. Scalo; John F. Scalo; Charles R. Zappala; John J. Verbanac
Borrowers:	Quattro Investment Group, L.P.; Quattro 2a, L.P.; Quattro 2b, L.P.
Original Balance(1):	$35,000,000
Cut-off Date Balance(1):	$35,000,000
% by Initial UPB:	4.9%
Interest Rate:	4.70000%
Payment Date:	6th of each month
First Payment Date:	September 6, 2018
Maturity Date:	August 6, 2028
Amortization:	Interest Only for first 60 months; 360 months thereafter
Additional Debt(1):	$55,000,000 Pari Passu Debt
Call Protection(2):	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$30,949	$54,461
Insurance:	$0	Springing
Replacement:	$0	$6,075
TI/LC:	$0	$60,750
Outstanding TI/LC & Rent Concessions:	$2,335,949	$0

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$185
Balloon Balance / Sq. Ft.:	$170
Cut-off Date LTV:	67.6%
Balloon LTV:	62.1%
Underwritten NOI DSCR(5):	1.68x
Underwritten NCF DSCR(5):	1.54x
Underwritten NOI Debt Yield:	10.5%
Underwritten NCF Debt Yield:	9.6%
Underwritten NOI Debt Yield at Balloon:	11.4%
Underwritten NCF Debt Yield at Balloon:	10.4%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Canonsburg, PA
Year Built / Renovated:	2014, 2015, 2016 / NAP
Total Sq. Ft.:	486,000
Property Management:	Burns Scalo Management LLC
Underwritten NOI:	$9,435,006
Underwritten NCF:	$8,633,106
Appraised Value:	$133,100,000
Appraisal Date:	June 25, 2018

Historical NOI
Most Recent NOI:	$9,377,045 (T-12 May 31, 2018)
2017 NOI:	$8,833,988 (December 31, 2017)
2016 NOI:	$7,657,108 (December 31, 2016)
2015 NOI(6):	NAV

Historical Occupancy
Most Recent Occupancy(7):	100.0% (July 11, 2018)
2017 Occupancy:	93.6% (December 31, 2017)
2016 Occupancy:	91.1% (December 31, 2016)
2015 Occupancy(6):	NAV

(1)	The Original Balance of $35,000,000 and Cut-off Date Balance of $35,000,000 represents the controlling Note A-1 which, together with the pari passu Notes A-2, A-3, A-4 and A-5 with an original aggregate principal balance of $55,000,000, comprise the Zenith Ridge Whole Loan (as defined below) with an aggregate original principal balance of $90,000,000. For additional information regarding the pari passu notes, see “The Loan” herein.

(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of September 6, 2018. Defeasance of the $90.0 million Zenith Ridge Whole Loan is permitted after the date that is the earlier to occur of (i) July 13, 2021 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected CD 2018-CD7 securitization closing date in August 2018. The actual lockout period may be longer.

(3)	See “Initial and Ongoing Reserves” herein.

(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Zenith Ridge Whole Loan.

(5)	DSCR is calculated based on the Zenith Ridge Whole Loan’s amortizing debt service payments. Based on the initial interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are equal to 2.20x and 2.01x, respectively.

(6)	The Zenith Ridge Property (as defined below) is comprised of three buildings that were completed between 2014 and 2016. As a result, 2015 NOI and 2015 Occupancy are not available.

(7)	Most Recent Occupancy includes 30,971 sq. ft. (6.4% of NRA) that is leased by the largest tenant, Ansys, Inc (“Ansys”). Ansys currently occupies 186,000 sq. ft. at the Zenith Ridge Property and is in the process of building out its additional space in the Zenith Ridge II building. According to the borrower sponsors, Ansys is expected to take occupancy of its space in November 2018. Ansys is entitled to 15 months of free rent related to its Zenith Ridge II space for which the borrowers were required to escrow at origination of the Zenith Ridge Whole Loan in an amount equal to $890,416, along with outstanding tenant improvements and leasing commissions in an aggregate amount equal to $1,445,533.

 A-3-47

2200, 2400 and 2600 Ansys Drive Canonsburg, PA 15317	Collateral Asset Summary – Loan No. 5 Zenith Ridge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 67.6% 1.54x 10.5%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent(3)	Lease Expiration
Ansys(4)	NR/NR/NR	216,971	44.6%	$23.14	42.1%	12/31/2029
EQT Corp.(5)	BBB-/Baa3/BBB	180,908	37.2%	$25.82	39.1%	Various
Nicholson Construction Company	NR/NR/NR	17,342	3.6%	$27.06	3.9%	1/31/2026
Regus(6)	NR/NR/NR	13,814	2.8%	$27.06	3.1%	1/31/2025
Sentric Holdings Corp.	NR/NR/NR	13,334	2.7%	$24.94	2.8%	9/30/2021
Langan Engineering & Environmental Services(7)	NR/NR/NR	12,261	2.5%	$25.62	2.6%	2/28/2021
Aladdin Food Management(8)	NR/NR/NR	7,654	1.6%	$16.13	1.0%	8/31/2021
RBC Capital Markets, LLC	NR/NR/NR	6,637	1.4%	$28.14	1.6%	3/31/2022
Wells Fargo Advisors, LLC	A+/A2/A-	6,296	1.3%	$28.01	1.5%	8/31/2022
Colonial Life	A/A2/A	4,000	0.8%	$25.38	0.9%	10/31/2022
Total Major Tenants		479,217	98.6%	$24.56	98.6%
Remaining Tenants		6,783	1.4%	$24.11	1.4%
Total Occupied Collateral		486,000	100.0%	$24.56	100.0%
Vacant		0	0.0%
Total		486,000	100.0%

(1)	Based on the underwritten rent roll dated July 11, 2018.

(2)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.

(3)	Includes approximately $358,484 in contractual rent steps through April 2019 and the average rent during the loan term for investment grade tenants.

(4)	Ansys occupies the entire 186,000 sq. ft. of the Zenith Ridge I building (“Zenith Ridge I”) and is currently building out its 30,971 sq. ft. suite in the Zenith Ridge II building (“Zenith Ridge II”). Ansys is expected to take occupancy of its space in Zenith Ridge II in November 2018. Ansys is entitled to 15 months of free rent related to its Zenith Ridge II space which the borrowers were required to escrow at origination of the Zenith Ridge Whole Loan in an amount equal to $890,416, along with outstanding tenant improvements and leasing commissions in an aggregate amount equal to $1,445,533. Additionally, Ansys has the one-time right to terminate its lease effective December 2025 by providing 18 months’ notice and paying all unamortized tenant improvements allowance, brokerage fees and free rent, plus an additional $761,000 estimated to total approximately $5.75 million. Ansys has two five-year renewal options plus an additional 30 month extension option at market rent for its space at Zenith Ridge I and two five-year renewal options at market rent plus an additional extension option ending August 14, 2042 at Zenith Ridge II.

(5)	EQT Corp. occupies the entire 150,000 sq. ft. Zenith Ridge III building (“Zenith Ridge III”) under a lease that expires in January 2031 and occupies another 30,908 sq. ft. in Zenith Ridge II under a lease that expires in December 2024. EQT Corp. has one ten-year lease renewal option and one five-year lease renewal option at market rent for its space at Zenith Ridge III.

(6)	Regus has two five-year renewal options at 95% of market rent.

(7)	Langan Engineering & Environmental Services has one five-year renewal option at market rent.

(8)	Aladdin Food Management has one five-year renewal option at market rent.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	3	33,249	6.8%	33,249	6.8%	$23.16	6.5%	6.5%
2022	5	23,716	4.9%	56,965	11.7%	$26.49	5.3%	11.7%
2023	0	0	0.0%	56,965	11.7%	$0.00	0.0%	11.7%
2024	1	30,908	6.4%	87,873	18.1%	$24.68	6.4%	18.1%
2025	1	13,814	2.8%	101,687	20.9%	$27.06	3.1%	21.2%
2026	1	17,342	3.6%	119,029	24.5%	$27.06	3.9%	25.2%
2027	0	0	0.0%	119,029	24.5%	$0.00	0.0%	25.2%
2028	0	0	0.0%	119,029	24.5%	$0.00	0.0%	25.2%
Thereafter	3	366,971	75.5%	486,000	100.0%	$24.33	74.8%	100.0%
Vacant	NAP	0	0.0%	486,000	100.0%	NAP	NAP
Total / Wtd. Avg.	14	486,000	100.0%			$24.56	100.0%

(1)	Based on the underwritten rent rolls dated July 11, 2018.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Includes approximately $358,484 in rent steps through April 2019 and the average rent during the loan term for investment grade tenants.

 A-3-48

2200, 2400 and 2600 Ansys Drive Canonsburg, PA 15317	Collateral Asset Summary – Loan No. 5 Zenith Ridge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 67.6% 1.54x 10.5%

The Loan.    The Zenith Ridge loan (the “Zenith Ridge Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in a 486,000 sq. ft. suburban office park located in Canonsburg, Pennsylvania (the “Zenith Ridge Property”). The Zenith Ridge Loan is evidenced by the controlling Note A-1, with a Cut-off Date Balance of $35.0 million, and is part of a $90.0 million whole loan that is evidenced by five promissory notes (the “Zenith Ridge Whole Loan”). The table below summarizes the promissory notes, of which the remaining notes are expected to be contributed to one or more future securitization transactions or otherwise transferred at any time. Only the Zenith Ridge Loan will be included in the CD 2018-CD7 mortgage trust.

The relationship between the holders of the Zenith Ridge Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$35,000,000	$35,000,000	CD 2018-CD7	Yes
A-2, A-3, A-4, A-5	55,000,000	55,000,000	SMF II	No
Total	$90,000,000	$90,000,000

The Zenith Ridge Whole Loan has a 10-year term and, following a five-year interest-only period, amortizes on a 30-year schedule, has a Cut-off Date Balance of $90.0 million and accrues interest at a fixed rate equal to 4.7000%. The Zenith Ridge Whole Loan proceeds were used to repay existing debt of approximately $78.8 million, fund upfront reserves of approximately $2.4 million, pay approximately $1.5 million in closing costs and return approximately $7.3 million of equity to the borrower sponsors. Based on the “As-Is” appraised value of $133.1 million as of June 25, 2018, the Cut-off Date LTV ratio is 67.6%. The most recent prior financing of the Zenith Ridge Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$90,000,000	100.0%	Loan Payoff	$78,785,911	87.5%
			Closing Costs	$1,529,631	1.7%
			Reserves	$2,366,898	2.6%
			Return of Equity	$7,317,560	8.1%
Total Sources	$90,000,000	100.0%	Total Uses	$90,000,000	100.0%

The Borrowers / Borrower Sponsors. The borrowers, Quattro Investment Group, L.P., Quattro 2a, L.P. and Quattro 2b, L.P., are each single purpose Pennsylvania limited partnerships structured to be bankruptcy-remote with two independent directors for each of the borrowers’ general partners. The borrowers will be comprised of 3 special purpose entities, each of which owns one of the buildings located on the Zenith Ridge Property. Each of the borrowers will be jointly and severally liable for the Zenith Ridge Whole Loan. The non-recourse carve-out guarantors are James D. Scalo, John F. Scalo, Charles R. Zappala and John J. Verbanac. James D. Scalo and John F. Scalo are principals of Burns & Scalo Real Estate Services, Inc. (“BSRES”), a commercial real estate company that engages in development, management and brokerage of commercial real estate in the Pittsburgh, Pennsylvania area. James D. Scalo is the president of BSRES, which has developed and currently manages more than 2.0 million sq. ft. of office, warehouse, flex and retail properties in western Pennsylvania. BSRES, founded in 1956, has expanded its investment and services portfolio to include commercial office structures, flex and warehouse buildings, apartments, storage facilities and built-to-suit opportunities. BSRES owns and manages several million sq. ft. of commercial real estate for both private investment and third-party owners. John F. Scalo, James D. Scalo’s brother, is chief executive officer and president of Burns & Scalo Roofing Company, Inc., an affiliate of and predecessor to BSRES. Charles R. Zappala started his career as an investment banker as one of the founding partners of RRZ, Inc., a regional investment banking firm in Pittsburgh. He has been involved in the development of seven residential projects totaling 400 units, 160,000 sq. ft. of medical research and office space and two retail shopping centers totaling 550,000 sq. ft. John J. Verbanac has extensive real estate experience and has focused on a concentration in complex, public sector oriented projects that involve public finance stacking, infrastructure and entitlement issues.

The Property. The Zenith Ridge Property is comprised of three, five-story class A office buildings located in Canonsburg, Pennsylvania, encompassing 486,000 sq. ft. Zenith Ridge I has approximately 186,000 sq. ft. and is 100.0% occupied by Ansys. Zenith Ridge II has approximately 150,000 sq. ft. and is 100.0% leased to 12 tenants. Zenith Ridge III has approximately 150,000 sq. ft. and is 100.0% occupied by EQT, Corp. The Zenith Ridge Property is located in the Southpointe Business Park, a suburban office park in the Pittsburgh area. The business park is nearly fully developed and contains approximately 4.0 million sq. ft. of office space and is currently 91.4% occupied.

 A-3-49

2200, 2400 and 2600 Ansys Drive Canonsburg, PA 15317	Collateral Asset Summary – Loan No. 5 Zenith Ridge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 67.6% 1.54x 10.5%

The park was developed in two phases (Southpointe I & II) with the initial phase developed in 1989 and the second phase developed approximately 10 years ago. The Zenith Ridge Property is located in Southpointe II, which features developments such as a class A multi-family property known as 1400 Main Street built in 2015, a new Holiday Inn Express and a Homewood Suites by Hilton and the Southpointe Town Center, a mixed-use development with approximately 60,000 sq. ft. of retail and restaurants. All of these developments are within walking distance of the Zenith Ridge Property.

The Zenith Ridge Property has received the LEED Core and Shell Certification and the Class G Certification and is one of three office properties in the Southpointe Business Park with that designation. The Zenith Ridge Property has the following attributes to qualify for the certification: low-flow water fixtures, energy monitoring equipment, preferred parking for “Low Emission Vehicles”, low volatile organic compound paints, which positively impact indoor air quality, high performance low emissivity coated glass and a green campus, including walking trails, fire pits and outdoor patios.

Major Tenants.

Ansys (216,971 sq. ft.; 44.6% of NRA; 42.1% of U/W Base Rent): Ansys is an American computer-aided engineering software developer headquartered at the Zenith Ridge Property. Ansys publishes engineering analysis software across a range of disciplines, including finite element analysis, structural analysis, computational fluid dynamics, explicit and implicit methods, and heat transfer. The company was founded in 1970 and has since expanded its business through a combination of organic growth and acquisitions. It currently has nearly 3,000 employees. Ansys’s 2017 revenue was approximately $1.1 billion with net income of approximately $259.3 million. In October 2014, Ansys relocated to the Zenith Ridge Property from its national headquarters at 257 Technology Drive, a 107,000 sq. ft., 20-year old building which is also in Southpointe Business Park. It initially leased the build-to-suit 186,000 sq. ft. Zenith Ridge I in October 2014. It has invested more than $1.0 million of its own money in additional build-out of the Zenith Ridge I space. It is expanding and currently building out by 30,971 sq. ft. into Zenith Ridge II to accommodate its acquisition of 3DSIM, a developer of additive manufacturing technology, and it is expected to take occupancy in November 2018. Its lease expires in December 2029 and it has two five-year extension options plus an additional 30 month extension option for the Zenith Ridge I space and two five-year extension options plus an additional extension option ending August 14, 2042 for the Zenith Ridge II space. As part of the lease terms, the tenant will receive 15 months free rent. At origination of the Zenith Ridge Whole Loan, the lender escrowed 15 months free rent ($890,416) and all outstanding tenant improvements and leasing commission obligation ($1,445,533).

EQT Corp. (180,908 sq. ft.; 37.2% of NRA; 39.1% of U/W Base Rent): EQT Corp., based in Pittsburgh, is a petroleum and natural gas exploration and pipeline transport company. EQT Corp., founded in 1888, is the leading natural gas producer in the United States based on average daily sales volume. The Zenith Ridge Property served as Rice Energy’s headquarters and in November 2017, Rice Energy was acquired by EQT Corp. for approximately $6.7 billion. The company has more than 2,000 employees. EQT Corp. had 2017 revenue of approximately $3.4 billion with net income of approximately $1.5 billion. EQT Corp.’s leases expire in January 2031 (150,000 sq. ft.) and December 2024 (30,908 sq. ft.), respectively. EQT Corp. is in the process of creating two independent energy companies by separating its "upstream" business and "midstream" business. The Zenith Ridge Property space is expected to operate as its headquarters for the company's midstream operations, which involve the transportation, storage and wholesale marketing of crude or refined petroleum products. The company is moving its existing midstream operations from downtown Pittsburgh to this location. In connection with the relocation, it is spending approximately $3.5 million on a command center to be housed within the Zenith Ridge Property. EQT Corp. has one ten-year lease renewal option and one five-year lease renewal option for the Zenith Ridge III space.

Environmental Matters. The Phase I environmental report dated July 2, 2018 recommended no further action at the Zenith Ridge Property.

The Market. The Zenith Ridge Property is located at 2200, 2400 and 2600 Ansys Drive in Canonsburg, Pennsylvania, approximately 18 miles southwest of the Pittsburgh central business district. Pittsburgh is located in the middle of the Marcellus Shale Region, which has been a significant generator of growth in the Pittsburgh metropolitan statistical area (“MSA”). The workforce is concentrated in the education and health services, trade, transportation, and utilities and professional and business services industries. Six of the corporations in the region made the 2018 Fortune 500 list, including Kraft Heinz Co., PNC Financial Services Group, PPG, U.S. Steel, Dick’s Sporting Goods and Wesco International.

The Southern Beltway is a series of new thoroughfares that are designed to facilitate travel throughout the regions surrounding Pittsburgh to the south, east, and west. Phase I of the Southern Beltway, which was completed in 2006, runs from the Pittsburgh International Airport approximately 6 miles south to U.S. Route 22. The construction of Phase II commenced in January 2017, and upon completion, this section will connect U.S. Route 22 with I-79, just north of Southpointe Business Park in Washington County. This phase will be approximately 13 miles long, and completion is scheduled for the end of 2020. The result of the Southern Beltway will be a direct connection between Washington County (including Southpointe Business Park) and the Pittsburgh International Airport.

 A-3-50

2200, 2400 and 2600 Ansys Drive Canonsburg, PA 15317	Collateral Asset Summary – Loan No. 5 Zenith Ridge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 67.6% 1.54x 10.5%

The developments of Southpointe I & II (collectively “Southpointe”) have created a market for Class A office space along I-79 where there was previously none. The majority of the existing buildings in Southpointe are either owner-occupied or single-tenant, build-to-suit properties. In addition, many of the existing buildings in Southpointe consist of a combination of office and warehouse space. In general, only the top-tier office buildings are considered to be competitive with the Zenith Ridge Property.

According to the appraisal, the estimated population as of year-end 2017 within a one-, three- and five-mile radius of the Zenith Ridge Property was 5,614, 32,117 and 63,326, respectively, with estimated average household income of $92,636, $99,010 and $104,935, respectively.

According to the appraisal, as of the first quarter of 2018, the Pittsburgh office market consisted of approximately 133.0 million sq. ft. of office space with an overall vacancy rate of 8.7% and an average asking rent of $21.56 PSF. As of the same period, the Washington County office submarket consisted of approximately 8.5 million sq. ft. of office space with an overall vacancy rate of 8.3% and an average asking rent of $20.78 PSF. The appraisal identified six directly comparable office properties built between 1996 and 2014 ranging in size from 62,500 to 150,000 sq. ft. Recently quoted rental rates for the comparable office properties ranged from $20.00 PSF to $24.50 PSF, with a weighted average of approximately $22.85 PSF. The appraisal concluded a vacancy rate for Ansys and EQT Corp. of 0.5% and 8.5% for the remaining tenants at the Zenith Ridge Property. The appraisal’s concluded market rent is $24.25 PSF, which is in-line with the underwritten rent at the Zenith Ridge Property of $24.56 PSF.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2016	2017	T-12 5/31/2018	U/W	U/W PSF
Rents in Place(2)	$9,082,608	$10,427,320	$11,012,814	$11,934,326	$24.56
Vacant Income	0	0	0	0	0.00
Gross Potential Rent	$9,082,608	$10,427,320	$11,012,814	$11,934,326	$24.56
Total Reimbursements	159,691	353,016	398,350	857,697	1.76
Other Income	33,000	13,482	0	0	0.00
Net Rental Income	$9,275,299	$10,793,818	$11,411,164	$12,792,023	$26.32
Less: Vacancy	0	0	0	(639,601)	(1.32)
Effective Gross Income	$9,275,299	$10,793,818	$11,411,164	$12,152,422	$25.00
Total Operating Expenses	1,618,191	1,959,830	2,034,119	2,717,417	5.59
Net Operating Income(3)	$7,657,108	$8,833,988	$9,377,045	$9,435,006	$19.41
TI/LC	0	0	0	729,000	1.50
Replacement Reserves	0	0	0	72,900	0.15
Net Cash Flow	$7,657,108	$8,833,988	$9,377,045	$8,633,106	$17.76
(1)	Based on the underwritten rent roll dated July 11, 2018.

(2)	U/W Rents in Place includes approximately $358,484 in rent steps through April 2019 and the present value of rent steps for investment grade tenants.

(3)	The increase in 2016 NOI to T-12 5/31/2018 NOI is primarily due to (i) the lease-up of the Zenith Ridge Property and (ii) the inclusion of contractual rent steps totaling $358,484 through April 2019.

Property Management.   The Zenith Ridge Property is managed by Burns Scalo Management LLC, a Pennsylvania limited liability company and borrower sponsor affiliate.

Lockbox / Cash Management.  The Zenith Ridge Whole Loan is structured with a hard lockbox and springing cash management. At origination of the Zenith Ridge Whole Loan, the borrowers were required to deliver tenant direction letters to the tenants directing such tenants to pay all rents into a lockbox account. Upon the occurrence and during the continuance of a Trigger Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Zenith Ridge Whole Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Zenith Ridge Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Zenith Ridge Whole Loan. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

 A-3-51

2200, 2400 and 2600 Ansys Drive Canonsburg, PA 15317	Collateral Asset Summary – Loan No. 5 Zenith Ridge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 67.6% 1.54x 10.5%

Notwithstanding the foregoing, if a Trigger Period is a Key Tenant Trigger Period (as defined below), (A) all excess cash flow will be transferred to a reserve for re-tenanting the Key Tenant’s leased space (the “Key Tenant Space Reserve”) and (B) upon the occurrence of a Key Tenant Trigger Period Cure (as defined below), (1) if any Trigger Period then exists, all amounts remaining in the Key Tenant Space Reserve will be transferred to an excess cash flow reserve as additional collateral for the Zenith Ridge Whole Loan and (2) if no other Trigger Period then exists, all amounts remaining in the Key Tenant Space Reserve will be released to the borrowers.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Zenith Ridge Whole Loan documents, (ii) the debt service coverage ratio falling below 1.15x and (iii) the occurrence of a Key Tenant Trigger Period; and (B) expiring upon (w) with regard to any Trigger Period commenced in connection with clause (A)(i) above, the cure of such event of default, (x) with regard to any Trigger Period commenced in connection with clause (A)(ii) above, the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters and (y) with regard to any Trigger Period commenced in connection with clause (A)(iii) above, a Key Tenant Trigger Period Cure.

A “Key Tenant Trigger Event” means the occurrence of one or more of the following: (A) any Key Tenant (as defined below) defaults beyond any applicable cure or grace period under the Key Tenant Lease (as defined below); (B) any Key Tenant delivers notice to the borrowers of its intention to vacate and/or vacates all or any portion of its space leased under a Key Tenant Lease; (C) any termination, cancellation or assignment of any related Key Tenant Lease and/or any Key Tenant Lease failing to otherwise be in full force and effect; (D) any Key Tenant ceases to conduct its normal business operations at the applicable leased space and/or "goes dark" (or the delivery of notice that it intends to cease to conduct its normal business operations at its space leased under a Key Tenant Lease and/ or "go dark"); (E) any Key Tenant becomes the subject of (x) a voluntary bankruptcy or insolvency proceeding or (y) an involuntary bankruptcy or insolvency proceeding; (F) any Key Tenant subleases all or any portion of its space leased under a Key Tenant Lease; or (G) any Key Tenant failing to expressly extend or renew in writing the applicable Key Tenant Lease on or before the date that is 18 months prior to the then current lease expiration date for a term of at least five years and on terms satisfactory to the lender.

A “Key Tenant Trigger Event Cure” means the occurrence of the following, as applicable: (1) with respect to a Key Tenant Trigger Event described in clause (A) in the definition of Key Tenant Trigger Event, (i) the applicable Key Tenant has waived or cured such default and (ii) the lender has received an estoppel; (2) with respect to a Key Tenant Trigger Event described in clause (B) in the definition of Key Tenant Trigger Event, (x) the Key Tenant delivers written notice to the borrowers revoking its intention to vacate all or any portion of the related space, (y) the Key Tenant is occupying the related space and open for business for at least two consecutive calendar quarters and (z) the lender has received an estoppel; (3) with respect to a Key Tenant Trigger Event described in clause (C) in the definition of Key Tenant Trigger Event, (x) (i) the Key Tenant delivers written notice to the borrowers revoking its termination or cancellation of the Key Tenant Lease and/or (ii) the Key Tenant delivers written notice to the borrowers revoking its assignment of the Key Tenant Lease, (y) the Key Tenant is occupying the related space and open for business for at least two consecutive calendar quarters and (z) the lender has received an estoppel; (4) with respect to a Key Tenant Trigger Event described in clause (D) in the definition of Key Tenant Trigger Event, (x) (i) the Key Tenant is occupying the related space and open for business for at least two consecutive calendar quarters and (ii) the Key Tenant revokes such notice (if applicable) and (y) the lender has received an estoppel; (5) with respect to a Key Tenant Trigger Event described in clause (E) in the definition of Key Tenant Trigger Event, (x) the Key Tenant Lease has been assumed by the Key Tenant, such assumption has been approved by the appropriate bankruptcy court and the Key Tenant is no longer involved in any bankruptcy or insolvency proceeding and (y) the lender has received an estoppel; (6) with respect to a Key Tenant Trigger Event described in clause (F) in the definition of Key Tenant Trigger Event, (x) the Key Tenant delivers written notice to the borrowers revoking its sublease of its leased space, (y) the Key Tenant is occupying all of the leased space and open for business for at least two consecutive calendar quarters and (z) the lender has received an estoppel; (7) with respect to a Key Tenant Trigger Event described in clause (G) in the definition of Key Tenant Trigger Event, execution of an Approved Lease Extension; or (8) with respect to a Key Tenant Trigger Event described in clauses (A) through (G) in the definition of Key Tenant Trigger Event, upon the occurrence of a Replacement Tenant Cure (as defined below).

A “Key Tenant” means Ansys and/or EQT Corp. (or any replacement tenant of either).

A “Key Tenant Lease” means (i) for Ansys, the lease for 186,000 sq. ft. at Zenith Ridge I with a current lease expiration date of December 31, 2029 and (ii) for EQT Corp., the lease for 150,000 sq. ft. at Zenith Ridge III with a current lease expiration date of January 31, 2031. For the avoidance of doubt, neither Key Tenant Lease applies to any space leased within Zenith Ridge II.

A “Replacement Tenant Cure” means (i) the full execution, delivery and commencement of a replacement lease for a term of at least five years for the entirety of the related space, (ii) the term of such replacement lease has commenced and such replacement tenant has commenced it normal operations and is paying full, unabated rent without any offset rights or rent credits for at least two consecutive calendar quarters, and (iii) the borrowers have paid in full any outstanding landlord obligations for tenant improvements, leasing expenses, or otherwise.

 A-3-52

2200, 2400 and 2600 Ansys Drive Canonsburg, PA 15317	Collateral Asset Summary – Loan No. 5 Zenith Ridge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 67.6% 1.54x 10.5%

Initial and Ongoing Reserves.    At loan origination, the borrowers deposited (i) $30,949 into a tax reserve account, $1,445,533 into an account for outstanding tenant improvements and leasing commissions related to Ansys and $890,416 into an account for free rent related to Ansys at Zenith Ridge II.

Tax Reserve.  The borrowers are required to make monthly deposits into the real estate tax reserve in the amount of 1/12 of annual estimated real estate taxes, which currently equates to $54,461.

Insurance Reserve. Insurance escrows are waived so long as the Zenith Ridge Property is covered by an acceptable blanket policy (which is currently maintained). If such condition is no longer satisfied, on each due date, the borrowers will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

Replacement Reserve. The borrowers are required to make monthly deposits equal to $6,075 into a replacement reserve account.

TI/LC Reserve. The borrowers are required to make monthly deposits equal to $60,750 into a tenant improvements and leasing commissions account.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

 A-3-53

Various	Collateral Asset Summary – Loan No. 6 Buckeye Corrugated	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,830,000 63.0% 1.71x 9.4%

 A-3-54

Various	Collateral Asset Summary – Loan No. 6 Buckeye Corrugated	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,830,000 63.0% 1.71x 9.4%

 A-3-55

Various	Collateral Asset Summary – Loan No. 6 Buckeye Corrugated	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,830,000 63.0% 1.71x 9.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	LCN North American Fund II REIT
Borrower:	LCN BCI Wooster (Multi) LLC
Original Balance:	$32,830,000
Cut-off Date Balance:	$32,830,000
% by Initial UPB:	4.6%
Interest Rate:	5.0050%
Payment Date:	6th of each month
First Payment Date:	August 6, 2018
Maturity Date:	July 6, 2028
Amortization:	Interest Only
Additional Debt:	None
Call Protection(1):	L(25), D(90), O(5)
Lockbox / Cash Management:	Hard / In Place

Reserves(2)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
Lease Sweep Reserve:	$0	Springing
Quarterly Rent Reserve	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$40
Balloon Balance / Sq. Ft.:	$40
Cut-off Date LTV:	63.0%
Balloon LTV:	63.0%
Underwritten NOI DSCR:	1.86x
Underwritten NCF DSCR:	1.71x
Underwritten NOI Debt Yield:	9.4%
Underwritten NCF Debt Yield:	8.7%
Underwritten NOI Debt Yield at Balloon:	9.4%
Underwritten NCF Debt Yield at Balloon:	8.7%

Property Information
Single Asset / Portfolio:	Portfolio of 6 Properties
Property Type:	Warehouse/Manufacturing Industrial
Collateral:	Fee Simple
Location(3):	Various
Year Built / Renovated(3):	Various
Total Sq. Ft.:	826,283
Property Management:	Self-managed
Underwritten NOI:	$3,100,530
Underwritten NCF:	$2,854,958
Appraised Value(4):	$52,100,000
Appraisal Date:	June 15, 2018

Historical NOI(5)
Most Recent NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV
2015 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (August 6, 2018)
2017 Occupancy:	100.0% (December 31, 2017)
2016 Occupancy:	100.0% (December 31, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
(1)	See “Partial Release” herein.

(2)	See “Initial and Ongoing Reserves” herein.

(3)	See “The Properties” herein.

(4)	The Appraised Value represents the “as-is portfolio value” conclusion, which includes a portfolio premium of $210,000 over the aggregate “as-is” appraised values of the portfolio properties if sold together on a bulk basis. The aggregate of the “as-is” appraised values on a stand-alone basis is $51,890,000, which results in a Cut-off Date LTV and Balloon LTV of 63.3%.

(5)	Historical NOI information is not available because the Buckeye Corrugated Properties (as defined below) were owned and operated by Buckeye Corrugated, the sole tenant, for 4 to 30 years at each of the Buckeye Corrugated Properties prior to the execution of a new 20-year lease as part of a sale-leaseback in June 2018.

 A-3-56

Various	Collateral Asset Summary – Loan No. 6 Buckeye Corrugated	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,830,000 63.0% 1.71x 9.4%

Property Summary
Property Name	Location	Sq. Ft.	Year Built	Clear Height (inches)	Loading Docks	Truck Trailer Parking	Car Parking	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value(1)
Buckeye Division	Wooster, OH	223,592	1997	27-32	26	42	124	$8,900,000	27.1%	$14,790,000
All-Size Division	West Hempfield Township, PA	166,970	2013	22-28	15	0	172	$6,600,000	20.1%	$10,300,000
Tennessee Division	Loudon, TN	155,721	2012	28	14	7	104	$6,200,000	18.9%	$9,600,000
Kock Division	Victor, NY	114,000	1988	24	17	14	84	$4,510,000	13.7%	$7,000,000
Cra-Wal Division	Indianapolis, IN	96,000	1971	16-18	9	11	60	$3,810,000	11.6%	$5,900,000
Dakota Division	Sioux Falls, SD	70,000	1985	20	12	0	35	$2,810,000	8.6%	$4,300,000
Total / Average		826,283						$32,830,000	100.0%	$52,100,000
(1)	The Appraised Value is based on the “as-is portfolio” value conclusion, which includes a portfolio premium of $210,000 to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $51,890,000.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Buckeye Corrugated(1)	NR/NR/NR	826,283	100.0%	$4.00	100.0%	6/15/2038
Total Occupied Collateral		826,283	100.0%	$4.00	100.0%
Vacant		0	0.0%
Total		826,283	100.0%

(1)	Buckeye Corrugated has four, five-year extension options and no termination options.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	1	826,283	100.0%	826,283	100.0%	$4.00	100.0%	100.0%
Vacant	NAP	0	0.0%			NAP	NAP
Total / Wtd. Avg.	1	826,283	100.0%			$4.00	100.0%

 A-3-57

Various	Collateral Asset Summary – Loan No. 6 Buckeye Corrugated	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,830,000 63.0% 1.71x 9.4%

The Loan.    The Buckeye Corrugated loan (the “Buckeye Corrugated Loan”) is a fixed rate loan secured by the borrower’s fee interest in a 826,283 sq. ft. portfolio of six warehouse/manufacturing facilities that are 100.0% occupied by Buckeye Corrugated, a designer and manufacturer of corrugated packaging and displays and the sole tenant at each of the portfolio properties, pursuant to a new, 20-year triple-net (“NNN”) lease (the “Buckeye Lease”). The Buckeye Corrugated properties (‘Buckeye Corrugated Properties”) have been occupied by Buckeye Corrugated for 14.5 years on average and represent mission critical manufacturing and design facilities located across a geographically diverse footprint within six states concentrated in the eastern half of the United States.

The Buckeye Corrugated Loan, with an original principal balance of $32.83 million, has a 10-year initial term and is interest-only for its entire term. The Buckeye Corrugated Loan accrues interest at a fixed annual rate equal to 5.0050%. The Buckeye Corrugated Loan proceeds were used to finance the acquisition of the sale-leaseback and pay closing costs. Based on the “as portfolio” appraised value of $52.1 million as of June 15, 2018, the Loan Cut-off Date LTV Ratio is 63.0%. The aggregate of the “as-is” appraised values on a stand-alone basis is $51,890,000, which results in a Cut-off Date LTV and Balloon LTV of 63.3%. The most recent prior financing of Buckeye Corrugated Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$32,830,000	64.3%	Purchase Price	$50,500,000	98.8%
Borrower Sponsor Equity	$18,265,098	35.7%	Closing Costs	$595,098	1.2%
Total Sources	$51,095,098	100.0%	Total Uses	$51,095,098	100.0%

The Borrower / Sponsor.    The borrower is LCN BCI Wooster (Multi) LLC, a Delaware limited liability company structured to be a bankruptcy remote entity with one independent director in its organizational structure. The loan sponsor and nonrecourse carveout guarantor is LCN North American Fund II REIT, a fund of LCN Capital Partners (“LCN”).

LCN specializes in sale-leaseback, built-to-suit and select net lease investments that range from $20 million to $200 million across North America and Europe. Since its founding in 2011, LCN has raised over $1.2 billion in discretionary equity capital committed and owns over $2 billion in real estate assets.

The Properties. The Buckeye Corrugated Properties include six industrial facilities across six states including Indiana, New York, Ohio, Pennsylvania, South Dakota and Tennessee. The Buckeye Corrugated Properties are fully leased to Buckeye Corrugated, a designer and manufacturer of corrugated packaging and displays. The Buckeye Corrugated Properties were built between 1971 and 2013 and occupied by Buckeye Corrugated for an average of 14.5 years prior to the sale leaseback to the borrower sponsor at loan origination. Each of the Buckeye Corrugated Properties feature warehouse build out and required tenant investment of approximately $9 million to $12 million for specialized equipment at each of the properties to become operational, according to Buckeye Corrugated management team. In addition, over the last five years, the tenant invested approximately $12.5 million into the Buckeye Corrugated as illustrated below:

Capital Improvements 2012-2017
	Year Built	Years Tenant Occupied	Capital Improvements
Buckeye Division	1997	21	$169,193
All-Size Division	2013	4	$8,987,904
Tennessee Division	2012	6	$160,155
Kock Division	1988	30	$446,188
Cra-Wal Division	1971	21	$108,667
Dakota Division	1985	5	$2,582,872
Average/Total		14.5	$12,454,979

Each of the Buckeye Corrugated Properties are mission critical, strategically-positioned facilities. Each facility operates on a standalone basis, serving an approximately 300-mile radius of customers. According to the sponsor, the locations are positioned far enough apart to service their own customer bases, while offering the flexibility to take on additional work from other Buckeye Corrugated locations if needed.

In order to increase capacity, Buckeye Corrugated has the right under the Buckeye Lease to expand the footprint of each of the Buckeye Corrugated Properties pursuant to plans and budgets that are subject to approval by the borrower and lender (each, a “Buckeye Expansion”); provided the aggregate amount of square footage of all expansions under construction at any one time at the Buckeye Corrugated Properties does not exceed 30% of the total square footage of the Buckeye Corrugated Properties. Per the absolute NNN lease, Buckeye Corrugated has the option to either (i) fund all its improvements with their own equity or (ii) fund all its improvements with their own equity in the first instance and then seek reimbursement for such costs from borrower. If Buckeye Corrugate chooses to seek reimbursement from borrower for such costs, borrower is required to provide such reimbursement and, thereafter, the rent due under the Buckeye Lease will increase by an amount equal to (x) the cost to complete the applicable expansion multiplied by (y) 4.25% plus the

 A-3-58

Various	Collateral Asset Summary – Loan No. 6 Buckeye Corrugated	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,830,000 63.0% 1.71x 9.4%

then-current treasury rate. Moreover, construction associated with the Buckeye Corrugated Properties will not disrupt their on-going operations. One of these proposals for the Buckeye Division property has been approved, and is expected to begin in late 2018/ early 2019.

The Buckeye Corrugated loan documents provide that if the estimated cost to complete a Buckeye Expansion (taking into consideration all other Buckeye Expansions then continuing at the Buckeye Corrugated Properties) exceeds the alteration threshold (3.5% of the allocated loan amount of the Buckeye Corrugated Property in question) for the property where the Buckeye Expansion in question is located, borrower must seek lender’s reasonable prior approval. Lender’s approval of such Buckeye Expansion will be conditioned upon (i) lender’s determination that the borrower or Buckeye Corrugate have satisfied all of the “material alteration” provisions of the loan agreement (which will include, among other things, a requirement that borrower post security with lender in an amount equal to the cost of the Buckeye Expansion in question if (x) borrower will be required to reimburse Buckeye Corrugated for all or any portion of the cost of such Buckeye Expansion or (y) as may be required by lender to the extent the aggregate amount of square footage under construction in connection with Buckeye Expansions at the Buckeye Corrugated Properties at such time exceeds 30%, (ii) lender’s determination that the Buckeye Expansion will be performed in accordance with the terms and provisions of the Buckeye Lease and (iii) borrower’s confirmation to lender that the rent due under the Buckeye Lease with respect to the original demised premises (both during and after the construction of the Buckeye Expansion) will not be abated or reduced.

The Tenant. Buckeye Corrugated, founded in 1958 and is privately-held. Buckeye Corrugated currently operates out of thirteen facilities in eight states including nine manufacturing plants, two distribution centers, a fulfillment center and the corporate headquarters. Six of its nine corrugated manufacturing facilities are part of the Buckeye Corrugated and are independently managed to supply a diverse range of customers with custom-designed corrugated packaging, product displays, and point-of-sale packaging. Buckeye Corrugated’s top customers include International Paper and High Falls Brewery, and no customer makes up more than 10% of Buckeye Corrugated’s revenues.

Buckeye Corrugated’s revenues grew more than 42.8% to approximately $260.9 million from 2013 to 2016, as a result of both organic growth and strategic acquisitions. Revenues grew an additional 9.2% to approximately $285.0 million in 2017, with 2.5% of further revenue growth in 2018 that management is projecting. Buckeye Corrugated has estimated the fair market value of their common stock to be worth approximately $182.7 million as of December 31, 2017.

At origination, Buckeye Corrugated entered into a unilateral lease of $4.00 PSF per year with 2.00% annual increases across the Buckeye Corrugated Properties. The lease directly with Buckeye Corrugated, provides four five-year extension options upon lease maturity in June 2038, does not have any termination options and as part of the absolute NNN nature of the lease, Buckeye Corrugated is responsible for the payment of all taxes, insurance, utilities, maintenance and repair.

Environmental Matters. The Phase I environmental reports, dated between April 6, 2018 and April 10, 2018, recommended no further action at the Buckeye Corrugated Properties.

The Market. Buckeye Corrugated Industrial Properties are located in a mix of secondary and tertiary industrial markets, which were selected by Buckeye Corrugated senior leadership for their access to deep skilled labor pools, proximity to logistics corridors, and nearness to Buckeye Corrugated customers according to the sponsor. The Buckeye Corrugated Industrial Properties are within tight industrial markets that report less vacancy rates below 6.0%.

Market Summary
Property Name	Location	Sq. Ft.	% of Allocated Loan Amount	5 Mile Radius 2017 Population	5 Mile Radius Household Growth	5 Mile Radius Household Income
Buckeye Division	Wooster, OH	223,592	27.1%	39,410	1.25%	$48,670
All-Size Division	West Hempfield Township, PA	166,970	20.1%	67,599	3.11%	$67,573
Tennessee Division	Loudon, TN	155,721	18.9%	11,766	3.18%	$42,341
Kock Division	Victor, NY	114,000	13.7%	34,552	0.77%	$109,622
Cra-Wal Division	Indianapolis, IN	96,000	11.6%	96,680	3.33%	$41,932
Dakota Division	Sioux Falls, SD	70,000	8.6%	80,156	5.89%	$46,024
Total / Average		826,283	100.0%

Buckeye Division – Wooster, Ohio (27.1% of Allocated Loan Amount (“ALA”)): Buckeye Division is located in Wooster, Ohio, in northeastern Ohio, approximately 60 miles southwest of Cleveland and 35 miles west of Akron and Canton, within Wayne County. The region is home to international technology and R&D manufacturing companies including J.M. Smucker, Cleveland Clinic, Scotts, JLG, Morton Salt, Luk, Wooster Brush, Gerstenslager, Purina and Pepsico, as well as local manufacturing companies. According to the

 A-3-59

Various	Collateral Asset Summary – Loan No. 6 Buckeye Corrugated	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,830,000 63.0% 1.71x 9.4%

appraisal, total industrial inventory within Wayne County as of first quarter 2018 was approximately 10.0 million sq. ft. with vacancy levels ranging from 1.6% to 3.1% and rents ranging from $3.17 PSF to $4.10 since 2015.

All-Size Division – West Hempfield Township, Pennsylvania (20.1% ALA): All-Size Division is located in West Hempfield, Pennsylvania within Lancaster County in Central Pennsylvania within a distribution corridor. According to the appraisal, total inventory within the Lancaster County industrial submarket is over 56.3 million sq. ft. of existing industrial space. At the end of the first quarter of 2018, the overall vacancy in the Lancaster County industrial real estate market, among those buildings was 1.7% and an asking rental rate of $4.66 PSF. Additionally, the Lancaster County vacancy levels have ranged between 1.7% and 2.5% with rents ranging $4.56 PSF to $5.03 PSF over the last five years according to the appraisal.

Tennessee Division – Loudon, Tennessee (18.9% ALA): Tennessee Division is located in Loudon, Tennessee, in the eastern part of the state within Loudon County within the Knoxville metropolitan statistical area (“MSA”). Loudon County is situated at the intersection of interstates I-40 and I-75. Low business costs and a strategic location have attracted many national companies to open facilities in Knoxville MSA according to the appraisal, including Honda, 3M, and Newell Rubbermaid. Construction activity has been limited, and vacancies are close to historical lows, reported at 3.4% as of the first quarter according to the appraisal. Rent growth has been solid and above the historical average at $5.51 PSF.

Kock Division – Victor, New York (13.7% ALA): Kock Division is located in Victor, New York, in northwestern New York’s Ontario County and approximately 16 miles south of Rochester New York. The county benefits from a low labor cost and high percentage of skilled and professional-level workers from the area’s colleges located within an hour’s drive, including the University of Rochester, Syracuse University, Cornell University and Rochester Institute of Technology. Higher education institutions within the county include Hobart and William Smith Colleges, Finger Lakes Community College and Cornell University’s New York State Agricultural Experiment Station. According to the appraisal, Kock Division property is located in the Southeast submarket of the overall Rochester Industrial market. The Rochester Industrial market ended the first quarter of 2018 with a vacancy rate of 5.5% and rental rates at $5.49 PSF. The Southeast industrial submarket had an inventory of approximately 7.7 million sq. ft. and a vacancy of 9.6% and rental rate of $6.04 PSF according to the appraisal for the first quarter of 2018.

Cra-Wal Division – Indianapolis, Indiana (11.6% ALA): Cra-Wal Division is located in Indianapolis, Indiana, approximately 8.0 miles from Downtown Indianapolis. The Indianapolis economy achieved a record-breaking year for economic development, according to the Indiana Economic Development Corporation. Real gross metro product is predicted to have an average annual growth of 3.2% spanning 2017 through 2019, up from 1.7% from 2014 to 2016 and the manufacturing sector is a key contributor to that growth according to the appraiser. The Cra-Wal Division property benefits from its location, within 0.25 miles from I-465 and 3.0 miles from I-70, which facilitate access throughout the region. According to the appraisal, the Cra-Wal Division is located within the Southwest County submarket of the Indianapolis industrial market. As of the first quarter 2018, the Indianapolis industrial market had an inventory of approximately 74.8 million sq. ft. and reported a vacancy of 5.9% and rental rate of $3.75 PSF according to the appraisal.

Dakota Division – Sioux Falls, South Dakota (8.6% ALA): Dakota Division is located in Sioux Falls, South Dakota. Sioux Falls has small to mid-size manufacturing operations and is also a regional transportation hub with two interstate highways including I-29 and I-90. The location in Sioux Falls allows access to regional markets such as Chicago, Minneapolis, Milwaukee, Kansas City, Omaha, and Des Moines with approximately 50 million customers reachable within a day’s drive (600 miles). According to the appraisal, the Dakota Division is located within the Sioux Falls industrial and warehouse market, which has approximately 9.7 million sq. ft. and reported a vacancy of 2.8% and rent of $5.62 PSF as of the second quarter of 2018.

Cash Flow Analysis.

Cash Flow Analysis
	Budget	U/W	U/W PSF
Base Rent(1)	$3,305,132	$3,371,235	$4.08
Potential Income from Vacant Space	0	0	$0.00
Total Reimbursement Revenue	0	395,706	$0.48
Less: Vacancy and Credit Loss(2)	0	(188,347)	($0.23)
Effective Gross Income	$3,305,132	$3,578,594	$4.33
Total Expenses(3)	$0	$478,064	$0.58
Net Operating Income	$3,305,132	$3,100,530	$3.75
TI/LC	0	121,629	$0.15
Capital Expenditures	0	123,942	$0.15
Net Cash Flow	$3,305,132	$2,854,958	$3.46
(1)	U/W Base Rent includes $66,103 for a contractual rent step through June 2019.

(2)	U/W Vacancy is 5.0%.

(3)	Total Expenses includes a fully recoverable tax expense estimate and an unrecoverable 3.0% management fee.

 A-3-60

Various	Collateral Asset Summary – Loan No. 6 Buckeye Corrugated	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,830,000 63.0% 1.71x 9.4%

Property Management.   The Buckeye Corrugated Properties are self-managed by Buckeye Corrugated under the Buckeye Corrugated Lease.

Lockbox / Cash Management.     The Buckeye Corrugated Loan is structured with a hard lockbox and in-place cash management. The related borrower is required to cause all rents to be deposited directly into the lender-controlled lockbox account. All funds received by the borrower or the manager are required to be deposited in the lockbox account within two business days following receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service, the funding of required reserves and budgeted monthly operating expenses. Provided no Trigger Period (as defined below) is continuing, excess cash in the deposit account will be disbursed to the borrower in accordance with the Buckeye Corrugated Loan documents. If a Trigger Period is continuing (and no Lease Sweep Period (defined below) is continuing), excess cash in the deposit account will be transferred to an account held by the lender as additional collateral for the Buckeye Corrugated Loan.

A “Trigger Period” occurs on the date that any of the following has occurred: (i) any event of default, (ii) the date that the debt service coverage ratio, as calculated in the loan documents at the end of each calendar quarter, falls below 1.20x and (iii) the commencement of a Lease Sweep Period (as defined below).

A Trigger Period may be cured (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii) above, upon the achievement of a debt service coverage ratio of 1.25x or greater for one calendar quarter and (c) with respect to clause (iii), such Lease Sweep Period has ended pursuant to the terms of the Buckeye Corrugated Loan documents.

A “Lease Sweep Period” commences upon the first monthly payment date following the occurrence of any of the following (a) upon the date required under the Sweep Lease (as defined below) by which the Sweep Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination, early cancellation or early surrender of a Sweep Lease (or any material portion thereof) or upon borrower’s receipt of notice by a Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Sweep Lease (or any material portion thereof); (c) if a Sweep Tenant has ceased operating its business at two or more of the Buckeye Corrugated Properties (i.e., “goes dark”) (other than in connection with a Permitted Go Dark Event (defined below); (d) upon a monetary or material non-monetary default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period or (e) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or its parent.

A “Lease Sweep Period” ends (1) in the case of clauses (a), (b) or (c) above, the Buckeye Corrugated Properties (or applicable portion thereof) have been leased pursuant to one or more “qualified leases” (as such term is defined in the Buckeye Corrugate loan documents) and, in lender’s reasonable judgment, sufficient funds have accumulated in the lease sweep reserve account (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved leasing expenses, free rent periods and/or rent abatement periods set forth in all such “Qualified Leases” and any shortfalls in required payments under the loan documents or operating expenses as a result of any anticipated down time prior to the commencement of payments under such Qualified Leases, (2) in the case of clause (a) above, the date on which the Sweep Tenant exercises its renewal option and in lender’s reasonable judgment, sufficient funds have accumulated in the lease sweep reserve account (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved leasing expenses, free rent periods and/or rent abatement periods in connection with such renewal or extension, (3) in the case of clause (c) above, either (x) funds in an amount equal to the applicable Go Dark Event Sweep Cap (defined below) have accumulated in the lease sweep reserve account or (y) borrower has delivered an acceptable letter of credit to lender with a face amount equal to the applicable Go Dark Event Sweep Cap, (4) in the case of clause (d) above, the date on which the subject default has been cured and (5) in the case of clause (e) above, the applicable bankruptcy has terminated and the applicable Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to lender.

“Sweep Lease” means the lease with Buckeye Corrugated and any replacement lease covering a majority of the space currently demised under such lease.

“Sweep Tenant” means any tenant under a Sweep Lease.

“Go Dark Event Sweep Cap” means (x) if the Go Dark Event in question has occurred at two Buckeye Corrugated Properties, an amount equal to the rent (which includes fixed rent plus any additional rent (as such term is defined in the Buckeye Lease) due to borrower during such period) allocated to such Buckeye Corrugated Properties due under the applicable Sweep Lease for the twelve months following the date of such Go Dark Event and (y) if the Go Dark Event in question has occurred at more than two Buckeye Corrugated Properties, an amount equal to the full rent for all Buckeye Corrugated Properties subject to the Sweep Lease (which includes fixed rent plus any additional rent (as such term is defined in the Buckeye Lease) due to borrower during such period) due under the Sweep Lease in question for the twelve months following the date of such Go Dark Event.

“Permitted Go Dark Event” means that the Sweep Tenant has temporarily vacated the Sweep Tenant space, for a period of no longer than ninety days, in order to perform renovations or upgrades to such Sweep Tenant space or to complete restoration work following a Casualty.

 A-3-61

Various	Collateral Asset Summary – Loan No. 6 Buckeye Corrugated	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,830,000 63.0% 1.71x 9.4%

Initial and Ongoing Reserves.

Tax Reserves. Tax escrows are waived so long as (i) no Trigger Period is continuing, (ii) Buckeye Corrugated is obligated to pay (and is paying) all real estate taxes directly to the applicable Governmental Authority, and (iii) the Buckeye Lease remains in full force and effect and no event of default beyond the expiration of any applicable notice and cure period is continuing thereunder. If such conditions are no longer satisfied, the borrower is required to deposit an amount equal to 1/12 of the estimated annual real estate taxes into a tax reserve.

Insurance Reserves. Insurance escrows are waived so long as (i) no Trigger Period is continuing, (ii) Buckeye Corrugated is obligated to obtain and pay for (and is paying for) all insurance coverages required under the Buckeye Corrugated loan documents, and (iii) the Buckeye Lease remains in full force and effect and no event of default beyond the expiration of any applicable notice and cure period is continuing thereunder. If such conditions are no longer satisfied, on each due date, the borrower will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

Replacement Reserves. On a monthly basis, during the continuance of (i) a Lease Sweep Period or (ii) any period when the entirety of the Buckeye Corrugated Properties are not leased pursuant to the Buckeye Lease or a replacement NNN lease which, in either case, requires such tenant to pay for all capital expenditures at the property, the borrower is required to escrow an amount equal to approximately $10,329 into a capital expenditure reserve.

Quarterly Rent Reserve. For so long as Buckeye Corrugated pays rent to borrower on a quarterly basis, lender will maintain a reserve account to hold the full quarterly rent payment. One-third of such quarterly rent payment is required to be released from the reserve each month and applied to the payment of the monthly amounts due under the loan documents, with the excess being disbursed to borrower (provided no Trigger Event is then continuing).

Current Mezzanine Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Property Releases. None

Property Substitution. After the expiration of the lockout period, but no later than the ninth year of the loan term, the borrower may obtain, from time to time, a release of one or more individual properties from the lien of the mortgage and the related loan documents to an unaffiliated third-party by substituting therefor another fee-owned property of like kind and quality acquired by the borrower, subject to the terms and conditions set forth in the loan documents, including but not limited to: (i) no event of default exists at the time of the substitution; (ii) the aggregate of the allocated portions of the loan related to the properties released does not exceed more than $9,849,000; (iii) the fair market value based on a satisfactory appraisal of the substitute property is not less than the greater of (A) the fair market value of the release property at loan origination and (B) the fair market value of the release property at substitution; (iv) the rent paid at the substitute property is not greater than market rent as determined in the appraisal; (v) the underwritten net cash flow after substitution is not less than the underwritten net cash flow before substitution; (vi) the aggregate DSCR after giving effect to such substitution is at least the greater of (x) 1.42x and (y) the aggregate DSCR immediately prior to such substitution; (vii) lender receives written confirmation from the rating agencies that such substitution does not result in a qualification, downgrade or withdrawal of the then current ratings assigned to the securities issued pursuant to a securitization of the loan; (viii) borrower delivers satisfactory evidence of insurance with respect to the substitute property; (ix) borrower delivers certain customary legal opinions from counsel concluding that the tax qualification and status of any REMIC holding the loan will not be adversely affected or impaired as a result of the substitution; (x) the borrower has provided to lender industry standard property due diligence material (including environmental report, property condition report, survey, title, zoning report, certificate of occupancy, searches, leases, estoppel certificates, etc.) reasonably satisfactory to lender; (xi) the number of properties remaining under the loan after giving effect to the substitution must not be less than prior to the substitution; (xii) borrower will have paid lender a substitution fee equal to $25,000 per substitution; (xiii) the Buckeye Lease is amended to surrender the space leased to Buckeye Corrugated at the release property and either (A) the substitute property is leased entirely to Buckeye Corrugated pursuant to a NNN lease that is substantially similar to the Buckeye Lease or (B) the Buckeye Lease is amended to add such substitute property; (xiv) lender’s receipt of operating statements and financial statements with respect to the substitute property; (xv) borrower and sponsor have executed and delivered such customary, commercially reasonable loan documentation, opinions, organizational documents and agreements reasonably satisfactory to lender; (xvi) the substitute property is a fee interest and not a leasehold interest; (xvii) the lease expiration of the tenant at the substitute property is not prior to the lease expiration of the tenant at the release property; and (xviii) borrower will have paid all fees of servicer and any reasonable and actual third party out-of-pocket costs and expenses incurred by lender and/or servicer in connection with any such substitution (including reasonable attorneys’ fees).

 A-3-62

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 A-3-63

1949 and 2121 South State Street Tacoma, WA 98405	Collateral Asset Summary – Loan No. 7 Centennial I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,700,000 60.7% 2.14x 11.8%

 A-3-64

1949 and 2121 South State Street Tacoma, WA 98405	Collateral Asset Summary – Loan No. 7 Centennial I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,700,000 60.7% 2.14x 11.8%

 A-3-65

1949 and 2121 South State Street Tacoma, WA 98405	Collateral Asset Summary – Loan No. 7 Centennial I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,700,000 60.7% 2.14x 11.8%

 A-3-66

1949 and 2121 South State Street Tacoma, WA 98405	Collateral Asset Summary – Loan No. 7 Centennial I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,700,000 60.7% 2.14x 11.8%

Mortgage Loan Information
Loan Seller:	SMF II
Loan Purpose:	Acquisition
Borrower Sponsors:	Bart C. Warner; BCW-B9, LLC
Borrowers:	HCRE Cent12 Owner LLC; Truckpro Cent12 1031 LLC; B.C. Warner Inv. Cent12 1031 LLC
Original Balance:	$32,700,000
Cut-off Date Balance:	$32,700,000
% by Initial UPB:	4.6%
Interest Rate:	5.00000%
Payment Date:	6th of each month
First Payment Date:	September 6, 2018
Maturity Date:	August 6, 2028
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(91), O(5)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$0	$43,098
Insurance:	$14,111	$4,704
Replacement:	$0	$1,964
TI/LC:	$0	$39,277
Other:	$10,322,952	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$139
Balloon Balance / Sq. Ft.:	$139
Cut-off Date LTV(2):	60.7%
Balloon LTV(2):	60.7%
Underwritten NOI DSCR:	2.34x
Underwritten NCF DSCR:	2.14x
Underwritten NOI Debt Yield:	11.8%
Underwritten NCF Debt Yield:	10.8%
Underwritten NOI Debt Yield at Balloon:	11.8%
Underwritten NCF Debt Yield at Balloon:	10.8%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Tacoma, WA
Year Built / Renovated:	1986 / NAP
Total Sq. Ft.:	235,661
Property Management:	Proequity Asset Management Corporation
Underwritten NOI(3):	$3,870,782
Underwritten NCF:	$3,547,926
Appraised Value(2):	$53,870,000
Appraisal Date(2):	May 3, 2018

Historical NOI
Most Recent NOI(3):	$2,603,153 (T-12 March 30, 2018)
2017 NOI:	$2,586,719 (December 31, 2017)
2016 NOI:	$2,600,982 (December 31, 2016)
2015 NOI(4):	NAV

Historical Occupancy
Most Recent Occupancy(5):	95.9% (July 2, 2018)
2017 Occupancy:	87.3% (December 31, 2017)
2016 Occupancy:	79.3% (December 31, 2016)
2015 Occupancy:	79.3% (December 31, 2015)
(1)	See “Initial and Ongoing Reserves” herein.
(2)	The Appraised Value of $53,870,000 represents the “hypothetical as-is" value, which assumes that the outstanding tenant improvements, leasing commissions and planned capital expenditures at a cost of approximately $9,950,000 have been completed as of May 3, 2018. At origination, the borrowers deposited approximately $10,322,952 for outstanding tenant improvements, leasing commissions, planned capital expenditures and rent concessions. The “as-is” appraised value as of May 3, 2018 is $35,000,000, which results in both a Cut-Off Date LTV and Balloon LTV of 93.4%.
(3)	The increase in Most Recent NOI to Underwritten NOI is primarily due to (i) two recently executed leases totaling approximately 16.6% of NRA and $905,973 of underwritten base rent and (ii) the inclusion of contractual rent steps totaling $514,579 through September 2018.
(4)	The Centennial I & II Property (as defined below) previously served as collateral to a mortgage loan securitized in the JPMCC 2007-C1 mortgage trust that defaulted after the State of Washington downsized its leased space in the Centennial II building and was transferred to special servicing in February 2014. The special servicer foreclosed on the Centennial I & II Property in September 2015 and the borrowers acquired the Centennial I & II Property in an REO sale. The REO sale resulted in a full payoff to JPMCC 2007-C1. As a result, 2015 NOI is not available.
(5)	Most Recent Occupancy includes 20,313 sq. ft. (8.6% of NRA) that is leased by State of Washington Employment Security Department (“ESD”). ESD is in the process of building out its space and, according to the borrower sponsors, is expected to take occupancy of its space in November 2018. The borrower escrowed $1,215,760 for tenant improvements and leasing commissions related to the new lease with ESD, as well as $121,878 for the three months of rent abatement at the beginning of the lease term.

 A-3-67

1949 and 2121 South State Street Tacoma, WA 98405	Collateral Asset Summary – Loan No. 7 Centennial I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,700,000 60.7% 2.14x 11.8%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent(3)	Lease Expiration
State of Washington - Department of Social and Health Services(4)	AA+/Aa1/AA+	186,923	79.3%	$21.52	81.5%	Various
State of Washington Employment Security Department(5)	AA+/Aa1/AA+	20,313	8.6%	$25.20	10.4%	10/31/2028
Econet, Inc.(6)	NR/NR/NR	18,754	8.0%	$21.53	8.2%	3/31/2028
Total Major Tenants		225,990	95.9%	$21.85	100.0%
Remaining Tenants		0	0.0%	$0.00	0.0%
Total Occupied Collateral		225,990	95.9%	$21.85	100.0%
Vacant		9,671	4.1%
Total		235,661	100.0%

(1)	Based on the underwritten rent roll dated July 2, 2018.
(2)	Certain ratings may be those of the state government whether or not the state government guarantees the lease.
(3)	Includes approximately $514,579 in contractual rent steps through September 2018 and the average rent during the loan term for investment grade tenants.
(4)	State of Washington - Department of Social and Health Services (“DSHS”) leases 152,926 sq. ft. with a lease expiration date of October 31, 2028 (the “Centennial I DSHS Lease”) and leases 33,997 sq. ft. with a lease expiration date of May 31, 2023 (the “Centennial II DSHS Lease”). The DSHS leases each have one, five-year renewal option. DSHS does not have any unilateral right to terminate its lease or downsize its leased space.
(5)	ESD recently executed a lease and is expected to take occupancy in the Centennial II building by November 2018. ESD has one, five-year renewal option. ESD may terminate its lease if its state funding is reduced to the extent ongoing operations are not feasible.
(6)	Econet, Inc. has two, five-year renewal options. Econet, Inc. does not have any unilateral right to terminate its lease or downsize its leased space.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	1	33,997	14.4%	33,997	14.4%	$21.00	14.5%	14.5%
2024	0	0	0.0%	33,997	14.4%	$0.00	0.0%	14.5%
2025	0	0	0.0%	33,997	14.4%	$0.00	0.0%	14.5%
2026	0	0	0.0%	33,997	14.4%	$0.00	0.0%	14.5%
2027	0	0	0.0%	33,997	14.4%	$0.00	0.0%	14.5%
2028	3	191,993	81.5%	225,990	95.9%	$22.01	85.5%	100.0%
Thereafter	0	0	0.0%	225,990	95.9%	$0.00	0.0%	100.0%
Vacant	NAP	9,671	4.1%	235,661	100.0%	NAP	NAP
Total / Wtd. Avg.	4	235,661	100.0%			$21.85	100.0%

(1)	Based on the underwritten rent rolls dated July 2, 2018.
(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.
(3)	Includes approximately $514,579 in rent steps through September 2018 and the average rent during the loan term for investment grade tenants.

The Loan.    The Centennial I & II loan (the “Centennial I & II Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in a suburban office property located in Tacoma, Washington (the “Centennial I & II Property”). The Centennial I & II Loan, with an original principal balance of $32.7 million, has a 10-year term and is interest only for the term of the Centennial I & II Loan. The Centennial I & II Loan accrues interest at a fixed rate equal to 5.00000% and has a Cut-off Date Balance of $32.7 million. The sponsor used the proceeds of the Centennial I & II Loan to acquire the Centennial I & II Property for $34.5 million, fund upfront reserves of approximately $10.3 million and pay closing costs of approximately $1.2 million. The Appraised Value of $53,870,000 represents the “hypothetical as-is" value, which assumes outstanding tenant improvements, leasing commissions and planned capital expenditures at a cost of approximately $9,950,000 have been completed as of May 3, 2018. At origination, the borrowers deposited approximately $10.3 million with the lender for outstanding tenant improvements, leasing commissions, planned capital expenditures and rent concessions. The “as-is” appraised value as of May 3, 2018 is $35,000,000, which results in both a Cut-Off Date LTV and Balloon LTV of 93.4%. The most recent prior financing of the Centennial I & II Property was included in the JPMCC 2007-C1 mortgage trust.

 A-3-68

1949 and 2121 South State Street Tacoma, WA 98405	Collateral Asset Summary – Loan No. 7 Centennial I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,700,000 60.7% 2.14x 11.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$32,700,000	71.0%	Purchase Price	$34,500,000	74.9%
Borrower Sponsor Equity	$13,332,471	29.0%	Closing Costs	$1,195,408	2.6%
			Reserves	$10,337,063	22.5%
Total Sources	$46,032,471	100.0%	Total Uses	$46,032,471	100.0%

The Borrowers / Borrower Sponsors. The borrowers, HCRE Cent12 Owner LLC, Truckpro Cent12 1031 LLC and B.C. Warner Inv. Cent12 1031 LLC, as tenants-in-common, are each single purpose Delaware limited liability companies structured to be bankruptcy-remote. An independent director has been included in each borrower’s organizational structure. The borrower sponsors non-recourse carve-out guarantors are Bart C. Warner and an affiliated entity, BCW-B9, LLC. Bart C. Warner is the owner of Warner Truck Center, which is a heavy truck dealer. In addition to his primary business, Mr. Warner and his family have been owners of commercial real estate assets throughout the country, with a focus on office and industrial properties. The borrowers are comprised of three closely held tenants-in-common, with the borrower sponsors controlling all three of them.

The Property. The Centennial I & II Property is comprised of two class B office buildings located in Tacoma, Washington encompassing a total of 235,661 sq. ft. The Centennial I building has 152,926 sq. ft. and is 100.0% occupied by DSHS (the “Centennial I DSHS Space”). The Centennial II building has 82,735 sq. ft. and is 88.3% occupied by DSHS, ESD and Econet, Inc. Completed in 1986, the Centennial I & II Property’s two buildings were initially constructed as a build-to-suit for DSHS, which continues to occupy 79.3% of the sq. ft. at the Centennial I & II Property. At this location, DSHS provides income assistance, children’s services, child support, behavioral health and recovery services, juvenile rehabilitation, alcohol and drug rehabilitation, vocational rehabilitation, nursing home regulation, adult protective services, home and community services and other related social service programs.

The Centennial I & II Property is currently 87.3% occupied, with ESD having signed a new lease to take 20,313 sq. ft. in the Centennial II building, which will bring occupancy to 95.9% when its lease commences in November 2018. The borrower escrowed $1,215,760 for tenant improvements and leasing commissions related to the new lease with ESD, as well as $121,878 for the three months of rent abatement at the beginning of the lease term.

The largest tenant at the Centennial I & II Property, DSHS, has been in occupancy since the Centennial I & II Property was developed in 1986 and has renewed its lease numerous times. The tenant recently executed a 10-year lease renewal through October 2028 in the Centennial I building and a 5-year lease renewal through May 2023 in the Centennial II building. Under both leases, DSHS does not have an option to downsize or terminate its lease prior to the end of its lease term. The State of Washington holds a credit rating of Aa1, AA+, and AA+ by Moody's, S&P and Fitch, respectively.

At origination, the borrowers escrowed approximately $6.6 million for capital expenditures that include repairs and replacements to HVAC systems, elevators and general building repairs as detailed below:

Upfront Capital Expenditure Reserves

Project:	Centennial I & II	PSF
HVAC Repair/Replacement	$1,920,000	$8.15
Elevator	$1,800,000	$7.64
General Building Repairs	$2,880,000	$12.22
Total	$6,600,000	$28.01

Major Tenant.

State of Washington – Department of Social and Health Services (DSHS) (186,923 sq. ft.; 79.3% of NRA; 81.5% of U/W Base Rent): DSHS administers a variety of federally and state-funded programs to protect the general public and assist those who are unable to provide for themselves. Programs include income assistance, children’s services, child support, behavioral health and recovery services, developmental disabilities, juvenile rehabilitation, alcohol and drug rehabilitation, vocational rehabilitation, nursing home regulation, adult protective services, home and community services, and other related social service programs. The tenant has been in occupancy at the Centennial I & II Property since it was constructed in 1986 and does not have any options to downsize or terminate its lease prior to the end of its existing term. The State of Washington holds a credit rating of Aa1, AA+, and AA+ by Moody's, S&P and Fitch, respectively. DSHS has one, five-year lease renewal option remaining.

Environmental Matters. The Phase I environmental report dated May 10, 2018 recommended no further action at the Centennial I & II Property.

 A-3-69

1949 and 2121 South State Street Tacoma, WA 98405	Collateral Asset Summary – Loan No. 7 Centennial I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,700,000 60.7% 2.14x 11.8%

The Market. The Centennial I & II Property is located at 1949 and 2121 South State Street in Tacoma, Washington, approximately one mile west of downtown Tacoma and approximately 0.3 miles from both Interstate-5 and Highway 16, both major thoroughfares in the area. The Centennial I & II Property is also served by Pierce County Bus Transit which includes a bus stop at the property. Tacoma is located on Washington's Puget Sound, 30 miles southwest of Seattle and 30 miles northeast of Olympia, the state capital. Tacoma is the second largest city in the Puget Sound area and the third largest in the state, serving as a regional center of business activity. Tacoma’s Commencement Bay serves the Port of Tacoma, Washington’s largest port. The city is home to the University of Washington Tacoma, the University of Puget Sound and nearby Pacific Lutheran University. Tacoma is located 20 miles south of the Seattle-Tacoma International Airport, and has access to downtown Seattle. According to the appraisal, the estimated population as of year-end 2017 within a one-, three- and five-mile radius of the Centennial I & II Property was 14,572, 125,694 and 264,622, respectively, with estimated average household income of $59,257, $66,560 and $70,579, respectively.

According to the appraisal, as of the first quarter of 2018, the Seattle/Puget Sound office market consisted of approximately 201.2 million sq. ft. of office space with an overall vacancy rate of 7.2% and an average asking rent of $32.08 PSF. As of the same period, the Tacoma Suburban office submarket consisted of approximately 5.6 million sq. ft. of office space with an overall vacancy rate of 5.6% and an average asking rent of $22.95 PSF. The appraisal identified five directly comparable office properties built between 1906 and 2009 ranging in size from 5,000 to 234,264 sq. ft. Recently quoted rental rates for the comparable office properties ranged from $18.00 PSF to $23.00 PSF, with a weighted average of approximately $21.40 PSF. The appraisal concluded a vacancy rate for the Centennial I & II Property of approximately 5.0%, which is higher than the current vacancy rate of 4.1%. The appraisal’s concluded market rent is $21.00 PSF, which is in-line with the underwritten rent at the Centennial I & II Property of $21.85 PSF.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2016	2017	T-12 3/31/2018	U/W	U/W PSF
Rents in Place(2)	$3,517,570	$3,517,570	$3,530,275	$4,938,993	$20.96
Vacant Income	0	0	0	203,091	$0.86
Gross Potential Rent	$3,517,570	$3,517,570	$3,530,275	$5,142,084	$21.82
Total Reimbursements	0	14,506	25,090	25,090	$0.11
Net Rental Income	$3,517,570	$3,532,076	$3,555,364	$5,167,174	$21.93
Less: Vacancy	0	0	0	(304,863)	($1.29)
Effective Gross Income	$3,517,570	3,532,076	$3,555,364	$4,862,311	$20.63
Total Operating Expenses	916,588	945,357	952,211	991,529	$4.21
Net Operating Income(3)	$2,600,982	$2,586,719	$2,603,153	$3,870,782	$16.43
TI/LC	0	0	0	299,289	$1.27
Replacement Reserves	0	0	0	23,566	$0.10
Net Cash Flow	$2,600,982	$2,586,719	$2,603,153	$3,547,926	$15.06
(1)	Based on the underwritten rent roll dated July 2, 2018.
(2)	U/W Rents in Place includes approximately $514,579 in rent steps through September 2018 and the present value of rent steps for investment grade tenants.
(3)	The increase in T-12 3/31/2018 Net Operating Income to UW Net Operating Income is primarily due to (i) two recently executed leases totaling approximately 16.6% of NRA and $905,973 of U/W base rent and (ii) the inclusion of contractual rent steps totaling $514,579 through September 2018.

Property Management. The Centennial I & II Property is managed by Proequity Asset Management Corporation, a California corporation.

Lockbox / Cash Management. The Centennial I & II Loan is structured with a springing hard lockbox and springing cash management. The Centennial I & II Loan requires that after the occurrence of Trigger Period (as defined below) the borrowers or property manager, as applicable, (i) deposit into the lockbox account, immediately after receipt, all rents and other revenue of any kind received by the borrowers or the property manager with respect to the Centennial I & II Property and (ii) deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Centennial I & II Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Centennial I & II Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Centennial I & II Loan. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

 A-3-70

1949 and 2121 South State Street Tacoma, WA 98405	Collateral Asset Summary – Loan No. 7 Centennial I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,700,000 60.7% 2.14x 11.8%

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Centennial I & II Loan documents, (ii) the debt service coverage ratio falling below 1.40x and (iii) the occurrence of a Centennial I DSHS Trigger Event (as defined below); and (B) expiring upon (w) with regard to any Trigger Period commenced in connection with clause (A)(i) above, the cure of such event of default, (x) with regard to any Trigger Period commenced in connection with clause (A)(ii) above, the debt service coverage ratio being equal to or greater than 1.55x for two consecutive calendar quarters and (y) with regard to any Trigger Period commenced in connection with clause (A)(iii) above, a Centennial I DSHS Trigger Event Cure (as defined below).

A “Centennial I DSHS Trigger Event” commences upon the earliest of DSHS (i) defaulting under the Centennial I DSHS Lease, (ii) terminating the Centennial I DSHS Lease, (iii) giving its notice of intent to vacate, or vacating more than 15% percent of the Centennial I DSHS Space, (iv) going dark in the Centennial I DSHS Space or failing to occupy at least 85% of the Centennial I DSHS Space, (v) filing bankruptcy or other similar insolvency proceeding, (vi) subletting more than 15% of the Centennial I DSHS Space to a non-state tenant(s) and the debt service coverage ratio being less than 1.40x or (vii) failing to renew or extend the Centennial I DSHS Lease at least 12 months prior to the current lease expiration date of the Centennial I DSHS Lease (a) for at least 85% of the Centennial I DSHS Space and (b) with rent of at least $18.00 PSF.

A “Centennial I DSHS Trigger Event Cure” means the occurrence of one or more of the following (i) with respect to a Centennial I DSHS Trigger Event described in clause (i) of the definition of Centennial I DSHS Trigger Event, (A) DSHS has cured all defaults under the Centennial I DSHS Lease or (B) the Centennial I Replacement Tenant Conditions (defined below) have been satisfied, (ii) with respect to a Centennial I DSHS Trigger Event described in clause (ii) of the definition of Centennial I DSHS Trigger Event, (A) (x) DSHS delivers written notice to the borrowers revoking its notice of intent to terminate or termination of the Centennial I DSHS Lease, as applicable, (y) DSHS has occupied the Centennial I DSHS Space, resumed its normal business operations, and paid full, unabated rent under the Centennial I DSHS Lease, in each case, for at least two consecutive quarters, and (z) the borrowers have delivered to the lender an estoppel from DSHS acceptable to the lender or (B) the Centennial I Replacement Tenant Conditions have been satisfied, (iii) with respect to a Centennial I DSHS Trigger Event described in clause (iii) of the definition of Centennial I DSHS Trigger Event, (A) (x) DSHS delivers written notice to the borrowers revoking its notice of intent to vacate, (y) DSHS has occupied at least 85% of the Centennial I DSHS Space, resumed its normal business operations, and paid full, unabated rent under the Centennial I DSHS Lease, in each case, for at least two consecutive quarters, and (z) the borrowers have delivered to the lender an estoppel from DSHS acceptable to the lender or (B) the Centennial I Replacement Tenant Conditions have been satisfied, (iv) with respect to a Centennial I DSHS Trigger Event described in clause (iv) of the definition of Centennial I DSHS Trigger Event, (A) (y) DSHS has occupied at least 85% of the Centennial I DSHS Space, resumed its normal business operations, and paid full, unabated rent under the Centennial I DSHS Lease, in each case, for at least two consecutive quarters, and (z) the borrowers have delivered to the lender an estoppel from DSHS acceptable to the lender or (B) the Centennial I Replacement Tenant Conditions have been satisfied, (v) with respect to a Centennial I DSHS Trigger Event described in clause (v) of the definition of Centennial I DSHS Trigger Event, (A) the Centennial I DSHS Lease has been assumed by DSHS in accordance with applicable law, such assumption has been approved by the appropriate bankruptcy court having jurisdiction over such matter, and DSHS is no longer involved in any bankruptcy or insolvency proceeding or (B) the Centennial I Replacement Tenant Conditions have been satisfied, (vi) with respect to a Centennial I DSHS Trigger Event described in clause (vi) of the definition of Centennial I DSHS Trigger Event, DSHS sublets no more than 15% of the Centennial I DSHS Space to a subtenant(s) that is not owned and operated by the State of Washington and (vii) with respect to a Centennial I DSHS Trigger Event described in clause (vii) of the definition of Centennial I DSHS Trigger Event, (A) DSHS renews or extends the Centennial I DSHS Lease for a term of at least five years, for at least 85% of the Centennial I DSHS Space, and with rent of at least $18.00 PSF or more or (B) the Centennial I Replacement Tenant Conditions have been satisfied.

“Centennial I Replacement Tenant Conditions” means (i) the full execution, delivery and commencement of a replacement lease for at least 85% of the Centennial I DSHS Space with rent of at least $18.00 PSF or more, (ii) the term of such replacement lease has commenced and such replacement tenant has commenced it normal operations and is paying full, unabated rent, and (iii) the borrowers have paid in full any outstanding landlord obligations for tenant improvements, leasing expenses, or otherwise.

Initial and Ongoing Reserves.    At loan origination, the borrowers deposited (i) $14,111 into an insurance reserve account, (ii) $1,940,000 into an account for planned capital expenditures for the Centennial I building, (iii) $1,920,000 into an account for HVAC repairs, (iv) $1,800,000 into an account for planned elevator upgrades, (v) approximately $1,499,547 into an account for outstanding tenant improvements and leasing commissions owed to DSHS for the Centennial I DSHS Lease, (vi) approximately $1,215,760 into an account for outstanding tenant improvements and leasing commissions owed to ESD, (vii) $940,000 into an account for planned capital expenditures for the Centennial II building, (viii) $707,283 into an account for rent concessions related to the Centennial I DSHS Lease, (ix) approximately $178,484 into an account for outstanding tenant improvements and leasing commissions owe to DSHS for the Centennial II DSHS Lease and (x) $121,878 into an account for rent concessions related to ESD’s lease.

 A-3-71

1949 and 2121 South State Street Tacoma, WA 98405	Collateral Asset Summary – Loan No. 7 Centennial I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,700,000 60.7% 2.14x 11.8%

Tax Reserve.  The borrower is required to make monthly deposits into the real estate tax reserve in the amount of 1/12 of annual estimated real estate taxes, which currently equates to $43,098.

Insurance Reserve. The borrower is required to make monthly deposits into the insurance reserve in the amount of 1/12 of annual estimated insurance premiums, which currently equates to $4,704.

Replacement Reserve. The borrower is required to make monthly deposits equal to $1,964 into a replacement reserve account.

TI/LC Reserve. The borrower is required to make monthly deposits equal to $39,277 into a tenant improvements and leasing commissions account, subject to a $3,000,000 cap.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

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 A-3-73

26 Prince Street, 29 Prince Street & 137 Thompson Street New York, NY 10012	Collateral Asset Summary – Loan No. 8 NoLita Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 52.1% 1.24x 6.6%

 A-3-74

26 Prince Street, 29 Prince Street & 137 Thompson Street New York, NY 10012	Collateral Asset Summary – Loan No. 8 NoLita Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 52.1% 1.24x 6.6%

 A-3-75

26 Prince Street, 29 Prince Street & 137 Thompson Street New York, NY 10012	Collateral Asset Summary – Loan No. 8 NoLita Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 52.1% 1.24x 6.6%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsors:	Edmond Li; Jennifer Li
Borrowers:	Prince 26, LLC: 29 Prince Street Associates LLC; 137 Thompson Street LLC
Original Balance:	$32,000,000
Cut-off Date Balance:	$32,000,000
% by Initial UPB:	4.5%
Interest Rate:	5.2030%
Payment Date:	1st of each month
First Payment Date:	July 1, 2018
Maturity Date:	June 1, 2028
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(26), D(89), O(5)
Lockbox / Cash Management:	Springing Soft / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$355,500	$59,250
Insurance:	$22,554	$2,506
Replacement:	$0	$1,071
Leasing(2):	$216,000	$0

Financial Information
Cut-off Date Balance / Unit(3):	$864,865
Balloon Balance / Unit(3):	$864,865
Cut-off Date LTV:	52.1%
Balloon LTV:	52.1%
Underwritten NOI DSCR:	1.25x
Underwritten NCF DSCR:	1.24x
Underwritten NOI Debt Yield:	6.6%
Underwritten NCF Debt Yield:	6.5%
Underwritten NOI Debt Yield at Balloon:	6.6%
Underwritten NCF Debt Yield at Balloon:	6.5%

Property Information
Single Asset / Portfolio:	Portfolio of 3 properties
Property Type(3):	Mid Rise Multifamily
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1900, 2002 / 2018
Total Units(3):	37
Property Management:	Veracity Real Estate Management, Inc.
Underwritten NOI:	$2,103,560
Underwritten NCF:	$2,086,887
Appraised Value:	$61,400,000
Appraisal Date:	April 11, 2018

Historical NOI(4)
Most Recent NOI:	NAP
2016 NOI:	NAP
2015 NOI:	NAP
2014 NOI:	NAP

Historical Occupancy(4)
Most Recent Occupancy(2)(5):	100.0% (June 1, 2018)
2016 Occupancy:	NAP
2015 Occupancy:	NAP
2014 Occupancy:	NAP
(1)	See “Initial and Ongoing Reserves” herein.
(2)	The NoLita Multifamily Portfolio Properties are 100.0% leased. Three units are currently being renovated. At loan origination, the borrower deposited $216,000 into a leasing reserve, which represents one year of rent for the three units currently under renovation.
(3)	The NoLita Multifamily Property consists of 37 multifamily rental units. In addition to the multifamily component, which represents approximately 63.9% of underwritten base rent, the NoLita Multifamily Property contains 5,528 sq. ft. of ground floor commercial space. The Cut-off Date Loan / Unit and Balloon Loan / Unit values are calculated based on the 37 multifamily rental units.
(4)	In 2017, the borrower sponsor took two of the NoLita Multifamily Portfolio Properties (137 Thompson Street and 26 Prince Street) offline in order to gut renovate the buildings. The 137 Thompson Street was acquired in late 2017 and the 26 Prince Street Property was vacated in 2016 in anticipation of the renovation. As such, Historical NOI and Historical Occupancy are not available for those Properties and not applicable for the NoLita Multifamily Portfolio Properties.
(5)	The Most Recent Occupancy includes three units at the 137 Thompson Street Property that are still under renovation and master leased to an affiliate of the borrower sponsors. See “The Properties” herein.

 A-3-76

26 Prince Street, 29 Prince Street & 137 Thompson Street New York, NY 10012	Collateral Asset Summary – Loan No. 8 NoLita Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 52.1% 1.24x 6.6%

Portfolio Summary(1)
Property	City, State	Year Built/ Renovated(2)	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Units	Occupancy		U/W NOI
26 Prince Street	New York, NY	1910/2018	$12,000,000	37.5%	$22,000,000	16	100.0%		$781,568
29 Prince Street	New York, NY	2002/2018	$10,650,000	33.3%	$21,400,000	5	100.0%		$701,478
137 Thompson Street	New York, NY	1910/2018	$9,350,000	29.2%	$18,000,000	16	100.0	%(2)	$620,513
Total / Wtd. Avg.			$32,000,000	100.0%	$61,400,000	37	100.0%		$2,103,560
(1)	Information is based on the underwritten rent roll dated June 1, 2018.
(2)	The renovations at 137 Thompson Street are not yet complete. Three of the units are currently being renovated and are master leased to an affiliate of the borrower sponsors. At origination, the borrowers deposited $216,000 into a leasing reserve, which represents one year of rent for the three units currently under renovation. In addition, the three rent stabilized units at this building have not been renovated.

The Loan.    The NoLita Multifamily Portfolio loan (“NoLita Multifamily Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a portfolio of three multifamily properties located in New York, New York totaling 37 units (collectively, the “NoLita Multifamily Portfolio Properties”, each a “Property”). The NoLita Multifamily Portfolio Loan had an original principal balance of $32.0 million, has an outstanding principal balance as of the Cut-off Date of $32.0 million and accrues interest at a fixed rate of 5.2030% per annum. The NoLita Multifamily Portfolio Loan has a 120-month term and is interest only for the full term. The proceeds of the NoLita Multifamily Portfolio Loan were primarily used to repay existing debt of approximately $26.0 million, pay closing costs of approximately $0.5 million, fund reserves of approximately $0.6 million and return approximately $4.9 million in equity to the borrower sponsor. Based on the “As Is” appraised value of $61.4 million as of April 11, 2018, the Cut-off Date LTV Ratio for the NoLita Multifamily Portfolio Loan is 52.1%. The most recent prior financing of the 29 Prince Street Property (as defined below) was included in the COMM 2012-CCRE2 securitization. The most recent prior financings of the other NoLita Multifamily Portfolio Properties were not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$32,000,000	100.0%	Loan Payoff	$26,048,470	81.4%
			Closing Costs	$466,011	1.5%
			Reserves	$594,054	1.9%
			Return of Equity	$4,891,464	15.3%
Total Sources	$32,000,000	100.0%	Total Uses	$32,000,000	100.0%

The Borrowers / Borrower Sponsor.    The borrowers are Prince 26, LLC, 29 Prince Street Associates LLC and 137 Thompson Street LLC, each of which is a single purpose New York limited liability company structured to be bankruptcy-remote with one independent director in each organizational structure. The borrower sponsors and nonrecourse carve-out guarantors are Edmond Li and Jennifer Li, on a joint and several basis.

Edmond Li is the managing partner of Veracity Development (“Veracity”). Founded in 1994, Veracity has capitalized the development of over 275,000 sq. ft. of multifamily, hospitality, retail and luxury condominiums. Mr. Li has over 20 years of commercial real estate experience and specializes in the downtown New York City market with 12 additional multifamily/retail properties.

The Properties. The NoLita Multifamily Portfolio Properties consist of three mid-rise multifamily properties totaling 37 units and 5,528 sq. ft. of retail space located in the NoLita and SoHo neighborhoods of Manhattan. As of June 1, 2018, the NoLita Multifamily Portfolio Properties were 100.0% leased. A summary of each Property is below.

26 Prince Street (the “26 Prince Street Property”) is a five-story multifamily building, containing a total of 16 residential units and 2,250 sq. ft. of ground floor retail space. The 26 Prince Street Property was built in 1910 and most recently renovated in 2018 for approximately $2.073 million in order to convert the apartments from studio units to one bedroom units. Each unit features Bosch washer/dryers, a dishwasher, an oven/stove-top, a refrigerator and wood flooring. Based on the underwritten rent roll, the average monthly rent for one-bedroom units is approximately $3,569.

The retail space is leased to Deciem on a 10-year lease through August 2027. Founded in 2013, Deciem is a beauty company that owns and operates more than 10 brands with a portfolio of more than 50 products sold in more than 15 markets. Deciem currently operates in 1,500 sq. ft. at the 26 Prince Street Property and is expected to expand into the remaining 750 sq. ft. by fall 2018. Deciem is paying rent on the full 2,250 sq. ft. and has no termination options in connection with the buildout of the space.

29 Prince Street (the “29 Prince Street Property”) is a seven-story Class A multifamily building, containing a total of 5 two-bedroom units and 1,628 sq. ft. of ground floor retail space. The 29 Prince Street Property was built in 2002 and most recently renovated in 2018. Each unit features full floor apartments with private elevator access, stainless steel appliances (Viking ranges, Miele dishwashers and Sub-Zero refrigerators), wood flooring, a Bosch washer/dryer, a balcony and a fireplace.

 A-3-77

26 Prince Street, 29 Prince Street & 137 Thompson Street New York, NY 10012	Collateral Asset Summary – Loan No. 8 NoLita Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 52.1% 1.24x 6.6%

The retail space is leased to Cuyana on a five-year lease through October 2022. Founded in 2011, Cuyana is a high-end clothing brand and a predominantly online retailer. The 29 Prince Street Property serves as their New York City flagship location. Cuyana has two other brick and mortar store locations in Los Angeles and San Francisco.

137 Thompson Street (the “137 Thompson Street Property”) five-story multifamily building, containing a total of 16 residential units and two retail units totaling 1,650 sq. ft. The 137 Thompson Street Property was built in 1910 and most recently renovated in 2018 for approximately $1.08 million. The unit mix includes three studio apartments, four one-bedroom apartments, six two-bedroom apartments, one three-bedroom and two duplex apartments. The studio apartments are subject to rent stabilization. The other units are leased at market rent. Each unit (other than the studio apartments) features a Bosch washer/dryer, a dishwasher, an oven/stove-top, a refrigerator and wood flooring. The borrowers are currently renovating three of the market rent units and anticipate that the renovation will be completed by October 2018. In connection with the origination of the NoLita Multifamily Portfolio Loan, an affiliate of the borrowers signed master leases with the borrowers related to rent payments on each of the three units currently under renovation. Each master lease, guaranteed by Edmund Li, will terminate upon the earlier of (a) May 31, 2019 or (b) upon a new tenant taking occupancy and paying full rent on such unit. At origination, the borrowers deposited $216,000 into a leasing reserve, which represents one year of rent for the three units currently under renovation.

The retail space is leased to Thompson Nails (900 sq. ft.) through October 2019 and Floss & Swish Dentistry (750 sq. ft.) through March 2026. Thompson Nails has been in occupancy for over ten years and Floss & Swish Dentistry has been in occupancy since 2016.

The following table presents detailed information with respect to The NoLita Multifamily Portfolio Properties:

NoLita Multifamily Portfolio – Unit Mix(1)(2)
	26 Prince Street		29 Prince Street		137 Thompson Street(2)
Type	# of Units	Avg. Rent(5)	# of Units	Avg. Rent(5)	# of Units	Avg. Rent(5)
Studio(3)	0	$0	0	$0	3	$854
1 BR	16	$3,579	0	$0	4	$3,563
2 BR	0	$0	4	$9,500	6	$4,517
3 BR	0	$0	0	$0	1	$6,500
PH / Duplex(4)	0	$0	1	$17,500	2	$4,900
Total/Wtd. Avg. Residential	16	$3,579	5	$11,100	16	$3,764
Retail Sq. Ft./Rent PSF(5)	2,250	$213	1,628	$273	1,650	$126

(1)	Source: Appraisal
(2)	The borrowers are currently renovating three of the market rent units and anticipate that the renovation will be completed by October 2018. In connection with the origination of the NoLita Multifamily Portfolio Loan, an affiliate of the borrowers signed master leases with the borrowers related to rent payments on the three units currently under renovation.
(3)	Studio units are rent stabilized units.
(4)	The penthouse at 29 Prince Street is leased to an affiliate of the borrower sponsor.
(5)	Residential rents are shown as monthly rents. Retail rents are shown as annual rent PSF.

Environmental Matters. The Phase I environmental reports dated April 17, 2018 recommended no further action at The NoLita Multifamily Portfolio Properties other than the continued implementation of asbestos and lead based paint operations and maintenance plans at the 137 Thompson Street Property.

The Market. The NoLita Multifamily Portfolio Properties are situated in the NoLita and SoHo neighborhoods. The 26 Prince Street Property and the 29 Prince Street Property are located in NoLita and are bound by Mott Street to the west and Elizabeth Street to the east. The 137 Thompson Street Property is located in SoHo and is bound by West Houston Street to the north and Prince Street to the south. All of the NoLita Multifamily Portfolio Properties are within the SoHo/Tribeca/West Village multifamily submarket, which reported a multifamily vacancy rate of 5.5% and an average asking rent of $4,467 per unit as of fourth quarter of 2017. Over the past ten years, the submarket has had an average compound annual growth rate of 2.3% per year with an average vacancy rate of 3.5%.

Collectively, the NoLita Multifamily Portfolio Properties include 5,528 sq. ft. of ground floor retail. These spaces are situated within the SoHo retail submarket, which is a third of a square mile with over 300 stores. National retail tenants found within SoHo include Apple, Nike, Zara, H&M, Louis Vuitton, Chanel, Tiffany, Polo Ralph Lauren, The North Face and Patagonia. As of the first quarter of 2018, the SoHo retail submarket reported an average asking rent of $105.01 PSF with a vacancy rate of 4.5%. Over the past five years, the submarket has reported an average asking rent of $114.49 PSF with a vacancy rate of 3.1%.

 A-3-78

26 Prince Street, 29 Prince Street & 137 Thompson Street New York, NY 10012	Collateral Asset Summary – Loan No. 8 NoLita Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 52.1% 1.24x 6.6%

In determining market rent for The NoLita Multifamily Portfolio Properties, the appraiser identified comparable properties. The appraiser’s rent conclusions are identified in the table below.

Comparable Multifamily Properties(1)
	26 Prince Street		29 Prince Street		137 Thompson Street
Property Name	Actual Rent	Market Rent	Actual Rent	Market Rent	Actual Rent	Market Rent
Studio	NAP	NAP	NAP	NAP	$854	$875
One Bedroom	$3,579	$3,625	NAP	NAP	$3,563	$4,414
Two Bedroom	NAP	NAP	$9,500	$9,600	$4,517	$4,667
Penthouse / Duplex	NAP	NAP	$17,500	$17,700	$4,900	NAP
Retail	$213(2)	$215	$273(2)	$270	$224(2)	$220
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 1, 2018.

Cash Flow Analysis.

Cash Flow Analysis(1)
	Budget	U/W	U/W Per Unit
Base Rent(2)	$2,056,354	$2,048,554	$52,143
Gross Up Vacancy	0	0	52,143
Gross Potential Rent	$2,056,354	$2,048,554	$55,366
Total Other Income(3)	1,107,906	1,156,277	31,251
Less: Vacancy(4)	(34,034)	(119,270)	(3,224)
Effective Gross Income	$3,130,226	$3,085,561	$83,394
Total Variable Expenses	103,832	240,620	6,503
Total Fixed Expenses	744,839	741,381	20,037
Net Operating Income	$2,281,555	$2,103,560	$56,853
Capital Expenditures(5)	0	16,673	451
Net Cash Flow	$2,281,555	$2,086,886	$56,402
(1)	In 2017, the borrower sponsor took two of the NoLita Multifamily Portfolio Properties (137 Thompson Street and 26 Prince Street) offline in order to gut renovate the buildings. The 137 Thompson Street was acquired in late 2017 and the 26 Prince Street Property was vacated in 2016 in anticipation of the renovation. As such, Historical NOI and Historical Occupancy are not available for those Properties and not applicable for the NoLita Multifamily Portfolio Properties.
(2)	U/W Base Rent includes the rent under the master lease for the three units at the 137 Thompson Street Property and has been underwritten per the rent roll dated June 1, 2018 with rent steps for the retail spaces through October 2018.
(3)	Total Other Income represents commercial revenue.
(4)	Vacancy represents the appraiser’s conclusion of 3.0% economic vacancy.
(5)	Capital Expenditures includes $5,678 of tenant improvement and leasing commissions for the retail tenants.

Property Management.   The NoLita Multifamily Portfolio Properties are managed by Veracity Real Estate Management, Inc., an affiliate of the borrower sponsor.

Lockbox / Cash Management.     The NoLita Multifamily Portfolio Loan is structured with a springing soft lockbox and springing cash management which are required to be put in place upon the occurrence of a Cash Trap Period. During the occurrence and continuance of a Cash Trap Period, funds are required to be deposited in the lender controlled cash management account and all excess cash flow will be retained by the lender as additional security under the NoLita Multifamily Portfolio Loan.

A “Cash Trap Period” will occur (i) upon an event of default, (ii) upon the occurrence of any bankruptcy action of any of the borrowers, principal, guarantors or property manager, (iii) on the date the debt service coverage ratio (as calculated pursuant to the NoLita Multifamily Portfolio Loan documents) falls below 1.15x or (iv) on the date occupancy is less than 80.0%.

A Cash Trap Period may be cured with respect to a Cash Trap Period caused solely by (a) clause (i) above, the lender’s acceptance of a cure of the related event of default; (b) clause (ii) above, in the case of a bankruptcy action of the property manager only, the replacement of such manager with a qualified manager; (c) clause (iii) above, the debt service coverage ratio at the end of two consecutive calendar quarters is at least 1.25x; or (d) clause (iv) above, on the date occupancy is at least 80.0%.

Initial and Ongoing Reserves.

Tax Reserves. At loan origination, the borrowers deposited $355,000 into a tax reserve account. On a monthly basis, the borrowers are required to deposit 1/12 of the annual estimated real estate taxes, initially $59,250, into the tax reserve account.

 A-3-79

26 Prince Street, 29 Prince Street & 137 Thompson Street New York, NY 10012	Collateral Asset Summary – Loan No. 8 NoLita Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 52.1% 1.24x 6.6%

Insurance Reserves. At loan origination, the borrowers deposited $22,554 into an insurance reserve account. On a monthly basis, the borrowers are required to deposit 1/12 of the annual estimated insurance premiums, initially $2,506, into the insurance reserve account.

Replacement Reserve. On a monthly basis, the borrowers are required to deposit $1,071 into the replacement reserve account.

Leasing Reserve. At loan origination, the borrowers deposited $216,000 into a leasing reserve, which represents one year of rent for three residential units that are being renovated at the 137 Thompson Street Property.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

 A-3-80

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 A-3-81

97450 Overseas Highway Key Largo, FL 33037	Collateral Asset Summary – Loan No. 9 Playa Largo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 47.7% 1.64x 12.1%

 A-3-82

97450 Overseas Highway Key Largo, FL 33037	Collateral Asset Summary – Loan No. 9 Playa Largo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 47.7% 1.64x 12.1%

 A-3-83

97450 Overseas Highway Key Largo, FL 33037	Collateral Asset Summary – Loan No. 9 Playa Largo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 47.7% 1.64x 12.1%

Mortgage Loan Information
Loan Seller:	SMF II
Loan Purpose:	Refinance
Borrower Sponsors(1):	Lance T. Shaner; Lance T. Shaner, as trustee of Lance T. Shaner Revocable Trust Dated December 5, 2012 and Prime Hospitality Group, LLC
Borrower:	Playa Largo Hospitality PLHT, LLC, as Trustee of the Key Largo Hospitality Land Trust
Original Balance(2):	$30,000,000
Cut-off Date Balance(2):	$30,000,000
% by Initial UPB:	4.2%
Interest Rate:	5.14400%
Payment Date:	6th of each month
First Payment Date:	July 6, 2018
Maturity Date:	June 6, 2028
Amortization:	Interest Only for first 24 months; 360 months thereafter
Additional Debt(2):	$60,000,000 Pari Passu Debt
Call Protection(3):	L(26), D(90), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$286,979	$35,872
Insurance:	$44,902	$19,747
FF&E:	$0	$98,841

Financial Information(5)
Cut-off Date Balance / Room:	$505,618
Balloon Balance / Room:	$439,076
Cut-off Date LTV:	47.7%
Balloon LTV:	41.4%
Underwritten NOI DSCR(6):	1.84x
Underwritten NCF DSCR(6):	1.64x
Underwritten NOI Debt Yield:	12.1%
Underwritten NCF Debt Yield:	10.7%
Underwritten NOI Debt Yield at Balloon:	13.9%
Underwritten NCF Debt Yield at Balloon:	12.4%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Key Largo, FL
Year Built / Renovated:	2016 / NAP
Total Rooms:	178
Property Management:	Shaner Hotel Holdings Limited Partnership
Underwritten NOI:	$10,857,106
Underwritten NCF:	$9,671,009
Appraised Value:	$188,600,000
Appraisal Date:	March 28, 2018

Historical NOI(7)
Most Recent NOI:	$10,734,454 (T-12 April 30, 2018)
2017 NOI:	$9,185,692 (December 31, 2017)
2016 NOI:	NAV
2015 NOI:	NAV

Historical Occupancy(8)
Most Recent Occupancy:	79.3% (April 30, 2018)
2017 Occupancy:	78.0% (December 31, 2017)
2016 Occupancy:	NAV
2015 Occupancy:	NAV

(1)	Prime Hospitality Group, LLC is also the borrower sponsor of the mortgage loan identified on the Annex A-1 to the Prospectus as Homestead TownePlace Suites, which is expected to be sold to the CD 2018-CD7 trust by GACC and has a Cut-off Date Balance of $14.0 million.

(2)	The Original Balance of $30,000,000 and Cut-off Date Balance of $30,000,000 represent the non-controlling Notes A-2 and A-3 which, together with the pari passu Notes A-1, A-4, A-5 and A-6 with an original aggregate principal balance of $60,000,000, comprise the Playa Largo Whole Loan (as defined below) with an aggregate original principal balance of $90,000,000. For additional information regarding the pari passu notes, see “The Loan” herein.

(3)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of July 6, 2018. Defeasance of the $90.0 million Playa Largo Whole Loan is permitted after the date that is the earlier to occur of (i) May 17, 2021 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 26 payments is based on the expected CD 2018-CD7 securitization closing date in August 2018. The actual lockout period may be longer.

(4)	See “Initial and Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield and Balance / Room calculations are based on the aggregate Playa Largo Whole Loan.

(6)	DSCR is calculated based on the Playa Largo Whole Loan’s amortizing debt service payments. Based on the initial interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are equal to 2.31x and 2.06x, respectively.

(7)	Most Recent NOI and 2017 NOI were adjusted to reflect a normalized September 2017, as the Playa Largo Property (as defined below) was affected by Hurricane Irma. The adjusted September 2017 revenue represents 80.7% of the October 2017 revenue based on September and October 2016 competitive set RevPAR ratios. September 2017 expenses were adjusted based on October 2017 expense ratios. Unadjusted 2017 NOI and Most Recent NOI is $8,681,114 and $10,410,704, respectively. 2015 NOI and 2016 NOI are not available because the Playa Largo Property was built in August 2016.

(8)	There were a total of 62,127 available room nights in 2017 as 30 rooms were added to the Playa Largo Property in May 2017. 2015 Occupancy and 2016 Occupancy are not available because the Playa Largo Property was built in 2016.

 A-3-84

97450 Overseas Highway Key Largo, FL 33037	Collateral Asset Summary – Loan No. 9 Playa Largo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 47.7% 1.64x 12.1%

Historical Occupancy, ADR, RevPAR(1)
	Playa Largo Property(3)(4)			Competitive Set(5)			Penetration Factor(6)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015(2)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2016(2)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2017	78.0%	$347.42	$271.12	71.4%	$376.21	$268.55	109.2%	92.3%	101.0%
T-12 April 2018	79.3%	$363.60	$288.42	72.7%	$377.84	$274.61	109.1%	96.2%	105.0%
(1)	The variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Playa Largo Property are attributable to variances in reporting methodologies and/or timing differences. The competitive set used is the same competitive set identified in the Primary Competitive Set table below.

(2)	2015 and 2016 information is not available because the Playa Largo Property was built in 2016.

(3)	T-12 April 2018 NOI and 2017 NOI were adjusted to reflect a normalized September 2017, as the Playa Largo Property was affected by Hurricane Irma. The adjusted September 2017 revenue represents 80.7% of the October 2017 revenue based on September and October 2016 competitive set RevPAR ratios. September 2017 expenses were adjusted based on October 2017 expense ratios. Unadjusted 2017 NOI and T-12 April 2018 NOI is $8,681,114 and $10,410,704, respectively.

(4)	There were a total of 62,127 available room nights in 2017 as 30 rooms were added to the Playa Largo Property in May 2017.

Occupancy, ADR and RevPAR for the Playa Largo Property are based on operating statements provided by the borrower.

(5)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third party hospitality research report.

(6)	Penetration Factor is calculated based on operating statements provided by the borrower and competitive set data provided by a third party hospitality research report.

The Loan.   The Playa Largo loan (the “Playa Largo Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 178-room, full service hotel located in Key Largo, Florida (the “Playa Largo Property”). The Playa Largo Loan is evidenced by the non-controlling Note A-2 and Note A-3, with an aggregate Cut-off Date Balance of $30.0 million, and is part of a $90.0 million whole loan that is evidenced by six promissory notes (the “Playa Largo Whole Loan”). The table below summarizes the promissory notes, of which the controlling Note A-1 was contributed to the MSC 2018-H3 mortgage trust. The remaining notes are expected to be contributed to one or more future securitization transactions or otherwise transferred at any time. Only the Playa Largo Loan will be included in the CD 2018-CD7 mortgage trust.

The relationship between the holders of the Playa Largo Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$35,000,000	$35,000,000	MSC 2018-H3	Yes
A-2, A-3	30,000,000	30,000,000	CD 2018-CD7	No
A-4, A-5, A-6	25,000,000	25,000,000	SMF II	No
Total	$90,000,000	$90,000,000

The Playa Largo Whole Loan has a 10-year term and, following a two-year interest-only period, amortizes on a 30-year schedule, a Cut-off Date Balance of $90.0 million and accrues interest at a fixed rate equal to 5.1440%. The Playa Largo Whole Loan proceeds were used to repay existing debt of approximately $45.8 million, fund upfront reserves of approximately $331,881, pay approximately $2.8 million in closing costs and return approximately $41.1 million of equity to the borrower sponsor. Based on the “As-Is” appraised value of $188.6 million as of March 28, 2018, the Cut-off Date LTV ratio is 47.7%. The most recent prior financing of the Playa Largo Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$90,000,000	100.0%	Loan Payoff	$45,813,744	50.9%
			Reserves	$331,881	0.4%
			Closing Costs	$2,758,073	3.1%
			Return of Equity	$41,096,303	45.7%
Total Sources	$90,000,000	100.0%	Total Uses	$90,000,000	100.0%

The Borrower / Borrower Sponsors.  The borrower is Playa Largo Hospitality PLHT, LLC, a Delaware limited-liability company, as trustee of the Key Largo Hospitality Land Trust, a land trust established pursuant to the Florida Land Trust Act. The non-recourse carve-out guarantors for the Playa Largo Whole Loan are Lance T. Shaner, Lance T. Shaner, as trustee of Lance T. Shaner Revocable Trust dated December 5, 2012 (together, the “Shaner Guarantor”) and Prime Hospitality Group, LLC (the “Prime Hospitality Guarantor”). Lance T. Shaner is the chairman and chief executive officer of Shaner Hotel Group. Mr. Shaner has more than 45 years of experience in owning and operating hotel and resort facilities. Mr. Shaner is responsible for new development and redevelopment of more than 75 hotel projects, with brand affiliations such as Marriott, Hilton and IHG. Shaner Hotel Group was founded in 1976 by Lance T. Shaner and his brother Fred Shaner. Shaner Hotel Group is a full-service hospitality operator and management company focusing on hotel development, operational controls, marketing, revenue management and financial reporting. The firm’s existing portfolio consists of 55 hotels, including

 A-3-85

97450 Overseas Highway Key Largo, FL 33037	Collateral Asset Summary – Loan No. 9 Playa Largo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 47.7% 1.64x 12.1%

43 Marriott flags, three Hilton flags, three IHG flags, two Choice flags and four independent hotels. Eighteen of the firm’s hotels are located in Florida. Additionally, three Shaner hotels were ranked in the top ten in a 2017 magazine survey including the Playa Largo Property, the French Leave Resort and Renaissance Tuscany II Ciocco Resort in Ciocco, Italy.

Prime Hospitality Group is the hotel division for Prime Group. Prime Group focuses on the investment, development, construction and management of multifamily residential, commercial, office and hospitality properties. Prime Hospitality Group owns multiple branded hotels including those flagged by Marriott, Hilton and IHG. The firm’s existing portfolio consists of 34 properties and includes 14 hotels, which are all located in Florida. Larry Abbo is the chief executive officer of Prime Group, which was founded in 1987 and is headquartered in Hollywood, Florida.

The Shaner Guarantor and the Prime Hospitality Guarantor are severally but not jointly liable for the recourse obligations split on a 50%/50% basis. The Lance T. Shaner Revocable Trust, of which Lance T. Shaner is the sole trustee, owns a 10% interest in the borrower. Prime Hospitality Group, LLC does not have an ownership interest in the borrower; however, Prime Hospitality Group II, LLC, which has the same ownership as Prime Hospitality Group, LLC, owns 50% of the borrower.

The Property. The Playa Largo Property is comprised of a central hotel structure that is three stories tall and includes three guestroom wings. The hotel room types include standard and suite-style guestroom configurations. Additionally, the Playa Largo Property has ten detached, two-story bungalow units and a two-story beach house on the south side of the resort grounds with a private pool and frontage on the beach. An additional two-story building on the northwest portion of the Playa Largo Property along the beach contains the Sol by the Sea restaurant and the boating and activity rentals office. The meeting space is generally located on the north and eastern sides of the main building. The Playa Largo Property features a guarded gated entrance. The Playa Largo Property opened in August 2016 with 148 available rooms. Thirty additional rooms (which include the bungalows) were added in May 2017, with the Playa Largo Property being fully completed in May 2017. The Playa Largo Property has three full-service restaurants along with a poolside tiki bar. Amenities at the Playa Largo Property include a fitness center, two pools, a Jacuzzi, a bocce ball court, two tennis courts, a basketball court, a children’s center and a beach activity rental office. Additionally, the Playa Largo Property has 14 beachfront acres. The Playa Largo Property features an ocean spa with full-service salon, private cabanas, fire pits and watersports programs, including paddle boards, kayaks, snorkeling, diving, boating and ocean excursions. Other features of the Playa Largo Property include a private boat launch and marina with 16 slips, the Tavernier Ballroom with more than 6,879 sq. ft. of flexible event space and private event courtyards. The Playa Largo Property contains 178 parking spaces, resulting in a parking ratio of 1.0 spaces per room.

According to the appraisal, the demand segmentation for the Playa Largo Property is 10% commercial, 65% leisure, and 25% meeting and group. The hotel franchise agreement with Marriott International, Inc. expires on August 31, 2041.

Environmental Matters. The Phase I environmental report dated April 13, 2018 recommended no further action at the Playa Largo Property.

The Market. The Playa Largo Property is located at 97450 Overseas Highway, approximately 60 miles south of Miami International Airport, and within Monroe County, which has a population of approximately 77,013. Key Largo, the northernmost of the Florida Keys, is located in the Upper Keys, which are home to many scuba diving and snorkeling locations including the John Pennekamp Coral Reef Park in Key Largo. The coral reef formations in the Florida Keys are the only coral reef formations in the continental United States and are a significant attraction for visitors. Other popular activities and attractions include paddle boarding, water skiing, jet skiing, parasailing, kayaking and festivals. Hotel demand is primarily generated by a heavy concentration of group and leisure travelers.

 A-3-86

97450 Overseas Highway Key Largo, FL 33037	Collateral Asset Summary – Loan No. 9 Playa Largo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 47.7% 1.64x 12.1%

The primary competitive set for the Playa Largo Property consists of six hotels, ranging in size from 103 to 440 rooms as presented in the table below:

Primary Competitive Set(1)
Property	Location	Rooms	Year Opened	TTM Occupancy(2)	Estimated TTM ADR(2)	Estimated TTM RevPAR(2)
Playa Largo Property	Key Largo, FL	178	2016	79.3%	$363.60	$288.42
Hyatt Key West Resort and Spa	Key West, FL	120	1988	90%-95%	$380-$390	$340-$350
Waldorf Astoria Casa Marina Resort	Key West, FL	311	1921	75%-80%	$375-$385	$290-$300
Key Largo Bay Marriott Beach Resort	Key Largo, FL	153	1993	75%-80%	$270-$280	$200-$210
Margaritaville Key West Resort & Marina	Key West, FL	178	1996	75%-80%	$360-$370	$285-$295
Ritz Carlton Key Biscayne	Miami, FL	440	2001	55%-60%	$425-$435	$235-$245
Tranquility Bay Beachfront Hotel & Resort	Marathon, FL	103	2005	85%-90%	$345-$355	$295-$305

(1)	Source: Appraisal.

(2)	TTM Occupancy, Estimated TTM ADR and Estimated TTM RevPAR for the Playa Largo Property is as of April 30, 2018. TTM Occupancy, Estimated TTM ADR and Estimated TTM RevPAR for the competitive properties are from the appraisal and estimates as of February 28, 2018.

The appraisal determined competitive set demand segmentation was 13% commercial, 32% meeting and group and 57% leisure excluding the Playa Largo Property. The demand segmentation for the competitive set as of year-end 2017 are presented in the table below:

Demand Segmentation(1)
Property	Rooms	Commercial	Meeting & Group	Leisure
Playa Largo Property	178	10%	25%	65%
Hyatt Key West Resort and Spa	120	15%	10%	75%
Waldorf Astoria Casa Marina Resort	311	10%	30%	60%
Key Largo Bay Marriott Beach Resort	153	15%	25%	60%
Margaritaville Key West Resort & Marina	178	25%	20%	65%
Ritz Carlton Key Biscayne	440	10%	50%	40%
Tranquility Bay Beachfront Hotel & Resort	103	10%	15%	75%
Total / Wtd. Avg.(2)	1,305	13%	32%	57%
(1)	Source: Appraisal.

(2)	Total / Wtd. Avg. excludes the Playa Largo Property.

 A-3-87

97450 Overseas Highway Key Largo, FL 33037	Collateral Asset Summary – Loan No. 9 Playa Largo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 47.7% 1.64x 12.1%

Cash Flow Analysis.

Cash Flow Analysis
	2017(1)	T-12 4/30/2018(1)	U/W	U/W per Room(2)
Occupancy	78.0%	79.3%	79.3%
ADR	$347.42	$363.60	$363.60
RevPAR	$271.12	$288.42	$288.42

Room Revenue	$16,844,069	$18,738,968	$18,738,968	$105,275
F&B Revenue	7,653,762	8,027,172	8,027,172	45,096
Other Revenue(3)	2,600,703	2,886,287	2,886,287	16,215
Total Revenue	$27,098,534	$29,652,427	$29,652,427	$166,587
Operating Expenses	10,321,851	10,945,191	10,945,191	61,490
Undistributed Expenses	5,990,254	6,299,996	6,299,996	35,393
Gross Operating Profit	$10,786,429	$12,407,240	$12,407,240	$69,704
Management Fee	807,855	895,236	895,236	5,029
Property Taxes	544,626	508,258	417,930	2,348
Property Insurance	248,256	269,292	236,968	1,331
Net Operating Income	$9,185,692	$10,734,454	$10,857,106	$60,995
FF&E Expenses	0	0	1,186,097	6,663
Net Cash Flow	$9,185,692	$10,734,454	$9,671,009	$54,332

(1)	2017 and T-12 4/30/2018 cash flows were adjusted to reflect a normalized September 2017, as the Playa Largo Property was affected by Hurricane Irma. The adjusted September 2017 revenue represents 80.7% of the October 2017 revenue based on September and October 2016 competitive set RevPAR ratios. September 2017 expenses were adjusted based on October 2017 expense ratios. Unadjusted 2017 and 4/30/2018 TTM Net Operating Income is $8,681,114 and $10,410,704, respectively. Additionally, there were a total of 62,127 available room nights in 2017 as 30 rooms were added to the Playa Largo Property in May 2017. The T-12 4/30/2018 and U/W cash flow represents 64,970 room nights.

(2)	Based on 178 rooms.

(3)	Other Revenue includes resort fees, spa, marina, tennis and retail income.

Property Management.    The Playa Largo Property is managed by Shaner Hotel Holdings Limited Partnership, a Delaware limited partnership and borrower sponsor related manager.

Lockbox / Cash Management.    The Playa Largo Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to send instruction letters to each credit card company with which the borrower or manager has entered into merchant’s agreements, directing such companies (other than DFS Services, LLC) to deposit all receipts and payments into the lockbox account. Following the occurrence of a Trigger Event, all sums on deposit in the restricted account will be transferred to an account designated and controlled by the lender (the “Cash Management Account”), from which the monthly payments required under the loan documents will be made and (i) absent the existence of a Cash Sweep Event (as defined below), any remaining amounts on deposit in the Cash Management Account, will be disbursed to the borrower and (ii) during the existence of a Cash Sweep Event, any excess cash will be held by the lender as additional security for the Playa Largo Whole Loan.

A “Trigger Event” will commence upon (i) the occurrence of an event of default under the Playa Largo Whole Loan, (ii) the amortizing debt service coverage ratio, calculated based on the trailing 12 calendar months, being less than 1.30x (a “DSCR Trigger Event”), (iii) the date that (a) the borrower or Playa Largo franchisor gives notice of its intention to terminate the franchise agreement or (b) the borrower or Playa Largo franchisor terminates the franchise agreement, (iv) the occurrence of an event of default under the Playa Largo franchise agreement which default permits the Playa Largo franchisor to cancel or terminate the franchise agreement or (v) the expiration of the franchise agreement.

 A-3-88

97450 Overseas Highway Key Largo, FL 33037	Collateral Asset Summary – Loan No. 9 Playa Largo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 47.7% 1.64x 12.1%

A “Cash Sweep Event” will commence upon (i) the occurrence of an event of default under the Playa Largo Whole Loan and continue until the cure (if applicable) and the lender’s acceptance of such cure in its sole and absolute discretion of such event of default, (ii) the amortizing debt service coverage ratio, calculated based on the trailing 12 calendar months, being less than 1.15x (a “DSCR Cash Sweep Event”) and continue until the amortizing debt service coverage ratio, calculated based on the trailing 12 calendar months, for two consecutive calendar quarters thereafter is equal to or greater than 1.25x, (iii) the date that (a) the borrower or Playa Largo franchisor gives notice of its intention to terminate the franchise agreement or (b) borrower or Playa Largo franchisor terminates the franchise agreement, and continue until (x) with respect to (a) above, the Playa Largo franchisor or the borrower withdraws notice of its intention to terminate the franchise agreement and acceptance of such cure by franchisor evidenced by a written statement or (y) with respect to (a) and (b) above, the date a replacement franchise agreement in form and substance reasonably acceptable to the lender has been entered into with a franchisor approved by the lender and the lender has received a comfort letter from such replacement franchisor, (iv) the occurrence of an event of default under the Playa Largo franchise agreement which default permits the Playa Largo franchisor to cancel or terminate the franchise agreement, and continue until (a) the cure of the event of default under the franchise agreement or (b) the date a replacement franchise agreement in form and substance reasonably acceptable to the lender has been entered into with a franchisor approved by the lender and the lender has received a comfort letter from such replacement franchisor or (v) the expiration of the franchise agreement and continue until the date a replacement franchise agreement in form and substance reasonably acceptable to the lender has been entered into with a franchisor approved by the lender.

In the event of the occurrence of what would otherwise constitute a DSCR Cash Sweep Event or a DSCR Trigger Event, the borrower will have the option of depositing an amount with the lender which, when added to the Playa Largo Property’s net operating income for any applicable calendar quarter, would result in the debt service coverage ratio being equal to or greater than 1.30x or 1.15x, as applicable, in which case, no DSCR Cash Sweep Event or DSCR Trigger Event, as applicable, will be deemed to exist. The borrower will only be permitted to make such deposit for four consecutive calendar quarters, and the borrower will not be permitted to exercise its right to avoid a DSCR Cash Sweep Event or a DSCR Trigger Event in this manner more than two times during the loan term.

Initial and Ongoing Reserves. At loan origination, the borrower deposited (i) approximately $286,979 for real estate taxes and (ii) approximately $44,902 for insurance premiums.

Tax Reserve.  The borrower is required to make monthly deposits into the real estate tax reserve in the amount of 1/12 of annual estimated real estate taxes, which currently equates to $35,872.

Insurance Reserve. The borrower is required to make monthly deposits into the insurance reserve account in the amount of 1/12 of the annual insurance premiums, which currently equates to $19,747.

FF&E Reserve. The borrower is required to make monthly deposits equal to the greater of (i) one-twelfth of 4.0% of annual gross income from operations into the FF&E reserve account and (ii) the amount required under the franchise agreement for FF&E work, which currently equates to $98,841.

Current Mezzanine or Subordinate Indebtedness.  There is an outstanding “key money” loan from the franchisor to the borrower of the Playa Largo Property, in the original aggregate amount of $1,500,000 (the “Key Money Debt”), which is unsecured and amortizes through August 31, 2041, the expiration date of the franchise agreement. The outstanding amount of the Key Money Debt as of May 17, 2018, was $1,400,000.  If the franchise agreement is terminated or expires at any time prior to the expiration date of the franchise agreement, the borrower will be required to repay the franchisor concurrently with such termination an amount equal to the product of $5,000 and the number of months from the date of such termination to August 31, 2041. The Playa Largo Loan documents provide that the borrower and the related guarantors are subject to recourse liability for any losses arising in connection with the borrower’s failure to repay the Key Money Debt.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

Partial Releases. None.

 A-3-89

Various	Collateral Asset Summary – Loan No. 10 Alabama Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,429,674 52.6% 2.02x 17.2%

 A-3-90

Various	Collateral Asset Summary – Loan No. 10 Alabama Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,429,674 52.6% 2.02x 17.2%

 A-3-91

Various	Collateral Asset Summary – Loan No. 10 Alabama Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,429,674 52.6% 2.02x 17.2%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Sponsor:	Chiman S. Patel
Borrowers:	Hari Hospitality, LLC; Tuscaloosa Hotel Partners I LLC
Original Balance:	$28,500,000
Cut-off Date Balance:	$28,429,674
% by Initial UPB:	4.0%
Interest Rate:	4.4500%
Payment Date:	6th of each month
First Payment Date:	August 6, 2018
Maturity Date:	July 6, 2028
Amortization:	240 months
Additional Debt:	None
Call Protection(1):	L(25), D(91), O(4)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$305,284	$43,612
Insurance:	$0	Springing
FF&E:	$0	$22,560
PIP:	$0	Springing

Financial Information(3)
Cut-off Date Balance / Room:	$93,519
Balloon Balance / Room:	$57,770
Cut-off Date LTV:	52.6%
Balloon LTV:	32.5%
Underwritten NOI DSCR:	2.27x
Underwritten NCF DSCR:	2.02x
Underwritten NOI Debt Yield:	17.2%
Underwritten NCF Debt Yield:	15.3%
Underwritten NOI Debt Yield at Balloon:	27.9%
Underwritten NCF Debt Yield at Balloon:	24.8%

Property Information
Single Asset / Portfolio:	Portfolio of two properties
Property Type:	Hospitality
Collateral:	Fee Simple
Location:	Various, AL
Year Built / Renovated:	Various / NAP
Total Rooms:	304
Property Management:	Kana Hotels, Inc.
Underwritten NOI(3):	$4,891,656
Underwritten NCF(3):	$4,350,223
Appraised Value(3):	$54,000,000
Appraisal Date:	June 5, 2018

Historical NOI(3)
Most Recent NOI:	$4,916,184 (T-12 May 31, 2018)
2017 NOI:	$4,507,494 (December 31, 2017)
2016 NOI:	$4,123,788 (December 31, 2016)
2015 NOI(4):	$3,017,836 (December 31, 2015)

Historical Occupancy(3)
Most Recent Occupancy:	76.6% (May 31, 2018)
2017 Occupancy:	74.6% (December 31, 2017)
2016 Occupancy:	68.5% (December 31, 2016)
2015 Occupancy(4):	61.6% (December 31, 2015)
(1)	Partial release is permitted. See “Partial Release” herein.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.

(3)	Underwritten NOI, Underwritten NCF, Appraised Value, Historical NOI, Historical Occupancy and Financial Information are based on the aggregate of the two hospitality properties that comprise the Alabama Hotel Portfolio Properties.

(4)	The Springhill Suites-Tuscaloosa Property was constructed in 2015. As such, 2015 NOI and 2015 Occupancy information only represents operations from the Embassy Suites-Birmingham Property.

 A-3-92

Various	Collateral Asset Summary – Loan No. 10 Alabama Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,429,674 52.6% 2.02x 17.2%

Portfolio Summary
Property Name	Rooms	Property Sub-Type	Year Built/ Renovated	Franchise	Allocated Loan Amount ($)	% of Allocated Loan Amount	UW NCF	Appraised Value
Embassy Suites-Birmingham	208	Full Service	2010 / NAP	Hilton(1)	$20,000,000	70.2%	$2,818,331	$36,500,000
Springhill Suites-Tuscaloosa	96	Limited Service	2015 / NAP	Marriott(2)	$8,500,000	29.8%	$1,531,892	$17,500,000
Total	304				$28,500,00	100.0%	$4,350,223	$54,000,000

(1)	The Embassy Suites-Birmingham Property has a franchise agreement with HLT Existing Franchise Holding LLC, a subsidiary of Hilton Hotels Corporation, which expires on August 21, 2028.

(2)	The Springhill Suites-Tuscaloosa Property has a franchise agreement with Marriott International, Inc. which expires on July 21, 2035.

The Loan.    The Alabama Hotel Portfolio mortgage loan (the “Alabama Hotel Portfolio Loan”) is a fixed rate loan secured by the borrowers’ fee simple interests in two hotels containing an aggregate of 304 rooms (the “Alabama Hotel Portfolio Properties”, and each, an “Alabama Hotel Portfolio Property”) located in Birmingham, Alabama (the “Embassy Suites-Birmingham Property”) and Tuscaloosa, Alabama (the “Springhill Suites-Tuscaloosa Property”).

The Alabama Hotel Portfolio Loan, with an original principal balance of $28.5 million, has a 10-year term and amortizes on a 20-year schedule. The Alabama Hotel Portfolio Loan accrues interest at a fixed rate equal to 4.4500% per annum. The Alabama Hotel Portfolio Loan proceeds were used to retire existing debt of approximately $28.0 million, fund approximately $0.3 million in upfront reserves and pay closing costs of approximately $0.4 million. The Cut-off Date LTV and Balloon LTV of 52.6% and 32.5%, respectively, are calculated based on the aggregate “As Is” appraised value as of June 5, 2018 of $54.0 million for the Alabama Hotel Portfolio Properties. The most recent prior financing of the Embassy Suites-Birmingham Property was included in the JPMBB 2013-C14 securitization and the most recent prior financing of the Springhill Suites-Tuscaloosa Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$28,500,000	99.4%	Loan Payoff	$27,993,641	97.6%
Borrower Sponsor Equity	$174,438	0.6%	Closing Costs	$375,513	1.3%
			Reserves	$305,284	1.1%
Total Sources	$28,674,438	100.0%	Total Uses	$28,674,438	100.0%

The Borrowers / Borrower Sponsor.    The borrowers are Hari Hospitality, LLC and Tuscaloosa Hotel Partners I LLC (each, an “Alabama Hotel Portfolio Borrower” and together, the “Alabama Hotel Portfolio Borrowers”), each structured to be bankruptcy-remote.

The sponsor of the Alabama Hotel Portfolio Borrowers and non-recourse carveout guarantor for the Alabama Hotel Portfolio Loan is Chiman S. Patel. Chiman S. Patel founded HP Hotels, Inc. in 2002, and has over four decades of experience in the hospitality industry, having worked with the management, ownership and development of hotels since 1975. Chiman S. Patel currently has an equity ownership interest in six hotels located in Alabama and Ohio under franchise agreements with the Marriott, Hilton, and IHG brands.

The Properties. The Alabama Hotel Portfolio Properties consist of two hotels containing an aggregate of 304 rooms. The hotels are both located in Alabama, with the Embassy Suites-Birmingham Property located in Birmingham and the Springhill Suites-Tuscaloosa Property located in Tuscaloosa.

The Embassy Suites-Birmingham Property is a 208 room full-service hotel located approximately 15 miles southeast from downtown Birmingham, Alabama. The property was built by the sponsor in 2010. Amenities at the Embassy Suites-Birmingham Property include Hoover Grille restaurant, approximately 11,590 SF of meeting space, a heated indoor pool, a fitness center, guest laundry facilities, a business center and complimentary breakfast. The hotel's 11,590 SF of meeting space is spread amongst three rooms, the largest of which is the 9,920 SF River Ballroom. The guest room configuration consists of 132 king-sized bed rooms, 59 rooms with two queen-sized beds and eight rooms with two separate bedrooms and nine American with Disabilities Act compliant rooms. The Embassy Suites-Birmingham Property has a franchise agreement with HLT Existing Franchise Holding LLC, a subsidiary of Hilton Hotels Corporation, which expires on August 21, 2028. According to a May 2018 hospitality research report, the Embassy Suites-Birmingham Property had a 77.3% occupancy rate, $138.35 ADR and a RevPAR penetration factor of 134.9%. The property’s 134.9% RevPAR penetration factor makes it first among its competitive set identified by the May 2018 hospitality research report. Top corporate accounts at the Embassy Suites-Birmingham Property include Johnson Controls, Daimler, Regions Financial Corp., AT&T, Lhoist, and BioHorizons.

The Springhill Suites-Tuscaloosa Property is a 96 room limited-service hotel located approximately 3.7 miles from the University of Alabama. The property was built by the sponsor in 2015 operates under a franchise agreement with Springhill Suites by Hilton through 2035. Property amenities include 367 SF of meeting space, an outdoor pool, a fitness center, guest laundry facilities, a business center and complimentary breakfast. The guest room configuration consists of 56 king bed rooms and 40 rooms with two queen beds. According to a May 2018 hospitality research report, the Embassy Suites-Birmingham Property had a 75.2% occupancy rate, $132.58 ADR and a RevPAR penetration factor of 141.7%. The property’s 141.7% RevPAR penetration factor makes it first among its competitive set identified

 A-3-93

Various	Collateral Asset Summary – Loan No. 10 Alabama Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,429,674 52.6% 2.02x 17.2%

by the May 2018 hospitality research report. Top corporate accounts at the Springhill Suites-Tuscaloosa Property include University of Alabama, Mercedes Benz, Brose, Michelin, Johnson Controls, and Phifer Incorporated.

Environmental Matters.    The Phase I environmental reports, dated June 4, 2018, for the Embassy Suites-Birmingham and Springhill Suites-Tuscaloosa, each recommended no further action at the applicable Alabama Hotel Portfolio Property.

The Market. The Embassy Suites-Birmingham Property is located within Jefferson County, approximately 15 miles southeast from downtown Birmingham, Alabama. According to the Birmingham Chamber of Commerce, University of Alabama at Birmingham, Regions Financial Corp., AT&T, Honda, Mercedes-Benz, Blue Cross Blue Shield of Alabama and Alabama Power, all ranked in the top 10 employers of the Birmingham Metro area. The University of Alabama at Birmingham is located approximately two miles from the Embassy Suites-Birmingham Property, with Stamford University, and Birmingham Southern College also being located within Birmingham. Founded in 1969, the University of Alabama at Birmingham had an estimated student population of 19,500 students, consisting of approximately 12,400 undergraduate students, 6,000 graduate students, and 1,100 medical students as of 2017. An additional demand driver in the area is the upscale shopping mall, known as The Galleria, which is located approximately one-half mile northwest of the Embassy Suites-Birmingham Property. The Galleria is Alabama’s largest enclosed shopping center, with a total area of nearly 1.6 million sq. ft. The Galleria currently contains over 200 stores and is anchored by JCPenney, Belk, Macy’s, and Von Maur.

According to the appraisal, the Embassy Suites-Birmingham Property’s estimated demand segmentation is approximately 60.0% commercial, 25.0% meeting & group and 15.0% leisure. The appraiser noted that there are no new hotels expected to enter the immediate area in the near future that are considered to be directly competitive to the Embassy Suites-Birmingham Property.

According to December 2017 and May 2018 hospitality reports, the Embassy Suites-Birmingham Property competes with six other hotels. The respective performance relative to the competitive set is illustrated below.

Historical Occupancy, ADR, RevPAR
	Embassy Suites-Birmingham			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015(1)	71.2%	$135.07	$96.17	64.5%	$121.37	$78.22	110.5%	111.3%	122.9%
2016(1)	71.3%	$131.50	$93.76	68.0%	$117.48	$79.84	104.9%	111.9%	117.4%
2017(1)	76.2%	$134.55	$102.56	67.0%	$119.76	$80.20	113.8%	112.3%	127.9%
T-12 May 2018(2)	77.3%	$138.35	$106.88	65.4%	$121.08	$79.22	118.1%	114.3%	134.9%
(1)	Source: December 2017 hospitality research report.

(2)	Source: May 2018 hospitality research report.

The Springhill Suites-Tuscaloosa Property is located in Tuscaloosa, Alabama within Tuscaloosa County. Tuscaloosa is located in central Alabama, approximately 55 miles southwest of Birmingham. According to the Tuscaloosa County Industrial Development Authority, as of the first quarter of 2018, the top five employers in the Tuscaloosa County included The University of Alabama, Mercedes-Benz U.S. International, DCH Regional Medical Center, the Tuscaloosa County Board of Education and the Tuscaloosa City Board of Education. The University of Alabama is one of the primary demand generators in the area with a student enrollment of approximately 39,000. The university brings in traveling families, sports teams, prospective students and adjunct professors and is the primary developer in the area bringing in numerous construction and consulting contractors.

Mercedes-Benz U.S. International Inc. is the manufacturing home for Mercedes Benz’s M, R and GL Class sport utility vehicles in North America. The plant began operations in 1997 and is located less than 20 miles east of downtown Tuscaloosa. Mercedes-Benz has invested over $4.5 billion into its Alabama plant. In September 2015, Mercedes-Benz U.S. International Inc. announced Project Gateway, a $1.3 billion, 1.3 million sq. ft. expansion of its assembly plant in Tuscaloosa County. The project is scheduled for completion in 2020 and will add 600 new full-time jobs, bringing the total workforce at the Alabama plant to 3,800 employees. Additionally in 2017, the company announced an additional $1 billion investment to start production of Mercedes Benz electric vehicles at the Tuscaloosa site.

According to the appraisal, Springhill Suites-Tuscaloosa Property’s estimated demand segmentation is approximately 55.0% commercial, 10.0% meeting & group and 35.0% leisure. The appraiser noted that there is one proposed hotel anticipated to enter the immediate area in the near future that is considered to be directly competitive to the Springhill Suites-Tuscaloosa Property, a La Quinta Inn, which is currently under construction approximately 1 mile from the subject property.

 A-3-94

Various	Collateral Asset Summary – Loan No. 10 Alabama Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,429,674 52.6% 2.02x 17.2%

According to December 2017 and May 2018 hospitality reports, the Springhill Suites-Tuscaloosa Property competes with five other hotels. The respective performance relative to the competitive set is illustrated below.

Historical Occupancy, ADR, RevPAR
	Springhill Suites-Tuscaloosa			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015(1)	40.7%	$146.97	$59.81	61.9%	$114.49	$70.83	65.8%	128.4%	84.4%
2016(1)	62.5%	$128.39	$80.19	60.0%	$114.66	$68.85	104.0%	112.0%	116.5%
2017(1)	71.0%	$129.98	$92.31	60.2%	$115.69	$69.59	118.1%	112.3%	132.6%
T-12 Mau 2018(2)	75.2%	$132.58	$99.74	60.0%	$117.34	$70.39	125.4%	113.0%	141.7%
(1)	Source: December 2017 hospitality research report.

(2)	Source: May 2018 hospitality research report.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2016	2017	T-12 5/31/2018	U/W	U/W per Room
Occupancy	68.5%	74.6%	76.6%	76.6%
ADR	$130.38	$133.15	$136.53	$136.53
RevPAR	$89.48	$99.32	$104.62	$104.62

Room Revenue	$9,955,881	$11,020,122	$11,608,229	11,608,229	$38,185
Other Revenue	1,848,975	1,915,160	1,927,595	1,927,595	$6,341
Total Revenue	$11,804,856	$12,935,282	$13,535,824	13,535,824	$44,526
Operating Expenses	3,515,958	3,774,615	3,836,618	3,836,618	$12,620
Undistributed Expenses	3,240,617	3,588,286	3,750,616	3,789,131	$12,464
Gross Operating Profit	$5,048,281	$5,572,381	$5,948,590	5,910,075	$19,441
Management Fee(2)	354,011	388,000	405,996	406,075	$1,336
Total Fixed Charges	570,482	676,887	626,410	612,344	$2,014
Net Operating Income	$4,123,788	$4,507,494	$4,916,184	4,891,656	$16,091
FF&E(3)	472,194	517,411	541,433	541,433	$1,781
Net Cash Flow	$3,651,594	$3,990,083	$4,374,751	4,350,223	$14,310
(1)	The Springhill Suites-Tuscaloosa Property was constructed in 2015. As such, aggregate financial information for both of the Alabama Hotel Portfolio properties is only available for 2016 and beyond.

(2)	U/W Management Fee is 3.0% of gross revenues.

(3)	U/W FF&E represents 4.0% of gross revenues.

 A-3-95

Various	Collateral Asset Summary – Loan No. 10 Alabama Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,429,674 52.6% 2.02x 17.2%

Property Management.    The Alabama Hotel Portfolio Properties are managed by Kana Hotels, Inc., which is an affiliate of the Alabama Hotel Portfolio Borrowers.

Lockbox / Cash Management.    The Alabama Hotel Portfolio Loan is structured with a springing hard lockbox and springing cash management. Following a Restricted Account Trigger Event (as defined below), all credit card receipts are required to be deposited directly into a clearing account controlled by the lender, and the borrower and property manager are required to deposit all other payments into the clearing account immediately. Unless a Trigger Period (as defined below) is ongoing, all amounts on deposit in the clearing account are required to be swept daily into the borrower’s account. During a Trigger Period, all amounts on deposit in the clearing account are required to be swept daily into an account controlled by the lender and applied as provided in the loan documents.

A “Restricted Account Trigger Event” will occur upon the first to occur of (i) a Trigger Period or (ii) the debt service coverage ratio being less than 1.35x.

A “Trigger Period” will (a) commence upon (i) an event of default under the loan documents, (ii) the occurrence of a Franchise Agreement Trigger Period (as defined below) or (iii) any bankruptcy or similar insolvency of the Alabama Hotel Portfolio Properties’ manager, and (b) expire (so long as a Trigger Period does not exist for any other reason) upon (1) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (2) with regard to any Trigger Period commenced in connection with clause (ii) above, a Franchise Agreement Trigger Period ceasing to exist in accordance with the terms of the loan agreement, and (3) with regard to any Trigger Period commenced in connection with clause (iii) above, the Alabama Hotel Portfolio Properties’ manager is replaced with a “qualified manager” engaged pursuant to a “qualified management agreement”.

A “Franchise Agreement Trigger Period” will occur upon the first to occur of (i) any default under either franchise agreement beyond the applicable notice or cure periods, (ii) borrower or franchisors giving notice that they are terminating the franchise agreement, (iii) any termination or cancellation of either franchise agreement or either franchise agreement expiring or otherwise failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of either franchisor, (v) either of the Alabama Hotel Portfolio Properties’ failing to be operated, “flagged” or branded pursuant to either franchise agreement, (vi) any permit applicable to either franchise agreement ceasing to be in full force in effect or (vii) a Franchise Renewal Trigger Event (as defined below). A Franchise Agreement Trigger Period (A) that commences as described in clauses (i) through (vi) above, will expire upon the lender’s receipt of evidence reasonably acceptable to the lender of (1) (a) satisfaction of the Franchise Agreement Cure Conditions (as defined below) or (b) the branding, "flagging" and operation of the subject Alabama Hotel Portfolio Property pursuant to a replacement “qualified franchise agreement” and (2) to the extent any PIP is required in connection with the foregoing, the deposit of the corresponding PIP deposit into the PIP reserve account in accordance with the loan agreement; and (B) that commences as descried in clause (vii) above, will expire upon the occurrence of a Franchise Renewal Event.

“Franchise Agreement Cure Conditions” means, among other things: (i) the Alabama Hotel Portfolio Borrowers have cured all defaults (if any) under the applicable franchise agreement to the satisfaction of the applicable franchisor, (ii) the Alabama Hotel Portfolio Borrowers and the applicable franchisor have re-affirmed the applicable franchise agreement as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable franchisor and/or the franchise agreement (if any), such franchisor is no longer insolvent or subject to any such proceedings and has affirmed such franchise agreement pursuant to a final, non-appealable order of a court of competent jurisdiction, and (iv) the subject Alabama Hotel Portfolio Property continues to be operated, flagged and branded pursuant to the applicable franchise agreement.

A “Franchise Renewal Trigger Event” means an event which occurs if a Franchise Renewal Event does not occur on or before the date which is twelve months prior to the expiration of the then applicable term of either franchise agreement.

A “Franchise Renewal Event” means an event which shall occur upon lender’s receipt of evidence that (i) the related franchise agreement has been extended or a replacement franchise agreement has been entered into for a term expiring no earlier than three years after the maturity date of the Alabama Hotel Portfolio Loan, (ii) the related franchise agreement or replacement franchise agreement is in full force and effect and (iii) to the extent a property improvement plan is required, the corresponding PIP deposit has been deposited in the PIP reserve account in accordance with the loan agreement.

Initial Reserves. At loan origination, the Alabama Hotel Portfolio Borrowers deposited $305,284 into a tax reserve account.

Ongoing Reserves. On a monthly basis, the Alabama Hotel Portfolio Borrowers are required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equals approximately $43,612, into a tax reserve account and (ii) an FF&E reserve in the amount equal to the greater of (x) the amount required by the franchise agreement or (y) 1/12 of 2.0% of the estimated annual rents deposited on a monthly basis for the first 12 months of the Alabama Hotel Portfolio Loan (initially $22,560), 1/12 of 3.0% of the estimated annual rents deposited on a monthly basis for the next 12 months of the Alabama Hotel Portfolio Loan and 4.0% of the estimated annual rents deposited on a monthly basis for the remainder of the Alabama Hotel Portfolio Loan term.

In the event an acceptable blanket insurance policy is no longer in place, the Alabama Hotel Portfolio Borrowers will be required to deposit monthly 1/12 of the annual insurance premiums. The Alabama Hotel Portfolio Borrowers currently have a blanket insurance policy in place.

 A-3-96

Various	Collateral Asset Summary – Loan No. 10 Alabama Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,429,674 52.6% 2.02x 17.2%

In the event a PIP is required in connection with (a) any existing or renewal franchise agreement or (b) a new franchise agreement, the Alabama Hotel Portfolio Borrowers will be required to deposit 125% of the estimated cost of the PIP into a PIP reserve.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release. Following the second anniversary of the closing date of the CD 2018-CD7 securitization transaction, provided no event of default has occurred and is continuing, the Alabama Hotel Portfolio Borrowers are permitted to obtain the release of an individual Alabama Hotel Portfolio Property, provided, among other things, (i) the Alabama Hotel Portfolio Borrowers defease an amount of principal equal to the greater of (a) 125.0% of the allocated loan amount for the Alabama Hotel Portfolio Property being released and (b) the net sales proceeds applicable to the Alabama Hotel Portfolio Property being released; (ii) after giving effect to the sale and the defeasance, (a) the debt service coverage ratio for the remaining Alabama Hotel Portfolio Property is equal to or greater than the greater of (1) the debt service coverage ratio of the Alabama Hotel Portfolios immediately prior to the date of notice of the partial defeasance or the consummation of the partial defeasance (as applicable) and (2) 2.02x, (b) the loan to value ratio of the remaining Alabama Hotel Portfolio Property is no greater than the lesser of (1) 52.8% and (2) the loan to value ratio of the Alabama Hotel Portfolio Properties immediately prior to the date of notice of the partial defeasance or the consummation of the partial defeasance (as applicable) and (c) the debt yield with respect to the remaining Alabama Hotel Portfolio Property is equal to or greater than the greater of (1) the debt yield of the Alabama Hotel Portfolio Properties immediately prior to the date of notice of the partial defeasance or the consummation of the partial defeasance (as applicable) and (2) 15.26%; (iii) such release is in compliance with REMIC-related requirements; and (iv) the Alabama Hotel Portfolio Borrowers deliver to the lender a rating agency confirmation.

 A-3-97

1 Teterboro Drive Teterboro, NJ 07608	Collateral Asset Summary – Loan No. 11 Walmart Supercenter Teterboro	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,300,000 67.5% 1.58x 7.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Borrower Sponsor:	Brian E. Bergersen
Borrowers:	Various(1)
Original Balance:	$25,300,000
Cut-off Date Balance:	$25,300,000
% by Initial UPB:	3.5%
Interest Rate:	4.55300%
Payment Date:	6th of each month
First Payment Date:	September 6, 2018
Maturity Date:	August 6, 2028
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(91), O(5)
Lockbox / Cash Management(2):	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Lease Sweep Reserve(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$40
Balloon Balance / Sq. Ft.:	$40
Cut-off Date LTV:	67.5%
Balloon LTV:	67.5%
Underwritten NOI DSCR:	1.58x
Underwritten NCF DSCR:	1.58x
Underwritten NOI Debt Yield:	7.3%
Underwritten NCF Debt Yield:	7.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Leased Fee
Collateral:	Fee Simple
Location:	Teterboro, NJ
Year Built / Renovated:	NAP / NAP
Total Sq. Ft.:	628,135
Property Management:	NAP
Underwritten NOI:	$1,844,055
Underwritten NCF:	$1,844,055
Appraised Value:	$37,500,000
Appraisal Date:	May 1, 2018

Historical NOI(5)
Most Recent NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV
2015 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	NAP
2017 Occupancy:	NAP
2016 Occupancy:	NAP
2015 Occupancy:	NAP
(1)	The Borrowers are: TTB-Preston Urban Renewal, LLC; TTB-Meadowstone Urban Renewal, LLC; TTB-PPA Urban Renewal, LLC; TTB-PPH Urban Renewal, LLC; TTB-1401 Urban Renewal, LLC; TTB-MOB Urban Renewal, LLC.

(2)	In place cash management will be triggered (i) upon an event of default, (ii) if the debt service coverage ratio falls below 1.25x until such time that the debt service coverage ratio is at least 1.30x for two consecutive quarters or (iii) the commencement of a Lease Sweep Period.

(3)	Borrower will not be required to make monthly deposits into reserve accounts so long as, among other thing per the loan documents, (i) no event of default has occurred, (ii) the Walmart lease is in full force and effect, (iii) with respect to the tax and insurance reserves, Walmart is paying both real estate taxes and insurance premiums and provides satisfactory evidence and (iv) there is no default under the Walmart lease. In addition, if an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into the insurance account.

(4)	On each payment date during a Lease Sweep Period, the borrower will be required to deposit all excess cash into the lease sweep reserve. A “Lease Sweep Period” commences (a) upon a monetary or material non-monetary default by Walmart under the Walmart lease (“Lease Sweep Lease”), (ii) upon an insolvency proceeding of or (iii) upon a decline in the credit rating of Walmart under a Lease Sweep Lease (or its parent), to below “BBB-” or equivalent by any rating agency.

(5)	The Walmart Teterboro property was recently acquired by the sponsor. As a result, Historical NOI is not available.

TRANSACTION HIGHLIGHTS
▪	Property and Tenancy. The property is a 14.42 acre plot of land located at 1 Teterboro Drive in Teterboro, New Jersey, 6.2 miles from Manhattan.The property is 100.0% ground leased to Wal-Mart Stores East, LP (“Walmart”), whose obligations are guaranteed by Wal-Mart Stores, Inc. (Fitch/Moody’s/S&P: AA/Aa2/AA) as of April 2015, via a 20-year absolute triple net lease with a 10.0% rent escalation in 2025. The lease features twelve, 5-year extension options with 5.0% rent increases, for a fully-extended lease term of 80 years. The Walmart located on site at the property completed its construction of a 159,542 sq. ft. store in 2015. Established in 1962, Walmart is the world’s leading merchant and grocery chain by revenue, as well as the largest private employer with 2.3 million workers in 11,718 stores that span 28 countries. The Bentonville, Arkansas headquartered company utilizes its massive size to gain bargaining power over its many suppliers. Walmart achieves cost savings from suppliers by selling at large volumes and subsequently offers consumers name-brand goods at discounted prices.

▪	Market. The property is located within the South Bergen / West Bergen submarket which has an average vacancy rate of 5.6%. The county’s close proximity to New York City, affluent population, limited land availability and high construction costs help keep retail inventory low and occupancy rates high across market cycles. Given the Teterboro Airport’s large footprint, there are no other large parcels of land in the immediate area that are available for development. The property is located at the intersection of the Route 46 and Route 17 Retail Corridors. The corridors contain over 6.8 million square feet of retail space in aggregate.

▪	Borrower Sponsor. The nonrecourse carve-out guarantor and sponsor is Brian E. Bergersen. Mr. Bergersen founded Spectrum Properties, Ltd. (“Spectrum”) in 1993 as a real estate development and management company. The guarantor has been developing projects for over 25 years primarily operating within the Dallas / Fort Worth area. Spectrum has a history of property development and management of independent retirement communities, apartment communities and professional office buildings.

 A-3-98

5077-5111 Westfields Boulevard Centreville, VA 20120	Collateral Asset Summary – Loan No. 12 Sully Station Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 50.2% 2.02x 13.2%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Sponsor:	Alfred H. Moses
Borrower:	Sully Station, LLC
Original Balance:	$25,000,000
Cut-off Date Balance:	$25,000,000
% by Initial UPB:	3.5%
Interest Rate:	4.51000%
Payment Date:	6th of each month
First Payment Date:	September 6, 2018
Maturity Date:	August 6, 2028
Amortization:	Interest Only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$103,210	$34,403
Insurance:	$12,083	$1,726
Replacement(2):	$0	Springing
TI/LC(3):	$0	$12,809
GlowZone Buildout TI(4):	$1,500,000	$0
GlowZone Holdback(5):	$2,000,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$163
Balloon Balance / Sq. Ft.:	$149
Cut-off Date LTV(6):	50.2%
Balloon LTV(6):	46.0%
Underwritten NOI DSCR(7):	2.16x
Underwritten NCF DSCR(7):	2.02x
Underwritten NOI Debt Yield:	13.2%
Underwritten NCF Debt Yield:	12.3%
(1)	In place cash management will be triggered upon the occurrence of a Trigger Period (as defined below). A “Trigger Period” means a period commencing upon the earliest of (i) an event of default, (ii) the debt service coverage ratio being less than 1.35x and (iii) a period (a) commencing upon the date that is 120 days after July 16, 2018 if the permits required pursuant to the mortgage loan documents with respect to the GlowZone lease have not been obtained by such date and (b) expiring upon such permits being obtained.

(2)	During the continuance of a Trigger Period, the borrower is required to deposit an amount equal to $4,164 on each monthly payment date into a replacement reserve account.

(3)	The borrower is required to fund ongoing TI/LC reserves on each monthly payment date in an amount equal to $12,809, subject to a cap of $768,540.

(4)	On the origination date of the mortgage loan, the borrower deposited $1,500,000 into a reserve account for outstanding GlowZone tenant improvements. The funds in the GlowZone Buildout TI reserve are required to be disbursed upon receipt of evidence reasonably
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Centreville, VA
Year Built / Renovated:	1988 / NAP
Total Sq. Ft.:	153,703
Property Management:	Rosenthal Properties, LLC; Rosenthal Realty, LLC
Underwritten NOI(8):	$3,294,170
Underwritten NCF(8):	$3,067,609
Appraised Value(6):	$49,800,000
Appraisal Date(6):	December 1, 2018

Historical NOI(8)
Most Recent NOI:	$3,265,465 (T-12 April 30, 2018)
2017 NOI:	$3,063,581 (December 31, 2017)
2016 NOI:	$2,540,836 (December 31, 2016)
2015 NOI:	$2,773,859 (December 31, 2015)

Historical Occupancy(8)
Most Recent Occupancy:	95.3% (June 20, 2018)
2017 Occupancy:	72.6% (December 31, 2017)
2016 Occupancy:	87.9% (December 31, 2016)
2015 Occupancy:	90.9% (December 31, 2015)

satisfactory to the lender (including, without limitation, a tenant estoppel certificate in form and substance reasonably acceptable to the lender) that GlowZone has been paid their entire TI allowance (or if the reserve funds will be disbursed directly to GlowZone, that upon receipt, they will have received their entire TI allowance). Notwithstanding the foregoing, in the event that GlowZone does not take occupancy and never satisfies the requirements above, the related borrower will be permitted to obtain disbursements of the $1,500,000 for tenant improvement and leasing commissions incurred in connection with leasing the GlowZone space to a replacement tenant.

(5)	On the origination date of the mortgage loan, the borrower deposited $2,000,000 into a holdback reserve account. The funds on deposit in the holdback reserve may be released upon satisfaction of the following conditions: (i) no event of default has occurred and is continuing, (ii) the lender has received evidence that either (a) GlowZone has no remaining “outs” or options to terminate its lease, or (b) the borrower has leased the entire space previously leased to GlowZone on equivalent or better terms than those of GlowZone’s lease and the applicable replacement tenant being in occupancy and open for business in the former GlowZone space and paying full, unabated rent due under its lease with no remaining “outs” or termination options.

(6)	The Cut-off Date LTV and Balloon LTV are calculated using the “As Stabilized” value of $49,800,000 as of December 1, 2018. The “As Stabilized” value assumes that GlowZone takes occupancy in November 2018. The “As-is” value as of June 19, 2018 is $47,100,000. Calculated using the “As-is” value, the Cut-off Date LTV and Balloon LTV are 53.1% and 48.6%, respectively.

(7)	DSCR is calculated based on the Sully Station Shopping Center loan’s amortizing debt service payments. Based on the initial interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are equal to 2.88x and 2.68x, respectively.

(8)	In late 2016, the previous anchor at the mortgaged property, Good Fortune Supermarket (an ethnic grocer tenant), terminated its lease and vacated its 48,322 sq. ft. (31.4% of net rentable area) of space which has since been leased to GlowZone with a lease commencement date of January 1, 2019. 2017 NOI and Most Recent NOI include $905,520 and $301,840, respectively, of lease termination fees related to the Good Fortune lease termination. Because the 48,322 sq. ft. of space was considered vacant during 2017, 2017 Occupancy was lower than the other historical periods, however, NOI increased from 2016 to the Most Recent period due to the termination payments (mentioned above) received from Good Fortune Supermarket. In addition, five leases commenced in 2017 from January through August which represent an aggregate underwritten base rent of $915,896.

TRANSACTION HIGHLIGHTS
■	Property. The Sully Station Shopping Center property is a 153,703 sq. ft. anchored retail center constructed in 1988 and located in Centreville, Virginia on approximately 14.4 acres of land. The property is located approximately 26.7 miles west of Washington D.C. at the intersection of Westfields Boulevard and Sequoia Farms Drive and approximately 0.5 miles south of Route 28 which provides access to Interstate 66. The Sully Station Shopping Center property is a community retail center offering 992 parking spaces that features tenants such as Planet Fitness, Dollar Tree, Goodwill, Chipotle, Subway, PNC Bank and GlowZone. The center was previously anchored by Good Fortune Supermarket which vacated in late 2016. GlowZone executed a lease to occupy the 48,322 sq. ft. of vacant space and is expected to take occupancy in November 2018. On the origination date of the related mortgage loan, the borrower deposited a total of $3,500,000 related to the GlowZone tenant, however, no gap rent was reserved for because Good Fortune Supermarket, as a condition of its lease termination, is required to continue paying monthly rent of $75,460 through August 2019 as a termination fee and the contractual monthly rent for GlowZone, which payments are expected to commence in January 2019, is equal to $56,376.

■	Market. The Sully Station Shopping Center property is located in Fairfax County within the Washington-Arlington-Alexandria Metropolitan Statistical Area (the “Washington D.C. MSA”) which has continued to expand in population due to the continued growth in government employment demand. As of December 31, 2017, the Washington D.C. MSA and Fairfax County had a population of approximately 6.1 million and 1.1 million, respectively. According to the appraisal, as of December 31, 2017, the unemployment rate was 3.78% and top employers in the region included MedStar Health, Marriott International, Inc., INOVA Health, Booz Allen Hamilton and the University of Maryland. According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius of the Sully Station Shopping Center property was 7,587, 92,619 and 198,234, respectively, and the estimated average household income within a one-, three- and five-mile radius of the Sully Station Shopping Center property was $133,317, $136,421 and $154,296, respectively. According to the appraisal, as of the first quarter of 2018, the Washington D.C. retail market had a retail inventory of approximately 301.5 million sq. ft. with a vacancy rate of 4.4%. The Sully Station Shopping Center property is located within the Dulles Corridor retail submarket, which, as of the first quarter of 2018, consisted of approximately 19.1 million sq. ft. with a vacancy rate of 6.2% and quoted gross asking rents of $32.08 PSF (compared to the weighted average underwritten gross rent at Sully Station Shopping Center of $29.08 PSF).

■	Borrower Sponsor. The Sully Station Shopping Center loan sponsor is Alfred H. Moses, an experienced real estate investor who has partnered with JBG Smith Companies and JBG Rosenfeld Retail. JBG Smith Companies currently has a portfolio of approximately 20.0 million sq. ft. of commercial real estate.

 A-3-99

1600 Bear Creek Lane Petoskey, MI 49770	Collateral Asset Summary – Loan No. 13 Bear Creek Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,375,000 71.3% 1.26x 8.5%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Acquisition
Sponsors:	Derron M. Sanders; The Derron M. Sanders Trust of January 5, 2001
Borrower:	SG Bear Creek Meadows, LLC
Original Balance:	$24,375,000
Cut-off Date Balance:	$24,375,000
% by Initial UPB:	3.4%
Interest Rate:	5.18000%
Payment Date:	6th of each month
First Payment Date:	August 6, 2018
Maturity Date:	July 6, 2028
Amortization:	Interest Only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(92), O(3)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$93,169	$15,528
Insurance:	$10,114	$5,057
Replacement(2):	$0	$5,000
Designated Replacement Reserve(3):	$660,400	$0

Financial Information
Cut-off Date Balance / Units:	$101,563
Balloon Balance / Units:	$93,937
Cut-off Date LTV(4):	71.3%
Balloon LTV(4):	65.9%
Underwritten NOI DSCR(5):	1.30x
Underwritten NCF DSCR(5):	1.26x
Underwritten NOI Debt Yield:	8.5%
Underwritten NCF Debt Yield:	8.3%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Petoskey, MI
Year Built / Renovated:	2005 / 2018
Total Units:	240
Property Management:	Sanders Management Group, Ltd.
Underwritten NOI(6):	$2,081,236
Underwritten NCF:	$2,021,236
Appraised Value(4):	$34,200,000
Appraisal Date(4):	June 1, 2019

Historical NOI
Most Recent NOI(6):	$2,202,860 (T-12 May 31, 2018)
2017 NOI:	$2,166,708 (December 31, 2017)
2016 NOI:	$1,970,209 (December 31, 2016)
2015 NOI:	$1,835,099 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	97.9% (June 14, 2018)
2017 Occupancy:	97.5% (December 31, 2017)
2016 Occupancy:	99.2% (December 31, 2016)
2015 Occupancy:	100.0% (December 31, 2015)

(1)	In place cash management will be triggered upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio being less than 1.15x.

(2)	The Replacement Reserve account is subject to a cap of $180,000.

(3)	On the origination date of the mortgage loan, the borrower deposited $660,400 into a Designated Replacement Reserve account for planned capital expenditures at the mortgaged property.

(4)	The Cut-off Date LTV and Balloon LTV are calculated using the “As Stabilized” value of $34,200,000 as of June 1, 2019. The “As Stabilized” value assumes that the mortgaged property is able to achieve higher rents on the 50 units being renovated as part of the planned capital expenditures associated with the Designated Replacement Reserve. The renovation for the 50 units consists of new kitchen cabinets and countertops, bathroom vanities, flooring and appliances. The planned capital expenditures will also be used for exterior maintenance and improvement of the outdoor space at the property. The “As-is” value as of June 1, 2018 is $32,460,000. Calculated using the “As-is” value, the Cut-off Date LTV and Balloon LTV are 75.1% and 69.5%, respectively.

(5)	DSCR is calculated based on the Bear Creek Apartments loan’s amortizing debt service payments. Based on the initial interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are equal to 1.63x and 1.58x, respectively.

(6)	The decrease from Most Recent NOI to Underwritten NOI is primarily attributable to underwriting a 3.0% management fee, increased payroll & benefits expense and increased real estate taxes which were underwritten to $200,000 based on the appraisal, which assumes a 10% increase in the assessed value.

TRANSACTION HIGHLIGHTS

■	Property. The Bear Creek Apartments property is a 240-unit garden-style Class A multifamily community located in Petoskey, Michigan. The property was built in 2005 and is currently undergoing renovations that are expected to be completed by June 1, 2019. On the origination date of the mortgage loan, $660,400 was reserved for the planned capital expenditures, which include in-unit renovations, exterior maintenance, and expansion and renovation of outdoor amenities such as the clubhouse, swimming pool and social areas. The Bear Creek Apartments property offers a unit-mix of 28 one-bedroom, one-bathroom units (750-870 sq. ft.), 164 two-bedroom, two-bathroom units (1,000-1,100 sq. ft.) and 48 three-bedroom, two-bathroom units (1,150-1,250 sq. ft.) with an average unit size of 1,052 sq. ft. Features and amenities at the Bear Creek Apartments property include an in-unit washer and dryer, individual terraces, a community clubhouse, a social area with WiFi, a fitness center and tanning facilities. The Bear Creek Apartments property also offers a total of 635 parking spaces which consists of 515 open spaces and 120 carports. Since January 2015, the Bear Creek Apartments property has had an average physical occupancy of 98.5%.

■	Market. The Bear Creek Apartments property is located in Petoskey, Michigan, within Emmet County. Petoskey is located in the northwest portion of Michigan approximately 55.0 miles north of Traverse City. According to the appraisal, the estimated 2018 median household income in Emmet County is $55,376 which is in-line with the estimated median household income for Michigan of $55,464. According to the appraisal, top employers in Emmet County consist of McLaren Northern Michigan Hospital, Moeller Aerospace Technology, Bay Harbor Co. Inc., Home Depot USA Inc. and Walmart Store Inc. Primary access to the Bear Creek Apartments property is provided by US Highway 131 which connects Mackinaw City to the northeast to Traverse City to the southwest. US Highway 131 runs near the shoreline of Lake Michigan and provides access to several communities including Petoskey. Downtown Petoskey contains a historic shopping district that includes a variety of restaurants, bars, coffee shops, art galleries, retailers, offices and parks. According to the appraisal, the Bear Creek Apartments property is located in the Northern Michigan multifamily market, which had a year-end 2017 vacancy rate of 2.8% and a five-year average vacancy rate of 4.4%. According to the appraisal, the average market asking rent per unit is $1,031 compared to the in-place underwritten rent per unit at the Bear Creek Apartments property of $994.

■	Borrower Sponsors. The borrower sponsors for the Bear Creek Apartments loan are Derron M. Sanders and The Derron M. Sanders Trust of January 5, 2001. Derron M. Sanders is a managing partner of SG Companies, a private real estate company specializing in the repositioning of multifamily assets. SG Companies currently owns and manages approximately 1,600 multifamily units throughout southeastern Michigan.

 A-3-100

354, 360, 500 and 500A Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 14 Riverwalk	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 69.0% 1.34x 9.2%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsor:	Salvatore N. Lupoli
Borrowers:	500 Riverwalk LLC; S & N Lawrence Realty, LLC; Riverwalk Partners LLC
Original Balance(1):	$20,000,000
Cut-off Date Balance(1):	$20,000,000
% by Initial UPB:	2.8%
Interest Rate:	5.17600%
Payment Date:	6th of each month
First Payment Date:	July 6, 2018
Maturity Date:	June 6, 2028
Amortization:	Interest Only for 36 months; 360 months thereafter
Additional Debt(1):	$60,700,000 Pari Passu Debt
Call Protection(2)(3):	L(26), D(91), O(3)
Lockbox / Cash Management(4):	Springing Hard / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$270,000	Springing
TI/LC:	$2,000,000	Springing
Free Rent(6):	124,344	$0

Financial Information(7)
Cut-off Date Balance / Sq. Ft.:	$128
Balloon Balance / Sq. Ft.:	$114
Cut-off Date LTV:	69.0%
Balloon LTV:	61.3%
Underwritten NOI DSCR(8):	1.40x
Underwritten NCF DSCR(8):	1.34x
Underwritten NOI Debt Yield:	9.2%
Underwritten NCF Debt Yield:	8.8%

(1)	The Original Balance and Cut-off Date Balance of $20.0 million represents the Notes A-3, A-4, A-5 and A-6 which, together with the $60.7 million remaining pari passu controlling Notes A-1 and A-2 comprises the “Riverwalk Whole Loan” with an aggregate original principal balance of $80.7 million.

(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of July 6, 2018. Defeasance of the $80.7 million Riverwalk Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that holds the last portion of the Riverwalk Whole Loan to be securitized and (ii) July 6, 2021. The assumed lockout period of 26 payments is based on the expected CD 2018-CD7 securitization closing date in August 2018. The actual lockout period may be longer.

(3)	The Riverwalk Whole Loan documents permit the release of one of the collateral buildings “Structure 2”, provided, among other things, (i) prior to the expiration of the defeasance lockout period (“Lockout”), upon payment of the Release Price, together with yield maintenance, and (ii) after Lockout, upon the partial defeasance of the loan at the “Release Price” of $2,000,000. The borrower is also permitted to demolish Structure 2 so long as (1) (a) the annualized DSCR on the remainder of the Mortgaged Property is at least 1.25x, (b) the borrower deposits cash or an acceptable letter of credit with the lender in the amount sufficient to generate a DSCR of 1.25x or (c) the borrower enters into a ground lease with rents sufficient to generate an annualized DSCR of 1.25x leased to either (i) a third party or (ii) the borrower sponsor or an affiliate (but with subleases in place with third parties that are sufficient to backstop the ground lease rent), (2) the borrower delivers a REMIC opinion and (3) the lender has obtained a Rating Agency Confirmation. In addition, the loan documents permit the bifurcation and release of the related leasehold interest in certain undeveloped parcels, subject to, among other things, compliance with the REMIC requirements.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Lawrence, MA
Year Built / Renovated:	1901; 2007 / 2007
Total Sq. Ft.(9):	630,379
Property Management:	JeNet Management
Underwritten NOI(10):	$7,442,223
Underwritten NCF:	$7,127,034
Appraised Value:	$117,000,000
Appraisal Date:	April 23, 2018

Historical NOI
Most Recent NOI(10):	$6,584,746 (T-12 March 31, 2018)
2017 NOI:	$6,621,759 (December 31, 2017)
2016 NOI:	$6,330,705 (December 31, 2016)
2015 NOI:	$6,063,284 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	93.0% (June 18, 2018)
2017 Occupancy:	93.8% (December 31, 2017)
2016 Occupancy:	95.1% (December 31, 2016)
2015 Occupancy:	94.6% (December 31, 2015)
(4)	A “Cash Management Period” will occur upon (i) an event of default provided that a Cash Management Period will not be triggered (a) twice during the term of the Riverwalk Whole Loan or (b) in the event the Riverwalk borrower pays principal and interest after the payment date occurring in any month but on or before the 10th of such month), (ii) any bankruptcy action involving the Riverwalk borrower, the guarantor or the affiliated property manager or (iii) the debt service coverage ratio based on the trailing 12-month period falls below 1.25x for two consecutive calendar quarters until such time that the debt service coverage ratio is at least 1.30x for two consecutive calendar quarters.

(5)	The Riverwalk borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual insurance premiums, provided, however, that such monthly escrow requirements will be waived so long as (i) with respect the to the tax escrow, the Riverwalk borrower has provided evidence to the lender that is has paid all taxes directly to the applicable government authority and (ii) with respect to the insurance premiums, the Riverwalk Property is covered under a blanket insurance policy approved by the lender and such blanket insurance is in full force and effect. In addition, the Riverwalk borrower is required to escrow monthly, (i) replacement reserves of $8,005 in the event that the balance of the replacement reserve account is less than $90,000, subject to a cap of $270,000 and (ii) tenant improvement and leasing commissions reserve of $26,700 in the event that the tenant improvement and leasing commissions is less than $800,000, subject to a cap of $1,200,000.

(6)	The largest tenant, Solectria, representing approximately 12.4% of the net rentable area, has executed a lease and taken occupancy of its space, but is not required to commence paying rent has a partial rent credit until March 2019. The third largest tenant, Home Health VNA, representing approximately 5.4% of the net rentable area, has executed a lease and taken occupancy of its space, but is not required to commence paying rent pays reduced rent until September 2020. At origination, the borrower reserved $124,344 with the lender in connection with such reduced rent periods.

(7)	Balance / Sq. Ft., LTV, DSCR and Debt Yield calculations are based on the $80.7 million Riverwalk Whole Loan.

(8)	DSCR is calculated based on the Riverwalk Whole Loan’s amortizing debt service payments. Based on the initial interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are equal to 1.76x and 1.68x, respectively.

(9)	The Riverwalk property consists of 494,209 sq. ft. of office space (78.4% of NRA), 65,486 sq. of retail space (10.4% of NRA) and 70,684 sq. ft. of industrial space (11.2% of NRA).

(10)	The increase from Most Recent NOI to Underwritten NOI is primarily a result of (i) affiliate lease spaces that were not included historical operating statements and (ii) recent leasing activity in 2018.

TRANSACTION HIGHLIGHTS

■	Property. The Riverwalk property is comprised of four office buildings totaling 630,379 sq. ft. that are located along the Merrimack River and within the Riverwalk Development in Lawrence, Massachusetts. The Riverwalk Development is a 3.6 million live-work-play campus, comprised of over 1.1 million sq. ft. of office space with more than 125 companies and two multifamily properties totaling over 250 units. The Riverwalk Development buildings were originally developed in 1853, as part of the Pacific Mills complex, and were most recently renovated in 2015-2018. As of June 18, 2018, the Riverwalk Development reported 93.8% and 96.6% occupancy rates for the office and multifamily spaces, respectively.

■	Tenancy. As of June 18, 2018, the Riverwalk property was 93.0% occupied by 77 tenants with no tenant occupying more than 12.4% of NRA. Since 2009, the property has had an average occupancy of 95.3%. Approximately 6.3% of NRA is leased to an affiliate of the borrower sponsor.

■	Market. The Riverwalk property is located in the Lawrence/Andover office submarket. According to a third party market research report, in 2017 the Lawrence/Andover office market contained 13,600,136 sq. ft. of inventory with 88,000 sq. ft. of planned new construction and experienced a positive net absorption of 465,390 sq. ft. during 2017. As of the end of 2017, average asking rental rate was $19.29 PSF and the overall vacancy rate was 14.6%, compared to the Riverwalk property’s average underwritten rental rate of $14.54 PSF and 7.0% vacancy rate. The appraiser concluded a 6.0% vacancy rate for the Riverwalk property.

■	Borrower Sponsor. Salvatore N. Lupoli is the CEO and President of Lupoli Companies, which consists of Lupoli Development and Lupoli Hospitality. Lupoli Development has developed over 4.0 million sq. ft. of office, retail, residential and mixed-use space in Massachusetts and New Hampshire. Prior to starting Lupoli Development, Mr. Lupoli founded Sal’s Pizza, an Italian restaurant concept with over 40 locations throughout New England.

 A-3-101

Various, MI	Collateral Asset Summary – Loan No. 15 CityLine Ann Arbor & Clinton Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,650,000 70.2% 1.24x 8.3%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Acquisition
Sponsors:	George Thacker; Lawrence Charles Kaplan; Richard Schontz
Borrowers:	CSGBSH ClintonMI I, LLC; CSGBSH AnnArborMI I, LLC
Original Balance:	$15,650,000
Cut-off Date Balance:	$15,650,000
% by Initial UPB:	2.2%
Interest Rate:	5.20000%
Payment Date:	6th of each month
First Payment Date:	September 6, 2018
Maturity Date:	August 6, 2028
Amortization:	Interest Only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection(1):	L(24), D(92), O(4)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$143,279	$15,920
Insurance:	$6,023	$2,008
Replacement:	$0	$1,918

Financial Information
Cut-off Date Balance / Sq. Ft.:	$88
Balloon Balance / Sq. Ft.:	$79
Cut-off Date LTV:	70.2%
Balloon LTV:	62.4%
Underwritten NOI DSCR(3):	1.26x
Underwritten NCF DSCR(3):	1.24x
Underwritten NOI Debt Yield:	8.3%
Underwritten NCF Debt Yield:	8.1%
Property Information
Single Asset / Portfolio:	Portfolio of two properties
Property Type:	Self Storage
Collateral:	Fee Simple
Location(4):	Various, MI
Year Built / Renovated(4):	Various / NAP
Total Sq. Ft.(4):	176,991
Property Management:	Storage Asset Management
Underwritten NOI:	$1,295,193
Underwritten NCF:	$1,273,954
Appraised Value(5):	$22,300,000
Appraisal Date(5):	May 3, 2018

Historical NOI
Most Recent NOI:	$1,341,073 (T-12 May 31, 2018)
2017 NOI:	$1,288,443 (December 31, 2017)
2016 NOI:	$1,198,084 (December 31, 2016)
2015 NOI:	$1,157,505 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	88.6% (May 31, 2018)
2017 Occupancy:	85.6% (December 31, 2017)
2016 Occupancy:	82.5% (December 31, 2016)
2015 Occupancy:	80.9% (December 31, 2015)

(1)	After the expiration of the lockout period, the borrower has the right to release one of the CityLine Ann Arbor and Clinton Portfolio properties provided, among other things, (i) no event of default has occurred and is continuing, (ii) the loan is partially defeased in an amount equal to the release amount as defined in the loan documents, (iii) after giving effect to such release, the loan-to-value ratio of the remaining property will be no greater than the lesser of (a) the loan-to-value ratio immediately prior to the release and (b) 70.2%, and (iv) after giving effect to such release, the debt yield of the remaining property will be no less than the greater of (a) the debt yield immediately prior to the release and (b) 8.14%.

(2)	In place cash management will be triggered upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio being less than 1.20x.

(3)	DSCR is calculated based on the CityLine Ann Arbor & Clinton Portfolio loan’s amortizing debt service payments. Based on the initial interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are equal to 1.57x and 1.54x, respectively.

(4)	See “Properties” below for additional information.

(5)	The “As-is” Appraised Values for the Ann Arbor Self Storage and Clinton Self Storage properties as of May 3, 2018 were $14,200,000 and $8,100,000, respectively.
TRANSACTION HIGHLIGHTS

■	Properties. The Ann Arbor Self Storage property is located at 4750 South State Road in Ann Arbor, Michigan and consists of 113,881 sq. ft. which includes 823 self storage units with an average unit size of 121 sq. ft. (85.8% of underwritten base rent), 10 flex-office spaces (10.5% of underwritten base rent) and 87 recreational vehicle (“RV”) parking spaces (3.8% of underwritten base rent). The Ann Arbor Self Storage property was constructed in 2004 and consists of one three-story interior storage building, one single-story flex-office building, and four single-story exterior storage buildings located on an approximately 21.3-acre site.

The Clinton Self Storage property is located at 33985 Harper Avenue in Clinton, Michigan and consists of 63,110 sq. ft. which includes 591 self storage units with an average size of 101 sq. ft. (93.6% of underwritten base rent), 23 locker units (0.8% of underwritten base rent), eight office suites (4.2% of underwritten base rent) and 14 RV parking spaces (1.4% of underwritten base rent). The Clinton Self Storage property was constructed in 2003 and consists of one three-story building on an approximately 1.69-acre site.

■	Market. The Ann Arbor Self Storage property is located in southeast Michigan approximately two miles from both Interstate 94 and United States Route 12 and is included in the Ann Arbor, Michigan metropolitan statistical area (the “Ann Arbor MSA”). According to the appraisal, the Ann Arbor MSA had a year-end 2017 population of 367,798. Also according to the appraisal, approximately 38.6% of the housing units in the Ann Arbor MSA are renter-occupied compared to 27.7% across the state of Michigan. As of year-end 2017, the population within a three- and five-mile radius of the Ann Arbor Self Storage property was 44,304 and 153,187, respectively. As of year-end 2017, the average household income within a three- and five-mile radius of the Ann Arbor Self Storage property was $105,153 and $94,750, respectively. The appraisal surveyed six competitive self storage properties within a four-mile radius of the Ann Arbor Self Storage property and concluded to a vacancy rate of 13.7%.

The Clinton Self Storage property is located in southeast Michigan approximately 60.1 miles northeast of Ann Arbor and approximately 22.1 miles northeast of Detroit. According to the appraisal, the Clinton Self Storage property is located within the Detroit-Warren-Dearborn metropolitan statistical area (the “Detroit MSA”). According to the appraisal, the Detroit MSA had a year-end 2017 population of 1,697,484. As of year-end 2017, the population within a three- and five-mile radius of the Clinton Self Storage property was 81,112 and 197,842, respectively. As of year-end 2017, the average household income within a three- and five-mile radius of the Clinton Self Storage property was $59,108 and $63,157, respectively. The appraisal surveyed six competitive self storage properties within a nine-mile radius of the Clinton Self Storage property and concluded to a vacancy rate of 9.9%.

■	Borrower Sponsors. The borrower sponsors and nonrecourse carve-out guarantors for the CityLine Ann Arbor & Clinton Portfolio loan are George Thacker, Lawrence Charles Kaplan and Richard Schontz of CSG RE Partners, LLC, the real estate acquisition arm of CSG Partner, LLC. CSG RE Partners, LLC portfolio currently oversees approximately $500.0 million of real estate investments across the United States with a primary focus in the self storage sector.

 A-3-102

ANNEX B

FORM OF REPORT TO CERTIFICATEHOLDERS

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

	CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-CD7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Realized Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer and Westside NYC	Special Servicer	Operating Advisor
Multifamily Portfolio Special Servicer

Deutsche Mortgage & Asset Receiving Corporation	KeyBank National Association	Rialto Capital Advisors, LLC	Park Bridge Lender Services LLC

60 Wall Street	11501 Outlook Street	790 NW 107th Avenue	600 Third Avenue
New York, NY 10005	Suite 300	4th Floor, Suite 300	40th Floor
	Overland Park, KS 66211	Miami, FL 33172	New York, NY 10022

Contact: Helaine M. Kaplan	Contact: Andy Lindenman	Contact: Niral.Shah@rialtocapital.com	Contact: David Rodgers
Phone Number: (212) 250-5270	Phone Number: (913) 317-4372		Phone Number: (212) 310-9821

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-CD7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-M		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-CD7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-M		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

	CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-CD7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-M	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-CD7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Controlling Class Information		Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
Controlling Class:			Reduction	ASER	App. Reduction
Effective as of: mm/dd/yyyy			Effected	Amount	Date

Controlling Class Representative:
Effective as of: mm/dd/yyyy

Total

(1) The Available Distribution Amount includes any Prepayment Fees

	CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-CD7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - KeyBank N.A.	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wilmington Trust, National Association	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Park Bridge Lender Services LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee - Park Bridge Lender	0.00
Net Prepayment Interest Shortfall	0.00		Services LLC
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance Charges	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Excess Liquidation Proceeds	0.00		Net Swap Counterparty Payments Received	0.00
Net Swap Counterparty Payments Received	0.00		Total Payments to Certificateholders & Others		0.00
Total Other Collected		0.00	Total Funds Distributed		0.00
Total Funds Collected		0.00

	CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-CD7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Debt Yield Ratio (4)

Debt Yield Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

See footnotes on last page of this section.

	CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-CD7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-CD7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used.

To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and ”Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-CD7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-CD7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-CD7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-CD7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-CD7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
** Outstanding P & I Advances include the current period advance.								6	-	DPO			Foreclosure

	CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-CD7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-CD7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-CD7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-CD7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-CD7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-CD7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-CD7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-CD7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2018-CD7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Payment Date:	9/17/18
Corporate Trust Services		Record Date:	8/31/18
8480 Stagecoach Circle		Determination Date:	9/11/18
Frederick, MD 21701-4747

Supplemental Reporting

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than 120 days after the end of the calendar year, pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of August 1, 2018 (the “Pooling and Servicing Agreement”), between Deutsche Mortgage & Asset Receiving Corporation, as depositor, KeyBank National Association, as master servicer and Westside NYC Multifamily Portfolio special servicer, Rialto Capital Advisors, LLC, as general special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee, and Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer.
Transaction: CD 2018-CD7 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-CD7
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer as of December 31: [Rialto Capital Advisors, LLC][KeyBank National Association]
Directing Holder: [________]

I.          Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of [a Final] Asset Status Report.

b.	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which [a Final] Asset Status Report has been issued. The [Final] Asset Status Reports may not yet be fully implemented.

2.	The Special Servicer has notified the Operating Advisor that it has completed a Major Decision with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans], and provided the Major Decision Reporting Package or Final Asset Status Report with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans] to the operating advisor.

II.         Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “asset-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1-1

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.	List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA and certain information it has reasonably requested from the special servicer [AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] and each Asset Status Report (after the occurrence and continuance of an Operating Advisor Consultation Event) and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations, and non-discretionary portions of net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.	[LIST OTHER REVIEWED INFORMATION]

5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports or Major Decision Reporting Packages for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.

6.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Holder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

C-1-2

IV. Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	[As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.]

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Holder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Holder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth in the Pooling and Servicing Agreement or the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-1-3

PARK BRIDGE LENDER SERVICES LLC

By: Park Bridge Advisors LLC
Its Sole Member

By: Park Bridge Financial LLC
Its Sole Member

By:
Name:
Title:

C-1-4

ANNEX D-1

LOAN SELLER
MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each of CCRE, GACC, SMF II and CREFI will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the issuing entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex D-2, Annex D-3, Annex D-4 and Annex D-5 respectively, to this prospectus. Prior to the execution of the related final Mortgage Loan Purchase Agreement, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the issuing entity, on the other. We present the representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the related Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the trustee for the related Non-Serviced Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

D-1-1

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after July 25, 2018.

(5)	Hospitality Provisions. The Loan Documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Borrower and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the Non-Serviced Securitization Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the Non-Serviced Securitization Trust or its designee providing notice of the transfer of such note to the Non-Serviced Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) shall provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

(6)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (7) set forth in Annex D-2, Annex

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D-3, Annex D-4 or Annex D-5, as applicable (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this prospectus to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(7)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan or a Whole Loan or is part of a Whole Loan that is cross-collateralized and cross-defaulted with another Whole Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan or with the Whole Loan of which such Crossed Mortgage Loan is a part, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(8)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (6)

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above), and equipment and other personal property financing). Except as set forth in Annex D-2, Annex D-3, Annex D-4 or Annex D-5, as applicable, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(9)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(10)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(11)	Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(12)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered

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delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(13)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(14)	Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

(15)	Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

(16)	No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to the MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Mortgage Loan Seller to merit such holdback).

(17)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below) in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer

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members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Borrower and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will

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inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(18)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(19)	No Encroachments. To Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(20)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(21)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially

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all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(22)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(23)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(24)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(25)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(26)	Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable

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governmental authorizations are in effect. The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(27)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(28)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (33)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (33)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a

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portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(29)	Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

(30)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex D-2, Annex D-3 Annex D-4 or Annex D-5, as applicable; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Loan Documents, (iii) Transfers of less than, or other than, a controlling interest in the related Borrower, (iv) Transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (28) and (33) in this prospectus or the exceptions thereto set forth in Annex D-2, Annex D-3, Annex D-4 or Annex D-5, as applicable, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to Annex D-2, Annex D-3, Annex D-4 or Annex D-5, as applicable, or future permitted mezzanine debt in each case as set forth on Schedule D-2 to Annex D-2, Annex D-3, Annex D-4 or

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Annex D-5, as applicable, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule D-3 to Annex D-2, Annex D-3, Annex D-4 or Annex D-5, as applicable, or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(32)	Single-Purpose Entity. Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(33)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

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(34)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

(35)	Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the

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passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(36)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(37)	Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

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(38)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(39)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(40)	Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of another Borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (40) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

(41)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably

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estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(42)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(43)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the MLPA to be contained therein.

(44)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except (i) with respect to any Mortgage Loan that is part of a Whole Loan, any other mortgage loan that is part of such Whole Loan and (ii) with respect to any Crossed Mortgage Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Whole Loan of which such Mortgage Loan is a part.

(45)	Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Borrower other than in accordance with the Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(46)	Compliance with Anti-Money Laundering Laws. Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth in this prospectus, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in this prospectus.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
FOR CANTOR COMMERCIAL REAL ESTATE FUNDING L.P.

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

14	Riverwalk	(17) Insurance	In the event of a casualty to the portion of the Mortgaged Property located at 500 Merrimack Street (which building is subject to condominium structure), insurance proceeds are payable to the condominium association, to be held and disbursed for restoration by a bank selected by the condominium (which is controlled by the Mortgagor) and reasonably approved by lender.
3	Westside NYC Multifamily Portfolio	(28) Mortgage Releases	The Loan Documents permit the release of an individual Mortgaged Property upon a defeasance of 100% of the allocated loan amount, among other requirements.
14	Riverwalk	(28) Mortgage Releases	The Mortgagor is permitted to demolish a single-story building located at the 500 Merrimack Street portion of the Mortgaged Property, so long as (1) (a) the annualized DSCR on the remainder of the Mortgaged Property is at least 1.25x, (b) the Mortgagor deposits cash or an acceptable letter of credit with the lender in the amount sufficient to generate a DSCR of 1.25x or (c) the Mortgagor enters into a ground lease with rents sufficient to generate an annualized DSCR of 1.25x leased to either (i) a third party or (ii) the borrower sponsor or an affiliate (but with subleases in place with third parties that are sufficient to backstop the ground lease rent), (2) the Mortgagor delivers a REMIC opinion and (3) the lender has obtained a Rating Agency Confirmation. The allocated loan amount for such portion of the Mortgaged Property is $1,818,181.
3	Westside NYC Multifamily Portfolio	(33) Defeasance	The Loan Documents permit the release of an individual Mortgaged Property upon a defeasance of 100% of the allocated loan amount, among other requirements.
34	Hampton Inn & Suites Tucson Mall	(40) Organization of the Borrower	The borrowers under each of the related Mortgage Loans are affiliates of each other.
39	TownePlace Suites Tucson

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SCHEDULE D-1

FOR CANTOR COMMERCIAL REAL ESTATE FUNDING L.P.

LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	Mortgage Loan
2	Bank of America Center

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SCHEDULE D-2

FOR CANTOR COMMERCIAL REAL ESTATE FUNDING L.P.

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

None.

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SCHEDULE D-3

FOR CANTOR COMMERCIAL REAL ESTATE FUNDING L.P.

CROSSED MORTGAGE LOANS

None.

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ANNEX D-3

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
FOR GERMAN AMERICAN CAPITAL CORPORATION

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

1	Aventura Mall	(8) Junior Liens

The Mortgage Loan documents permit the Borrower to enter into any “Property-Assessed Clean Energy” (PACE) loan or any other indebtedness which is incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy resources, resource conservation or any combination of the foregoing and is repaid through multi-year assessments against the Mortgaged Property, in an amount not to exceed $5,000,000 subject to Rating Agency Confirmation and the lender’s consent (not to be unreasonably withheld, conditioned or delayed).

The Mortgage Loan documents permit the pledge of direct or indirect equity interests in the Borrower to secure a corporate or parent level credit facility from one or more financial institutions involving multiple underlying real estate assets, so long as the value of the property does not, in the aggregate, represent more than 20% of the value of all the collateral to be pledged, encumbered, granted or otherwise assigned or given as collateral for such corporate or parent level credit facility. There is no requirement for an intercreditor agreement.

1	Aventura Mall	(17) Insurance

The all-risk property insurance may contain a deductible of $250,000 (the “Required Deductible”) or such higher deductible if the Borrower provides the lender with cash or a letter of credit in an amount equal to the difference between the actual deductible and the Required Deductible.

The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) is with carriers having a claims paying ability rating of “A” or better by S&P, and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB” or better by S&P.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

The Borrower may obtain a policy from an insurance company not satisfying the rating requirements set forth in the Mortgage Loan documents, provided that any such insurance company is subject to (A) the prior approval of the lender and (B) the lender’s receipt of a rating agency confirmation with respect to each such insurance carrier.

The Borrower may continue to utilize Pennsylvania Manufacturers’ Association Insurance (“PMA”) as the carrier for the Workers Compensation/Employers’ Liability coverage required in the Mortgage Loan documents, provided the AM Best rating of PMA is not withdrawn or downgraded below the origination date.

The Borrower may continue to utilize Lancashire Insurance Company Limited, rated “A-” by S&P and “A3” by Moody’s, in its current participation amount and position within the syndicate of the terrorism coverage required in the Mortgage Loan documents, provided that Lancashire Insurance Company Limited maintains its ratings in place as of the date hereof.

11	Walmart Supercenter Teterboro	(17) Insurance

The Mortgage Loan documents provide that the borrower may rely upon the insurance (including flood insurance) or self-insurance provided by Walmart, the sole tenant at the Mortgaged Property, provided that such insurance meets the requirements in the Mortgage Loan documents including, among other conditions, that (i) no rating agency has downgraded Wal-Mart below “BBB-” (or equivalent) or (ii) in the case of self-insurance, Wal-Mart has a net worth in excess of $250.0 million.

33	Cliffs of Macon	(25) Local Law Compliance	The Mortgaged Property is legal non-conforming as to use as the related zoning code no longer permits multifamily uses without a conditional use permit. The Mortgaged Property currently has a conditional use permit for such multifamily use. However, in the event of a casualty exceeding 50% or more of the replacement cost of the entire Mortgaged Property, the Borrower is required to obtain a new conditional use permit in order to restore the Mortgaged Property to its current multifamily use.
22	Rohnert Park Center	(25) Local Law Compliance	The use of the portion of the Mortgaged Property occupied by the third largest tenant, Southern

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
Glazers Wine and Spirits, for alcohol distribution is legal non-conforming as to use as alcohol distribution is no longer permitted under the current zoning code. If any non-conforming structure is damaged or destroyed to the extent of more than 60% of its replacement cost, the structure may be restored only in accordance with the current zoning code.

1	Aventura Mall	(27) Recourse Obligations

The loss recourse carveout for fraud or intentional misrepresentation is limited to fraud or intentional misrepresentation in connection with the origination of the Mortgage Loan or regarding matters stated in the financial statements or other information required to be delivered in connection with the Mortgage Loan or otherwise delivered and upon which the lender reasonably relied.

For so long as all or any of Simon Property Group, L.P., Jacquelyn Soffer and Jeffrey Soffer, each a guarantor of the Borrower as of the origination date (collectively and individually, “Guarantor”), are the guarantors under the non-recourse carveout guaranty, the recourse liability of Guarantor under the non-recourse carveout guaranty may not exceed $350,000,000.00 in the aggregate, plus all of the reasonable, out-of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the non-recourse carveout guaranty.

The liability of the guarantors for breaches or violations of the nonrecourse carve-out guaranty is capped at $350,000,000 in the aggregate, plus all reasonable, out-of pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the guaranty. The guarantors for the Mortgage Loan are Simon Property Group, L.P., a Delaware limited partnership (the “Simon Guarantor”) and Jeffrey Soffer and Jacquelyn Soffer (individually and collectively, the “Turnberry Guarantor”). The related guaranty provides that (i) the liability of the Simon Guarantor and the Turnberry Guarantor is on a several and not joint basis and (ii) the Turnberry Guarantor is liable only for the acts or omissions of the Turnberry Guarantor and

D-3-3

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

any party that controls or is controlled by the Turnberry Guarantor (a “Turnberry Guarantor Affiliate”) and the Simon Guarantor is liable only for the acts or omissions of the Simon Guarantor and any party that controls or is controlled by the Simon Guarantor (a “Simon Guarantor Affiliate”), except with respect to any guaranteed obligations that (A) are not attributable to any act or omission of a Turnberry Guarantor (or a Turnberry Guarantor Affiliate) or the Simon Guarantor (or a Simon Guarantor Affiliate) or (B) are attributable to an act or omission of both the Turnberry Guarantor (or a Turnberry Guarantor Affiliate) and the Simon Guarantor (or the Simon Guarantor Affiliate), liability is required to be allocated between the Turnberry Guarantor (66.67%) and the Simon Guarantor (33.33%). The Mortgage Loan does not have a separate environmental indemnity in place.

1	Aventura Mall	(28) Mortgage Releases

In the event that any of JCPenney, Macy’s Men’s & Home, Macy’s, Bloomingdale’s or Nordstrom (individually and collectively, “Department Store”) ceases operations or seeks to assign the applicable lease of any Department Store (individually and collectively, “Department Store Lease”) to any party or in any manner that is not expressly permitted under any Department Store Lease, the Borrower may, without the consent of the lender, (x) enter into a ground lease for the entirety of the parcel of the applicable Department Store (the “Department Store Ground Lease”) with a tenant that is a third-party or an affiliate of the Borrower and (y) obtain the release of the lien on the ground leasehold estate created by the Department Store Ground Lease, including the improvements on the applicable Department Store parcel from the lien of the mortgage, upon satisfaction of certain terms and conditions in the Mortgage Loan documents, but without a requirement for such release to be accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property.

1	Aventura Mall	(33) Defeasance	The Mortgage Loan documents require the Borrower to pay for all reasonable out-of-pocket costs and expenses incurred in connection with a defeasance (including Rating Agency fees and reasonable attorneys’ fees, but accountants’ fees are not expressly enumerated in the provision),

D-3-4

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
but the Mortgage Loan documents provide that any servicing fees will be limited to a maximum amount of $10,000.
16	Homestead TownePlace Suites	(40) Organization Borrower	The related Borrower is affiliated with the Borrower under the Playa Largo mortgage Loan, which Mortgage Loan is being sold to the Trust by Starwood Mortgage Funding II LLC.

D-3-5

SCHEDULE D-1

GERMAN AMERICAN CAPITAL CORPORATION

LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	Mortgage Loan
26	Kinston Portfolio
29	Fredericksburg Place

D-3-6

SCHEDULE D-2

GERMAN AMERICAN CAPITAL CORPORATION

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

None.

D-3-7

SCHEDULE D-3

GERMAN AMERICAN CAPITAL CORPORATION

CROSSED MORTGAGE LOANS

None.

D-3-8

ANNEX D-4

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
FOR STARWOOD MORTGAGE FUNDING II LLC

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

9	Playa Largo	(5) Hospitality Provisions	The related comfort letter provided at the Mortgage Loan origination is not enforceable by the securitization trust. The related comfort letter provides that, subject to the satisfaction of certain conditions, upon written notice and a request from the lender to the franchisor to issue a replacement comfort letter (within certain time frames specified in the comfort letter), a replacement comfort letter will be issued to the trustee.
9	Playa Largo	(7) Permitted Liens; Title Insurance	The Mortgaged Property is subject to a franchise agreement between Marriott International, Inc., as franchisor, and the Borrower, as franchisee. Pursuant to the terms of the franchise agreement, in the event that there is a proposed transfer of (i) the Mortgaged Property, (ii) the Borrower’s ownership interest under the related franchise agreement or (iii) an ownership interest or other interest in the Borrower or an affiliate of the Borrower, in each case, to a competitor of the franchisor, the franchisor will have, among other things, (a) a right of first refusal to purchase or lease the Mortgaged Property at the same purchase price or lease price, as applicable, and upon the same terms as those contained in the offer from such competitor and (b) the right to terminate the franchise agreement with 14 days’ prior notice.
7	Centennial I & II	(17) Insurance	The Borrowers may maintain its general liability policy with Maxum Indemnity Company, a Connecticut insurance company (“Maxum”), which does not meet the requirements set forth in the Loan Documents in the current coverage amounts provided that (1) the A.M. Best Company rating of Maxum is not withdrawn or downgraded below its rating as of the origination date of the Mortgage Loan and (2) the Borrowers are required to replace Maxum at renewal with an insurance company meeting the rating requirements set forth in the Loan Documents.

D-4-1

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
36	Lakeville Townhomes	(17) Insurance	Pursuant to the Loan Documents, the Borrower is not required to obtain business interruption or rental loss insurance which covers any casualty caused by flooding of those buildings at the Mortgaged Property that are located in a flood zone.
24	Pangea 20	(18) Access; Utilities; Separate Tax Lots	The 14110 S Atlantic Ave Mortgaged Property is comprised of two separate tax parcels, of which one tax parcel includes an adjacent property which is not part of the Mortgaged Property. An application has been made to the applicable governing authority for the creation of separate tax lots, and the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay its allocated amount of taxes for said existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.
24	Pangea 20	(25) Local Law Compliance	Certain building code violations are open at the 1475 State Street and 5501 W Washington Plaza Mortgaged Properties.
30	Lockaway Storage – Schertz	(25) Local Law Compliance	The truck rental use on the Mortgaged Property is a non-conforming use.
38	Lockaway Storage – Airport	(25) Local Law Compliance	The use of a portion of one of the buildings (estimated to contain approximately 19 of the 465 self-storage units) at the Mortgaged Property is a non-conforming use.
41	Pointe Professional Center	(25) Local Law Compliance	The use of the Mortgaged Property by a tenant, The Marosa School of Phlebotomy & Healthcare Trades, as a school is a non-conforming use.
24	Pangea 20	(26) Licenses and Permits	The Borrower does not have the required certificates of occupancy for seven of the units at the 4206 Lindenwood Drive Mortgaged Property.
38	Lockaway Storage – Airport	(26) Licenses and Permits	The Borrower does not have the required certificates of occupancy for the Mortgaged Property.
9	Playa Largo	(27) Recourse Obligations	The related guaranty provides that each of Lance T. Shaner and Lance T. Shaner, as trustee of Lance T. Shaner Revocable Trust Dated December 5, 2012 (collectively, the “Shaner Guarantor”), and Prime Hospitality Group, LLC (the “Prime Guarantor”) will be severally (and not jointly) liable as the nonrecourse carve-out guarantors for 50% of all claims made under the guaranty.

D-4-2

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
24	Pangea 20	(31) Due on Sale or Encumbrance	The 100% indirect holder of Borrower is a non-public REIT. No change in “Control” (as defined in the Loan Documents) shall be deemed to have occurred under the Loan Documents so long as the REIT maintains no less than 51% of the equity interests, direct or indirect, in the Borrower and the REIT controls the day-to-day management of the Borrower and the Mortgaged Property (for the avoidance of doubt, changes in the composition of directors or officers of the REIT is not be deemed to be a change in “Control”).
25	Palmhurst Village	(32) Single-Purpose Entity	The Borrower previously owned property that is not part of the Mortgaged Property.
9	Playa Largo	(33) Single-Purpose Entity	The Borrower is a Florida land trust, which is not an entity type that meets all rating agency single-purpose bankruptcy remote criteria.
9	Playa Largo	(40) Organization of the Borrower	The Borrower is affiliated with the Borrower under the Mortgage Loan identified on Annex A-1 as Homestead TownePlace Suites, which Mortgage Loan is being sold to the trust by German American Capital Corporation.
30, 38	Lockaway Storage – Schertz and Lockaway Storage – Airport	(40) Organization of the Borrower	The Borrowers are affiliated entities.

D-4-3

SCHEDULE D-1

STARWOOD MORTGAGE FUNDING II LLC

LOANS WITH EXISTING MEZZANINE DEBT

None.

D-4-4

SCHEDULE D-2

STARWOOD MORTGAGE FUNDING II LLC

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
18	Edgewater Village Shopping Center
23	12-01 44th Avenue
24	Pangea 20
25	Palmhurst Village

D-4-5

SCHEDULE D-3

STARWOOD MORTGAGE FUNDING II LLC

CROSSED MORTGAGE LOANS

None.

D-4-6

ANNEX D-5

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
FOR CITI REAL ESTATE FUNDING INC.

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
10	Alabama Hotel Portfolio	(7) Permitted Liens; Title Insurance	The franchisor with respect to the Embassy Suites – Birmingham Mortgaged Property has a right of first offer to acquire the related Mortgaged Property if the franchisee intends to market the hotel for sale or lease (other than the commercial space within the hotel) or to sell the entity that owns the hotel, or a controlling interest in that entity, or to sell a controlling affiliate, or controlling interest in a controlling affiliate.
10	Alabama Hotel Portfolio	(7) Permitted Liens; Title Insurance	The franchisor with respect to the Springhill Suites – Tuscaloosa Mortgaged Property has a right of first refusal to acquire the related Mortgaged Property if there is a proposed transfer of the hotel, the franchisee’s interest in the franchise agreement, the franchisor or an affiliate thereof, in each case, to a competitor (within the meaning of the franchise agreement). The right of first refusal is not extinguished by foreclosure or deed-in-lieu thereof, and if the proposed transfer to a competitor is by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has a right to purchase the hotel upon notice to the franchisee.
27	Mac Phail Crossing	(7) Permitted Liens; Title Insurance	One tenant at the Mortgaged Property (Weis) has the right, following any termination of the other tenant’s (Dick’s Sporting Goods) lease, to negotiate for the lease and/or purchase of the Dick’s Sporting Goods premises. In the event the negotiation fails to result in an executed agreement within ninety (90) days, the landlord is free to negotiate with other parties regarding the sale and/or lease of the Dick’s Sporting Goods premises (without any obligation to re-offer to Weis).
40	Fairfield Inn DFW Airport South Irving	(7) Permitted Liens; Title Insurance	The franchisor with respect to the Fairfield Inn DFW Airport South Irving Mortgaged Property has a right of first refusal to acquire the related Mortgaged Property if there is proposed transfer of the hotel, or an ownership interest in the franchisee or a controlling affiliate, to a competitor (within

D-5-1

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
the meaning of the franchise agreement). The right of first refusal is not extinguished by foreclosure or deed-in-lieu thereof, and if the proposed transfer to a competitor is by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has a right to purchase the hotel upon notice to the franchisee.
	All CREFI Mortgage Loans	(17) Insurance	The Mortgage Loan documents may permit the borrower to cause the insurance required at the Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the Mortgaged Property.
17	Interstate Plaza	(28) Mortgage Releases	The borrower has the one time right at any time after the date that is one year after the Closing Date and prior to the maturity date, to voluntarily obtain a release of a parcel (of unimproved land) from the lien of the security instrument upon satisfaction of the conditions set forth in the loan agreement, which include payment of a release price in an amount equal to the greater of (a) 100% of the related allocated loan amount of such portion of the mortgaged property (par) and (b) the net sales proceeds applicable to such release parcel.
	All CREFI Mortgage Loans	(30) Acts of Terrorism Exclusion	The Mortgage Loan documents may permit the borrower to cause the insurance required at the Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the Mortgaged Property.
10	Alabama Hotel Portfolio	(32) Single-Purpose Entity	A non-consolidation opinion was not delivered in connection with the origination of the Mortgage Loan.
15 20	CityLine Ann Arbor & Clinton Portfolio; CityLine Rochester & Lansing Portfolio	(40) Organization of Borrower	The borrowers under each of the related Mortgage Loans are affiliates of each other.
19	Fordham Green Apartments;	(40) Organization of Borrower	The borrowers under each of the related Mortgage Loans are affiliates of each other.

21	Southpointe Square

D-5-2

SCHEDULE D-1

CITI REAL ESTATE FUNDING INC.

LOANS WITH EXISTING MEZZANINE DEBT

None.

D-5-3

SCHEDULE D-2

CITI REAL ESTATE FUNDING INC.

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

None.

D-5-4

SCHEDULE D-3

CITI REAL ESTATE FUNDING INC.

CROSSED MORTGAGE LOANS

None.

D-5-5

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Balance($)	Period	Balance($)
1	32,486,000.00	60	32,064,593.50
2	32,486,000.00	61	31,571,867.01
3	32,486,000.00	62	31,029,251.78
4	32,486,000.00	63	30,532,105.23
5	32,486,000.00	64	29,985,194.12
6	32,486,000.00	65	29,483,590.04
7	32,486,000.00	66	28,979,846.58
8	32,486,000.00	67	28,379,093.31
9	32,486,000.00	68	27,870,629.29
10	32,486,000.00	69	27,312,718.70
11	32,486,000.00	70	26,799,701.16
12	32,486,000.00	71	26,237,364.99
13	32,486,000.00	72	25,719,755.32
14	32,486,000.00	73	25,199,937.44
15	32,486,000.00	74	24,630,992.00
16	32,486,000.00	75	24,106,524.34
17	32,486,000.00	76	23,533,059.75
18	32,486,000.00	77	23,003,902.86
19	32,486,000.00	78	22,472,488.11
20	32,486,000.00	79	21,799,203.29
21	32,486,000.00	80	21,262,633.89
22	32,486,000.00	81	20,677,407.55
23	32,486,000.00	82	20,136,046.22
24	32,486,000.00	83	19,546,162.57
25	32,486,000.00	84	18,999,968.66
26	32,486,000.00	85	18,451,443.56
27	32,486,000.00	86	17,854,597.41
28	32,486,000.00	87	17,301,178.97
29	32,486,000.00	88	16,699,576.95
30	32,486,000.00	89	16,141,223.64
31	32,486,000.00	90	15,580,486.84
32	32,486,000.00	91	14,880,603.62
33	32,486,000.00	92	14,314,471.53
34	32,486,000.00	93	13,700,513.01
35	32,486,000.00	94	13,129,338.13
36	32,486,000.00	95	12,510,478.47
37	32,486,000.00	96	11,934,217.98
38	32,486,000.00	97	11,355,496.90
39	32,486,000.00	98	10,729,303.06
40	32,486,000.00	99	10,145,432.35
41	32,486,000.00	100	9,514,233.54
42	32,486,000.00	101	8,925,169.49
43	32,486,000.00	102	8,333,589.74
44	32,486,000.00	103	7,605,728.44
45	32,486,000.00	104	7,008,500.20
46	32,486,000.00	105	6,364,319.06
47	32,486,000.00	106	5,761,784.03
48	32,486,000.00	107	5,112,445.18
49	32,486,000.00	108	4,504,558.30
50	32,486,000.00	109	3,894,074.66
51	32,486,000.00	110	3,237,010.50
52	32,486,000.00	111	2,621,107.55
53	32,486,000.00	112	1,958,776.31
54	32,486,000.00	113	1,337,408.01
55	32,486,000.00	114	713,384.92
56	32,486,000.00	115 and thereafter	0
57	32,486,000.00
58	32,486,000.00
59	32,485,903.41

E-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX F

KINSTON PORTFOLIO PRINCIPAL PAYMENT SCHEDULE

Monthly Payment Date	Mortgage Loan Principal Balance	Mortgage Loan Interest Payment	Mortgage Loan Principal Payment
4/6/2018	$9,775,500.00	$0	$0
5/6/2018	$9,766,445.94	$46,755.00	$9,054.06
6/6/2018	$9,759,073.26	$48,268.75	$7,372.68
7/6/2018	$9,749,931.93	$46,676.43	$9,141.33
8/6/2018	$9,742,468.60	$48,187.13	$7,463.34
9/6/2018	$9,734,964.29	$48,150.25	$7,504.31
10/6/2018	$9,725,694.88	$46,561.12	$9,269.40
11/6/2018	$9,718,098.49	$48,067.35	$7,596.39
12/6/2018	$9,708,739.49	$46,480.46	$9,359.00
1/6/2019	$9,701,050.02	$47,983.55	$7,689.47
2/6/2019	$9,693,318.34	$47,945.55	$7,731.68
3/6/2019	$9,680,394.64	$43,271.14	$12,923.70
4/6/2019	$9,672,549.57	$47,843.46	$7,845.07
5/6/2019	$9,662,948.59	$46,262.60	$9,600.98
6/6/2019	$9,655,007.75	$47,757.24	$7,940.84
7/6/2019	$9,645,313.58	$46,178.70	$9,694.17
8/6/2019	$9,637,275.93	$47,670.08	$8,037.65
9/6/2019	$9,629,194.16	$47,630.35	$8,081.77
10/6/2019	$9,619,362.85	$46,055.24	$9,831.31
11/6/2019	$9,611,182.74	$47,541.82	$8,180.11
12/6/2019	$9,601,255.75	$45,969.09	$9,926.99
1/6/2020	$9,592,976.24	$47,452.33	$8,279.51
2/6/2020	$9,584,651.28	$47,411.41	$8,324.96
3/6/2020	$9,572,886.06	$44,314.12	$11,765.22
4/6/2020	$9,564,450.81	$47,312.12	$8,435.25
5/6/2020	$9,554,275.55	$45,745.58	$10,175.26
6/6/2020	$9,545,738.14	$47,220.14	$8,537.41
7/6/2020	$9,535,463.47	$45,656.08	$10,274.67
8/6/2020	$9,526,822.79	$47,127.17	$8,640.68
9/6/2020	$9,518,134.68	$47,084.46	$8,688.11
10/6/2020	$9,507,713.37	$45,524.05	$10,421.31
11/6/2020	$9,498,920.35	$46,990.02	$8,793.02
12/6/2020	$9,488,396.96	$45,432.15	$10,523.39
1/6/2021	$9,479,497.91	$46,894.55	$8,899.06
2/6/2021	$9,470,550.00	$46,850.57	$8,947.91
3/6/2021	$9,456,521.74	$42,276.70	$14,028.26
4/6/2021	$9,447,447.70	$46,737.01	$9,074.04
5/6/2021	$9,436,650.87	$45,185.97	$10,796.84
6/6/2021	$9,427,467.75	$46,638.80	$9,183.12
7/6/2021	$9,416,564.77	$45,090.41	$10,902.98
8/6/2021	$9,407,271.38	$46,539.53	$9,293.38
9/6/2021	$9,397,926.98	$46,493.60	$9,344.40
10/6/2021	$9,386,867.06	$44,949.12	$11,059.91
11/6/2021	$9,377,410.65	$46,392.76	$9,456.41
12/6/2021	$9,366,241.74	$44,850.99	$11,168.91
1/6/2022	$9,356,672.11	$46,290.82	$9,569.64
2/6/2022	$9,347,049.94	$46,243.52	$9,622.17
3/6/2022	$9,332,409.32	$41,725.39	$14,640.61
4/6/2022	$9,322,653.96	$46,123.61	$9,755.36
5/6/2022	$9,311,194.16	$44,589.09	$11,459.80
6/6/2022	$9,301,322.33	$46,018.76	$9,871.83
7/6/2022	$9,289,749.20	$44,487.07	$11,573.13
8/6/2022	$9,279,759.65	$45,912.77	$9,989.55
9/6/2022	$9,269,715.27	$45,863.40	$10,044.39
10/6/2022	$9,257,974.23	$44,335.89	$11,741.04
11/6/2022	$9,247,810.25	$45,755.73	$10,163.98
12/6/2022	$9,235,952.84	$44,231.13	$11,857.41
1/6/2023	$9,225,667.97	$45,646.89	$10,284.87
2/6/2023	$9,215,326.64	$45,596.06	$10,341.33
3/6/2023	$9,200,032.90	$41,137.38	$15,293.74
4/6/2023	$9,189,550.84	$45,469.37	$10,482.05
5/6/2023	$9,177,383.93	$43,952.48	$12,166.91
6/6/2023	$9,166,777.54	$45,357.43	$10,606.39
7/6/2023	$9,154,489.64	$43,843.56	$12,287.90
8/6/2023	$9,143,757.58	$45,244.28	$10,732.07
9/6/2023	$9,132,966.59	$45,191.24	$10,790.98
10/6/2023	$9,120,499.08	$43,681.84	$12,467.52
11/6/2023	$9,109,580.41	$45,076.29	$10,918.66

F-1

Monthly Payment Date	Mortgage Loan Principal Balance	Mortgage Loan Interest Payment	Mortgage Loan Principal Payment
12/6/2023	$9,096,988.66	$43,569.99	$12,591.76
1/6/2024	$9,085,940.93	$44,960.09	$11,047.72
2/6/2024	$9,074,832.56	$44,905.49	$11,108.37
3/6/2024	$9,060,449.21	$41,957.00	$14,383.36
4/6/2024	$9,049,200.90	$44,779.50	$11,248.31
5/6/2024	$9,036,288.37	$43,281.20	$12,912.52
6/6/2024	$9,024,907.43	$44,660.09	$11,380.94
7/6/2024	$9,011,865.85	$43,165.01	$13,041.58
8/6/2024	$9,000,350.83	$44,539.39	$11,515.01
9/6/2024	$8,988,772.61	$44,482.48	$11,578.23
10/6/2024	$8,975,539.06	$42,992.18	$13,233.55
11/6/2024	$8,963,824.63	$44,359.85	$11,714.43
12/6/2024	$8,950,458.55	$42,872.86	$13,366.08
1/6/2025	$8,938,606.43	$44,235.89	$11,852.11
2/6/2025	$8,926,689.25	$44,177.32	$11,917.18
3/6/2025	$8,909,964.35	$39,848.89	$16,724.90
4/6/2025	$8,897,889.94	$44,035.76	$12,074.41
5/6/2025	$8,884,173.58	$42,557.50	$13,716.36
6/6/2025	$8,871,957.59	$43,908.29	$12,215.99
7/6/2025	$8,858,103.46	$42,433.47	$13,854.13
8/6/2025	$8,845,744.36	$43,779.45	$12,359.10
9/6/2025	$8,833,317.41	$43,718.36	$12,426.95
10/6/2025	$8,819,258.00	$42,248.66	$14,059.40
11/6/2025	$8,806,685.65	$43,587.46	$12,572.35
12/6/2025	$8,792,484.77	$42,121.28	$14,200.88
1/6/2026	$8,779,765.45	$43,455.14	$12,719.32
2/6/2026	$8,766,976.30	$43,392.28	$12,789.15
3/6/2026	$8,749,459.49	$39,135.93	$17,516.81
4/6/2026	$8,736,503.97	$43,242.50	$12,955.51
5/6/2026	$8,721,930.25	$41,785.61	$14,573.72
6/6/2026	$8,708,823.61	$43,106.44	$13,106.64
7/6/2026	$8,694,102.83	$41,653.22	$14,720.78
8/6/2026	$8,680,843.43	$42,968.91	$13,259.40
9/6/2026	$8,667,511.24	$42,903.37	$13,332.19
10/6/2026	$8,652,570.99	$41,455.63	$14,940.25
11/6/2026	$8,639,083.60	$42,763.64	$13,487.39
12/6/2026	$8,623,992.33	$41,319.66	$15,091.27
1/6/2027	$8,610,348.05	$42,622.40	$13,644.28
2/6/2027	$8,596,628.88	$42,554.96	$13,719.18
3/6/2027	$8,578,267.42	$38,375.50	$18,361.45
4/6/2027	$8,564,372.14	$42,396.41	$13,895.29
5/6/2027	$8,548,883.96	$40,962.33	$15,488.17
6/6/2027	$8,534,827.37	$42,251.19	$14,056.59
7/6/2027	$8,519,182.24	$40,821.02	$15,645.13
8/6/2027	$8,504,962.60	$42,104.39	$14,219.64
9/6/2027	$8,490,664.90	$42,034.12	$14,297.70
10/6/2027	$8,474,785.15	$40,609.79	$15,879.74
11/6/2027	$8,460,321.79	$41,884.97	$14,463.36
12/6/2027	$8,444,280.85	$40,464.67	$16,040.94
1/6/2028	$8,429,650.03	$41,734.21	$14,630.82
2/6/2028	$8,414,938.89	$41,661.90	$14,711.14
3/6/2028	$8,397,166.71	$38,906.02	$17,772.18
4/6/2028	$0.00	$41,501.36	$8,397,166.71

F-2

ANNEX G

FREDERICKSBURG PLACE PRINCIPAL PAYMENT SCHEDULE

Monthly Payment Date	Mortgage Loan Principal Balance	Mortgage Loan Interest Payment	Mortgage Loan Principal Payment
7/6/2018	$8,300,000.00	$0	$0
8/6/2018	$8,300,000.00	$38,930.49	$0
9/6/2018	$8,300,000.00	$38,930.49	$0
10/6/2018	$8,300,000.00	$37,674.67	$0
11/6/2018	$8,300,000.00	$38,930.49	$0
12/6/2018	$8,300,000.00	$37,674.67	$0
1/6/2019	$8,300,000.00	$38,930.49	$0
2/6/2019	$8,300,000.00	$38,930.49	$0
3/6/2019	$8,300,000.00	$35,163.02	$0
4/6/2019	$8,300,000.00	$38,930.49	$0
5/6/2019	$8,300,000.00	$37,674.67	$0
6/6/2019	$8,300,000.00	$38,930.49	$0
7/6/2019	$8,300,000.00	$37,674.67	$0
8/6/2019	$8,300,000.00	$38,930.49	$0
9/6/2019	$8,300,000.00	$38,930.49	$0
10/6/2019	$8,300,000.00	$37,674.67	$0
11/6/2019	$8,300,000.00	$38,930.49	$0
12/6/2019	$8,300,000.00	$37,674.67	$0
1/6/2020	$8,300,000.00	$38,930.49	$0
2/6/2020	$8,300,000.00	$38,930.49	$0
3/6/2020	$8,300,000.00	$36,418.84	$0
4/6/2020	$8,300,000.00	$38,930.49	$0
5/6/2020	$8,300,000.00	$37,674.67	$0
6/6/2020	$8,300,000.00	$38,930.49	$0
7/6/2020	$8,300,000.00	$37,674.67	$0
8/6/2020	$8,293,279.04	$38,930.49	$6,720.96
9/6/2020	$8,286,522.84	$38,898.96	$6,756.20
10/6/2020	$8,278,329.88	$37,613.49	$8,192.96
11/6/2020	$8,271,495.32	$38,828.85	$6,834.57
12/6/2020	$8,263,226.12	$37,545.28	$8,269.20
1/6/2021	$8,256,312.37	$38,758.00	$6,913.75
2/6/2021	$8,249,362.38	$38,725.58	$6,949.99
3/6/2021	$8,238,190.78	$34,948.50	$11,171.60
4/6/2021	$8,231,145.79	$38,640.58	$7,044.99
5/6/2021	$8,222,671.88	$37,362.13	$8,473.90
6/6/2021	$8,215,545.53	$38,567.79	$7,126.35
7/6/2021	$8,206,992.48	$37,291.32	$8,553.05
8/6/2021	$8,199,783.93	$38,494.24	$7,208.55
9/6/2021	$8,192,537.59	$38,460.43	$7,246.34
10/6/2021	$8,183,867.82	$37,186.88	$8,669.78
11/6/2021	$8,176,538.04	$38,385.78	$7,329.78
12/6/2021	$8,167,787.09	$37,114.26	$8,750.95
1/6/2022	$8,160,373.01	$38,310.35	$7,414.08
2/6/2022	$8,152,920.06	$38,275.58	$7,452.95
3/6/2022	$8,141,291.79	$34,539.92	$11,628.27
4/6/2022	$8,133,738.81	$38,186.08	$7,552.98
5/6/2022	$8,124,770.73	$36,919.99	$8,968.08
6/6/2022	$8,117,131.14	$38,108.59	$7,639.59
7/6/2022	$8,108,078.80	$36,844.60	$9,052.34
8/6/2022	$8,100,351.70	$38,030.30	$7,727.10
9/6/2022	$8,092,584.09	$37,994.05	$7,767.61
10/6/2022	$8,083,407.22	$36,733.18	$9,176.87
11/6/2022	$8,075,550.78	$37,914.58	$7,856.44
12/6/2022	$8,066,287.49	$36,655.87	$9,263.29
1/6/2023	$8,058,341.31	$37,834.28	$7,946.19
2/6/2023	$8,050,353.46	$37,797.01	$7,987.84
3/6/2023	$8,038,239.53	$34,105.39	$12,113.93
4/6/2023	$8,030,146.30	$37,702.72	$8,093.23
5/6/2023	$8,020,652.66	$36,449.77	$9,493.64
6/6/2023	$8,012,467.24	$37,620.23	$8,185.42
7/6/2023	$8,002,883.90	$36,369.52	$9,583.33
8/6/2023	$7,994,605.33	$37,536.89	$8,278.58
9/6/2023	$7,986,283.35	$37,498.06	$8,321.98
10/6/2023	$7,976,567.18	$36,250.67	$9,716.17
11/6/2023	$7,968,150.64	$37,413.45	$8,416.54
12/6/2023	$7,958,342.47	$36,168.36	$9,808.17
1/6/2024	$7,949,830.39	$37,327.97	$8,512.08
2/6/2024	$7,941,273.68	$37,288.05	$8,556.71

G-1

Monthly Payment Date	Mortgage Loan Principal Balance	Mortgage Loan Interest Payment	Mortgage Loan Principal Payment
3/6/2024	$7,929,986.20	$34,844.82	$11,287.48
4/6/2024	$7,921,325.46	$37,194.97	$8,660.74
5/6/2024	$7,911,279.74	$35,955.82	$10,045.73
6/6/2024	$7,902,520.93	$37,107.23	$8,758.81
7/6/2024	$7,892,379.80	$35,870.46	$10,141.13
8/6/2024	$7,883,521.92	$37,018.58	$8,857.89
9/6/2024	$7,874,617.59	$36,977.03	$8,904.33
10/6/2024	$7,864,334.90	$35,743.81	$10,282.69
11/6/2024	$7,855,329.99	$36,887.04	$9,004.91
12/6/2024	$7,844,949.44	$35,656.26	$10,380.54
1/6/2025	$7,835,842.91	$36,796.11	$9,106.54
2/6/2025	$7,826,688.63	$36,753.40	$9,154.28
3/6/2025	$7,813,515.62	$33,157.83	$13,173.01
4/6/2025	$7,804,244.29	$36,648.67	$9,271.33
5/6/2025	$7,793,604.57	$35,424.37	$10,639.72
6/6/2025	$7,784,228.86	$36,555.28	$9,375.71
7/6/2025	$7,773,487.59	$35,333.52	$10,741.26
8/6/2025	$7,764,006.42	$36,460.92	$9,481.17
9/6/2025	$7,754,475.54	$36,416.45	$9,530.88
10/6/2025	$7,743,583.33	$35,198.47	$10,892.21
11/6/2025	$7,733,945.38	$36,320.66	$9,637.95
12/6/2025	$7,722,949.02	$35,105.28	$10,996.37
1/6/2026	$7,713,202.90	$36,223.88	$9,746.12
2/6/2026	$7,703,405.68	$36,178.16	$9,797.21
3/6/2026	$7,689,648.92	$32,635.55	$13,756.77
4/6/2026	$7,679,728.22	$36,067.69	$9,920.69
5/6/2026	$7,668,456.79	$34,859.18	$11,271.43
6/6/2026	$7,658,425.00	$35,968.29	$10,031.79
7/6/2026	$7,647,045.49	$34,762.48	$11,379.51
8/6/2026	$7,636,901.45	$35,867.86	$10,144.04
9/6/2026	$7,626,704.23	$35,820.28	$10,197.22
10/6/2026	$7,615,163.80	$34,618.50	$11,540.44
11/6/2026	$7,604,852.62	$35,718.32	$10,311.18
12/6/2026	$7,593,201.32	$34,519.31	$11,651.30
1/6/2027	$7,582,775.01	$35,615.31	$10,426.31
2/6/2027	$7,572,294.03	$35,566.40	$10,480.97
3/6/2027	$7,557,916.43	$32,080.09	$14,377.60
4/6/2027	$7,547,305.14	$35,449.81	$10,611.29
5/6/2027	$7,535,361.89	$34,258.10	$11,943.26
6/6/2027	$7,524,632.35	$35,344.01	$10,729.53
7/6/2027	$7,512,574.07	$34,155.18	$12,058.28
8/6/2027	$7,501,725.07	$35,237.13	$10,849.00
9/6/2027	$7,490,819.20	$35,186.24	$10,905.87
10/6/2027	$7,478,589.37	$34,001.70	$12,229.83
11/6/2027	$7,467,562.21	$35,077.73	$11,027.16
12/6/2027	$7,455,214.39	$33,896.13	$12,347.82
1/6/2028	$7,444,064.68	$34,968.09	$11,149.70
2/6/2028	$7,432,856.53	$34,915.79	$11,208.16
3/6/2028	$7,419,075.66	$32,613.98	$13,780.87
4/6/2028	$7,407,736.50	$34,798.58	$11,339.16
5/6/2028	$7,395,085.17	$33,624.58	$12,651.33
6/6/2028	$7,383,620.24	$34,686.06	$11,464.93
7/6/2028	$0.00	$33,515.11	$7,383,620.24

G-2

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	12
Summary of Terms	21
Risk Factors	53
Description of the Mortgage Pool	126
Transaction Parties	198
Credit Risk Retention	255
Description of the Certificates	260
Description of the Mortgage Loan Purchase Agreements	293
Pooling and Servicing Agreement	303
Certain Legal Aspects of Mortgage Loans	409
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	425
Pending Legal Proceedings Involving Transaction Parties	427
Use of Proceeds	428
Yield and Maturity Considerations	428
Material Federal Income Tax Considerations	439
Certain State and Local Tax Considerations	451
Method of Distribution (Underwriter)	452
Incorporation of Certain Information by Reference	454
Where You Can Find More Information	454
Financial Information	454
Certain ERISA Considerations	455
Legal Investment	458
Legal Matters	459
Ratings	459
Index of Defined Terms	463

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-1-1
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-2-1
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION	A-3-1
ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS	B-1
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT	C-1
ANNEX D-1	LOAN SELLER MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-1-1
ANNEX D-2	EXCEPTIONS TO CCRE MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-2-1
ANNEX D-3	EXCEPTIONS TO GACC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-3-1
ANNEX D-4	EXCEPTIONS TO SMF II MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-4-1
ANNEX D-5	EXCEPTIONS TO CREFI MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-5-1
ANNEX E	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE	E-1
ANNEX F	KINSTON PORTFOLIO PRINCIPAL PAYMENT SCHEDULE	F-1
ANNEX G	FREDERICKSBURG PLACE PRINCIPAL PAYMENT SCHEDULE	G-1

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$626,865,000
(Approximate)

Deutsche Mortgage & Asset
Receiving Corporation

Depositor

CD 2018-CD7 Mortgage Trust

Issuing Entity

CD 2018-CD7
Mortgage Trust Commercial
Mortgage Pass-Through
Certificates, Series 2018-CD7

Class A-1	$15,321,000
Class A-2	$5,757,000
Class A-SB	$32,486,000
Class A-3	$200,000,000
Class A-4	$248,645,000
Class X-A	$562,295,000
Class A-M	$60,086,000
Class B	$31,388,000
Class C	$33,182,000

PROSPECTUS

  Deutsche Bank Securities

Co-Lead Manager and Joint Bookrunner

Cantor Fitzgerald & Co.
Co-Lead Manager and Joint Bookrunner

Citigroup
Co-Lead Manager and Joint Bookrunner

Drexel Hamilton
Co-Manager

Academy Securities
Co-Manager

August 3, 2018